Filed Pursuant to Rule 424(b)(1)
Registration No. 333-232516

PROSPECTUS

10,000,000 Series A Shares, including Series A Shares

represented by American Depositary Shares

Vista Oil & Gas, S.A.B. de C.V.

This is a public offering of our series A shares of common stock, no par value and one vote per share, or the “series A shares.” We are offering series A shares in a global offering, which consists of (i) an international offering of 9,291,304 series A shares represented by American Depositary Shares, or ADSs, in the United States of America, or the United States, and other countries outside of Mexico, which we refer to as the “international offering” and (ii) a concurrent public offering authorized by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores or “CNBV”) of 708,696 series A shares in Mexico, which we refer to as the “Mexican offering,” and together with the international offering, the “global offering.” The international offering is being underwritten by the international underwriters named in this prospectus. The Mexican offering is being conducted by the lead Mexican underwriters named elsewhere in this prospectus, or the “Mexican underwriters,” pursuant to a prospectus prepared in accordance with the laws of Mexico. The closings of the international and Mexican offerings are conditioned upon each other. Each ADS represents one series A share.

Our series A shares are listed on the Bolsa Mexicana de Valores, S.A.B. de C.V., or the “Mexican Stock Exchange,” under the symbol “VISTA.” Prior to this offering, no public market existed for the ADSs. On July 24, 2019, the closing price of our series A shares on the Mexican Stock Exchange was Ps. 180.00 per series A share (equivalent to approximately US$9.43 per series A share or US$9.43 per ADS, based on the exchange rate of Ps. 19.0894 per US$1.00 reported by the Mexican Central Bank on such date). Our ADSs have been approved for listing on the New York Stock Exchange, or the “NYSE,” under the symbol “VIST.”

Neither the U.S. Securities and Exchange Commission, or the “Commission” or the “SEC,” the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria de Valores or “CNBV”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Registration of the securities described in this prospectus with the Mexican National Securities Registry (Registro Nacional de Valores or “RNV”) does not imply any certification as to the investment quality of the securities offered pursuant to this prospectus, our solvency, liquidity, credit quality or the accuracy or completeness of the information contained herein, and does not ratify or validate acts or omissions, if any, undertaken in contravention of applicable law. The information set forth in this prospectus or in any other related materials is the sole responsibility of Vista Oil & Gas, S.A.B. de C.V. and has not been reviewed nor authorized by the CNBV. The information set forth in this prospectus will be notified to the CNBV only for informational purposes, which does not imply or represent any certification by such authority with respect to the investment quality of the securities offered pursuant to this prospectus or our solvency liquidity, credit quality or the accuracy or completeness of the information contained herein, and does not ratify or validate acts or omissions, if any, undertaken in contravention of applicable law. This prospectus may not be publicly distributed in Mexico.

We have granted to the international underwriters and the Mexican underwriters options, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 1,500,000 additional series A shares, including series A shares represented by ADSs in the case of the international underwriters, at the public offering prices listed below, less the underwriting discounts and commissions. The international underwriters and Mexican underwriters may exercise these options solely for the purpose of covering over-allotments, if any, made in connection with the global offering, on an independent but coordinated basis.

We are an “emerging growth company” as defined in Section 2(a)(19) of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” and, as such, are allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. In addition, for as long as we remain an emerging growth company, we will qualify for certain limited exceptions from the Sarbanes-Oxley Act of 2002. See “Risk Factors—Risks Related to the ADSs and the Offering—As a foreign private issuer and an “emerging growth company,” we will have different disclosure and other requirements than U.S. domestic registrants and non-emerging growth companies.”

Investing in the ADSs involves risks. See “Risk Factors” beginning on page 32 of this prospectus.

	Per ADS and Series A Share		International Offering Total		Mexican Offering Total		Global Offering Total
Public offering price	US$	9.25000	US$	85,944,562	US$	6,555,438	US$	92,500,000
Underwriting discounts and commissions(1)	US$	0.32375	US$	3,008,060	US$	229,440	US$	3,237,500
Proceeds, before expenses	US$	8.92625	US$	82,936,502	US$	6,325,998	US$	89,262,500

(1)	See “Underwriting” for a description of the compensation payable to the international underwriters.

The international underwriters expect to deliver the ADSs to purchasers on or about July 30, 2019 through the book-entry facilities of the Depository Trust Company, or “DTC.”

Joint Global Coordinators and Joint Bookrunners

Citigroup	Credit Suisse

Joint Bookrunners

Itau BBA	Morgan Stanley	Santander

The date of this prospectus is July 25, 2019

We have not authorized anyone to provide any information or make any representation about this offering that is different from, or in addition to, that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the international underwriters, or any of our or their affiliates have authorized any other person to provide you with different or additional information. Neither we nor the international underwriters, or any of our or their affiliates are making an offer to sell the series A shares or ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the series A shares or ADSs. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We are offering series A shares represented by ADSs, in the United States and countries other than Mexico solely on the basis of the information contained in this prospectus. No offer or sale of the ADSs may be made in Mexico. We are also offering series A shares in Mexico pursuant to a Spanish-language prospectus, prepared in accordance with Mexican law, dated the same date as this prospectus. The Mexican prospectus, which is filed with, and approved for public disclosure, by the CNBV, contains information substantially similar to the information contained in this prospectus, except that the Mexican prospectus includes information that is required by Mexican law and which is not material in the context of the global offering. Persons outside of the United States who have come into possession of this prospectus must inform themselves about and observe restrictions relating to the offering of series A shares and ADSs and the distribution of this prospectus outside of the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Certain Definitions

Unless otherwise indicated or the context otherwise requires, (i) the terms “Vista,” “Company,” “we,” “us,” and “our,” when used in the context of (a) following the Initial Business Combination (as defined herein), refer to Vista Oil & Gas, S.A.B. de C.V., a corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico, and its consolidated subsidiaries, and (b) prior to the Initial Business Combination, refer to the Predecessor Company (as defined herein), (ii) the term “Issuer” refers to Vista exclusive of its subsidiaries, (iii) the term “Vista Argentina” refers to Vista Oil & Gas Argentina S.A.U. (formerly known as Vista Oil & Gas Argentina S.A. and prior thereto, as Petrolera Entre Lomas S.A.); (iv) the term “PELSA” refers to Petrolera Entre Lomas S.A. (or following the change of its corporate name, Vista Argentina); (v) the term “Vista Holding I” refers to Vista Oil & Gas Holding I, S.A. de C.V.; (vi) the term “Vista Holding II” refers to Vista Oil & Gas Holding II, S.A. de C.V.; (v) the term “APCO International” refers to APCO Oil & Gas S.A.U. (formerly known as APCO Oil and Gas International, Inc. before its re-domiciliation to Argentina, which was merged into Vista Argentina pursuant to the Argentine Reorganization (as defined herein) and is no longer in existence as of the date of this prospectus; see “Prospectus Summary—Corporate Reorganization”); (vi) the term “APCO Argentina” refers to APCO International’s subsidiary APCO Argentina S.A. (which was merged into Vista Argentina pursuant to the Argentina Reorganization and is no longer in existence as of the date of this prospectus; see “Prospectus Summary—Corporate Reorganization”); (vii) the term “APCO Argentina Branch” refers to APCO Oil and Gas International, Inc. (Argentina Branch), (together with APCO International and APCO Argentina, the “APCO Entities”); and (viii) the term “Predecessor Company” or “Predecessor” refers to PELSA and its subsidiaries, prior to the Initial Business Combination. See “Our Business—Our History.”

References to “series A shares” refer to shares of our series A common stock, no par value, and references to “ADSs” are to American Depositary Shares, each representing one series A share, except where the context requires otherwise.

In addition, the term “Mexico” refers to the United Mexican States, the term “United States” refers to the United States of America, and the term “Argentina” refers to the Argentine Republic. Moreover, the phrase “Mexican government” refers to the federal government of Mexico, the phrase “U.S. government” refers to the federal government of the United States, and the phrase “Argentine government” refers to the federal government of Argentina.

Accounting terms have the definitions set forth under International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”).

Our Company

We are an oil and gas company principally engaged in the business of exploration and production (“E&P”) of oil and gas. We currently concentrate our operations in Argentina and Mexico, where we have participation interests in the following oil and gas concessions as of the date of this prospectus:

Argentina

Neuquina basin: (a) a 100% interest in the exploitation concessions 25 de Mayo-Medanito and Jagüel de los Machos (as operator); (b) a 100% interest in the exploitation concessions Entre Lomas Neuquén and Entre Lomas Río Negro, which we refer to collectively as “Entre Lomas,” and Charco del Palenque and Jarilla Quemada, which we refer to collectively as “Agua Amarga” (as operator); (c) a 100% interest in the unconventional exploitation concessions of Bajada del Palo Oeste and Bajada del Palo Este (as operator); (d) a 55% interest in the exploitation concession Coirón Amargo Norte (as operator); (e) a 10% non-operating interest in the unconventional exploitation concession Coirón Amargo Sur Oeste (“CASO”) (operated by Shell); and (f) a 90% interest in the exploration permit Águila Mora (as operator).

Golfo San Jorge basin: a 16.95% non-operating interest in the exploitation concessions Sur Río Deseado Este (operated by Petrolera Argentina S.A. (“Alianza Petrolera”)).

Noroeste basin: a 1.5% non-operating interest in the exploitation concessions Acambuco (operated by Pan American Energy LLC (Argentine Branch)).

Mexico

Cuenca del Sureste basin: (a) a 50% non-operating interest in the CS-01 exploitation block and (b) a 50% non-operating interest in the A-10 exploitation block, both to be operated by Vista (subject to the approval of the transfer of operatorship by the Mexican National Hydrocarbon Commission (Comisión Nacional de Hidrocarburos or “CNH”).

Tampico-Misantla basin: a 50% non-operating interest in the TM-01 exploitation block operated by Jaguar.

We are a sociedad anónima bursátil de capital variable organized under the laws of Mexico. We were originally incorporated in Mexico on March 22, 2017.

Our principal executive offices are located at Calle Volcán No. 150, Floor 5, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, Mexico City, Zip Code 11000, Mexico. Our telephone number at this location is +52 (55) 4163-9205. Our website is http://www.vistaoilandgas.com. Information contained on, or accessible through, this website is not incorporated by reference in, and will not be considered part of, this prospectus.

The Initial Business Combination

On April 4, 2018, Vista consummated the Initial Business Combination. The term “Initial Business Combination” refers to the following transactions:

(i)	The PELSA Acquisitions. The acquisition from Pampa Energía S.A. (“Pampa”) of:

(a) 58.88% of the capital stock of PELSA, an Argentine corporation that holds a 73.15% direct operating interest in each of the Entre Lomas, Bajada del Palo and Agua Amarga oil exploitation concessions located in the Neuquina Basin in the provinces of Neuquén and Río Negro, Argentina (the “EL-AA-BP Concessions”);

(b) a 3.85% direct interest in the EL-AA-BP Concessions; and

(c) a 100% direct interest in the 25 de Mayo-Medanito SE (“25 de Mayo-Medanito”) and Jagüel de los Machos (“JDM”) oil exploitation concessions located in the Neuquina Basin in the Province of Río Negro, Argentina, which were acquired by PELSA on the same day.

(ii)	The APCO Acquisitions. The acquisition from Pluspetrol Resources Corporation (“Pluspetrol”) of:

(a) 100% of the capital stock of APCO International; and

(b) 5% of the capital stock of APCO Argentina.

At the time of the Initial Business Combination (i.e., April 4, 2018), APCO International held (a) 39.22% of the capital stock of PELSA; (b) 95% of the capital stock of APCO Argentina; and (c) through APCO Argentina Branch, the following interests:

(1) a 23% interest in each of the EL-AA-BP Concessions operated by PELSA;

(2) a 45% non-operating interest in an assessment block in the Neuquina Basin in the Province of Neuquén, Argentina, denominated “Coirón Amargo Sur Oeste”;

(3) a 55% operating interest in an exploitation concession in the Neuquina Basin in the Province of Neuquén, Argentina, denominated “Coirón Amargo Norte”;

(4) a 1.5% non-operating interest in an exploitation concession in the Noroeste Basin in the Province of Salta, Argentina, denominated “Acambuco”;

(5) a 16.95% non-operating interest in an exploitation concession in the Golfo San Jorge Basin in the Province of Santa Cruz, Argentina, denominated “Sur Río Deseado Este”; and

(6) a 44% non-operating interest in an exploration agreement relating to Sur Río Deseado Este.

At the time of the Initial Business Combination, APCO Argentina held a 1.58% equity interest in PELSA, which, together with (a) the 39.22% equity interest in PELSA held through APCO International, (b) the 58.88% equity interest held directly by the Company as described in (i)(a) above, and (c) the 0.32% equity interest directly acquired on April 25, 2018 by Vista Holding I from PELSA’s minority shareholders, accounted for 100% of the capital stock of PELSA that we hold as of the date of this prospectus.

For more information on the Initial Business Combination, see “Our Business—Our History.”

Emerging Growth Company Status

We qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth Company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth Company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we have elected to “opt out” of this provision that would have allowed us to take advantage of an extended transition period and, as a result, we will comply with new or revised accounting standards as required. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth Company, see “Risk Factors—Risks Related to the ADSs and the Offering—As a foreign private issuer and an ‘emerging growth company,’ we will have different disclosure and other requirements than U.S. domestic registrants and non-emerging growth companies.”

Financial Statements

The financial statements included in this prospectus have been prepared on a historical basis in accordance with IFRS or U.S. GAAP, as described herein.

We were incorporated on March 22, 2017 and commenced our upstream operations with the Initial Business Combination on April 4, 2018.Accordingly, our operating history is limited. We maintain our books and records in U.S. Dollars, which is the presentation currency for our financial statements and also the functional currency of our operations.

PELSA was determined to be the Company’s predecessor, and as a result, PELSA’s historical operations have been presented for the fiscal year ended December 31, 2017 and for the period from January 1, 2018 to April 3, 2018.

PELSA, as the Company’s predecessor, has applied IFRS for the first time as of and for the year ended December 31, 2017 with a transition date as of January 1, 2017. In the preparation of the predecessor financial statements, PELSA has applied all the IFRS that are mandatorily effective in the fiscal year beginning January 1, 2018, in all the periods presented.

v

For periods up to and including the year ended December 31, 2017, PELSA originally prepared its financial statements in accordance with Argentine GAAP. See Note 2.5 to our Audited Financial Statements (as defined below) for a description of the differences between IFRS and Argentine GAAP applicable to PELSA.

The financial information contained in this prospectus includes:

(i)

the audited consolidated financial statements as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017, of PELSA, as the Company’s predecessor (the “Predecessor 2017 Audited Financial Statements”);

(ii)

the audited consolidated financial statements as of December 31, 2018 and (a) for the period from January 1, 2018 to April 3, 2018, of PELSA, as the Company’s predecessor, and (b) for the period from April 4, 2018 to December 31, 2018, of the Company, as successor (the “Predecessor/Successor 2018 Audited Financial Statements,” and together with the Predecessor 2017 Audited Financial Statements, the “Audited Financial Statements”); and

(iii)

the unaudited condensed consolidated interim financial statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 of the Company, as successor and for the three-month period ended March 31, 2018 of PELSA, as the Company’s predecessor (the “1Q 2019 Unaudited Interim Condensed Financial Statements”).

The Audited Financial Statements (which include the Predecessor 2017 Audited Financial Statements and the Predecessor/Successor 2018 Audited Financial Statements) have been prepared in accordance with IFRS and are presented in U.S. Dollars. We prepared our 1Q 2019 Unaudited Interim Condensed Financial Statements in accordance with International Accounting Standard (“IAS”) No. 34, Interim Financial Reporting.

The accounting principles used in the preparation of our 1Q 2019 Unaudited Interim Condensed Financial Statements are the same as with those used in the preparation of our Audited Financial Statements, except (i) for the income tax expense recognition (see Note 2.1 to the 1Q 2019 Unaudited Interim Condensed Financial Statements) and (ii) that effective January 1, 2019, we adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application on January 1, 2019. Under this method, the standard is applied with the cumulative effect of initially applying the standard recognized at the date of initial application. Accordingly, certain comparisons between periods may be affected. See Note 2.2 to our 1Q 2019 Unaudited Interim Condensed Financial Statements. In addition, our 1Q 2019 Unaudited Interim Condensed Financial Statements do not include all the information and disclosures required in our Audited Financial Statements and accordingly should be read in conjunction with them.

As a result of the Initial Business Combination, the financial reporting periods in respect of fiscal year 2018 are presented herein as follows:

•	the “2018 Predecessor Period,” which refers to the period from January 1, 2018 to April 3, 2018 and includes the consolidated results of operations of the Predecessor Company; and

•	the “2018 Successor Period,” which refers to the period from April 4, 2018 to December 31, 2018 and includes the consolidated results of operations of Vista, as the successor company.

The comparability of our results of operations is affected by the consummation of the Initial Business Combination and purchase accounting. As a result of the predecessor treatment given to PELSA, our results of operations for periods prior to the Initial Business Combination do not include the results of the APCO Entities, JDM and 25 de Mayo-Medanito, and therefore are not comparable to our results for periods after the consummation of the Initial Business Combination. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note Regarding Comparability of Our Results of Operations.”

Public Company in Mexico

Because we are a public company in Mexico, investors can access our historical financial statements published in Spanish on the Mexican Stock Exchange’s (Bolsa Mexicana de Valores, S.A.B. de C.V.), the CNBV’s (Comisión Nacional Bancaria y de Valores) and our websites at www.bmv.com.mx, www.gob.mx/cnbv and www.vistaoilandgas.com, respectively. The information found on the Mexican Stock Exchange’s, the CNBV’s and our websites is not a part of this prospectus. Pursuant to the General Regulations Applicable to Issuers and Other Market Participants (Disposiciones de Carácter General Aplicables a las Emisoras de Valores y a otros Participantes del Mercado de Valores), as amended, issued by the CNBV, we are not required to treat PELSA as our predecessor company in the preparation of our historical financial statements. The historical financial statements and other financial information filed with the CNBV and the Mexican Stock Exchange are not prepared and presented with the financial information of PELSA as predecessor.

Our financial statements and other financial information for periods ending after January 1, 2019 to be made available on the Mexican Stock Exchange’s and the CNBV’s websites will be prepared and presented substantially in the same manner as the financial information included in this prospectus for the 2018 Successor Period.

Supplemental Financial Statements

On April 4, 2018 we acquired through direct acquisitions the APCO Entities from Pluspetrol and PELSA acquired the 25 de Mayo-Medanito and JDM oil properties from Pampa.

We include in this prospectus the financial statements of APCO Argentina Branch, the branch of APCO International in Argentina, in lieu of the financial statements of APCO International, which would otherwise be required to be presented under Rule 3-05 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). See Note 31.3 to the Audited Financial Statements for more information on the assets and liabilities related to the acquisition of APCO International. We believe that APCO International’s pre-acquisition financial statements would not provide investors with any material information or financial trends related to the assets, liabilities or revenues of the three APCO Entities that would not otherwise appear in the historical financial statements of APCO Argentina Branch and/or our Audited Financial Statements, and substantially all of APCO International’s assets and liabilities are either eliminated in the consolidation process, not part of the Initial Business Combination (i.e., APCO Austral S.A., a wholly-owned subsidiary of APCO International, which was transferred by Pluspetrol on March 19, 2018, shortly prior to the consummation of the Initial Business Combination) or otherwise eliminated or subsumed in the purchase accounting recorded by the Company. For further information on these acquisitions, see “Our Business—Our History—The Initial Business Combination.”

The following are the supplemental financial statements (collectively, the “Supplemental Financial Statements”) included elsewhere in this prospectus:

(i)

(a) the audited pre-acquisition financial statements of APCO Argentina Branch as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 and (b) the audited pre-acquisition financial statements of APCO Argentina Branch as of April 3, 2018 and for the period from January 1, 2018 to April 3, 2018, prepared under IFRS; and

(ii)

(a) the audited combined abbreviated pre-acquisition statements of revenues and direct operating expenses of JDM and 25 de Mayo-Medanito oil & gas properties for the year ended December 31, 2017 and (b) the audited combined abbreviated pre-acquisition statements of revenues and direct operating expenses of JDM and 25 de Mayo-Medanito oil & gas properties for the period from January 1, 2018 to April 3, 2018, prepared under U.S. GAAP.

The Supplemental Financial Statements are presented in U.S. Dollars.

Pro Forma Financial Information

This prospectus includes unaudited pro forma financial information for the year ended December 31, 2018. The unaudited pro forma condensed statements of income have been prepared to give pro forma effect to the Initial Business Combination as if such acquisitions had occurred on January 1, 2018. The pro forma adjustments, which are based on currently available information and certain assumptions that we believe are reasonable, have been applied to the financial information included in the Predecessor/Successor 2018 Audited Financial Statements. Assumptions underlying the pro forma adjustments are described in the notes accompanying the unaudited pro forma financial information and should be read in conjunction with such unaudited pro forma financial information. The unaudited pro forma financial information is being furnished solely for informational purposes and is not necessarily indicative of the results of operations that we might have achieved for the periods indicated had the Initial Business Combination been completed for the period presented, and should not be taken as representative of our future results of operations. The unaudited condensed pro forma financial information should be read in conjunction with the information contained in “Summary Financial and Operating Data,” “Selected Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Audited Financial Statements and the Supplemental Financial Statements included elsewhere in this prospectus.

Non-IFRS Financial Measures

In this prospectus, we present Net Debt, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-IFRS financial measures. A non-IFRS financial measure is generally defined as a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that: (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with IFRS in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

We define Adjusted EBITDA as (loss) / profit for the year / period plus income tax expense, financial results, net, depreciation, depletion and amortization, transaction costs related to business combinations, restructuring expenses and impairment (recovery) of property, plant and equipment. We believe that the nature of the restructuring costs was such that they are not reasonably likely to recur within two years as they are mainly related to permanent reductions in our workforce derived from our business combinations, and that restructuring costs and transaction expenses are not normal, recurring operating expenses. We believe that by excluding restructuring costs and transaction costs related to business combinations, supplemental information is provided for our management and investors to analyze our core operating performance on a consistent basis from period to period. In addition, the impairment (recovery) of property, plant and equipment was excluded from the determination of our Adjusted EBITDA because it corresponds to an adjustment to the valuation of our fixed assets which charge is similar in nature to the depreciation of property, plant and equipment. This metric allows management and investors to analyze our operating performance on a consistent basis from period to period. In this regard, we note that the elimination of these costs and expenses does not result in a reduction of operating expenses necessary to conduct our business. In light of the foregoing factors, our management excludes restructuring expenses, transaction costs from business combinations and impairment (recovery) of property, plant and equipment from our Adjusted EBITDA to facilitate reviews of operational performance and as a basis for strategic planning. Our management believes that excluding such items will allow investors to supplement their understanding of our short-term and long-term financial trends.

We define Net Debt as current and non-current borrowings minus cash, bank balances and other short-term investments. We define Adjusted EBITDA Margin as the ratio of Adjusted EBITDA to revenue from contracts with customers.

We present Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt because we believe they provide investors with supplemental measures of the financial condition and performance of our core operations that facilitate period to period comparisons on a consistent basis. Our management uses Net Debt, Adjusted EBITDA and Adjusted EBITDA Margin, among other measures, for internal planning and performance measurement purposes. Net debt, Adjusted EBITDA and Adjusted EBITDA Margin are not measures of liquidity or operating performance under IFRS and should not be construed as alternatives to net profit, operating profit, or cash flow provided by operating activities (in each case, as determined in accordance with IFRS). Net Debt, Adjusted EBITDA and Adjusted EBITDA Margin, as calculated by us, may not be comparable to similarly titled measures reported by other companies. For a reconciliation of Net Debt, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable IFRS financial measure, see “Selected Financial and Operating Data.”

We have also included pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin to show the pro forma effect to Initial Business Combination over our Adjusted EBITDA and Adjusted EBITDA Margin. We present pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin because we believe they provide investors with supplemental measures of the financial performance of our core operations that facilitates period-to-period comparisons of our pro forma results on a consistent basis. We define pro forma Adjusted EBITDA as pro forma (loss) / profit for the year / period plus pro forma income tax expense, pro forma financial results, net, pro forma depreciation, depletion and amortization, pro forma restructuring expenses and pro forma impairment loss of property, plant and equipment. We define pro forma Adjusted EBITDA Margin as the ratio of pro forma Adjusted EBITDA to pro forma revenue from contracts with customers. Pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin are derived from the unaudited pro forma financial information included elsewhere in this prospectus. See “Unaudited Condensed Pro Forma Financial Information.” For a reconciliation of pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin, to the most directly comparable IFRS financial measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Financial Measures.”

Presentation of Currencies and Rounding

All references to “$,” “US$,” “U.S. Dollars” and “Dollars” are to U.S. dollars, the lawful currency of the United States of America, references to “Mexican Pesos” and “Ps.” are to Mexican pesos, the lawful currency of Mexico and “ARS,” “Argentine Pesos” and “AR$” are to Argentine pesos, the lawful currency of Argentina. The Audited Financial Statements, the 1Q 2019 Unaudited Interim Condensed Financial Statements and the Supplemental Financial Statements are presented in U.S. Dollars.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Market and Industry Data

This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, including Wood Mackenzie Ltd. (“Wood Mackenzie”), but there can be no assurance as to the accuracy or completeness of included information.

We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. We believe data regarding the size of our markets and market share are inherently imprecise, but generally indicate size and position and market share within our markets. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.”

Presentation of Oil and Gas Information

The Company’s Oil and Gas Reserves Information

The information included in this prospectus regarding estimated quantities of proved reserves is derived from estimates of the proved reserves as of December 31, 2018. The proved reserves estimates are derived from the report dated February 13, 2019 (the “2018 Reserves Report”) prepared by Gaffney, Cline & Associates, Inc. (“GCA”), independent reserves engineers, included as an exhibit to the registration statement of which this prospectus forms a part. The 2018 Reserves Report was prepared by GCA for us, based on information provided by us and presents an appraisal as of December 31, 2018 of oil and gas reserves located in the Entre Lomas, Bajada del Palo Oeste, Bajada del Palo Este, Agua Amarga, Coirón Amargo Norte, Águila Mora, Coirón Amargo Sur Oeste, Acambuco, Jagüel de los Machos, 25 de Mayo-Medanito blocks in Argentina, all of which were acquired by us pursuant to the Initial Business Combination.

Argentina and Mexico Oil and Gas Reserves Information

The information included in the “Industry and Regulatory Overview” section of this prospectus regarding Argentina’s and Mexico’s proved reserves has been prepared based on official and publicly available information of the Argentine Secretariat of Energy and Mexico’s National Hydrocarbon Commission. References to the “proved reserves” of Argentina and Mexico follow the definition of “proved reserves” as set forth in the guidelines published by the Argentine Secretariat of Energy and Mexico’s National Hydrocarbon Commission, as applicable. However, the information regarding Vista’s proved reserves included elsewhere in this prospectus has been prepared according to the definitions of Rule 4-10(a) of Regulation S-X or the Society of Petroleum Engineers’ Petroleum Resources Management System, which may differ from the relevant guidelines published by the Argentine and Mexican authorities. For more information, see “Industry and Regulatory Overview—Oil and Gas Regulatory Framework in Argentina—Reserves and Resources Certification in Argentina” and “Industry and Regulatory Overview—Oil and Gas Regulatory Framework in Mexico—Reserves and Resources Certification in Mexico.”

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CERTAIN TECHNICAL DEFINED TERMS

“Argentine Secretariat of Energy” or “ME&M” means the current Argentine Secretaría de Gobierno de Energía under the supervision of the Ministry of Treasury (the Argentine Ministerio de Hacienda), and/or any of its predecessors (the Argentine Ministry of Energy and the Argentine Ministry of Energy and Mining), and/or any other Argentine federal governmental agency that is in charge of enforcing the Hydrocarbons Law in the future, as applicable.

“BCRA” means the Argentine Central Bank (“Banco Central de la República Argentina”).

“CNH” means the Mexican National Hydrocarbon Commission (Comisión Nacional de Hidrocarburos).

“CNG” means compressed natural gas.

“EIA” means the U.S. Energy Information Administration.

“LNG” means liquefied natural gas.

“LPG” means liquefied petroleum gas (includes butane and propane).

“Management Team” means the Company’s management team that is comprised of Miguel Galuccio, Pablo Vera Pinto, Juan Garoby and Alejandro Cherñacov, and following the Initial Business Combination (i.e., April 4, 2018), Gaston Remy. As such term is used in this prospectus, our Management Team does not include our General Counsel, Javier Rodríguez Galli.

“MMBtu” means million British thermal units.

“NGL” means natural gas liquids.

“production” when used with respect to (i) our gas production, it excludes flared gas, injected gas and gas consumed in our operations and (ii) our NGL production, consists only of LPG.

“Proved developed reserves” means those proved reserves that can be expected to be recovered through existing wells and facilities and by existing operating methods.

“Proved reserves” means those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. For a complete definition of “proved oil and natural gas reserves,” refer to the SEC’s Regulation S-X, Rule 4, 10(a)(22).

“Proved undeveloped reserves” means those proved reserves that are expected to be recovered from future wells and facilities, including future improved recovery projects which are anticipated with a high degree of certainty in reservoirs which have previously shown favorable response to improved recovery projects. For a complete definition of “proved undeveloped oil and natural gas reserves,” refer to the SEC’s Regulation S-X, Rule 4, 10(a)(31).

Measurements, Oil and Natural Gas Terms and Other Data

In this prospectus, we use the following measurements:

•	“m” or “meter” means one meter, which equals approximately 3.28084 feet;

•	“km” means one kilometer, which equals approximately 0.621371 miles;

•	“km2” means one square kilometer, which equals approximately 247.1 acres;

•	“m3” means one cubic meter;

•	“bbl” “bo,” or “barrel of oil” means one stock tank barrel, which is equivalent to approximately 0.15898 cubic meters;

•	“boe” means one barrel of oil equivalent, which equals approximately 160.2167 cubic meters, determined using the ratio of 5,615 cubic feet of natural gas to one barrel of oil;

•	“cf” means one cubic foot;

•	“M,” when used before bbl, bo, boe or cf, means one thousand bbl, bo, boe or cf, respectively;

•	“MM,” when used before bbl, bo, boe or cf, means one million bbl, bo, boe or cf, respectively;

•	“Bn,” when used before bbl, bo, boe or cf, means one billion bbl, bo, boe or cf, respectively;

•	“T,” when used before bbl, bo, boe or cf, means one trillion bbl, bo, boe or cf, respectively;

•	“/d,” or “pd” when used after bbl, bo, boe or cf, means per day; and

•	“sxs” means sand bags of 100 pounds.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” concerning the future, mainly under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” The words such as “believes,” “expects,” “anticipates,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions are included with the intention of identifying statements about the future. We have based these forward-looking statements on numerous assumptions, including our current beliefs, expectations and projections about present and future events and financial trends affecting our business. These expectations and projections are subject to significant known and unknown risks and uncertainties which may cause our actual results, performance or achievements, or industry results, to be materially different from any expected or projected results, performance or achievements expressed or implied by such forward-looking statements. Many important factors, in addition to those discussed elsewhere in this prospectus, could cause our actual results, performance or achievements to differ materially from those expressed or implied in our forward-looking statements, including, among other things:

•	uncertainties relating to future government concessions and exploration permits;

•	adverse outcomes in litigation that may arise in the future;

•	general political, economic, social, demographic and business conditions in Argentina, Mexico, in other countries in which we operate;

•	uncertainties relating to future election results in Argentina and Mexico, particularly presidential elections in Argentina and congressional elections in Mexico;

•

changes in law, rules, regulations and interpretations and enforcements thereto applicable to the Argentine and Mexican energy sectors, including changes to the regulatory environment in which we operate and changes to programs established to promote investments in the energy industry;

•	any unexpected increases in financing costs or an inability to obtain financing and/or additional capital pursuant to attractive terms;

•

any changes in the capital markets in general that may affect the policies or attitude in Argentina and/or Mexico, and/or Argentine and Mexican companies with respect to financings extended to or investments made in Argentina and Mexico or Argentine and Mexican companies;

•	fines or other penalties and claims by the authorities and/or customers;

•	any future restrictions on the ability to exchange Mexican or Argentine Pesos into foreign currencies or to transfer funds abroad;

•	the revocation or amendment of our respective concession agreements by the granting authority;

•	our ability to implement our capital expenditures plans or business strategy, including our ability to obtain financing when necessary and on reasonable terms;

•	government intervention, including measures that result in changes to the Argentine and Mexican, labor markets, exchange markets or tax systems;

•	continued and/or higher rates of inflation and fluctuations in exchange rates, including the devaluation of the Mexican Peso or Argentine Peso;

•	any force majeure events, or fluctuations or reductions in the value of Argentine public debt;

•	changes to the demand for energy;

•	environmental, health and safety regulations and industry standards that are becoming more stringent;

•	energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted or material reduction in oil prices from historical averages;

•	changes in the regulation of the energy and oil and gas sector in Argentina and Mexico, and throughout Latin America;

•	our relationship with our employees and our ability to retain key members of our senior management and key technical employees;

•	the ability of our directors and officers to identify an adequate number of potential acquisition opportunities;

•	our expectations with respect to the performance of our recently acquired businesses;

•	our expectations for future production, costs and crude oil prices used in our projections;

•	increased market competition in the energy sectors in Argentina and Mexico;

•	potential changes in regulation and free trade agreements as a result of U.S., Mexican or other Latin American political conditions; and

•	additional matters identified in “Risk Factors.”

Forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to release publicly any updates or revisions to any forward-looking statements contained herein after we distribute this prospectus because of new information, future events or other factors. In light of these limitations, undue reliance should not be placed on forward-looking statements contained in this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain relevant information included elsewhere in this prospectus. This summary does not purport to be complete and may not contain all of the information that is important or relevant to you. Before investing in our series A shares or the ADSs, you should carefully read this entire prospectus, including the Audited Financial Statements, the 1Q 2019 Unaudited Interim Condensed Financial Statements, the Supplemental Financial Statements and the sections entitled “Summary Financial and Operating Data,” “Risk Factors,” “Unaudited Condensed Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this prospectus.

Our Company

We are an independent Latin American oil and gas company operating since April 4, 2018. We own high-quality, low-operating cost, high-margin conventional producing assets in Argentina and Mexico, with most of our production and revenues originating in Argentina. In addition, most of our ongoing drilling and workover activities, estimated proved reserves and assets are located in Argentina, including our currently-producing Vaca Muerta wells. Led by an experienced management team, we seek to generate strong returns for our shareholders by leveraging our strong cash flow-producing conventional assets and developing our premier shale acreage in our approximately 134,000 net acres in the Vaca Muerta shale play in Argentina, as well as by increasing the oil recovery factor of the conventional assets we operate in Argentina, which is currently lower than the average 15% recovery factor observed in analogous on-shore fields with a solution gas drive drainage mechanism. Since the beginning of our operations, we increased our net acreage in Vaca Muerta by adding approximately 15,000 net core acres and acquired a 50% participation interest in three on-shore blocks in Mexico.

As of March 31, 2019, we were the sixth largest oil producer in Argentina according to the Argentine Secretariat of Energy. Our average daily production was 25,693 boe/d in the three-month period ended March 31, 2019. Driven by the development of our core shale oil acreage, we target reaching an average daily production of approximately 65,000 boe/d in 2022, representing approximately 28% compounded average growth rate over our average daily production for the three-month period ended March 31, 2019. As of the date of this prospectus, our portfolio of assets includes working interests in 16 hydrocarbons blocks, 13 of which are located in Argentina and 3 in Mexico. We operate ten of those blocks, which represent 99% of our net production. In Argentina, we hold approximately 525,000 net acres, of which we operate 96%.

As of December 31, 2018, our total proved reserves in Argentina were 57.6 MMboe, 94% of which are located in conventional reservoirs and of which approximately 60% consist of oil. We have identified more than 400 potential high-return locations within our core Vaca Muerta development acreage, amounting to an estimated 11-year drilling inventory that we plan to increase through further delineation of our prospective acreage, evaluation of additional stacked landing zones and reduced well spacing.

During our first year of operations, we successfully reversed six years of decline in production from our assets and achieved a 2.2% production growth quarter-over-quarter in the fourth quarter of 2018. In addition, our production growth path accelerated in the first quarter of 2019, when our production grew 3.9% quarter-over-quarter, driven by our unconventional development of shale in Bajada del Palo Oeste and the production in Mexico. At the end of March 2019, we produced more than 29,000 boe/d, compared to approximately 25,000 boe/d at the end of February 2019, as a result of the reversal of conventional production decline, coupled with the strong results of our unconventional development. Our first 4-well pad was tied-in in late February 2019 and took our shale production from zero to a peak of 6,500 boe/d in mid-April 2019, and had an average daily production of 4,823 boe/d in the three-month period ended June 30, 2019. Since the beginning of our operations, we have significantly reduced operating costs and maximized productivity of our assets with state-of-the-art technology, streamlined service contracts and cost-efficient pay-for-performance contracts.

During 2019, we expect to drill a total of 34 operated wells, including 16 wells to be drilled and connected in our conventional assets and 18 wells in our Bajada del Palo Oeste project in Vaca Muerta (12 of which will be tied-in this year). Our estimated investment in drilling and related facilities in 2019 is approximately US$300 million. With such investment we expect to (i) initiate our sustainable factory development of Bajada del Palo Oeste, (ii) increase average daily production to 29,900 boe/d in 2019 and (iii) continue building the infrastructure to support our targeted average daily production of 65,000 boe/d for 2022.

Our budgeted operating costs relating to our operations for 2019 total approximately US$143 million (13.1 US$/boe of lifting cost), and we estimate an Adjusted EBITDA of US$225 million for 2019, which represents an estimated Adjusted EBITDA Margin of 47%. Estimating Adjusted EBITDA involves risks and uncertainties, many of which are beyond our control. For more information regarding our estimated Adjusted EBITDA, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Projected Financial Information” and “Risk Factors—Our financial estimates are based on various assumptions that may not prove to be correct.”

The following map illustrates the location of our concessions in Argentina, except for two non-operated blocks in the Noroeste and Golfo San Jorge basins, as of the date of this prospectus:

Our Competitive Strengths

The following are our main competitive strengths:

High-margin conventional assets. Our main conventional assets are the Entre Lomas, Bajada del Palo Oeste, Jagüel de los Machos, 25 de Mayo-Medanito, Bajada del Palo Este, Agua Amarga and Coirón Amargo Norte concessions, all of which are located in Argentina. Our average daily production for the three-month period ended March 31, 2019 was 25,693 boe/d, of which 59% was crude oil, 39% natural gas and the remaining 2% was NGL. We have reduced our average operating cost from US$16.9 per boe during the three-month period ended March 31, 2018 (information corresponding to all assets acquired in the Initial Business Combination) to US$12.0 per boe for the three-month period ended March 31, 2019 by controlling costs with a new contracting model and strong focus on absorbing unconventional production growth with the existing cost base. Maintaining and enhancing these assets provides us with low-risk, high-margin cash flows, allowing us to partially fund the development of our shale oil assets in the Vaca Muerta formation from our own cash flows.

Prime Vaca Muerta shale acreage. We have approximately 134,000 net acres in four blocks located in the Vaca Muerta shale oil formation. We operate three of these blocks, representing 99% of our shale net acreage. These assets are surrounded by blocks in which other operators have conducted successful pilots and are in full field development, including Loma Campana, La Amarga Chica, El Orejano, Bandurria Sur, Cruz de Lorena and Sierras Blancas blocks, with an oil average daily production of 60.5 Mbbl/d in the first quarter of 2019 (representing 79% of the total Vaca Muerta average daily oil production of the period). We believe our exposure to geological and operational risk is reduced as a result of the successful pilots and developments from the surrounding concessions. In addition, the Bajada del Palo Oeste block, where we tied-in our first 4-well pad targeting the Vaca Muerta formation in late February 2019, and which took our shale production from zero to a peak of 6,500 boe/d in mid-April 2019, boosted by strong individual well performance, is adjacent to our existing transportation and treatment facilities, which have sufficient spare capacity to process and deliver our initial shale production to the market, thus supporting our production ramp-up and cash flow generation targets. Given that most of our operated shale acreage is clustered together, we will be able to take advantage of the synergies generated by shared surface facilities, drilling rigs, completion service contracts and operations and maintenance service contracts to lower the development and operating costs of our shale production.

Large inventory of oil-weighted drilling locations supporting sustainable growth. We have a significant inventory of over 400 drilling locations targeting the Vaca Muerta shale oil formation within our core development acreage, which provide us with over 11 years of drilling inventory. Our drilling inventory is currently located in the Bajada del Palo Oeste block and provides attractive production growth and high return opportunities. We believe our performance during the completion of our first 4-well pad, and the resulting production of such wells, confirms the potential of, and our ability to deliver high returns from, this block. We intend to expand our drilling inventory by testing additional stacked pay zones, such as the Upper, Mid and Lower Carbonate, reducing well spacing in the Bajada del Palo Oeste block and further delineating our acreage in the Bajada del Palo Este and Águila Mora blocks. In addition, we are conducting studies aiming to improve the oil recovery factor of the conventional assets we operate in Argentina through in-fill and appraisal drilling and secondary recovery projects given that the oil recovery factor of such assets is lower than the average 15% recovery factor observed in analogous on-shore fields with a solution gas drive drainage mechanism.

High degree of operatorship providing flexibility and maximization of returns. As the operator of most of our assets, our capital expenditures and operating expenses are largely within our control. We adjust our capital expenditures based on the prevailing and anticipated prices of oil and gas and other factors, including the success of our drilling program, and the availability of necessary equipment, infrastructure and capital. We believe that maintaining a high degree of operatorship allows us to maximize returns to our shareholders.

Lean and agile organization. Our employees are organized in a flat and lean organizational structure that we believe facilitates a rapid and effective decision-making process, allowing us to adapt to the continuous changes in the industry and business environment. Our Management Team works closely with our operations, prioritizing shareholders returns while committing to high safety and security standards. We incorporate new technologies in order to automate every-day operations, improve response time and achieve real-time reporting.

Experienced management and professional team. Our Management Team and professional staff has vast experience in executing complex projects worldwide. Our Management Team played a pivotal role in unlocking the Vaca Muerta formation as an economically viable shale play, drilling more than 500 unconventional wells and bringing shale production to 50,000 boe/d from zero in their previous jobs. Our Management Team has significant experience in the development of unconventional reservoirs and also in the implementation of secondary and tertiary recovery projects in mature fields. We believe that the experience of our Management Team and professional staff will be a key factor in successfully exploiting the Vaca Muerta formation.

Our Business Strategy

Our primary business strategy is to increase shareholder value through the implementation of the following priority actions:

Enhance strong cash flow generation. Enhancing the cash flow generation from our conventional production is a cornerstone of the strategy to fund the development of our shale acreage. We expect that the execution of our Vaca Muerta development plan, supported by the continued focus on maximizing efficiency of our conventional production, will be the main source of cash flow expansion and the main driver of shareholder returns.

Pursue development of our Vaca Muerta acreage. As the only large-scale, commercially developed shale play outside North America, Vaca Muerta has attracted significant investments from international firms such as Chevron, Shell, ExxonMobil, Total, Equinor, Petronas, Schlumberger, Dow, BP and CNOOC. We have defined a high-growth development plan for our Vaca Muerta acreage that includes the drilling of approximately 130 horizontal wells in the Bajada del Palo Oeste block through 2022. Our first 4-well pad development was tied-in in late February 2019 and took the Bajada del Palo Oeste shale production from zero to a peak of 6,500 boe/d in mid-April 2019, and had an average daily production of 4,823 boe/d in the three-month period ended June 30, 2019. The implementation of the One Team Contracts (as defined below) model, which aligns the interests of key contractors and Vista behind the same goals, by sharing performance and compensation metrics, in conjunction with best practices in terms of logistics, enabled us to achieve outstanding completion results when compared to the basin. We believe that this pad represents a groundbreaking event for us, highlighting Vista’s technical prowess, dedication to efficiency, quality of infrastructure, and capabilities as a premier operator. We have also finished drilling and completing our second 4-well pad in Bajada del Palo Oeste and it has already been tied-in. Our full development plan for the Bajada del Palo Oeste block, for which we were granted a 35-year unconventional concession, includes the drilling of over 400 horizontal wells ranging between 2,500 and 3,000 meters in lateral length with three walking drill rigs. We have requested a 35-year unconventional concession on the Águila Mora block, which we expect to obtain during July 2019, and intend to start drilling in 2020. Further, in the Bajada del Palo Este block, for which we were also recently granted a 35-year concession for unconventional exploitation, we have committed to the Province of Neuquén to drill and complete five horizontal wells by the end of 2021 with the objective of defining a full field development plan.

Become a leading operator. We aim to be a leading operator in the Vaca Muerta unconventional play by achieving the lowest development and operating cost while also extracting maximum value from our conventional production by continuing to decrease costs and profitably sustain production levels with primary, secondary and tertiary recovery. We believe that the experience and the know-how of our Management Team and professional staff in Vaca Muerta will improve our ability to lower our development and operating costs at a faster pace than other Vaca Muerta operators. We have already implemented a novel field services model, which allows us to maximize efficiency and enhance profitability, and we intend to continue innovating our operating model. In Coirón Amargo Sur Oeste, our first horizontal well, CASO x-1, has been producing since March 2018. Drilled by our partner, Shell, the well achieved an IP30 rate of 902 bbl/d. Three additional wells in CASO were completed in March 2019 and became operational in April 2019.

As an operator, we have finished drilling and completing our first 4-well pads in Bajada del Palo Oeste, targeting the Vaca Muerta formation. The first 4-well pad was tied-in in February 2019 and the second one, which we finished drilling and completing in July 2019, was also tied-in and put in production. In each of these 4-well pads, we landed two wells in La Cocina and two in Organic landing zones, with an average lateral length of approximately 8,366 lateral feet (2,550 meters) in the first pad and 6,946 lateral feet (2,117 meters) in the second one. We completed each pad with 10 clusters per frac stage and 34 and 36 average frac stages per well in the first and second pad, respectively, with a frac spacing of 246 feet (75 meters) in the first pad and 197 feet (60 meters) in the second one. During the drilling and completion of our second pad, we managed to improve our drilling efficiency by increasing our drilling speed to an average 726 feet per day, from an average of 477 feet per day with respect to our first pad. Furthermore, we also improved our completion efficiency by increasing our average frac stages per day to 7.6 from 5.0 with respect to our first pad, representing an increase of 52%. As a result, the average drilling and completion cost per well decreased from US$13.8 million to US$12.6 million, resulting in savings of approximately 8.7%, which were mainly driven by the reduction of cost per frac stage from US$0.22 million for the first pad to US$0.20 million for the second pad. Our plan follows a cube development approach which focuses on maximizing well productivity. We believe that our drilling and completion performance in our first two pads highlights our capabilities as a premier operator.

Since our first day of operations, we have adopted a sustainable approach to develop our Vaca Muerta acreage, which involves long-term solutions to minimize the development cost and the impact of our operation on the environment. We laid 22 kilometers of flexible water pipes to transfer fresh irrigation water to our temporary water ponds and used 100% sand boxes to transport and store proppant on location, which guaranteed a stable water and proppant supply throughout the completion of the first and second pads. This allowed us to avoid an estimate of 7,500 truck trips per pad, which would have resulted in a more expensive completion cost. The use of sand boxes provides for a more cost-efficient operation and a safer environment for our crews through a significant reduction of silica dust in the air. We also engineered our first early production facility to avoid gas flaring and production trucking.

Preserve financial flexibility. We intend to maintain a solid balance sheet, with low leverage, through the generation of strong, low-risk cash flows from our conventional and unconventional assets. We seek to develop our Vaca Muerta acreage at a pace that allows us to maintain a sound financial position.

Pursue profitable growth opportunities in Latin America. We believe there are opportunities to acquire accretive assets in the Latin American E&P sector, which is rich in resources, has been historically under-invested and is increasingly open to investors. We recently entered into a joint operating agreement over three hydrocarbons blocks in Mexico, two of which will be operated by us upon approval by the CNH. This provides for an operational platform to continue seeking growth opportunities in Mexico. Our Management Team has substantial operating and management experience in Latin America and is well-qualified to identify attractive growth opportunities. Our long-term growth strategy focuses on developing a geographically diversified portfolio of high-quality conventional and unconventional assets in Latin America, including Argentina, Brazil, Colombia and Mexico.

Our History

We were originally incorporated in Mexico on March 22, 2017. Our Management Team is comprised of Miguel Galuccio, Pablo Vera Pinto, Juan Garoby, Alejandro Cherñacov and, following the Initial Business Combination, Gastón Remy.

The Initial Business Combination

We commenced our operating activities in the E&P business on April 4, 2018, when we consummated our Initial Business Combination and acquired certain assets and interests from Pampa and Pluspetrol.

For more information on the Initial Business Combination, see “Presentation of Financial and Other Information—The Initial Business Combination.”

Farm-in to blocks held by Jaguar

On October 30, 2018, we completed the acquisition of a 50% interest in three blocks held by two Mexican E&P companies, Jaguar Exploración y Producción 2.3, S.A.P.I. de C.V., a company wholly-owned by Jaguar

Exploración y Producción de Hidrocarburos, S.A.P.I. de C.V. (“Jaguar”), and Pantera Exploración y Producción 2.2, S.A.P.I. de C.V. (“Pantera”), a company 67% owned by Jaguar and 33% owned by Sun God Energía México, S.A. de C.V., pursuant to an assignment agreement (the “Jaguar JVA”).

As a consequence of this transaction, which was approved by the CNH on October 2, 2018, we hold a 50% working interest in the following blocks:

•	CS-01 (23,517 gross acres) and A-10 (85,829 gross acres), both to be operated by Vista (upon the approval of transfer of operatorship by the CNH), and

•	TM-01 (17,889 gross acres) operated by Jaguar.

Acquisition of Águila Mora

On August 22, 2018, our subsidiary APCO Argentina Branch entered into a cross assignment of rights agreement with O&G Developments Ltd. S.A. (“O&G”), a wholly-owned subsidiary of Shell (the “Águila Mora Swap Agreement”), pursuant to which (i) APCO Argentina Branch assigned to O&G a 35% non-operated working interest in the block Coirón Amargo Sur Oeste, and (ii) O&G assigned to APCO Argentina Branch a 90% operated working interest in the Águila Mora block and agreed to invest US$10 million to upgrade its current water supply infrastructure and serve our operations in the Bajada del Palo block. On November 30, 2018, the Province of Neuquén approved the assignment of the 90% interest in the Águila Mora block to APCO Argentina Branch. As a result of this transaction, we retained a 10% working interest in the Coirón Amargo Sur Oeste block and own a 90% working interest in the Águila Mora block, which we now operate pursuant to the terms of the Águila Mora Swap Agreement. For more information, see “—Our Business—Our Operations—Argentina.”

Corporate Reorganization

On July 2, 2019, we completed a corporate reorganization process whereby APCO Oil & Gas S.A.U. and APCO Argentina were merged by absorption without liquidation into Vista Argentina (the “Argentine Reorganization”) as part of a tax-free reorganization under the terms of the Argentine Income Tax Law. The Argentine Reorganization is effective as of January 1, 2019 and since that date APCO Oil & Gas S.A.U. and APCO Argentina had effectively been operating as a consolidated entity under Vista Argentina.

On October 31, 2018, we completed the re-domiciliation of APCO International from the Cayman Islands to Argentina and changed its name to “APCO Oil & Gas S.A.U.” APCO Oil & Gas S.A.U. continued to operate APCO International’s activity in Argentina until the consummation of the Argentine Reorganization and APCO Argentina Branch ceased to exist on October 31, 2018.

Sale of Series A Shares to Kensington Investments B.V.

On February 12, 2019, we completed the sale to Kensington Investments B.V. (“Kensington”) of 5 million series A shares and 5 million warrants to purchase series A shares for an amount of US$50.0 million and, additionally, 500,000 series A shares for an amount of US$5.0 million. Kensington, a wholly-owned subsidiary of the Abu Dhabi Investment Council Company P.J.S.C., a public joint stock company indirectly owned by the government of the Emirate of Abu Dhabi in the United Arab Emirates, is the sole limited partner of Riverstone Vista Capital Partners, L.P. (“RVCP”). The aforementioned sale was consummated pursuant to a certain forward purchase agreement among Vista and RVCP, that provided for the sale by Vista of certain series A shares and warrants to purchase series A shares to RVCP and its permitted transferees, and a related subscription commitment between Vista and Kensington. At the closing of the aforementioned sale, RVCP instructed Vista to transfer the relevant series A shares and warrants to Kensington.

Recent Developments

Preliminary Results for the Three-Month Period ended June 30, 2019

Our financial and operational results for the three-month period ended June 30, 2019 are not yet finalized; however, the following information reflects our preliminary estimations with respect to such results based on information currently available to management.

During the second quarter of 2019, our estimated average daily production was approximately 29,065 boe/d, representing an increase of 19.2% compared to the 24,381 boe/d average daily production of the second quarter of 2018. The estimated increase in our production is mainly driven by our shale development in Bajada del Palo Oeste, which had almost no production until the first quarter of 2019, when our first operated 4-well pad was tied-in, and is expected to contribute 5,130 boe/d of our average daily production during the three-month period ended June 30, 2019.

The following table sets forth our average daily production for the three-month periods ended June 30, 2019 and June 30, 2018:

	June 30, 2019	June 30, 2018	Estimated Variation
	(Estimated)	(Actual)
Total average daily production (boe/d)	29,065	24,381	19.2%

Our estimated revenues for the three-month period ended June 30, 2019 are between US$115.5 million and US$122.8 million, compared to revenues of US$110.3 million for the three-month period ended June 30, 2018, representing an estimated increase of between 4.7% and 11.3%. This estimated increase was primarily driven by higher crude oil volumes sold as a result of the ramp-up of our shale oil production derived from our Vaca Muerta development in the Bajada del Palo Oeste block and, to a lesser extent, by the reversal of conventional production decline.

Our estimated operating expenses for the three-month period ended June 30, 2019 are between US$31.3 million and US$33.3, compared to operating expenses of US$31.3 million for the three-month period ended June 30, 2018, resulting in a lifting cost of between 11.8 US$/boe and 12.6 US$/boe compared to 14.1 US$/boe during the three-month period ended June 30, 2018. The estimated reduction in lifting cost of between 10.6% and 16.3% was mainly driven by the rightsizing of the operations, renegotiation of contracts, implementation of the “One-Team” contracting model and the increased efficiency in our operations, as well as by the synergies generated between our conventional asset base and the start-up of our Vaca Muerta unconventional development in the Bajada del Palo Oeste block.

Our estimated operating profit for the three-month period ended June 30, 2019 is between US$6.9 million and US$7.3 million, compared to an operating profit of US$9.7 million for the three-month period ended June 30, 2018, representing an estimated decrease of between 24.7% and 28.9%, mainly driven by an increase in depreciation, depletion and amortization.

The following table sets forth our estimated and actual revenues, operating expenses and operating profit for the three-month periods ended June 30, 2019 and June 30, 2018, respectively.

(unaudited for both periods and preliminary for the three-month period ended June 30, 2019, in millions of US$)

	For the three-month period ended
	June 30, 2019		June 30, 2018
	(Estimated)
	Low	High	(Actual)
Revenues	115.5	122.8	110.3
Cost of sales
Operating expenses	31.3	33.3	31.3
Crude oil stock fluctuation	(2.0)	(2.1)	—
Depreciation, depletion and amortization	42.5	45.2	30.9
Royalties	17.5	18.6	16.9
Gross profit	26.2	27.8	31.2
Selling expenses	7.5	8.0	6.0
Administrative expenses	11.6	12.3	7.4
Exploration expenses	0.8	0.8	0.3
Other operating expenses, net	(0.6)	(0.6)	7.8
Operating profit	6.9	7.3	9.7

Our estimated Adjusted EBITDA for the three-month period ended June 30, 2019 ranges between US$49.4 million and US$52.5 million, compared to an Adjusted EBITDA of US$49.1 million for the three-month period ended June 30, 2018, representing an increase of between 0.6% and 6.9%. Adjusted EBITDA growth was mainly explained by the estimated production growth which, coupled with the lifting cost reduction in the three-month period ended June 30, 2019, offset the decrease in realized prices (crude oil prices were 59.7 US$/bbl in the three-month period ended June 30, 2019 and 68.0 US$/bbl in the three-month period ended June 30, 2018, and natural gas prices were 3.8 US$/MMbtu in the three-month period ended June 30, 2019 and 4.8 US$/MMbtu in the three-month period ended June 30, 2018). Adjusted EBITDA is a non-IFRS financial measure. See “Presentation of Financial and Other Information—Non-IFRS Financial Measures.”

The following table sets forth the reconciliation of Adjusted EBITDA for the three-month periods ended June 30, 2019 and June 30, 2018.

(unaudited for both periods and preliminary for the three-month period ended June 30, 2019, in millions of US$)

	For the three-month period ended
	June 30, 2019		June 30, 2018
	(Estimated)
	Low	High	(Actual)
Operating profit	6.9	7.3	9.7
Depreciation, depletion and amortization	42.5	45.2	30.9
Restructuring expenses and other adjustments	—	—	8.5
Adjusted EBITDA	49.4	52.5	49.1

We cannot provide a reconciliation of the IFRS measure net (loss) profit to estimated Adjusted EBITDA for the three-month period ended June 30, 2019 without unreasonable effort, given that we are unable to estimate the amounts of certain components of the IFRS net (loss) profit for the projected periods, including interest expense and foreign exchange gains (which affect the IFRS measure financial results, net) and our deferred income tax (which affects the IFRS measure income tax expense). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in the three-month period ended June 30, 2019.

We provided ranges for the preliminary estimated financial results described above because our financial closing procedures for the three-month period ended June 30, 2019 are not complete yet. The estimated financial results presented above are subject to the completion of quarter-end financial closing procedures. Our closing procedures for the three-month period ended June 30, 2019 will not be complete until, and we expect our financial results for the three-month period ended June 30, 2019 will become publicly available on or about, August 7, 2019, which is after the expected completion of this offering. The information presented above should not be considered a substitute for such full unaudited financial statements.

The preliminary information presented above has been prepared by and is the responsibility of management, reflects management’s estimates based solely upon information available to us as of the date of this prospectus and is not a comprehensive statement of our financial or operating results for the three-month period ended June 30, 2019. Our actual results may differ materially from these estimated ranges and the estimated average daily production figures presented above. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated information presented above may be identified. Mancera S.C. (a member of Ernst & Young Global Limited), our auditor, and PwC, the auditor of PELSA, the Company’s predecessor, have not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary information and, accordingly, they do not express an opinion or any other form of assurance with respect thereto. These preliminary results should be read in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in particular “—Results of Operations,” and the Audited Financial Statements and the 1Q 2019 Unaudited Interim Condensed Financial Statements, as well as the section entitled “Risk Factors,” including “Risk Factors—Our financial estimates are based on various assumptions that may not prove to be correct.”

Midstream Joint Venture

The growth of production of oil and gas from the Vaca Muerta shale formation in Argentina has created a need for gathering, processing and evacuation midstream investments, as well as potential needs for oil and gas storage, condensates handling and additional oil and gas trunk pipeline capacity. Together with Riverstone, a company with a successful track record of building independent midstream companies across North America, and Southern Cross Group, one of the largest and longest-standing Latin America-focused private equity firms, we are creating Aleph Midstream, a company that will seek to become an important midstream player in the Neuquina basin.

For more information on Aleph Midstream, see “Our Business—Our Operations—Oil and Natural Gas Reserves Production—Midstream Joint Venture” and “Related Party Transactions—Aleph Midstream.”

Potential OPIC Debt Financing

We are currently negotiating a potential debt financing from the Overseas Private Investment Corporation (“OPIC”), the U.S. government’s development finance agency, the proceeds of which we intend to use to fund capital expenditures relating to our development plan in the Bajada del Palo Oeste block. While the process for obtaining such financing has begun, no assurances can be given that OPIC will approve and grant such financing.

Emerging Growth Company Status

We qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. However, we have elected to “opt out” of this provision that would have allowed us to take advantage of an extended transition period and, as a result, we will comply with new or revised accounting standards as required. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth Company, see “Risk Factors—Risks Related to the ADSs and the Offering—As a foreign private issuer and an “emerging growth company,” we will have different disclosure and other requirements than U.S. domestic registrants and non-emerging growth companies.”

Corporate Information

Our principal executive offices are located at Calle Volcán No. 150, Floor 5, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, Mexico City, Zip Code 11000, Mexico. Our telephone number at this location is +52 (55) 4163-9205. Our website is http://www.vistaoilandgas.com. Information contained on, or accessible through, this website is not incorporated by reference in, and will not be considered part of, this prospectus.

The following diagram shows our main subsidiaries and the working interests we have in our concessions before giving effect to the Argentine Reorganization:

(1)

On October 31, 2018, the Public Registry of the Autonomous City of Buenos Aim (the “Public Registry”) registered there-domiciliation of APCO International from Cayman Islands to Argentina and its change of name to “APCO Oil & Gas S.A.U.” As a result, (i) APCO International was registered as an Argentine entity; (ii) APCO Oil & Gas S.A.U. continues APCO International’s activity in Argentina; and (iii) the registration of APCO Argentina Branch before the Public Registry was cancelled on October 31, 2018.

(2)	Formerly known as Petrolera Entre Lomas S.A. (“PELSA”).

The following diagram shows our shareholders and main subsidiaries giving effect to the Argentine Reorganization and the completion of this offering (assuming the placement of all series A shares offered and no exercise of the underwriters’ over-allotment options):

(1)

Information as of July 18, 2019. Vista Sponsor Holdings, L.P. and Vista SH, LLC are controlled by David Leuschen and Pierre Lapeyre, who are members of senior management of Riverstone Holdings LLC, a Delaware corporation that operates in the energy sector. Vista Sponsor Holdings, L.P. also holds 21,378,504 warrants of the Company.

(2)

Information as of July 16, 2019. Kensington Investments B.V. is a wholly-owned subsidiary of the Abu Dhabi Investment Council Company P.J.S.C., a public joint stock company indirectly owned by the government of Emirate of Abu Dhabi in the United Arab Emirates. Kensington Investments B.V. also holds 10 million warrants of the Company.

(3)	Includes shares held by certain officers and directors. See “Management and Corporate Governance—Share Ownership.”

As of the date of this prospectus, 75,929,000 of our series A shares representing 100% of our outstanding capital stock were publicly traded on the Mexican Stock Exchange. Following the completion of this offering, 85,929,000 of our series A shares and ADSs representing 100% of our outstanding capital stock will be publicly traded on the Mexican Stock Exchange and the NYSE (assuming the placement of all series A shares offered and no exercise of the underwriters’ over-allotment options).

THE GLOBAL OFFERING

The following is a brief summary of the terms of the global offering. For a more complete description of our series A shares and the ADSs, see “Description of the Series A Shares and Bylaws” and “Description of the American Depositary Shares” in this prospectus.

Issuer	Vista Oil & Gas, S.A.B. de C.V.

The international offering	We are offering 9,291,304 series A shares represented by ADSs, through the international underwriters in the United States and other countries outside of Mexico.

The Mexican offering	Concurrently with the international offering, we are offering 708,696 series A shares, through the Mexican underwriters in a public offering in Mexico authorized by the CNBV.

The global offering	The global offering consists of the international offering and the Mexican offering, totaling 10,000,000 series A shares, including series A shares represented by ADSs. The closings of the international offering and the Mexican offering are conditioned upon each other. The number of series A shares represented by ADSs offered in the international offering, and the number of series A shares offered in the Mexican offering, are subject to reallocation between the offerings.

International Underwriters	Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC., Itau BBA USA Securities, Inc., Morgan Stanley & Co. LLC and Santander Investment Securities Inc.

Mexican Underwriters	Citibanamex Casa de Bolsa, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Citibanamex, Casa de Bolsa Credit Suisse (México), S.A. de C.V., Grupo Financiero Credit Suisse (México), Morgan Stanley México, Casa de Bolsa, S.A. de C.V. and Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México.

Shares outstanding after the global

offering	Immediately after the global offering, we will have an aggregate of series A shares, including series A shares represented by ADSs, and an aggregate of 2 series C shares, totaling an aggregate of 85,929,002 shares outstanding (assuming the placement of all series A shares offered and no exercise of the underwriters’ over-allotment options).

Over-allotment option

We have granted to the international underwriters and the Mexican underwriters options, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional series A shares, including series A shares represented by ADSs in the case of the international underwriters, at the public offering prices set forth on the cover of this prospectus less the underwriting discounts and commissions. Any series A shares, including series A shares represented by ADSs issued or sold under the options will be issued and sold on the same terms and conditions as the other series A shares, including series A shares represented by ADSs, that are the subject of the global offering. The international underwriters and Mexican underwriters may exercise these options solely for the purpose of covering over-allotments, if any, made in connection with the global offering, on an independent but coordinated basis.

Series A shares	The series A shares are listed on the Mexican Stock Exchange under the symbol “VISTA.”

ADSs	Each ADS represents one series A share. The ADSs will be issued under a deposit agreement among us, The Bank of New York Mellon, as depositary, and the registered holders, indirect holders and beneficial owners from time to time of ADSs issued thereunder.

Use of proceeds	We estimate that the net proceeds that we will receive in the global offering will be US$85.3 million from our sale of 10,000,000 series A shares (or US$98.7 million if the international underwriters and Mexican underwriters exercise in full their over-allotment options) in the global offering after deducting the underwriting discount and estimated offering expenses payable by us for a total amount of approximately US$7.2 million (US$7.7 million if the international underwriters and Mexican underwriters exercise in full their over-allotment options).

We currently intend to use the net proceeds from the global offering to fund capital expenditures relating to our development plan, which is focused on developing our shale acreage relating to (x) the Bajada del Palo Oeste block, where we plan to drill horizontal wells and (y) Águila Mora and Bajada del Palo Este blocks, which we will be delineating and subsequently starting their development. See “Use of Proceeds.”

Listing and registry	As of the date of this prospectus, our ADSs have been approved for listing on the NYSE under the symbol “VIST.” Our series A shares are listed on the Mexican Stock Exchange under the symbol “VISTA.” We have applied to update the register of the series A shares in the RNV maintained by the CNBV.

Voting rights of ADSs	Holders of ADSs may instruct the depositary to vote the number of deposited series A shares their ADSs represent. See, “Description of the American Depositary Shares—Voting Rights.”

Each series A share will have one vote. Series A shares may be voted as each holder thereof deems appropriate. See “Description of the Series A Shares and Bylaws—Shareholders’ Meetings.”

Ownership limitations

Subject to certain exceptions (including those applicable to transfers or acquisitions or certain other transactions by or among our current shareholders), our bylaws require the approval of our Board of Directors (i) prior to any acquisition of shares resulting directly or indirectly in beneficial ownership of shares representing 10% or more of our outstanding capital stock and (ii) prior to entering into voting agreements or other similar arrangements that result in a change of control in our Company or apply to at least 20% of our outstanding capital stock. The approval of our Board of Directors must be granted or denied within 90 calendar days following notice of the above, so long as our Board of Directors has then received all of the information required to consider and approve such transactions. See ”Description of the Series A Shares and Bylaws—Restrictions on the Transfer of Shares.”

Depositary	The Bank of New York Mellon.

Dividends	We have not paid any cash dividends in the past and do not expect to pay any cash dividends on our series A shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth. In addition, the terms of our existing indebtedness impose certain restrictions on our ability to pay dividends. See “Risk Factors—Our debt obligations include operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.”

Under Mexican law, we may only pay dividends from retained earnings included in financial statements that have been approved at a general shareholders’ meeting, after all losses from prior fiscal years have been satisfied and after at least 5% of net income (after profit sharing and other deductions required by Mexican law) has been allocated to legal reserves, up to an amount equal to 20% of our paid-in capital stock from time to time.

See “Dividend Policy.”

Taxation	Under current Mexican law, dividends paid to non-Mexican Holders of our series A shares or ADSs would be subject to a 10% withholding income tax. The applicable income tax withholding, would be made by the Mexican broker acting as custodian for our series A shares. Non-Mexican Holders that are U.S. companies that are deemed as U.S. tax residents entitled to U.S.-Mexico Tax Treaty benefits may be subject to a 5% withholding tax rate to the extent they own 10% or more of our voting shares.

Gains on the sale of ADSs by non-Mexican holders are exempt from income tax in Mexico insofar as the transaction is conducted through a recognized stock exchange as defined under Mexican applicable law.

For additional details on the Mexican, United States, and Argentine tax considerations, see “Taxation.”

Lock-up agreement	We and certain of our officers and directors have agreed that, for a period of 180 days from the date of this prospectus and subject to certain exceptions, we will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC., as lock-up release agents, dispose of or hedge any of our series A shares, our series C shares, ADSs, or any securities convertible into or exchangeable for our series A shares, our series C shares or ADSs. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC. in their sole discretion, and as lock-up release agents, may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. This agreement is subject to a number of customary exceptions. See “Underwriting.”

Risk factors	See “Risk Factors” beginning on page 28 and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our series A shares or the ADSs.

SUMMARY FINANCIAL AND OPERATING DATA

Our summary financial and operating data is qualified by reference to and should be read in conjunction with “Selected Financial and Operating Data,” “Unaudited Condensed Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Audited Financial Statements, the 1Q 2019 Unaudited Interim Condensed Financial Statements and the Supplemental Financial Statements included elsewhere in this prospectus. Our historical results for any prior period do not necessarily indicate results to be expected for any future period.

The summary unaudited condensed consolidated interim financial data as of March 31, 2019 and for the three-month periods ended March 31, 2019 and 2018 has been derived from our 1Q 2019 Unaudited Interim Condensed Financial Statements included in this prospectus.

The summary consolidated financial data for the period from April 4, 2018 to December 31, 2018 (the 2018 Successor Period) and as of December 31, 2018 and for the period from January 1, 2018 to April 3, 2018 (the 2018 Predecessor Period) has been derived from our Audited Financial Statements included in this prospectus.

The summary consolidated financial data for our Predecessor as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 has been derived from the Audited Financial Statements included in this prospectus. Note 2.5 to the Audited Financial Statements contains the details of our transition to IFRS and application of IFRS 1.

The summary consolidated financial data for APCO Argentina Branch has been derived from the audited pre-acquisition financial statements of APCO Argentina Branch as of April 3, 2018 and for the period beginning on January 1, 2018 to April 3, 2018 and the audited pre-acquisition consolidated financial statements as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 included in this prospectus. The auditors’ reports include qualified opinions due to the omission of comparative financial information.

The summary combined financial data for JDM and 25 de Mayo-Medanito has been derived from the abbreviated combined financial statements of revenues and direct operating expenses for the period beginning on January 1, 2018 to April 3, 2018 and the abbreviated combined financial statements of revenues and direct operating expenses for the year ended December 31, 2017 included in this prospectus.

Our results of operations for the 2018 Successor Period are not directly comparable to our results of operations for the 2018 Predecessor Period and for the year ended December 31, 2017, due to the effects of the Initial Business Combination. Similarly, our results of operations for the three-month period ended March 31, 2019 are not directly comparable to our results of operations for the three-month period ended March 31, 2018, due to the effects of the Initial Business Combination. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note Regarding Comparability of Our Results of Operations.”

In addition, effective January 1, 2019, we adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application on January 1, 2019. Under this method, the standard is applied with the cumulative effect of initially applying the standard recognized at the date of initial application. Accordingly, certain comparisons for the above mentioned new accounting standard and for the recognition of income tax expenses between periods may be affected. See Note 2.2 to our 1Q 2019 Unaudited Condensed Interim Financial Statements.

Under the JOBS Act, emerging growth companies, like Vista, may take advantage of specified reduced financial disclosure requirements. Pursuant to these reduced requirements, we have limited our disclosure in this prospectus to selected financial information of the two most recent fiscal years.

All of the summary financial information included in the following tables is denominated in U.S. Dollars. The financial data that has been derived from our Audited Financial Statements was prepared in accordance with IFRS. The financial data that has been derived from our 1Q 2019 Unaudited Condensed Interim Financial Statements was prepared in accordance with IAS 34. The abbreviated combined financial information relating to JDM and 25 de Mayo-Medanito was prepared in accordance with U.S. GAAP. For further information, see “Presentation of Financial and Other Information—Financial Statements.”

Summary Historical Financial Data

Statements of Financial Position

	Successor		Predecessor
	As of March 31, 2019 Unaudited	As of December 31, 2018	As of December 31, 2017		As of January 1, 2017
	(in thousands of US$, except for shares and per share data)

Assets
Non-current assets
Property, plant and equipment	872,298	820,722	259,229		286,149
Right-of-use assets	8,906	—	—		—
Goodwill	28,484	28,484	—		—
Other intangible assets	31,869	31,600	1,021		1,536
Trade and other receivables	19,748	20,191	297		927
Other financial assets	—	—	—		64

Total non-current assets	961,305	900,997	260,547		288,676

Current assets
Inventories	22,566	18,187	8,215		16,924
Trade and other receivables	90,313	86,050	56,274		40,174
Cash, bank balances and other short-term investments	87,538	80,908	36,835		24,717

Total current assets	200,417	185,145	101,324		81,815

Total assets	1,161,722	1,086,142	361,871		370,491

Shareholders’ equity and liabilities
Shareholders’ equity
Share capital	567,646	513,255	39,239		39,239
Share-based payment reserve	5,265	4,021	—		—
Legal reserve	—	—	7,523		7,523
Voluntary reserve	—	—	385,033		349,248
Accumulated other comprehensive loss	(2,674)	(2,674)	(2,800)		(2,569)
Accumulated Loss	(48,624)	(34,946)	(148,694)		(120,081)

Total shareholders’ equity	521,613	479,656	280,301		273,360

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	136,393	133,757	28,840		38,558
Lease liabilities	7,387	—	—		—
Provisions	16,498	16,186	15,902		14,571
Borrowings	279,867	294,415	—		—
Warrants	39,784	23,700	—		—
Employee defined benefits plan obligation, net	3,535	3,302	4,683		4,366
Other taxes and royalties payable	—	—	2		7
Accounts payable and accrued liabilities	1,003	1,008	—		—

Total non-current liabilities	484,467	472,368	49,427		57,502

Current liabilities
Provisions	3,743	4,140	925		1,615
Leases liabilities	2,378	—	—		—
Borrowings	55,351	10,352	—		—
Salaries and social security payable	4,161	6,348	2,540		2,387
Income tax liability	19,468	22,429	1,401		5,454
Other taxes and royalties payable	6,520	6,515	6,287		5,846
Accounts payable and accrued liabilities	64,021	84,334	20,990		24,327

Total current liabilities	155,642	134,118	32,143		39,629

Total liabilities	640,109	606,486	81,570		97,131

Total shareholders’ equity and liabilities	1,161,722	1,086,142	361,871		370,491

Dividends and Shares
Number of shares	75,909,317	70,409,317	95,443,572	(1)	95,443,572 (1)
Dividends declared	—	—	6,733	(2)	—
Dividends declared per share	—	—	0.07	(2)	—

(1)	Refers to shares of PELSA, as the Company’s predecessor.
(2)	Refers to dividends declared by PELSA, as the Company’s predecessor.

Statements of Profit or Loss and Other Comprehensive Income

	Successor	Predecessor	Successor	Predecessor
	For the three-month period ended March 31, 2019 Unaudited	For the three-month period ended March 31, 2018 Unaudited	For the period from April 4, 2018 through December 31, 2018	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$, except per share data and margins)

Revenue from contracts with customers	93,727	44,463	331,336	44,463	198,075
Cost of sales	(65,713)	(38,623)	(212,581)	(38,623)	(174,401)

Gross profit	28,014	5,840	118,755	5,840	23,674

Selling expenses	(5,695)	(3,091)	(21,341)	(3,091)	(13,264)
General and administrative expenses	(8,705)	(1,466)	(24,202)	(1,466)	(6,774)
Exploration expenses	(126)	(134)	(637)	(134)	(1,049)
Other operating income	627	1,240	2,699	1,240	17,802
Other operating expenses	(2,118)	(135)	(18,097)	(135)	(5,125)
Impairment Recovery of property, plant and equipment	—	—	—	—	5,290

Operating profit	11,997	2,254	57,177	2,254	20,554

Interest income	75	239	2,532	239	166
Interest expense	(5,817)	(23)	(15,746)	(23)	(18)
Other financial results	(14,228)	(1,159)	(22,920)	(1,159)	(436)

Financial results, net	(19,970)	(943)	(36,134)	(943)	(288)

(Loss)/Profit before income tax	(7,973)	1,311	21,043	1,311	20,266
Current income tax expense	(3,069)	(4,615)	(35,450)	(4,615)	(15,956)
Deferred income (tax expense) benefit	(2,636)	(3,345)	(11,975)	(3,345)	9,595

Income tax expense	(5,705)	(7,960)	(47,425)	(7,960)	(6,361)

Net (Loss) profit for the period/year	(13,678)	(6,649)	(26,382)	(6,649)	13,905

Other comprehensive income (loss)	—
Other comprehensive income (loss) that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	—	(89)	(3,565)	(89)	(355)
—Deferred income tax benefit	—	22	891	22	124

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods	—	(67)	(2,674)	(67)	(231)

Other comprehensive loss for the period/year, net of tax	—	(67)	(2,674)	(67)	(231)

Total comprehensive (loss) income for the period/year	(13,678)	(6,716)	(29,056)	(6,716)	13,674
(Losses) Earnings per share attributable to equity holders of the parent	—
Basic—(In U.S. Dollars per share):	(0.19)	(0.07)	(0.37)	(0.07)	0.14
Diluted—(In U.S. Dollars per share):	(0.19)	(0.07)	(0.37)	(0.07)	0.14
Other Financial Information
Adjusted EBITDA(1)	37,135	16,966	146,347	16,966	78,541
Adjusted EBITDA margin(2)	0.40	0.38	0.44	0.38	0.40

(1)

We calculate Adjusted EBITDA as profit (loss) for the period / year plus income tax expense, financial results, net, depreciation, depletion and amortization, transaction costs related to business combinations, restructuring expenses and impairment recovery of property, plant and equipment. We present Adjusted EBITDA because we believe it provides investors with a supplemental measure of the financial performance of our core operations that facilitates period to period comparisons on a consistent basis. Our management uses Adjusted EBITDA, among other measures, for internal planning and performance measurement purposes. Adjusted EBITDA is not a measure of liquidity or operating performance under IFRS and should not be construed as an alternative to net profit, operating profit, or cash flow provided by operating activities (in each case, as determined in accordance with IFRS). Adjusted EBITDA, as calculated by us, may not be comparable to similarly titled measures reported by other companies.
(2)	We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by revenues from contracts with customers.

The following table sets forth the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt:

	Successor	Predecessor	Successor	Predecessor
	For the three-month period ended March 31, 2019 Unaudited	For the three-month period ended March 31, 2018 Unaudited	For the period from April 4, 2018 to December 31, 2018	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$, except margins)

Net (Loss) Profit for the period/year	(13,678)	(6,649)	(26,382)	(6,649)	13,905
Income tax expense	5,705	7,960	47,425	7,960	6,361
Financial results, net	19,970	943	36,134	943	288
Depreciation, depletion and amortization	24,471	14,712	74,772	14,712	63,277
Transaction costs related to business combinations	—	—	2,380	—	—
Restructuring expenses	667	—	12,018	—	—
Impairment recovery of property, plant and equipment	—	—	—	—	(5,290)

Adjusted EBITDA	37,135	16,966	146,347	16,966	78,541
Revenue from contracts with customers	93,727	44,463	331,336	44,463	198,075

Adjusted EBITDA margin	0.40	0.38	0.44	0.38	0.40

	Successor
	As of March 31, 2019	As of December 31, 2018
	(in thousands of US$)
Current and non-current borrowings	335,218	304,767
Cash, bank balances and other short term investments	87,538	80,908

Net Debt	247,680	223,859

Summary Unaudited Condensed Pro Forma Financial Data

The following information sets forth our summary pro forma financial data for the year ended December 31, 2018. We have derived the summary pro forma consolidated financial data for the year ended December 31, 2018 from our unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2018. The unaudited pro forma condensed consolidated statements of income have been prepared to give pro forma effect to the Initial Business Combination as if such acquisitions had occurred on January 1, 2018.

The summary pro forma financial data presented below should be read in conjunction with “Unaudited Condensed Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Audited Financial Statements and the Supplemental Financial Statements included elsewhere in this prospectus.

Summary Unaudited Pro Forma Condensed Consolidated Statement of Profit or Loss for the year ended December 31, 2018

(in thousands of US$, except for shares, per share data and margins)

	VISTA (Pro forma Consolidated)
Revenue from contracts with customers	435,656
Cost of sales	(290,103	)(1)

Gross profit	145,553

Selling expenses	(25,342)
General and administrative expenses	(29,984)
Exploration expenses	(804)
Other operating income	9,548
Other operating expenses	(15,891)
Impairment loss of property, plant and equipment	(435)

Operating profit	82,645

Interest income	2,899
Interest expense	(26,237)
Other financial results	(10,673)

Financial results, net	(34,011)

Profit before income tax	48,634

Income tax expense	(58,153)

Loss for the period	(9,520)

Basic losses per share:	(0.17)
Diluted losses per share:	(0.17)
Weighted average shares outstanding (basic)	70,409,317
Weighted average shares outstanding (diluted)	70,409,317
Other Pro Forma Financial Information
Pro Forma Adjusted EBITDA(2)	194,958
Pro Forma Adjusted EBITDA margin(3)	44.8%

(1)

Includes pro forma operating expenses, pro forma depreciation, depletion and amortization and pro forma royalties by 124,455, 99,343 and 66,583, respectively, net of pro forma crude oil stock fluctuation gain of 278.

(2)

We calculate pro forma Adjusted EBITDA as pro forma Loss for the year plus pro forma income tax expense, pro forma financial results, net, pro forma depreciation, depletion and amortization, pro forma restructuring expenses and pro forma impairment loss of property, plant and equipment. See “Presentation of Financial and Other Information—Non-IFRS Financial Measurements.”

(3)

We calculate pro forma Adjusted EBITDA Margin as the ratio of pro forma Adjusted EBITDA to pro forma revenue from contracts with customers. See “Presentation of Financial and Other Information—Non-IFRS Financial Measurements.”

The following table sets forth the reconciliation of pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin:

For the year ended December 31, 2018
Pro forma loss for the year	(9,520)
Plus:
Pro forma income tax expense	58,153
Pro forma financial results, net	34,011
Pro forma depreciation, depletion and amortization	99,861
Pro forma restructuring expenses	12,018
Pro forma impairment loss of property, plant and equipment	435

Pro forma Adjusted EBITDA	194,958

Pro forma revenue from contracts with customers	435,656

Pro forma Adjusted EBITDA margin	44.8%

Summary Historical Reserves and Operating Data

Reserves Data

The following table sets forth summary information about the oil and natural gas reserves of the assets we own in Argentina pursuant to the Reserves Report as of December 31, 2018. The reserves included below were calculated at their respective working interest percentages as of December 31, 2018, including 100% in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito. Royalties payable to provinces have not been deducted from reported volumes given that substantially all of our reserves are currently in Argentina and under Argentine law royalties constitute a production tax payable in cash (and do not give provinces a direct interest in such production to make lifting and sales arrangements independently). We account for royalties as cost of sales.

We believe that our estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with the SEC rules and ASC 932, as amended. Accordingly, crude oil prices used to determine proved reserves were the average price during the 12-month period prior to the ending date of the December 31, 2018 and 2017 and January 1, 2017 reports, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, we used average realized gas prices during the year to determine our gas reserves. For more information, see Note 35 of our Audited Financial Statements.

Reserves quantity information for the year ended December 31, 2018

	Total	Total by product
		Argentina		Mexico(6)
	All products	Crude oil, condensate and NGL (MMbbl)(4)	Consumption(5) plus natural gas sales (MMboe)	Crude oil, condensate and NGL (MMbbl)	Consumption plus natural gas sales (MMboe)
Proved developed and undeveloped reserves in MMboe:
Beginning of year(1)	52.2	32.6	19.6	—	—
Revisions of previous estimates	—	—	—	—	—
Improved recovery	—	—	—	—	—
Purchases of minerals in place	—	—	—	—	—
Extensions and discoveries(2)	15.0	7.2	7.8	—	—
Production(3)	(9.6)	(5.6)	(4.0)	—	—
Sales of minerals in place	—	—	—	—	—
End of year	57.6	34.2	23.4	—	—

(1)	Proved technical volumes as of December 31, 2017 are based on the working interest of the entities and assets acquired in the Initial Business Combination.
(2)

Includes proved reserves from developments carried out by Vista since April 4, 2018 in unconventional concession Coirón Amargo Sur Oeste and the unconventional development in Bajada del Palo Oeste. Also includes development of conventional natural gas reserves in Lotena formation in Bajada del Palo Oeste. Extensions include the additional reserves of crude oil, condensate and natural gas stemming from the 35-year term unconventional exploitation concession granted on December 21, 2018 and expiring in December 2053 in the Bajada del Palo Oeste and Bajada del Palo Este concessions.

(3)

Includes production of the entities and assets acquired in the Initial Business Combination based on their working interest from January 1, 2018 to April 3, 2018, and Vista’s production based on our working interest from April 4, 2018 to December 31, 2018.

(4)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 5.2% and 3.1% of our proved developed and undeveloped reserves as of January 1, 2018 and December 31, 2018, respectively.

(5)	Natural gas consumption represented 27.2% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2018, and 16.9% as of December 31, 2018.
(6)	Less than 1 MMboe.

Reserves quantity information for the year ended December 31, 2017(1)

	Total	Total by product
		Argentina		Mexico
	All products	Crude oil, condensate and NGL (MMbbl)(2)	Consumption plus natural gas sales (MMboe)(3)	Crude oil, condensate and NGL (MMbbl)	Consumption plus natural gas sales (MMboe)
Proved developed and undeveloped reserves in MMboe:
Beginning of year	58.8	39.7	19.1	—	—
Revisions of previous estimates	3.4	(1.2)	4.6	—	—
Improved recovery	—	—	—	—	—
Purchases of minerals in place	—	—	—	—	—
Extensions and discoveries	—	—	—	—	—
Production	(10.0)	(5.9)	(4.1)	—	—
Sales of minerals in place	—	—	—	—	—
End of year	52.2	32.6	19.6	—	—

(1)	Proved technical volumes as of December 31, 2016 and 2017 are based on the working interest of the entities and assets acquired in the Initial Business Combination.
(2)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 4.8% and 5.2% of our proved developed and undeveloped reserves as of January 1, 2017 and December 31, 2017, respectively.

(3)	Natural gas consumption represented 30.9% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2017, and 27.2% as of December 31, 2017.

Production Results and Other Operating Data

The following table sets forth summary unaudited information about the oil and natural gas historical production volumes and other relevant operating and financial data of the assets we own in Argentina. The historical production volumes and other relevant operating data included below was calculated at their respective working interest percentages, including 100% working interest in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito, 90% in Águila Mora in each case for the periods indicated. Royalties payable to provinces have not been deducted from our net production amounts given that substantially all of our production is currently in Argentina and under Argentine law royalties constitute a production tax payable in cash (and do not give provinces a direct interest in such production to make lifting and sales arrangements independently). We account for royalties as cost of sales.

	Successor		Predecessor
	Three-month period ended March 31,	Period from April 4 to December 31,	Period from January 1 to April 3,	Year ended December 31,
	2019	2018		2017

Net production volumes(1):
Oil (MMbbl)	1.4	4.0	0.5	2.4
Natural Gas (Bncf)	5.0	14.0	2.7	9.8
NGL (MMboe)	0.1	0.2	0.1	0.2
Total (MMboe)	2.3	6.7	1.1	4.4
Average daily net production (boe/d)	25,693	24,425	11,583	12,032
Average realized sales price(2):
Oil (US$/bbl)	56.7	67.2	60.8	60.7
Natural Gas (US$/MMBtu)	3.7	4.6	4.1	4.5
NGL (US$/bbl)	23.52	34.17	29.74	23.26
Average realized sales price (US$/boe)	40.5	49.3	42.7	45.1
Average unit costs (US$/boe)(3):
Operating expenses	12.0	12.8	17.6	17.6
Royalties(4)	6.4	7.5	6.5	6.4
Depreciation, depletion and amortization	10.6	11.1	13.6	13.9
Other data (in thousands of US$)
Operating expenses	27,769	86,245	18,367	77,461
Royalties(4)	14,799	50,323	6,795	28,163
Depreciation, depletion and amortization	24,471	74,772	14,194	61,211

(1)

Measured based on our working interest. There was no production due to others during the applicable periods. Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

(2)

For periods ending on or before April 3, 2018 we calculate our average realized sales price per bbl of oil, per MMBtu of natural gas, per ton of NGL and per boe of total production by dividing our total revenue from oil, natural gas, NGL and total production for the relevant period, respectively, by the production of oil, natural gas, NGL and total production in such period, respectively. For subsequent periods, we calculate our average realized sales price (i) per bbl of oil by dividing our total revenue from oil for the period by the volume of oil sold in such period, (ii) per MMBtu of natural gas and per ton of NGL by multiplying the monthly weighted sales price per client by the corresponding volume sold in each month, divided by the total volume sold during the relevant period, and (iii) per boe of total production by dividing our total revenues for the relevant period by our total production in that period.
(3)

We calculate average unit costs per boe by dividing operating expenses, royalties or depreciation, depletion and amortization for the relevant period, as applicable, by average daily net production multiplied by days in each period (365 days for 2017, 90 days for 2018 Predecessor Period, 275 days for 2018 Successor Period and 90 days for three-month period ended March 31, 2019).

(4)

Measured based on our working interest. Royalties are applied to the total production of the concessions, and are calculated by applying the applicable royalty rate to the production, after discounting certain expenses in order to bring the value of the cubic meter of crude oil, natural gas and liquefied gas at a price from wellhead.

Summary Financial Data for APCO Argentina Branch (subsequently APCO Oil & Gas S.A.U.)

Statements of Financial Position

	As of April 3, 2018	As of December 31, 2017	As of January 1, 2017
	(in thousands of US$)
Assets
Non-current assets
Property, plant and equipment	73,741	78,078	85,943
Intangible assets	76	101	124
Trade and other receivables	24	29	130

Total non-current assets	73,841	78,208	86,197

Current assets
Inventories	1,977	1,191	1,213
Other financial assets	—	19	—
Trade and other receivables	14,798	12,266	36,559
Cash and cash equivalents	6,755	7,241	9,033

Total current assets	23,530	20,717	46,805

Total assets	97,371	98,925	133,002

	As of April 3, 2018	As of December 31, 2017	As of January 1, 2017
Head Office account and liabilities
Head Office account
Head Office contributions	14,457	14,457	14,457
Operating account with Head Office	65,156	65,156	89,885
Accumulated losses	(7,704)	(6,265)	(6,265)
Accumulated other comprehensive losses	(880)	(880)	(587)

Total Head Office account	71,029	72,468	97,490

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	5,764	4,358	10,554
Provisions	5,778	5,796	5,116
Employee defined benefits plan obligation, net	1,514	1,473	1,372
Salaries and social security payable	—	—	4

Total non-current liabilities	13,056	11,627	17,046

Current liabilities
Provisions	278	300	232
Borrowings	—	—	3,978
Salaries and social security payable	564	828	776
Income tax liability	4,449	4,390	1,162
Other taxes and royalties payable	1,071	1,081	1,785
Accounts payable and accrued liabilities	6,924	8,231	10,533

Total current liabilities	13,286	14,830	18,466

Total liabilities	26,342	26,457	35,512

Total Head Office account and liabilities	97,371	98,925	133,002

Statements of Profit or Loss and Other Comprehensive Income

	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$)
Revenue from contracts with customers	17,690	66,059
Cost of revenues
Crude oil stock fluctuation	786	(22)
Operating expenses	(6,868)	(32,261)
Depreciation, depletion and amortization	(5,614)	(18,506)
Royalties	(2,909)	(11,371)

Gross profit	3,085	3,899

Selling expenses	(789)	(3,302)
General and administrative expenses	(1,154)	(4,909)
Exploration expenses	(26)	(148)
Impairment of property, plant & equipment	(435)	(1,080)
Other operating income	588	5,165
Other operating expenses	—	(69)

Operating profit / (loss)	1,269	(444)

Interest income	5	629
Interest expense	(28)	(811)
Other financial results	128	3,541

Financial results, net	105	3,359

Profit before income tax	1,374	2,915
Income tax expense	(2,813)	(3,642)

Loss for the period/year	(1,439)	(727)

Other comprehensive loss
Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	—	(332)
—Income Tax benefit	—	39

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods	—	(293)

Other comprehensive loss for the period/year, net of income tax	—	(293)

Total comprehensive loss for the period/year	(1,439)	(1,020)

Summary Combined Financial Data for JDM and 25 de Mayo-Medanito

	Period from January 1, 2018 to April 3, 2018	Year ended December 31, 2017
	(in thousands of US$)
Revenues	39,796	150,867
Direct operating expenses	(18,213)	(78,674)

Revenues in excess of direct operating expenses	21,583	72,193

RISK FACTORS

You should carefully consider the following risk factors in evaluating us and our business before purchasing our series A shares or the ADSs. In particular, you should consider the risks related to an investment in companies operating in Argentina, Mexico and Latin America generally, for which we have included information in these risk factors to the extent that information is publicly available. In general, investing in the securities of issuers whose operations are located in emerging market countries such as Argentina and Mexico involve a higher degree of risk than investing in the securities of issuers whose operations are located in the United States or other more developed countries. If any of the risks discussed in this prospectus actually occur, alone or together with additional risks and uncertainties not currently known to us, or that we currently deem immaterial, our business, financial condition, results of operations and prospects may be materially adversely affected. If this were to occur, the value of our series A shares or the ADSs may decline and you may lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus, including the Audited Financial Statements, and the Supplemental Financial Statements and the related notes thereto. You should also carefully review the cautionary statements referred to under “Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in this prospectus.

Risks Related to our Business and Industry

The oil and gas industry is subject to particular operational and economic risks.

Oil and gas E&P activities are subject to particular economic and industry-specific operational risks, some of which are beyond our control, such as production, equipment and transportation risks, as well as natural hazards and other uncertainties, including those relating to the physical characteristics of onshore and offshore oil or natural gas fields. Our operations may be curtailed, delayed or canceled due to bad weather conditions, mechanical difficulties, shortages or delays in the delivery of equipment, compliance with governmental requirements, fire, explosions, blow-outs, pipe failure, abnormally pressured formations, and environmental hazards, such as oil spills, gas leaks, ruptures or discharges of toxic gases. In addition, we operate in politically sensitive areas where the local population or other stakeholders have interests that from time to time may conflict with our production or development objectives. If these risks materialize, we may suffer substantial operational losses, disruptions to our operations and harm to our reputation. Additionally, if any operational incident occurs that affects local communities and ethnic communities in nearby areas, we will need to incur additional costs and expenses in order to remediate affected areas and to compensate for any damages we may cause. These additional costs may have a negative impact on the profitability of the projects we may decide to undertake. Drilling may be unprofitable, not only with respect to dry wells, but also with respect to wells that are productive but do not produce sufficient revenues to return a profit after drilling, operating and other costs are considered.

We are exposed to the effects of fluctuations in the international prices of oil and gas.

International oil and gas prices have fluctuated significantly in past years and they will most likely continue fluctuating in the future. For example, during 2015, 2016 and 2017, the reference price of the Brent benchmark has fluctuated significantly, with average prices of US$53.50/bbl, US$45.13/bbl, and US$54.75/bbl for each of those years, respectively. During June 2017, the average price was US$47.55/bbl, and in December 2017 it was US$64.09/bbl. During the year ended December 31, 2018, the average price was US$72.18/bbl. During the three-month period ended March 31, 2019, the average price was US$63.83/bbl.

Factors affecting international prices for crude oil and related oil products include: political developments in crude oil producing regions, particularly the Middle East; the ability of the Organization of Petroleum Exporting Countries (“OPEC”) and other crude oil producing nations to set and maintain crude oil production levels and prices; global and regional supply and demand for crude oil, gas and related products; competition from other energy sources; domestic and foreign government regulations; weather conditions and global and local conflicts or acts of terrorism. Qatar left OPEC on January 1, 2019 and it has increased significantly its natural gas production capacity in the recent months. We cannot predict how these decisions will influence oil and related oil products prices and we have no control over these factors. Price volatility curtails the ability of industry participants to adopt long-term investment decisions given that returns on investments become unpredictable.

Furthermore, our realized crude oil price depends on several factors such as international crude oil prices, international refining spreads, processing and distribution costs, biofuel prices, exchange currencies, local demand and supply, domestic refining margins, competition, stocks, local taxation, and domestic margins for our products, among others.

A substantial or extended downturn in the international prices of crude oil and its derivatives could have a material adverse effect on our business, operating results, and financial condition, as well as the value of our reserves and the market value of our series A shares or ADSs.

Oil and gas price volatility could harm our investment projects and development plans.

In terms of investments, we budget capital expenditures related to exploration and development by considering, among others, current and expected local and international market prices for our hydrocarbon products.

Substantial or extended declines in international crude oil prices or its derivatives, may have an impact on our investment plans. Also, if crude oil prices in the domestic market drop for an extended period (or if prices for certain products do not match cost increases), this could cause a decline in the economic viability of our drilling projects.

Additionally, significant downturns in the prices of crude oil and its derivatives could force us to incur future impairment expenses, reduce or alter the term of our capital investments, and this could affect our production forecasts in the medium term and our estimate of reserves towards the future.

These factors could also lead to changes to our development plans, which could lead to the loss of proved developed reserves and proved undeveloped reserves and could also adversely affect our ability to improve our hydrocarbon recovery rates, find new reserves, develop unconventional resources and carry out our other capital expenditure plans. In turn, such change in conditions could have an adverse effect on our financial condition and results of operations. Additionally, it could also have an impact on our operating assumptions and estimates and, as a result, affect the recovery value of certain assets.

We are exposed to the effects of fluctuations and regulations in the domestic prices of oil and gas.

Most of our revenue in Argentina and Mexico is derived from sales of crude oil and natural gas. The domestic price of crude oil has fluctuated in the past in such countries not only due to international prices, but also due to local taxation, macroeconomic conditions and refining margins.

Although oil prices in Argentina and Mexico have not perfectly reflected the upward or downward changes in the international price of oil, such fluctuations have had an impact on the local prices for the commercialization of crude oil. In the event that the reference price of the international crude oil falls, and this substantially translates to the local market price of oil, which we cannot control, it could affect the economic viability of our projects, generating a loss of reserves as a result of changes in our development plans, our assumptions and our estimates, and consequently affect the recovery value of certain assets.

Additionally, the prices that we are able to obtain for our hydrocarbon products are also affected by domestic regulations. For example, the Argentine government has adopted a policy geared towards the convergence between domestic prices for crude oil and related products and international benchmark prices for such products. This convergence finally occurred during the second half of 2017. However, after the recent liberalization of the domestic market, the Argentine government introduced export duties on all products, including crude oil and natural gas exports. In the event that domestic prices for certain products decrease and export limitations remain in place or are imposed, our ability to improve hydrocarbon recovery rates, find new reserves and carry out certain other capital expenditure plans may be adversely affected, which in turn might have an adverse effect on our results of operations.

Also, in the context of fluctuations of the Brent Crude Oil benchmark, exchange rate and biofuel prices, in May 2018 the Argentine Executive Branch, acting through the Argentine Secretariat of Energy, entered into a price stabilization agreement with main refiners in Argentina involving a compensation account in order to stabilize gasoline pump prices in the local market in the short term (the “ Refiners Agreement”). The duration of the Refiners Agreement was set for an eight-month period beginning May 1, 2018. Through this agreement, the top three refiners in Argentina committed themselves not to increase oil prices during the months of May and June of 2018. In exchange, the Argentine Secretariat of Energy undertook the obligation to transfer to the compensating account the accumulated backlog as of the date of execution of the Refiners Agreement (12% over the public selling price of crude oil) and the necessary adjustments resulting from the variations of the costs (crude oil, exchange rate and biofuel prices) not transferred into the prices for May and June of 2018. All of this was calculated based on the fluctuations of the Brent benchmark, exchange rate and biofuel prices. Under the terms of the Refiners Agreement, as of July 2018 and for the period from July to December 2018, the refiners were entitled to determine oil prices if the adjustments made to them based on the variations of the Brent benchmark, exchange rate and biofuel prices were not enough to cover their costs. In case the refiners did not recover cost variations not transferred into the prices during the term of the agreement, the Argentine Executive Branch, through the Argentine Secretariat of Energy, undertakes the obligation to make such recovery effective before March 31, 2019. The Argentine Secretariat of Energy extended the invitation to enter into this agreement to all oil companies in the upstream business. Upstream companies undertook to sell their oil production at certain prices referenced to oil Brent price, with a compensatory mechanism not defined at that time.

Notwithstanding our expectation to substantially maintain our domestic prices with reference to those prevailing in international markets, we cannot assure you that other factors that are also considered in our pricing policy such as those mentioned above, resulting in our local prices not completely reflecting international prices, thus affecting our business, results of operations and financial condition.

Our results of operations may be affected by limitations on our ability to increase oil and gas prices.

In the recent past, as a result of economic, political, and regulatory developments, the prices of crude oil, diesel, and other fuels in Argentina have differed significantly from the international and regional markets, and the ability to increase or maintain such prices to match international standards has been challenged. International prices of crude oil and its derivatives have experienced a significant decline since the second half of 2014.

On January 11, 2017, the Argentine Secretariat of Energy and Argentine producers and refineries signed the “Agreement for the Transition to International Prices of the Argentina Hydrocarbon Industry,” establishing a price schedule in order for the price of the barrel of oil produced in Argentina to track international prices during 2017. This agreement (under which a price determination and review system was established for 2017) was in force until December 31, 2017, but before this date, the aforementioned price convergence was achieved. Therefore ME&M notified the parties to the agreement that, pursuant to its sub-section 9, starting from October 1, 2017, commitments assumed through such agreement would be suspended. As of the date of this prospectus, internal crude and refined fuel market prices in Argentina are determined by supply and demand rules.

However, the recent macroeconomic instability faced by emerging markets and Argentina have impacted the oil and gas sector as well. Between May 2, 2018 and October 1, 2018, the Argentine Peso slid from 20.9 to 38.7 Argentine Pesos per U.S. Dollar according to the U.S. Dollar buying rate published by Banco de la Nación

Argentina. The fact that end user domestic prices are set in local currency and upstream companies were therefore to some extent unable to pass through the devaluation of Argentine currency downstream resulted in lower Dollar-denominated prices. Although the prices of natural gas in Argentina are denominated in U.S. Dollars, the rates paid by regulated end users are denominated in Argentine Pesos. Between May 1, 2018 and October 1, 2018, Brent Crude Oil increased from approximately US$73.1 to US$85.0 per barrel. On September 4, 2018, pursuant to Decree No. 793/2018, the Argentine government introduced export duties of 12% with a cap of 4 Argentine Pesos per U.S. Dollar, thus reducing export parity and affecting crude oil prices in the domestic market. Oil producers have been able to maintain realized prices in U.S. Dollars relatively flat during the second, third and fourth quarters of 2018, but have not been able to capture the upside of the increase in Brent Crude Oil in the second and third quarters of 2018 nor have been affected by its decrease in the fourth quarter of 2018.

In the past, the Mexican government has imposed price controls on the sales of natural gas, NGL, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. Although as of the date of this prospectus, sales prices of gasoline and diesel are determined by the free market, the Mexican government could impose additional price controls on the domestic market in the future.

We cannot assure you that we will be able to maintain or increase the domestic price for our products, and our inability to do so could adversely affect our operations, cash flows and/or expectations.

Our operations are subject to extensive and changing regulation in the countries in which we operate.

The oil and gas industry is subject to extensive regulation and control by governments in which companies like ours conduct operations, including laws, regulations and rules enacted by federal, state, provincial and local governments. These regulations relate to the award of exploration and development areas, production and export controls, investment requirements, taxation, price controls and environmental aspects, among others. As a result, our business is to a large extent dependent upon regulatory and political conditions prevailing in the countries in which we operate, as described below, and our results of operations may be materially and adversely affected by regulatory and political changes in these countries.

We cannot assure you that changes in applicable laws and regulations, or adverse judicial or administrative interpretations of such laws and regulations, will not adversely affect our results of operations. Similarly, we cannot assure you that future government policies will not adversely affect the oil and gas industry.

We also cannot provide assurances that concessions will be extended in the future as a result of the review by the controlling entities regarding the investment plans presented for analysis or that additional requirements to obtain extensions of permits and concessions will not be imposed.

Furthermore, there can be no assurance that regulations or taxes (including royalties) enacted by the provinces or states in which we operate will not conflict with federal law and regulations, and that such taxes or regulations will not adversely affect our results of operations or financial condition.

Argentina

The Argentine hydrocarbons industry is extensively regulated both by federal, provincial, and municipal regulations in matters including the award of exploration permits and exploitation concessions, investment, royalty, price controls, export restrictions and domestic market supply obligations. The Argentine government is further empowered to design and implement federal energy policy, and has used these powers before to establish export restrictions on the free disposition of hydrocarbons and export proceeds and to impose duties on exports, to induce private companies to enter into pricing agreements with the government or, more recently, to impose price agreements among producers and refiners or create fiscal incentive programs to promote increased production. Jurisdictional controversies among the federal government and the provinces are not uncommon. Any such controversies or export restrictions or any other measures imposed by Argentine authorities could have a material adverse effect on our future business, financial condition, results of operations, cash flows and/or prospects and as a consequence, the market value of our series A shares or ADSs may decline.

Mexico

Mexico has developed a new legal framework for the regulation of the energy sector based on a number of constitutional amendments approved by the Mexican Congress in December 2013 and implementing legislation enacted in 2014, including the amendment of certain existing laws in August 2014 and the issuance of new regulations in October 2014. Given the recent creation of this legal framework and the lack of judicial precedents, it is uncertain how it could be interpreted by a court or governmental authority in practice. We therefore cannot predict the manner in which this new legal framework will affect our ability to complete additional acquisitions in Mexico and/or our future business, financial condition, results of operations, cash flows and/or prospects. For example, since the publication of the constitutional amendments relating to the Mexican energy sector in December 2013, a number of Mexican authorities and government-related entities have enacted more than 100 laws, regulations, resolutions, rules, notices and other provisions relating to hydrocarbons, the vast majority of which are intended to regulate the activities of participants in the Mexican energy sector. Additionally, a new president was elected in Mexico, taking office on December 1, 2018. As of the date of this prospectus, the new president’s political party holds an absolute majority in the Chamber of Deputies and in the Mexican senate. We cannot provide any assurances that the Mexican government will construe or enforce these new laws, rules and regulations in the same manner than the former administration and legislative power or that there will not be any material change to the oil and gas legal framework, which could adversely affect our business and prospects in Mexico.

Natural gas subsidies to natural gas producers may be limited or eliminated in the future.

We may benefit in the future from subsidies granted to natural gas producers of unconventional reservoirs in the Neuquina basin. We cannot assure you that any changes or adverse judicial or administrative interpretations of such regimes, will not adversely affect our results of operations. The Argentine government has announced that it will restrict or eliminate such subsidies in the future, although such changes have not been implemented as of the date of this prospectus. The restriction or elimination of such subsidies would negatively affect the selling price of our products and therefore result in a decrease of our revenues.

Oil and gas exploitation concessions, exploration permits and production and exploration contracts are subject to certain conditions and may be revoked or not renewed.

Argentina

Pursuant to the Hydrocarbons Law, oil and gas concessions or permits awarded by the Argentine government are valid for 25-,30- or 35-year periods depending on the type of concession and may be renewed for additional 10-year periods. The power and authority to extend the term of existing and future concessions, permits, and agreements lies with the government of the province where the relevant asset is located (or with the Argentine government in the case of assets located beyond 12 miles from the coast). In order for a concession or permit to be eligible for the extension, its holder must (i) be in compliance with its obligations under the Hydrocarbons Law and with the terms of such concession or permit, including those relating to the payment of taxes and royalties, the contribution of the requisite technology, equipment, and personnel, and the satisfaction of various environmental, investment, and development commitments; (ii) produce hydrocarbons in the area for which the concession was granted; and (iii) submit an investment plan for the development of the relevant areas as requested by the competent authorities at least one year prior to the expiration of the original term of the concession. In addition, holders of concessions who apply for extensions under Law No. 27,007 may be required to pay additional royalties ranging from 3% to 18%. Under the Hydrocarbons Law, failure to meet the aforementioned standards and obligations may result in the imposition of fines, and material violations which remain uncured upon expiration of the relevant cure period may result in the revocation of the concession or permit.

No assurance can be given that our concessions will be renewed in the future by the competent authorities based on the investments plans submitted to that effect, or that such authorities will not impose additional requirements for the renewal of such concessions or permits.

Mexico

Our E&P license contracts are valid for 30 years and may be renewed for up to two additional periods of up to 5 years each, subject to the terms and conditions set out in the respective contracts. The power and authority to extend the term of existing and future contracts lies with the CNH. Under the existing contracts, in order for an E&P license contract to be eligible for an extension, the developer must (i) be in compliance with the terms of such contracts, (ii) submit an amendment proposal to the development plan and (iii) commit to maintain ‘sustained regular production’ throughout each extension.

No assurance can be given that our contracts will be renewed in the future by the CNH based on the investments plans submitted to that effect, that such authority will not impose additional requirements for the renewal of such contracts, or that we will continue to have a good business relationship with the new and future administrations.

Our business requires significant capital investments and maintenance cost.

The oil and natural gas industry is capital-intensive as it requires heavy investments in capital goods. We make and expect to continue to make substantial capital expenditures related to development and acquisition projects and in order to maintain or increase the amount of our hydrocarbon reserves, incurring significant maintenance costs.

We have funded, and we expect that we will continue to fund, our capital expenditures with cash generated by existing operations and the proceeds from this offering; however, our financing needs may require us to alter or increase our capitalization substantially through the issuance of debt or equity securities or the sale of assets. We cannot guarantee that we will be able to maintain our current production levels, generate sufficient cash flow or that we will have access to sufficient borrowing or other financing alternatives to continue our exploration, exploitation and production activities at current or higher levels.

Additionally, the incurrence of additional indebtedness would require that a portion of our cash flow from operations be used for the payment of interest and principal on our indebtedness, thereby reducing our ability to use cash flow from operations to fund working capital, capital expenditures and acquisitions. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of various factors, including oil and natural gas prices; actual drilling results; the availability of drilling rigs and other services and equipment; and regulatory, technological and competitive developments. We may decrease our actual capital expenditures in response to lower commodity prices, which would negatively impact our ability to increase production.

If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. If additional capital is needed, we may not be able to obtain debt or equity financing on terms acceptable to us, if at all. If cash flow generated by our operations are not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to development of our properties. This, in turn, could lead to a decline in production, and could materially and adversely affect our business, financial condition and results of operations, and the market value of our series A shares or ADSs may decline.

Unless we replace our existing oil and gas reserves, the volume of our reserves will decrease over time.

The production of oil and gas deposits decreases as reserves drain with the range of decrease depending on the characteristics of the reserves and the available amount of reserves decreases as reserves are produced and consumed. The future level of oil and gas reserves, as well as the level of production, and therefore of our revenues and cash flows depend on our ability to develop current reserves, and to find or acquire recoverable reserves to be developed. We may not be able to identify commercially exploitable deposits, complete or produce more oil and gas reserves, and the wells we plan to drill may not result in the discovery or production of oil or natural gas. If we are unable to replenish production, the value of our reserves will decline and our financial condition, results of operations, cash flow and market value of our series A shares and ADSs could be negatively affected.

The oil and gas reserves that we estimate are based on assumptions that could be inaccurate.

The information as of December 31, 2018 regarding our proved reserves, included in this document as estimated quantities of proved reserves is derived from estimates as of December 31, 2018 included in the 2018 Reserves Report prepared by GCA, a third-party expert. Although they are classified as “proved reserves,” the reserve estimates established in the 2018 Reserves Report are based on certain assumptions that could be incorrect. Assumptions made by GCA include oil and gas sale prices determined in accordance with the guidelines established by the SEC, as well as future expenditures and other economic assumptions (including interests, royalties and taxes) as provided by us, in each case as set forth in the 2018 Reserves Report. For more information please refer to the 2018 Reserves Report attached hereto as Exhibit 99.1.

The estimation process begins with an initial review of the assets by geophysicists, geologists and engineers. A reserve coordinator ensures the integrity and impartiality of the estimates through the supervision and support of the technical teams responsible for preparing the reserve estimates. We maintain an internal staff of petroleum engineers and geoscience professionals who work closely with our independent reserves engineers to ensure the integrity, accuracy and timeliness of data furnished to our independent reserves engineers in their estimation process and who have knowledge of the specific properties under evaluation. Our Chief Operating Officer is primarily responsible for overseeing the preparation of our reserves estimates and for the internal control over our reserves estimation. Reserve engineering is an objective process to estimate the accumulations in the subsurface but entails a certain degree of uncertainty. Estimates of reserves depend on the quality of the engineering and geology data at the date of estimation and the manner in which it is interpreted.

Many of the factors, assumptions and variables involved in estimating proved reserves are beyond our control and are subject to change over time. Consequently, measures of reserves are not precise and are subject to revision. Any downward revision in our estimated quantities of proved reserves could adversely impact our financial condition and results of operations, and ultimately have a material adverse effect on the market value of our series A shares or ADSs.

In addition, reserve engineering is a subjective process for estimating oil and gas accumulations that cannot be accurately measured, and the estimates of other engineers may differ materially. A number of assumptions and uncertainties are inherent in estimating the amounts that make up the proven reserves of oil and gas, including the projection of production, the time and amount of development expenditures, testing and production after the date of the estimates, the quality of available geological, technical and economic data and its interpretation and judgment, the production performance of reservoirs, developments such as acquisitions and dispositions, new discoveries and extensions of existing fields and the application of improved recovery techniques and the prices of oil and gas, many of which are beyond our control and are subject to change over time. Consequently, measures of reserves are not precise and are subject to revision. Also, the results of drilling, testing, and production after the estimate date may require revisions. The estimate of our oil and gas reserves would be affected if, for example, we were not able to sell the oil and natural gas that we produced. In addition, the estimation of “proved oil and natural gas reserves” based on Argentine Secretariat of Energy Resolution No. 324/2006 and Secretariat of Hydrocarbon Resources Resolution No. 69-E/2016 may differ from the standards required by SEC’s regulations. See “–Oil and Gas Regulatory Framework in Argentina—Reserves and Resources Certification in Argentina.”

As a result, reserve estimates could be materially different from the amounts that are ultimately extracted, and if such amounts are significantly lower than the initial reserves estimates it could result in a material adverse effect on our financial performance, operating results and the market value of our series A shares and ADSs.

We may not be able to acquire, develop or exploit new reserves which could adversely affect financial condition and our results of operations.

Our future success largely depends on our ability to produce oil and gas from existing reserves, to discover additional oil and gas reserves, and to economically exploit oil and gas from these reserves. Unless we are successful in our exploration of oil and gas reserves and their development or otherwise acquire additional reserves, our reserves would show a general decline in oil and gas as long as oil and gas production continue. The drilling activities are also subject to numerous risks and may involve unprofitable efforts, not only with respect to dry wells but also with respect to wells that are productive but do not produce enough net income to derive profit after covering drilling costs and other operating costs. The completion of a well does not assure a return on investment or recovery of the costs of excavation, completion and operating costs.

There is no guarantee that our future exploration and development activities will be successful, or that we will be able to implement our capital investment program to acquire additional reserves or that we will be able to economically exploit these reserves. Such events would adversely affect our financial condition and results of operations and the market value of our series A shares and ADSs could decline.

The lack of availability of transport may limit our possibility of increasing hydrocarbon production and may adversely affect our financial condition and results of operations.

Our capacity to exploit our hydrocarbon reserves largely depends upon the availability of transport infrastructure on commercially acceptable terms to transport the produced hydrocarbons to the markets in which they are sold. Typically, oil is transported by pipelines and tankers to refineries, and gas is usually transported by pipeline to customers. The lack of storage infrastructure, or adequate or alternative charge, or available capacity on existing long-range hydrocarbons transportation systems may adversely affect our financial condition and results of operations.

Developments in the oil and gas industry and other factors may result in substantial write-downs of the carrying amount of certain of our assets, which could adversely affect our financial condition and results of operations.

We evaluate on an annual basis, or more frequently where the circumstances require, the carrying amount of our assets for possible impairment. Our impairment tests are performed by a comparison of the carrying amount of an individual asset or a cash- generating unit with its recoverable amount. Whenever the recoverable amount of an individual asset or cash-generating unit is less than its carrying amount, an impairment loss is recognized to reduce the carrying amount to the recoverable amount.

Changes in the economic, regulatory, business or political environment in Argentina, Mexico or other markets where we operate, such as the liberalization of fuel prices and the significant decline in international crude oil and gas prices in recent years, among other factors, may result in the recognition of impairment charges in certain of our assets.

Exploration and development drilling may not result in commercially productive reserves.

Drilling involves numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain and drilling operations may be curtailed, delayed or canceled, or become costlier, as a result of a variety of factors, including:

•	unexpected drilling conditions;

•	unexpected pressure or irregularities in formations;

•	equipment failures or accidents;

•	construction delays;

•	fracture stimulation accidents or failures;

•	adverse weather conditions;

•	restricted access to land for drilling or laying pipelines;

•	title defects;

•	lack of available gathering, transportation, processing, fractionation, storage, refining or export facilities;

•	lack of available capacity on interconnecting transmission pipelines;

•	access to, and the cost and availability of, the equipment, services, resources and personnel required to complete our drilling, completion and operating activities; and

•	delays imposed by or resulting from compliance with environmental and other governmental or regulatory requirements.

Our future drilling activities may not be successful and, if unsuccessful, our proved reserves and production would decline, which could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental, extension or exploratory, involves these risks, exploratory and extension drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. We expect that we will continue to record exploration and abandonment expenses during 2019.

Our operations and drilling activity are concentrated in areas of high industrial activity such as the Neuquina basin in Argentina, which may affect our ability to obtain the personnel, equipment, services, resources and facilities access needed to complete our development activities as planned or result in increased costs; such concentration also makes us vulnerable to risks associated with operating in a limited geographic area.

As of March 31, 2019, most of our producing properties and total estimated proved reserves were geographically concentrated in the Neuquina basin, located in Argentina. A substantial portion of our operations and drilling activity are concentrated in areas in such basins where industry activity is high. As a result, demand for personnel, equipment, power, services and resources may increase in the future, as well as the costs for these items. Any delay or inability to secure the personnel, equipment, power, services and resources could result in oil, NGL and gas production being below our forecasted volumes. In addition, any such negative effect on production volumes, or significant increases in costs, could have a material adverse effect on our results of operations, cash flow and profitability.

As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of operations or production in this area caused by external factors such as governmental regulation, state politics, market limitations, water or sand shortages or extreme weather-related conditions.

Our operations are substantially dependent upon the availability of water and our ability to dispose of produced water gathered from drilling and production activities. Restrictions on our ability to obtain water or dispose of produced water may have a material adverse effect on its financial condition, results of operations and cash flows.

Water is an essential component of both the drilling and hydraulic fracturing processes. Limitations or restrictions on our ability to secure sufficient amounts of water (including limitations resulting from natural causes such as drought), could materially and adversely impact our operations. Severe drought conditions can result in local water districts taking steps to restrict the use of water in their jurisdiction for drilling and hydraulic fracturing in order to protect the local water supply. If we are unable to obtain water to use in our operations from local sources, it may need to be obtained from new sources and transported to drilling sites, resulting in increased costs, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our business plan includes future drilling activities to obtain unconventional oil and gas and if we are not able to acquire and correctly use the necessary new technologies, as well as obtaining financing and/or partners, our business may be affected.

Our ability to execute and carry out our plan depends on our ability to obtain financing at a reasonable cost and in reasonable conditions. We have identified drilling opportunities and prospects for future drilling related to unconventional oil and gas reserves, such as shale oil and gas in the Vaca Muerta play. These drilling locations and prospects represent the most important part of our drilling plans for the future. Our ability to drill and develop these locations depend of several factors, including seasonal conditions, regulatory approvals, negotiations of agreements with third parties, commodity prices, costs, availability of equipment, services and personnel, and drilling results. Further, our identified potential drilling locations are in various stages of evaluation, ranging from locations that are ready to drill to locations that will require substantial additional analysis. We cannot predict in advance of drilling and testing whether any particular drilling location will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, possibly resulting in a reduction in production from the well or abandonment of the well. If we drill additional wells that we identify as dry holes in our current and future drilling locations, our drilling success rate may decline and materially harm our business. Further, initial production rates reported by us or other operators may not be indicative of future or long-term production rates. In addition, the drilling and exploitation of such oil and gas reserves depends on our ability to acquire the necessary technology and hire personnel or other means of support for the extraction, and on obtaining financing and partners to develop such activities. Due to these uncertainties, we cannot provide any guarantee as to the sustainability of these drilling activities, that such drilling activities will eventually result in proved reserves, or that we will be able to meet our expectations of success, which could adversely affect our production levels, financial condition and results of operations.

Climate change legislation or regulations restricting emissions of greenhouse gases (“GHGs”) and legal frameworks promoting an increase in the participation of energies from renewable sources could significantly impact our industry and result in increased operating costs and reduced demand for the oil and natural gas we produce.

In December 1993, Argentina approved the United Nations Framework Convention on Climate Change (“UNFCCC”) by Federal Law No. 24,295. The UNFCCC, which entered into force on March 21, 1994, deals with the stabilization of the GHGs concentrations in the atmosphere at a level that would prevent dangerous anthropogenic interference with the climate system.

On February 16, 2005, the Kyoto Protocol to the UNFCCC (“Protocol”) entered into force. This Protocol, which deals with the reduction of certain GHGs (carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons and sulphur hexafluoride) in the atmosphere, will be in force until 2020 as a consequence of the ratification of the Doha Amendment to the Protocol.

Argentina approved the Protocol by Federal Law No. 25,438 on June 20, 2001, and the Doha Amendment by Federal Law No. 27,137 on April 29, 2015.

The 2015 United Nations Climate Change Conference adopted by consensus the Paris Agreement. The agreement deals with GHG emission reduction measures, targets to limit global temperature increases and requires countries to review and “represent a progression” in their intended nationally determined contributions, which set emissions reduction goals at least. On October 5, 2016, the threshold for entry into force of the Paris Agreement was achieved. International treaties together with increased public awareness related to climate change may result in increased regulation to reduce or mitigate GHG emissions. Under Federal Law No. 27,270, dated September 1, 2016, Argentina approved the Paris Agreement.

Furthermore, Argentine Law No. 26,190, as amended and complemented by Law No. 27,191 and its implementing decrees, established a legal framework which promotes an increase in the participation of energies from renewable resources in Argentina’s electrical consumption. All electricity users must contribute to this goal.

Under Law No. 27,191, by December 31, 2017, 8% of the electric energy consumed must come from renewable sources, reaching 20% by December 31, 2025. It sets five stages to achieve the final goal: (i) 8% by December 31, 2017; (ii) 12% by December 31, 2019; (iii) 16% by December 31, 2021; (iv) 18% by December 31, 2023; and (v) 20% by December 31, 2025. It is within this framework that the Argentine government launched the RenovAr programs.

The effects upon the oil industry relating to climate change and the resulting regulations and regimes promoting alternative energy sources may also include declining demand for our products in the long-term. Any long-term material adverse effect on the oil industry could adversely affect the financial and operational aspects of our business, which we cannot predict with certainty at this time.

Compliance with legal and regulatory changes relating to climate change, including those resulting from the implementation of international treaties, may in the future increase our costs to operate and maintain our facilities, install new emission controls on our facilities and administer and manage any GHG emissions program. Revenue generation and strategic growth opportunities may also be adversely affected.

The effects upon the oil industry relating to climate change and the resulting regulations may also include declining demand for our products in the long-term. In addition, increased regulation of GHG may create greater incentives for the use of alternative energy sources. Any long-term material adverse effect on the oil industry could adversely affect the financial and operational aspects of our business, which we cannot predict with certainty at this time.

Climate change could impact our operating results and strategy.

Climate change poses new challenges and opportunities for our business. More stringent environmental regulations can result in the imposition of costs associated with GHG emissions, either through environmental agency requirements relating to mitigation initiatives or through other regulatory measures such as GHG emissions taxation and market creation of limitations on GHG emissions that have the potential to increase our operating costs.

The risks associated with climate change could also manifest in difficulties accessing capital due to public image issues with investors; changes in the consumer profile, with reduced consumption of fossil fuels; and energy transitions in the world economy, such as the increased use of electric powered vehicles. These factors could have a negative impact on the demand for our products and services and may jeopardize or even impair the implementation and operation of our business, adversely impacting our operating and financial results and limiting our growth opportunities.

Our operations may pose risks to the environment, and any change in the applicable environmental laws could give rise to an increase in our operating costs.

Some of our operations are subject to environmental risks which could materialize unexpectedly and could have a material adverse impact on our financial condition and results of operations. These include the risk of injury, death, environmental damages and remediation expenses, damages to our equipment, civil liability, and administrative action. There can be no assurance that future environmental issues will not result in cost increases which could lead to a material adverse effect on our financial condition and results of operations.

In addition, we are subject to extensive environmental regulation in Argentina and Mexico. Local authorities in the countries in which we operate could impose new environmental laws and regulations, which could require us to incur increased costs to comply with the new standards. The imposition of more stringent regulatory measures and permit requirements the countries in which we operate could give rise to a material increase in our operating costs.

We cannot predict the overall impact that the enactment of new environmental laws or regulations could have on our financial results, results of operations, and cash flows.

Likewise, activities related to oil and gas are subject to significant economic, environmental and operational risks, some of which are beyond our control, such as risks in terms of production, equipment, and transportation, as well as natural disasters and other uncertainties, including those related to the characteristics of land or marine gas deposits. Our operations may be delayed or canceled as a result of poor climate conditions, mechanical difficulties, delays or lack of supplies in the delivery of equipment, compliance with government regulations, fires, explosions, faults in oil pipelines, abnormal formations, and environmental risks, such as oil spills, gas leaks, ruptures, or release of toxic gases. If these risks materialize, we may suffer from reputational harm, substantial operational losses or disruptions to our operations. Drilling may not be profitable, not only for dry wells, but also for wells that are productive but do not produce enough net returns after drilling.

Adverse climate conditions may adversely affect our results of operations and our ability to conduct drilling operations.

Adverse climate conditions may lead to, among others, cost increases, drilling delays, power outages, production stoppages and difficulties in transporting the oil and gas produced by us. Any decrease in our oil and gas production could have a material adverse effect on our business, financial condition or results of operations.

Conservation measures and technological advances may lead to a decline in the demand for oil.

Fuel conservation measures, the demand for alternative fuels, and advances in fuel-saving and power generation technologies may lead to a decline in the demand for oil. Any change in the demand for oil could have a material adverse effect on our financial condition, results of operations, or cash flows.

Shortages and increases in the cost of drilling rigs and oil and gas-related equipment, supplies, personnel, and services may adversely affect our ability to execute our business and development plans.

The demand for drilling rigs, pipelines and other equipment and supplies, and for qualified personnel with experience with the drilling and completion of wells and in field operations, including geologists, geophysicists, engineers and other professionals, tends to fluctuate significantly, typically along with oil prices, giving rise to temporary shortages.

Our business operations rely heavily on our production facilities.

A material portion of our revenues depends on our principal on-site oil and gas production facilities. While we believe that we maintain adequate insurance coverage and appropriate security measures in respect of such facilities, any material damage to or accident or other disruption at such production facilities could have a material adverse effect on our production capacity, financial condition and results of operations.

Our operations are subject to social risks.

Our activities are subject to social risks, including potential protests of communities surrounding the operations of the corresponding platform. Although we are committed to operating in a socially responsible manner, we may face opposition from local communities regarding current and future projects in the jurisdictions in which we operate and may operate in the future, which could adversely affect our business, the results of operations and our financial performance.

Our industry has become increasingly dependent on digital technologies to carry out daily operations.

As dependence on digital technologies has increased, cyber incidents, including deliberate attacks or unintentional events have also increased worldwide. The technologies, systems, and networks that we may implement in the future, and those of our service providers may be the object of cyberattacks or failures to the security of information systems, which could lead to interruptions in critical industrial systems, the unauthorized disclosure of confidential or protected information, data corruption, or other interruptions of our operations. In addition, certain cyber incidents, such as the advanced persistent threat, may not be detected for a prolonged period of time. We cannot assure that cyber incidents will not happen in the future and that our operations and/or our financial performance won’t be affected.

Information security risks have generally increased in recent years as a result of the proliferation of new technologies and the increased sophistication and activities of cyber-attacks. We depend on digital technology, including information systems to process financial and operating data, analyze seismic and drilling information and oil and gas reserves estimates. We have increasingly connected equipment and systems to the Internet. Because of the critical nature of their infrastructure and the increased accessibility enabled through connection to the Internet, they may face a heightened risk of cyber-attack. In the event of such an attack, they could have our business operations disrupted, property damaged and customer information stolen, experience substantial loss of revenues, response costs and other financial loss; and be subject to increased litigation and damage to their reputation. A cyber-attack could adversely affect our business, results of operations and financial condition.

Our relationship with federal, provincial and state authorities is important to our business.

Due to the nature of our businesses, we have an extensive relationship with federal, provincial and state authorities in places where we conduct our businesses. Although we believe that we have good relationships with the relevant authorities, these relationships could be adversely affected in the future, which could negatively affect our business and our results of operations. For example, the relevant authorities could reject or delay our current or future term-extensions requests or seek to impose unexpected or disproportionately high upfront fees or significant additional obligations upon us when negotiating our concessions or permits renewals or otherwise. Additionally, our relationship with the new Mexican administration may not be the same as with the prior administration.

The results of our planned development programs in new or emerging shale development areas and formations may be subject to more uncertainties than programs in more established areas and formations and may not meet our expectations for reserves or production.

The results of our horizontal drilling efforts in emerging areas and formations in Argentina such as in the Vaca Muerta formation in the Neuquina basin are generally more uncertain than drilling results in areas that are more developed and have more established production. Because emerging areas and associated target formations have limited or no production history, we are less able to rely on past drilling results in those areas as a basis to predict our future drilling results. In addition, horizontal wells drilled in shale formations, as distinguished from vertical wells, utilize multilateral wells and stacked laterals, which requirements could adversely impact our ability to maximize the efficiency of our horizontal wells related to reservoirs drainage over time. Further, access to adequate gathering systems or pipeline takeaway capacity and the availability of drilling rigs and other services may be more challenging in new or emerging areas. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, access to gathering systems and takeaway capacity or otherwise, and/or natural gas and oil prices decline, our investment in these areas may not be as economic as we anticipate, we could incur material write-downs of unevaluated properties and the value of our undeveloped acreage could decline in the future.

Part of our strategy involves using some of the latest available horizontal drilling and completion techniques, which involve risks and uncertainties in their application.

Our operations involve utilizing some of the latest drilling and completion techniques as developed by it and its service providers. Risks that we face while drilling horizontal wells include, but are not limited to, the following:

•	landing the wellbore in the desired drilling zone;

•	staying in the desired drilling zone while drilling horizontally through the formation;

•	running casing the entire length of the wellbore; and

•	being able to run tools and other equipment consistently through the horizontal wellbore.

Risks that we face while completing wells include, but are not limited to, the following:

•	the ability to fracture-stimulate the planned number of stages;

•	the ability to run tools the entire length of the wellbore during completion operations; and

•	the ability to successfully clean out the wellbore after completion of the final fracture stimulation stage.

Holders of our series A shares who sell or transfer series A shares acquired after January 1, 2018 and representing 10% or more of our equity may be subject to Argentine capital gains tax under Argentine tax law.

Under Argentine tax law, non-Argentine residents who sell or transfer shares or other interests in foreign entities acquired after January 1, 2018 may be subject to capital gains tax in Argentina if 30% or more of the market value of the foreign entity is derived from assets located in Argentina and the shares being sold or transferred represent 10% or more of the equity interests of such foreign entity. Therefore, any non-Argentine holder of our series A shares who sell or transfer series A shares acquired after January 1, 2018 representing 10% or more of our equity interests would be subject to the Argentine capital gains tax.

Risks Related to our Company

Our limited operating history as a consolidated company and recent acquisitions may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects.

Our limited operating history as a consolidated company and recent acquisitions may make it difficult for investors to evaluate our business, financial condition, results of operations and prospects. We had no substantial operations prior to the consummation of the Initial Business Combination, and experienced rapid and significant expansion thereafter. Because the historical and pro forma financial information included elsewhere in this prospectus may not be representative of our results as a consolidated company, investors may have limited financial information on which to evaluate us and their investment decision. In addition, our results of operations for the 2018 Successor Period are not directly comparable to our results of operations for the 2018 Predecessor Period and for the year ended December 31, 2017, due to the effects of the Initial Business Combination. Similarly, our results of operations for the three-month period ended March 31, 2019 are not directly comparable to our results of operations for the three-month period ended March 31, 2018, due to the effects of the Initial Business Combination. Any statistical or operating data included in this prospectus, as it relates to the Predecessor Company prior to the consummation of the Initial Business Combination, is based on data provided to us by the APCO Entities, Pampa Energía and PELSA. We believe it is reliable, but it does not form part of our consolidated operating history. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note Regarding Comparability of Our Results of Operations.”

The historical financial information in this prospectus may not be indicative of future results.

Our periodic operating results could fluctuate for many reasons, including many of the risks described in this section, which are beyond our control. Therefore, our past results of operations are not indicative of our future results of operations. Additionally, we believe that the experience of our Management Team constitutes a differentiated source of competitive strength for us. However, the experience of our Management Team in the past (whether in Vista or in other companies) may not be indicative of our future results of operations. For more information regarding our historical condensed consolidated financial information, see “Presentation of Financial and Other Information,” “Selected Financial and Operating Data” and the Audited Financial Statements and the Supplemental Financial Statements included elsewhere in this prospectus.

The imposition of export duties and other taxes have adversely affected the oil and gas industry in Argentina and could adversely affect our results in the future.

In 2002, the Argentine government imposed duties on oil exports at a rate of 20% for crude oil and 5% for liquid petroleum gas products initially for a five-year term. Exportation rights were extended in 2006 by Law No. 26.217 and again in 2011 by Law No. 26.732, for five more years. Since 2002, the rates have been progressively increasing. In November 2007, the Ministry of Economy and Production, through Resolution No. 394/2007, increased the export duties for oil and other refined products and established that when the international reference price (West Texas Intermediate or “WTI”) exceeded the reference price, set at US$60.90/bbl, producers would be allowed to charge US$42/barrel, and the rest would be retained by the Argentine government as an export tax. If the international price of WTI was lower than the reference price but exceeded US$45/bbl, a retention rate of 45% would be applied. If the mentioned price was lower than US$45/bbl, the Argentine government would determine the applicable export tax within a period of 90 business days.

In May 2004, Resolution No. 645/2004 of the Ministry of Economy and Production established an export duty on natural gas and NGL at a rate of 20%. The export duty on natural gas was again increased in July 2006 to 45% and the Customs General Administration was instructed to apply the price set by the Framework Agreement between Argentina and Bolivia as the base price to apply the tax, regardless of the sales price.

Resolution No. 127/2008 of the Ministry of Economy and Production increased export duties on natural gas from 45% to 100% and established a valuation basis for its calculation as the highest price established by any Argentine importer agreement for the import of natural gas (leaving behind the previously applicable price reference set by the Framework Agreement between Argentina and Bolivia).

Resolution No. 1077/14, which repealed Resolution No. 394/2007 and became effective on January 1, 2015, established a 1% withholding rate if the international price of crude oil was less than US$71/bbl and a withholding rate based on a preset formula if the international price of crude oil was equal to or exceeded US$71/bbl.

With respect to liquid petroleum gas products (including butane, propane, and their mixtures), Resolution No. 36/2015 modified the formula to calculate the export duty as of April 1, 2015, which in some cases generated an increase in commercial prices in the local market.

However, on January 1, 2017, the Argentine government did not extend the resolutions regarding withholdings on hydrocarbon exports. In addition, on December 31, 2017 the Economic Emergency Law (Ley de Emergencia Económica) expired, resulting in the elimination of discretionary ruling previously granted to the Argentine government, which were delegated and allowed it to enact foreign exchange regulations, the withholding percentage for hydrocarbon exports, and tariffs, as well as to renegotiate public services agreements, among others. On September 4, 2018, pursuant to Decree No. 793/2018, the Argentine government reestablished, until December 31, 2020, an export tax of 12% on commodities with a cap of Ps.4 for each U.S. Dollar for primary commodities with some exceptions. The impact that any change, of this nature, may have on our financial results, results of operations, and cash flows cannot be predicted.

Export duties and taxes may have a material adverse effect Argentina’s oil and gas industry and on our results of operations. We produce exportable goods and, therefore, an increase in export taxes is likely to result in a decrease in our products’ price, and, therefore, may result in a decrease of our sales. We cannot guarantee the impact of those or any other future measures that might be adopted by the Argentine government on demand and prices for hydrocarbon products and, consequently, our financial condition and result of operations.

Our properties may be subject to expropriation by the Argentine and Mexican governments for public interest reasons.

Our assets, which are mainly located in Argentina and, to a lesser extent, in Mexico, may be subject to expropriation by the Argentine and Mexican governments (or the government of any political subdivision thereof), respectively. We are engaged in the business of oil extraction and, as such, our business or our assets may be considered by a government to be a public service or essential for the provision of a public service. Therefore, our business is subject to political uncertainties, including expropriation or nationalization of our business or assets, loss of concessions, renegotiation or annulment of existing contracts, and other similar risks.

In such an event, we may be entitled to receive compensation for the transfer of our assets under applicable law. However, the price received may not be sufficient, and we may need to take legal actions to claim appropriate compensation. Our business, financial condition and results of our operations could be adversely affected by the occurrence of any these events.

In the past, the Argentine government has required the repatriation of foreign currency from oil and gas export sales and other amounts applicable to the production of liquefied gas, which has affected producers of oil and gas in the country. In April 2012, the Argentine government enacted Law 26,741 which expropriated 51% of YPF’s shares owned by Repsol YPF. By virtue of the law, 51% of the expropriated shares were assigned to the Argentine government, while the remaining 49% was assigned to the Argentine provinces engaged in oil and gas production.

Additionally, the law established that hydrocarbon related activities (including exploitation, industrialization, transport, and commercialization) in Argentina are considered to be part of the “national public interest.” The law “Hydrocarbon Sovereignty of Argentina” established that its primary objective is to achieve self-sufficiency in oil and gas supply for Argentina. We cannot assure you that these or other measures that may be adopted by the Argentine government will not have a material adverse effect on the Argentine economy and, as a consequence, adversely affect our financial condition, our results of operations. Additionally, we cannot assure that similar measures will not be adopted by the Mexican government in the future.

We may be unable to successfully expand our operations.

We compete with the major independent and state-owned oil and gas companies engaged in the E&P sector, including state-owned E&P companies that possess substantially greater financial and other resources than we do for researching and developing E&P technologies and access to markets, equipment, labor and capital required to acquire, develop and operate our properties. We also compete for the acquisition of licenses and properties in the countries in which we operate.

The Argentine oil and gas industry is extremely competitive. When we bid for exploration or exploitation rights with respect to a hydrocarbon area, we face significant competition not only from private companies, but also from national or provincial public companies. In fact, the provinces of La Pampa, Neuquén and Chubut have formed companies to carry out oil and gas activities on behalf of their respective provincial governments. The state-owned energy companies Integración Energética Argentina S.A. (“IEASA,” formerly known as Energía Argentina S.A. or “ENARSA”), YPF and other provincial companies (such as Gas y Petróleo del Neuquén S.A. (“G&P”) and Empresa de Desarrollo Hidrocarburífero Provincial S.A. are also highly competitive in the Argentine oil and gas market. As a result, we cannot assure you that we will be able to acquire new exploratory acreage or oil and gas reserves in the future, which could negatively affect our financial condition and results of operations. There can be no assurance that the participation of IEASA or YPF (or any province-owned company)

in the bidding processes for new oil and gas concessions will not influence market forces in such a manner that could have an adverse effect on our financial condition and results of operations.

Our competitors may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our competitors may also be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. In addition, there is substantial competition for capital available for investment in the oil and natural gas industry. As a result of each of the foregoing, we may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel or raising additional capital, which could have a material adverse effect on our business, financial condition or results of operations. See “Our Business—Competition.”

Although the Argentine Reorganization may qualify as part of a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment of the Argentine Reorganization.

Although we expect that all requirements and conditions for the Argentine Reorganization to qualify as part of a tax-free reorganization will be met and satisfied, no assurances can be given that we will continue to meet such requirements and satisfy such conditions in the future or that the Argentine tax authority will not challenge the reorganization based on its possible interpretation that such requirements or conditions were not properly met or satisfied. If the Argentine Reorganization does not qualify as part of a tax-free reorganization, or the Argentine tax authority subsequently challenges the reorganization, we may be required to revise our tax return filings in order to reflect the fact that the proposed reorganization would not be tax-free, which may have an adverse impact on our results and financial condition.

We may fail to fully identify problems with any properties we acquire, and as such, assets we acquire may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

We are actively seeking to acquire additional acreage in Argentina and Mexico and more broadly in Latin America, including Brazil and Colombia and other regions in the future. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and natural gas prices, adequacy of title, operating and capital costs and potential environmental and other liabilities. Although we conduct a review of properties we acquire which we believe is consistent with industry practices, we can give no assurance that we have identified or will identify all existing or potential problems associated with such properties or that we will be able to mitigate any problems we do identify. Such assessments are inexact, and their accuracy is inherently uncertain. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every well. Even when we inspect a well, we do not always discover structural, subsurface, title and environmental problems that may exist or arise. We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. We may acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and natural gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

We may be unable to integrate successfully the operations of recent and future acquisitions with our operations, and we may not realize all the anticipated benefits of these acquisitions.

Our business has and may in the future include producing property acquisitions that include undeveloped acreage. We can offer no assurance that we will achieve the desired profitability from our recent acquisitions or from any acquisitions we may complete in the future. In addition, failure to assimilate recent and future acquisitions successfully could adversely affect our financial condition and results of operations. Our acquisitions may involve numerous risks, including:

•	operating a larger combined organization and adding operations;

•	difficulties in the assimilation of the assets and operations of the acquired business, especially if the assets acquired are in a new geographic area;

•	risk that oil and natural gas reserves acquired may not be of the anticipated magnitude or may not be developed as anticipated;

•	loss of significant key employees from the acquired business;

•	inability to obtain satisfactory title to the assets, concessions, or participation interests we acquire;

•	a decrease in our liquidity if we use a portion of our available cash to finance acquisitions;

•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	failure to realize expected profitability or growth;

•	failure to realize expected synergies and cost savings;

•	coordinating geographically disparate organizations, systems and facilities; and

•	coordinating or consolidating corporate and administrative functions.

Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. If we complete any future acquisition, our capitalization and results of operation may change significantly, and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions. The inability to effectively manage the integration of acquisitions could reduce our focus on subsequent acquisition and current operations, which in turn, could negatively impact our results of operations.

We may be unable to successfully enter new markets outside Argentina and Mexico.

Part of our growth strategy is to increase our revenue and the market countries in which we operate through the acquisition of complementary operations. There can be no assurance that suitable candidates for acquisitions can be identified or, if suitable candidates are identified, that acquisitions can be completed on acceptable terms, if at all. Even if suitable candidates are identified, any future acquisitions may entail a number of risks that could adversely affect our business and the market price of our common stock and ADS, including the integration of the acquired operations, diversion of management’s attention, risks of entering new market regions in which we have limited experience, adverse short-term effects on our reported operating results, the potential loss of key employees of acquired businesses and risks associated with unanticipated liabilities.

We may be subject to unknown or contingent liabilities related to our recent and future acquisitions.

From time to time we undertake evaluations of opportunities to acquire additional oil and gas assets and businesses. Any resultant acquisitions may be significant in size, may change the scale of our business, and may expose us to new geographic, political, operating financial and geological risks. Our success in these acquisition activities depends on our ability to identify suitable acquisition candidates, to acquire them on acceptable terms, and integrate their operations successfully with ours. Any acquisition would be accompanied by risks, such as a significant decline in oil or gas prices; the difficulty of assimilating the operation and personnel; the potential disruption of our ongoing business; the inability of management to maximize our financial and strategic position through the successful integration of acquired assets and businesses; the maintenance of uniform standards, control, procedures and policies; the impairment of relationships with employees, customers and contractors as a result of any integration of new management personnel; and the potential unknown liabilities associated with acquired assets and business. In addition, we may need additional capital to finance an acquisition. Debt financing related to any acquisition will expose us to the risk of leverage, while equity financing may cause existing shareholders to suffer dilution. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

We are exposed to foreign exchange risks relating to our operations in Argentina and Mexico.

Our results of operations are subject to foreign exchange risks of the Argentine or Mexican Peso against the U.S. Dollar or other currencies could adversely affect our business and results of operations. Both the value of the Mexican Peso and the value of the Argentine Peso have experienced significant fluctuations in the past. The main effects of the depreciation of the Argentine or Mexican Peso against the U.S. Dollar would be on our expenses mainly related to salaries and services, but given several accounting rules it may negatively affect (i) deferred taxes associated with our fixed assets, (ii) current income taxes and (iii) foreign exchange differences associated with our Argentine or Mexican Peso exposure.

We cannot predict whether and to what extent the value of the Argentine or Mexican Peso will depreciate or appreciate against the U.S. Dollar nor the extent to which any such change may affect our business.

We are or could be subject to direct and indirect restrictions on imports and exports under Argentine law.

The Hydrocarbons Law allows hydrocarbons exports, as long as these are not required for the Argentine domestic market and as long as these are sold at reasonable prices. In the case of natural gas, Argentine Law No. 24.076 for natural gas and the related regulations require that all domestic market needs be considered when authorizing long-term exports of natural gas. In this sense, the ME&M may authorize export operations of natural gas surplus provided they are subject to interruption upon local supply shortages.

In recent years, Argentine authorities have adopted certain measures which resulted in restrictions on the exports of natural gas from Argentina. Because of these restrictions, oil and gas companies have been forced to sell part of their natural gas production in the local market that was originally intended for the export market and have been unable in certain cases to comply wholly or partially with their export commitments.

Crude oil and oil by-products exports operations currently require prior registration with the Registry of Export Operations Agreements (Registro de Contratos de Operaciones de Exportación) and authorization by the Argentine Secretariat of Energy (pursuant to the regime established under Resolution S.E. No. 241-E/2017 and its further amendments and supplements). Oil companies and oil refineries that intend to export crude oil, liquid petroleum gas or diesel, among others, must first demonstrate, prior to obtaining authorization, that the offer to sell that product has already been made to, and rejected by, local buyers.

On March 21, 2017, through Decree No. 192/2017, as amended by Decree No. 962/2017, the ME&M created a temporary Registry for Import Operations of Crude Oil and By-Products. Through this regulation, any company that wished to carry out import operations had the obligation to register the operation in this Registry and obtain the authorization from the ME&M before the import takes place. The abovementioned Registry and the obligation to register and obtain authorization for import operations of crude oil and specific by-products was in force until December 31, 2017.

On September 4, 2018, the Argentine government imposed export duties of 12% with a cap of 4 Argentine Pesos per U.S. Dollar across all goods, with some exceptions.

We cannot predict for how long these restrictions on exports will remain in force, or whether future measures will be taken that adversely affect our ability to export and import gas, crude oil, or other products and, consequently, affect our financial condition, results of operations, and cash flows.

In the event of an accident or other occurrence which is not covered by our insurance policies, we may suffer significant losses which may have a material adverse effect on our business and results of operations.

Even though we consider that we have insurance coverages consistent with international standards, there is no assurance concerning the availability or sufficiency of insurance coverage with respect to a particular loss or risk. In the event of an accident or other occurrence in our business which is not covered by insurance under our policies, we may suffer significant losses or be forced to provide compensation in a substantial amount from our own resources, which could have a material adverse effect on our financial condition

We are not concessionaires or operating partners in all of our joint ventures and exploration agreements, and actions taken by the concessionaires and/or operators in these joint ventures and exploration agreements could have a material adverse effect on their success.

Both, we and our subsidiaries carry out hydrocarbon E&P activities through unincorporated joint ventures and exploration agreements entered into through agreements with third parties (joint operations for accounting purposes). In some cases, our joint venture or exploration partners, rather than us, hold the rights to the concession or the E&P license contracts. Pursuant to the terms and conditions of such agreements, one of the parties assumes the role of operator, and therefore assumes the responsibility of executing all activities pursuant to the agreement. However, in certain cases, neither we nor our subsidiaries may be able to assume the role of concessionaire and/or operator, and in such cases we would be subject to risks related to the performance of, and the measures taken by, the concessionaire and/or operator to carry out the activities. Such actions could adversely affect our financial condition and operating results. As of March 31, 2019, we were not the operator of Coirón Amargo Sur Oeste, Sur Río Deseado Este and Acambuco blocks in Argentina, and CS-01, TM-01 and A-10 blocks in Mexico.

We face risks relating to certain legal proceedings.

We may be parties to labor, commercial, civil, tax, criminal, environmental and administrative proceedings that, either alone or in combination with other proceedings, could, if resolved in whole or in part adversely to us, result in the imposition of material costs, fines, judgments or other losses. While we believe that we have provisioned such risks appropriately based on the opinions and advice of our external legal advisors and in accordance with applicable accounting rules, certain loss contingencies, particularly those relating to environmental matters, are subject to change as new information develops and it is possible that losses resulting from such risks, if proceedings are decided in whole or in part adversely to us, could significantly exceed any accruals we have provided.

As of March 31, 2019, we employed third-party employees under contract, mostly with large international service providers. Although we have policies regarding compliance with labor and social security obligations for our contractors, we can provide no assurance that the contractors’ employees will not initiate legal actions against us seeking indemnification based upon a number of Argentine judicial labor court precedents that established that the ultimate beneficiary of employee services is joint and severally liable with the contractor, which is the employee’s formal employer.

In addition, we may be subject to undisclosed liabilities related to labor, commercial, civil, tax, criminal, environmental or other contingencies incurred by businesses we acquired pursuant to the Initial Business Combination or acquire in the future as part of our growth strategy, that we were not or may not be able to identify or that may not be adequately indemnified under our acquisition agreements with the sellers of such businesses, in which case our reputation, business, financial condition and results of operation may be materially and adversely affected.

We have granted, and may continue to grant, share incentive awards, which may result in increased share-based compensation expenses and holders of our series A shares and ADSs may suffer further dilution.

We adopted our Long Term Incentive Plan in April 2018 for purposes of attracting and retaining talented people as officers, directors, employees and consultants which are key to us, incentivizing their performance and aligning their interests with ours. Under the Long Term Incentive Plan, our Board of Directors is authorized to grant restricted series A shares (“Restricted Stock”) and options to purchase our series A shares (“Stock Options”) to our officers, directors, employees and consultants. We have reserved 8,750,000 series A shares issued on December 18, 2017 for the implementation of the Long Term Incentive Plan. As of the date of this prospectus, 2,173,826 Restricted Stock and 3,994,003 Stock Options have been granted, and 19,685 series A shares have vested and are outstanding, in each case in connection with the Plan. We believe the granting of share incentive awards is of significant importance to our ability to attract and retain employees, and we will continue to grant share incentive awards to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

Additionally, the vesting of our Restricted Stock or exercise of Stock Options may cause immediate dilution to our existing shareholders, and may also have a dilutive effect in our earnings per share. If all 8,750,000 series A shares reserved for the Plan became outstanding, our issued and outstanding share capital would increase approximately 11.52% based on 75,929,000 series A shares outstanding as of the date of this prospectus.

Our debt obligations include operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

As of the date of this prospectus, the majority of our indebtedness relates to Vista Argentina’s obligations under the Syndicated Loan (as defined below), which obligations are guaranteed by us, Vista Holding I, APCO Argentina, APCO International and Vista Holding II (together with certain other entities that become a guarantor under the Syndicated Loan from time to time, the “Guarantors”), and are denominated in U.S. Dollars. For a description of the Syndicated Loan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.” The Syndicated Loan contains a number of restrictive covenants that imposes on us, on the other Guarantors and on Vista Argentina significant operating and financial restrictions. These restrictions may limit our ability to engage in acts that may be in our long term best interest. This credit facility includes covenants restricting, among other things, Vista Argentina’s, the other Guarantors’ and our ability to:

•	create liens on assets to secure debt;

•	dispose of assets;

•	merge or consolidate with another person or sell or otherwise dispose of all or substantially all of its or our assets;

•	change its or our existing line of business;

•

declare or pay any dividends or return any capital, other than certain limited payments (in particular, during the eighteen month period (ending on January 19, 2020) following the date of the Syndicated Loan Agreement (as defined below), (i) Vista Holding I and certain of its subsidiaries are restricted in their ability to declare, pay or otherwise make any dividends to us and (ii) certain subsidiaries of Vista Holding I are restricted in their ability to declare, pay or otherwise make any dividends to any person other than Vista Holding I and certain subsidiaries of Vista Holding I);

•	make certain investments in bonds and capital stock, among others;

•	enter into transactions with affiliates;

•	change our existing accounting practices (except if required or permitted by applicable law and accounting rules); and

•	modify or terminate the organizational documents of Vista Argentina or any Guarantor.

In addition, as further described in Note 17.2 to the Audited Financial Statements, the Syndicated Loan includes some financial covenants by which we are required to maintain, on a consolidated basis, certain financial ratios within specified limits. These ratios include:

•	consolidated total debt / consolidated EBITDA; and

•	consolidated interest coverage ratio.

Moreover, our subsidiary Vista Holding I is required to maintain an adjusted consolidated net debt / adjusted consolidated EBITDA ratio (excluding the indebtedness and the EBITDA of Vista Holding I, respectively).

These covenants could limit our ability to finance our future operations and capital needs and our ability to pursue business opportunities and activities that may in our interest.

A breach of any covenant contained in the Syndicated Loan could result in a default under this agreement. If any such default occurs, the administrative agent or the required lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable. If the Syndicated Loan were to be accelerated, the assets of Vista Argentina and those of each of the Guarantors, including us, may not be sufficient to repay in full that debt, or any other debt that may become due as a result of that acceleration, and consequently, it could materially and adversely affect our business, financial condition, results of operations and prospects. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness” for more information.

We are subject to Mexican, Argentine and international anti-corruption, anti-bribery and anti-money laundering laws. Our failure to comply with these laws could result in penalties, which could harm our reputation and have an adverse effect on our reputation, business, financial condition and results of operations.

The United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 (the “U.K. Bribery Act”), the Organisation for Economic Co-Operation and Development Anti-Bribery Convention, the Mexican Administrative Responsibilities Law (Ley General de Responsabilidades Administrativas), the Mexican Anti-Money Laundering Law (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), the Argentine Anti-Money Laundering Law (Ley de Prevención del Lavado de Activos), the Argentine Corporate Criminal Liability Law (Ley de Responsabilidad Penal Empresaria) and other applicable anti-corruption laws in other relevant jurisdictions prohibit companies and their intermediaries from offering or making improper payments (or giving anything of value) to government officials and/or persons in the private sector for the purpose of influencing them or obtaining or retaining business and require companies to keep accurate books and records and maintain appropriate internal controls. The U.K. Bribery Act also prohibits such payments or financial or other advantages being made, offered or promised to or from commercial parties and makes it a criminal offense for a commercial organization to fail to prevent bribery by an associated person (i.e., someone who provides services on behalf of the organization) intending to obtain or retain business or an advantage in the conduct of business on its behalf. In particular, the Argentine Corporate Criminal Liability Law provides for the criminal liability of corporate entities for criminal offences against public administration and transnational bribery committed by, among others, its attorneys-in-fact, directors, managers, employees, or representatives. In this sense, a company may be held liable and subject to fines and/or suspension of its activities if such offences were committed, directly or indirectly, in its name, behalf or interest, the company obtained or may have obtained a benefit therefrom, and the offence resulted from a company’s ineffective control. In addition, we are subject to economic sanctions regulations that restrict our dealings with certain sanctioned countries, individuals and entities.

It may be possible that, in the future, there may emerge in the press allegations of instances of misbehavior on the part of former agents, current or former employees or others acting on our behalf or on the part of public officials or other third parties doing or considering business with us. While we will endeavor to monitor such press reports and investigate matters which we believe warrant an investigation in keeping with the requirements of compliance programs, and, if necessary make disclosure and notify the relevant authorities, however, any adverse publicity which such allegations attract might have a negative impact on our reputation and lead to increased regulatory scrutiny of our business practices.

If we or individuals or entities that are or were related to us are found to be liable for violations of applicable anti-corruption laws or other similar laws (either due to our own acts or our inadvertence, or due to the acts or inadvertence of others), we or other individuals or entities could suffer from civil and criminal penalties or other sanctions, which in turn could have a material adverse impact on our reputation, future business, financial condition and results of operations.

We rely on key third-party suppliers, vendors and service providers to provide us with parts, components, services and critical resources that we need to operate our business.

Companies operating in the energy industry, specifically the oil and gas sector, commonly rely upon various key third-party suppliers, vendors and service providers to provide them with parts, components, services and critical resources, needed to operate and expand their business. If these key suppliers, vendors and service providers fail to deliver, or are delayed in delivering, equipment, service or critical resources, we may not meet our operating targets in the expected time frame, which could have an adverse effect on our business, financial condition, results of operations, cash flows and/or prospects.

Our operations in the industry could be susceptible to the risks of performance, product quality and financial conditions of our key suppliers, vendors and service providers. For instance, their ability to adequately and timely provide us with parts, components, services and resources critical to our operations may be affected if they are facing financial constraints or times of general financial stress and economic downturn. There can be no assurance that we will not encounter supply disruptions in the future or that we will be able to timely replace such suppliers or service providers that are not able to meet our needs, which might adversely affect a successful execution of our operations, and consequently, our business, financial condition, results of operations, cash flows and/or prospects.

We employ a highly unionized workforce and could be subject to labor actions such as strikes, which could have a material adverse effect on our business.

The sectors in which we operate are highly unionized. We cannot assure that we or our subsidiaries will not experience labor disruptions or strikes in the future, which could result in a material adverse effect on our business and returns. We cannot assure that we will be able to negotiate new collective bargaining agreements in the same terms as those currently in force or that we will not be subject to strikes or labor interruptions before or during the negotiation process of said agreements. The collective bargaining agreement for the period April 2019 to March 2020 was signed on May 3, 2019. In the future, if we are unable to renegotiate the collective bargaining agreement in satisfactory terms or are subject to strikes or labor interruptions, our results of operations, financial condition and the market value of our shares could be materially affected.

Our performance is largely dependent on recruiting and retaining key personnel.

Our current and future performance and business operations depend on the contributions of our Management Team, our engineers, and other employees. We rely on our ability to attract, train, motivate, and retain qualified and experienced administrative staff and specialists. No assurance can be given that we will be able to attract and retain personnel for key positions, and replacing any of our key employees could prove difficult and time consuming. The loss of the services and experience of any of our key employees, or our inability to recruit a suitable replacement or additional staff, could have a material adverse effect on our operations, cash flows and/or expectations.

The Mexican nation owns the hydrocarbons reserves located in the subsoil in Mexico.

The Mexican Constitution provides that the Mexican nation, and not us, owns all petroleum and other hydrocarbon reserves located in the subsoil in Mexico. Article 27 of the Mexican Constitution provides that the

Mexican government will carry out E&P activities through contracts with third parties or allocations awarded to State Productive Enterprises (empresas productivas del Estado). The Mexican Hydrocarbons Law allows us and other oil and gas companies to explore and extract the petroleum and other hydrocarbons reserves located in Mexico, subject to the entry into agreements pursuant to a competitive bidding process. See “Industry and Regulatory Overview—Mexico’s Oil and Gas Industry Overview—Oil and Gas Regulatory Framework in Mexico.”

We may be adversely affected by changes in LIBOR reporting practices or the method in which LIBOR is determined, or by variations in interest rates.

As of the date of this prospectus, our outstanding debt included loans indexed to the London Interbank Offered Rate (“LIBOR”). On July 27, 2017, the Financial Conduct Authority (the “FCA”) announced its intention to phase out LIBOR rates by the end of 2021. It is not possible to predict the further effect of the rules of the FCA, any changes in the methods by which LIBOR is determined, or any other reforms to LIBOR that may be enacted in the United Kingdom, the European Union or elsewhere. Any such developments may cause LIBOR to perform differently than in the past, or cease to exist. In addition, any other legal or regulatory changes made by the FCA, ICE Benchmark Administration Limited, the European Money Markets Institute (formerly Euribor-EBF), the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method by which LIBOR is determined or the transition from LIBOR to a successor benchmark may result in, among other things, a sudden or prolonged increase or decrease in LIBOR, a delay in the publication of LIBOR, and changes in the rules or methodologies in LIBOR, which may discourage market participants from continuing to administer or to participate in LIBOR’s determination, and, in certain situations, could result in LIBOR no longer being determined and published. If a published U.S. Dollar LIBOR rate is unavailable after 2021, the interest rates on our debt which is indexed to LIBOR will be determined using various alternative methods, any of which may result in interest obligations which are more than or do not otherwise correlate over time with the payments that would have been made on such debt if U.S. Dollar LIBOR was available in its current form. Further, the same costs and risks that may lead to the discontinuation or unavailability of U.S. Dollar LIBOR may make one or more of the alternative methods impossible or impracticable to determine. Any of these proposals or consequences could have a material adverse effect on our financing costs.

Additionally, we are exposed to the fluctuations of the variable interest rates applicable to our indebtedness. We may also incur additional variable-rate debt in the future. Increases in interest rates on variable-rate debt would increase our interest expense, which would negatively affect our financial costs.

Our financial estimates are based on various assumptions that may not prove to be correct.

The financial estimates set forth in the projections included under “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Projected Financial Information” and elsewhere in this prospectus, including under “Prospectus Summary—Recent Developments— Preliminary Results for the Three-Month Period ended June 30, 2019” are based on assumptions made, and information available to us, at the time they were prepared. We do not know whether such assumptions will prove to be correct. If one or more of these assumptions prove inaccurate or if future results differ from expected results, then our actual future results could be less favorable, and could be materially less favorable, than the above-referred projections. Any or all of such estimates may not necessarily be realized. Such estimates can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond our control. Many factors mentioned in this prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Forward-Looking Statements,” will be important in determining our future results. As a result of these contingencies, actual future results may vary materially from our estimates. In view of these uncertainties, the inclusion of our financial estimates in this prospectus is not and should not be viewed as a representation that the projected results will be achieved.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update our respective financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The prospective financial information included in this prospectus was prepared by, and is the responsibility of, our management. Mancera, S.C. (“EY”), our auditor, and Price Waterhouse & Co. S.R.L (“PwC”), the auditor of PELSA, the Company’s predecessor, have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, EY and PwC do not express an opinion or any other form of assurance with respect thereto. The EY and PwC reports included in this prospectus relate to our and the Company’s predecessor financial statements included herein. They do not extend to the prospective financial information and should not be read to do so. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Projected Financial Information” for more information.

Risks Related to the Argentine and Mexican Economies and Regulatory Environments

Our business is largely dependent upon economic conditions in Argentina.

Substantially all of our operations, properties and customers are located in Argentina, and, as a result, our business is largely dependent on economic conditions prevailing in Argentina. The changes in economic, political, and regulatory conditions in Argentina and measures taken by the Argentine government may have a significant impact on us. You should make your own assessment about Argentina and prevailing conditions in the country before making an investment decision.

The Argentine economy has experienced significant volatility in past decades, including numerous periods of low or negative growth and high and variable levels of inflation and currency devaluation. We cannot assure that the growth rate experienced over past years will be maintained in subsequent years or that the national economy will not suffer a recession. If economic conditions in Argentina were to deteriorate, if inflation were to accelerate further, or if the Argentine government’s measures to attract or retain foreign investment and international financing in the future are unsuccessful, such developments could adversely affect Argentina’s economic growth and in turn affect our financial health and results of operations.

Argentine economic conditions are dependent on a variety of factors, including (but not limited to) the following:

•	international demand for Argentina’s principal exports;

•	international prices for Argentina’s principal commodity exports;

•	stability and competitiveness of the Argentine Peso with respect to foreign currencies;

•	competitiveness and efficiency of domestic industries and services;

•	levels of domestic consumption and foreign and domestic investment and financing; and

•	the rate of inflation.

The Argentine economy is also particularly sensitive to local political developments. Notwithstanding certain measures that the Argentine government, elected on December 10, 2015, has already taken, such as the elimination of exchange restrictions, the partial adjustment of gas and electricity prices, and the elimination or reduction of export taxes for certain products, it continues to face challenges in respect to Argentina’s economy.

Additionally, Argentina’s economy is also vulnerable to adverse developments affecting its principal trading partners. A continued deterioration of economic conditions in Brazil, Argentina’s main trading partner, and a deterioration of the economies of Argentina’s other major trading partners, such as China or the United States, could have a material adverse impact on Argentina’s balance of trade and adversely affect Argentina’s economic growth and may consequently adversely affect our financial health and results of operations. Furthermore, a significant devaluation of the currencies of our trading partners or trade competitors may adversely affect the competitiveness of Argentina and consequently adversely affect Argentina’s economic and our financial health and results of operations.

Economic and political developments in Argentina may adversely and materially affect our business, results of operations and financial condition.

The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth, high levels of inflation and currency devaluation. As a consequence, our business and operations could in the future be, affected from time to time to varying degrees by economic and political developments and other material events affecting the Argentine economy, such as: inflation; price controls; foreign exchange controls; fluctuations in foreign currency exchange rates and interest rates; governmental policies regarding spending and investment, national, provincial or municipal tax increases and other initiatives increasing government involvement with economic activity; civil unrest and local security concerns. You should make your own investigation into Argentina’s economy and its prevailing conditions before making an investment in us.

The Argentine economy remains vulnerable, as reflected by the following economic conditions:

•

inflation remains high and may continue at similar levels in the future: according a report published by Argentine National Institute of Statistics (Instituto Nacional de Estadísticas y Censos, or “INDEC”), cumulative consumer price index (“CPI”) for the year 2018 was 47.6%;

•

according to the revised calculation published by the INDEC on March 21, 2019, gross domestic product (“GDP”) decreased by 2.5% in 2018 compared to 2017. For comparison purposes, it should be noted that GDP increased 2.9% in 2017 and decreased 2.3% in 2016. Argentina’s previous GDP performance has depended to some extent on high commodity prices that, despite having a favorable long-term trend, are volatile in the short-term and beyond the control of the Argentine government and private sector;

•	Argentina’s public debt as a percentage of GDP remains high;

•	the discretionary increase in public expenditures has resulted and continues to result in fiscal deficits;

•	a significant number of protests or strikes could take place, as they did in the past, which could adversely affect various sectors of the Argentine economy, including the oil extraction industry;

•	energy or natural gas supply may not be sufficient to supply industrial activity (thereby limiting industrial development) and consumption;

•	unemployment and informal employment remain high, according to INDEC, unemployment rate during the first quarter of 2019 was 10.1%;

•	in the climate created by the above-mentioned conditions, demand for foreign currency could grow, generating a capital flight effect as in recent years;

•

on June 7, 2018, the Argentine government and the International Monetary Fund (the “IMF”) announced that a technical agreement on a US$50 billion three-year stand-by agreement was reached (the “SBA”), subject to approval by the IMF’s Executive Board, which will consider Argentina’s economic plan. The authorities have indicated that they intend to draw on the first tranche of the arrangement but subsequently treat the loan as precautionary reserves in case such reserves are needed in the future. On June 20, 2018, the IMF’s Executive Board approved the aforementioned agreement. On June 21, 2018, the IMF made the first disbursement under the agreement for an amount of

US$15 billion. Additionally, on September 26, 2018 the Argentine government announced that a new technical agreement with the IMF was reached. This technical agreement will underpin the three-year stand-by agreement approved on June 20, 2018. The revised agreement includes an increase in the IMF’s available funds by US$19 billion through the end of 2019 and brings the total amount available under the program to US$57.1 billion through 2021. The funds available under the program would no longer be treated as precautionary reserves, as the authorities have indicated that they intend to actually use IMF financing for budget support. On October 26, 2018, the IMF authorized a second disbursement under the agreement for US$5.7 billion. On December 19, 2018, the IMF authorized a third disbursement under the agreement for US$7.6 billion. On April 5, 2019, the IMF authorized a fourth disbursement under the agreement for US$10.9 billion. Additionally, on July 12, 2019, the IMF authorized a fifth disbursement under the agreement-for US$5.4 billion; and

•

as part of the commitments of the Argentine government under the agreement with the IMF, the Monetary Policy Committee of the BCRA announced on September 28, 2018 the goal of achieving a 0% growth in the monetary base until June 2019. Subsequently, the Monetary Policy Committee announced that the goal of achieving a 0% growth in the monetary base will be extended until December 2019. See “—Significant fluctuations in the value of the Argentine Peso could adversely affect the Argentine economy and our business and results of operations in Argentina.”

Further, presidential and federal congressional elections in Argentina will be held in October 2019, and their impact on the future economic and political environment is uncertain, but likely to be material. On March 10, 2019 provincial Governor and Congressional elections took place in the Province of Neuquén where Governor Omar Gutierrez of local political party Movimiento Popular Neuquino was reelected with approximately 39.92% of the votes. See “—The upcoming Argentine presidential and provincial elections could generate uncertainty in the Argentine economy and, consequently, on our businesses.”

As in the recent past, Argentina’s economy may be adversely affected if political and social pressures inhibit the implementation of certain policies designed to control inflation, generate growth and enhance consumer and investor confidence, or if policies implemented by the Argentine government that are designed to achieve these goals are not successful. These events could materially adversely affect our financial condition and results of operations.

Any decline in economic growth, increased economic instability or an expansion of economic policies and measures taken by the Argentine government to control inflation or address other macroeconomic developments that affect private sector entities such as us, all developments over which we have no control, could have an adverse effect on our business, financial condition or results of operations.

In the event of any economic, social or political crisis, the Argentine government’s ability to obtain additional international or multilateral private financing or direct foreign investment may also be limited, which may in turn impair its ability to implement reforms and public policies to foster economic growth, as well as impair its ability to service its outstanding debt obligations, all of which could have an adverse effect on our business, financial condition or results of operations. In such scenario, companies operating in Argentina may also face the risk of strikes, expropriation, nationalization, forced modification of existing contracts, and changes in taxation policies including tax increases and retroactive tax claims. In addition, Argentine courts have issued rulings changing the existing case law on labor matters and requiring companies to assume greater responsibility for, and assumption of costs and risks associated with, sub-contracted labor and the calculation of salaries, severance payments and social security contributions. Since we operate in a context in which the governing law and applicable regulations change frequently, it is difficult to predict if and how our activities will be affected by such changes.

The Mexican Federal Economic Competition Commission (“COFECE”) is the antitrust authority in Mexico with jurisdiction over a number of sectors of the Mexican economy, including the oil and gas sector, and as such, has jurisdiction over the activities conducted by Vista.

The Mexican government has granted COFECE broad powers to investigate and prosecute absolute monopolistic practices (cartel activity), relative monopolistic practices (abuse of dominance) and illegal concentrations, as well as to prevent concentrations which could have anticompetitive effects. Additionally, COFECE can determine the existence of essential facilities and regulate their access and identify barriers to entry and issue recommendations to federal, local and municipal authorities to eliminate such barriers and encourage competition. Therefore, many of our activities may be reviewed by COFECE and, in the particular case of equity transactions involving certain monetary and ownership thresholds, we may be required to notify COFECE of our intent to enter into such transactions and the consummation of such transactions may be subject to COFECE’s authorization in accordance with applicable Mexican laws. As a result, the closing of pending or future acquisitions of assets or common shares in the Mexican market may be subject to the satisfaction or waiver of customary closing conditions, including, among others, the authorization of COFECE. Completion of such transactions is not assured, and they will be subject to risks and uncertainties, including the risk that the necessary regulatory approvals are not obtained or that other closing conditions are not satisfied. If such transactions are not completed, or if they are otherwise subject to significant delays, it could negatively affect the trading prices of our common shares and our future business and financial results.

Further, COFECE might decide to impose penalties or establish conditions on our business if we are unable to request or receive, or are delayed in requesting or receiving, the aforesaid authorizations and, if these were to materialize, such claims could have a material adverse effect on our results and financial condition. Similarly, it cannot be guaranteed that the authorizations that have not been obtained can be obtained or can be obtained without conditions. Failure to obtain those authorizations, or the conditions to which they may be subject, could have a material adverse effect on our results and financial condition.

Certain risks are inherent in any investment in a company operating in an emerging market such as Argentina and Mexico.

Argentina and Mexico are emerging market economies and investing in emerging markets generally carries risks. These risks include political, social and economic instability that may affect Argentina’s and Mexico’s economic results which can stem from many factors, including the following:

•	high interest rates;

•	abrupt changes in currency values;

•	high levels of inflation;

•	exchange controls;

•	wage and price controls;

•	regulations to import equipment and other necessities relevant for operations;

•	changes in governmental economic, administrative or tax policies; and

•	political and social tensions.

Any of these factors, as well as volatility in the capital markets, may adversely affect our business, results of operations, financial condition, the value of our series A shares and ADSs, and our ability to meet our financial obligations.

The implementation in the future of new exchange controls, including the mandatory repatriation of proceeds arising from hydrocarbon export sales, could adversely affect our results of operations.

Although the Argentine government has eliminated all remaining provisions regarding the repatriation of export proceeds, in the past, the Argentine government had established the obligation to repatriate and convert into Argentine Pesos through the local exchange market the export proceeds arising from the export sales of oil and gas.

Through Decree 2703/2002, the Argentine Executive Branch established the obligation for oil and gas producers to settle through the local exchange market at least 30% of the proceeds arising from the export of freely available crude oil or its derivatives. Subsequently, on October 25, 2011, through Decree 1722/2011, the Argentine Executive Branch extended such repatriation obligation to 100% of the export proceeds.

However, since the election of President Mauricio Macri, a significant portion of foreign exchange restrictions have been eliminated through the partial abrogation of certain regulations in force, including Decree 1722/2011. Thus, on November 1, 2017 through Decree 893/2017, and subsequently through Communication “A” 6363 (as amended) of the BCRA, all the provisions related to the repatriation of export proceeds were eliminated, including the obligation to settle foreign exchange proceeds arising from the export of oil and gas.

We cannot assure you that the Argentine government will not impose new export requirements in the future, including requirements to repatriate proceeds arising from oil and gas exports, which could adversely affect our business, results of operations and financial condition nor that the Mexican government would not impose exchange controls or other confiscatory measures.

The impact of inflation in Argentina on our costs could have a material adverse effect on our results of operations.

Historically, inflation has materially undermined the Argentine economy and the Argentine government’s ability to create conditions that permit growth. In recent years, Argentina has experienced high inflation rates.

In January 2014, a new consumer price index, the National Urban Consumer Price Index (Índice de Precios al Consumidor Nacional Urbano or “IPCNu”) was published with the aim of improving the accuracy of measurements of the evolution of prices in the Argentine economy. The IPCNu integrates a set of price indexes which allows for the monitoring of the change in several prices in the economy (wholesale, commodities and construction costs, among others) by considering the price information from all the provinces in Argentina. The IPCNu increased by 10.7% over the period from January to October 2015 (according to last available data); and by 20.9% in 2014. In the past, there has been a substantial disparity between the inflation indexes published by the INDEC and the higher inflation indexes estimated by private consulting firms. The INDEC estimated that the Argentine wholesale price index increased by 13.1% in 2012, 14.8% in 2013, 28.3% in 2014 and 10.6% in the period of January to October 2015 (according to the last available data because INDEC has not disclosed figures for November and December 2015). As a consequence of the aforementioned events, the full year 2015 inflation measure for IPCNu index was not disclosed, and according to last available data (from October 2015) the IPCNu registered an increase of 10.7% over the January to October 2015 period. As alternative guidance to IPCNu, the authorities suggested that other measures should be observed, such as those published by the statistical entity of the Autonomous City of Buenos Aires (IPC CABA) and the Province of San Luis that registered an annual increase of 26.9% and 31.6% in 2015, respectively.

On January 8, 2016, the current administration issued Decree No. 55/2016 declaring a state of administrative emergency with respect to the national statistical system and the INDEC until December 31, 2016 (which was not extended). During this state of emergency, the INDEC had suspended publication of certain statistical data (regarding prices, poverty, unemployment and GDP) until it completed a reorganization of its technical and administrative structure capable of producing sufficient and reliable statistical information. During this reorganization period, the INDEC published official CPI figures published by the City of Buenos Aires and the Province of San Luis for reference. As of the date of this prospectus, INDEC has resumed publication of mentioned statistical data, although for some indicators it has not disclosed or provided reestimated figures for certain time periods.

After implementing the announced reforms, on December 2016 the INDEC began to publish official measurements of its main inflation indicator, the Consumers Price Index (Índice de Precios al Consumidor, or IPC, per its initials in Spanish). During 2017, the INDEC published monthly IPC regularly, registering an increase of 24.8% on a year-over-year comparison. The IPC variation for the period from January to December 2018 totaled 47.6% compared to the same period in 2017. Moreover, INDEC reported that the 2019 monthly IPC increased by 2.9% in January compared to December 2018, 3.8% in February compared to January 2019, 4.7% in March compared to February 2019, 3.4% in April compared to March 2019 and 3.1% in May compared to April 2019.

The Argentine government continued implementing measures to monitor and control prices for the most relevant goods and services. Despite such measures, the Argentine economy continues to experience high levels of inflation. If the value of the Argentine Peso cannot be stabilized through fiscal and monetary policies, an increase in inflation rates could be expected.

High inflation rates affect Argentina’s foreign competitiveness, social and economic inequality, negatively impact employment, consumption and the level of economic activity and undermines confidence in Argentina’s banking system, which could further limit the availability of and access to domestic and international credit by local companies and political stability.

Inflation remains a challenge for Argentina given its persistent nature in recent years. The Macri administration has announced its intention to reduce the primary fiscal deficit as a percentage of GDP over time and also reduce the Argentine government’s reliance on BCRA financing. If, despite the measures adopted by the Macri administration, these measures fail to address Argentina’s structural inflationary imbalances, the current levels of inflation may continue and have an adverse effect on Argentina’s economy and financial condition. Inflation can also lead to an increase in Argentina’s debt. Inflation in Argentina has contributed to a material increase in our operating costs, particularly labor costs, and has negatively impacted our results of operations, financial position and business.

Inflation rates could escalate in the future, and there is uncertainty regarding the effects that the measures adopted, or that may be adopted in the future, by the Argentine government to control inflation may have. See “Risk Factors—Risks Related to our Business and Industry—Government intervention may adversely affect the Argentine economy and, as a result, our business and results of operations in Argentina” below. Increased inflation could adversely affect the Argentine economy and, in turn, could adversely affect our business, financial condition and the market price of our series A shares and the ADSs.

Argentina’s ability to obtain financing from international markets is limited, which could affect its capacity to implement reforms and sustain economic growth.

After Argentina’s default on certain debt payments in 2001, the government successfully restructured 92% of the debt through two debt exchange offers in 2005 and 2010. Commencing in 2002, holdout creditors filed numerous lawsuits against Argentina in several jurisdictions, including the United States, Italy, Germany and Japan. These lawsuits generally assert that Argentina failed to make timely payments of interest and/or principal on their bonds and seek judgments for the face value of and/or accrued interest on those bonds. Judgments have been issued in numerous proceedings in the United States, Germany and Japan. As of the date of this prospectus, creditors with favorable judgments have not succeeded, with a few minor exceptions, in executing on those judgments.

In 2014, the New York courts enjoined Argentina from making payments on its bonds issued in the 2005 and 2010 exchange offers unless it satisfied amounts due to the holders of defaulted bonds. The Argentine government took a number of steps intended to continue servicing the bonds issued in the 2005 and 2010 exchange offers, which had limited success. Holdout creditors continued to litigate expanding the scope of issues, aiming to include payment by the Argentine government on debt other than the 2005 and 2010 exchange bonds and disputed albeit and successfully the independence of the BCRA.

The current administration submitted a settlement proposal to holders of defaulted bonds in December 2015 with a view to bringing closure to fifteen years of litigation. Between February and April 2016, the Argentine government entered into agreements in principle with certain holders of defaulted debt and put forward a proposal to other holders of defaulted debt, including those with pending claims in U.S. courts, subject to two conditions: (i) obtaining approval by the Argentine National Congress and (ii) the lifting of the pari passu injunctions. On March 31, 2016, the Argentine Congress eliminated the legislative obstacles to the settlement and approved the settlement proposal. On April 22, 2016, Argentina performed an issuance of government bonds for US$16.5 billion, of which US$9.3 billion were applied to satisfy payments under the settlement agreements reached with holders of defaulted debt. Since then, substantially all of their remaining claims under defaulted bonds have been settled. Judge Thomas Griesa ordered the lifting of the precautionary measures that prevented payments to participants from the debt exchange offers of 2005 and 2010, subject to confirmation of the payments indicated above.

As of the date of this prospectus, litigation initiated by bondholders that have not accepted Argentina’s settlement offer continues in several jurisdictions, although the size of the claims involved has decreased significantly.

In addition, since 2001 foreign shareholders of some Argentine companies initiated claims for substantial amounts before the International Centre for Settlement of Investment Disputes (“ICSID”) against Argentina, pursuant to the arbitration rules of the United Nations Commission on International Trade Law. Claimants allege that certain measures of the Argentine government issued during the economic crisis of 2001 and 2002 were inconsistent with the norms or standards set forth in several bilateral investment treaties by which Argentina was bound at the time. To date, several of these disputes have been settled, and a significant number of cases are in process or have been temporarily suspended due to the agreement of the parties.

Notwithstanding that the lifting in 2016, following the settlements with holdout bondholders, of the injunction affecting payments to bondholders that participated in the debt exchange offers of 2005 and 2010 eliminates an important obstacle for the country’s access to international capital markets, there can be no assurance that litigation initiated by non-accepting bondholders, as well as pending claims before the ICSID, could result in legal procedures against the Argentine government and this could entail embargoes/seizures or precautionary measures in relation to Argentine assets that the Argentine government allocated to other uses. As a result, the Argentine government may not have the financial resources to implement reforms and boost growth, which could have a significant adverse effect on the country’s economy and, consequently, on our activities. Likewise, Argentina’s inability to obtain credit in international markets could have a direct impact on our and our subsidiaries’ ability to access those markets to finance our operations and growth, including the financing of capital investments, which would negatively affect our financial condition, results of operations and cash flows.

Significant fluctuations in the value of the Argentine Peso could adversely affect the Argentine economy and our business and results of operations in Argentina.

Fluctuations in the value of the Argentine Peso may adversely affect the Argentine economy, our financial condition and results of operations. While most of our revenues are denominated in U.S. Dollars, upstream players could be limited by the ability of refiners to push cost increases to the pump prices, which are denominated in local currency. This can generate risk to our revenue stream in volatile macroeconomic environments. We are therefore exposed to the risks associated with the fluctuation of the Argentine Peso relative to the U.S. Dollar. After several years of moderate variations in the exchange rate, between May 2, 2018 and October 1, 2018, the Argentine Peso slid from 20.9 to 38.7 Argentine Pesos per U.S. Dollar according to the U.S. dollar buying rate published by Banco de la Nación Argentina, following the aforementioned financial crisis. We are unable to predict whether, and to what extent, the value of the Argentine peso may further depreciate or appreciate against the U.S. Dollar and how any such fluctuations could affect our business or the effect that Argentine elections could have on the Argentine Peso.

As a result of the Argentine Peso’s increased volatility, the Argentine government announced several measures to restore market confidence and stabilize its value. Measures implemented by the BCRA include, among others, increasing short term interest rates to 70%, increasing the reserve requirements of Argentine Peso deposits for Argentina’s largest banks from 28% to 31%, and selling foreign currency reserves. The Argentine government in turn announced that it would accelerate the proposed reduction of the fiscal deficit.

On September 28, 2018, the Monetary Policy Committee of the BCRA introduced an exchange rate band in effective as of October 1, 2018, as part of the terms and conditions of the revised agreement with the IMF approved on June 20, 2018. The Argentine Peso’s exchange rate with the U.S. Dollar will be allowed to fluctuate between AR$34.00 and AR$44.00 per US$1.00 without the BCRA’s intervention. The band was adjusted at a 3% monthly rate until the end of 2018. In case the exchange rate fluctuates over or below the band’s range, then the BCRA may intervene by selling or purchasing foreign currency, as the case may be, to maintain the exchange rate within the band. Additionally, on January 2, 2019, the Monetary Policy Committee of the BCRA decided to maintain the same non-intervention exchange rate range band effective since December 2018 for January 2019, with 2% monthly rate adjustments until the end of March, 2019. In March 2019, the Monetary Policy Committee of the BCRA defined the non-intervention exchange rate band for the second quarter of 2019. As a result, the Argentine Peso’s foreign exchange value against the U.S. Dollar will be allowed to fluctuate between AR$39.39 and AR$50.97 per US$1.00 (limits as of March 2019), subject to daily adjustments, at a monthly rate of 1.75% between April 1 and June 30, 2019. In order to reinforce the disinflation process, on April 16, 2019, the Monetary Policy Committee of the BCRA decided to reduce the daily adjustments rate of the non-intervention zone to 0% for the remainder of 2019. In this regard, the limits will remain constant at AR$39.755 and AR$51.448, respectively, until December 31, 2019. However, given the volatility observed in the last days of April 2019, on April 29, 2019, the Monetary Policy Committee of the BCRA considered appropriate to reinforce the contractionary monetary policy by modifying the current monetary-exchange regime. In this sense, the BCRA will be able to intervene by selling foreign currency even if the Argentine Peso’s exchange rate with the U.S. Dollar is below AR$51.448 (the amount and frequency of such interventions will depend on the market dynamics). Furthermore, if the Argentine Peso-U.S. Dollar exchange rate were to exceed the non-intervention limit of AR$51.448, the BCRA may increase the amount of daily sales stipulated so far from US$150 to US$250 million. Likewise, the BCRA may determine the need of additional interventions to counteract episodes of excessive volatility if deemed necessary.

We cannot predict whether the Argentine government will be able to comply with all terms of the SBA. The ability of the Argentine government to stabilize the foreign exchange market, restore economic growth and meet the terms of the SBA, is subject to uncertainty. The continued depreciation of the Argentine Peso and the failure to meet the terms of the SBA could have a material adverse effect on Argentina’s economy and, consequently, our cash flows, financial condition and results of operations.

Government intervention may adversely affect the Argentine economy and, as a result, our business and results of operations in Argentina.

In the past, the Fernández de Kirchner administration increased its direct intervention in the economy, through the implementation of expropriation and nationalization measures (including the abovementioned expropriation of the 51% of the shares of YPF by the Argentine government), price controls and exchange controls, among others. Although the Macri administration has reversed some of these measures, there is no guarantee that this trend will continue.

In 2008, the Fernández de Kirchner administration absorbed and replaced the former private pension system for a public “pay as you go” pension system. As a result, all resources administered by pension funds, including significant equity interests in a wide range of listed companies, were transferred to a separate Social Security Fund (Fondo de Garantía de Sustentabilidad) to be administered by the National Social Security Administration (Administración Nacional de la Seguridad Social, or the “ANSES”). With the nationalization of Argentina’s private pension funds, the Argentine government, through the ANSES, became a significant shareholder in many of the country’s public companies.

In addition, historically the Argentine government has adopted measures to directly or indirectly control the access of private companies and individuals to foreign trade and foreign exchange markets, such as restricting its free access and imposing the obligation to repatriate and sell within the local foreign exchange market all foreign currency revenues obtained from exports. These regulations prevented or limited us from offsetting the risk derived from our exposure to the U.S. Dollar. Our business and operations in Argentina may also be adversely affected by measures adopted by the Argentine government to address inflation and promote sustainable macroeconomic growth.

A low growth rate and high inflation scenario is likely going forward, as a result of the accumulation of macroeconomic imbalances over recent years, the actions of the Argentine government in regulatory matters and challenging conditions in the international economy. We can offer no assurance that policies implemented by the Argentine government will not adversely affect our business, results of operations, financial condition, the value of our securities, and our ability to meet our financial obligations.

Argentina is an emerging market economy that is highly sensitive to local political developments which have had an adverse impact on the level of investment in Argentina. Future developments may adversely affect Argentina’s economy and, in turn, our business, results of operations, financial condition, the value of our securities, and our ability to meet our financial obligations.

Even though the Macri administration took several measures that had the positive effect of lifting most exchange controls in Argentina, we cannot provide any assurance that we will be able to access foreign exchange markets or that these measures will not cause fluctuations in the value of the Argentine Peso. The lifting of certain exchange controls and other future economic, social and political developments in Argentina, over which we have no control, may adversely affect our business, results of operations, financial condition, the value of our securities, and our ability to meet our financial obligations.

Notwithstanding the measures adopted by the Macri administration and its planned liberalization of the economy, we cannot assure you that measures that may be adopted by the current or any future Argentine government, such as expropriation, nationalization, forced renegotiation or modification of existing contracts, changes in laws, regulations and policies affecting taxes, foreign trade and investments will not have a material adverse effect on the Argentine economy and, as a consequence, adversely affect our financial condition, our results of operations or cause the market value of the ADSs and series A shares to decline.

In the future, the Argentine government could re-introduce exchange controls, impose restrictions on transfers abroad, restrictions on the movement of capital or take other measures in response to capital flight or a significant depreciation of the Argentine Peso, which could limit our ability to access the international capital markets. Such measures could lead to political and social tensions and undermine the Argentine government’s public finances, as has occurred in the past, which could have an adverse effect on economic activity in Argentina and, consequently, adversely affect our business and results of operations and cause the market value of our series A shares or ADSs to decline.

A global or regional financial crisis and unfavorable credit and market conditions may negatively affect our liquidity, customers, business, and results of operations.

The effects of a global or regional financial crisis and related turmoil in the global financial system may have a negative impact on our business, financial condition and results of operations, which is likely to be more severe on emerging market economies, such as Argentina and Mexico. This was the case in 2008, when the global economic crisis led to a sudden economic decline in Argentina in 2009, accompanied by inflationary pressures, depreciation of the Argentine Peso and a drop in consumer and investor confidence.

The effects of an economic crisis on our customers and on us cannot be predicted. Weak global and local economic conditions could lead to reduced demand or lower prices for energy, hydrocarbons and related oil products and petrochemicals, which could have a negative effect on our revenues. Economic factors such as unemployment, inflation and the unavailability of credit could also have a material adverse effect on the demand for energy and, therefore, on our business financial condition and results of operations. The financial and economic situation in Argentina, Mexico or in other countries in Latin America, such as Brazil, may also have a negative impact on us and third parties with whom we do, or may do, business. See “Risk Factors—Risks Related to the Argentine and Mexican Economies and Regulatory Environments—The Argentine economy can be adversely affected by economic developments in other markets and by more general “contagion” effects, which could have a material adverse effect on Argentina’s economic growth” below.

The global economic crisis that began in the fourth quarter of 2008, triggering an international stock market crash and the insolvency of major financial institutions, limited the ability of Argentine companies to access international financial markets as they had in the past or made such access significantly more costly. A similar global or regional financial crisis in the future could limit our ability to access the credit or capital markets at a time when we require financing, thereby impairing our flexibility to react to changing economic and business conditions. See “Risk Factors—Risks Related to the Argentine and Mexican Economies and Regulatory Environments—Argentina’s ability to obtain financing from international markets is limited, which could affect its capacity to implement reforms and sustain economic growth.” For these reasons, any of the foregoing factors could together or independently have an adverse effect on our results of operations and financial condition and cause the market value of the ADSs to decline.

In addition, the crisis affecting emerging markets that began in the second quarter of 2018 as a result of the rise in interest rates by the US Federal Reserve and the trade war between the United States and China, among other factors, had a material impact on the Argentine economy. Between May 2, 2018 and October 1, 2018, the Argentine Peso slid from 20.9 to 38.7 Argentine Pesos per U.S. Dollar according to the U.S. dollar buying rate published by Banco de la Nación Argentina. Although the IMF and the Argentine government signed an agreement to normalize the Argentine fiscal budget, we cannot guarantee financial stability in the international nor the domestic fronts.

The Argentine economy can be adversely affected by economic developments in the global financial markets, and by more general “contagion” effects from other financial markets, which could have a material adverse effect on Argentina’s economic growth.

Argentine financial and securities markets are influenced, to varying degrees, by economic and financial conditions in other markets and Argentina’s economy is vulnerable to external shocks, including those related or similar to the global economic crisis that began in 2008 and economic and financial conditions in Argentina’s major trading partners, in particular, Brazil. For example, the current devaluation of the Brazilian currency and the slowdown of its economy may negatively affect the Argentine economy, and in turn, our business and results of operations. Although economic conditions can vary from country to country, investors’ perception of the events occurring in other countries have substantially affected in the past, and may continue to substantially affect capital flows to other countries and the value of securities in other countries, including Argentina. The Argentine economy was adversely impacted by the political and economic events that occurred in several emerging economies in the 1990s, including those in Mexico in 1994, the collapse of several Asian economies between 1997 and 1998, the economic crisis in Russia in 1998 and the Brazilian devaluation of its currency in January 1999.

The Argentine economy is also influenced by economic developments occurring in the markets to which it has close financial and political ties, including the MERCOSUR. In July 2019, the MERCOSUR and the European Union entered into a free trade agreement (the “EU-MERCOSUR Agreement”), which is expected create market of goods and services of approximately 800 million consumers and almost a quarter of the global GDP. The EU-MERCOSUR Agreement contemplates, among other issues, tariff reductions for certain goods, temporary safeguard mechanisms that can be temporarily applied to prevent injuries to domestic industries, the opening of public procurement by the MERCOSUR countries to European companies, the establishment of general rules on electronic commerce and a dispute resolution mechanism. The effect the EU-MERCOSUR Agreement could have on the Argentine economy, and the policies implemented by the Argentine government, is uncertain. Negative economic or financial developments arising out of the EU-MERCOSUR Agreement, may have a material adverse effect on the Argentine economy and, indirectly, on our business, financial condition and results of operations

In addition, international investors’ reactions to events occurring in one market sometimes demonstrate a “contagion” effect in which an entire region or class of investment is disfavored by international investors, Argentina could be adversely affected by negative economic or financial developments in other countries, which in turn may have a material adverse effect on the Argentine economy and, indirectly, on our business, financial condition and results of operations, and the market value of our series A shares or ADSs.

Restrictions on the supply of energy could negatively impact the Argentine economy.

As a result of prolonged recession and the forced conversion of energy tariffs into Argentine Pesos and subsequent freeze of natural gas and electricity tariffs in Argentina, there has been a lack of investment in natural gas and electricity supply and transport capacity in Argentina in recent years. At the same time, demand for natural gas and electricity has increased substantially, driven by a recovery in economic conditions and price constraints, which prompted the Argentine government to adopt a series of measures that have resulted in industry shortages and/or higher costs. In particular, Argentina has been importing natural gas to compensate for shortages in local production. In order to pay for natural gas imports the Argentine government has frequently used BCRA reserves given the absence of foreign direct investment. If the Argentine government is unable to pay for imports of natural gas, economic activity, business and industries may be adversely affected.

The Argentine government has taken a number of measures to alleviate the short-term impact of energy shortages on residential and industrial users. If these measures prove to be insufficient, or if the investment required to increase natural gas production and electric energy transportation capacity and generation over the medium- and long-term is not available, economic activity in Argentina could be curtailed, and with it our operations. As a first step of these measures, a series of tariff increases and subsidy reductions (primarily applicable to industries and high-income consumers) were implemented. On December 17, 2015, and after publication of Decree No. 134/2015, the Macri administration declared the National Electricity System Emergency until December 31, 2017 and ordered the Argentine Secretariat of Energy to propose measures and guarantee the electrical supply. The Argentine Secretariat of Energy Resolution No. 06/2016 of January 2016 set new seasonal reference prices for power and energy on the Mercado Eléctrico Mayorista (MEM) for the period from February 1, 2016 to April 30, 2016 and set an objective to adjust the quality and security of electricity supply.

In February 2016, the Argentine government reviewed the schedule of electricity and gas tariffs and reduced the demand subsidies of these services, increasing over 500% energy costs, excepting for low-income consumers from the subsidies reduction. By re-stablishing tariff levels, modifying the regulatory framework and reducing the Argentine government’s participation in the energy sector, the Argentine government sought to correct distortions in the energy sector and make the necessary investments. In July 2016, a federal court in the city of La Plata suspended the increase in the gas tariff throughout the Province of Buenos Aires. On August 3, 2016, a federal court in San Martín suspended the increase in gas tariffs throughout the country until a public hearing was held to discuss the rate increase. The judgment was appealed to the Supreme Court, and on August 18, 2016, the Supreme Court ruled that the increase in the gas tariff of residential users could not be imposed without a public hearing. On September 16, 2016, the public hearing was held where it was agreed that the gas tariff would be adjusted by approximately 200% in October 2016, with bi-annual price adjustments in 2019. In this sense, through resolutions No. 205-207/2019, dated April 5, 2019, ENARGAS established the new gas tariff scheme for gas transportation and distributions companies to be applicable for the semester April-October 2019.

In connection with the framework determining the value of the rates for the public service in gas distribution for 2017, the Argentine Secretariat of Energy issued Resolution No. 74/2017 on March 30, 2017, which adopted the gas values at the point of entry into the transport system, applicable as of April 1, 2017. Additionally, on November 30, 2017, the Argentine Secretariat of Energy issued (i) Resolution No. 474-E/2017 which adopted the gas values at the point of entry into the transport system, applicable as of December 1, 2017, and also (ii) issued Resolution No. 133/2017 approving the tariffs to be applied to the gas consumption as of December 1, 2017.

As for other services, including electricity, a public hearing was held on October 28, 2016 to consider a proposed 31% tariff increase sought by energy distributors. Subsequently, the Argentine government announced increases in electricity rates of between 60% and 148%. On March 31, 2017, the Argentine Secretariat of Energy published a new tariff schedule with increases of approximately 24% for supply of natural gas by networks that had been partially regulated since April 1, 2017. In addition, on November 17, 2017, a public hearing convened by the former Minister of Energy and Mining was held to update the tariff schedule for natural gas and electricity. The new tariff schedule foresees a gradual reduction of subsidies, resulting in an increase, between December 2017 and February 2018, between 34% and 57% (depending on the province) for natural gas and 34% for electricity. In addition, on May 31, 2018, the Argentine Congress approved a law seeking to limit the increase in energy tariffs implemented by the Macri administration, which was subsequently vetoed by President Macri. On August 1, 2018, pursuant Resolution No. 208/2018 of the National Electricity Regulatory Board (ENRE), the Argentine Secretariat of Energy published a new tariff schedule with increases in electricity rates.

Additionally, through Resolution No. 46/2018, the Argentine Secretariat of Energy instructed the Compañía Administradora del Mercado Mayorista Eléctrico Sociedad Anónima (“CAMMESA”) to acquire gas, to be provided to electricity generators operating in the Argentine Interconnection System (“AIS”), pursuant to maximum reference prices, at the point of entry into the transportation system, set forth in such resolution, which vary depending on the basin in which the gas is produced. Pursuant to Resolution No. 25/2018 of the Argentine Secretariat of Energy, these maximum reference prices are not applicable if gas is provided by Integración Energética Argentina S.A. (formerly named “ENARSA”), a company owned by the Argentine State, which, pursuant to such resolution, must provide such good at the cost of acquisition and commercialization. The issuance of Resolution No. 46/2018 (as amended by Resolution No. 25/2018), meant a reduction of the prices previously set forth by the Argentine Secretariat of Energy by means of Resolution No.41/2016 of April 7, 2016.

Changes in the energy regulatory framework and the establishment of increased tariffs for the supply of gas and electricity could affect our cost structure and increase operating and public service costs. Moreover, the significant increase in the cost of energy in Argentina, could have an adverse effect on the Argentine economy, and therefore, on our business, financial condition and results of operations.

There is uncertainty about what other measures the Argentine government may adopt related to tariffs, and the impact they may have on the economy of the country. If the federal Argentine government does not resolve the negative effects on the exploitation, transportation and distribution of energy in Argentina with respect to both the residential and industrial supply, this could reduce confidence and adversely affect Argentina’s economy and financial situation and cause political instability. On the other hand, if the necessary investment to increase the production of non-liquefied natural gas and the transportation and distribution of energy is not specified in a timely manner, the economic activity in Argentina could be negatively affected and our business, financial condition and results of operations could be negatively affected.

The upcoming Argentine presidential and provincial elections generate uncertainty in the Argentine economy and, consequently, on our businesses.

Argentina’s presidential elections will take place between August and October 2019 (primaries and first round, respectively, with a potential run-off in November 2019). Other relevant local and federal elections will also take place during 2019. The impact of such electoral processes and the effect they could have on the Argentine economic policies are uncertain, and include uncertainty as to whether the newly elected Argentine government will implement changes in policy or regulation or if it will maintain the current policies or regulations. We cannot guarantee that current programs and policies that apply to the oil and gas sector both at the provincial and national level will continue in place in the future. Argentina’s president and its Congress, each have considerable power to determine governmental policies and actions that relate to the Argentine economy. Therefore, we cannot foresee measures that might be adopted by the Macri administration, or by any potential new administration at the national or provincial levels, and the effect any such measures might have on the Argentine economy and the ability of Argentina to comply with its financial obligations, which could negatively affect our business, financial condition and results of operations. In addition, we cannot assure you that economic, regulatory, social and political developments in Argentina following the elections will not impair our business, financial condition or results of operations, or cause the market value of our shares to decline.

Failure to adequately address actual and perceived risks of institutional deterioration and corruption may adversely affect Argentina’s economy and financial condition and, consequently, our business.

A lack of a solid and transparent institutional framework for contracts with the Argentine government and its agencies and corruption allegations have affected and continue to affect Argentina. Argentina ranked 85 of 180 in the Transparency International’s 2018 Corruption Perceptions Index and 119 of 190 in the World Bank’s Doing Business 2019 report.

As of the date of this prospectus, there are various ongoing investigations into allegations of money laundering and corruption being conducted by the Office of the Argentine Federal Prosecutor, including the largest such investigation, known as Los Cuadernos de las Coimas (the “Notebooks Investigation”), which have negatively impacted the Argentine economy and political environment. Depending on how long it takes to close said investigations and their results, companies involved in the investigations may be subject to, among other consequences, a decrease in their credit ratings, claims filed by their investors, and may further experience restrictions in their access to financing through the capital markets, together with a decrease in their income. Additionally, as the criminal cases against the companies involved in the investigations move forward, said companies may be restricted from rendering services or may face new restrictions, due to their customers’ internal standards. These adverse effects could restrict these companies’ ability to conduct their operating activities and to meet their financial obligations. As a consequence of the above, the number of suppliers available for our operations may be reduced and, as such, have an adverse effect on our commercial activities and results of operations.

Recognizing that the failure to address these issues could increase the risk of political instability, distort decision-making processes and adversely affect Argentina’s international reputation and ability to attract foreign investment, the Argentine government has announced several measures aimed at strengthening Argentina’s institutions and reducing corruption. These measures include the reduction of criminal sentences in exchange for cooperation with the government in corruption investigations, increased access to public information, the seizing of assets from corrupt officials, increasing the powers of the Anticorruption Office (Oficina Anticorrupción), submitting a project for a new public ethic law, among others. The Argentine government’s ability to implement these initiatives is uncertain as it would be subject to independent review by the judicial branch, as well as legislative support from opposition parties.

We cannot give any assurance that the implementation of these measures by the Argentine government will be successful in stopping institutional deterioration and corruption.

Economic conditions and government policies in Mexico and elsewhere may have a material impact on our operations.

A deterioration in Mexico’s economic condition, social instability, political unrest, changes in governmental policies, or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain financing. Additionally, the Mexican government announced budget cuts in November 2015, February 2016 and September 2016 in response to declines in international crude oil prices.

Any new budget cuts could adversely affect the Mexican economy and, consequently, our business, financial condition, operating results and prospects.

In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, in the future and could adversely affect our business and ability to service our debt. A worsening of international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt.

Also, the Mexican government has had significant influence in the Mexican economy in the past and will likely continue to do so. Changes in the legal framework and policies may adversely affect our business and the value of our securities.

Mexico has experienced a period of increasing criminal activity, which could affect our operations.

In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In addition, the development of the illicit market in fuels in Mexico has led to increases in theft and illegal trade in the fuels that we produce. In response, the Mexican government has implemented various security measures and has strengthened its military and police forces. Despite these efforts, criminal activity continues to exist in Mexico, some of which may target our facilities and products. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on our financial condition and results of operations. We are particularly exposed to this risk in blocks where we hold non-operating interests and have more limited capacity to take actions against any criminal activity affecting our operations, such as Block TM-01, located in Tampico-Misantla basin in Mexico.

Economic and political developments in Mexico may adversely affect Mexican economic policy and, in turn, our operations.

Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. Presidential and federal congressional elections in Mexico were held on July 1, 2018. Mr. Andrés Manuel López Obrador, a member of the Movimiento Regeneración Nacional (National Regeneration Movement, or “MORENA”), was elected President of Mexico and took office on December 1, 2018, replacing Mr. Enrique Peña Nieto, a member of the Partido Revolucionario Institucional (Institutional Revolutionary Party, or “PRI”). The new President’s term will expire on September 30, 2024. As of the date of this prospectus, the National Regeneration Movement holds an absolute majority in the Chamber of Deputies and no political party holds a majority in the Senate. The newly-elected members of the Mexican Congress took office on September 1, 2018. In addition, on July 9, 2019, the Minister of Finance appointed by the new administration resigned to his position. Such change and any additional changes in key positions of the new presidential cabinet could have a material adverse effect on the economy of the country. We cannot provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy or oil and gas industry and, in turn, our business, results of operations and financial condition, including our ability to repay our debt.

Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries generally, including the trade facilitated by the North American Free Trade Agreement (“NAFTA”). As a result, political developments in the United States, including changes in the administration and governmental policies, can also have an impact on the exchange rate between the U.S. Dollar and the Mexican peso, economic conditions in Mexico and the global capital markets.

Since 2003, exports of petrochemical products from Mexico to the United States have enjoyed a zero-tariff rate under NAFTA and, subject to limited exceptions, exports of crude oil and petroleum products have also been free or exempt from tariffs. In August 2017, Mexico, the United States and Canada commenced renegotiation of NAFTA. On November 30, 2018, Mexico, the United States and Canada signed the new United States-Mexico-Canada Agreement (the “USMCA”). As of the date of this prospectus, parties to the USMCA had to pursue their domestic processes towards ratification and implementation of the USMCA. Any increase of import tariffs resulting from the USMCA or any other future arrangement could make it economically unsustainable for U.S. companies to import our oil and gas products if they are unable to transfer those additional costs onto consumers, which would increase our expenses and decrease our revenues, even if domestic and international prices for our products remain constant. Higher tariffs on products that we export to the United States could also require us to renegotiate our contracts or lose business, resulting in a material adverse impact on our business and results of operations.

Because the Mexican economy is heavily influenced by the U.S. economy, the implementation of the USMCA and/or other U.S. government policies that may be adopted by the U.S. administration may adversely affect economic conditions in Mexico. These developments could in turn have an adverse effect on our financial condition, results of operations and ability to repay our debt.

Additionally, President Andrés Manuel López Obrador and his administration have recently taken actions for limiting new private investment in the hydrocarbons industry, including the cancellation of tender bids for the execution of E&P agreements. As of the date of this prospectus, no other tender bids have been announced. These actions may adversely affect our ability to expand our operations in Mexico.

The U.K.’s referendum to exit from the E.U. will have uncertain effects.

On June 23, 2016, the U.K. voted to exit from the E.U. (commonly referred to as “Brexit”). The terms of Brexit and the resulting U.K./E.U. relationship are uncertain for companies doing business both in the U.K. and the overall global economy. In addition, our business and operations may be impacted by any subsequent vote in Scotland to seek independence from the U.K. Risks related to Brexit that we may encounter include:

•	adverse impact on macroeconomic growth and oil and gas demand;

•	continued volatility in currencies including the British pound and U.S. Dollar that may impact our financial results;

•	volatile capital and debt markets, and access to other sources of capital;

•	business uncertainty resulting from prolonged political negotiations; and

•	uncertain stability of the E.U. and global economy if other countries exit the E.U.

Given the lack of comparable precedent, it is unclear what financial, trade and legal implications the withdrawal of the U.K. from the E.U. would have and how such withdrawal would affect us. In addition, Brexit may lead other E.U. member countries to consider referendums regarding their E.U. membership. Adverse consequences concerning Brexit or the E.U. could include deterioration in global economic conditions, instability in global financial markets, political uncertainty, continued volatility in currency exchange rates, or adverse changes in the cross-border agreements currently in place, any of which could have an adverse impact on our financial results in the future.

Risks Related to the ADSs and the Offering

The offered securities will be traded on more than one market and this may result in price variations; in addition, investors may not be able to easily move shares for trading between such markets.

Prior to the date of this prospectus, our series A shares were listed and traded on the Mexican Stock Exchange only. As of the date of this prospectus, our ADSs have been approved for listing on the NYSE. Any markets that may develop for our series A shares or for the ADSs may not have liquidity and the price at which the series A shares or the ADSs may be sold is uncertain.

Trading in the ADSs or our series A shares on these markets will take place in different currencies (U.S. Dollars on the NYSE and Mexican pesos on the Mexican Stock Exchange), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Mexico). The trading prices of the securities on these two markets may differ due to these and other factors. Any decrease in the price of our series A shares on the Mexican Stock Exchange could cause a decrease in the trading price of the ADSs on the NYSE. Investors could seek to sell or buy our shares to take advantage of any price differences between the markets through a practice referred to as arbitrage. Any arbitrage activity could create unexpected volatility in both our share prices on one exchange, and the ADSs available for trading on the other exchange. In addition, holders of ADSs will not be immediately able to surrender their ADSs and withdraw the underlying series A shares for trading on the other market without effecting necessary procedures with the Depositary. This could result in time delays and additional cost for holders of the ADSs.

The trading prices for the series A shares and the ADSs may fluctuate significantly after the global offering.

Volatility in the market price of our series A shares and the ADSs may prevent investors from selling their securities at or above the price that they paid for them. The market price and market liquidity of our series A shares and the ADSs may be adversely affected by a number of factors, including, but not limited to, the extent of investor interest in us, the attractiveness of our series A shares in comparison to other equity securities (for instance, shares issued by a company with larger operating history in our own industry), our financial performance and general market conditions. Certain additional factors that could negatively affect, or result in fluctuations in, the price of our series A shares and the ADSs include:

•	actual or anticipated variations in our operating results;

•	potential differences between our actual financial and operating results and those expected by investors;

•	investors’ perceptions of our prospects and the prospects of our sector;

•	new laws or regulations or new interpretations of laws and regulations, including tax guidelines, applicable to the energy sector, our series A shares and/or the ADSs;

•	general economic trends and risks in the United States, Latin American or global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

•	changes in our operations or earnings estimates or publication of research reports about us or the Latin American energy industry;

•	market conditions affecting the Latin American economy generally or borrowers in Latin America specifically;

•	significant volatility in the market price and trading volume of securities of companies in the energy sector, which are not necessarily related to the operating performance of these companies;

•	additions to or departures from our Management Team;

•	completing (or failing to complete) additional acquisitions or executing additional concession agreements;

•	speculation in the press or investment community;

•	changes in the credit ratings or outlook assigned to Latin American countries, particularly Mexico and Argentina, and entities of the energy sector;

•	political conditions or events in Argentina, Mexico, the United States and other countries; and

•	enactment of legislation or other regulatory developments that adversely affect us or our industry.

The stock markets in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies involved. We cannot assure you that trading prices and valuations will be sustained. These broad market and industry factors may materially adversely affect the market price of our series A shares and the ADSs, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions in the markets in which we operate, such as recession or currency exchange rate fluctuations, may also adversely affect the market price of our series A shares and ADSs. Following periods of volatility in the market price of a company’s securities, that company may often be subject to securities class-action litigation. This kind of litigation may result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial condition.

The relatively low liquidity and high volatility of the Mexican securities market may cause trading prices and volumes of our series A shares and the ADSs to fluctuate significantly.

The Mexican Stock Exchange is one of Latin America’s largest exchanges in terms of aggregate market capitalization of the companies listed therein, but it remains relatively illiquid and volatile compared to other major foreign stock markets. Although the public participates in the trading of securities on the Mexican Stock Exchange, a substantial portion of trading activity on the Mexican Stock Exchange is conducted by or on behalf of large institutional investors. The trading volume for securities issued by emerging market companies, as Mexican companies, tends to be lower than the trading volume of securities issued by companies in more developed countries. These market characteristics may limit the ability of a holder of our series A shares and may also adversely affect the market price of the series A shares and, as a result, the market price of the ADSs.

If securities or industry analysts do not publish research reports about our business, or publish negative reports about our business, the price and trading volume of our series A shares and the ADS could decline.

The trading market for our series A shares and the ADSs will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If no securities or industry analysts covers us, the trading price for our series A shares and the ADSs may be negatively impacted. If one or more of the analysts who covers us downgrades us or releases negative publicity about our series A shares and ADSs, our share price would likely decline. If one or more of these analysts ceases to cover us or fails to regularly publish reports on us, interest in our series A shares and the ADSs may decrease, which may cause our share price or trading volume to decline.

As a foreign private issuer and an “emerging growth company,” we will have different disclosure and other requirements than U.S. domestic registrants and non-emerging growth companies.

As a foreign private issuer and an “emerging growth company” (as defined in the JOBS Act), we may be subject to different disclosure and other requirements than domestic U.S. registrants and non-emerging growth companies. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to domestic U.S. registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to domestic U.S. registrants under Section 16 of the Exchange Act. In addition, we intend to rely on exemptions from certain U.S. rules which will permit us to follow Mexican legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure under the Securities Act, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, even though we are required to file reports on Form 6-K disclosing the information which we have made or are required to make public pursuant to Mexican law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies. Under this act, as an emerging growth company, we will not be subject to the same disclosure and financial reporting requirements as non-emerging growth companies. For example, as an emerging growth company we are permitted to, and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Also, we will not have to comply with future audit rules promulgated by the PCAOB (unless the SEC determines otherwise) and our auditors will not need to attest to our internal control under Section 404(b) of the Sarbanes-Oxley Act. We may follow these reporting exemptions until we are no longer an emerging growth company. As a result, our shareholders may not have access to certain information that they deem important. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual revenues of at least US$1.07 billion (as adjusted for inflation), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our series A shares that is held by non-affiliates exceeds US$700.0 million as of the prior September 30, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. Accordingly, the information about us available to you will not be the same as, and may be more limited than, the information available to shareholders of a non-emerging growth company.

We cannot predict if investors will find our series A shares or the ADSs less attractive because we will rely on these exemptions. If some investors find our series A shares and the ADSs less attractive as a result, there may be a less active trading market for our series A shares and the ADSs and our share price may be more volatile.

ADS holders may be subject to additional risks related to holding ADSs rather than series A shares.

Because ADS holders do not hold their series A shares directly, they are subject to additional risks, including:

•	as an ADS holder, we do not treat you as one of our shareholders and you may not be able to exercise shareholder rights;

•

distributions on the series A shares represented by your ADSs are paid in Mexican Pesos to a custodian through Indeval, and before such custodian transfers any such distributions to the depositary for your benefit, it would be required to deduct withholding taxes, if any. The depositary would also be required to convert distributions made in Mexican Pesos into U.S. Dollars. Additionally, if the exchange rate fluctuates significantly prior to the depositary converting any distribution into U.S. Dollars, the amount of such distribution may decrease in terms of U.S. Dollars; and

•

we and the depositary may amend or terminate the Deposit Agreement without the ADS holders’ consent in a manner that could prejudice ADS holders or that could affect the ability of ADS holders to transfer ADSs.

ADS holders may be unable to exercise voting rights with respect to the shares underlying the ADSs at our shareholders’ meetings.

The depositary will be treated by us for all purposes as the shareholder with respect to the shares underlying your ADSs. As a holder of ADSs, you will not have direct shareholder rights and may exercise voting rights with respect to the shares represented by the ADSs only in accordance with the Deposit Agreement relating to the ADSs. There are no provisions under Mexican law or under our bylaws that limit the exercise by ADS holders of their voting rights through the depositary with respect to the underlying series A shares. However, there are practical limitations on the ability of ADS holders to exercise their voting rights due to the additional procedural steps involved in communicating with these holders. ADS holders may be unable to exercise voting rights with respect to the series A shares underlying the ADSs as a result of these practical limitations.

Preemptive rights may be unavailable to non-Mexican holders of ADSs and, as a result, such holders may suffer dilution.

Under our current by-laws, whenever we issue new shares for subscription and for payment in cash, subject to certain exceptions (such as those related to public offerings, mergers, or conversion of convertible securities, including our Warrants), we must grant preemptive subscription rights to our shareholders, giving them the right to purchase a sufficient number of shares to maintain their existing ownership percentage. We may not be able to offer preemptive rights to foreign shareholders and ADS holders identical to those of our shareholders residing in Mexico in connection with any future issuance of shares, unless we comply with certain specific requirements under the laws and regulations of the applicable jurisdictions of our non-Mexican shareholders. In the case of United States shareholders and ADS holders, we might not be able to offer them shares pursuant to preemptive rights granted to our shareholders in connection with any future issuance of shares, unless the offer of such shares is registered under the Securities Act or an exemption from the registration requirement is available.

We intend to evaluate, at the time of any preemptive prescription rights offering, the costs and potential liabilities associated with a registration statement or similar requirement to enable U.S. or other non-Mexican shareholders and ADS holders to exercise their preemptive subscription rights in the event of an issuance of shares; the indirect benefits of enabling U.S. and other non-Mexican shareholders and ADS holders to exercise preemptive subscription rights; and any other factors that we consider appropriate at the time. We will then decide whether to file such a registration statement or otherwise comply with a similar requirement.

In the event that a required registration statement or similar requirement is not filed or satisfied, U.S. or other non-Mexican shareholders or ADS holders, would not be able to exercise their preemptive subscription rights in connection with future issuances of our shares, and their stake in the Company might be diluted. In this event, the proportion of the economic and voting interests of such U.S. or other non-Mexican shareholders or ADS holders in our total equity could decrease in proportion to the size of the issuance. Depending on the price at which shares are offered, such an issuance could result in dilution in the book value per share to U.S. or other non-Mexican shareholders or ADS holders not participating in the capital increase.

Holders of our series A shares and the ADSs may suffer further dilution as a result of the exercise of our outstanding warrants.

The issuance of shares upon the exercise of outstanding warrants may cause immediate dilution to our existing shareholders. As of the date of this prospectus, we had 70,000,000 Warrants and 29,680,000 Sponsor Warrants outstanding (totaling 99,680,000 warrants outstanding) that are exercisable for 23,333,333 and 9,893,333 series A shares, respectively. Three warrants entitle the holder thereof to purchase one series A share at a price of US$11.50 per series A share. The exercise of such warrants and the corresponding issuance of series A shares may also have a dilutive effect in our earnings per share. The warrants expire on April 4, 2023 or earlier if, after exercisability, the closing price for a series A share for any 20 trading days within an applicable 30-trading day period equals or exceeds the Mexican Peso equivalent of US$18.00 and we decide to early terminate the exercise period thereof. See “Description of the Series A Shares and Bylaws—Warrants.”

If all outstanding warrants were exercised, our issued and outstanding share capital would increase by 33,226,667 series A shares, or approximately 43.76% based on 75,929,000 series A shares outstanding as of the date of this prospectus. This would result in an immediate dilution to our shareholders and ADSs holders. Exercise of the outstanding warrants may also put demand pressure on the price of our series A shares and the ADSs.

Substantial sales of our series A shares or the ADSs after the global offering could cause the price of our series A shares or the ADSs to decrease.

The market price of our series A shares and the ADSs may decline as a result of sales of a large number of series A shares and ADSs in the market after this offering or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Our shareholders or entities controlled by them or their permitted transferees will be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC, as well as any other regulation (including anti-trust rules) that may apply. If any of shareholders, the affiliated entities controlled by them or their respective permitted transferees were to sell a large number of their shares, the market price of our series A shares may decline significantly and, as a result, the market price of the ADSs. In addition, the perception in the public markets that sales by them might occur may also adversely affect the market price of our series A shares and the ADSs.

We and certain of our officers and directors have agreed that, for a period of 180 days from the date of this prospectus and subject to certain exceptions, we will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC., as lock-up release agents, dispose of or hedge any of our series A shares, our series C shares, ADSs, or any securities convertible into or exchangeable for our series A shares, our series C shares or ADSs. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC. in their sole discretion, and as lock-up release agents, may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. This agreement is subject to a number of customary exceptions. See “Underwriting.”

The protections afforded to minority shareholders in Mexico are not as comprehensive as those in other jurisdictions, such as the United States.

Under Mexican law, the protections afforded to minority shareholders and the responsibilities and duties of directors and senior officers are different or not as complete as those in the United States. Although Mexican law establishes specific duties of care and loyalty applicable to our directors, committee members and senior officers, the Mexican legal regime governing directors, committee members and senior officers, and their duties, is not as comprehensive or developed as in the United States and has not been the subject of as broad and precise judicial interpretation. In addition, the criteria applied in other jurisdictions, including in the United States, to ascertain the independence of corporate directors may be different from the criteria applicable under corresponding Mexican laws and regulations. Furthermore, in Mexico, there are different procedural requirements for shareholder suits that work exclusively for our benefit (such as with respect to derivative suits) and not for the benefit of our shareholders (even those that initiate an action). As a result, it may be more difficult in practice for our minority shareholders to enforce their rights against us or our directors, committee members or senior officers, including for breach of their duties or care or loyalty) than it would be for shareholders of a United States or other non-Mexican company or to obtain compensation for minority shareholders, for losses caused by directors, committee members or senior officers as a result of a breach of their duties.

Our bylaws contain provisions aimed at restricting the acquisition of our shares and restricting the execution of voting agreements among our shareholders.

Pursuant to our bylaws, every direct or indirect acquisition of shares, or attempted acquisition of shares, of any nature by one or more persons or entities requires the prior written approval by the Board of Directors each time that the number of shares to be acquired, when added to any shares already owned by such person or entity, results in the acquirer holding 10% or more of our outstanding capital stock. Once such percentage is reached, such person or entity must notify our Board of Directors of any subsequent acquisition of shares by any such person or entity through which they acquire additional shares representing 2% or more of our outstanding capital stock. Prior, written approval must also be requested from our Board of Directors for the execution of written or oral agreements, as a consequence of which voting association, block voting, or binding or joint vote mechanisms or covenants are formed or adopted or certain shares are combined or shared in any other manner, which effectively results in a change in control of our Company or a 20% ownership interest in our Company. No additional authorization is required to carry-out such acquisitions or to execute a voting agreement until the ownership percentage of our outstanding capital stock is equal to or greater than 20%, nor is any additional authorization required with respect to entering temporary agreements for appointment of minority directors.

If an acquirer does not comply with the procedures described above, such acquired shares or shares regarding any voting agreement will not have any voting rights at any shareholders’ meeting of our Company. Any such acquired shares which have not been approved by our Board of Directors shall not be registered in our stock registry book, entries in our stock registry book made beforehand will be canceled and the Company will not acknowledge or give any value to the records or listings referred to in Article 290 of the Mexican Securities Market Law (Ley del Mercado de Valores), any other provision that might substitute it from time to time and other applicable law. Therefore, such records or listings mentioned above will not be considered evidence of ownership of shares, shall not grant the right to attend shareholders’ meetings or validate the exercise of any legal action, including any legal action of a procedural nature.

The provisions in our bylaws described above may only be amended or removed by the approval of shareholders holding at least 95% of our shares. This could hinder the process of selling our shares or the execution of agreements in connection with those shares.

These provisions in our bylaws could potentially discourage future purchases of a significant number of our shares, including potential future acquirers of our business, and, accordingly could adversely affect the liquidity and price of our series A shares.

The payment and amount of dividends are subject to the determination of our shareholders.

The amount available for cash dividends, if any, will be affected by many factors, including our future operating results, financial condition and capital requirements as a result thereof, and the terms and conditions of legal and contractual restrictions. Also, the amount of cash available for dividend payments may vary significantly from estimates. There can be no assurance that we will be able to pay or maintain the payment of dividends. Our actual results may differ significantly from the assumptions made by our Board of Directors in recommending dividends to shareholders or in adopting or amending a dividend policy in the future. Also, there can be no assurance that our Board of Directors will recommend a dividend payment to our shareholders or, if recommended, that our shareholders will approve such a dividend payment. The payment of dividends and the amounts of dividend payments paid by us to our series A shares are subject to the approval of our shareholders and our having absorbed or repaid losses from prior years and also may only be paid from retained earnings approved by our shareholders and if legal reserves have been created.

Dividend distributions to holders of our series A shares will be made in Mexican Pesos.

We will make dividend distributions to holders of our series A shares in Mexican Pesos. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert Mexican Pesos into U.S. Dollars or other currencies, it could institute restrictive exchange control policies in the future. Future fluctuations in exchange rates and the effect of any exchange control measures adopted by the Mexican government on the Mexican economy cannot be predicted.

We will be required to assess our internal control over financial reporting on an annual basis and any future adverse findings from such assessment could result in a loss of investor confidence in our financial reports, and significant expenses to remediate any internal control deficiencies and could ultimately have an adverse effect on the market price of the ADSs.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Form 20-F for the year ending December 31, 2020, our management will be required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We are currently in the process of reviewing, documenting and testing our internal control over financial reporting, and can provide no assurance that from time to time we will not identify concerns that could require remediation. We may encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. In connection with the attestation process by our independent registered public accounting firm, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation. In addition, if we fail to maintain the adequacy of our internal control over financial reporting we will not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 which may have an adverse effect on us.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

Following the completion of the global offering, we will be required to comply with various regulatory and reporting requirements, including those required by the Commission in addition to our existing reporting requirements by the CNBV. Complying with these reporting and regulatory requirements will be time consuming, resulting in increased costs to us or other adverse consequences. As a public company, we will be subject to the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act, in addition to the existing disclosure requirements by the Mexican Securities Market Law and CNBV rules. These requirements may place a strain on our systems and resources. The Exchange Act rules applicable to us as a foreign private issuer requires that we file annual and current reports with respect to our business and financial condition. Likewise, CNBV rules require that we make annual and quarterly filings and that we comply with disclosure obligations including current reports. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, results of operations and financial condition.

Our bylaws, in compliance with Mexican law, restrict the ability of non-Mexican shareholders to invoke the protection of their governments with respect to their rights as shareholders.

As required by Mexican law, our bylaws provide that non-Mexican shareholders are considered to be Mexican with respect to shares held by them. Moreover, non-Mexican shareholders explicitly agree not to invoke the protection of its own government by asking such government to interpose a diplomatic claim against the Mexican government with respect to the shareholder’s rights as a shareholder, though such agreement is not deemed to include a waiver to any other rights (for instance, any rights under the United States securities laws, with respect to its investment in us). If you invoke such governmental protection in violation of this provision of the bylaws, your series A shares may be forfeited to the Mexican government.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NYSE corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. This may afford less protection to holders of the ADSs.

The NYSE’s rules require listed companies to have, among other things, a majority of their board members be independent and to have independent director oversight of executive compensation, nomination of directors and corporate governance matters. As a foreign private issuer and a controlled company, we are permitted to follow home country practice in lieu of the above requirements. Mexican law does not require that a majority of our board consist of independent directors or the implementation of a compensation or nominating committee, and our board may thus not include, or include fewer, independent directors than would be required if we were subject to the NYSE rules applicable to most U.S. companies. As long as we rely on the foreign private issuer and controlled company exemptions to the NYSE rules, a majority of our Board of Directors is not required to consist of independent directors and we will not be required to have a compensation or nominating committee. Therefore, our board’s approach may be different from that of a board with a majority of independent directors, and, as a result, the management team’s oversight of the Company may be more limited than if we were subject to the NYSE rules applicable to most U.S. companies.

It may be difficult to enforce civil liabilities against us or our directors or officers.

We are a publicly traded company with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico, and a majority of the members of our Board of Directors and Management Team, our advisors and independent auditors reside or are based outside the United States. All of our assets and the assets of our subsidiaries are located, and all of our revenues and the revenues of our subsidiaries are derived from, sources outside the United States, particularly in Mexico and Argentina. Consequently, it may not be possible for you to effect service of process upon us or these other persons. Because judgments of U.S. courts or courts of other jurisdictions outside of Mexico and/or Argentina for civil liabilities based upon foreign laws of other jurisdictions outside Mexico and/or Argentina may only be enforced in Mexico and/or Argentina if certain requirements are met, you may face greater difficulties in protecting your interests through actions against us, our directors or the members our Management Team than would shareholders of a corporation incorporated in the United States or in other jurisdictions outside of Mexico. There is doubt as to the enforceability, in original actions in Mexican courts and/or Argentine courts or in actions for enforcement of judgments obtained in courts of jurisdictions outside Mexico and/or Argentina, of liabilities predicated, in whole or in part, on the civil liability provisions of U.S. federal securities laws. No treaty exists between the United States and Mexico for the reciprocal enforcement of judgments issued in the other country. In addition, the enforceability in Argentine courts of judgments of U.S. or non-Argentine courts with respect to matters arising under U.S. federal securities laws or other non-Argentine regulations will be subject to compliance with certain requirements under Argentine law, including the condition that any such judgment does not violate Argentine public policy (orden público argentino) and provided that an Argentine court will not order the attachment on any property located in Argentina and determined by such court to be essential for the provision of public services.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, holders and beneficial owners of ADSs irrevocably waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to the ADSs or the deposit agreement. If this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. If we or the depositary opposed a jury trial demand based on the waiver, the court would analyze whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the

ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and / or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive in the global offering will be US$85.3 million from our sale of 10,000,000 series A shares (or US$98.7 million if the international underwriters and Mexican underwriters exercise in full their over-allotment options) in the global offering after deducting the underwriting discount and estimated offering expenses payable by us for a total amount of US$7.2 million (US$7.7 million if the international underwriters and Mexican underwriters exercise in full their over-allotment options).

We currently intend to use the net proceeds from the global offering to fund capital expenditures relating to our development plan, which is focused on developing our shale acreage relating to (x) the Bajada del Palo Oeste block, where we plan to drill horizontal wells and (y) Águila Mora and Bajada del Palo Este blocks, which we will be delineating and subsequently starting their development.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based on our present plans and business condition. The amounts and timing of any expenditure may vary depending on the amount of cash generated by our operations, competitive developments, our rate of growth and inorganic growth opportunities, if any, of our business. Therefore, as of the date of this prospectus, we cannot estimate the amounts or timing in respect of any of the purposes for the use of proceeds listed above.

DIVIDEND POLICY

Under Mexican law, subject to the satisfaction of certain quorum requirements, only shareholders at a general meeting have the authority to declare a dividend. Although not required by law, such declarations typically follow the recommendation of the board of directors. Additionally, under Mexican law, we may only pay dividends from retained earnings included in financial statements that have been approved at a general shareholders’ meeting, after all losses from prior fiscal years have been satisfied and after at least 5% of net income (after profit sharing and other deductions required by Mexican law) has been allocated to legal reserves, up to an amount equal to 20% of our paid-in capital stock from time to time. We have paid no dividend since our incorporation.

Our Board of Directors is not currently considering the adoption of a dividend policy. Changes in our operating and financial results, including those derived from extraordinary events, and risks described in “Risk Factors” that affect our financial condition and liquidity, could limit any distribution of dividends and their amount. We cannot provide any assurances that we will pay dividends in the future or as to the amount of dividends, if any are paid.

The amount and payment of future dividends, if any, will be subject to applicable law and will depend upon a variety of factors that may be considered by our Board of Directors or our shareholders, including our future operating results, financial condition, capital requirements, investments in potential acquisitions or other growth opportunities, legal restrictions, contractual restrictions in our current and future debt instruments and our ability to obtain funds from our subsidiaries. Such factors may limit or prevent the payment of any future dividends and may be considered by our Board of Directors in recommending, or by our shareholders in approving, the payment of any future dividends.

We are a holding company and our income, and therefore our ability to pay dividends, is dependent upon the dividends and other distributions that we receive from our subsidiaries. The payment of dividends or other distributions by our subsidiaries will depend upon their operating results, financial condition, capital expenditures plans and other factors that their respective boards of directors deem relevant. Dividends may only be paid out of distributable reserves and our subsidiaries are required to allocate earnings to their respective legal reserve funds prior to paying dividends to us. In addition, covenants in loan agreements, if any, of our subsidiaries, may limit their ability to declare or pay cash dividends.

In the event we were to declare dividends they would be paid in Mexican Pesos through Indeval to each custodian, which would deduct any applicable withholding taxes. In the case of series A shares represented by ADSs, the depositary will convert the cash dividends it receives in Mexican Pesos into U.S. Dollars at the prevailing rate of exchange, and thereafter it would distribute the amount so converted to the holders of ADSs, net of conversion expenses of the depositary. Fluctuations in the Peso—U.S. Dollar exchange rate will affect the amount of dividends that ADS holders would receive.

MARKET INFORMATION

Market Price of Our Shares

Our series A shares are listed on the Mexican Stock Exchange under the symbol “VISTA.” As of the date of this prospectus, the variable portion of our outstanding capital stock was comprised by 75,929,000 series A shares, registered with the RNV and listed on the Mexican Stock Exchange. The variable portion of our capital stock is of unlimited amount pursuant to our bylaws and the applicable laws, whereas the fixed portion of our capital stock is divided into two series C shares, registered with the RNV and listed on the Mexican Stock Exchange.

On February 12, 2019, we completed the sale to Kensington Investments B.V. (“Kensington”) of 5 million series A shares and 5 million warrants to purchase series A shares for an amount of US$50.0 million and, additionally, 500,000 series A shares for an amount of US$5.0 million. Kensington, a wholly-owned subsidiary of the Abu Dhabi Investment Council Company P.J.S.C., a public joint stock company indirectly owned by the government of the Emirate of Abu Dhabi in the United Arab Emirates, is the sole limited partner of Riverstone Vista Capital Partners, L.P. (“RVCP”). The aforementioned sale was consummated pursuant to a certain forward purchase agreement among Vista and RVCP, that provided for the sale by Vista of certain series A shares and warrants to purchase series A shares to RVCP and its permitted transferees, and a related subscription commitment between Vista and Kensington. Prior to the aforementioned sale, RVCP instructed Vista to transfer the relevant series A shares and warrants to Kensington. Both transactions received regulatory approval in Mexico.

As of the date of this prospectus, we had 70,000,000 Warrants and 29,680,000 Sponsor Warrants outstanding (totaling 99,680,000 warrants outstanding) that are exercisable for 23,333,333 and 9,893,333 series A shares, respectively. Three warrants entitle the holder thereof to purchase one series A share at a price of US$11.50 per series A share. The exercise of such warrants and the corresponding issuance of series A shares may also have a dilutive effect in our earnings per share. The warrants expire on April 4, 2023 or earlier if, after exercisability, the closing price for series A shares for any 20 trading days within an applicable 30-trading day period equals or exceeds the Mexican Peso equivalent of US$18.00 and we decide to early terminate the exercise period thereof. In the event that we declare an early termination, we will have the right to declare that the exercise of the warrants be made on a “cashless basis.” If we elect the cashless exercise, holders of warrants electing to exercise such warrants shall do so by surrendering warrants and receiving a number of series A shares resulting from the formula set forth in the warrant indenture, which captures the average of the U.S. Dollar equivalent of the closing price of the series A shares during a 10-day period. The warrants are subject to certain additional adjustments, terms and conditions. See “Description of the Series A Shares and Bylaws—Warrants.”

Prior to this offering, no public market existed for the ADSs. On July 24, 2019, the closing price of our series A shares on the Mexican Stock Exchange was Ps.180.00 per series A share (equivalent to approximately US$9.43 per series A share or US$9.43 per ADS, based on the exchange rate of Ps. 19.0894 per US$1.00 reported by the Mexican Central Bank on such date). We cannot assure you that an active trading market will develop for the ADSs, or that the ADSs will trade in the public market subsequent to the offering at or above the initial public offering price. Each ADS will represent one series A share. Our ADSs have been approved for listing on the NYSE under the symbol “VIST” and the series A shares will continue to be listed on the Mexican Stock Exchange under the symbol “VISTA.”

Trading on the Mexican Stock Exchange

The Mexican Stock Exchange, located in Mexico City, is one of two stock exchanges currently operating in Mexico. Operating continuously since 1907, the Mexican Stock Exchange is organized as a variable capital public stock corporation (sociedad anónima bursátil de capital variable). Securities trading on the Mexican Stock Exchange occurs each business day from 8:30 a.m. to 3:00 p.m. Mexico City time, subject to adjustments to operate uniformly with certain markets in the United States.

Since January 1999, all trading on the Mexican Stock Exchange has been effected electronically. The Mexican Stock Exchange may impose a number of measures to promote an orderly and transparent trading price of securities, including the operation of a system of automatic suspension of trading in shares of a particular issuer, when price fluctuations exceed certain limits.

Settlement of transactions with equity securities on the Mexican Stock Exchange are effected three business days after a share transaction is agreed to. Deferred settlement is not permitted without the approval of the Mexican Stock Exchange, even where mutually agreed. Securities traded on the Mexican Stock Exchange are on deposit in book-entry form through the facilities of Indeval, a privately owned securities depositary that acts as a clearinghouse, depositary, and custodian, as well as a settlement, transfer, and registration agent for Mexican Stock Exchange transactions, eliminating the need for physical transfer of securities. Transactions must be settled in Mexican Pesos except under limited circumstances and in respect of limited transactions in which settlement in foreign currencies may be permitted.

Market Regulation

In 1924, the Mexican National Banking Commission (Comisión Nacional Bancaria) was established to regulate banking activity and in 1946, the Mexican Securities Commission (Comisión Nacional de Valores) was established to regulate securities market activity. In 1995, these two entities merged to form the CNBV.

Among other things, the CNBV regulates the public offering and trading of securities, public companies and participants in the Mexican securities market (including brokerage houses and the Mexican Stock Exchange), and imposes sanctions for the illegal use of insider information and other violations of the Mexican Securities Market Law. The CNBV regulates the Mexican securities market, the Mexican Stock Exchange, and brokerage firms, through its staff and a board of governors composed of thirteen members.

Mexican Securities Market Law

The current Mexican Securities Market Law was published in the Federal Official Gazette of Mexico on December 30, 2005, and became effective on June 28, 2006, and is referred to as the Mexican Securities Market Law. The Mexican Securities Market Law changed the then Mexican securities laws in various material respects to further align Mexican laws with the securities and corporate governance standards laws in effect in other jurisdictions that maintained more developed securities markets.

In particular, the Mexican Securities Market Law:

•

includes private placement exemptions directed to Mexican institutional and qualified investors, and specifies the requirements that need to be satisfied for an issuer or underwriter to fall within the exemption;

•	includes improved rules for tender offers, dividing them in either voluntary or mandatory;

•	establishes standards for disclosure of holdings applicable to shareholders of public companies;

•	expands and strengthens the role of the board of directors of public companies;

•	defines the role of the chief executive officer and other relevant officers of public corporations;

•

defines the standards applicable to the board of directors and the duties and potential liabilities and penalties applicable to each director, the chief executive officer and other executive officers and the audit and corporate governance committee (introducing concepts such as the duty of care, duty of loyalty and safe harbors for actions attributable to directors and officers);

•	replaces the statutory auditor (comisario) with the audit and corporate governance committee and establishes the audit and corporate governance committee with clearly defined responsibilities;

•	improves the rights of minority shareholders (including the right to initiate shareholders’ derivative suits);

•	defines applicable sanctions for violation of law;

•	provides flexibility to allow regulated Mexican brokerage firms to engage in certain limited activities;

•	regulates stock exchanges, clearinghouses, futures and derivatives markets, and rating agencies;

•	establishes penalties (including incarceration), arising from violations of the Mexican Securities Market Law and regulations thereunder;

•	establishes that public companies are considered a single economic unit with the entities they control for reporting accounting and other purposes;

•	introduces concepts such as consortiums, groups of related persons or entities, control and decision-making power;

•	defines rules relating to the types of securities that may be offered by public companies;

•	sets forth information for share repurchases; and

•	specifies requirements for implementing anti-takeover measures.

In March 2003, the CNBV issued certain general regulations applicable to issuers and other securities market participants, which regulations have since been amended, or the General Regulations, and in September 2004, the CNBV issued certain general regulations applicable to brokerage firms. The General Regulations, which repealed several previously enacted CNBV regulations, provide a consolidated set of rules governing public offerings, reporting requirements and issuer activity, among other things.

On January 10, 2014, a decree amending 34 financial laws, including the Mexican Securities Market Law, was published in the Mexican Federal Official Gazette (collectively, the “Financial Reform” (reforma financiera)). The amendments to the Mexican Securities Market Law became effective on January 13, 2014, with the exception of certain provisions regarding the use of insider information and other related policies that are required to be implemented by some entities. Furthermore, certain entities that are required to comply with these amendments, such as broker dealers and investment advisors, were granted grace periods of six months to one year to comply with the new requirements of the Financial Reform.

Issuance, Registration and Listing Standards

In order to offer securities to the public in Mexico, an issuer must meet specific qualitative and quantitative requirements. Only securities that have been registered with the RNV, pursuant to approval by the CNBV may be listed on the Mexican Stock Exchange.

The General Regulations require the Mexican Stock Exchange to adopt minimum requirements for issuers that seek to list their securities in Mexico. These requirements relate to operating history, financial and capital structure, and minimum public floats, among other things. The General Regulations also require the Mexican Stock Exchange to implement minimum requirements (including minimum public floats) for issuers to maintain their listing in Mexico. These requirements relate to the issuer’s financial condition, capital structure and public float, among others. The CNBV may waive some of these requirements in certain circumstances. In addition, some of the requirements are applicable for each series of shares of the relevant issuer.

The CNBV’s approval for registration with the RNV does not imply any kind of certification or assurance related to the investment quality of the securities, the solvency of the issuer, or the accuracy or completeness of any information delivered to the CNBV or included in any offering document (including this prospectus).

The Mexican Stock Exchange may review compliance with the foregoing requirements and other requirements at any time, but will normally do so on an annual, semi-annual and quarterly basis. The Mexican Stock Exchange must inform the CNBV of the results of its review, and this information must, in turn, be disclosed to investors. If an issuer fails to comply with any of these minimum requirements, the Mexican Stock Exchange will request that the issuer propose a plan to cure the violation. If the issuer fails to propose a plan, if the plan is not satisfactory to the Mexican Stock Exchange, or if an issuer does not make substantial progress with respect to the implementation of the corrective plan, trading of the relevant series of shares on the Mexican Stock Exchange may be temporarily suspended. In addition, if an issuer fails to implement the plan in full, the CNBV may cancel the registration of the shares, in which case the majority shareholder or any controlling group will be required to carry out a tender offer to acquire all of the outstanding shares of the issuer in accordance with the tender offer provisions set forth in the Mexican Securities Market Law (under which all holders must be treated in the same manner).

Reporting Obligations

Issuers of listed shares such as the Company, are required to file unaudited quarterly financial statements and audited annual financial statements (together with an explanation thereof) and periodic reports, in particular reports dealing with material events, with the CNBV and the Mexican Stock Exchange. Mexican issuers must file the following reports:

•

a comprehensive annual report prepared in accordance with the General Regulations, by no later than April 30 of each year, which must include (i) audited annual financial statements and (ii) reports on the activities carried out by the audit and corporate governance committee;

•	quarterly reports, within 20 business days following the end of each of the first three quarters and 40 business days following the end of the fourth quarter;

•	reports disclosing material information;

•	reports and disclosure memoranda revealing corporate restructurings such as mergers, spin-offs or acquisitions or sales of assets, approved by shareholders’ meeting or the board of directors;

•	reports regarding the policies and guidelines with respect to the use of the company’s (or its subsidiaries) assets by related persons; and

•	details dealing with agreements among shareholders.

Pursuant to the General Regulations, the internal rules of the Mexican Stock Exchange were amended to implement an automated electronic information transfer system (Sistema Electrónico de Envío y Difusión de Información, or SEDI) called the Sistema Electrónico de Comunicación con Emisoras de Valores, or EMISNET, for information required to be filed with the Mexican Stock Exchange. Issuers of listed securities must prepare and disclose their financial and other information via EMISNET. Immediately upon receipt, the Mexican Stock Exchange makes this financial and other information available to the public.

The General Regulations and the rules of the Mexican Stock Exchange require issuers of listed securities to file through SEDI information that relates to any event or circumstance that could influence an issuer’s share prices and investor decisions to acquire stock. If listed securities experience unusual price volatility, the Mexican Stock Exchange must immediately request that an issuer inform the public as to the causes of the volatility or, if the issuer is unaware of the causes, that it make a statement to the effect that it is unaware of the causes of such volatility. In addition, the Mexican Stock Exchange must immediately request that issuers disclose any information relating to material events when it deems the available public information to be insufficient, as well as instruct issuers to clarify information when necessary. The Mexican Stock Exchange may request that issuers confirm or deny any material event that has been disclosed to the public by third parties when it deems that the material event may affect or influence the price of the listed securities. The Mexican Stock Exchange must immediately inform the CNBV of any such request. In addition, the CNBV may also make any of these requests directly to issuers. An issuer may delay the disclosure of material events if:

•	the information is related to transactions that have not been consummated;

•	there is no public information in the mass media relating to the material event; and

•	no unusual price or volume fluctuation occurs.

If an issuer elects to delay the disclosure of material, it must implement adequate confidentiality measures (including maintaining a log with the names of parties in possession of confidential information and the date when each such party became aware of the relevant information).

Similarly, if an issuer’s securities are traded on both the Mexican Stock Exchange and a foreign securities exchange, the issuer must simultaneously file the information that it is required to file pursuant to the laws and regulations of the foreign jurisdiction with the CNBV and the Mexican Stock Exchange.

Suspension of Trading

In addition to the authority of the Mexican Stock Exchange under its internal regulations described above, the CNBV and the Mexican Stock Exchange may suspend trading in an issuer’s securities:

•	if the issuer does not disclose a material event;

•	failure by the issuer to timely or adequately comply with its reporting obligations;

•

significant exceptions or comments contained in the auditors’ opinions of the issuer’s financial statements, or determinations that such financial statements were not prepared in accordance with the applicable accounting procedures and policies; or

•

upon price or volume volatility or changes in the trading of the relevant securities that are not consistent with the historic performance of the securities and cannot be explained solely through information made publicly available pursuant to the General Regulations.

The Mexican Stock Exchange must immediately inform the CNBV and the general public of any suspension. An issuer may request that the CNBV or the Mexican Stock Exchange permit trading to resume if it demonstrates that the causes triggering the suspension have been resolved and that it is in full compliance with periodic reporting requirements. If an issuer’s request has been granted, the Mexican Stock Exchange will determine the appropriate mechanism to resume trading (which may include a bidding process to determine applicable prices). If trading in an issuer’s securities is suspended for more than 20 business days and the issuer is authorized to resume trading without conducting a public offering, the issuer must disclose via SEDI, before trading may resume, a description of the causes that resulted in the suspension.

Under consent regulations, the Mexican Stock Exchange may consider the measures adopted by other non- Mexican exchanges to suspend and/or resume trading of an issuer’s shares, in cases where the relevant securities are simultaneously traded on stock exchanges located outside of Mexico.

Insider Trading, Trading Restrictions and Tender Offers

The Mexican Securities Market Law contains specific regulations regarding insider trading, including the requirement that persons in possession of information deemed privileged abstain (i) from directly or indirectly, trading in the relevant issuer’s securities, or derivatives with respect to such securities, the trading price of which may be affected by such information, (ii) from making recommendations or providing advice to third parties to trade in such securities, and (iii) disclosing or communicating such privileged information to third parties (except for persons to whom such information must be disclosed as a result of their positions or employment).

Pursuant to the Mexican Securities Market Law, the following persons must notify the CNBV of any transactions undertaken by them with respect to a listed issuer’s securities, whether on a case-by-case basis or quarterly:

•	members of a listed issuer’s board of directors;

•	shareholders directly or indirectly controlling 10% or more of a listed issuer’s outstanding capital stock; and

•	officers.

These persons must also inform the CNBV of the effect of the transactions within five days following their completion. In addition, insiders must abstain from purchasing or selling securities of the issuer within three months from the last sale or purchase, respectively.

Also, directors and relevant officers that are holders of 1% or more of the outstanding shares of a Mexican public company, must disclose their holdings and the relevant issuer.

Subject to certain exceptions, any acquisition of a public company’s shares that results in the acquirer owning 10% or more, but less than 30%, of an issuer’s outstanding capital stock, must be publicly disclosed to the CNBV and the Mexican Stock Exchange by no later than one business day following the acquisition.

Any acquisition or disposition by certain insiders that results in such insider increasing or decreasing in 5% or more such insider’s holdings in shares of the public company to which it is related must also be publicly disclosed to the CNBV and the Mexican Stock Exchange no later than one business day following the acquisition or disposition. The Mexican Securities Market Law requires that convertible securities, warrants and derivatives to be settled in kind be considered in the calculation of share ownership percentages of public companies.

Tender Offers

The Mexican Securities Market Law contains provisions relating to public tender offers and certain other share acquisitions occurring in Mexico. Under the Mexican Securities Market Law, tender offers may be voluntary or mandatory. Both are subject to prior approval of the CNBV and must comply with general legal and regulatory requirements. Voluntary tender offers, or offers where there is no requirement that they be initiated or completed, are required to be made pro rata. Any intended acquisition of a public company’s shares that results in the acquirer owning 30% or more requires the acquirer to make a mandatory tender offer for the greater of (i) the percentage of the capital stock intended to be acquired, or (ii) 10% of the company’s outstanding capital stock, provided that if such acquisition is aimed at obtaining control, then the potential acquirer is required to launch a mandatory tender offer for 100% of the company’s outstanding capital stock (however, under certain circumstances, the CNBV may permit an offer for less than 100%). The tender offer must be made at the same price to all shareholders and classes of shares. The board of directors, with the advice of the audit and corporate governance committee, must issue its opinion in respect of the fairness of the price applicable to any mandatory tender offer, which may be accompanied by an independent fairness opinion. Directors and the chief executive officer of a public company, in respect of which a tender offer has been made, must disclose whether or not each of them will tender his respective shares in the tender offer.

Under the Mexican Securities Market Law, all tender offers must be open for at least 20 business days and purchases thereunder are required to be made pro rata to all tendering shareholders. The Mexican Securities Market Law also permits the payment of certain amounts to a controlling shareholder over and above the offering price if these amounts are fully disclosed, approved by the board of directors, and paid solely in connection with non-compete or similar obligations. The law also provides exceptions to the mandatory tender offer requirements and specifically sets forth remedies for non-compliance with these tender offer rules (e.g., suspension of voting rights, possible annulment of purchases, etc.) and other rights available to prior shareholders of the issuer.

Joint Trading of Common Shares and Limited or Non-Voting Shares

The Mexican Securities Market Law does not permit issuers to implement mechanisms for common shares and limited or non-voting shares to be jointly traded or offered to public investors, unless the limited or non-voting shares are convertible into common shares within a period of up to five years, or when, because of the nationality of the holder, the shares or the securities representing the shares limit the right to vote to comply with foreign investment laws. In addition, the aggregate amount of shares with limited or non-voting rights may not exceed 25% of the aggregate amount of publicly held shares. The CNBV may increase this 25% limit by an additional 25%, provided that the limited or non-voting shares exceeding 25% of the aggregate amount of publicly held shares are convertible into common shares within five years of their issuance.

Anti-Takeover Protections

The Mexican Securities Market Law provides that public companies may include anti-takeover provisions in their by-laws if such provisions (i) are approved by a majority of the shareholders, without shareholders representing 5% or more of the capital stock present at the meeting voting against such provision, (ii) do not exclude any shareholders or group of shareholders, (iii) do not restrict, in an absolute manner, a change of control, and (iv) do not contravene legal provisions related to tender offers or have the effect of disregarding the economic rights related to the shares held by the acquiring party.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019 (i) on a historical basis and (ii) on an as adjusted basis to give effect to the global offering of the series A shares and assuming we receive approximately US$85.3 million in net proceeds from the sale of 10,000,000 series A shares, including series A shares represented by ADSs in the global offering.

This table should be read in conjunction with the 1Q 2019 audited Condensed Interim Financial Statements and information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2019
	Actual	As adjusted
	(Thousands of US$)
Current borrowings	55,351	55,351
Non-current borrowings	279,867	279,867

Total debt(1)	335,218	335,218
Total warrants(2)	39,784	39,784
Total shareholders’ equity	521,613	606,874

Total capitalization(3)	896,615	981,876

(1)

Correspond to the US$300 million principal amount of the Syndicated Loan and US$35 million principal amount of short-term debt from local commercial banks in Argentina. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.”

(2)	Corresponds to the Warrants and the Sponsor Warrants.
(3)	Total capitalization is the sum of total debt, total warrants and total shareholders’ equity.

Since March 31, 2019, there have not been material changes in our consolidated capitalization, except for the two loans entered into by us on May 13, 2019 for an aggregate amount of US$25 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness.”

SELECTED FINANCIAL AND OPERATING DATA

Our financial and operating data is qualified by reference to and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Audited Financial Statements and the Supplemental Financial Statements included elsewhere in this prospectus. Our historical results for any prior period do not necessarily indicate results to be expected for any future period.

The unaudited condensed consolidated interim financial data as of March 31, 2019 and for the three-month periods ended March 31, 2019 and 2018 has been derived from our 1Q 2019 Unaudited Interim Condensed Financial Statements included in this prospectus.

The consolidated financial data for the period from April 4, 2018 to December 31, 2018 (the 2018 Successor Period) and as of December 31, 2018 and for the period from January 1, 2018 to April 3, 2018 (the 2018 Predecessor Period) has been derived from our Audited Financial Statements included in this prospectus.

The consolidated financial data for our Predecessor as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 has been derived from the Audited Financial Statements included in this prospectus. Note 2.5 to the Audited Financial Statements contain the details of our transition to IFRS and application of IFRS 1.

The consolidated financial data for APCO Argentina Branch has been derived from the audited pre-acquisition financial statements of APCO Argentina Branch as of April 3, 2018 and for the period beginning on January 1, 2018 to April 3, 2018 and the audited pre-acquisition consolidated financial statements as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 included in this prospectus. The auditors’ report includes qualified opinions due to the omission of comparative financial information.

The combined financial data for JDM and 25 de Mayo-Medanito has been derived from the abbreviated combined financial statements of revenues and direct operating expenses for the period beginning on January 1, 2018 to April 3, 2018 and the abbreviated combined financial statements of revenues and direct operating expenses for the year ended December 31, 2017 included in this prospectus.

Our results of operations for the 2018 Successor Period are not directly comparable to our results of operations for the 2018 Predecessor Period and for the year ended December 31, 2017, due to the effects of the Initial Business Combination. Similarly, our results of operations for the three-month period ended March 31, 2019 are not directly comparable to our results of operations for the three-month period ended March 31, 2018, due to the effects of the Initial Business Combination. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note Regarding Comparability of Our Results of Operations.”

In addition, effective January 1, 2019, we adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application on January 1, 2019. Under this method, the standard is applied with the cumulative effect of initially applying the standard recognized at the date of initial application. Accordingly, certain comparisons for the above mentioned new accounting standard and for the recognition of income tax expenses between periods may be affected. See Note 2.2 to our 1Q 2019 Unaudited Condensed Interim Financial Statements.

Under the JOBS Act, emerging growth companies, like Vista, may take advantage of specified reduced financial disclosure requirements. Pursuant to these reduced requirements, we have limited our disclosure in this prospectus to selected financial information of the two most recent fiscal years.

All of the selected financial information included in the following tables is denominated in U.S. Dollars. The financial data that has been derived from our Audited Financial Statements was prepared in accordance with

IFRS. The financial data that has been derived from our 1Q 2019 Unaudited Condensed Interim Financial Statements was prepared in accordance with IAS 34. The abbreviated combined financial information relating to JDM and 25 de Mayo-Medanito was prepared in accordance with U.S. GAAP. For further information, see “Presentation of Financial and Other Information—Financial Statements.”

Historical Financial Data

Statements of Financial Position

	Successor		Predecessor
	As of March 31, 2019 Unaudited	As of December 31, 2018	As of December 31, 2017		As of January 1, 2017
	(in thousands of US$, except for shares and per share data)

Assets
Non-current assets
Property, plant and equipment	872,298	820,722	259,229		286,149
Right-of-use assets	8,906	—	—		—
Goodwill	28,484	28,484	—		—
Other intangible assets	31,869	31,600	1,021		1,536
Trade and other receivables	19,748	20,191	297		927
Other financial assets	—	—	—		64

Total non-current assets	961,305	900,997	260,547		288,676

Current assets
Inventories	22,566	18,187	8,215		16,924
Trade and other receivables	90,313	86,050	56,274		40,174
Cash, bank balances and other short-term investments	87,538	80,908	36,835		24,717

Total current assets	200,417	185,145	101,324		81,815

Total assets	1,161,722	1,086,142	361,871		370,491

Shareholders’ equity and liabilities
Shareholders’ equity
Share capital	567,646	513,255	39,239		39,239
Share-based payment reserve	5,265	4,021	—		—
Legal reserve	—	—	7,523		7,523
Voluntary reserve	—	—	385,033		349,248
Accumulated other comprehensive loss	(2,674)	(2,674)	(2,800)		(2,569)
Accumulated Loss	(48,624)	(34,946)	(148,694)		(120,081)

Total shareholders’ equity	521,613	479,656	280,301		273,360

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	136,393	133,757	28,840		38,558
Lease liabilities	7,387	—	—		—
Provisions	16,498	16,186	15,902		14,571
Borrowings	279,867	294,415	—		—
Warrants	39,784	23,700	—		—
Employee defined benefits plan obligation, net	3,535	3,302	4,683		4,366
Other taxes and royalties payable	—	—	2		7
Accounts payable and accrued liabilities	1,003	1,008	—		—

Total non-current liabilities	484,467	472,368	49,427		57,502

Current liabilities
Provisions	3,743	4,140	925		1,615
Leases liabilities	2,378	—	—		—
Borrowings	55,351	10,352	—		—
Salaries and social security payable	4,161	6,348	2,540		2,387
Income tax liability	19,468	22,429	1,401		5,454
Other taxes and royalties payable	6,520	6,515	6,287		5,846
Accounts payable and accrued liabilities	64,021	84,334	20,990		24,327

Total current liabilities	155,642	134,118	32,143		39,629

Total liabilities	640,109	606,486	81,570		97,131

Total shareholders’ equity and liabilities	1,161,722	1,086,142	361,871		370,491

Dividends and Shares
Number of shares	75,909,317	70,409,317	95,443,572	(1)	95,443,572 (1)
Dividends declared	—	—	6,733	(2)	—
Dividends declared per share	—	—	0.07	(2)	—

(1)	Refers to shares of PELSA, as the Company’s predecessor.
(2)	Refers to dividends declared by PELSA, as the Company’s predecessor.

Statements of Profit or Loss and Other Comprehensive Income

	Successor	Predecessor	Successor	Predecessor
	For the three-month period ended March 31, 2019 Unaudited	For the three-month period ended March 31, 2018 Unaudited	For the period from April 4, 2018 through December 31, 2018	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$, except per share data and margins)

Revenue from contracts with customers	93,727	44,463	331,336	44,463	198,075
Cost of sales	(65,713)	(38,623)	(212,581)	(38,623)	(174,401)

Gross profit	28,014	5,840	118,755	5,840	23,674

Selling expenses	(5,695)	(3,091)	(21,341)	(3,091)	(13,264)
General and administrative expenses	(8,705)	(1,466)	(24,202)	(1,466)	(6,774)
Exploration expenses	(126)	(134)	(637)	(134)	(1,049)
Other operating income	627	1,240	2,699	1,240	17,802
Other operating expenses	(2,118)	(135)	(18,097)	(135)	(5,125)
Impairment Recovery of property, plant and equipment	—	—	—	—	5,290

Operating profit	11,997	2,254	57,177	2,254	20,554

Interest income	75	239	2,532	239	166
Interest expense	(5,817)	(23)	(15,746)	(23)	(18)
Other financial results	(14,228)	(1,159)	(22,920)	(1,159)	(436)

Financial results, net	(19,970)	(943)	(36,134)	(943)	(288)

(Loss)/Profit before income tax	(7,973)	1,311	21,043	1,311	20,266
Current income tax expense	(3,069)	(4,615)	(35,450)	(4,615)	(15,956)
Deferred income (tax expense) benefit	(2,636)	(3,345)	(11,975)	(3,345)	9,595

Income tax expense	(5,705)	(7,960)	(47,425)	(7,960)	(6,361)

Net (Loss) profit for the period/year	(13,678)	(6,649)	(26,382)	(6,649)	13,905

Other comprehensive income (loss)	—
Other comprehensive income (loss) that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	—	(89)	(3,565)	(89)	(355)
—Deferred income tax benefit	—	22	891	22	124

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods	—	(67)	(2,674)	(67)	(231)

Other comprehensive loss for the period/year, net of tax	—	(67)	(2,674)	(67)	(231)

Total comprehensive (loss) income for the period/year	(13,678)	(6,716)	(29,056)	(6,716)	13,674
(Losses) Earnings per share attributable to equity holders of the parent	—
Basic—(In U.S. Dollars per share):	(0.19)	(0.07)	(0.37)	(0.07)	0.14
Diluted—(In U.S. Dollars per share):	(0.19)	(0.07)	(0.37)	(0.07)	0.14
Other Financial Information
Adjusted EBITDA(1)	37,135	16,966	146,347	16,966	78,541
Adjusted EBITDA margin(2)	0.40	0.38	0.44	0.38	0.40

(1)

We calculate Adjusted EBITDA as profit (loss) for the period / year plus income tax expense, financial results, net, depreciation, depletion and amortization, transaction costs related to business combinations, restructuring expenses and impairment recovery of property, plant and equipment. We present Adjusted

EBITDA because we believe it provides investors with a supplemental measure of the financial performance of our core operations that facilitates period to period comparisons on a consistent basis. Our management uses Adjusted EBITDA, among other measures, for internal planning and performance measurement purposes. Adjusted EBITDA is not a measure of liquidity or operating performance under IFRS and should not be construed as an alternative to net profit, operating profit, or cash flow provided by operating activities (in each case, as determined in accordance with IFRS). Adjusted EBITDA, as calculated by us, may not be comparable to similarly titled measures reported by other companies.
(2)	We calculate Adjusted EBITDA margin by dividing Adjusted EBITDA by revenues from contracts with customers.

The following table sets forth the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Net Debt:

	Successor	Predecessor	Successor	Predecessor
	For the three-month period ended March 31, 2019 Unaudited	For the three-month period ended March 31, 2018 Unaudited	For the period from April 4, 2018 to December 31, 2018	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$, except margins)

Net (Loss) Profit for the period/year	(13,678)	(6,649)	(26,382)	(6,649)	13,905
Income tax expense	5,705	7,960	47,425	7,960	6,361
Financial results, net	19,970	943	36,134	943	288
Depreciation, depletion and amortization	24,471	14,712	74,772	14,712	63,277
Transaction costs related to business combinations	—	—	2,380	—	—
Restructuring expenses	667	—	12,018	—	—
Impairment recovery of property, plant and equipment	—	—	—	—	(5,290)

Adjusted EBITDA	37,135	16,966	146,347	16,966	78,541
Revenue from contracts with customers	93,727	44,463	331,336	44,463	198,075

Adjusted EBITDA margin	0.40	0.38	0.44	0.38	0.40

	Successor
	As of March 31, 2019	As of December 31, 2018
	(in thousands of US$)
Current and non-current borrowings	335,218	304,767
Cash, bank balances and other short term investments	87,538	80,908

Net Debt	247,680	223,859

Historical Reserves and Operating Data

Reserves Data

The following table sets forth summary information about the oil and natural gas reserves of the assets we own in Argentina pursuant to the Reserves Report as of December 31, 2018. The reserves included below were calculated at their respective working interest percentages as of December 31, 2018, including 100% in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito. Royalties payable to provinces have not been deducted from reported volumes given that substantially all of our reserves are currently in Argentina and under Argentine law royalties constitute a production tax payable in cash

(and do not give provinces a direct interest in such production to make lifting and sales arrangements independently). We account for royalties as cost of sales.

We believe that our estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with the SEC rules and ASC 932, as amended. Accordingly, crude oil prices used to determine proved reserves were the average price during the 12-month period prior to the ending date of the December 31, 2018 and 2017 and January 1, 2017 reports, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, we used average realized gas prices during the year to determine our gas reserves. For more information, see Note 35 of our Audited Financial Statements.

Reserves quantity information for the year ended December 31, 2018

	Total	Total by product
		Argentina		Mexico(6)
	All products	Crude oil, condensate and NGL (MMbbl)(4)	Consumption(5) plus natural gas sales (MMboe)	Crude oil, condensate and NGL (MMbbl)	Consumption plus natural gas sales (MMboe)
Proved developed and undeveloped reserves in MMboe:
Beginning of year(1)	52.2	32.6	19.6	—	—
Revisions of previous estimates	—	—	—	—	—
Improved recovery	—	—	—	—	—
Purchases of minerals in place	—	—	—	—	—
Extensions and discoveries(2)	15.0	7.2	7.8	—	—
Production(3)	(9.6)	(5.6)	(4.0)	—	—
Sales of minerals in place	—	—	—	—	—
End of year	57.6	34.2	23.4	—	—

(1)	Proved technical volumes as of December 31, 2017 are based on the working interest of the entities and assets acquired in the Initial Business Combination.
(2)

Includes proved reserves from developments carried out by Vista since April 4, 2018 in unconventional concession Coirón Amargo Sur Oeste and the unconventional development in Bajada del Palo Oeste. Also includes development of conventional natural gas reserves in Lotena formation in Bajada del Palo Oeste. Extensions include the additional reserves of crude oil, condensate and natural gas stemming from the 35-year term unconventional exploitation concession granted on December 21, 2018 and expiring in December 2053 in the Bajada del Palo Oeste and Bajada del Palo Este concessions.

(3)

Includes production of the entities and assets acquired in the Initial Business Combination based on their working interest from January 1, 2018 to April 3, 2018, and Vista’s production based on our working interest from April 4, 2018 to December 31, 2018.

(4)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 5.2% and 3.1% of our proved developed and undeveloped reserves as of January 1, 2018 and December 31, 2018, respectively.

(5)	Natural gas consumption represented 27.2% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2018, and 16.9% as of December 31, 2018.
(6)	Less than 1 MMboe.

Reserves quantity information for the year ended December 31, 2017(1)

	Total	Total by product
		Argentina		Mexico
	All products	Crude oil, condensate and NGL (MMbbl)(2)	Consumption plus natural gas sales (MMboe)(3)	Crude oil, condensate and NGL (MMbbl)	Consumption plus natural gas sales (MMboe)
Proved developed and undeveloped reserves in MMboe:
Beginning of year	58.8	39.7	19.1	—	—
Revisions of previous estimates	3.4	(1.2)	4.6	—	—
Improved recovery	—	—	—	—	—
Purchases of minerals in place	—	—	—	—	—
Extensions and discoveries	—	—	—	—	—
Production	(10.0)	(5.9)	(4.1)	—	—
Sales of minerals in place	—	—	—	—	—
End of year	52.2	32.6	19.6	—	—

(1)	Proved technical volumes as of December 31, 2016 and 2017 are based on the working interest of the entities and assets acquired in the Initial Business Combination.
(2)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 4.8% and 5.2% of our proved developed and undeveloped reserves as of January 1, 2017 and December 31, 2017, respectively.

(3)	Natural gas consumption represented 30.9% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2017, and 27.2% as of December 31, 2017.

Production Results and Other Operating Data

The following table sets forth summary unaudited information about the oil and natural gas historical production volumes and other relevant operating and financial data of the assets we own in Argentina. The historical production volumes and other relevant operating data included below was calculated at their respective working interest percentages, including 100% working interest in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito, 90% in Águila Mora in each case for the periods indicated. Royalties payable to provinces have not been deducted from our net production amounts given that substantially all of our production is currently in Argentina and under Argentine law royalties constitute a production tax payable in cash (and do not give provinces a direct interest in such production to make lifting and sales arrangements independently). We account for royalties as cost of sales.

	Successor		Predecessor
	Three-month period ended March 31,	Period from April 4 to December 31,	Period from January 1 to April 3,	Year ended December 31,
	2019	2018		2017

Net production volumes(1):
Oil (MMbbl)	1.4	4.0	0.5	2.4
Natural Gas (Bncf)	5.0	14.0	2.7	9.8
NGL (MMboe)	0.1	0.2	0.1	0.2
Total (MMboe)	2.3	6.7	1.1	4.4
Average daily net production (boe/d)	25,693	24,425	11,583	12,032
Average realized sales price(2):
Oil (US$/bbl)	56.7	67.2	60.8	60.7
Natural Gas (US$/MMBtu)	3.7	4.6	4.1	4.5
NGL (US$/bbl)	23.52	34.17	29.74	23.26
Average realized sales price (US$/boe)	40.5	49.3	42.7	45.1
Average unit costs (US$/boe)(3):
Operating expenses	12.0	12.8	17.6	17.6
Royalties(4)	6.4	7.5	6.5	6.4
Depreciation, depletion and amortization	10.6	11.1	13.6	13.9
Other data (in thousands of US$)
Operating expenses	27,769	86,245	18,367	77,461
Royalties(4)	14,799	50,323	6,795	28,163
Depreciation, depletion and amortization	24,471	74,772	14,194	61,211

(1)

Measured based on our working interest. There was no production due to others during the applicable periods. Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

(2)

For periods ending on or before April 3, 2018 we calculate our average realized sales price per bbl of oil, per MMBtu of natural gas, per ton of NGL and per boe of total production by dividing our total revenue from oil, natural gas, NGL and total production for the relevant period, respectively, by the production of oil, natural gas, NGL and total production in such period, respectively. For subsequent periods, we calculate our average realized sales price (i) per bbl of oil by dividing our total revenue from oil for the period by the volume of oil sold in such period, (ii) per MMBtu of natural gas and per ton of NGL by multiplying the monthly weighted sales price per client by the corresponding volume sold in each month, divided by the total volume sold during the relevant period, and (iii) per boe of total production by dividing our total revenues for the relevant period by our total production in that period.

(3)

We calculate average unit costs per boe by dividing operating expenses, royalties or depreciation, depletion and amortization for the relevant period, as applicable, by average daily net production multiplied by days in each period (365 days for 2017, 90 days for 2018 Predecessor Period, 275 days for 2018 Successor Period and 90 days for three-month period ended March 31, 2019).
(4)

Measured based on our working interest. Royalties are applied to the total production of the concessions, and are calculated by applying the applicable royalty rate to the production, after discounting certain expenses in order to bring the value of the cubic meter of crude oil, natural gas and liquefied gas at a price from wellhead.

Financial Data for APCO Argentina Branch (subsequently APCO Oil & Gas S.A.U.)

Statements of Financial Position

	As of April 3, 2018	As of December 31, 2017	As of January 1, 2017
	(in thousands of US$)
Assets
Non-current assets
Property, plant and equipment	73,741	78,078	85,943
Intangible assets	76	101	124
Trade and other receivables	24	29	130

Total non-current assets	73,841	78,208	86,197

Current assets
Inventories	1,977	1,191	1,213
Other financial assets	—	19	—
Trade and other receivables	14,798	12,266	36,559
Cash and cash equivalents	6,755	7,241	9,033

Total current assets	23,530	20,717	46,805

Total assets	97,371	98,925	133,002

	As of April 3, 2018	As of December 31, 2017	As of January 1, 2017
Head Office account and liabilities
Head Office account
Head Office contributions	14,457	14,457	14,457
Operating account with Head Office	65,156	65,156	89,885
Accumulated losses	(7,704)	(6,265)	(6,265)
Accumulated other comprehensive losses	(880)	(880)	(587)

Total Head Office account	71,029	72,468	97,490

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	5,764	4,358	10,554
Provisions	5,778	5,796	5,116
Employee defined benefits plan obligation, net	1,514	1,473	1,372
Salaries and social security payable	—	—	4

Total non-current liabilities	13,056	11,627	17,046

Current liabilities
Provisions	278	300	232
Borrowings	—	—	3,978
Salaries and social security payable	564	828	776
Income tax liability	4,449	4,390	1,162
Other taxes and royalties payable	1,071	1,081	1,785
Accounts payable and accrued liabilities	6,924	8,231	10,533

Total current liabilities	13,286	14,830	18,466

Total liabilities	26,342	26,457	35,512

Total Head Office account and liabilities	97,371	98,925	133,002

Statements of Profit or Loss and Other Comprehensive Income

	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$)
Revenue from contracts with customers	17,690	66,059
Cost of revenues
Crude oil stock fluctuation	786	(22)
Operating expenses	(6,868)	(32,261)
Depreciation, depletion and amortization	(5,614)	(18,506)
Royalties	(2,909)	(11,371)

Gross profit	3,085	3,899

Selling expenses	(789)	(3,302)
General and administrative expenses	(1,154)	(4,909)
Exploration expenses	(26)	(148)
Impairment of property, plant & equipment	(435)	(1,080)
Other operating income	588	5,165
Other operating expenses	—	(69)

Operating profit / (loss)	1,269	(444)

Interest income	5	629
Interest expense	(28)	(811)
Other financial results	128	3,541

Financial results, net	105	3,359

Profit before income tax	1,374	2,915
Income tax expense	(2,813)	(3,642)

Loss for the period/year	(1,439)	(727)

Other comprehensive loss
Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	—	(332)
—Income Tax benefit	—	39

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods	—	(293)

Other comprehensive loss for the period/year, net of income tax	—	(293)

Total comprehensive loss for the period/year	(1,439)	(1,020)

Combined Financial Data for JDM and 25 de Mayo-Medanito

	Period from January 1, 2018 to April 3, 2018	Year ended December 31, 2017
	(in thousands of US$)
Revenues	39,796	150,867
Direct operating expenses	(18,213)	(78,674)

Revenues in excess of direct operating expenses	21,583	72,193

UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION

(figures in thousands of U.S. Dollars unless otherwise indicated)

We have prepared the following unaudited pro forma condensed consolidated financial information by applying certain pro forma adjustments to our Predecessor/Successor 2018 Audited Financial Statements. Our unaudited pro forma condensed consolidated financial information is presented solely for informational purposes. It should not be interpreted as our actual results of operations or used as an indication of our future consolidated performance. Our unaudited pro forma financial information is based on assumptions we deem reasonable and should be read in conjunction with other historical financial information included in this prospectus, including our Predecessor/Successor 2018 Audited Financial Statements and the Supplemental Financial Statements.

On April 4, 2018, we consummated the Initial Business Combination. For more information on the Initial Business Combination, see “Our Business—Our History” and Note 31 to our Audited Financial Statements). The following unaudited pro forma condensed consolidated statement of profit or loss for the year ended December 31, 2018 is presented to illustrate the effects of Vista’s completion of the Initial Business Combination and give effect to the Initial Business Combination as if it had occurred in its entirety on January 1, 2018.

We included in this prospectus the financial statements of APCO Argentina Branch, the branch of APCO International in Argentina, in lieu of the financial statements of APCO International, which would otherwise be required to be presented under Rule 3-05 of the Exchange Act. See Note 31 to the Audited Financial Statements for more information on the assets and liabilities related to the acquisition of APCO International. We believe that APCO International’s pre-acquisition financial statements would not provide investors with any material information or financial trends related to the assets, liabilities or revenues of the three APCO Entities that would not otherwise appear in the historical financial statements of APCO Argentina Branch and/or our Audited Financial Statements and substantially all of APCO International’s assets and liabilities are either eliminated in the consolidation process, not part of the Initial Business Combination (i.e., APCO Austral S.A., a wholly-owned subsidiary of APCO International, which was transferred by Pluspetrol on March 19, 2018, shortly prior to the consummation of the Initial Business Combination) or otherwise eliminated or subsumed in the purchase accounting recorded by the Company. For further information on these acquisitions, see “Our Business—Our History—The Initial Business Combination.”

The unaudited pro forma condensed consolidated statement of profit or loss is based on (i) Vista’s and our Predecessor Company’s financial statements, (ii) the historical financial statements of APCO Argentina Branch, (iii) the abbreviated combined statement of revenues and direct operating expenses of 25 de Mayo-Medanito and JDM, (iv) the unaudited historical separate financial information for each of APCO International (after intercompany eliminations and exclusion of APCO Austral S.A. since it was not acquired by us) and APCO Argentina prior to the Initial Business Combination (which financial information prepared under IFRS is not included in this prospectus), and (v) the unaudited historical financial information of EL-AA-BP Concessions (which financial information prepared under IFRS is not included in this prospectus).

The abbreviated combined statement of revenues and direct operating expenses of 25 de Mayo-Medanito and JDM represents the historical revenues and direct operating expenses attributable to Pampa’s properties subject to the Initial Business Combination for the period beginning January 1, 2018 to April 3, 2018. The historical results of operations of Pampa’s properties subject to the Initial Business Combination presented herein are not indicative of the acquired business’ operations going forward.

The following unaudited pro forma condensed statement of profit or loss do not purport to present what our results of operations would have been had the Initial Business Combination occurred on the dates indicated or to project our future results of operations. The unaudited pro forma condensed consolidated statement of profit or loss includes assumptions and estimates underlying the unaudited adjustments to the pro forma condensed consolidated financial information that are described in the accompanying notes and are believed to be reasonable and represent all material information that is necessary to fairly present the unaudited pro forma condensed consolidated statement of profit or loss. In addition, certain reclassifications have been made to the historical financial statements and the unaudited historical financial information to conform to the presentation of Vista’s consolidated financial statements. When necessary, adjustments are made to the financial statements of the subsidiaries to bring their accounting policies into line with our accounting policies. Our actual results of operations may differ significantly from the unaudited pro forma amounts reflected herein.

The unaudited pro forma condensed consolidated statement of profit or loss does not include all the information and disclosures required by IFRS for a complete set of financial statements. You should read the unaudited pro forma condensed consolidated statement of profit or loss set forth below in conjunction with the sections entitled “Summary Financial and Operating Data,” “Selected Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additionally, you should read that information in conjunction with our Audited Financial Statements, the Supplemental Financial Statements and the notes thereto included elsewhere in this prospectus. Also, the unaudited pro forma condensed consolidated statement of profit or loss are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors.”

Unaudited Pro Forma Condensed Consolidated Statement of Profit or Loss for the year ended December 31, 2018

(in thousands of U.S. Dollars except for shares and per share data)

	Successor— From April 4, 2018 through December 31, 2018	Predecessor From January 1, 2018 to April 3, 2018	For the period from January 1, 2018 through April 3, 2018							Notes		For the year ended December 31, 2018
(In thousands of U.S. Dollars, except share and per share data)	VISTA Historical Consolidated	PELSA	EL-AA-BP Concessions		Combined Abbreviated MEDANITO JDM1)	APCO Argentina Branch		APCO and APCO Argentina Combined	Pro forma adjustments			VISTA Pro forma Consolidated
Revenue from contracts with customers	331,336	44,463	2,371		39,796	17,690		—	—			435,656
Cost of sales	(212,581)	(38,623)	(2,167	)(3)	(18,213)	(14,605	)(2)	—	(3,914)	2.a	)	(290,103	)(4)

Gross profit	118,755	5,840	204		21,583	3,085		—	(3,914)			145,553

Selling expenses	(21,341)	(3,091)	(121)		—	(789)		—	—			(25,342)
General and administrative expenses	(24,202)	(1,466)	(53)		—	(1,154)		(130)	(2,979)	2.b	)	(29,984	)(5)
Exploration expenses	(637)	(134)	(7)		—	(26)		—	—			(804)
Other operating income	2,699	1,240	53		—	588		4,968	—			9,548
Other operating expenses	(18,097)	(135)	(39)		—	—		—	2,380	2.c	)	(15,891)
Impairment of property, plant and equipment	—	—	—		—	(435)		—	—			(435)

Operating profit	57,177	2,254	37		21,583	1,269		4,838	(4,513)			82,645

Interest income	2,532	239	121		—	5		2	—			2,899
Interest expense	(15,746)	(23)	—		—	(28)		(17)	(10,423)	2.d	)	(26,237)
Other financial results	(22,920)	(1,159)	31		—	128		(11)	13,258	2.e	)	(10,673)

Financial results, net	(36,134)	(943)	152		—	105		(26)	2,835			(34,011)

Net (loss) profit before income tax	21,043	1,311	189		21,583	1,374		4,812	(1,678)			48,634

Current income tax (expense) benefit	(35,450)	(4,615)	(251)		—	(1,407)		—	360	2.f	)	(41,363)
Deferred income tax (expense) benefit	(11,975)	(3,345)	26		—	(1,406)		(90)	—			(16,790)

Income tax (expense) benefit	(47,425)	(7,960)	(225)		—	(2,813)		(90)	360			(58,153)

Net (loss) profit for the period	(26,382)	(6,649)	(36)		21,583	(1,439)		4,722	(1,318)			(9,520)

Basic losses per share:	(0.37)	(0.07)										(0.17)
Diluted losses per share:	(0.37)	(0.07)										(0.17)
Weighted average shares outstanding (basic)	70,409,317	95,443,572										70,409,317
Weighted average shares outstanding (diluted)	70,409,317	95,443,572										70,409,317

(1)

Figures relating to 25 de Mayo-Medanito and JDM derives from the abbreviated statements of revenues and direct operating expenses, prepared under U.S. GAAP and included elsewhere in this prospectus. Our management has not identified any differences between these U.S. GAAP figures and those that would have been reported under IFRS. Hence, no adjustments were made to this pro forma information.

(2)	Includes US$5,614 for depreciation, depletion and amortization.
(3)	Includes US$849 for depreciation, depletion and amortization.
(4)

Pro forma cost of sales for the period from January 1, 2018 to April 3, 2018 of US$77,522 include operating expenses of US$38,210, royalties for US$16,260, depreciation, depletion and amortization for US$24,571 and crude oil stock fluctuation gain for US$1,519. Cost of sales for the 2018 Successor Period of US$212,581 include operating expenses of US$86,245, royalties for US$50,323, depreciation, depletion and amortization for US$74,772 and crude oil stock fluctuation for US$1,241. Cost of sales for the pro forma period ended December 31, 2018 of US$290,103 include operating expenses of US$124,455, royalties for US$66,583, depreciation, depletion and amortization for US$99,343 and crude oil stock fluctuation gain for US$278. Total pro forma figures include adjustments in Depreciation, depletion and amortization for US$3,914.

(5)	Includes US$518 for depreciation, depletion and amortization of PELSA.

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Profit or Loss for the year ended December 31, 2018—In thousands of U.S. Dollars

Note 1—Basis of presentation

Our Predecessor/Successor 2018 Audited Financial Statements and APCO Argentina Branch financial statements as of April 3, 2018, and for the period from January 1, 2018 to April 3, 2018, were prepared in accordance with IFRS and presented in U.S. Dollars. The 25 de Mayo-Medanito and JDM abbreviated combined statements of revenues and direct operating expenses for the period from January 1, 2018 to April 3, 2018 were prepared in accordance with U.S. GAAP and presented in thousands of U.S. Dollars. Additionally, certain adjustments were made to align APCO Argentina Branch’s, 25 de Mayo-Medanito’s and JDM’s statements of profit or loss presentation with ours. When necessary, adjustments were made to the financial statements of subsidiaries to bring their accounting policies into line with our accounting policies.

The historical financial information is derived from Predecessor/Successor 2018 Audited Financial Statements. The financial information related to the “Abbreviated combined Medanito – JDM” column and “APCO Argentina Branch” column are derived from the Supplemental Financial Statements. The financial information related to “EL-AA-BP Concessions” column and “APCO and APCO Argentina Combined” column are derived from PELSA’s and APCO’s accounting records, respectively. The historical consolidated statements of profit or loss and other comprehensive income have been adjusted in the unaudited pro forma condensed consolidated statement of profit or loss to give effect to pro forma events that are (i) directly attributable to the Initial Business Combination, (ii) factually supportable and (iii) expected to have a continuing impact on our consolidated results following the Initial Business Combination.

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated statement of profit or loss are consistent with those described in our Predecessor/Successor 2018 Audited Financial Statements.

The unaudited pro forma condensed consolidated statement of profit or loss do not necessarily reflect what our consolidated results of operations would have been had the Initial Business Combination occurred on the dates indicated and may not be useful in predicting our future results of operations. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Furthermore, as a result of presenting combined abbreviated statements of revenues and direct operating expenses for the 25 de Mayo-Medanito and JDM businesses, the unaudited pro forma condensed consolidated statement of profit or loss for the year ended December 31, 2018 is not indicative of our results of operations because of the changes in the business plans and the omission of various operating and non-operating expenses and the income tax effects.

In addition, the unaudited pro forma condensed consolidated statement of profit or loss does not reflect the realization of any expected cost savings or other synergies from the Initial Business Combination as a result of restructuring activities and other planned cost savings initiatives following the completion of the Initial Business Combination.

There were no material transactions between us and the entities included in this unaudited pro forma condensed consolidated financial information that need to be eliminated from the unaudited pro forma condensed consolidated statement of profit or loss during the period covered by the unaudited pro forma condensed consolidated financial information.

The pro forma adjustments are based upon available information and certain assumptions. Actual effects of the transactions may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable and give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated statement of profit or loss.

Note 2—Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of profit or loss:

(a)

Represents (1) additional depreciation, depletion and amortization expense (“DD&A”) for the increase in the fair values of the property, plant and equipment attributable to PELSA’s, APCO Argentina Branch’s, 25 de Mayo-Medanito’s and JDM’s oil and gas properties and (2) the revision to PELSA’s DD&A rates to give effect to the reserves volumes acquired in the Initial Business Combination. This additional DD&A was calculated based on the same accounting policy as explained in Note 2.4.2.1 to the Audited Financial Statements.

The impact on pro forma depreciation, depletion and amortization expense as a consequence of the Initial Business Combination, is as follows:

	For the period from January 1, 2018 through April 3, 2018 (in thousands of U.S. Dollars)
	PELSA	EL-AA-BP Concessions	MEDANITO / JDM Combined	APCO Argentina Branch	APCO and APCO Argentina Combined	Total
Cost of sales	2,459	232	(7,836)	1,231	—	(3,914)

(b)	Corresponds to the general and administrative expenses incurred by Vista in the period from January 1, 2018 to April 3, 2018.
(c)

Represents the elimination of non-recurring transaction costs incurred during the year ended December 31, 2018 of US$2,380 that are directly related to the Initial Business Combination that were recognized in profit or loss and included in “Other operating expenses.”

(d)

Represents the additional interest expense of US$13,386 from the five-year Syndicated Loan obtained in July 19, 2018 for US$300 million (as if the Syndicated would have been obtained on January 1, 2018), net of US$3,445 for the reversal of interest expense from the Bridge Loan (which amount was already reflected in the Successor’s statement of profit or loss). The Syndicated Loan was used to prepay the Bridge Loan and it was intended to finance the Initial Business Combination. In addition, it includes lower accretion expense related to the asset retirement obligations on oil and natural gas properties acquired for an amount of US$15 and US$457 of interest expense incurred by Vista in the period from January 1, 2018 to April 3, 2018. Any change of a 1/8% in interest rates would result in a variation of approximately US$104 on pro forma interest expense.

(e)

It reflects the elimination of non-recurring loan issue costs expensed during the year ended December 31, 2018 of US$13,258 relating to the repayment of the Bridge Loan. These issue costs were recognized in profit or loss when the Bridge Loan was repaid with proceeds from the Syndicated Loan. Issue costs relating to the Syndicated Loan are expensed as interest in our historical financial statements using the effective interest rate method.

(f)	Represents the income tax effect on the adjustments described above. See Note 32 to the Audited Financial Statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis of the financial condition and results of our operations highlights certain relevant information included elsewhere in this prospectus. This discussion does not purport to be complete and may not contain all of the information that is important or relevant to you. Before investing in our series A shares or the ADSs, you should carefully read this entire prospectus, including the Audited Financial Statements and the sections entitled “Selected Financial and Operating Data,” “Risk Factors” and “Unaudited Condensed Pro Forma Financial Information” in each case included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are an independent Latin American oil and gas company operating since April 4, 2018. We own high-quality, low-operating cost, high-margin conventional producing assets in Argentina and Mexico, with most of our production and revenues originating in Argentina. In addition, most of our ongoing drilling and workover activities, estimated proved reserves and assets are located in Argentina, including our currently-producing Vaca Muerta wells. Led by an experienced management team, we seek to generate strong returns for our shareholders by leveraging our strong cash flow-producing conventional assets and developing our premier shale acreage in our approximately 134,000 net acres in the Vaca Muerta shale play in Argentina, as well as by increasing our recovery factor, which is currently lower than the average 15% recovery factor observed in analogous on-shore fields with a solution gas drive drainage mechanism. Since the beginning of our operations, we increased our net acreage in Vaca Muerta by adding approximately 15,000 net core acres and acquired a 50% participation interest in three on-shore blocks in Mexico.

As of March 31, 2019, we were the sixth largest oil producer in Argentina according to the Argentine Secretariat of Energy. Our average daily production was 25,693 boe/d in the three-month period ended March 31, 2019. Driven by the development of our core shale oil acreage, we target reaching an average daily production of approximately 65,000 boe/d in 2022, representing approximately 28% compounded average growth rate over our average daily production for the three-month period ended March 31, 2019. As of the date of this prospectus, our portfolio of assets includes working interests in 16 hydrocarbons blocks, 13 of which are located in Argentina and 3 in Mexico. We operate ten of those blocks, which represent 99% of our net production. In Argentina, we hold approximately 525,000 net acres, of which we operate 96%.

As of December 31, 2018, our total proved reserves in Argentina were 57.6 MMboe, 94% of which are located in conventional reservoirs and of which approximately 60% consist of oil. We have identified more than 400 potential high-return locations within our core Vaca Muerta development acreage, amounting to an estimated 11-year drilling inventory that we plan to increase through further delineation of our prospective acreage, evaluation of additional stacked landing zones and reduced well spacing.

Based on the average daily production of all assets acquired by us in the Initial Business Combination of 24,470 boe/d for the year ended December 31, 2018, our proved reserves replacement ratio for such period was 161%.

Basis of Presentation

As a result of the Initial Business Combination, the discussion of our results of operations in respect of the year ended December 31, 2018 includes financial information about the Predecessor Company as well as Vista, as the successor company. Our financial reporting periods in respect of the year ended December 31, 2018 are presented herein as follows:

•	the “2018 Predecessor Period,” which refers to the period from January 1, 2018 to April 3, 2018 and includes the consolidated results of operations of the Predecessor Company; and

•	the “2018 Successor Period,” which refers to the period from April 4, 2018 to December 31, 2018 and includes the consolidated results of operations of Vista, as the successor company.

The discussion of our results of operations in respect of the year ended December 31, 2017 only includes financial information about the Predecessor Company (the “2017 Predecessor Year”).

The discussion of our results of operations in respect of the three-month period ended March 31, 2019 only includes financial information about Vista as the successor company, whereas the comparative information for the three-month period ended March 31, 2018 only includes information about the Predecessor Company. In addition, effective January 1, 2019, we adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application on January 1, 2019. Under this method, the standard is applied with the cumulative effect of initially applying the standard recognized at the date of initial application. Accordingly, certain comparisons for the above mentioned new accounting standard and for the recognition of income tax expenses between periods may be affected. See Note 2.2 to our 1Q 2019 Unaudited Condensed Interim Financial Statements.

We included in this prospectus the financial statements of APCO Argentina Branch, the branch of APCO International in Argentina, in lieu of the financial statements of APCO International, which would otherwise be required to be presented under Rule 3-05 of the Exchange Act. See Note 31 to the Audited Financial Statements for more information on the assets and liabilities related to the acquisition of APCO International. We believe that APCO International’s pre-acquisition financial statements would not provide investors with any material information or financial trends related to the assets, liabilities or revenues of the three APCO Entities that would not otherwise appear in the historical financial statements of APCO Argentina Branch and/or our Audited Financial Statements and substantially all of APCO International’s assets and liabilities are either eliminated in the consolidation process, not part of the Initial Business Combination (i.e., APCO Austral S.A., a wholly-owned subsidiary of APCO International, which was transferred by Pluspetrol on March 19, 2018, shortly prior to the consummation of the Initial Business Combination) or otherwise eliminated or subsumed in the purchase accounting recorded by the Company. For further information on these acquisitions, see “Our Business—Our History—The Initial Business Combination.”

Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth Company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth Company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we have elected to “opt out” of this provision that would have allowed us to take advantage of an extended transition period and, as a result, we will comply with new or revised accounting standards as required. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We have elected to adopt certain of the reduced disclosure requirements available to emerging growth companies. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to the ADSs and the Offering—As a foreign private issuer and an “emerging growth company,” we will have different disclosure and other requirements than U.S. domestic registrants and non-emerging growth companies.”

Non-IFRS Financial Measures

In this prospectus, we present Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin, which are non-IFRS financial measures. See “Presentation of Financial and Other Information—Non-IFRS Financial Measures” for a description of how we define these non-IFRS financial measures.

For a reconciliation of Net Debt, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable IFRS financial measure, see “Selected Financial and Operating Data.”

The following table sets forth the reconciliation of pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin:

For the year ended December 31, 2018
Pro forma loss for the year	(9,520)
Plus:
Pro forma income tax expense	58,153
Pro forma financial results, net	34,011
Pro forma depreciation, depletion and amortization	99,861
Pro forma restructuring expenses	12,018
Pro forma impairment loss of property, plant and equipment	435
Pro forma Adjusted EBITDA(1)	194,958

Pro forma revenue from contracts with customers	435,656

Pro forma Adjusted EBITDA margin(2)	44.8%

(1)

We calculate pro forma Adjusted EBITDA as pro forma loss for the year plus pro forma income tax expense, pro forma financial results, net, pro forma depreciation, depletion and amortization, pro forma restructuring expenses and pro forma impairment loss of property, plant and equipment.

(2)	We calculate pro forma Adjusted EBITDA Margin as the ratio of pro forma Adjusted EBITDA to pro forma revenue from contracts with customers.

Certain Projected Financial Information

The projections set forth below for the year ended December 31, 2019 and elsewhere in this prospectus have been prepared by our management in good faith on a basis believed to be reasonable. The projections involve significant elements of subjective judgment and analysis as well as risks (many of which are beyond our control). No representation can be made as to the attainability of our projections. Investors are cautioned that such projections have not been audited and have not been prepared in compliance with IFRS. For a listing of risks and other factors that could impact our ability to attain our projected results, please see “Forward-Looking Statements” and “Risk Factors,” in particular “Risk Factors—Our financial estimates are based on various assumptions that may not prove to be correct.”

This prospective financial information was not prepared with a view toward compliance with guidelines established by the International Accounting Standards Board. These projections were prepared for capital budgeting and other management purposes, are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and may be materially different than actual results.

Although the assumptions and estimates on which the projections are based are believed by our management to be reasonable and based on the best currently available information, the projections are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projected financial information in this prospectus should not be regarded as an indication that we or our management considered or consider the projections to be a reliable prediction of future events.

We have not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone. Neither our management nor any of our representatives has made or makes any representation to any person regarding our future performance compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. We may or may not refer back to these projections in our future periodic reports filed under the Exchange Act.

The prospective financial information included in this prospectus was prepared by, and is the responsibility of, our management. EY, our auditor, and PwC, the auditor of PELSA, the Company’s predecessor have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, EY and PwC do not express an opinion or any other form of assurance with respect thereto. The EY and PwC reports included in this prospectus relate to our and to the Company’s predecessor financial statements included herein. They do not extend to the prospective financial information and should not be read to do so.

The following table presents our unaudited estimated revenue from contracts with customers, and a reconciliation of our estimated Adjusted EBITDA and estimated Adjusted EBITDA Margin for the year ended December 31, 2019:

For the year ended December 31, 2019
(in thousands of US$, except margin)
Estimated revenue from contracts with customers	480,000
Estimated operating profit	103,100
Estimated depreciation, depletion and amortization	121,900
Estimated Adjusted EBITDA	225,000
Estimated Adjusted EBITDA Margin	0.47

For more information on non-IFRS financial measures, including the definition of Adjusted EBITDA and Adjusted EBITDA Margin, see “Presentation of Financial and Other Information—Non-IFRS Financial Measures.”

We cannot provide a reconciliation of the IFRS measure net (loss) profit to estimated Adjusted EBITDA for 2019 without unreasonable effort, given that we are unable to estimate the amounts of certain components of the IFRS net (loss) profit for the projected periods, including interest expense and foreign exchange gains (which affect the IFRS measure financial results, net) and our deferred income tax (which affects the IFRS measure income tax expense). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in 2019.

The projections set forth in the table above are based on various assumptions, one or more of which could prove to be inaccurate in material respects. If one or more of these assumptions prove inaccurate or if future results differ from expected results, then our actual future results could be less favorable, and could be materially less favorable, than the above-referred projections.

The projections are based on information as of the date of this prospectus and reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond our control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” Management derived its projections based on modeling revenue growth assumptions and estimates of controllable expenditures. The most significant assumptions for the year ended December 31, 2019 upon which our management based its projections are, among other things:

(i)	average Brent crude oil price (US$/bbl) of US$60;

(ii)	average natural gas price in Argentina (US$/MMBtu) of US$3.70;

(iii)	average LPG price in Argentina (US$/bbl) of US$23.9;

(iv)	average daily production of 29,900 boe/d;

(v)	there are no significant changes to the regulatory framework applicable to the oil and gas industry in Argentina and Mexico, including any imposition of additional export duties and other taxes;

(vi)	our operating expenses will not exceed significantly US$143 million (i.e., a lifting cost of US$13.1/boe); and

(vii)

there are no significant changes to our general and administrative expenses, selling expenses and other operating expenses as a percentage of our revenues as compared to our general and administrative expenses, selling expenses and other operating expenses as a percentage of our revenue during the three-month period ended March 31, 2019.

Source of Revenues

Vista is principally engaged in the oil and gas business in the E&P industry. Our oil and gas operations derive revenues mainly from the sale of crude oil, natural gas, and NGL. During the three-month period ended March 31, 2019, oil sales contributed 78.2% of our total revenues, natural gas sales contributed 20.4% of our total revenues and NGL sales contributed 1.4% of our total revenues. During the 2018 Successor Period, oil sales contributed 78.5% of our total revenues, natural gas sales contributed 19.7% of our total revenues and NGL sales contributed 1.8% of our total revenues. During the 2018 Predecessor Period, oil sales contributed 70.8% of our total revenues, natural gas sales contributed 25.7% of our total revenues and NGL sales contributed 3.5% of our total revenues. All of our revenues were generated in Argentina in all the periods presented.

Our sales volumes directly impact our results of operations. As reservoir pressure declines, production from a given well or formation decreases. Growth in our future production and reserves will depend on the development of our acreage and the corresponding capital expenditure, which will determine our ability to add proved reserves in excess of our production. Accordingly, we plan to maintain our focus on adding reserves by further drilling our acreage, in particular our shale acreage and testing additional stacked pay zones and reducing well spacing. Our ability to add reserves through acquisitions is dependent on many factors, including prevailing market conditions and our ability to raise capital, obtain regulatory approvals, procure drilling rigs and personnel and successfully identify and consummate acquisitions.

Our business is inherently volatile due to the influence of external factors, such as internal demand, market prices, availability of financial resources for our business plan and its corresponding costs and government regulations. Consequently, our past financial condition, results of operations and the trends indicated by such results and financial condition may not be indicative of current or future financial conditions, results of operations or trends.

We sell our oil and gas to many creditworthy purchasers. Since our production is sold in the commodities market where several customers or markets are accessible to us, we do not believe the loss of any customer would have a material adverse effect on our business.

Production Results and Other Operating Data

The following table sets forth summary unaudited information about the oil and natural gas historical production volumes and other relevant operating and financial data of the assets we own in Argentina. The historical production volumes and other relevant operating data included below was calculated at their respective working interest percentages, including 100% working interest in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito, 90% in Águila Mora in each case for the periods indicated. Royalties payable to provinces have not been deducted from our net production amounts given that substantially all of our production is currently in Argentina and under Argentine law royalties constitute a production tax payable in cash (and do not give provinces a direct interest in such production to make lifting and sales arrangements independently). We account for royalties as cost of sales.

	Successor		Predecessor
	Three-month period ended March 31,	Period from April 4 to December 31,	Period from January 1 to April 3,	Year ended December 31,
	2019	2018		2017

Net production volumes(1):
Oil (MMbbl)	1.4	4.0	0.5	2.4
Natural Gas (Bncf)	5.0	14.0	2.7	9.8
NGL (MMboe)	0.1	0.2	0.1	0.2
Total (MMboe)	2.3	6.7	1.1	4.4
Average daily net production (boe/d)	25,693	24,425	11,583	12,032
Average realized sales price(2):
Oil (US$/bbl)	56.7	67.2	60.8	60.7
Natural Gas (US$/MMBtu)	3.7	4.6	4.1	4.5
NGL (US$/bbl)	23.52	34.17	29.74	23.26
Average realized sales price (US$/boe)	40.5	49.3	42.7	45.1
Average unit costs (US$/boe)(3):
Operating expenses	12.0	12.8	17.6	17.6
Royalties(4)	6.4	7.5	6.5	6.4
Depreciation, depletion and amortization	10.6	11.1	13.6	13.9
Other data (in thousands of US$)
Operating expenses	27,769	86,245	18,367	77,461
Royalties(4)	14,799	50,323	6,795	28,163
Depreciation, depletion and amortization	24,471	74,772	14,194	61,211

(1)

Measured based on our working interest. There was no production due to others during the applicable periods. Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

(2)

For periods ending on or before April 3, 2018 we calculate our average realized sales price per bbl of oil, per MMBtu of natural gas, per ton of NGL and per boe of total production by dividing our total revenue from oil, natural gas, NGL and total production for the relevant period, respectively, by the production of oil, natural gas, NGL and total production in such period, respectively. For subsequent periods, we calculate our average realized sales price (i) per bbl of oil by dividing our total revenue from oil for the period by the volume of oil sold in such period, (ii) per MMBtu of natural gas and per ton of NGL by multiplying the monthly weighted sales price per client by the corresponding volume sold in each month, divided by the total volume sold during the relevant period, and (iii) per boe of total production by dividing our total revenues for the relevant period by our total production in that period.
(3)

We calculate average unit costs per boe by dividing operating expenses, royalties or depreciation, depletion and amortization for the relevant period, as applicable, by average daily net production multiplied by days in each period (365 days for 2017, 90 days for 2018 Predecessor Period, 275 days for 2018 Successor Period and 90 days for three-month period ended March 31, 2019).

(4)

Measured based on our working interest. Royalties are applied to the total production of the concessions, and are calculated by applying the applicable royalty rate to the production, after discounting certain expenses in order to bring the value of the cubic meter of crude oil, natural gas and liquefied gas at a price from wellhead.

The following table highlights certain operating data after the Initial Business Combination and through the end of the second quarter in 2018, as well as for the third and fourth quarters of 2018 and the first quarter of 2019:

	2019	2018
	Three-month period ended March 31,	Three-month period ended December 31,	Three-month period ended September 30,	Three-month period ended June 30,
Average Brent Oil Price (US$ per bbl)(1)	63.8	68.6	75.8	75.0
Average Medanito Crude Oil Price (US$ per bbl)(2)(3)	54.0	61.9	65.9	66.3
Average Natural Gas Price (US$ per MMBtu)(4)	3.5	3.7	4.7	4.9
Net production volumes:
Oil (MMbbl)	1.4	1.3	1.4	1.3
Natural Gas (Bncf)	5.1	4.9	4.5	4.6
NGL (MMboe)	0.1	0.1	0.1	0.1

Total (Mboe)	2.3	2.3	2.2	2.2
Average realized sales price:
Oil (US$/bbl)	56.7	65.5	67.5	68.0
Natural Gas (US$/MMBtu)	3.7	4.0	5.1	4.8
NGL (US$/bbl)	23.52	31.70	22.50	27.35
Lifting Cost (US$/boe)	12.0	12.6	11.8	14.1
Number of conventional wells drilled	14	7	9	4
Number of unconventional wells drilled	3	4	0	0
Revenue from contracts with customers	93.7	104.1	116.9	110.3

(1)	Source: Bloomberg.
(2)	Light oil extracted from the Neuquina basin. Source: Argentine Secretariat of Energy.
(3)	Source: Argentine Secretariat of Energy.
(4)

Measured based on our working interest. There was no production due to others during the applicable periods. Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

Factors Affecting our Results of Operations

Our operations are affected by a number of factors, including:

•	the volume of crude oil, natural gas and liquid gas we produce and sell;

•	pricing regulation, mainly related to gas;

•	export administration by the Argentine and Mexican governments and domestic supply requirements;

•	international and domestic prices of crude oil and oil products;

•	discount of our oil production to market prices;

•	our capital expenditures and financing availability;

•	cost increases;

•	market demand for hydrocarbon products;

•	operational risks, labor strikes and other forms of public protest;

•	taxes, including export taxes;

•	regulation of capital flows;

•	exchange rates; and

•	interest rates.

Our business is inherently volatile due to the influence of external factors, such as internal demand, market prices, availability of financial resources for our business plan and its corresponding costs and government regulations and policies. Consequently, our past financial condition, results of operations and trends indicated by such results and financial condition may not be indicative of current or future financial conditions, results of operations or trends.

Discovery and Exploitation of Reserves

Our results of operations depend to a large extent on our level of success in the exploration campaigns and appraisal of wells, the implementation of secondary and tertiary recovery projects in our conventional blocks, and in the further delineation of stack landing zones and the reduction of well spacing in our Vaca Muerta shale acreage. While we have geological reports evaluating certain proved, contingent and prospective reserves in our blocks, there is no assurance that we will continue to be successful in the exploration, appraisal, development and commercialization of oil and gas. The calculation of our geological and petrophysical estimates is complex and imprecise, which means it is possible that our future exploration will not result in additional discoveries, and, even if we are able to successfully make such discoveries, it is uncertain whether the discoveries will be commercially viable to produce.

Funding our capital expenditures partially relies on oil prices remaining close to, or higher than, our estimates together with other factors to generate sufficient cash flow. Low oil prices may affect our revenues, which in turn may affect our debt capacity and remaining within the leverage ratios defined in the covenants in our financing agreements, as well as our cash flow from operations. Our operations, investor confidence and share price could be adversely affected if we are not able to generate enough cash flows to fund our future operating expenses and capital expenditures.

If average realized oil prices are higher than expected, we would have the ability to allocate additional capital to engage in new in-house projects, potential acquisition opportunities and accelerate the pace of existing operations, in all cases leading to a potential increase of our oil and gas production and cash flows.

Our operations results would be adversely affected in the event that our oil and natural gas reserves and the capital expenditure return does not meet our expectations. In addition, we focus on several factors when analyzing new investment in our blocks or potential acquisitions. As a consequence, it is uncertain whether we will focus in the development of our current assets or make any acquisitions to increase our current production and reserves. Our business, results from operations and financial condition may be materially affected if we do not deploy the necessary capital expenditures to increase the reserves of our current blocks or increase our reserves through profitable acquisition opportunities.

Availability and Reliability of Infrastructure

Our business depends on the availability and reliability of operating and transportation facilities in the areas we operate. Prices, together with the availability of equipment and infrastructure, with the corresponding maintenance thereof, affect our ability to follow our investment plan to operate our business, and thus our operations results and financial condition. See “Our Business—Our Operations—Oil and Gas Reserves Production—Transportation and Treatment” and Our Business—Our Operations—Investment in Property, Plant and Equipment.”

Contractual Obligations

In order to protect our exploitation rights in our concessions, we must achieve certain milestones, including investment commitments, related to drilling and production in determined time periods, as stated in the corresponding agreements. The operating and maintenance costs may increase significantly due to adverse local or international market conditions, including local recession, foreign exchange volatility or high financing costs, which could prevent us from meeting our commitments under such agreements on commercially reasonable terms or at all, which may force us to forfeit our interests in such areas. If we do not succeed in renewing these agreements and maintaining our operations in these concessions, or securing new ones, our ability to grow our business may be materially affected.

The Argentine and Mexican Economies

Our main assets and most of our operations are located in Argentina and to a lesser extent in Mexico. Accordingly, our financial condition and results of operations depend to a significant extent on macroeconomic and political conditions prevailing from time to time in Argentina, and to a lesser extent in Mexico.

The general performance of the Argentine economy affects the demand for energy, while inflation, fluctuations in currency exchange rates and social stability affect our costs and our margins. Inflation primarily affects our business by increasing operating costs in Argentine Pesos.

The following table sets forth key economic indicators in Argentina during the periods indicated:

	Year ended December 31,
	2018		2017		2016	2015	2014	2013
Real GDP (% change)	(2.5	)(1)	2.7	(2)	(2.1)	2.7	(2.5)	2.4
Nominal GDP (in millions of AR$)	14,556,559	(1)	10,644,779	(2)	8,228,160	5,954,511	4,579,086	3,348,308
Consumer Price Index (CPI) variation (in %)(3)	47.6		24.8		41.0	26.9	38.0	26.6
Nominal Exchange Rate (in AR$/US$ at period end)	37.8		18.8		15.9	13.0	8.6	6.5

(1)	Preliminary data.
(2)	Provisional data.
(3)	The inflation from 2013 to 2016 corresponds to the one published by the Buenos Aires City Government.

For more information on these macroeconomic and political conditions, see “Risk Factors—Risks Relating to the Argentine and Mexican Economies and Regulatory Environments.”

Foreign Exchange Rates

The majority of our sales are directly denominated in U.S. Dollars or indexed to the U.S. dollar. We collect a significant portion of our revenues in Argentine Pesos pursuant to prices which are indexed to the U.S. Dollar, mainly revenues resulting from the sale of natural gas and crude oil, which sales are invoiced in U.S. dollars using the U.S. Dollar/Argentine Peso exchange rate as of the date of issuance of the invoice payable within a 30- to 45-day payment period. However, our invoices are subject to adjustment to the prevailing U.S. Dollar/

Argentine Peso exchange rate in effect as of the date of payment. Any significant increase in the Argentine Peso price as a result of a decline in the peso/dollar exchange rate could lead to decreased sales volumes as a result of increases in the effective price in Argentine Pesos paid by our customers for natural gas and crude oil. We are exposed to the risk that purchasers of our natural gas and crude oil may be unable to pay amounts owed to us following a depreciation of the Argentine Peso.

Policy and Regulatory Developments in Argentina and Mexico

The Argentine and Mexican oil and gas industry have been subject to major reforms during the past five years and there can be no assurance that future reforms or reversal of existing ones will not have an adverse impact on our revenues and results of operations. Our business is to a large extent dependent upon regulatory conditions prevailing in the countries in which we operate and our results of operations may be materially and adversely affected by regulatory changes in these countries. Additionally, he regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability.

For more information regarding policy and regulatory developments relating to the oil and gas industry in Argentina, see “Industry and Regulatory Overview—Oil and Gas Regulatory Framework in Argentina.” For more information regarding policy and regulatory developments relating to the oil and gas industry in Mexico, see “Industry and Regulatory Overview—Oil and Gas Regulatory Framework in Mexico.”

Seasonality

Although there is some historical seasonality to the prices that we are paid for our production, the impact of such seasonality has historically not been material. Additionally, seasonality does not play a significant role in our ability to conduct our operations, including drilling and completion activities as planned in our budgets.

Warrants

Under IFRS, a contract to issue a variable number of common shares, such as our warrants, should be classified as a financial liability and measured at fair value, with changes in fair value recognized in the consolidated statement of profit or loss and comprehensive income. As of the date of this prospectus, we had 70,000,000 Warrants and 29,680,000 Sponsor Warrants outstanding (totaling 99,680,000 warrants outstanding) that are exercisable for 23,333,333 and 9,893,333 series A shares, respectively. These warrants have been accounted for as a liability and are subject to adjustment of their fair market value at each reporting period. The determination of fair market value is subject to assumptions and estimates and changes to these assumptions and estimates could impact the valuation of the warrants, which could in turn have an effect on our consolidated statement of profit or loss and comprehensive income. For more information on our warrants, see “Description of the Series A Shares and Bylaws—Warrants” and Note 17.3 of our Audited Financial Statements.

Deferred Income Tax

Under IFRS, the difference between the book value of property, plant and equipment (measured in U.S. Dollars, our functional currency) and the tax basis of such property, plant and equipment (which tax basis is expressed in Argentine Pesos or Mexican Pesos, as applicable, and may not be re-valued due to foreign exchange fluctuations under applicable tax laws) is a temporary difference to be considered in the calculation of deferred income tax. For more information, see Note 2.4.14 to our Audited Financial Statements. In addition to property, plant and equipment, we recognize deferred tax assets with respect to the temporary difference between the accounting and tax basis of the well plugging and abandonment provisions relating to our oil and gas properties.

On December 29, 2017, the Argentine government enacted Law No. 27,430 which introduced several changes to the Argentine income tax regime. The income tax rate for Argentine companies will be gradually reduced for undistributed earnings from 35% to 30% commencing on January 1, 2018 and through December 31,

2019, and to 25% commencing on January 1, 2020. Despite these changes, there are many transactions and calculations for which the ultimate tax determination is still uncertain. We recognize liabilities for potential tax claims based on estimates of whether additional taxes will be due in the future. For more information, see Note 2.4.14 to our Audited Financial Statements.

Acquisitions

Our results of operations are significantly affected by our past acquisitions. We generally incorporate our acquired business into our results of operations at or around the date of closing, which limits the comparability of periods including such acquisitions, including our Initial Business Combination, with periods prior to them. See “Unaudited condensed combined pro forma financial data” for a pro forma analysis of our financial condition and results of operation.

Depreciation, Depletion and Amortization

IFRS requires use to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses, among other line times, relating to our oil and gas properties. Actual results could differ from such estimates. Depreciation, depletion and amortization rates can fluctuate as a result of development costs, acquisitions, impairments, as well as changes in proved reserves or proved developed reserves. For more information, see note 2.4.2.2 of our Audited Financial Statements.

Oil and Gas Market Conditions

The oil and gas industry is cyclical and commodity prices are highly volatile. During 2015 and 2016, global and domestic oil supply continued to outpace demand resulting in ongoing low realized oil and gas prices. Although during 2017 and most of 2018 commodity prices tended to improve, prices declined in the fourth quarter of 2018. Therefore it is likely that commodity prices will continue to fluctuate due to global supply and demand, inventory supply levels, weather conditions, geopolitical and other factors. Additionally, the oil and gas industry is subject to a number of operational trends, some of which affect the basins we operate. Oil and gas companies are increasingly utilizing new techniques to lower drilling costs and increase the efficiency of operations.

The operating results and cash flows of our business are susceptible to risks relating to the volatility of international oil prices. Due to regulatory, economic and government policy factors, oil prices in Argentina in the past have lagged far behind the prevailing prices in the international market. Furthermore, in order to ensure the internal supply and increase government revenue, Argentina’s government has imposed high export duties and other restrictions on exports in the past that have prevented companies from benefiting from significant increases in international oil prices. Even after the change in national administration, oil exports remain subject to authorization from the Argentine Secretariat of Energy, which requires producers to demonstrate that local demand has been met or that an offer to sell oil to the local buyer has been made and rejected. During his presidential campaign and since he took office, President Macri announced some plans for significant reforms of the country’s energy sector that, in general terms, are aimed at bringing the sector closer to market conditions. Although we believe that these changes will be beneficial to our business, generally, we cannot predict if, when or what measures will be implemented or maintained, nor what effects such measures will have, particularly on oil prices in Argentina.

The price of natural gas in Argentina has been limited by a series of government measures intended to ensure internal supply at affordable prices. Therefore, gas producers can elect to sell to distributors the gas necessary to meet the needs of the regulated internal market at prices established by the relevant authorities. Alternatively, gas producers can only sell their surplus gas production on the deregulated market, either in Argentina or potentially, and subject to meeting certain requirements, through exports. Historically, gas prices in the regulated market have lagged far behind prices in the deregulated and regional markets.

The following table highlights the quarterly average price trends for crude oil and natural gas in U.S. Dollars for the periods presented:

	2019	2018				2017	2016	2015	2014	2013
	Q1	Q4	Q3	Q2	Q1
Average Brent Oil Price (per bbl)(1)	63.83	68.60	75.84	74.97	67.23	54.74	45.13	53.60	99.45	108.70
Average Medanito Crude Oil Price (per bbl)(2)	54.0	61.87	65.93	66.34	65.79	56.52	63.40	74.59	79.20	76.01
Average Natural Gas Price (per MMBtu)(3)	3.5	3.72	4.68	4.86	4.34	3.76	3.21	2.08	2.19	1.79

(1)	Source: Bloomberg.
(2)	Light oil extracted from the Neuquina basin. Source: Argentine Secretariat of Energy.
(3)	Source: Argentine Secretariat of Energy.

A sustained drop in oil, natural gas and NGL prices may not only decrease our revenues but may also reduce the amount of oil, natural gas and NGL that we can produce economically and therefore potentially lower our oil, natural gas and NGL reserve quantities.

Note Regarding Comparability of Our Results of Operations

On April 4, 2018, Vista consummated the Initial Business Combination. For more information on the Initial Business Combination and recent corporate reorganizations, see “Our Business—Our History.”

The comparability of our results of operations is affected by the consummation of the Initial Business Combination and purchase accounting. Considering the reporting treatment given to PELSA as our predecessor company, our results of operations for periods prior to the Initial Business Combination do not include the results of the APCO Entities, JDM and 25 de Mayo—Medanito and those from the 3.85% direct interest in the EL-AA-BP Concessions, and therefore are not comparable to our results for the period after the consummation of the Initial Business Combination.

Results of Operations

The following discussion relates to certain financial and operating data for the periods indicated. You should read this discussion in conjunction with our Audited Financial Statements and 1Q 2019 Unaudited Interim Condensed Financial Statements, and the accompanying notes thereto. We measure our performance by our net profit (loss) for the period, gross profit and operating profit and use these metrics to make decisions about allocating resources and to evaluate our financial performance.

Three-month period ended March 31, 2019 (Successor) compared to the three-month period ended March 31, 2018 (Predecessor)

	Successor		Predecessor
	For the three-month period ended March 31, 2019		For the three month period ended March 31, 2018
	(in thousands of US$ except per share data) Unaudited	(% of revenues)	(in thousands of US$ except per share data) Unaudited	(% of revenues)
Revenue from contracts with customers	93,727	100%	44,463	100%
Cost of sales	(65,713)	(70%)	(38,623)	(86,9)%
Gross profit	28,014	30%	5,840	13%

Selling expenses	(5,695)	(6%)	(3,091)	(7.0%)
General and administrative expenses	(8,705)	(9%)	(1,466)	(3.3%)
Exploration expenses	(126)	0%	(134)	(0.3%)
Other operating income	627	1%	1,240	2.8%
Other operating expenses	(2,118)	(2%)	(135)	(0,3%)

Operating profit	11,997	13%	2,254	5.1%
Interest income	75	0%	239	0.5%
Interest expense	(5,817)	(6%)	(23)	(0.1%)
Other financial results	(14,228)	(15%)	(1,159)	(2.6%

Financial results, net	(19,970)	(21%)	(943)	(2.1%)
(Loss) / Profit before income tax	(7,973)	(9%)	1,311	2.9%
Current income tax expense	(3,069)	(3%)	(4,615)	(10.4%)
Deferred income tax expense	(2,636)	(3%)	(3,345)	(7.5%)

Income tax expense	(5,705)	(6%)	(7,960)	(17.9%)
Net loss for the period/year	(13,678)	(15%)	(6,649)	(15%)

Other comprehensive income (loss)
Other comprehensive income (loss) that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	—	—	(89)	0%
—Deferred income Tax benefit	—	—	22	0%
Other comprehensive benefit (loss) that will not be reclassified to profit or loss in subsequent periods	—	—	(67)	0%
Other comprehensive benefit (loss) for the period/year, net of tax	—	—	(67)	0%
Total comprehensive (loss) income for the period	(13,678)	(15%)	(6,716)	(15%)

(Losses) earnings per share attributable to equity holders of the parent
Basic—(In U.S. Dollars per share):	(0.19)	N/A	(0.07)	N/A
Diluted—(In U.S. Dollars per share):	(0.19)	N/A	(0.07)	N/A

Revenue from contracts with customers

The detail of our revenues from contracts with customers is the following:

	Successor	Predecessor
	For the three- month period ended March 31, 2019 Unaudited	For the three- month period ended March 31, 2018 Unaudited
Revenue from crude oil	73,271	31,501
Revenue from natural gas	19,075	11,418
Revenue from NGL	1,381	1,544
Total revenue from contracts with customers	93,727	44,463

Total revenue from contracts with customers increased to US$93.7 million during the three-month Successor period ended March 31, 2019, compared to US$44.5 million during the three-month Predecessor period ended March 31, 2018. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$14.3 million of revenues and (ii) the acquisition of JDM-Medanito, which contributed US$38.3 million of revenues, in each case during the three-month Successor period ended March 31, 2019.

Revenues from crude oil increased to US$73.3 million during the three-month Successor period ended March 31, 2019, compared to US$31.5 million during the three-month Predecessor period ended March 31, 2018, which represented 78.2% and 70.8% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$9.8 million of crude oil revenues, (ii) the acquisition of JDM-Medanito, which contributed US$35.1 million of crude oil revenues, and (iii) the acquisition of oil and gas properties in Mexico, which contributed US$0.8 million of crude oil revenues, in each case during the three-month Successor period ended March 31, 2019.

Total volume of crude oil sold was 1,292.3 Mbbl during the three-month Successor period ended March 31, 2019, compared to 563.5 Mbbl during the three-month Predecessor period ended March 31, 2018.

Average realized crude oil prices was US$56.7/bbl during the three-month Successor period ended March 31, 2019, an increase of 1.4% as compared to US$55.9/bbl during the three-month Predecessor period ended March 31, 2018.

Revenues from natural gas increased to US$19.1 million during the three-month Successor period ended March 31, 2019, compared to US$11.4 million during the three-month Predecessor period ended March 31, 2018, which represented 20.4% and 26% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$4.1 million of natural gas revenues, (ii) the acquisition of JDM-Medanito, which contributed US$3.2 million of natural gas revenues and (iii) the acquisition of gas properties in Mexico, which contributed US$0.3 million of natural gas revenues, in each case during the three-month Successor period ended March 31, 2019.

Total volume of natural gas sold was 878.5 Mboe during the three-month Successor period ended March 31, 2019, compared 479.5 Mboe during the three-month Predecessor period ended March 31, 2018.

Average realized natural gas sales prices was US$3.7/MMBtu during the three-month Successor period ended March 31, 2019, a decrease of 9.8% as compared to US$4.1/MMBtu during the three-month Predecessor period ended March 31, 2018.

Natural gas sales during the three-month Successor period ended March 31, 2019 were made to industrial clients (58%), distributors & CNG customers (30%) and power generation segment and traders through the spot market (12%).

Revenues from NGL decreased to US$1.4 million during the three-month Successor period ended March 31, 2019, compared to US$1.5 million during the three-month Predecessor period ended March 31, 2018, which represented 1.4% and 3.2% of our total revenue from contracts with customers, respectively. This decrease was primarily driven by lower NGL’s sales during the three-month Successor period ended March 31, 2019.

During the three-month Successor period ended March 31, 2019, substantially all of our revenues were generated by our oil and gas properties in Argentina with a small amount of sales coming from our oil and gas properties in Mexico, while during the three-month Predecessor period ended March 31, 2018 all of our revenues were generated by our oil and gas properties in Argentina.

Cost of Sales

	Successor	Predecessor
	For the three- month period ended March 31, 2019 Unaudited	For the three- month period ended March 31, 2018 Unaudited
	(in thousands of US$ except per share data)
Operating expenses	(27,769)	(18,367)
Crude oil stock fluctuation	1,326	733
Depreciation, depletion and amortization	(24,471)	(14,194)
Royalties	(14,799)	(6,795)

Total Cost of sales	(65,713)	(38,623)

Cost of sales increased to US$65.7 million during the three-month Successor period ended March 31, 2019, compared to US$38.6 million during the three-month Predecessor period ended March 31, 2018. Total cost of sales included fluctuations in the inventory of crude oil, operating expenses, depreciation, depletion and amortization and royalties. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$12.1 million to the cost of sales, (ii) the acquisition of JDM-Medanito, which contributed US$22.5 million to the cost of sales, and (iii) the acquisition of oil and gas properties in Mexico which contributed with US$0.8 million to the cost of sales, which increase was partially offset by a reduction of US$8.0 million in our cost of sales (when excluding the effect of the APCO Acquisition, the acquisition of JDM-Medanito and the acquisition of oil and gas properties in Mexico), in each case during the three-month Successor period ended March 31, 2019.

Operating expenses increased to US$27.8 million during the three-month Successor period ended March 31, 2019, compared to US$18.4 million during the three-month Predecessor period ended March 31, 2018, which represented 42.3% and 47.6% of our total cost of sales, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$5.7 million, (ii) the acquisition of JDM-Medanito, which contributed US$7.3 million, and (iii) the acquisition of oil and gas properties in Mexico, which contributed US$0.2 million, which increase was partially offset by a reduction of US$3.7 million in our operating expenses (when excluding the effect of the APCO Acquisition, the acquisition of JDM-Medanito and the acquisition of oil and gas properties in Mexico), in each case during the three-month Successor period ended March 31, 2019.

Depreciation, depletion and amortization increased to US$24.5 million during the three-month Successor period ended March 31, 2019, compared to US$14.2 million during the three-month Predecessor period ended March 31, 2018, which represented 37.2% and 36.8% of our total cost of sales, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$4.3 million and (ii) the acquisition of JDM-Medanito, which contributed US$6.7 million, in each case during the three-month Successor period ended March 31, 2019.

Royalties increased to US$14.8 million during the three-month Successor period ended March 31, 2019, compared to US$6.8 million during the three-month Predecessor period ended March 31, 2018, which represented 22.5% and 17.6% of our total cost of sales, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$2.8 million, (ii) the acquisition of JDM-Medanito, which contributed US$5.5 million, and (iii) the acquisition of oil and gas properties in Mexico, which contributed US$0.6 million, in each case during the three-month Successor period ended March 31, 2019.

Gross Profit

Gross profit increased to US$28.0 million during the three-month Successor period ended March 31, 2019, compared to US$5.8 million during the three-month Predecessor period ended March 31, 2018, which represented 30.0% and 13.1% of the total revenue from contracts with customers, respectively. This increase was primarily driven by the increase in revenues from contracts with customers in the three-month Successor period ended March 31, 2019, which was partially offset by an increase in cost of sales, as further explained in the above paragraphs.

Selling Expenses

Selling expenses increased to US$5.7 million during the three-month Successor period ended March 31, 2019, compared to US$3.1 million during the three-month Predecessor period ended March 31, 2018, which represented 6.0% and 7.0% of our total revenue from contracts with customers, respectively. This increase was primarily driven by higher expenses contributed by the APCO and JDM-Medanito acquisitions in the three-month Successor period ended March 31, 2019.

General and Administrative Expenses

General and administrative expenses increased to US$8.7 million during the three-month Successor period ended March 31, 2019, compared to US$1.5 million during the three-month Predecessor period ended March 31, 2018, which represented 9.3% and 3.3% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) higher expenses contributed by the APCO acquisition and (ii) an increase in fees and compensation for services, salaries and social security charges, employee benefits and share-based payments expense during the three-month Successor period ended March 31, 2019.

Exploration Expenses

Exploration expenses decreased to US$0.2 million during the three-month Successor period ended March 31, 2019, compared to US$0.1 million during the three-month Predecessor period ended March 31, 2018. This decrease was primarily driven by a decrease in exploration activity in the three-month Successor period ended March 31, 2019.

Other Operating Income

Other operating income decreased to US$0.6 million during the three-month Successor period ended March 31, 2019, compared to US$1.2 million during the three-month Predecessor period ended March 31, 2018. This decrease was primarily due to a decrease of services to third parties and the termination of the surplus gas injection program compensation during the three-month Successor period ended March 31, 2019. For more information, see Note 9.1 to our 1Q 2019 Unaudited Interim Condensed Financial Statements.

Other Operating Expenses

Other operating expenses increased to US$2.1 million during the three-month Successor period ended March 31, 2019, compared to US$0.1 million during the three-month Predecessor period ended March 31, 2018. This increase was primarily driven by an increase of US$1.3 million in the allowance for obsolescence of inventories, an increase of US$0.7 million in restructuring expenses and an increase of US$0.1 million in the provision for environmental remediation during the three-month Successor period ended March 31, 2019.

Operating Profit

Operating profit increased to US$12.0 million during the three-month Successor period ended March 31, 2019, compared to US$2.3 million during the three-month Predecessor period ended March 31, 2018, which represented 13% and 5% of our total revenue from contracts with customers, respectively. This increase was primarily driven by the reasons explained in the paragraphs above.

Interest Income

Interest income decreased to US$0.08 million during the three-month Successor period ended March 31, 2019, compared to US$0.2 million during the three-month Predecessor period ended March 31, 2018. This decrease was primarily driven by a decrease of US$0.2 million in interest income derived from government notes at amortized cost during the three-month Successor period ended March 31, 2019.

Interest Expense

Interest expense increased to US$5.8 million during the three-month Successor period ended March 31, 2019, compared to US$0.02 during the three-month Predecessor period ended March 31, 2018. This increase was primarily driven by an increase of US$5.8 million in borrowing interest during the three-month period ended March 31, 2019, mainly derived from the Syndicated Loan.

Other Financial Results

Other financial loss increased to a loss of US$14.2 million during the three-month Successor period ended March 31, 2019, compared to a loss of US$1.2 million during the three-month Predecessor period ended March 31, 2018. This increase was primarily driven by an increase of US$16.1 million in the fair value of Warrants as described in note 16.4.1 to our 1Q 2019 Unaudited Interim Condensed Financial Statements, which was partially offset by a gain from positive foreign exchange differences, net, of US$2.7 million during the three-month Successor period ended March 31, 2019.

(Loss) Profit Before Income Taxes

The loss before income taxes was US$8.0 million for the three-month Successor period ended March 31, 2019, compared to a profit of US$1.3 million for the three-month Predecessor period ended March 31, 2018. This decrease was primarily driven by the reasons explained in the paragraphs above.

Income Tax expense

Our income tax expense decreased to US$5.7 million during the three-month Successor period ended March 31, 2019, compared to US$8.0 million during the three-month Predecessor period ended March 31, 2018. This decrease was primarily driven by (i) a decrease in the current income tax expense, from US$4.6 million in the three-month Predecessor period ended March 31, 2018 to US$3.1 million in the three-month Successor period ended March 31, 2019 and (ii) a decrease in the deferred income tax expense, from an expense of US$3.3 million in the three-month Predecessor period ended March 31, 2018 to an expense of US$2.6 million in the three-month Successor period ended March 31, 2019. For further information on these decreases see note 14 to our of 1Q 2019 Unaudited Interim Condensed Financial Statements.

Net loss for the period

Net Loss increased to US$13.7 million during the three-month Successor period ended March 31, 2019, compared to US$6.6 million during the three-month Predecessor period ended March 31, 2018. This increase in losses was primarily driven by the reasons explained in the paragraphs above.

Period from April 4, 2018 through December 31, 2018 (Successor) and Period from January 1, 2018 through April 3, 2018 (Predecessor) compared to the year ended December 31, 2017 (Predecessor)

	Successor		Predecessor
	For the period from April 4, 2018 through December 31, 2018		For the period from January 1, 2018 through April 3, 2018		For the year ended December 31, 2017
	(in thousands of US$ except per share data)	(% of revenues)	(in thousands of US$ except per share data)	(% of revenues)	(in thousands of US$ except per share data)	(% of revenues)
Revenue from contracts with customers	331,336	100%	44,463	100%	198,075	100%
Cost of sales	(212,581)	(64%)	(38,623)	(87%)	(174,401)	(88%)

Gross profit	118,755	36%	5,840	13%	23,674	12%

Selling expenses	(21,341)	(6%)	(3,091)	(7%)	(13,264)	(7%)
General and administrative expenses	(24,202)	(7%)	(1,466)	(3%)	(6,774)	(3%)
Exploration expenses	(637)	(0%)	(134)	0%)	(1,049)	(1%)
Other operating income	2,699	1%	1,240	3%	17,802	9%
Other operating expenses	(18,097)	(5%)	(135)	0%	(5,125)	(3%)
Impairment recovery of property, plant and equipment	—	—	—	—	5,290	3%

Operating profit	57,177	17%	2,254	5%	20,554	10%

Interest income	2,532	1%	239	1%	166	0%
Interest expense	(15,746)	(5%)	(23)	0%	(18)	0%
Other financial results	(22,920)	(7%)	(1,159)	(3%)	(436)	0%

Financial results, net	(36,134)	(11%)	(943)	(2%)	(288)	0%

Profit before income tax	21,043	6%	1,311	3%	20,266	10%
Current income tax expense	(35,450)	(11%)	(4,615)	(10%)	(15,956)	(8%)
Deferred income tax expense	(11,975)	(4%)	(3,345)	(8%)	9,595	5%

Income tax expense	(47,425)	(14%)	(7,960)	(18%)	(6,361)	(3%)

Net (loss) profit for the period/year	(26,382)	(8%)	(6,649)	(15%)	13,905	7%

Other comprehensive income (loss)
Other comprehensive income (loss) that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	(3,565)	(1%)	(89)	0%	(355)	0%
—Income Tax benefit	891	0%	22	0%	124	0%

Other comprehensive benefit (loss) that will not be reclassified to profit or loss in subsequent periods	(2,674)	(1%)	(67)	0%	(231)	0%

Other comprehensive benefit (loss) for the period/year, net of tax	(2,674)	(1%)	(67)	0%	(231)	0%

Total comprehensive (loss) income for the period	(29,056)	(9%)	(6,716)	(15%)	13,674	7%

(Losses) earnings per share attributable to equity holders of the parent
Basic—(In U.S. Dollars per share):	(0.37)	N/A	(0.07)	N/A	0.14	N/A
Diluted—(In U.S. Dollars per share):	(0.37)	N/A	(0.07)	N/A	0.14	N/A

Revenue from contracts with customers

The detail of our revenues from contracts with customers is the following:

	Successor	Predecessor	Predecessor
	For the period from April 4, 2018 through December 31, 2018	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
	(in thousands of US$)

Revenue from crude oil	260,079	31,501	146,635
Revenue from natural gas	65,164	11,418	45,947
Revenue from NGL	6,093	1,544	5,477
Revenue from contracts with customers	—	—	16

Total revenue from contracts with customers	331,336	44,463	198,075

Total revenue from contracts with customers increased to US$44.5 million during the 2018 Predecessor Period and US$331.3 million during the 2018 Successor Period, compared to US$198.1 million during the 2017 Predecessor Year. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$54.5 million of revenues and (ii) the acquisition of JDM-Medanito, which contributed US$130.0 million of revenues, in each case during the 2018 Successor Period.

Revenues from crude oil increased to US$31.5 million during the 2018 Predecessor Period and US$260.0 million during the 2018 Successor Period, compared to US$146.6 million during the 2017 Predecessor Year, which represented 70.8%, 78.5% and 74.0% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$39.5 million of crude oil revenues, and (ii) the acquisition of JDM-Medanito, which contributed US$119.1 million of crude oil revenues, in each case during the 2018 Successor Period.

Total volume of crude oil sold was 563.5 Mbbl during the 2018 Predecessor Period and 3,982 Mbbl during the 2018 Successor Period, compared to 2,599 Mbbl during the 2017 Predecessor Year.

Average realized crude oil sales prices was US$65.3/bbl during the 2018 Successor Period, an increase of 16.8% and 15.8% as compared to US$55.9/bbl during the 2018 Predecessor Period and US$56.4/bbl during the 2017 Predecessor Year, respectively.

Revenues from natural gas increased to US$11.4 million during the 2018 Predecessor Period and US$65.2 million during the 2018 Successor Period, compared to US$45.9 million during the 2017 Predecessor Year, which represented 25.7%, 19.7% and 23.2% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$13.6 million of natural gas revenues and (ii) the acquisition of JDM-Medanito, which contributed US$10.9 million of natural gas revenues, in each case during the 2018 Successor Period.

Total volume of natural gas sold was 479.5 Mboe during the 2018 Predecessor Period and 2,444 Mboe during the 2018 Successor Period, compared to 2,399 Mboe during the 2017 Predecessor Year.

Average realized natural gas sales prices was US$4.6/MMBtu during the 2018 Successor Period, an increase of 12.2% and 39.4% as compared to US$4.1/MMBtu during the 2018 Predecessor Period and US$3.3/MMBtu during the 2017 Predecessor Year, respectively.

Revenues from NGL increased to US$1.54 million during the 2018 Predecessor Period and US$6.1 million during the 2018 Successor Period, compared to US$5.5 million during the 2017 Predecessor Year, which represented 3.5%, 1.8% and 2.8% of our total revenue from contracts with customers, respectively. This increase was primarily driven by the APCO Acquisition, which amounted to US$1.3 million during the 2018 Successor Period.

During the 2018 Predecessor Period, the 2018 Successor Period and the 2017 Predecessor Year all of our revenues were generated by our oil and gas properties in Argentina.

Cost of Sales

	2018 Successor Period	2018 Predecessor Period	Predecessor
	from April 4, 2018 to December 31, 2018	from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
		(in thousands of US$)

Crude oil stock fluctuation	1,241	733	7,566
Operating expenses	86,245	18,367	77,461
Depreciation, depletion and amortization	74,772	14,194	61,211
Royalties	50,323	6,795	28,163

Total Cost of sales	212,581	38,623	174,401

Cost of sales increased to US$38.6 million during the 2018 Predecessor Period and US$212.6 million during the 2018 Successor Period, compared to US$174.4 million during the 2017 Predecessor Year. Total cost of sales included fluctuations in the inventory of crude oil, operating expenses, depreciation, depletion and amortization and royalties. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$40.6 million to the cost of sales and (ii) the acquisition of JDM-Medanito, which contributed US$53.9 million to the cost of sales, which increase was partially offset by a reduction in the operating expenses per produced barrel in the 2018 Successor Period.

Operating expenses increased to US$18.4 million during the 2018 Predecessor Period and US$86.2 million during the 2018 Successor Period, compared to US$77.5 million during the 2017 Predecessor Year, which represented 47.6%, 40.6% and 44.4% of our total cost of sales, respectively. This increase was primarily driven by (i) the APCO Acquisition, which contributed US$18.4 million and (ii) the acquisition of JDM-Medanito, which contributed US$14.0 million, in each case during the 2018 Successor Period, which increase was partially offset by a reduction in the operating expenses per produced barrel in the 2018 Successor Period.

Operating expenses per produced barrel decreased from 16.8 US$/boe during the 2017 Predecessor Year, to 17.3 US$/boe during the 2018 Predecessor Period and 12.9 US$/boe in the 2018 Successor Period. Such decrease was mainly driven by the renegotiation of certain key contracts, the right-sizing of O&M providers and the depreciation of the Argentine Peso during the 2018 Successor Period.

Depreciation, depletion and amortization increased to US$14.2 million during the 2018 Predecessor Period and US$74.8 million during the 2018 Successor Period, compared to US$61.2 million during the 2017 Predecessor Year, which represented 36.8% , 35.38% and 35.1% of our total cost of sales, respectively. This increase was primarily driven by additions to property plant and equipment during the 2018 Successor Period mainly related to the APCO and JDM-Medanito acquisitions.

Royalties increased to US$6.8 million during the 2018 Predecessor Period and US$50.3 million during the 2018 Successor Period, compared to US$28.2 million during the 2017 Predecessor Year, which represented 17.6%, 23.7% and 16.1% of our total cost of sales, respectively. This increase was primarily driven by an increase in oil and gas sales mainly related to the APCO and JDM-Medanito acquisitions during the 2018 Successor Period.

Gross Profit

Gross profit increased to US$5.8 million during the 2018 Predecessor Period and US$ 118.7 million during the 2018 Successor Period, compared to US$ 23.7 million during the 2017 Predecessor Year, which represented

13.1% and 35.8% and 12.0% of our total revenue from contracts with customers, respectively. This increase was primarily driven by the increase in revenues from contracts with customers, which was partially offset by the increase in cost of sales, as explained in the paragraphs above.

Selling Expenses

Selling expenses increased to US$3.1 million during the 2018 Predecessor Period and US$21.3 million during the 2018 Successor Period, compared to US$13.3 million during the 2017 Predecessor Year, which represented 7.0%, 6.4% and 6.7% of our total revenue from contracts with customers, respectively. This increase was primarily driven by higher expenses contributed by the APCO and JDM-Medanito acquisitions during the 2018 Successor Period.

General and Administrative Expenses

General and administrative expenses increased to US$1.5 million during the 2018 Predecessor Period and US$24.2 million during the 2018 Successor Period, compared to US$6.8 million during the 2017 Predecessor Year, which represented 3.3% and 7.3% and 3.4% of our total revenue from contracts with customers, respectively. This increase was primarily driven by (i) higher expenses contributed by the APCO acquisition during the 2018 Successor Period and (ii) an increase in fees and compensation for services, salaries and social security charges, employee benefits and share-based payments expense during the 2018 Successor Period.

Exploration Expenses

Exploration expenses decreased to US$0.1 million during the 2018 Predecessor Period and US$0.6 million during the 2018 Successor Period, compared to US$1.0 million during the 2017 Predecessor Year. This decrease was primarily driven by a decrease in exploration activity during the 2018 Successor Period.

Other Operating Income

Other operating income decreased to US$1.2 million during the 2018 Predecessor Period and US$2.7 million during the 2018 Successor Period, compared to US$17.8 million during the 2017 Predecessor Year. This decrease was primarily due to the compensation received in 2017 amounting to US$16.9 million related to the surplus gas injection program. For more information, see Note 2.6.2.1 to our Audited Financial Statements.

Other Operating Expenses

Other operating expenses increased to US$0.1 million during the 2018 Predecessor Period and US$18.0 million during the 2018 Successor Period, compared to US$5.1 million during the 2017 Predecessor Year. This increase was primarily driven by restructuring expenses of US$12.0 million and transaction costs related to the Initial Business Combination of US$2.4 million, in each case incurred during the 2018 Successor Period.

Operating Profit

Operating profit increased to US$2.2 million during the 2018 Predecessor Period and US$57.2 million during the 2018 Successor Period, compared to US$20.6 million during the 2017 Predecessor Year, which represented 5.1%, 17.3% and 10.4% of our total revenue from contracts with customers, respectively. This increase was primarily driven by the reasons explained in the paragraphs above.

Interest Income

Interest income increased to US$0.2 million during the 2018 Predecessor Period and US$2.5 million during the 2018 Successor Period, compared to US$0.2 million during the 2017 Predecessor Year. This increase was primarily driven by US$2.1 million financial interest income accrued during the 2018 Successor Period arising from higher short-term investments in the 2018 Successor Period.

Interest Expense

Interest Expense increased to US$0.1 million during the 2018 Predecessor Period and US$15.7 million during the 2018 Successor Period, compared to nil during the 2017 Predecessor Year. This increase was primarily driven by US$15.6 million in borrowing interest expense accrued during the 2018 Successor Period from the Bridge Loan, which was prepaid in full in July 2018, and the Syndicated Loan (for more information, see “—Liquidity and Capital Resources”).

Other Financial Results

Other financial loss increased to a loss of US$ 1.2 million during the 2018 Predecessor Period and US$22.3 million during the 2018 Successor Period, compared to a loss of US$0.4 million during the 2017 Predecessor Year. This increase was primarily driven by (i) a loss of US$8.9 million due to changes in the fair value of Warrants during the 2018 Successor Period, (ii) costs of early settlements of borrowings and other financing costs of US$14.5 million during the 2018 Successor Period and (iii) a US$2.7 million loss during the 2018 Successor Period mainly related to the effect of the discount of assets and liabilities at present value.

Profit Before Income Taxes

Loss before income taxes increased to US$1.3 million loss for the 2018 Predecessor Period and US$21.0 million during the 2018 Successor Period, compared to US$20.3 million loss for the 2017 Predecessor Year. This increase was primarily driven by the reasons explained in the paragraphs above.

Income Tax expense

Our income tax expense increased to US$8.0 million during the 2018 Predecessor Period and US$47.4 million during the 2018 Successor Period, compared to US$6.4 million during the 2017 Predecessor Year. This increase was primarily driven by (i) an increase in the current income tax expense, from US$16.1 million in the 2017 Predecessor Year to US$4.2 million in the 2018 Predecessor Period and US$35.5 million during the 2018 Successor Period and (ii) an increase in the deferred income tax expense, from income of US$9.6 million in the 2017 Predecessor Year to an expense of US$3.3 million in the 2018 Predecessor Period and an expense of US$12.0 million during the 2018 Successor Period, being both increases mainly derived from the additional taxable income generated by the APCO and JDM / Medanito acquisitions and the devaluation of the Argentine peso mainly during the second and third quarters of 2018, which derived in a higher deferred income tax liability mainly from our property, plant and equipment as a result of an increase in the temporary difference between the tax bases and carrying amount of such non- monetary assets . This effect is due to the Company´s taxable basis, which is determined in a currency (Argentine peso) different to our functional currency (U.S. dollar) and, consequently, fluctuations in the exchange between these two currencies give rise to temporary differences under IFRS. For more information, see “—Factors Affecting Our Results of Operations—Deferred Income Tax.”

Net (loss) profit for the period/year

Net Profit (loss) decreased to a US$6.6 million loss during the 2018 Predecessor Period and a US$ 26.4 million loss during the 2018 Successor Period, compared to US$13.9 million of net profit during the 2017 Predecessor Year. This decrease was primarily driven by the reasons provided in the paragraphs above.

Liquidity and Capital Resources

Our financial condition and liquidity is and will continue to be influenced by a variety of factors, including:

•	changes in oil, natural gas and liquid gas prices and our ability to generate cash flows from our operations;

•	our capital expenditure requirements; and

•	the level of our outstanding indebtedness and the interest we are obligated to pay on this indebtedness.

Since our incorporation in March 22, 2017, we have raised US$650 million in public equity offerings, US$95 million in private equity offerings and US$300 million through borrowings, as described further below, which net of the redemption rights, as explained below, have been used to fund the Initial Business Combination, our capital expenditures program and to increase our liquidity.

On August 15, 2017, we completed our US$650 million initial global offering of 65,000,000 series A shares and 65,000,000 warrants exercisable for such series A shares (the “Warrants”), generating net proceeds to us, after offering expenses, of US$640 million. The series A shares and warrants issued pursuant to our initial global offering are listed on the Mexican Stock Exchange.

Three Warrants entitle the holder thereof to purchase one series A share at a price of US$11.50 per series A share. The Warrants expire on April 4, 2023 or earlier if, after exercisability, the closing price for a series A share for any 20 trading days within an applicable 30-trading day period equals or exceeds the Mexican Peso equivalent of US$18.00 and we decide to early terminate the exercise period thereof. In the event that we declare an early termination, we will have the right to declare that the exercise of the warrants be made on a “cashless basis.” See “Description of the Series A Shares and Bylaws—Warrants.”

Concurrently with our initial global offering, Vista Sponsor Holdings, L.P. and the Management Team (excluding Gastón Remy) purchased a total of 29,680,000 warrants exercisable for series A shares in a private placement (the “Sponsor Warrants”), generating gross proceeds to us of US$14,840,000. The Sponsor Warrants are identical to and fungible with the Warrants. However, the Sponsor Warrants may be exercised for cash or on a cashless basis at the discretion of Vista Sponsor Holdings, L.P. and the Management Team, or their permitted transferees. See “Description of the Series A Shares and Bylaws—Warrants.”

On August 15, 2017, we also executed a forward purchase agreement (the “FPA”) pursuant to which RVCP agreed to purchase a total of up to 5,000,000 series A shares (the “FPA Shares”) and up to 5,000,000 warrants (“FPA Warrants”) for a total purchase price of US$50 million (or US$10 per unit).

Further, on September 12, 2018, we entered executed a subscription agreement with Kensington, RVCP’s sole limited partner, for the subscription of the FPA Shares and the FPA Warrants that could be purchase by RVCP, or its permitted transferees, pursuant to the FPA. On February 12, 2019, we completed the sale of the FPA Shares and the FPA Warrants to Kensington for an amount of US$50.0 million pursuant to the FPA and, additionally, 500,000 series A shares for an amount of US$5.0 million pursuant to certain subscription commitment among Vista and Kensington. The FPA Warrants are subject to the same terms as the Sponsor Warrants. See “Description of the Series A Shares and Bylaws—Warrants.”

As of the date of this prospectus, we hold 33,226,667 series A shares in treasury for delivery upon exercise of any Warrants, Sponsor Warrants or FPA Warrants, as the case may be.

As per the unanimous shareholders resolutions dated July 28, 2017, our shareholders resolved to reduce a portion of our outstanding capital stock. As a result, a number of series A shares, which represented a portion of the amount authorized to be reduced, were reimbursed for cash and canceled.

On April 4, 2018, the date we consummated our Initial Business Combination:

•

we entered into a bridge loan agreement (the “Bridge Loan”) with Citibank, N.A., Credit Suisse AG Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. in an aggregate principal amount equal to US$260.0 million, maturing on February 11, 2019, bearing interest at a variable rate between 3.25% and 5%. The Bridge Loan was prepaid in full on or about July 19, 2018 with the proceeds of the Syndicated Loan.

•

approximately 31.29% of holders of series A shares exercised their redemption rights, as a result of which 20,340,685 series A shares were redeemed for an amount of US$204.6 million. The holders of remaining series A shares were capitalized net of the deferred offering expenses paid to the underwriters in our initial global offering for an amount of US$442.5 million, and

•	we obtained from a private placement transaction a capital contribution of US$95,000,000 representing 9,500,000 series A shares that were paid in.

We believe that our working capital is sufficient for our present requirements.

Indebtedness

As of March 31, 2019, we had total outstanding indebtedness of US$335.2 million.

On July 19, 2018, Vista Argentina, in its capacity as borrower, Vista, Vista Holding I, APCO Argentina and APCO International, as guarantors, entered into a syndicated term loan agreement (the “Syndicated Loan Agreement”) with a syndicate of banks for an aggregate principal amount equal to US$300 million (the “Syndicated Loan”).

The Syndicated Loan consists of (i) a five year fixed rate tranche and (ii) a floating rate tranche. On July 19, 2018, Vista Argentina requested a loan disbursement in an amount equal to US$300 million pursuant to the Syndicated Loan. The funds from the loans were used to (i) repay in full all of the outstanding loans, obligations, interests, fees, costs and expenses under the bridge loan agreement dated as of April 4, 2018, among Vista, as borrower, Vista Argentina, Vista Holding I, APCO Argentina, APCO International and Vista Holding II, as guarantors, and a syndicate of banks for an aggregate principal amount of US$260 million (the “Bridge Loan”), (ii) for general corporate purposes and (iii) pay related transaction fees, costs and expenses. Vista used the proceeds from the Bridge Loan to finance a portion of the Initial Business Combinations.

The Syndicated Loan is an unsecured facility that amortizes on a semi-annual basis beginning eighteen months after the disbursement date. On October 22, 2018, Vista Holding II became a guarantor and a loan party to the Syndicated Term Loan, and on October 31, 2018, APCO Oil & Gas S.A.U. assumed the obligations of APCO International under the Guaranty in its capacity as the successor to APCO International (see “Prospectus Summary—Corporate Reorganization”). Pursuant to the terms of the Syndicated Loan, Vista may be required from time to time to add additional material subsidiaries of Vista as Guarantors under the Syndicated Loan. Any such Guarantors are subject to the affirmative and negative covenants and other restrictions applicable to loan parties under the Syndicated Loan. See “—Risk Factors—Our debt obligations include operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.” As of the date of this prospectus, there is no default or event of default outstanding under the Syndicated Loan.

On June 10, 2019, Vista Argentina, we, Vista Holding I, APCO Argentina, APCO International and Vista Holding II entered into an amendment (the “First Amendment”) to the Syndicated Loan Agreement with certain lenders constituting the required lenders under the Syndicated Loan and with Itaú Unibanco S.A., Nassau Branch, as administrative agent. Among other things, the First Amendment provides us, the other Guarantors and Vista Argentina with additional flexibility to make certain investments in other loan parties and in third parties (subject to certain ceilings) and provides Vista Holding I with additional flexibility during the eighteen month period (ending on January 19, 2020) following the date of the Syndicated Loan Agreement to make certain dividends and distributions to Vista and other persons (subject to certain ceilings).

On March 14, 2019, Vista Argentina entered into a loan agreement with Banco Macro S.A. for an amount of US$15,000,000 for a 180-day term accruing interest at an annual rate of 6.75%. In addition, on the same date, Vista Argentina entered into a loan agreement with Banco Itaú Argentina S.A. for an amount of US$10,000,000 for a 210-day term accruing interest at an annual rate of 6.50%. Lastly, on March 29, 2019, Vista Argentina entered into three loan agreements with Banco de la Ciudad de Buenos Aires for an amount of US$1,500,000,

US$1,500,000 and US$7,000,000, respectively. The term for the first two loans was 180 days and the annual interest rate was 8% and 0%, respectively. The term for the latter is 360 days and accrues interest at an annual interest rate of 7%.

On May 13, 2019, Vista Argentina entered into a loan agreement with BBVA Banco Francés S.A. for an amount of US$10,000,000 for a 85-day term accruing interest at an annual rate of 4.1%. In addition, on May 14, 2019, Vista Argentina entered into a loan agreement with Banco Macro S.A. for an amount of US$15,000,000 for a 60-day term accruing interest at an annual rate of 5.5%.

We are currently negotiating a potential debt financing from OPIC, the U.S. government’s development finance agency, the proceeds of which we intend to use to fund capital expenditures relating to our development plan in the Bajada del Palo Oeste block. While the process for obtaining such financing has begun, no assurances can be given that OPIC will approve and grant such financing.

On May 7, 2019 the shareholders of Vista Argentina approved the creation of a program for the issuance of short-, medium- or long-term, subordinated or unsubordinated, secured or unsecured, simple non convertible debt securities, (obligaciones negociables simples no convertibles en acciones), for up to an aggregate principal amount at any time outstanding of US$800,000,000 or its equivalent in other currencies (the “Notes Program”). The Notes Program was approved by the Argentine Securities Commission (the Comisión Nacional de Valores, or the “CNV”). Accordingly, Vista Argentina may publicly offer and issue debt securities in Argentina.

Contractual Obligations

The following table sets forth information with regard to our commitments under financial and commercial contracts for the periods indicated below, as of December 31, 2018:

	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total
	(thousands of US$)
Syndicated Loan(1)	22,848	161,204	197,163	—	381,215
Operating Lease Obligations(2)	8,973	9,195	363	—	18,531
Investment Commitments(3)	66,793	135,907	—	—	202,700
Employee pension plan liabilities(4)	743	1,636	1,583	3,869	7,831

Total(5)	99,357	307,942	199,109	3,869	610,277

(1)	Corresponds to principal and interest still not accrued to be paid during the term of the Syndicated Loan.
(2)	Corresponds to minimum lease payments with respect to non-cancellable operating leases as detailed in Note 29.4 to the Audited Financial Statements.
(3)	Estimated investment commitments with government authorities under concessions and under joint operations as stated in note 29.4 to the Audited Financial Statements.
(4)

Estimated expected benefits payments for the next ten years. The amounts in the table represent the undiscounted cash flows and therefore do not reconcile to the obligations recorded at the end of the year. See Note 22 to the Audited Financial Statements.

(5)	This table does not include concessions, easements and canons payable to the provinces for the exploitation areas.

Since December 31, 2018, there have not been material changes in our commitments under financial and commercial contracts, except for certain short-term borrowings entered into by Vista Argentina in March and May 2019, for an aggregate principal amount of US$60 million. See “—Indebtedness.”

Off-Balance Sheet Arrangements

We do not have any off-balance sheet agreements.

Capital Expenditures

The amount and allocation of future capital expenditures will depend upon a number of factors, including our cash flows from operating, investing and financing activities and our ability to execute our drilling program. We periodically review our capital expenditure budget to assess changes in current and projected cash flows, debt requirements and other factors. If we are unable to obtain funds when needed or on acceptable terms, we may not be able to finance the capital expenditures necessary to maintain our production or proved reserves.

Because we operate a high percentage of our acreage, capital expenditure amounts (in addition to our capital expenditures committed under our concessions) and timing are largely discretionary and within our control. We determine our capital expenditures depending on a variety of factors, including, but not limited to, existing commitments under the concessions, the success of our drilling activities, prevailing and anticipated prices for oil and natural gas, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions, drilling and acquisition costs and the level of participation by other working interest owners. A deferral of planned capital expenditures, particularly with respect to drilling and completing new wells, could result in a reduction in anticipated production and cash flows. Moreover, we may be required to unbook some portion of our current proved undeveloped reserves if such deferral of planned capital expenditures implies that we will be unable to develop such reserves within five years of their initial booking.

We intend to fund our capital expenditures with cash generated from our operations, cash on hand, and debt and equity financing, including the proceeds from this equity offering. During the nine-month period ended December 31, 2018, we made total capital expenditures of US$123.7 million. During the three-month period ended March 31, 2018, we made total capital expenditures of US$6.3 million (information corresponding to all assets acquired in the Initial Business Combination).

Our budgeted total capital expenditures for the year 2019 amount to US$300.0 million (including both our commitments under the concessions in Argentina and our budgeted additional capital expenditures, as described below).

As part of the terms and conditions governing the concession agreements relating to our oil and gas properties in Argentina, we are committed to making capital investments for drilling and completing wells, performing well workovers and investing in facilities. We have estimated the amount of capital expenditures required to comply with our commitments under such concessions based on the historical costs of drilling and completing wells, performing well workovers and investing in facilities. According to our best estimates, we anticipate our capital expenditures required to comply with our commitments under the concessions to be approximately US$202.7 million from December 31, 2018 through December 31, 2022. In particular, under existing commitments we expect to make capital investments of US$92.4 million in 2019 (of which US$25.6 million correspond to commitments under our Bajada del Palo Oeste concession for 2020 that we expect to disburse during 2019), US$54.5 million in 2020, US$50.8 million in 2021 and US$5.0 million in 2022. As of March 31, 2019, US$71.4 million had been disbursed for our expected capital investments for 2019. For more information on these investment commitments, see Note 29.4 to our Audited Financial Statements.

We have also committed to make certain capital investments in our three blocks in Mexico once the exploratory plans are approved by CNH. We have estimated that we will be required to make capital expenditures at our working interest for an estimated amount of US$43.3 million. Capital commitments in the Mexican blocks should be completed in 24 months since the approval of each of the explorations plans by CNH. The CS-01 exploration plan was approved by CNH on February 19, 2019, the TM-01 exploration plan was approved by CNH on February 11, 2019, and the A-10 exploration plan was submitted to CNH on August 30, 2018 and approval is still pending.

In addition to our commitments under the concessions, our budget for the year 2019 (as proposed by our Management Team and approved by the Board of Directors) includes additional capital expenditures for an amount of US$207.6 million.

Our total capital expenditures in 2018 (including information for the three-month period ended March 31, 2018 corresponding to all assets acquired in the Initial Business Combination) amounted to US$130.0 million, compared to US$300.0 million budgeted capital expenditures for the year 2019 (including both our commitments under the concessions in Argentina and our budgeted additional capital expenditures). The increase of US$170.0 million is mainly explained by the projected additional capital expenditures in our shale activity in Vaca Muerta, including the development of our shale acreage relating to (x) the Bajada del Palo Oeste block, where we plan to drill horizontal wells and (y) Águila Mora and Bajada del Palo Este blocks, which we expect to delineate and subsequently start their development. During 2019, we expect to drill a total of 34 operated wells, including 16 wells to be drilled and connected in our conventional assets and 18 wells in our Bajada del Palo Oeste project in Vaca Muerta (12 of which will be tied-in this year).

Cash Flows

The following table sets forth our cash flows for the periods indicated:

	Successor	Predecessor	Successor	Predecessor
	for the three-month period ended March 31, 2019	for the three-month period ended March 31, 2018	from April 4 to December 31, 2018	from January 1 to April 3, 2018	For the year ended December 31, 2017
	(In thousands of US$)

Cash flows provided by (used in)
Operating activities	19,985	22,279	125,522	22,279	45,867
Investing activities	(92,565)	(8,943)	(857,250)	(8,943)	(46,570)
Financing activities	78,582	—	141,544	—	(6,733)

Net (decrease) increase in cash and cash equivalents	6,002	13,335	(590,184)	13,335	(7,436)

Cash Flows Provided by Operating Activities

For the three-month period ended March 31, 2019, net cash generated by operating activities was US$20 million, mainly due to the effect non-cash items such as depreciation and amortization of US$24.2 million, warrants of US$16.0 million, partially offset by changes in working capital, driven by an increase in trade and other receivables of US$8.9 million and a decrease in account payable of US$6.6 million.

For the 2018 Predecessor Period, net cash generated by operating activities was US$22.3 million, mainly due to the loss for the period of US$6.6 million adjusted for non-cash items of US$20.8 million (mainly relating to depreciation charges, net exchange differences and accrued income tax), which was partially offset by a decrease of US$1.0 million in accounts payable, accrued liabilities and other payables, decreases in inventory of US$2.3 million and trade and other receivables of US$9.7 million, and income tax payments of US$0.99 million.

For the 2018 Successor Period, net cash provided by operating activities was US$125.5 million, mainly generated by the net loss for the period of US$26.4 million, adjusted for non-cash items of US$165.2 million (mainly relating to depreciation charges and the accrued income tax), an increase of US$32.9 million in trade and other receivables, an increase of US$33.7 million in accounts payable, accrued liabilities and other payables, a decrease in inventory of US$11.0 million and income tax payments of US$16.6 million.

For the year ended December 31, 2017, net cash provided by operating activities was US$45.9 million, mainly due to the profit for the period amounting to US$13.9 million, adjusted for non-cash items such as depreciation and depletion for US$62.5 million, recovery of impairment of property, plant and equipment for US$5.3 million and a decrease in inventories of US$8.2 million.

Cash Flows Used in Investing Activities

For the three-month period ended March 31, 2019, net cash used in investing activities was US$92.6 million, mainly attributable to payments of acquisition of property plant and equipment.

For the 2018 Predecessor Period, net cash used in investing activities was US$8.9 million, mainly attributable to payments for acquisition of property, plant and equipment of US$12.5 million and acquisition of other financial assets for US$8.2 million, partially offset by proceeds from sales of other financial assets of US$11.4 million.

For the 2018 Successor Period, cash used in investing activities was US$857.2 million, resulting mainly from the net cash outflow used to finance the acquisitions of US$725.2 million plus additional capital expenditures of US$117.8 million and other intangible assets of US$31.5 million partially offset by proceeds from sales of other financial assets of US$16.7 million.

For the year ended December 31, 2017, net cash used in investing activities was US$46.6 million, mainly attributable to payments for acquisition of property, plant and equipment of US$31.4 million and acquisition of other financial assets for US$20.8 million.

Cash Flows Provided by (used in) Financing Activities

For the three-month period ended March 31, 2019, cash provided by financing activities was US$78.6 million, primarily generated by the capital contribution of US$55.0 million for series A shares and proceeds from borrowings of US$35.0 million partially offset by payments of borrowings’ interest of US$10.8 million.

For the 2018 Predecessor Period, cash provided by financing activities was nil.

For the 2018 Successor Period, cash provided by financing activities was US$141.5 million, primarily generated from the proceeds of loans and borrowings for an amount of US$560.0 million, including the proceeds received from Syndicated Loan, and the proceeds from the private investment for an amount of US$95.0 million, which were partially offset by US$204.6 million paid for the redeemable series A shares (net of offering expenses) and the repayment of US$260.0 million of the outstanding principal amount of the Bridge Loan.

For the year ended December 31, 2017, cash used in financing activities was US$6.7 million attributable to the payment of dividends.

Quantitative and Qualitative Disclosures about Market Risk

Our activities are exposed to market risk, including the exchange rate risk, the interest rate risk and the commodity price risk. Financial risks are those derived from financial instruments we are exposed to during or at the closing of each fiscal year. Risk management systems and policies are reviewed on a regular basis to reflect changes in market conditions and our activities, with a focus not placed on the individual risks of the business units’ operations, but with a wider perspective focused on monitoring risks affecting the whole portfolio. Financial risk management is controlled by the Chief Operating Officer, which identifies, evaluates and covers financial risks. Our risk management strategy seeks to achieve a balance between profitability targets and risk exposure levels. Foreign currency risk results from volatility in the foreign currency market, which affects cash, cash equivalents, subscription and other rights, and payables to related parties.

For further information on our market risks, please refer to Note 17.6.1.1 to the Audited Financial Statements.

Critical Accounting Policies

Critical accounting policies are those that are most important to the portrayal of our financial condition, results of operations and cash flows, and require management to make difficult, subjective or complex judgments, assumptions and estimates about matters that are inherently uncertain or where judgments, assumptions and estimates are significant. Our management bases its estimates on historical experience and other assumptions that it believes are reasonable based upon information available to us at the time that these judgments, assumptions and estimates are made. We continually evaluate our judgments, estimates and assumptions. Our actual results may differ from the judgments, assumptions and estimates made by our management. To the extent that there are material differences between these judgments, assumptions and estimates (on the one hand) and actual results (on the other hand), our future financial statement presentation, financial condition, results of operations and cash flows may be affected.

The following are the critical judgments, apart from those involving estimations, described below, that the management have made in the process of applying the group’s and predecessor accounting policies and that have the most significant effect on the amounts recognized in the financial statements.

Critical Judgments

Contingencies

We are subject to various claims, lawsuits and other legal proceedings that arise during the ordinary course of our business. Our liabilities with respect to such claims, lawsuits and other legal proceedings cannot be estimated with certainty. Periodically, we review the status of each contingency and assess potential financial liability, applying the criteria indicated in Note 21 to the Audited Financial Statements, for which we elaborate the estimates mainly with the assistance of legal advisors, based on information available to our Management Team at the time of the financial statements, and taking into account our litigation and resolution/settlement strategies.

Contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of business, as well as third party claims arising from disputes concerning the interpretation of legislation.

We evaluate whether there would be additional expenses directly associated to the ultimate resolution of each contingency, which will be included in the provision if they may be reasonably estimated.

Environmental remediation

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value (which considers those costs) of such assets does not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when, based on environmental assessments, such liabilities are probable to materialize, and costs can be reasonably estimated. The actual recognition and amount of these provisions are generally based on our commitment to an action plan, such as an approved remediation plan or the sale or disposal of an asset. The provision is recognized on the basis that a future remediation commitment will be required.

We measure liabilities based on our best estimation of present value of future costs, using currently available technology and applying current environmental laws and regulations as well as our own internal environmental policies.

Business Combinations

The acquisition method involves the measurement at fair value of the identifiable assets acquired and the liabilities assumed in the business combination at the acquisition date.

For the purpose of determining the fair value of identifiable assets, we use the valuation approach considered most representative for each asset. These include (i) the income approach, through indirect cash flows (net present value of expected future cash flows) or through the multi-period excess earnings method, (ii) cost approach (replacement value of the good adjusted for loss due to physical deterioration, functional and economic obsolescence) and (iii) market approach, through comparable transactions method.

Likewise, in order to determine the fair value of liabilities assumed, our Management Team considers the probability of cash outflows that will be required for each contingency, and elaborates the estimates with assistance of legal advisors, based on the information available and taking into account the strategy of litigation and resolution / liquidation.

Management of critical judgment is required in selecting the approach to be used and estimating future cash flows. Actual cash flows and values may differ significantly from the expected future cash flows and related values obtained through the mentioned valuation techniques.

Joint arrangements

Judgment is required to determine when we have joint control over an arrangement, which requires an assessment of the relevant activities and when the decisions in relation to those activities require unanimous consent. We have determined that the relevant activities for our joint arrangements are those relating to the operating and capital decisions of the arrangement, including the approval of the annual capital and operating expenditure work program and budget for the joint arrangement, and the approval of chosen service providers for any major capital expenditure as required by the joint operating agreements applicable to the entity’s joint arrangements. The considerations made in determining joint control are similar to those necessary to determine control over subsidiaries, as set out in Note 2.3 to the Audited Financial Statements.

Judgment is also required to classify a joint arrangement. Classifying the arrangement requires us to assess our rights and obligations arising from the arrangement. Specifically, we consider:

•	the structure of the joint arrangement—whether it is structured through a separate vehicle;

•	when the arrangement is structured through a separate vehicle, we also consider the rights and obligations arising from:

•	the legal form of the separate vehicle;

•	the terms of the contractual arrangement; and

•	other facts and circumstances, considered on a case-by-case basis.

This assessment often requires significant judgment. A different conclusion about both joint control and whether the arrangement is a joint operation or a joint venture, may materially affect the accounting.

Exploration and evaluation assets

The application of our accounting policy for exploration and evaluation expenditure requires judgment to determine whether future economic benefits are likely from future either exploitation or sale, or whether activities have not reached a stage which permits a reasonable assessment of the existence of reserves. The determination of reserves and resources is, in itself, an estimation process that involves varying degrees of uncertainty depending on how the resources are classified.

These estimates directly impact when we defer exploration and evaluation expenditure. The deferral policy requires management to make certain estimates and assumptions about future events and circumstances, in particular, whether an economically viable extraction operation can be established. Any such estimates and assumptions may change as new information becomes available. If, after expenditure is capitalized, information becomes available suggesting that the recovery of the expenditure is unlikely, the relevant capitalized amount is written off in the statement of profit or loss and other comprehensive income in the period when the new information becomes available.

Functional currency

The functional currency for the parent entity and each of its subsidiaries is the currency of the primary economic environment in which the entity operates. The functional currency of each of our entities is the U.S. Dollar. Determination of functional currency may involve certain judgments to identify the primary economic environment and the parent entity reconsiders the functional currency of its entities if there is a change in events and conditions, which determined the primary economic environment.

Impairment of Goodwill

Goodwill is reviewed for impairment annually or more frequently, if events or changes in circumstances indicate the recoverable amount of our cash generating units (“CGUs”) to which the goodwill relates should be assessed. In assessing whether goodwill has been impaired, the carrying amount of our CGUs to which goodwill has been allocated is compared with its recoverable amount. Where the recoverable amount of the group of CGUs is less than the carrying amount (including goodwill), an impairment loss is recognized.

Determination as to whether a CGU or group of CGUs containing goodwill is impaired involves management estimates on highly uncertain matters including determining the appropriate grouping of CGUs for goodwill impairment testing purposes. We monitor goodwill for internal management purposes based on its single business segment.

In testing goodwill for impairment, we use the approach described in Note 3.2.1 to the Audited Financial Statements, grouping all CGUs to determine the recoverable amount.

Impairment of non-financial assets other that Goodwill

Non-financial assets, including identifiable intangible assets, are reviewed for impairment at the lowest level at which there are separately identifiable cash flows that are largely independent of the cash flows of other groups of assets or CGUs. For this purpose, each own or jointly operated oil and gas property has been considered a single CGU, as all of each of their assets jointly contribute to the generation of independent cash inflows, which are derived from a single product; thus cash inflows cannot be attributed to individual assets.

In order to evaluate if there is evidence that a CGU could be impaired, both external and internal sources of information are analyzed, whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable. Example of these events are, changes in our business plans, changes in our assumptions about commodity prices and discount rates, evidence of physical damage or, for oil and gas assets, significant downward revisions of estimated reserves or increases in estimated future development expenditure or decommissioning costs, the cost of raw materials, the regulatory framework, the projected capital investments and the evolution of the demand. If any such indication of impairment exists, we make an estimate of the asset’s or CGU’s recoverable amount.

A CGU’s recoverable amount is the higher of its fair value less costs of disposal and its value in use (“VIU”). Where the carrying amount of a CGU exceeds its recoverable amount, the CGU is considered impaired and is written down to its recoverable amount. Given the nature of our activities, information on the fair value of an asset or CGU is usually difficult to obtain unless negotiations with potential purchasers or similar transactions are taking place. Consequently, unless indicated otherwise, the recoverable amount used in assessing impairment is value in use.

The value in use of each CGU is estimated based on the present value of future net cash flows that these CGU will generate. The business plans for each CGU, which are approved on an annual basis by executive management, are the primary source of information for the determination of value in use. They contain forecasts for oil, NGL and natural gas production, sales volumes, costs and capital expenditure. As an initial step in the preparation of these plans, various assumptions regarding market conditions, such as oil prices, natural gas prices, foreign currencies exchange and inflation rates are set by executive management. These assumptions take into account existing prices, global supply-demand equilibrium for oil and natural gas, other macroeconomic factors and historical trends and variability. In assessing value in use, the estimated future cash flows are adjusted for the risks specific to the asset group and are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. After a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Determination as to whether, and by how much, an asset or CGU is impaired involves management estimates on highly uncertain matters such as the effects of inflation and deflation on operating expenses, discount rates, production profiles, reserves and resources, and future commodity prices, including the outlook for global or regional market supply-and-demand conditions for crude oil and natural gas. Judgment is required when determining the appropriate grouping of assets into a CGU. The actual cash flows and the values may differ significantly from the expected future cash flows and the related values obtained through discount techniques and could result in a material change to the carrying values of the group’s assets.

For further information as to the key assumptions used in our impairment tests please refer to Note 3.2.2. to the Audited Financial Statements.

Current and deferred income tax

Our management has to assess regularly the positions stated in the tax returns as regards those situations where the applicable tax regulations are subject to interpretation and, if necessary, establish provisions according to the estimated amount that we will have to pay to the tax authorities. When the final tax result of these items differs from the amounts initially recognized, those differences will have an effect on the income tax and on the deferred tax provisions in the fiscal year when such determination is made.

There are many transactions and calculations for which the ultimate tax determination is uncertain. We recognize liabilities for eventual tax claims based on estimates of whether additional taxes will be due in the future.

Deferred tax assets are reviewed at each reporting date and reduced in accordance with the probability that the sufficient taxable base will be available to allow for the total or partial recovery of these assets. Deferred tax assets and liabilities are not discounted. In assessing the realization of deferred tax assets, our management considers that it is likely that a portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income in the periods in which these temporary differences become deductible. To make this assessment, our management takes into consideration the scheduled reversal of deferred tax liabilities, the projections of future taxable profits and tax planning strategies.

Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. These estimates of future taxable profits are based on forecast cash flows from operations (which are impacted by production and sales volumes, oil and gas prices, reserves, operating costs, decommissioning costs, capital expenditure, dividends and other capital management transactions) and judgment about the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, our ability to realize the net deferred tax assets recorded at the reporting date could be impacted.

In addition, future changes in tax laws in the jurisdictions in which we operate could limit our ability to obtain tax deductions in future periods.

Asset retirement obligations

Asset retirement obligations after completion of operations require our management to estimate the number of wells, long-term well abandonment costs and the time remaining until abandonment. Technology, costs, political, environmental and safety considerations constantly change and may result in differences between actual future costs and estimates.

Asset retirement obligations estimates are adjusted when it is justified by changes in the evaluation criteria or at least once a year.

Oil and gas reserves

Oil and gas properties are depreciated using the units of production (“UOP”) method over total proved developed and undeveloped hydrocarbon reserves. Reserves mean oil and gas volumes that are economically producible, in the areas where we operate or have a (direct or indirect) interest and over which we have exploitation rights, including oil and gas volumes related to those service agreements under which we have no ownership rights on the reserves or the hydrocarbons obtained and those estimated to be produced for the contracting company under service contracts.

The life of each item of property, plant and equipment, which is assessed at least annually, has regard to both its physical life limitations and present assessments of economically recoverable reserves of the field at which the asset is located. There are numerous uncertainties in estimating proved reserves and future production profiles, development costs and prices, including several factors beyond the producer’s control. Reserve engineering is a subjective process of estimating underground accumulations involving a certain degree of uncertainty. Reserves estimates depend on the quality of the available engineering and geological data as of the estimation date and on the interpretation and judgment thereof.

Reserve estimates are adjusted when is justified by changes in the evaluation criteria or at least once a year. These reserve estimates are based on the reports of oil and gas consulting professionals.

We use the information obtained from the calculation of reserves in the determination of depreciation of assets used in the areas of oil and gas, as well as assessing the recoverability of these assets (Note 3.2.1., Note 3.2.2., Note 13 and Note 35 to the Audited Financial Statements).

Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them.

For the measurement of the fair value of equity-settled transactions with employees at the grant date, we use a Black & Sholes model. The carrying amount, assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 33 to the Audited Financial Statements.

Recent Accounting Pronouncements

For a description of our recently adopted accounting pronouncements and recently issued accounting standards not yet adopted, see Note 2.2 to the Audited Financial Statements and Note 2.2 to our 1Q 2019 Unaudited Condensed Consolidated Interim Financial Statements appearing elsewhere in this prospectus.

INDUSTRY AND REGULATORY OVERVIEW

Recent Trends in the Latin American E&P Sector

The Latin American E&P sector is an increasingly desirable destination for investments on account of multiple improvements in the investment climate. These include the successful ongoing development of Vaca Muerta in Argentina as the only large-scale, commercially developed shale play outside of North America; the ongoing bidding rounds for licenses and production sharing agreements in Mexico; the improving security situation with the recently signed peace accord along with a longstanding attractive regulatory framework in Colombia and recent Ecopetrol’s asset sale rounds; and Brazil’s recent regulatory improvements aimed at fostering investments in the E&P sector, the launching of Petrobras’ divestment program, and the announcement of Brazilian National Agency of Petroleum’s new bidding rounds, among others. Given the scale of resources and the competitive terms the region offers, actionable opportunities for investment in the Latin American E&P sector present a strong value proposition.

In Latin America, the competition for assets is still low in comparison to other regions worldwide, particularly in North America, which is reflected in lower acquisition costs as measured by different metrics, such as price per flowing barrel of production, price per barrel of oil equivalent of proven reserves and price per acre (specific for shale plays). Since the commodity price crunch in 2014, oil majors have been heavily investing in the region to develop their positions, primarily in Brazil and Argentina.

Argentina’s Oil and Gas Industry Overview

Introduction

As of December 2017, Argentina was the fifth largest crude oil producer and the third largest natural gas producer in Latin America, based on BP Statistical Review of World Energy 2018. In terms of hydrocarbons reserves, according to the Argentine Secretariat of Energy, as of December 31, 2017, the country had proved developed and undeveloped (1P) natural gas reserves of approximately 12.6 trillion cubic feet (Tcf) and 2 billion barrels of oil (Bnbbl), while total proved, probable and possible reserves (3P) were 24.4 Tcf and 3.3 Bnbbl respectively. As of December 31, 2017, contingent resources amounted to 12.7 Tcf of natural gas and 1.1 Bnbbl of crude oil according to the Argentine Secretariat of Energy. Additionally, Argentina is home to the world’s fourth largest shale oil prospective resources and second largest shale gas prospective resources, with an estimated of 27 Bnbbl and 802 Tcf, respectively, as of December 31, 2017, and the only commercially producing play outside North America.

World Shale Oil Resources (Bnboe)	World Shale Gas Resources (Tcf)

Source: EIA/ARI (2013). World Shale Gas and Shale Oil Resource Assessment, June 2013.

Hydrocarbons production in Argentina has experienced an overall decline during the past two decades as a result of natural depletion and underinvestment in exploration and development. However, the emergence of unconventional resources has transformed the outlook of Argentina, bringing significant investments and therefore changing the outlook. The oil majors have built, and continue to build, exposure, and local players have announced ambitious growth plans. As illustrated in the chart below, shale oil production has been increasing at an annual rate of 55.5% from 2013 to 2018. Additionally, shale gas production has been increasing at annual rate of 107.9% from 2013 to 2018.

Average Shale Oil Production 2013—2018 (Mboe/d)

Average Shale Natural Gas Production 2013—2018 (Mboe/d)

Source: Argentine Secretariat of Energy.

Argentina has a high level of dependence on hydrocarbons as it accounts for approximately 85% of the country’s primary energy supply. This dependence on hydrocarbons is greater than that of the region (Latin America and the Caribbean), where oil and gas together represent 67% of the primary energy matrix. The oil and gas industry plays a significant role in the economy of Argentina and the development of the unconventional play could potentially make a positive impact on the country’s balance of trade. Increased domestic oil and gas production will reduce the reliance on expensive imported oil and gas and will drive economic growth.

Argentina Primary Energy Mix (%) as of 2017	Latin America and the Caribbean Primary Energy Mix (%) as of 2017

Mexico Primary Energy Mix (%) as of 2017	Brazil Primary Energy Mix (%) as of 2017

Source: Argentine Secretariat of Energy and OLADE’s 2017 Yearbook of Energy Statistics.

In 2017, domestic gas demand was fulfilled by domestic production and natural gas imports from Bolivia and Chile, amounting to 0.23 Tcf and 0.01 Tcf respectively (US$1,256 million). Additionally, 0.17 Tcf of LNG (US$968 million) and 1.4 million of cubic meters of diesel (US$1,503 million) for power generation were imported. Production decrease of light crude oil requires the import of a similar quality crude to compensate the domestic deficit in the refining complex. Therefore, in 2017, 7.9 million crude oil barrels, 0.4 million of cubic meters of naphtha and 2.1 million of cubic meters of diesel (US$455 million) were imported to compensate such deficit. As a result, energy imports reached US$5,729 million, whereas exports were only US$2,414 million, mainly due to heavy crude oil exports.

Argentina Energy Trade Balance 2008—2017 (US$ bn)

Source: Argentine Secretariat of Energy.

Argentina Basins Overview

The country’s territory includes five oil and gas producing basins: Neuquina, Golfo San Jorge, Cuyana, Noroeste, and Austral with several conventional and unconventional opportunities.

Source: Wood Mackenzie.

The Golfo San Jorge basin is comprised of 69% proved oil reserves, while the Neuquina and Austral basins are comprised of 50% and 33% proved natural gas reserves, respectively. Located in west-central Argentina, the Neuquina basin is amongst the most prolific basins of the country accounting for 23% of total oil and 52% of total gas production.

Oil Exploration and Production Sector

During 2018, oil production averaged 489 Mbbl/d, 2.1% higher than 2017 average production. According to the Argentine Secretariat of Energy, oil production is expected to triple by 2030, reaching 1,500 Mbbl/d, mainly driven by the emergence of unconventional oil, which is expected to increase its share of national production from an estimated 29% in 2019E to 77% in 2030.

Oil Production Evolution (Mbbl/d)

Source: Argentine Secretariat of Energy.

2019E Oil Production Breakdown (% ; Mboe/d)	2030E Oil Production Breakdown (% ; Mboe/d)

Source: Argentine Secretariat of Energy.

During the three-month period ended December 31, 2018, Argentina’s main oil producer was YPF with a 47.1% market share, followed by Pan American Energy (20.8%), Pluspetrol (5.2%), Sinopec Argentina (4.0%), Tecpetrol (3.0%) and Vista (2.9%).

As of December 31, 2017, proved oil reserves totaled 2.2 Bnbbl. As of December 31, 2017 the basin with the largest share of proved oil reserves was the Golfo San Jorge basin with 69%, followed by Neuquina (23%), Cuyana (4%), Austral (4%), and Noroeste (1%).

Argentina Proved Oil Reserves by Basin (%) as of December 31, 2017

Source: Argentine Secretariat of Energy.

Natural Gas Exploration and Production Sector

During 2018, natural gas production reached 4.2 Bncf/d, 5.5% higher than 2017 production. According the Argentine Secretariat of Energy, natural gas production is expected to triple by 2030, reaching 14.1 Bncf/d, mainly driven by the emergence of shale gas production, which is expected to increase its share of national production from 44% in 2019 to 75% in 2030.

Natural Gas Production (Bncf/d)

2019E Natural Gas Production Breakdown (% ; Bncf/d)	2030E Natural Gas Production Breakdown (% ; Bncf/d)

Source: Argentine Secretariat of Energy.

During the three-month period ended December 31, 2018, Argentina’s main producer of natural gas was YPF, with a 29.0% market share, followed by Total Austral (24.8%), Tecpetrol (13.4%), Pan American Energy (11.3%), Compañía General de Combustibles (4.3%) and ENAP SIPETROL (2.9%).

As of December 31, 2017, proved reserves of natural gas reached 12.6 Tcf. As of December 31, 2017 the basin with the highest concentration of proved reserves of natural gas was the Neuquina basin with 50%, followed by Austral (33%), Golfo San Jorge (12%), and Noroeste (5%).

Argentina Proved Gas Reserves by Basin (%) as of December 31, 2017

Source: Argentine Secretariat of Energy.

Demand and Consumption

In 2017, domestic demand of natural gas reached 4.3 Bncf/d. The power generation sector drove demand with 38.6% of the gas consumed in the country, followed by the industrial sector (28.0%), residential (21.5%), and others (11.9%). During 2017, in order to meet the demand for natural gas, 0.23 Tcf and 0.01 Tcf of natural gas was imported from Bolivia and Chile respectively, 0.17 Tcf of LNG and 1.4 million of m3 of diesel.

Demand for Natural Gas by Sector (%) as of 2017

Source: Argentine Secretariat of Energy and OLADE’s 2017 Yearbook of Energy Statistics.

Vaca Muerta Shale Formation / Unconventional Potential Overview

The Vaca Muerta formation located in the Neuquina basin is considered one of the most prominent shale plays globally, and has already become the largest commercial shale development outside of North America. The development of the Vaca Muerta formation plays an important role in the Argentine economy, and therefore the national and provincial governments have introduced changes to the regulatory framework for exploration and production of unconventional hydrocarbons, in order to attract investments.

Together with the recent reforms to the regulatory framework, significant reductions in well costs and improvements in production rates, Vaca Muerta has already attracted over 30 oil and gas companies, domestic and IOCs, including Chevron, Shell, ExxonMobil, Total, Equinor, Pan American Energy, Petronas, Pluspetrol, Schlumberger, Tecpetrol, Dow, YPF, Wintershall, BP and CNOOC. Most of these companies, which hold acreage neighboring our blocks, have already completed pilots projects and/or announced significant investments for the upcoming years:

Distribution of the Vaca Muerta Formation in the Basin

Source: Company’s Information and Press Articles

Production from Vaca Muerta reached 269.6 Mboe/d in March 2019, mainly driven by Loma Campana, La Amarga Chica, El Orejano and Fortín de Piedra, which all together account for 74.9 Mboe/d. Other more recent developments, such as Aguada Pichana, Aguada de la Arena, Cruz de Lorena and Rincón del Mangrullo, are already contributing more than 9.4 Mboe/d.

Gross Shale Oil & Gas Production (Mboe/d)

Source: Argentine Secretariat of Energy.

Vaca Muerta Oil and Gas Production 2019E—2024E (Mboe/d)

Source: Wood Mackenzie.

2017 Production by Operator (% ; Mboe/d)	2024E Production by Operator (% ; Mboe/d)

Source: Wood Mackenzie.

Vaca Muerta exhibits similar, or even better, geological properties than several of the most successful shale plays in the United States. The table below sets forth Vaca Muerta’s geological characteristics as compared to top tier U.S. onshore plays.

Play	Total Organic Content (“TOC”)(1) (%)	Thickness (m)	Reservoir Pressure (psi)
Bajada del Palo Oeste	4.2	250	0.9
Vaca Muerta	3 – 10	30 – 450	0.9
Barnett	4 – 5	60 – 90	0.5
Haynesville	0.5 – 4	60 – 90	0.9
Marcellus	2 – 12	10 – 60	0.6
Eagle Ford	3 – 5	30 – 100	0.5 – 0.9
Wolfcamp (Permian)	3	200 – 300	0.6

(1)

TOC refers to the measure of a formation’s organic material represented by the percentage of the weight of organic carbon, a higher organic content indicates that the source formation is more likely to generate hydrocarbon products. In management’s view, TOC is an important evaluation parameter of reservoir hydrocarbon source quality that can serve as an indicator that a particular formation is positioned for the exploitation and development of hydrocarbon projects.

Source: Argentine Secretariat of Energy using Wood Mackenzie.

Approximately 90% of the prospective acreage in Vaca Muerta, estimated at more than 8.6 million acres is concentrated among 12 operators. Most concessions are within the 30,000 to 100,000 acres range, which is significantly larger than the average leasehold in the United States. The terms of concessions in Argentina are also competitive compared to those in the United States, with unconventional concessions of 35 years and flat royalties of 12%.

As of March 31, 2019, drilling activity has historically centered within the Loma Campana block operated by YPF in partnership with Chevron, with more than 581 wells drilled out of 1,026 total wells drilled in Vaca Muerta. Vaca Muerta continues to evolve with development beginning to spread beyond the historical center of activity to adjacent blocks such as El Orejano, Fortin de Piedra, La Amarga Chica and Bandurria Sur projects, which are ramping up drilling activity with more than 210 producing wells. According to the Argentine Secretariat of Energy, projections indicate that there will be over 2,800 unconventional oil completed wells by 2023, and over 1,600 unconventional gas completed wells, with over US$54,000 million of capital expenditure investments deployed.

Total Shale Well Count 1Q16—1Q19

Source: Argentine Secretariat of Energy

One of the most critical elements to value creation in every shale play, including Vaca Muerta, is well costs. The increase in drilling efficiency in horizontal wells in Vaca Muerta has thus far shown encouraging results. According to the Argentine Secretariat of Energy, YPF achieved a 54% reduction in capital expenditure per lateral foot drilled from US$3,050/ft in 2015 to an average of US$1,390/ft at the Q1 of 2018, significantly reducing the gap to comparable fields in the United States. During the same period, most operators began drilling wells with longer horizontal laterals of up to approximately 3,000 meters, achieving greater drilling efficiency and, consequently, a reduction in drilling costs per well. Sand is an important component of well construction costs. It is mainly produced in Argentina and some of the main companies producing it are YPF, Cristamine and Arenas Patagónicas.

Loma Campana Horizontal Well Cost (’000 US $ / Lat. ft.)	Loma Campana Horizontal Well Performance

Source: Argentine Secretariat of Energy.

According to Wood Mackenzie, standardized well planning and well management tailored to Vaca Muerta’s characteristics, along with the incorporation of state-of-the-art technology have allowed the Vaca Muerta play to achieve levels of productivity comparable to those observed in top U.S. basins.

Type Well EUR Benchmarking (Normalized by Lateral Length)—By Sub-play (Low Gas Content Only)

Source: Wood Mackenzie Vaca Muerta Development Study.

As of 2018, the Argentine Secretariat of Energy estimates breakeven prices of US$46.7 per barrel for oil wells, and below US$4/MMBtu for gas wells.

Vaca Muerta Production Ramp-Up

Source: Secretary of Energy and EIA.

Vaca Muerta is in a relatively early stage of its development compared to shale plays in the United States and Canada. The Permian basin is a good analogue for Vaca Muerta, with similar geological characteristics and a long history of unconventional hydrocarbon development. However, Vaca Muerta has even more thickness than the Permian, with up to five different pay zones already tested in different blocks of the basin. Operators have drilled less than a thousand wells in Vaca Muerta compared to more than 12,200 in the Permian. It is expected that Vaca Muerta will have a growth trajectory similar to that of the Permian basin or other U.S. shale plays in the coming years. The growing investment in Vaca Muerta by international operators is similar to the early stages of the Permian basin’s remarkable growth since 2008, becoming one of the most prolific shale plays in the world.

Stacked Pay Potential Across Multiple Zones

Source: Vista.

Oil Infrastructure Network

The Argentine crude oil pipeline network is shaped like a semi-circle, connecting the principal oil fields in the west with refineries along the east coast of Argentina. Refineries are situated along the outer band of the semi-circle, from Luján de Cuyo in the Cuyo basin and Plaza Huincul in the Neuquina basin in the west through the Puerto Galvan refinery at Bahía Blanca on the east coast and on to the various refineries in the Province of Buenos Aires. Argentina’s key crude pipeline is the Oleoductos del Valle S.A. (“Oldelval”) system, which runs from Puesto Hernández in the Neuquina basin to Puerto Rosales near the Bahía Blanca complexes via two 14-inch pipelines, transports approximately 70% of the production from the Neuquina basin and has a capacity of approximately 150,000 bbl/d.

Gas Infrastructure Network

Argentina’s gas pipeline network contains more than 30,000 km. The high pressure network is divided into five systems: one main line from the north, three from the west, and one from the south, all of which transport to the greater Buenos Aires region.

Source: Argentine Secretariat of Energy.

Activity in Vaca Muerta has leveraged existing infrastructure, but we expect that new construction and upgrades to the existing infrastructure will be undertaken as production increases. For instance, TGS is building a 92-km gathering pipeline with 37 MMm³ /d capacity, which can be expanded to 56 MMm³ /d capacity and a conditioning plant to adapt the quality of natural gas before it enters the transport pipelines. The total investment is estimated to be approximately US$800 million with additional expansions planned. Initially, the conditioning plant will have a capacity of 177 MMcf/d but is expandable to up to 2.0 Bncf/d.

Oil and Gas Regulatory Framework in Argentina

Introduction to the Hydrocarbon Market

Enacted in 1967, the Hydrocarbons Law (Ley de Hidrocarburos) sets forth the basic legal framework for the exploration and production of oil and natural gas. Although amended under various decrees, this law is still in force today. The latest amendments were aimed at improving investment conditions in the industry.

On October 31, 2014, the Argentine Congress enacted Law No. 27,007, which amended the Hydrocarbons Law in certain aspects mainly relating to the E&P of unconventional hydrocarbons (which were not regulated in the previous Hydrocarbons Law), the extension of the concessions and royalties rates, as follows:

•

Exploration permits: the term for permits for conventional exploration was divided into two periods of up to three years each plus a discretionary extension of up to five years. Thus, the maximum possible duration of exploration permits was reduced from 14 to 11 years.

•

Unconventional exploration: the term of permits was divided into two four-year terms, plus a discretionary extension of up to five years, providing for a maximum term of 13 years. In the case of offshore permits, the term was divided in two periods of up to three years (with a discretional extension of one year each period) and a discretional extension for up to five years, providing for a maximum term of 13 years.

•

Concession: the term of conventional exploitation concessions remains at 25 years. For unconventional exploitations, a 35-year term was established, including an initial pilot plan of up to five years. For offshore production, concessions will be granted for periods of up to 10 years. Under the previous Hydrocarbons Law regime, the concessions could be extended only once for a 10-year term. Law No. 27,007 established successive extensions to conventional and unconventional concessions for 10-year periods. Even the concessions, which were in force prior the enactment of the new regime and those, which had already been extended once, may be extended again.

•

Reservation of areas and the transportation method: Law No. 27,007 eliminated the possibility for the Argentine government and the provinces to reserve areas for the exploitation by public entities or state-owned companies as from the date in which Law No. 27,007 entered into force and effect. However, contracts already executed by said provincial entities or companies for the exploration and development of reserved areas continue to be subject to the regulations in force prior to Law No. 27,007.

•

Exploration permits and exploitation concessions: Law No. 27,007 updated the values of the applicable rights. In the case of exploration permits, it established the possibility of compensating up to 90% with investments in exploration during the second period of the term and of the extension, when applicable.

•

Royalties: the general 12% rate for royalties provided for in the Hydrocarbons Law was maintained. As in the previous regime, the possibility of reducing the rate in exceptional cases up to 5% was also maintained, as well as the possibility of increasing it by 3% upon successive extensions. The new law also introduces a maximum limit to such rate in all cases of 18%. In addition, it provided for the possibility of the grantor to apply a reduced rate of up to 50% for projects (i) of production projects in which enhanced or improved oil recovery techniques are applied, (ii) for extra-heavy oil exploitations and (iii) for offshore exploitations.

Law No. 27,007 provided that the National Executive Branch shall include in the Promotional Investment Regime the direct investment projects that involve investments for an amount of US$250 million in a 3-year period. Before the enactment of Law No. 27,007, the benefits under this regime applied to projects for amounts higher than US$1,000 million in a five-year period.

The benefits under the Investment Promotional Regime will be enjoyed after the third year and shall allow 20% of the project’s production to be sold at international market prices for onshore projects, whether conventional or unconventional, and 60% for offshore projects. To qualify as an offshore project, the wells’ depth measured between the surface and the seabed must be of at least 90 meters.

Law No. 27,007 also established two contributions payable to the provinces in connection with the projects subject to this Investment Promotional Regime: (i) 2.5% of the initial investment to develop corporate social responsibility projects, payable by the owner of the project and (ii) a contribution, which amount shall be determined by the Commission for the Strategic Coordination and Planning of the National Hydrocarbon

Investment Plan (“CPCE”), created by Decree No. 1.277/2012 considering the size and scope of the project, to develop infrastructure projects in the relevant province, payable by the Argentine government.

Finally, Law No. 27,007 provides that the Argentine government and the provinces will promote the adoption of uniform fiscal legislation to foster hydrocarbon activities.

Our Argentine concessions are governed by the laws of Argentina and the resolution of any disputes involving the Argentine government must be sought in the Federal Courts, although provincial courts may have jurisdiction over certain matters.

In September 2016, Resolution No. 212/2016 of the Argentine Secretariat of Energy, established four new Transport System Entering Point (TSEP) prices and a new tariff scheme for users who buy gas from distributors. This resolution also established that until the liberalization of the TSEP prices the Argentine Secretariat of Energy will approve the price every six months (April and October). By the application of the regulations, the average rates for residential users went from an average of US$1.29 /MMBtu at the beginning of 2016 to US$4.68 /MMBtu in April 2018.

In October 2017, the Argentine Secretariat of Energy determined the completion of the domestic price for crude oil and fuels agreement. Domestic prices are released after having reached the level of international prices and from that point maintain parity with them with a full operation of market rules.

However, the sharp depreciation of the Argentine Peso that the Argentine economy faced during 2018 led refiners and producers to make agreements to minimize the increase in the price of fuels at the pump. This led to a temporary de-coupling of oil prices in Argentina from oil prices in the international market. “Plan Gas” was terminated in December 2017 and, consequently, subsidies for gas production from conventional fields were eliminated. The increase in the price received by the producers of natural gas, first by “Plan Gas” and, subsequently, by the increase in domestic gas prices, attracted investment in upstream gas projects and reverted the decline in gas production over recent years. This process allowed Argentina to reduce natural gas imports and even export gas volumes during the summer months, when domestic demand is reduced.

Exploration and Production

The exploration and production of oil and natural gas is carried out through exploration permits and exploitation concessions. Nevertheless, the Hydrocarbons Law permits surface reconnaissance of territories not covered by exploration permits or exploitation concessions. Information obtained through surface reconnaissance must be provided to the office of the corresponding authority, which is prohibited from disclosing such information for a period of two years without the prior authorization of the party that conducted the exploration, except in connection with the granting of exploration permits or exploitation concessions.

In the event that holders of an exploration permit discover commercially exploitable quantities of oil or gas, such holders will be entitled to obtain an exclusive concession for the production and exploitation of the relevant reserves. The exploitation concession provides its holder the exclusive right to produce oil and gas from the area covered by the concession. An exploitation concession also entitles the holder to obtain a transportation concession for transporting of the oil and gas produced.

Under the Hydrocarbons Law, holders of exploration permits and exploitation concessions are required to carry out all necessary works to find or extract hydrocarbons, using appropriate techniques, and to make the investments specified in their respective permits or concessions. In addition, holders must avoid damage to oil and gas fields and hydrocarbon waste, must undertake adequate measures to prevent accidents and damage to agricultural activities, the fishing industry, communications networks and ground water, and must comply with all applicable federal, provincial and local laws and regulations. Failure by the holder of permits or concessions to make the relevant investments or take the measures required to avoid damages entitles the federal or provincial government who granted such permits or concessions may revoke or terminate them early, as applicable. Recently, provincial governments have revoked certain concessions arguing that concessionaires had failed to make the required investment.

Both holders of exploration permits and holders of concessions must pay an annual fee based on the land area covered by the corresponding permit or concession (as provided in Section 7° of the Hydrocarbons Law). Holders of exploitation concessions are required to pay for such concessions, and to make certain royalty payments to the Argentine government.

Reserves and Resources Certification in Argentina

The estimation of reserves and resources in Argentina is mainly governed by Argentine Secretariat of Energy Resolution No. 324/2006 and Secretariat of Hydrocarbon Resources Resolution No. 69-E/2016. These regulations require holders of exploration permits and exploitation concessions to file by March 31 of each year estimates of natural gas and oil reserves and resources existing as of December 31 of the previous year. Estimates must be certified by an external auditor and sent to the Argentine Secretariat of Energy. Information is required to be presented following the criteria approved by the SPE (Society of Petroleum Engineers), the WPC (World Petroleum Council) and the AAPG (American Association of Petroleum Geologists), which are widely accepted internationally.

Under these definitions reserves are those quantities liquid and gaseous hydrocarbons anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must satisfy four criteria: discovered, recoverable, commercial, and remaining (as of the evaluation’s effective date) based on the development project(s) applied.

Additionally, according to the degree of certainty that will be commercially recoverable, reserves are classified as proved, probable, and possible reserves. Proved developed reserves are expected to be recovered from existing wells and facilities while proved undeveloped reserves are quantities expected to be recovered through future investments. Moreover, the estimation of “proved oil and natural gas reserves” based on Argentine Secretariat of Energy Resolution No. 324/2006 and Secretariat of Hydrocarbon Resources Resolution No. 69-E/2016 may differ from the standards required by SEC’s regulations. See “Risk Factors—Risks Related to our Business and Industry—The oil and gas reserves that we estimate are based on assumptions that could be inaccurate.”

Contingent resources are those quantities of hydrocarbons estimated, as of a given date, to be potentially recoverable from known accumulations with current technical conditions, but the applied project(s) are not yet considered mature enough for commercial development due to uneconomical production or lack of viable market. Prospective resources estimate defined by SPE/WPC as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from undiscovered accumulations are not required to be filed.

Technical and economic criteria (including expected sale prices, projected investments, evolution of operative, administrative and transport costs, estimated taxes and duties) used to estimate reserves and contingent resources are defined by the operators and subject to control by external auditors, who validate the information submitted to the Argentine Secretariat of Energy for official certification.

The information included in this section of the prospectus regarding Argentina’s proved reserves has been prepared based on official and publicly available information of the Argentine Secretariat of Energy. References to Argentina’s “proved reserves” follow the definition of “proved reserves” as set forth in the guidelines published by the Argentine Secretariat of Energy. However, the information regarding Vista’s proved reserves included elsewhere in this prospectus has been prepared according to the definitions of Rule 4-10(a) of Regulation S-X or the Society of Petroleum Engineers’ Petroleum Resources Management System, which differ from the relevant guidelines published by the Argentine Secretariat of Energy. For illustrative purposes, 2017 proved reserves volumes corresponding to the fields acquired by Vista were 52.2 MMboe according to Rule 4-10(a) of Regulation S-X and 55.8 MMboe according to the Argentine Secretariat of Energy (i.e., a difference of 6.8% between such volumes).

Transportation

The Hydrocarbons Law grants hydrocarbon producers the right to obtain from the Argentine government a 35-year concession for the transportation of oil, gas and their by-products through a public tender process. Producers remain subject to the provisions of the Natural Gas Stimulus Program and in order to transport their hydrocarbons do not need to participate in public tenders. The term of a transportation concession may be extended for an additional 10 years upon application to the Argentine government.

The transportation concessionaire has the right to transport oil, gas and refined products and to construct and operate oil pipelines and gas pipelines, storage facilities, pumping stations, compressor plants, roads, railways and other facilities and equipment necessary for the efficient operation of a pipeline system. While the transportation concessionaire is obligated to transport hydrocarbons on a non-discriminatory basis on behalf of third parties for a fee, this obligation applies only if such producer has surplus capacity available and after such concessionaire’s own transportation requirements are satisfied.

Depending on whether gas or crude oil is transported, tariffs are subject to approval by the Ente Nacional Regulador del Gas in Argentina (established by Law No. 24, 076) (“ENARGAS”) or the Argentine Secretariat of Energy. SE Resolution No. 5/04, as amended, sets forth maximum amounts:

•	For tariffs on hydrocarbon transportation through oil pipelines and multiple purpose pipelines, as well as for tariffs on storage, the use of buoys and the handling of liquid hydrocarbons; and

•

That may be deducted in connection with crude oil transportation by producers that, as of the date of the regulation, transport their production through their own unregulated pipelines, for the purpose of assessing royalties.

Upon expiration of a transportation concession, ownership of the pipelines and related facilities is transferred to the Argentine government with no compensation to the concessionaire.

On February 7, 2019, the Argentine government issued Decree No. 115/2019, which amends certain relevant provisions of Decree No. 44/1991. Under this regulation, holders of transportation concessions of hydrocarbon products (both existing and new concessions) will have the right to enter into shipping contracts for the providing of transportation services, for prices and volumes to be freely agreed with shippers. Moreover, Decree 115/2019 provides that the capacity that is not engaged or used (“available capacity”) will remain subject to “open access” under the Hydrocarbons Law and Decree No. 44/1991. For such available capacity (to be informed annually by holders of concessions), the Argentine Secretariat of Energy will establish the corresponding fee (to be re-established every 5 years). With respect to the expansion of existing pipelines, the Argentine Secretariat of Energy will provide a mechanism for allocating such new capacity under new concessions. Furthermore, the new regulation authorizes the Argentine Secretariat of Energy to define the terms and conditions to call for public tenders for the granting of transportation concessions based on particular proposals made by investors (which will give such proposing investors a preferred status), or to call for public tenders based on the demand of transportation services (for an initial term of 35 years followed by subsequent 10-year extension periods).

Authorized Governmental Agency

The Argentine Secretariat of Energy is the federal governmental agency in charge of enforcing the Hydrocarbons Law. However, the Argentine Executive Branch is in charge of determining areas in which hydrocarbons activities are to be encouraged and, together with provincial governments, the granting of permits and concessions. Pursuant to the Federalization Hydrocarbon Law No. 24.145, each province has the authority to enforce the Hydrocarbons Law within its own territory.

Pursuant to Decree No. 585/18, the former Argentine Ministry of Energy and Mining changed to Argentine Ministry of Energy, as the Ministry of Production took over all of the mining competences. A few months later, through the issuance of Decree No. 801/2018, the Argentine Ministry of Energy was absorbed by the Ministry of Treasury. In this context, the Argentine Ministry of Energy was replaced for all purposes by the Argentine Secretaría de Energía under the supervision of the Ministry of Treasury, which took over all of the competences of the former Argentine Ministry of Energy. For purposes of this prospectus, “Argentine Secretariat of Energy” or “ME&M” means the Argentine Secretaría de Energía under the supervision of the Ministry of Treasury, and/or any of its predecessors (the Argentine Ministry of Energy and the Argentine Ministry of Energy and Mining), and/or any other Argentine federal governmental agency that is in charge of enforcing the Hydrocarbons Law in the future, as applicable.

State Energy Company

On October 2004, the Argentine Congress approved Law 25,943 that created a new state energy company, ENARSA (subsequently renamed as IEASA). IEASA’s objectives are, through third parties or through joint operations with third parties, (i) to study, the exploration and exploitation of natural reserves of hydrocarbons; (ii) the transportation, processing and marketing of hydrocarbons and their derivative products directly or indirectly; (iii) the transportation and distribution of natural gas; and (iv) the generation, transportation, distribution and commercialization of electricity. Likewise, article 2 of Law 25,943 granted IEASA all exploration concessions with respect to all offshore areas located more than 12 nautical miles from the coast, up to the outer limit of the continental shelf, which were vacant when the law was enforced on November 3, 2004. However, that article was later repealed by Article 30 of Law 27,007, which provides for the reversion and transfer of all exploration and concession permits from the national offshore areas to the ME&M, for which there were no association agreements signed with IEASA in the framework of Law 25,943. Law 27,007 exempted from said reversion the exploration permits and exploitation concessions existing at the entry into force of the aforementioned law that had been granted prior to Law 25,943. In this way, the offshore areas of Argentina, with the aforementioned caveats, are again under the jurisdiction of the National Government and can be awarded through the mechanisms provided for in the Hydrocarbons Law and other laws that complement it.

In November 2017, the Argentine Executive Branch decreed the merger of ENARSA and EBISA (Emprendimientos Energéticos Binacionales S.A.), the former being the absorbing company, now known as the IEASA (Integración Energética Argentina S.A.). Likewise, the regulation instructs the ME&M to promote the measures in order to divest itself of the shareholdings of certain power generation plants.

Equity Requirements

The Hydrocarbons Law requires that, to engage in any oil and gas exploration, production or transportation activity in respect of oil and gas, companies must comply with certain capital requirements and financial solvency standards.

SE Resolution No. 193/03 states that, in order to receive and maintain permits or concessions, the permit holder or concessionaire must have a minimum equity of AR$2 million, in the case of land areas, and AR$20 million, in the case of offshore areas, and that such minimum equity must be maintained for the entire term of the permit or concession. Non-compliance with this requirement may result in penalties, including fines or even removal from the register of oil and gas companies of the ME&M. Up to 70% of these equity requirements may be satisfied by means of financial or other guarantees.

Crude Oil Market

Seeking to encourage investment and production, several resolutions have been issued relating to the crude oil market. Resolution No 394/2007, which imposed further restrictions on exports of crude by fixing their price, had the effect of leaving producers indifferent when deciding between serving the local or the international market as the state would capture any extraordinary revenue that the producer could earn on exports.

The production of crude oil has shown a downward trend in recent years. Therefore, as was the case in the gas market, the Argentine government began searching for tools and regulations that could restart the path to growth. To that effect, the Argentine government created the Oil Plus Program (Resolution No. 1312/2008).

According to the Oil Plus Program, oil producers able to prove an increase in their production of oil and the replenishment of their proven reserves were entitled to a series of tax credits that they could apply to the payment of export duties on their oil, NGL and other by-products that are due under Resolution No.394/2007. The Oil Plus Program came into force on December 1, 2008, with retroactive effect to October 1, 2008. These tax credit certificates issued by the Secretariat of Electric Energy are transferable.

In February 2015, the CPCE’s Resolution No. 14/2015 was published, creating the Oil Encouragement Program (Programa de Estímulo a la Producción de Petróleo). Companies participating in the Oil Encouragement Program, agreed to a minimum production floor (the “Base Production”) and could expect to receive US$3/bbl or US$2/bbl (for domestic and export markets respectively) for any barrel in excess of the Base Production up to a maximum price per barrel of US$70/bbl for Escalante oil and US$84/bbl for Medanito oil.

On July 13, 2015, the Argentine government, through Decree No. 1,330/2015, terminated the Oil Plus program, establishing a compensation payable in Argentine sovereign bonds (namely, BONAR 2018 and BONAR 2024) for fiscal credits accrued but not paid under this program.

On January 11, 2017, the Argentine government, producers and refiners signed the “Agreement for the Transition to International Prices of the Argentina Hydrocarbon Industry” establishing a pre-defined scheme with respect to the price of the barrel of oil produced in Argentina in order to track international prices.

On March 20, 2017, the Argentine government, through Decree No. 192/2017, created a registry that requires authorization of the ME&M in order to proceed with the import of crude oil or of certain derivatives.

Consequently, after the termination of the Agreement for the Transition to the International Price of the Argentine Hydrocarbons Industry and Decree No. 192/2017, the current prices in the domestic market for crude oil and refined fuels are freely set by market participants and determined by supply and demand.

As of January 1, 2017, the Argentine government’s ability to set applicable rates for the export duties for crude oil, created by Law No. 25,561 was terminated. Therefore, as of the date thereof, there are no withholdings on exports of hydrocarbons.

In September 2018, the Argentine government reestablished, through Decree No. 793/2018, export duties of 12% on commodities with a cap of 4 Argentine Pesos per U.S. Dollar across all primary export products (3 Argentine Pesos per U.S. Dollar for the rest of products). According to the 2019 Federal Budget bill, these duties will be in force until December 2020. In addition, on January 2, 2019, Decree No. 1201/2018 levied exports of services, as defined in the Argentine Customs Code (Law No. 22,415) amended by the Public Budget Law No. 27,467 (i.e. services rendered in the country, effectively used or exploited abroad), rendered for a valuable consideration and not under a labor relationship, with a 12% export duty (with an AR$4 cap for each US$1) as from January 1, 2019 to December 31, 2020.

Stability of Fuel Prices

In the early 2000s, in an effort to mitigate the impact of the significant increase in international prices for oil and petroleum by-products on domestic prices and to ensure price stability for crude oil, gasoline and diesel oil, at the request of the Argentine government, hydrocarbon producers and refineries entered into a series of temporary agreements, which contained price limits with respect to crude oil deliveries. By the end of 2004, in light of increases in the WTI, the Argentine government established a series of measures to ensure the supply of crude oil to local refiners at price levels consistent with the local retail price of refined products. Subsequently, when international prices dropped in 2014 the government, producers and refiners agreed a local oil price higher than the international in order to maintain the level of activity in the upstream.

On October 2017, the ME&M determined the completion of the domestic price for crude oil and fuels agreement. Domestic prices are released after having reached the level of international prices and from that point maintain parity with them with a full operation of market rules. Producers and refiners currently freely negotiate purchase and sale prices for oil.

However, the sharp depreciation of the Argentine Peso during 2018 prevented oil producers from capturing increases in commodity prices, given refiners inability to pass through cost increases to pump prices. This led to a temporary de-coupling of crude oil prices in Argentina from crude oil prices in the international market.

Gas Market

The increase in the price received by the producers of natural gas, first by “Plan Gas” and, subsequently, by the increase in domestic gas prices, attracted investments in upstream gas projects and reverted the decline in gas production over recent years. This process allowed Argentina to reduce natural gas imports and even export gas volumes in the summer months, when domestic stationary demand is lower.

However, the recent macroeconomic instability faced by emerging markets and the Argentine economy, in particular, had an impact on the oil and gas sector, among other industries. Between May 2, 2018 and October 1, 2018, the Argentine Peso slid from 20.9 to 38.7 Argentine Pesos per U.S. Dollar according to the U.S. dollar buying rate published by Banco de la Nación Argentina. Due to the fact that end user domestic prices are set in local currency, upstream companies were unable to pass-through an increase in downstream, therefore collecting lower prices in Dollar terms. Although the prices of natural gas in Argentina are denominated in U.S. Dollars, the rates paid by regulated end users are denominated in local currency. In this context, due to the impossibility of adjusting tariffs in the short term, wellhead prices decreased from an average of US$4.4 per MMBtu in 2017 to US$4.1 per MMBtu average 2018 for gas delivered to regulated customers.

Various reforms of the gas market aimed to regulate the supply of gas to ensure that the supply of the priority demand is met. This structure is known as the “producers’ agreement,” dividing demand into the following: (i) priority demand (residential), (ii) compressed natural gas, (iii) industrial and power plants, and (iv) exports. Each segment pays a different price for gas, with the industrial and the export segments being the only segments with freely floating market prices.

On March 6, 2017, the ME&M issued Resolution No.46-E/17, creating the “Stimulus Program for Non-Conventional Production,” with the objective of promoting investments in non-conventional gas production (tight gas, compact sand, or shale gas) in fields located at the Neuquina basin. In determining the value of the rates for the public service in gas distribution for 2017, the ME&M issued Resolution 74/2017 on March 30, 2017, which adopted the gas values at the point of entry into the transport system and is applicable as of April 1, 2017. Additionally, on November 30, 2017, the ME&M issued Resolution 474-E/2017 which adopted the gas values at the point of entry into the transport system and is applicable as of December 1, 2017.

Mexico’s Oil and Gas Industry Overview

Mexico is the eleventh largest producer of oil in the world and has the fourth largest proved oil reserves in Latin America, after Venezuela, Brazil and Ecuador, which makes it one of the most attractive destinations for investment in hydrocarbon Exploration and Production (E&P) activities in the world. Mexico has significant hydrocarbon resources with estimated oil and gas proved developed and undeveloped reserves of 8.5 Bnboe, 3P reserves of 25.5 Bnboe and estimated prospective resources of 112.8 Bnboe, in each case as of January 1, 2018. There exist multiple formations to develop productive fields across the country and many opportunities to take advantage of the recent reforms to the energy sector.

Source: Wood Mackenzie.

The Mexican subsurface has multiple geological plays and provides sizeable opportunities across the risk spectrum, from onshore mature fields to large deep-water projects. While oil and gas reserves are strongly concentrated in Southeast Basin plays, prospective resources are spread across multiple plays across several basins, which could lead to more opportunities for oil and gas participants to access previously untapped reservoirs. Mexico’s total oil production has declined from 3.33 MMbbl/d in 2005 to 1.75 MMbbl/d in 2018 due to the decrease in production from the Cantarell giant field, according to CNH. Nevertheless, there exists opportunities for private operators and Pemex to increase production through the introduction of new technologies for the use and exploitation of fields more technically challenging resources from shallow and deep-water exploration, as well as secondary and tertiary recovery projects in onshore conventional fields and unconventional resource exploration.

Mexican Oil and Gas Reserves as of January 1, 2019
(Bnboe)
		Reserves
Geological basin	Cumulative production	1P	3P	Prospective resources
Southeast	48.3	7.1	17.2	14.4
Tampico Misantla	7.4	0.9	6.4	37.1
Burgos	2.5	0.2	0.4	14.0
Veracruz	0.9	0.2	0.5	2.0
Sabinas	0.1	0.0	0.0	14.3
Others*	0.0	0.0	0.1	3.0
Deepwater	0.0	0.1	0.9	28.0

Total Mexico	59.2	8.5	25.5	112.8

Total Pemex	59.2	7.7	21.1	23.4

Rest of opportunities	—	0.8	4.4	89.4

*	Includes Cinturón Plegado de Chiapas and Plataforma Burro-Picachos

Source: Pemex and CNH.

Although the largest resources are in the offshore and unconventional plays, substantial potential still exists in onshore conventional reservoirs. According to Mexico Oil and Gas Review, there are approximately over 500 mature fields that are currently generating aggregate production of approximately 2,500 kbbl/d. Mexico’s unconventional resource base is among the largest in the world and is located only a few hundred miles away from the more developed U.S. shale plays with which the formations share many similarities. According to the EIA, technically recoverable shale resources, estimated at 545 Tcf of natural gas and 13.1 Bnbbl of oil, are potentially larger than the country’s proven conventional reserves.

Multiple E&P plays across basins

Source: EIA.

Private investment opportunities are available across Mexico’s energy industry, including oil and gas E&P, the development, the construction and the management of new pipeline capacity and the bolstering of existing capacity, the development and the building of liquids and gas storage and transport facilities and revamping the country’s gasoline-station sector, among others, that will require significant amounts of capital.

In addition to these sources of opportunities for private investment, Mexico exhibits significant potential to increase oil production through the wider application of secondary and tertiary techniques, significantly enhancing current recovery factors. For example, a one percentage point increase in recovery factors would represent a volume of approximately 1.6 Bnbbl (equivalent to more than two years of the total oil production of Mexico).

In conclusion, we believe that Mexico is particularly attractive for investment by E&P companies, as it features several hydrocarbon basins that are under-explored and under-exploited because Mexico’s E&P sector was closed to private sector participation for over 75 years and is now open to new players.

The 2013 Energy Reform

Mexico’s energy industry has recently undergone historic and vital reforms aimed at encouraging growth and modernization that we believe will attract significant private investment in the sector. In 2013, Mexico’s government proposed far-reaching constitutional reforms aimed at modernizing the energy industry and increasing access to the country’s oil and gas reserves, production capacity and overall supply infrastructure to aid in Mexico’s economic growth, increase fiscal revenues and strengthen the federal budget. Furthermore, and relying on the approved constitutional reforms, Mexico’s Congress passed secondary economic and technical legislation in August 2014, impacting energy related activities ranging from upstream to downstream activities and from resource exploitation to power generation.

Particularly relevant for Mexico’s oil and gas industry, the reforms seek to boost oil and gas exploration and production by allowing private investor participation for the first time in over 75 years and increasing access to technology, expertise, and capital. The regulatory framework adopted by the reforms is considered to have abided by policy best practices and transparency at an international level.

The reforms granted the E&P sector more independence from Pemex. Prior to the reform, the Mexican Constitution stated that Pemex must carry out, by itself, all of the activities of the country related to the oil and gas industry. With the energy reform, the figure of Exploration and Production Agreements (E&P Agreements) of hydrocarbons was incorporated into the Mexican Constitution. The E&P Agreements now allow private companies to participate in the national energy sector, including E&P activities as operators or non-operators, with the ability to report oil and gas reserves in their financial statements. Also, derived from the reform Pemex is allowed to partner with private companies to carry out various activities of the productive chain of the sector, giving Pemex access to much advanced capital, technology and know-how, as well as allowing it to become a more efficient state-owned productive enterprise.

Mexico’s E&P sector has received significant attention from the international community, given that Mexico’s energy reform has included not only a series of high profile E&P Agreements allocation rounds, but also mechanisms that allow Pemex to more easily partner with private companies and investors through farm-outs and migrations from E&P integrated services contracts to E&P Agreements. There are three principal means for private entities to invest in Mexico’s E&P sector: Pemex farm-outs, E&P services contract migrations, and CNH’s bidding rounds.

Hydrocarbon tender rounds

As mentioned above, the energy reform allowed CNH to allocate E&P Agreements. The Mexican Ministry of Energy (“SENER”) establishes prequalification requirements for each bidding round, such as the operational, technical, financial, and legal capabilities required, and the bidding process is conducted by a committee of CNH members.

As part of the ongoing energy reforms, SENER released a five year (2015 – 2019) hydrocarbon tender plan (the “Five Year Plan”), which, as of the date of this prospectus, has not been modified by the administration of the current Mexican President, Andrés Manuel López Obrador. The Five Year Plan is intended to be a blue print of the government’s strategy to increase hydrocarbon production, replenish existing reserves and maximize interest from participants in future licensing rounds. The Five Year Plan is considered a fundamental pillar of Mexico’s energy policy and one of the key instruments for implementation of the energy reforms. The Five Year Plan will be released and updated every year by SENER with input from the CNH, providing the authorities with the flexibility to adapt to overarching market conditions. SENER will also seek feedback from industry participants and operators in order to offer the most attractive opportunities. The Five Year Plan is a strong commitment by SENER that intends to provide certainty and long-term visibility in the sector.

As of the date of this prospectus, the CNH has awarded and executed 111 contracts of exploration and production. Of those, almost half (46%) have been onshore, while approximately one third (29%) have been in shallow waters and one quarter (25%) have been in deep waters. In 2017, production reached 38.7 Mbd of oil and 48.2 MMpcd of natural gas.

To date, the Mexican government has successfully completed the first and second rounds and the first tender of the third bidding round. One hundred and five blocks were awarded through eleven different tenders, 39 in Round 1, 50 in Round 2 and 16 in the first tender of Round 3. Many reputable international oil and gas companies have been awarded blocks in these rounds, including, among others, Total, Shell, ENI, Petronas, Ecopetrol, Repsol, Murphy, Ophir, Premier, Statoil, DEA, Lukoil, CNOOC, Pan American, Fieldwood and Talos. These represent the first E&P Agreements awarded in Mexico since 1938.

On December 11, 2018, the CNH cancelled the second and third bids for Round 3. This was due to the fact that SENER required the withdrawal of all the blocks that were going to be tendered in order to carry out a greater analysis of the prospects incorporated in the tenders. As of the date of this prospectus, the CNH had not published new calls for bids.

Farm-outs

Farm-outs are a mechanism by which a license holder to an energy resource assigns an interest in the license to another party. Pemex is using farm-outs to partner with international E&P operators with the financial resources and expertise to accelerate development and extract value from its extensive hydrocarbon asset base. The first farm-out contract was assigned in December 2016 to BHP Billiton, resulting in a partnership with Pemex to develop the Trion deep-water oilfield in the Perdido area.

In its 2017-2021 business plan, Pemex unveiled an aggressive farm-out program aimed at attracting new private sector partners. The farm-out projects include opportunities in onshore, shallow water and deep-water fields. Some of these fields are already in the production phase and represent over 1,000 square kilometers and 4,139 MMboe of Mexico’s 3P reserves. Pemex estimates that these assets will require over US$40 billion to develop. Pemex hopes to increase production in its fields by 15% through these farm-out agreements, according to Pemex’s Plan de Negocios 2017-2021.

The first farm-out agreement for the Trion field was executed in March 2017 by Pemex and BHP Billiton. In March 2017, the CNH, began a tender process for the second production sharing agreement with Pemex in the shallow waters of the Ayín-Batsil fields in the Gulf of Mexico and, in September of the same year, the process for the farm-out in the deep water gas Nobilis Maximino field initiated. The first tender was declared null and the other process was canceled in December. In October 2017, two partnership processes were finalized in the Cárdena Mora (3P reserves: 93.19MMboe) and Ogarrio (3P reserves: 53.97MMboe) fields. The farm-outs were awarded to Cheiron Holding Limited and DEA Deutsche Erdoel AG, respectively.

In April 2018, CNH published the tender CNH-A6-7 Associations/2018, to partner with Pemex through a “farm-out” for the extraction of oil in a group of fields in the Mexican states of Veracruz, Tabasco and Chiapas; however, on June 13, 2019 CNH canceled such tender, due to the fact that all fields were withdrawn as consequence of Pemex’s forfeit of the migration processes that gave rise to the tender.

E&P Services Contract Migration

The energy reform also provides for Pemex to migrate existing oil and gas integrated E&P services contracts to production sharing agreements or licenses, as a means to continue boosting investment in the E&P sector. These contracts were signed by Pemex and private companies prior to the energy reform and were known as Contratos Integrales de Exploración y Producción and Contratos de Obra Pública Financiada contracts. With the newly enacted regulatory regime, it is expected that these services contracts will migrate into E&P services contracts, transforming the relationship with Pemex from a service contractor into a joint venture. Pemex has identified a total of 22 service contracts which it plans to migrate in two separate blocks. The contract migration process began in 2015.

Oil and Gas Services Sector

Despite the growing demand for refined products throughout the country, Mexico lacks efficient transportation, distribution and storage infrastructure for liquid petroleum products. While trucks and ships continue to provide a significant percentage of refined petroleum transportation, there are increasing opportunities to provide more efficient transportation to reach growing demand at consumption centers. According to the Ministry of Energy Oil and Refined Products Outlook 2017-2031, the demand for gasoline and diesel from the auto transport sector grew from 2006 to 2016 at a CAGR of 1.4% and 1.2%, respectively. During 2016, demand of liquid petroleum products increased 2.9% as compared to 2015, representing a potential investment opportunity in liquid petroleum transportation and storage infrastructure.

The following map shows projects with the objective of improving existing infrastructure and developing new infrastructure for the refined products sector between 2014 and 2018.

Source: SENER, Mexican Energy Regulatory Commission and Pemex, 2015

Oil and Gas Regulatory Framework in Mexico

Upstream and Downstream

On December 21, 2013, a decree amending several articles of the Mexican Constitution was enacted, by means of which Articles 25, 27, and 28 of the Mexican Constitution were amended leading to the opening of the oil, natural gas, and power sectors to private investment.

In August of 2014, Congress passed secondary laws to implement the reforms. The reforms allow the Mexican government to grant contracts to private-sector entities in the upstream sector through public tenders. These amendments also allow private-sector entities to obtain permits for the processing, refining, marketing, transportation, storage, import and export of hydrocarbons, including the processing, compression, liquefaction, regasification, transportation, distribution, marketing and retail of natural gas, the transportation, storage, distribution, marketing and retail of oil products, including NGL, and the transportation (through pipelines) and related storage of petrochemicals, including ethane.

The legislation enacted in 2014 includes the Mexican Hydrocarbons Law (Ley de Hidrocarburos), which preserves the concept of state ownership over hydrocarbons while located in the subsoil but allows private companies to take ownership over the hydrocarbons once they are extracted. The Mexican Hydrocarbons Law allows private-sector entities holding a permit granted by the Mexican Energy Regulatory Commission to store, transport, distribute, commercialize and carry out direct sales of hydrocarbons, as well as to own and operate pipelines and liquefaction, regasification, compression and de- compression stations or terminals, and related equipment in accordance with technical and other regulations. In addition, private-sector entities may import or export hydrocarbons subject to a permit from the SENER.

Permits granted prior to the enactment of the Mexican Hydrocarbons Law, including their general terms and conditions, will remain in force during their original term, and rights held by permit-holders will not be affected by the new laws and regulations. However, new permits, such as marketing permits granted by the Mexican Energy Regulatory Commission and import and export permits granted by the SENER are required. Additionally, legislation requires that oil companies make small percentage payments to landowners for any oil or gas extracted on their property. It also increased the amount of oil revenue that is to be transferred to local and state governments.

Reserves and Resources Certification in Mexico

On August 13, 2015, Mexico’s National Hydrocarbons Commission (CNH) published a set of guidelines (the “CNH Guidelines”) that governs the valuation and certification of Mexico’s reserves and the related contingency resources. The CNH Guidelines follow the same SPE/WPC/AAPG international standards as those described with respect to the reserves and resources certification process in Argentina (see “–Oil and Gas Regulatory Framework in Argentina—Reserves and Resources Certification in Argentina”). Therefore, the processes for reserves classification and certification in Mexico are similar to those described with respect to Argentina.

Economic valuation criteria established by the CNH for proved reserves also follow the U.S. Securities and Exchange Commission’s definitions in Rule 4-10(a) of Regulation S-X which establishes that selling prices considered shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period.

Regulatory Entities

For midstream and downstream activities, including oil refining and natural gas processing, the Hydrocarbons Law establishes a permit regime that is granted by the SENER and the Energy Regulatory Commission (Comisión Reguladora de Energía or “CRE”), as applicable. The Hydrocarbons Law also sets forth the process by which entities may apply for these permits. The CRE began issuing permits for the retail sale of gasoline and diesel fuel in 2016.

The SENER is responsible for developing the country’s upstream policy, including the determination of which areas will be made available through public bidding. They decide the bidding schedule and the contract models that are to apply. Additionally, they approve all non-fiscal terms of the contract. The Ministry of Finance (SHCP) approves all fiscal terms that apply to the contracts. The Ministry of Finance also participates in audits.

The CNH conducts the bidding rounds that award contracts to oil companies and consortiums of companies. They interface with Pemex and private companies and manage all E&P contracts. Permits for the transportation, storage, distribution, compression, liquefaction, decompression, regasification, marketing, and sale of crude oil, oil products, and natural gas are granted by the CRE.

The National Agency for Industrial Safety and Environment Production is a new agency created by the energy reforms. This agency regulates all safety and environmental concerns. The National Natural Gas Control Center (“CENEGAS”) is another recently-created federal agency. It is responsible for managing the system for gas distribution and storage, a task that previously belonged to Pemex.

The Mexican Federal Economic Competition Commission (“COFECE”) is an independent body of the Mexican government that has joint jurisdiction in the activities of natural gas, NGL, oil products and ethane concerning the prevention of, and enforcement against, monopolistic practices and economic concentrations. With the approval of COFECE, the Mexican Energy Regulatory Commission may issue new regulations to develop competitive markets in the hydrocarbons sector, which may include bundling restrictions, shareholder limitations, and caps in economic operators’ participation in marketing activities.

State Oil Company

As a result of the energy reform, Pemex was transformed from a decentralized public entity into a productive state-owned company on October 7, 2014—the day on which the new Pemex Law took effect, with the exception of certain provisions. As a productive state-owned company, Pemex remains wholly owned by the Mexican government and has the corporate purpose of generating economic value and increasing the income of the Mexican nation subject to principles of equity, as well as social and environmental responsibility.

Transportation

Before the energy reform, Pemex had exclusivity on certain activities such as processing, storage, transportation, distribution and marketing of petroleum products. The energy reform allows private sector participation in the construction and operation of oil products storage and transportation facilities.

The development of midstream and downstream natural gas activities, NGL, ethane and other oil derivatives are subject to the provisions of the Mexican Hydrocarbons Law, the Mexican Energy Sector Coordinated Regulatory Agencies Law (Ley de los Órganos Reguladores Coordinados en Materia Energética), the Mexican National Agency for Industrial Safety and Protection of the Environment of the Hydrocarbons Sector Law (Ley de la Agencia Nacional de Seguridad Industrial y de Protección al Medio Ambiente del Sector Hidrocarburos), the Mexican Hydrocarbon General Regulations, the Regulations Relating to the Activities Specified in Title Three of the Mexican Hydrocarbons Law and applicable environmental and safety regulations. Directives and General Rules (Disposiciones Administrativas de Carácter General) issued by the Mexican energy and environmental authorities, Mexican Official Standards (Normas Oficiales Mexicanas) and terms and conditions set forth in related permits also regulate our activities. See “Risk Factors—Risks Related to our Business and Industry— Our operations are subject to extensive regulation in the countries in which we operate.”

Building and operating natural gas, LNG, NGL, ethane and oil products storage facilities, pipelines and distribution systems require governmental permits and authorizations from federal, local and municipal authorities, such as the Mexican Energy Regulatory Commission, the Mexican Federal Economic Competition Commission, SEMARNAT, ASEA and the SENER, real estate rights-of-way, and other related authorizations. Permits issued by the Mexican Energy Regulatory Commission also impose a series of regulatory obligations and specific terms and conditions commonly referred to as “general terms and conditions” (Términos y Condiciones Generales).

Market Regulations

In the past, the Mexican government has imposed price controls on the sales of natural gas, NGL, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. In accordance with the 2017 Federal Revenue Law (Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2017), during 2017 the Mexican government gradually removed price controls on gasoline and diesel as part of the liberalization of fuel prices in Mexico. To date, sale prices of gasoline and diesel have been fully liberalized and are determined by the free market.

Federal Environmental Law

The Mexican Federal Environmental Liability Law (Ley Federal de Responsabilidad Ambiental) enacted on July 7, 2013 regulates environmental liability arising from damages to the environment including remediation and compensation. In the event of intentional and unlawful action or inaction, the responsible party will be fined up to approximately 48 million Mexican Pesos for 2017. This liability regime is independent from administrative, civil or criminal liability regimes, which may be applicable depending on the performed conduct.

Environmental liability may be attributed to an entity for conduct carried out by its representatives, managers, directors, employees, or officers who are directly involved in operations. The statute of limitations to claim environmental liability is twelve years from the date of the environmental damage. The law allows the interested parties to solve disputes by means of alternative dispute resolution mechanisms, provided that public interest or third party rights are not affected.

OUR BUSINESS

Our Company

We are an independent Latin American oil and gas company operating since April 4, 2018. We own high-quality, low-operating cost, high-margin conventional producing assets in Argentina and Mexico, with most of our production and revenues originating in Argentina. In addition, most of our ongoing drilling and workover activities, estimated proved reserves and assets are located in Argentina, including our currently-producing Vaca Muerta wells. Led by an experienced management team, we seek to generate strong returns for our shareholders by leveraging our strong cash flow-producing conventional assets and developing our premier shale acreage in our approximately 134,000 net acres in the Vaca Muerta shale play in Argentina, as well as by increasing the oil recovery factor of the conventional assets we operate in Argentina, which is currently lower than the average 15% recovery factor observed in analogous on-shore fields with a solution gas drive drainage mechanism. Since the beginning of our operations, we increased our net acreage in Vaca Muerta by adding approximately 15,000 net core acres and acquired a 50% participation interest in three on-shore blocks in Mexico.

As of March 31, 2019, we were the sixth largest oil producer in Argentina according to the Argentine Secretariat of Energy. Our average daily production was 25,693 boe/d in the three-month period ended March 31, 2019. Driven by the development of our core shale oil acreage, we target reaching an average daily production of approximately 65,000 boe/d in 2022, representing approximately 28% compounded average growth rate over our average daily production for the three-month period ended March 31, 2019. As of the date of this prospectus, our portfolio of assets includes working interests in 16 hydrocarbons blocks, 13 of which are located in Argentina and 3 in Mexico. We operate ten of those blocks, which represent 99% of our net production. In Argentina, we hold approximately 525,000 net acres, of which we operate 96%.

As of December 31, 2018, our total proved reserves in Argentina were 57.6 MMboe, 94% of which are located in conventional reservoirs and of which approximately 60% consist of oil. We have identified more than 400 potential high-return locations within our core Vaca Muerta development acreage, amounting to an estimated 11-year drilling inventory that we plan to increase through further delineation of our prospective acreage, evaluation of additional stacked landing zones and reduced well spacing.

During our first year of operations, we successfully reversed six years of decline in production from our assets and achieved a 2.2% production growth quarter-over-quarter in the fourth quarter of 2018. In addition, our production growth path accelerated in the first quarter of 2019, when our production grew 3.9% quarter-over-quarter, driven by our unconventional development of shale in Bajada del Palo Oeste and the production in Mexico. At the end of March 2019, we produced more than 29,000 boe/d, compared to approximately 25,000 boe/d at the end of February 2019, as a result of the reversal of conventional production decline, coupled with the strong results of our unconventional development. Our first 4-well pad was tied-in in late February 2019 and took our shale production from zero to a peak of 6,500 boe/d in mid-April 2019, and had an average daily production of 4,823 boe/d in the three-month period ended June 30, 2019. Since the beginning of our operations, we have significantly reduced operating costs and maximized productivity of our assets with state-of-the-art technology, streamlined service contracts and cost-efficient pay-for-performance contracts.

During 2019, we expect to drill a total of 34 operated wells, including 16 wells to be drilled and connected in our conventional assets and 18 wells in our Bajada del Palo Oeste project in Vaca Muerta (12 of which will be tied-in this year). Our estimated investment in drilling and related facilities in 2019 is approximately US$300 million. With such investment we expect to (i) initiate our sustainable factory development of Bajada del Palo Oeste, (ii) increase average daily production to 29,900 boe/d in 2019 and (iii) continue building the infrastructure to support our targeted average daily production of 65,000 boe/d for 2022.

Our budgeted operating costs relating to our operations for 2019 total approximately US$143 million (13.1 US$/boe of lifting cost), and we estimate an Adjusted EBITDA of US$225 million for 2019, which represents an estimated Adjusted EBITDA Margin of 47%. Estimating Adjusted EBITDA involves risks and uncertainties, many of which are beyond our control. For more information regarding our estimated Adjusted EBITDA, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Projected Financial Information” and “Risk Factors—Our financial estimates are based on various assumptions that may not prove to be correct.”

The following map illustrates the location of our concessions in Argentina, except for two non-operated blocks in the Noroeste and Golfo San Jorge basins, as of the date of this prospectus:

Our Competitive Strengths

The following are our main competitive strengths:

High-margin conventional assets. Our main conventional assets are the Entre Lomas, Bajada del Palo Oeste, Jagüel de los Machos, 25 de Mayo-Medanito, Bajada del Palo Este, Agua Amarga and Coirón Amargo Norte concessions, all of which are located in Argentina. Our average daily production for the three-month period ended March 31, 2019 was 25,693 boe/d, of which 59% was crude oil, 39% natural gas and the remaining 2% was NGL. We have reduced our average operating cost from US$16.9 per boe during the three-month period ended March 31, 2018 (information corresponding to all assets acquired in the Initial Business Combination) to US$12.0 per boe for the three-month period ended March 31, 2019 by controlling costs with a new contracting model and strong focus on absorbing unconventional production growth with the existing cost base. Maintaining and enhancing these assets provides us with low-risk, high-margin cash flows, allowing us to partially fund the development of our shale oil assets in the Vaca Muerta formation from our own cash flows.

Prime Vaca Muerta shale acreage. We have approximately 134,000 net acres in four blocks located in the Vaca Muerta shale oil formation. We operate three of these blocks, representing 99% of our shale net acreage. These assets are surrounded by blocks in which other operators have conducted successful pilots and are in full field development, including Loma Campana, La Amarga Chica, El Orejano, Bandurria Sur, Cruz de Lorena and Sierras Blancas blocks, with an oil average daily production of 60.5 Mbbl/d in the first quarter of 2019 (representing 79% of the total Vaca Muerta average daily oil production of the period). We believe our exposure to geological and operational risk is reduced as a result of the successful pilots and developments from the surrounding concessions. In addition, the Bajada del Palo Oeste block, where we tied-in our first 4-well pad targeting the Vaca Muerta formation in late February 2019, and which took our shale production from zero to a peak of 6,500 boe/d in mid-April 2019, boosted by strong individual well performance, is adjacent to our existing transportation and treatment facilities, which have sufficient spare capacity to process and deliver our initial shale production to the market, thus supporting our production ramp-up and cash flow generation targets. Given that most of our operated shale acreage is clustered together, we will be able to take advantage of the synergies generated by shared surface facilities, drilling rigs, completion service contracts and operations and maintenance service contracts to lower the development and operating costs of our shale production.

Large inventory of oil-weighted drilling locations supporting sustainable growth. We have a significant inventory of over 400 drilling locations targeting the Vaca Muerta shale oil formation within our core development acreage, which provide us with over 11 years of drilling inventory. Our drilling inventory is currently located in the Bajada del Palo Oeste block and provides attractive production growth and high return opportunities. We believe our performance during the completion of our first 4-well pad, and the resulting production of such wells, confirms the potential of, and our ability to deliver high returns from, this block. We intend to expand our drilling inventory by testing additional stacked pay zones, such as the Upper, Mid and Lower Carbonate, reducing well spacing in the Bajada del Palo Oeste block and further delineating our acreage in the Bajada del Palo Este and Águila Mora blocks. In addition, we are conducting studies aiming to improve the oil recovery factor of the conventional assets we operate in Argentina through in-fill and appraisal drilling and secondary recovery projects given that the oil recovery factor of such assets is lower than the average 15% recovery factor observed in analogous on-shore fields with a solution gas drive drainage mechanism.

High degree of operatorship providing flexibility and maximization of returns. As the operator of most of our assets, our capital expenditures and operating expenses are largely within our control. We adjust our capital expenditures based on the prevailing and anticipated prices of oil and gas and other factors, including the success of our drilling program, and the availability of necessary equipment, infrastructure and capital. We believe that maintaining a high degree of operatorship allows us to maximize returns to our shareholders.

Lean and agile organization. Our employees are organized in a flat and lean organizational structure that we believe facilitates a rapid and effective decision-making process, allowing us to adapt to the continuous changes in the industry and business environment. Our Management Team works closely with our operations, prioritizing shareholders returns while committing to high safety and security standards. We incorporate new technologies in order to automate every-day operations, improve response time and achieve real-time reporting.

Experienced management and professional team. Our Management Team and professional staff has vast experience in executing complex projects worldwide. Our Management Team played a pivotal role in unlocking the Vaca Muerta formation as an economically viable shale play, drilling more than 500 unconventional wells and bringing shale production to 50,000 boe/d from zero in their previous jobs. Our Management Team has significant experience in the development of unconventional reservoirs and also in the implementation of secondary and tertiary recovery projects in mature fields. We believe that the experience of our Management Team and professional staff will be a key factor in successfully exploiting the Vaca Muerta formation.

Our Business Strategy

Our primary business strategy is to increase shareholder value through the implementation of the following priority actions:

Enhance strong cash flow generation. Enhancing the cash flow generation from our conventional production is a cornerstone of the strategy to fund the development of our shale acreage. We expect that the execution of our Vaca Muerta development plan, supported by the continued focus on maximizing efficiency of our conventional production, will be the main source of cash flow expansion and the main driver of shareholder returns.

Pursue development of our Vaca Muerta acreage. As the only large-scale, commercially developed shale play outside North America, Vaca Muerta has attracted significant investments from international firms such as Chevron, Shell, ExxonMobil, Total, Equinor, Petronas, Schlumberger, Dow, BP and CNOOC. We have defined a high-growth development plan for our Vaca Muerta acreage that includes the drilling of approximately 130 horizontal wells in the Bajada del Palo Oeste block through 2022. Our first 4-well pad development was tied-in in late February 2019 and took the Bajada del Palo Oeste shale production from zero to a peak of 6,500 boe/d in mid-April 2019, and had an average daily production of 4,823 boe/d in the three-month period ended June 30, 2019. The implementation of the One Team Contracts (as defined below) model, which aligns the interests of key contractors and Vista behind the same goals, by sharing performance and compensation metrics, in conjunction with best practices in terms of logistics, enabled us to achieve outstanding completion results when compared to the basin. We believe that this pad represents a groundbreaking event for us, highlighting Vista’s technical prowess, dedication to efficiency, quality of infrastructure, and capabilities as a premier operator. We have also finished drilling and completing our second 4-well pad in Bajada del Palo Oeste and it has already been tied-in. Our full development plan for the Bajada del Palo Oeste block, for which we were granted a 35-year unconventional concession, includes the drilling of over 400 horizontal wells ranging between 2,500 and 3,000 meters in lateral length with three walking drill rigs. We have requested a 35-year unconventional concession on the Águila Mora block, which we expect to obtain during July 2019, and intend to start drilling in 2020. Further, in the Bajada del Palo Este block, for which we were also recently granted a 35-year concession for unconventional exploitation, we have committed to the Province of Neuquén to drill and complete five horizontal wells by the end of 2021 with the objective of defining a full field development plan.

Become a leading operator. We aim to be a leading operator in the Vaca Muerta unconventional play by achieving the lowest development and operating cost while also extracting maximum value from our conventional production by continuing to decrease costs and profitably sustain production levels with primary, secondary and tertiary recovery. We believe that the experience and the know-how of our Management Team and professional staff in Vaca Muerta will improve our ability to lower our development and operating costs at a faster pace than other Vaca Muerta operators. We have already implemented a novel field services model, which allows us to maximize efficiency and enhance profitability, and we intend to continue innovating our operating model. In Coirón Amargo Sur Oeste, our first horizontal well, CASO x-1, has been producing since March 2018. Drilled by our partner, Shell, the well achieved an IP30 rate of 902 bbl/d. Three additional wells in CASO were completed in March 2019 and became operational in April 2019.

As an operator, we have finished drilling and completing our first 4-well pads in Bajada del Palo Oeste, targeting the Vaca Muerta formation. The first 4-well pad was tied-in in February 2019 and the second one, which we finished drilling and completing in July 2019, was also tied-in and put in production. In each of these 4-well pads, we landed two wells in La Cocina and two in Organic landing zones, with an average lateral length of approximately 8,366 lateral feet (2,550 meters) in the first pad and 6,946 lateral feet (2,117 meters) in the second one. We completed each pad with 10 clusters per frac stage and 34 and 36 average frac stages per well in the first and second pad, respectively, with a frac spacing of 246 feet (75 meters) in the first pad and 197 feet (60 meters) in the second one. During the drilling and completion of our second pad, we managed to improve our drilling efficiency by increasing our drilling speed to an average 726 feet per day, from an average of 477 feet per day with respect to our first pad. Furthermore, we also improved our completion efficiency by increasing our average frac stages per day to 7.6 from 5.0 with respect to our first pad, representing an increase of 52%. As a result, the average drilling and completion cost per well decreased from US$13.8 million to US$12.6 million, resulting in savings of approximately 8.7%, which were mainly driven by the reduction of cost per frac stage from US$0.22 million for the first pad to US$0.20 million for the second pad. Our plan follows a cube development approach which focuses on maximizing well productivity. We believe that our drilling and completion performance in our first two pads highlights our capabilities as a premier operator.

Since our first day of operations, we have adopted a sustainable approach to develop our Vaca Muerta acreage, which involves long-term solutions to minimize the development cost and the impact of our operation on the environment. We laid 22 kilometers of flexible water pipes to transfer fresh irrigation water to our temporary water ponds and used 100% sand boxes to transport and store proppant on location, which guaranteed a stable water and proppant supply throughout the completion of the first and second pads. This allowed us to avoid an estimate of 7,500 truck trips per pad, which would have resulted in a more expensive completion cost. The use of sand boxes provides for a more cost-efficient operation and a safer environment for our crews through a significant reduction of silica dust in the air. We also engineered our first early production facility to avoid gas flaring and production trucking.

Preserve financial flexibility. We intend to maintain a solid balance sheet, with low leverage, through the generation of strong, low-risk cash flows from our conventional and unconventional assets. We seek to develop our Vaca Muerta acreage at a pace that allows us to maintain a sound financial position.

Pursue profitable growth opportunities in Latin America. We believe there are opportunities to acquire accretive assets in the Latin American E&P sector, which is rich in resources, has been historically under-invested and is increasingly open to investors. We recently entered into a joint operating agreement over three hydrocarbons blocks in Mexico, two of which will be operated by us upon approval by the CNH. This provides for an operational platform to continue seeking growth opportunities in Mexico. Our Management Team has substantial operating and management experience in Latin America and is well-qualified to identify attractive growth opportunities. Our long-term growth strategy focuses on developing a geographically diversified portfolio of high-quality conventional and unconventional assets in Latin America, including Argentina, Brazil, Colombia and Mexico.

Our History

We were originally incorporated in Mexico on March 22, 2017. Our Management Team is comprised of Miguel Galuccio, Pablo Vera Pinto, Juan Garoby, Alejandro Cherñacov and, following the Initial Business Combination, Gastón Remy.

The Initial Business Combination

We commenced our operating activities in the E&P business on April 4, 2018, when we consummated our Initial Business Combination and acquired certain assets and interests from Pampa and Pluspetrol.

For more information on the Initial Business Combination, see “Presentation of Financial and Other Information—The Initial Business Combination.”

Farm-in to blocks held by Jaguar

On October 30, 2018, we completed the acquisition of a 50% interest in three blocks held by two Mexican E&P companies, Jaguar Exploración y Producción 2.3, S.A.P.I. de C.V., a company wholly-owned by Jaguar

Exploración y Producción de Hidrocarburos, S.A.P.I. de C.V. (“Jaguar”), and Pantera Exploración y Producción 2.2, S.A.P.I. de C.V. (“Pantera”), a company 67% owned by Jaguar and 33% owned by Sun God Energía México, S.A. de C.V., pursuant to an assignment agreement (the “Jaguar JVA”).

As a consequence of this transaction, which was approved by the CNH on October 2, 2018, we hold a 50% working interest in the following blocks:

•	CS-01 (23,517 gross acres) and A-10 (85,829 gross acres), both to be operated by Vista (upon the approval of transfer of operatorship by the CNH), and

•	TM-01 (17,889 gross acres) operated by Jaguar.

Acquisition of Águila Mora

On August 22, 2018, our subsidiary APCO Argentina Branch entered into a cross assignment of rights agreement with O&G Developments Ltd. S.A. (“O&G”), a wholly-owned subsidiary of Shell (the “Águila Mora Swap Agreement”), pursuant to which (i) APCO Argentina Branch assigned to O&G a 35% non-operated working interest in the block Coirón Amargo Sur Oeste, and (ii) O&G assigned to APCO Argentina Branch a 90% operated working interest in the Águila Mora block and agreed to invest US$10 million to upgrade its current water supply infrastructure and serve our operations in the Bajada del Palo block. On November 30, 2018, the Province of Neuquén approved the assignment of the 90% interest in the Águila Mora block to APCO Argentina Branch. As a result of this transaction, we retained a 10% working interest in the Coirón Amargo Sur Oeste block and own a 90% working interest in the Águila Mora block, which we now operate pursuant to the terms of the Águila Mora Swap Agreement. For more information, see “—Our Business—Our Operations—Argentina.”

Corporate Reorganization

On July 2, 2019, we completed a corporate reorganization process whereby APCO Oil & Gas S.A.U. and APCO Argentina were merged by absorption without liquidation into Vista Argentina as part of a tax-free reorganization under the terms of the Argentine Income Tax Law. The Argentine Reorganization is effective as of January 1, 2019 and since that date APCO Oil & Gas S.A.U. and APCO Argentina had effectively been operating as a consolidated entity under Vista Argentina.

On October 31, 2018, we completed the re-domiciliation of APCO International from the Cayman Islands to Argentina and changed its name to “APCO Oil & Gas S.A.U.” APCO Oil & Gas S.A.U. continued to operate APCO International’s activity in Argentina until the consummation of the Argentine Reorganization and APCO Argentina Branch ceased to exist on October 31, 2018.

Sale of Series A Shares to Kensington Investments B.V.

On February 12, 2019, we completed the sale to Kensington Investments B.V. (“Kensington”) of 5 million series A shares and 5 million warrants to purchase series A shares for an amount of US$50.0 million and, additionally, 500,000 series A shares for an amount of US$5.0 million. Kensington, a wholly-owned subsidiary of the Abu Dhabi Investment Council Company P.J.S.C., a public joint stock company indirectly owned by the government of the Emirate of Abu Dhabi in the United Arab Emirates, is the sole limited partner of Riverstone Vista Capital Partners, L.P. (“RVCP”). The aforementioned sale was consummated pursuant to a certain forward purchase agreement among Vista and RVCP, that provided for the sale by Vista of certain series A shares and warrants to purchase series A shares to RVCP and its permitted transferees, and a related subscription commitment between Vista and Kensington. At the closing of the aforementioned sale, RVCP instructed Vista to transfer the relevant series A shares and warrants to Kensington.

Recent Developments

Preliminary Results for the Three-Month Period ended June 30, 2019

Our financial and operational results for the three-month period ended June 30, 2019 are not yet finalized; however, the following information reflects our preliminary estimations with respect to such results based on information currently available to management.

During the second quarter of 2019, our estimated average daily production was approximately 29,065 boe/d, representing an increase of 19.2% compared to the 24,381 boe/d average daily production of the second quarter of 2018. The estimated increase in our production is mainly driven by our shale development in Bajada del Palo Oeste, which had almost no production until the first quarter of 2019, when our first operated 4-well pad was tied-in, and is expected to contribute 5,130 boe/d of our average daily production during the three-month period ended June 30, 2019.

The following table sets forth our average daily production for the three-month periods ended June 30, 2019 and June 30, 2018:

	June 30, 2019	June 30, 2018	Estimated Variation
	(Estimated)	(Actual)
Total average daily production (boe/d)	29,065	24,381	19.2%

Our estimated revenues for the three-month period ended June 30, 2019 are between US$115.5 million and US$122.8 million, compared to revenues of US$110.3 million for the three-month period ended June 30, 2018, representing an estimated increase of between 4.7% and 11.3%. This estimated increase was primarily driven by higher crude oil volumes sold as a result of the ramp-up of our shale oil production derived from our Vaca Muerta development in the Bajada del Palo Oeste block and, to a lesser extent, by the reversal of conventional production decline.

Our estimated operating expenses for the three-month period ended June 30, 2019 are between US$31.3 million and US$33.3, compared to operating expenses of US$31.3 million for the three-month period ended June 30, 2018, resulting in a lifting cost of between 11.8 US$/boe and 12.6 US$/boe compared to 14.1 US$/boe during the three-month period ended June 30, 2018. The estimated reduction in lifting cost of between 10.6% and 16.3% was mainly driven by the rightsizing of the operations, renegotiation of contracts, implementation of the “One-Team” contracting model and the increased efficiency in our operations, as well as by the synergies generated between our conventional asset base and the start-up of our Vaca Muerta unconventional development in the Bajada del Palo Oeste block.

Our estimated operating profit for the three-month period ended June 30, 2019 is between US$6.9 million and US$7.3 million, compared to an operating profit of US$9.7 million for the three-month period ended June 30, 2018, representing an estimated decrease of between 24.7% and 28.9%, mainly driven by an increase in depreciation, depletion and amortization.

The following table sets forth our estimated and actual revenues, operating expenses and operating profit for the three-month periods ended June 30, 2019 and June 30, 2018, respectively.

(unaudited for both periods and preliminary for the three-month period ended June 30, 2019, in millions of US$)

	For the three-month period ended
	June 30, 2019		June 30, 2018
	(Estimated)
	Low	High	(Actual)
Revenues	115.5	122.8	110.3
Cost of sales
Operating expenses	31.3	33.3	31.3
Crude oil stock fluctuation	(2.0)	(2.1)	—
Depreciation, depletion and amortization	42.5	45.2	30.9
Royalties	17.5	18.6	16.9
Gross profit	26.2	27.8	31.2
Selling expenses	7.5	8.0	6.0
Administrative expenses	11.6	12.3	7.4
Exploration expenses	0.8	0.8	0.3
Other operating expenses, net	(0.6)	(0.6)	7.8
Operating profit	6.9	7.3	9.7

Our estimated Adjusted EBITDA for the three-month period ended June 30, 2019 ranges between US$49.4 million and US$52.5 million, compared to an Adjusted EBITDA of US$49.1 million for the three-month period ended June 30, 2018, representing an increase of between 0.6% and 6.9%. Adjusted EBITDA growth was mainly explained by the estimated production growth which, coupled with the lifting cost reduction in the three-month period ended June 30, 2019, offset the decrease in realized prices (crude oil prices were 59.7 US$/bbl in the three-month period ended June 30, 2019 and 68.0 US$/bbl in the three-month period ended June 30, 2018, and natural gas prices were 3.8 US$/MMbtu in the three-month period ended June 30, 2019 and 4.8 US$/MMbtu in the three-month period ended June 30, 2018). Adjusted EBITDA is a non-IFRS financial measure. See “Presentation of Financial and Other Information—Non-IFRS Financial Measures.”

The following table sets forth the reconciliation of Adjusted EBITDA for the three-month periods ended June 30, 2019 and June 30, 2018.

(unaudited for both periods and preliminary for the three-month period ended June 30, 2019, in millions of US$)

	For the three-month period ended
	June 30, 2019		June 30, 2018
	(Estimated)		(Actual)
	Low	High
Operating profit	6.9	7.3	9.7
Depreciation, depletion and amortization	42.5	45.2	30.9
Restructuring expenses and other adjustments	—	—	8.5
Adjusted EBITDA	49.4	52.5	49.1

We cannot provide a reconciliation of the IFRS measure net (loss) profit to estimated Adjusted EBITDA for the three-month period ended June 30, 2019 without unreasonable effort, given that we are unable to estimate the amounts of certain components of the IFRS net (loss) profit for the projected periods, including interest expense and foreign exchange gains (which affect the IFRS measure financial results, net) and our deferred income tax (which affects the IFRS measure income tax expense). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in the three-month period ended June 30, 2019.

We provided ranges for the preliminary estimated financial results described above because our financial closing procedures for the three-month period ended June 30, 2019 are not complete yet. The estimated financial results presented above are subject to the completion of quarter-end financial closing procedures. Our closing procedures for the three-month period ended June 30, 2019 will not be complete until, and we expect our financial results for the three-month period ended June 30, 2019 will become publicly available on or about, August 7, 2019, which is after the expected completion of this offering. The information presented above should not be considered a substitute for such full unaudited financial statements.

The preliminary information presented above has been prepared by and is the responsibility of management, reflects management’s estimates based solely upon information available to us as of the date of this prospectus and is not a comprehensive statement of our financial or operating results for the three-month period ended June 30, 2019. Our actual results may differ materially from these estimated ranges and the estimated average daily production figures presented above. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated information presented above may be identified. Mancera S.C. (a member of Ernst & Young Global Limited), our auditor, and PwC, the auditor of PELSA, the Company’s predecessor, have not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary information and, accordingly, they do not express an opinion or any other form of assurance with respect thereto. These preliminary results should be read in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in particular “—Results of Operations,” and the Audited Financial Statements and the 1Q 2019 Unaudited Interim Condensed Financial Statements, as well as the section entitled “Risk Factors,” including “Risk Factors—Our financial estimates are based on various assumptions that may not prove to be correct.”

Midstream Joint Venture

The growth of production of oil and gas from the Vaca Muerta shale formation in Argentina has created a need for gathering, processing and evacuation midstream investments, as well as potential needs for oil and gas storage, condensates handling and additional oil and gas trunk pipeline capacity. Together with Riverstone, a company with a successful track record of building independent midstream companies across North America, and Southern Cross Group, one of the largest and longest-standing Latin America-focused private equity firms, we are creating Aleph Midstream, a company that will seek to become an important midstream player in the Neuquina basin. For more information on Aleph Midstream, see “Our Business—Oil and Natural Gas Reserves Production—Midstream Joint Venture” and “Related Party Transactions—Aleph Midstream.”

Potential OPIC Debt Financing

We are currently negotiating a potential debt financing from OPIC, the U.S. government’s development finance agency, the proceeds of which we intend to use to fund capital expenditures relating to our development plan in the Bajada del Palo Oeste block. While the process for obtaining such financing has begun, no assurances can be given that OPIC will approve and grant such financing.

Our Operations

As of March 31, 2019, we were the sixth largest oil producer in Argentina according to the Argentine Secretariat of Energy. Our average daily production was 25,693 boe/d in the three-month period ended March 31, 2019. Driven by the development of our core shale oil acreage, we target reaching an average daily production of approximately 65,000 boe/d in 2022, representing approximately 28% compounded average growth rate over our average daily production for the three-month period ended March 31, 2019. As of the date of this prospectus, our portfolio of assets includes working interests in 16 hydrocarbons blocks, 13 of which are located in Argentina and 3 in Mexico. We operate ten of those blocks, which represent 99% of our net production. In Argentina, we hold approximately 525,000 net acres, of which we operate 96%.

As of December 31, 2018, our total proved reserves in Argentina were 57.6 MMboe, 94% of which are located in conventional reservoirs and of which approximately 60% consist of oil.

We combine conventional assets that generate significant low-risk cash flow, with a solid balance sheet and an actionable and profitable growth plan to develop our shale oil acreage.

Our development plan for 2019 and 2020 mainly focuses on the development of our unconventional resources in the Vaca Muerta formation in Argentina, mostly in the Bajada del Palo Oeste block. The development plan has budgeted investment of approximately US$1.8 billion (excluding facilities investments) by 2022 in the first development phase of the area, which includes drilling approximately 200 wells, 130 of which are expected to target the Vaca Muerta formation. We intend to finance these investments through a combination of internally generated funds and debt and equity financing.

The following table presents information on our areas, estimated reserves and production for the periods indicated:

Block	Gross acres	Net acres	Interest	Operator	Net proved reserves as of Dec. 31, 2018 (MMboe)	Average net production for the three- month period ended March 31, 2019 (Mboe/d)	Average net production for the nine- month period ended Dec 31, 2018 (Mboe/d)	Concession Expiration
Neuquina basin
Entre Lomas Neuquén	99,665	99,665	100%	Vista	3.4	1.4	1.6	2026
Entre Lomas Río Negro	83,349	83,349	100%	Vista	15.5	7.4	6.7	2026
Bajada del Palo Oeste(1)	62,641	62,641	100%	Vista	15.9	5.4	4.9	2053
Bajada del Palo Este(1)	48,853	48,853	100%	Vista	3.1	1.4	1.4	2053
Jarilla Quemada(2)	47,617	47,617	100%	Vista	0.4	0.7	0.9	2040
Charco del Palenque(2)	47,963	47,963	100%	Vista	1.4	—	—	2034
25 de Mayo-Medanito	32,247	32,247	100%	Vista	8.6	3.9	4.1	2026
JDM	48,359	48,359	100%	Vista	7.0	4.5	4.1	2025
Coirón Amargo Norte	26,598	14,629	55%	Vista	0.6	0.3	0.3	2037
Águila Mora	23,475	21,128	90%	Vista	0	0	0	2019
Coirón Amargo Sur Oeste	16,440	1,644	10%	Shell	1.3	0.1	0.2	2053
Golfo San Jorge basin
Sur Río Deseado Este	75,604	12,807	16.9%	Alianza Petrolera	0	0	0	2021
Noroeste basin
Acambuco	293,747	4,406	1.5%	Pan American Energy	0.5	0.2	0.2	2036/2040
Mexico
CS-01(3)	23,517	11,758	50%	Vista(4)	0	0.2	0.1	2047
A-10(3)	85,829	42,915	50%	Vista(4)	0	0.2	0.2	2047
TM-01	17,889	8,944	50%	Jaguar	0	0	0	2047

(1)

Based on the proved developed reserves for Bajada del Palo Oeste and Bajada del Palo Este blocks to the working interest of Vista as of December 31, 2018 (which constituted a single block prior to December 21, 2018), we estimate that from Bajada del Palo’s total conventional production during the three-month period ended March 31, 2019 and the nine-month period ended December 31, 2018, 66% of total conventional oil volumes and 82% of total conventional natural gas volumes correspond to the Bajada del Palo Oeste concession.

(2)	Jarilla Quemada consolidates the Agua Amarga production information (Jarilla Quemada plus Charco del Palenque production).
(3)	Jaguar will be the operator until the approval of transfer of operatorship to Vista by the CNH.

Main Operating Subsidiaries

Vista Argentina

Vista Argentina (formerly PELSA, our predecessor company) is an Argentine company with administrative offices in Buenos Aires and Neuquén and a field office with technical staff located on the Entre Lomas concession dedicated to the E&P of hydrocarbons and the commercialization of oil, natural gas and NGL. In the Neuquina basin, it currently operates and holds a (i) 100.00% interest in the following exploitation concessions: Entre Lomas Neuquén, Entre Lomas Río Negro, Bajada del Palo Oeste, Bajada del Palo Este, Charco del Palenque, Jarilla Quemada, 25 de Mayo-Medanito and JDM, (ii) 55% operated interest in the exploitation concession Coirón Amargo Norte located in the Province of Neuquén, (iii) 16.95% non-operating interest in the exploitation concession Sur Río Deseado Este, located in the Province of Santa Cruz, operated by a subsidiary of Cruz Sur Energy (formerly known as Pentanova Energy Corp.), Alianza Petrolera, (iv) 44% non-operating interest in an exploration agreement relating to Sur Río Deseado Este, operated by Quintana E&P Argentina S.R.L. (“Quintana E&P”), (v) 1.50% non-operating interest in the exploitation concession Acambuco, located in the Province of Salta, operated by Pan American Energy LLC (Argentine Branch), (vi) 90% operated interest in the exploration permit Águila Mora located in the Province of Neuquén, and (vii) 10% non-operating interest in the Coirón Amargo Sur Oeste exploitation unconventional concession (operated by Shell). As of March 31, 2019, Vista Argentina had 241 direct employees and approximately 2,000 outsourced staff available to provide services in our operations, of which approximately 650 are required for Vista Argentina’s daily operations.

On July 2, 2019, we completed a corporate reorganization process whereby APCO Oil & Gas S.A.U. and APCO Argentina were merged by absorption without liquidation into Vista Argentina as part of a tax-free reorganization under the terms of the Argentine Income Tax Law. The Argentine Reorganization is effective as of January 1, 2019 and since that date APCO Oil & Gas S.A.U. and APCO Argentina had effectively been operating as a consolidated entity under Vista Argentina.

APCO Oil & Gas S.A.U.

APCO Oil & Gas S.A.U. ceased to exist on July 2, 2019, date on which it was merged by absorption without liquidation into Vista Argentina as a result of the Argentine Reorganization.

On October 31, 2018, the Public Registry of the Autonomous City of Buenos Aires registered the re-domiciliation of APCO International from the Cayman Islands to Argentina and its change of name to “APCO Oil & Gas S.A.U.” As a result, (i) APCO International was registered as an Argentine entity; (ii) “APCO Oil & Gas S.A.U.” continued APCO International’s activity in Argentina until the consummation of the Argentine Reorganization; and (iii) the registration of APCO Argentina Branch before the Public Registry was canceled on October 31, 2018 and the entity ceased to exist.

On August 22, 2018, APCO Argentina Branch entered into a cross assignment of rights agreement, the Águila Mora Swap Agreement, whereby: (i) APCO Argentina Branch assigned to O&G, a fully owned subsidiary of Shell, a 35% non-operated working interest in the CASO block, (ii) O&G assigned to APCO Argentina Branch a 90% operated working interest in the Águila Mora block and agreed to invest US$10 million to upgrade its current water supply infrastructure and serve our operations in the Bajada del Palo block. The Águila Mora Swap Agreement was approved by the Province of Neuquén on November 30, 2018. Therefore, as of such date, Vista retained a 10% working interest in the CASO block, and acquired a 90% working interest in the Águila Mora block, becoming the operator of the latter pursuant to the Águila Mora Swap Agreement. The Águila Mora Swap Agreement is also subject to approval by the Argentine antitrust authorities, and such approval is pending as of the date hereof. The Águila Mora Swap Agreement provides that in the event approval by the Argentine antitrust authorities is conditioned on the divestment by any of the acquiring parties of one or more properties, the transferring party shall not be liable for such divestment. Should the acquiring party elect to divest the transferred interests or any portion thereof in response to any Argentine antitrust authority’s instruction, the transferring party agrees that any preferential right or right of first refusal provided for in the relevant agreement shall not be applicable to such divestment; provided that the acquiring party shall grant to the transferring party a ten (10) day period during which acquiring party shall negotiate exclusively with the transferring party for the sale of the transferred interest prior to the marketing of the transferred interests to third parties.

Vista Holding I

Vista Holding I is a Mexican company with administrative offices in Mexico City incorporated for purposes of, among other things, participate as a partner, shareholder or investor in all kinds of businesses or entities, whether commercial or civil, associations, trusts, or of any other nature, whether Mexican or foreign, from their inception or by acquiring shares, equity interests or other kind of interests, regardless of the name they are given, in all kind of corporations, as well as carrying-out any activities in the energy sector. It currently holds a 100% interest in Vista Argentina.

Vista Holding II

Vista Holding II is a Mexican company with administrative offices in Mexico City incorporated for purposes of, among other things, participate as a partner, shareholder or investor in all kinds of businesses or entities, whether commercial or civil, associations, trusts, or of any other nature, whether Mexican or foreign, from their inception or by acquiring shares, equity interests or other kind of interests, regardless of the name they are given, in all kind of corporations, as well as carrying-out any activities in the energy sector. It is the holder of 50% working interests in the CS-01, TM-01 and A-10 license contracts.

Argentina

Overview

During the years ended December 31, 2017 and 2018, and the three-month period ended March 31, 2019, our production was concentrated in the Neuquina basin in the following assets: Entre Lomas Neuquén, Entre Lomas Río Negro, Bajada del Palo Oeste, JDM, 25 de Mayo-Medanito, Bajada del Palo Este, Charco del Palenque, Jarilla Quemada and Coirón Amargo Norte. We also have some assets in Golfo San Jorge and Noroeste basins, which together with the Neuquina basin assets amount to approximately 525,000 net acres. As of March 31, 2019, we owned 1,055 productive wells and over 200 injector wells in Argentina.

We have approximately 134,000 net acres located in the Vaca Muerta shale oil formation in Bajada del Palo Oeste, Bajada del Palo Este, Águila Mora and Coirón Amargo Sur Oeste. We operate three of these blocks, representing 99% of our shale net acreage. These assets are surrounded by blocks in which other operators have conducted successful pilots and are in full field development, including Loma Campana, La Amarga Chica, El Orejano, Bandurria Sur, Cruz de Lorena and Sierras Blancas blocks with an oil average daily production of 60.5 Mbbl/d in the first quarter of 2019 (representing 79% of the total Vaca Muerta average daily oil production of the period). We believe our exposure to geological and operational risk is reduced as a result of the successful pilots and developments from the surrounding concessions. In addition, the Bajada del Palo Oeste block, where we tied-in our first 4-well pad targeting the Vaca Muerta formation in late February 2019, and which took our shale production from zero to a peak of 6,500 boe/d in mid-April 2019, boosted by strong individual well performance, is adjacent to our existing transportation and treatment facilities, which have sufficient spare capacity to process and deliver our initial shale production to the market, thus supporting our production ramp-up and cash flow generation targets. Given that most of our operated shale acreage is clustered together, we will be able to take advantage of the synergies generated by shared surface facilities, drilling rigs, completion service contracts and operations and maintenance service contracts to lower the development and operating costs of our shale production.

We have a significant inventory of over 400 drilling locations targeting the Vaca Muerta shale oil formation within our core development acreage, which provide us with over 11 years of drilling inventory. Our drilling inventory is currently located in the Bajada del Palo Oeste block and provides attractive production growth and high return opportunities. We intend to expand our drilling inventory by testing additional stacked pay zones, such as the Upper, Mid and Lower Carbonate, reducing well spacing in the Bajada del Palo Oeste block and further delineating our acreage in the Bajada del Palo Este and Águila Mora blocks.

As of December 31, 2018, our total proved reserves in Argentina were 57.6 MMboe, of which approximately 60% consisted of oil reserves. Our average daily production for the three-month period ended March 31, 2019 was 25,693 boe/d, of which 59% was crude oil, 39% natural gas and the remaining 2% was NGL. We have reduced our average operating cost from US$16.9 per boe during the three-month period ended March 31, 2018 (information corresponding to all assets acquired in the Initial Business Combination) to US$12.0 per boe for the three-month period ended March 31, 2019 by controlling costs with a new contracting model and strong focus on absorbing unconventional production growth with the existing cost base.

Crude Oil Production and Natural Gas Production in Argentina

We operate most of our blocks. Almost 100% of our production is Medanito light crude oil, which has a gravity higher than 30º API density.

Block	Average net oil production for the three-month period ended March 31, 2019 (Mbbl/d)(3)	Average net gas production for the three-month period ended March 31, 2019 (MMcf/d)(3)	Average net NGL production for the three-month period ended March 31, 2019 (Mbbl/d)(3)
Neuquina basin
Entre Lomas Neuquén	1.1	1.5	0.0
Entre Lomas Río Negro	3.9	17.2	0.5
Bajada del Palo Oeste(1)	1.6	21.0	0.0
Bajada del Palo Este(1)	0.6	4.5	0.0
Jarilla Quemada(2)	0.4	2.0	0.0
Charco del Palenque(2)	—	—	—
25 de Mayo-Medanito	3.7	1.3	0
JDM	3.4	6.1	0
Coirón Amargo Norte	0.2	0.2	0
Águila Mora	0	0	0
Coirón Amargo Sur Oeste	0.1	0.0	0
Golfo San Jorge basin
Sur Río Deseado Este	0	0	0
Noroeste basin
Acambuco	0.0	1.0	0

(1)

Based on the proved developed reserves for Bajada del Palo Oeste and Bajada del Palo Este blocks to the working interest of Vista as of December 31, 2018 (which constituted a single block prior to December 21, 2018), we estimate that from Bajada del Palo’s total conventional production during the three-month period ended March 31, 2019, 66% of total conventional oil volumes, and 82% of total conventional natural gas volumes correspond to the Bajada del Palo Oeste concession.

(2)	Jarilla Quemada consolidates the Agua Amarga production information (Jarilla Quemada plus Charco del Palenque production).

(3)

Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

Block	Average net oil production for the nine-month period ended December 31, 2018 (Mbbl/d)(3)	Average net gas production for the nine-month period ended December 31, 2018 (MMcf/d)(3)	Average net NGL production for the nine-month period ended December 31, 2018 (Mbbl/d)(3)
Neuquina basin
Entre Lomas Neuquén	1.2	1.8	0.1
Entre Lomas Río Negro	3.8	12.9	0.6
Bajada del Palo Oeste(1)	1.2	20.1	0.1
Bajada del Palo Este(1)	0.6	4.4	0.0
Jarilla Quemada(2)	0.4	2.6	0.0
Charco del Palenque(2)	—	—	—
25 de Mayo-Medanito	3.7	1.8	0
JDM	3.1	5.8	0
Coirón Amargo Norte	0.3	0.2	0
Águila Mora	0	.	0
Coirón Amargo Sur Oeste	0.2	0.1	0
Golfo San Jorge basin
Sur Río Deseado Este	0	0	0
Noroeste basin
Acambuco	0.0	1.1	0

(1)

Based on the proved developed reserves for Bajada del Palo Oeste and Bajada del Palo Este blocks to the working interest of Vista as of December 31, 2018 (which constituted a single block prior to December 21, 2018), we estimate that from Bajada del Palo’s total production during the nine-month period ended December 31, 2018, 66% of total oil volumes, and 82% of total natural gas volumes correspond to the Bajada del Palo Oeste concession.

(2)	Jarilla Quemada consolidates the Agua Amarga production information (Jarilla Quemada plus Charco del Palenque production).
(3)

Oil production is comprised of production of crude oil, condensate and natural gasoline. Natural gas production excludes natural gas consumption. NGL production is comprised of production of propane and butane (LPG) and excludes natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

The information included in the table below corresponds to all assets acquired by us in the Initial Business Combination. Our average daily production was 24,470 boe/d for the year ended December 31, 2018.

Block	Average net oil production for the three-month period ended March 31, 2018 (Mbbl/d)	Average net gas production for the three-month period ended March 31, 2018 (MMcf/d)	Average net NGL production for the three-month period ended March 31, 2018 (Mbbl/d)
Neuquina basin
Entre Lomas Neuquén	1.2	1.7	0.1
Entre Lomas Río Negro	4.0	11.0	0.6
Bajada del Palo Oeste	1.3	20.0	0.1
Bajada del Palo Este	0.7	4.4	0.0
Jarilla Quemada(1)	0.5	3.1	0.0
Charco del Palenque(1)	—	—	—
25 de Mayo-Medanito	3.6	2.2	0
JDM	3.0	6.1	0
Coirón Amargo Norte	0.3	0.4	0
Águila Mora	0	0	0
Coirón Amargo Sur Oeste	0.1	0.1	0
Golfo San Jorge basin
Sur Río Deseado Este	0	0	0
Noroeste basin
Acambuco	0.0	1.2	0

(1)	Jarilla Quemada consolidates the Agua Amarga production information (Jarilla Quemada plus Charco del Palenque productions).

Concessions

We have obtained participation interests in the following oil and gas concessions in Argentina:

Neuquina basin: (a) a 100% operating interest in the exploitation concessions 25 de Mayo-Medanito and Jagüel de los Machos, Entre Lomas Neuquén and Entre Lomas Río Negro, which we refer to collectively as “Entre Lomas,” Bajada del Palo Oeste, Bajada del Palo Este, and Jarilla Quemada and Charco del Palenque, which we refer to collectively as “Agua Amarga” (in all cases, as operator); (b) a 55% operating interest in the exploitation concession Coirón Amargo Norte (as operator); (c) a 90% operating working interest in the exploration permit Águila Mora and (d) a 10% non-operating interest in the CASO block (operated by Shell);

Golfo San Jorge basin: 16.95% non-operating interest in the exploitation concessions Sur Río Deseado Este (operated by Alianza Petrolera); and

Noroeste basin: a 1.5% non-operating interest in the exploitation concessions Acambuco (operated by Pan American Energy).

As of the date of this prospectus, the approval of the assignment of the 100% direct interest in the JDM and 25 de Mayo-Medanito concessions to us by the Province of Río Negro was still pending.

The map below shows the location of our blocks in Argentina in which we have working interests as of March 31, 2019:

Basin Blocks(1)

1.	Two non-operated blocks in Noroeste and Golfo San Jorge basins not shown. Águila Mora not shown, please see unconventional blocks man.
2.	Net proved reserves as of December 31, 2018 (MMoe).
3.	Net Average production for the three-month period ended March 31, 2019 (boe/d).

Neuquina Basin Unconventional Blocks

Our Argentine concession agreements have no change of control provisions, though any assignment of these concessions is subject to the prior authorization by the executive branch of the province where the concession is located. For the four years prior to the expiration of each of these concessions, the concession holder must provide technical and commercial justifications for leaving any inactive and non-producing wells unplugged. Each of these concessions can be terminated for default in payment obligations and/or breach of material statutory or regulatory obligations. We may also voluntarily relinquish acreage to the Argentine authorities.

Entre Lomas Neuquén and Entre Lomas Río Negro (“Entre Lomas”)

We are the operator and holder of a 100% interest in the exploitation concessions Entre Lomas Neuquén and Entre Lomas Río Negro, which we refer to collectively as “Entre Lomas,” in the Neuquina basin located in the provinces of Neuquén and Río Negro, respectively. The Entre Lomas concessions are located about 950 miles southwest of the city of Buenos Aires on the eastern slopes of the Andes Mountains. They straddle the provinces of Río Negro and Neuquén approximately 60 miles north of the city of Neuquén. The Entre Lomas Neuquén concession covers a surface area of approximately 99,665 gross acres and the Entre Lomas Río Negro concession covers an area of 83,349 gross acres, both of which produce oil and gas from several formations. The Entre Lomas Neuquén and Entre Lomas Río Negro blocks have proved reserves of 3.4 MMboe and 15.5 MMboe, respectively, as of December 31, 2018 and production of 1.4 Mboe/d (79% oil) and 7.4 Mboe/d (52% oil), respectively, in the three month-period ended March 31, 2019. The Entre Lomas Neuquén and Entre Lomas Río Negro concessions expire in 2026.

As of December 31, 2018, the Company had committed to drill 14 wells to the Province of Rio Negro, for an estimated cost of US$33.6 million, make capital investments in 18 well workovers for an estimated cost of US$8.7 million and abandon 4 wells for an estimated cost of US$0.6 million, calculated pursuant to our working interests in our concessions, through 2022.

Our budget for the year 2019 includes the drilling and completion of 4 wells, of which we have already drilled and completed 3, and the execution of 9 well workovers, of which we had already performed 2 as of March 31, 2019. Our capital expenditures budget for 2019 related to these commitments is US$13.3 million, of which we had disbursed the amount of US$7.8 million as of March 31, 2019.

The productive units are the continental fluvial and aeolian sandstones of the Tordillo, Punta Rosada formations and the carbonatic facies of Quintuco formation. The remaining primary development consists of the drilling of wells located in the fields’ edges and in small, isolated traps related to areas with echelon fault systems. In addition, there are ongoing secondary recovery projects, such as water conformance and infill drilling, in which we see significant upside potential based on the low current recovery factors.

Bajada del Palo Oeste

We are the operator and holder of 100% of the unconventional exploitation concession granted for the Bajada del Palo Oeste block in the Neuquina basin located in the Province of Neuquén. This block has proved reserves of 2.1 unconventional MMboe and 13.8 conventional MMboe as of December 31, 2018 and production of 5.4 Mboe/d (30% oil) for the three-month period ended March 31, 2019. The 35-year term unconventional exploitation concession was granted on December 21, 2018 and expires in December 2053. In connection with the granting of such unconventional concession, Vista has committed the drilling of 8 horizontal wells and related facilities totaling an investment of US$105.6 million until June 2020, out of which US$107.2 million were already disbursed as of March 31, 2019 (including the investment on related facilities for US$14.7 million).

The budget for the year 2019 includes the drilling and completion of 12 wells and facilities for a total estimated amount of US$227 million. Based on this budget, we expect to fulfill all our commitments under this concession.

Our first 4-well pad was tied-in in late February 2019 and took our Bajada del Palo Oeste shale production from zero to a peak of 6,500 boe/d in mid-April 2019, and had an average daily production of 4,823 boe/d in the three-month period ended June 30, 2019. We employ a strict drawdown management policy to preserve frac integrity and stable bottom-hole pressure. As of July 2, 2019, the four wells had pressures over 4,500 psi, and were flowing naturally through a 7.06 mm choke (18/64 inches). In addition, we have recently finished drilling and completing our second 4-well pad in July 2019, which has been tied-in and put in production. In each of these 4-well pads, we landed two wells in La Cocina and two in Organic landing zones, with an average lateral length of approximately 8,366 lateral feet (2,550 meters) in the first pad and 6,946 lateral feet (2,117 meters) in the second one. We completed each pad with 10 clusters per frac stage and 34 and 36 average frac stages per well in the first and second pad, respectively, with a frac spacing of 246 feet (75 meters) in the first pad and 197 feet (60 meters) in the second one. During the drilling and completion of our second pad, we managed to improve our drilling efficiency by increasing our drilling speed to an average 726 feet per day, from an average of 477 feet per day with respect to our first pad. Furthermore, we also improved our completion efficiency by increasing our average frac stages per day to 7.6 from 5.0 with respect to our first pad, representing an increase of 52%. As a result, the average drilling and completion cost per well decreased from US$13.8 million to US$12.6 million, resulting in savings of approximately 8.7%, which were mainly driven by the reduction of cost per frac stage from US$0.22 million for the first pad to US$0.20 million for the second pad. Our plan follows a cube development approach which focuses on maximizing well productivity. We believe that the focus and expertise of our team allowed us to achieve 19.3 hours of pumping time in a 24-hour period, fluids of 12,697 m3 and sand of 42,856 sxs, resulting in 8 frac stages in a single day and 5.0 average frac stages per day in our first pad. Such figures were improved in our second 4-well pad, by reaching a pumping time of 22 hours and, consequently, achieving 11 frac stages in a single day and 7.6 average frac stages. The performance and cost improvements in the drilling of our second pad were mainly driven by the use of a spudder rig (which has a lower tariff rate) to drill the surface and intermediate sections, the use of a Rotary Steering System during the build-up section and the continued improvement through our “One-Team” contracting model. Additionally, the improvement in our completion performance in our second pad is the result of using silobags to store proppant near the pad’s location and a monoline frac-manifold system to connect all the 4 wells, as well as a rig-lock wireline connection and frac valves remote greasing.

Achieved ramp-up in unconventional production

The estimated type curve for Bajada del Palo Oeste is based on real production data gathered from public data of horizontal wells in La Amarga Chica, Bandurria Sur, Loma Campana, Sierras Blancas and Cruz de Lorena Blocks, corroborated by numerical simulation. Each well was declined following common industry methods, to arrive to individual estimates on ultimate recovery. Subsequently, P10-P50-P90 type wells were estimated based on the distribution of ultimate recoveries. To check consistency, we applied a numerical simulation workflow. Effective porosity and water saturation were estimated by petrophysical interpretation of open hole logs from legacy wells in Bajada del Palo Oeste. Vertical heterogeneity of the rock has an effect on hydraulic fracture growth, so a detailed interpretation of borehole image logs coupled with a comprehensive description of available cores in Vaca Muerta formation were used as a heterogeneity input in a hydraulic fracture simulator. This workflow gathers geomechanical properties and vertical heterogeneities of the rock and simulates fracture geometry for a given fracture design. The results are used as input for numerical reservoir simulation, where the fracture geometry is combined with the storage and flow capacity of the rock, and fluid properties of the hydrocarbons. The output of the numerical simulation was then compared with the P50 curve from the real production data distribution for consistency of the results.

The performance of our first 4-well pad compares favorably against the top 90 wells drilled in Vaca Muerta ever, and the top 100 wells drilled in Permian since January 2018, as shown in the charts below:

The implementation of the One Team Contracts model, which aligns the interests of key contractors and Vista behind the same goals, by sharing performance and compensation metrics, in conjunction with best practices in terms of logistics, enabled us to achieve outstanding completion results when compared to the basin. We believe that this pad represents a groundbreaking event for us, highlighting Vista’s technical prowess, dedication to efficiency, quality of infrastructure, and capabilities as a premier operator. Our second 4-well pad is currently under development in Bajada del Palo Oeste. We have already drilled all four wells and are currently starting their completions. We expect these wells to be fully operational by the third quarter of 2019. The following provides an indicative timeline of our fast-track development plan supported by our “one-team” approach, compared to a typical development in Vaca Muerta:

Bajada del Palo Oeste has 62,641 gross acres with exposure to core shale oil Vaca Muerta acreage, adjacent to blocks already under development or with completed pilot tests and where more than 770 wells have already been drilled as of March 31, 2019.

Our current 11 years drilling inventory targeting the Vaca Muerta shale oil formation amounts to 400 locations located in this block. We intend to expand such drilling inventory by testing additional stacked pay zones, such as the Upper, Mid and Lower Carbonate, reducing well spacing in this block and further delineating our acreage in the Bajada del Palo Este and Águila Mora blocks.

In addition to the exposure to core shale oil Vaca Muerta acreage, this block has black oil production coming from the Tordillo formation, which is under primary recovery and has some water flooding projects ongoing. Dry gas potential has already been tested in the marine sandstones of the Lotena formation, in which 3 wells were drilled in 2018.

Bajada del Palo Este

We are the operator and holder of 100% of the exploitation concession granted for the Bajada del Palo Este block in the Neuquina basin located in the Province of Neuquén. This block has proved reserves of 3.1 MMboe as of December 31, 2018 and production of 1.4 Mboe/d (42% oil) for the three-month period ended March 31, 2019. A 35-year term unconventional exploitation concession was granted on December 21, 2018 and expires in December 2053. Along with the granting of the concession, Vista has committed the drilling of 5 horizontal wells totaling an investment of US$51.8 million until December 2021.

Bajada del Palo Este has 48,853 gross acres with exposure to shale oil Vaca Muerta acreage, which we intend to delineate in order to expand our current shale drilling inventory. In addition, this block has fluvial and aeolian sandstones of the Tordillo formation producing black oil together with secondary recovery projects still under study.

Jarilla Quemada and Charco del Palenque (“Agua Amarga”)

We are the operator and holder of a 100% interest in the exploitation concessions Jarilla Quemada and Charco del Palenque, which we refer to collectively as “Agua Amarga,” in the Neuquina basin located in the Province of Río Negro and cover approximately 47,617 and 47,963 gross acres, respectively. These concessions had proved reserves of 0.4 MMboe and 1.4 MMboe as of December 31, 2018, respectively and joint production of 0.8 Mboe/d (50% oil) for the three-month period ended March 31, 2019. The Charco del Palenque concession expires in October 2034, while the Jarilla Quemada concession expires in August 2040.

The productive unit is the Tordillo formation, which also has secondary recovery projects yet to be tested.

25 de Mayo-Medanito

We are the operator and holder of a 100% interest in the exploitation concession 25 de Mayo-Medanito in the Neuquina basin, located in the Province of Río Negro. The block had proved reserves of 8.6 MMboe as of December 31, 2018 and a production of 3.9 Mboe/d (94% oil) for the three-month period ended March 31, 2019. The concession expires in October 2026.

Productive units are volcaniclastic facies of Choiyoi formation, fluvial sandstones of Tordillo formation and carbonatic and mixed clastic-carbonatic facies of the Quintuco formation. Based on the low current recovery factors, we see significant upside potential for secondary recovery.

As of the date of this prospectus, the approval of the assignment of the 100% direct interest in the 25 de Mayo-Medanito concession to us by the Province of Río Negro was still pending.

JDM

We are the operator and holder of a 100% interest in the JDM exploitation concession in the Neuquina basin, located in the Province of Río Negro, which covers approximately 48,359 gross acres. The block had proved reserves of 7.0 MMboe as of December 31, 2018 and a production of 4.5 Mboe/d (76% oil) for the three-month period ended March 31, 2019. The concession expires in September 2025.

As of the date of this prospectus, the approval of the assignment of the 100% direct interest in the JDM concession to us by the Province of Río Negro was still pending.

The 25 de Mayo-Medanito and JDM concessions have the following capital commitments with the Argentine Secretariat of Energy and Mining of the Province of Río Negro:

•	as of December 31, 2018, we were committed to drill and complete 20 development wells, 5 step-out wells and 2 exploration wells for an estimated cost of US$37.1 million until 2021; and

•	in addition, as of December 31, 2018 we were committed to abandon 23 wells for an estimated cost to fulfill this commitment of US$3.2 million until 2021.

Our budget for the year 2019 includes the drilling and completion of 12 wells, of which we had already drilled and completed 7, and the execution of 8 well workovers as of March 31, 2019. Our estimated capital expenditures budget for 2019 related to these commitments is US$23.2 million, of which we had already disbursed the amount of US$9.7 million as of March 31, 2019.

Productive units are volcaniclastic facies of Choiyoi formation, fluvial sandstones of the Tordillo formation and carbonatic and mixed clastic-carbonatic facies of the Quintuco formation. Based on the low current recovery factors, we see a significant upside potential for secondary recovery.

Coirón Amargo Norte

We are the operator and holder of a 55% participation interest in the unincorporated joint venture for the exploitation concession for Coirón Amargo Norte in the Neuquina basin located in the Province of Neuquén, which covers approximately 26,598 gross acres. This block has proved reserves of 0.6 MMboe as of December 31 2018 and a production of 0.3 Mboe/d (85% oil) for the three-month period ended March 31, 2019. The concession expires in 2037. There are no pending capital commitments.

This block has aeolian sandstones of the Tordillo formation producing black oil. Based on dry gas potential in the Lotena formation which has already been identified in Bajada del Palo Oeste, we believe there is an opportunity of extending such delineation to Coirón Amargo Norte during 2019.

Águila Mora

We are the operator and holder of a 90% participation interest in the unincorporated joint venture with G&P for the exploration permit for Águila Mora in the Neuquina basin located in the Province of Neuquén, which covers approximately 23,475 gross acres, which we intend to delineate in order to expand our current shale drilling inventory. Even though such exploration permit expires in June 2019, we have requested a 35-year unconventional concession on the Águila Mora block, which we expect to obtain during July 2019, and intend to start drilling in 2020.

Águila Mora was acquired on November 30, 2018. See “Prospectus Summary—Our History—Acquisition of Águila Mora.”

Coirón Amargo Sur Oeste

This block is an unconventional exploitation concession which includes approximately 16,440 gross acres located in the core of the Vaca Muerta unconventional play located in the Province of Neuquén, adjacent to blocks that are already under development or with completed pilot projects. We are the holder of a 10% participation interest in an unincorporated joint venture with Shell (operator of the block) and G&P with 80% and 10% participating interest respectively.

In March 2018, the first well was drilled with actual production above the estimated type curve. This block had proved reserves of 1.3 MMboe as of December 31 2018 and a production of 0.1 Mboe/d (89% oil) for the three-month period ended March 31, 2019. As of March 31, 2019, the are no pending capital commitments with the Province of Neuquén, as we already fulfilled during first quarter 2019 the pending investments consisting of the drilling and completion of 3 horizontal wells.

Sur Río Deseado Este

We hold a 16.95% participation interest in the joint venture for the exploitation concession for Sur Río Deseado Este in the Golfo San Jorge basin located in the Province of Santa Cruz, which covers approximately 75,604 gross acres. The operator of this assessment block is Alianza Petrolera. This block has no proved reserves as of December 31, 2018 nor production during the three-month period ended March 31, 2019. The concession expires in 2021. There are no pending capital commitments.

APCO Argentina Branch (currently APCO Oil & Gas S.A.U.) entered into an unincorporated joint venture agreement for the exploration of a portion of Sur Río Deseado Este concession, in which it has a 44% participation interest and in which Quintana E&P Argentina S.R.L. is the operator. This exploration agreement covers approximately of 63,249 gross acres out of the total 75,604 gross acres of Sur Río Deseado Este.

Acambuco

We hold a 1.5% participation interest in the unincorporated joint venture for the exploitation concession for Acambuco in the Noroeste basin located in the Province of Salta, which covers approximately 293,747 gross acres. The operator of this assessment block is Pan American Energy which holds a 52% interest. The remaining interests are held by three other partners, YPF which holds 45% interest, and a subsidiary of WPX Energy, Northwest Argentina Corporation, which holds the remaining 1.5% interest. This block has proved net reserves of 0.5 MMboe as of December 31, 2018 and a net production of 0.2 Mboe/d (11% oil) for the three-month period ended March 31, 2019. San Pedrito Exploitation lot under the Acambuco concession expires in 2036 and Macueta Exploitation lot, also under the Acambuco concession, expires in 2040. There are no pending capital commitments.

Mexico

Farm-in to blocks held by Jaguar

On October 30, 2018, we completed the acquisition of a 50% interest in three blocks held by two Mexican E&P companies, Jaguar Exploración y Producción 2.3, S.A.P.I. de C.V., a company wholly-owned by Jaguar Exploración y Producción de Hidrocarburos, S.A.P.I. de C.V. (“Jaguar”), and Pantera Exploración y Producción 2.2, S.A.P.I. de C.V. (“Pantera”), a company 67% owned by Jaguar and 33% owned by Sun God Energía México, S.A. de C.V., pursuant to an assignment agreement (the “Jaguar JVA”).

As a consequence of this transaction, which was approved by the CNH on October 2, 2018, we hold a 50% working interest in the following blocks:

•	CS-01 (23,517 gross acres) and A-10 (85,829 gross acres), both to be operated by Vista (upon the approval of transfer of operatorship by the CNH), and

•	TM-01 (17,889 gross acres) operated by Jaguar.

The map below shows the location of our blocks in Mexico in which we have working interests as the date of this prospectus:

The table below summarizes information regarding the blocks in Mexico in which we have working interests.

Block	Gross acres	Interest	Operator	Lithology	Wells Drilled	Fields	Concession Expiration
CS-01	23,517	50%	Vista	Sandstone	50	2	2047
A-10	85,829	50%	Vista	Coarse Grained Sands Boundstone Limestone Breccia	19	4	2047
TM-01	17,889	50%	Jaguar	Reef limestone	40	3	2047

The operators set forth in the table above are subject to the approval of transfer of the operatorship by the CNH.

The following is a summary of the characteristics as of March 31, 2019 of the license contracts that we will operate in Mexico:

Block	Main Fields	Formations / Depths (mts)	Productive wells	Injector wells
CS-01	Cafeto, Vernet	3,500/1,300	11	0
A-10	Viche, Güiro, Acachú y Acahual	2,596/3,000/2,500/2,500	3	0

CS-01 Block

We hold a 50% participating interest in the license contract signed with CNH for CS-01 block covering approximately 23,517 gross acres and located in Tabasco, Jaguar being the other licensee holding the remaining 50% interest. Jaguar is the current operator, but will be replaced by Vista, pursuant to the Jaguar JVA and upon approval of CNH, within the following months. This block has a gross production of approximately 376 boe/d (86% oil) for the three-month period ended March 31, 2019. This license contract terminates in 2047. As of March 31, 2019, the Company’s pending capital commitments amounted to approximately US$20.7 million.

We intend to optimize artificial lift systems and to install systems capable of handling sand production. Additionally, we plan to drill new prospects and execute workovers to produce undeveloped reserves at upper Zargazal and Amate formations.

A-10

We hold a 50% participating interest in the license contract signed with CNH for A-10 block covering approximately 85,829 gross acres located in Tabasco, with Pantera as the other licensee and holding the remaining 50% interest. Pantera is the current operator, but will be replaced by Vista, pursuant to the Jaguar JVA and upon approval of CNH, within the following months. Gross production is approximately 388 boe/d (0% oil) for the three-month period ended March 31, 2019. This license contract terminates in 2047. As of March 31, 2019, the Company’s pending capital commitments amounted to approximately US$13.7 million

We intend to install wellhead compressors in existing wells and to further delineate Amate formation within this block with exploratory wells.

TM-01

We hold a 50% participating interest in the license contract signed with CNH for TM-01 block covering approximately 17,889 gross acres and located in Veracruz, with Jaguar as operator and the other licensee holding the remaining 50% interest. This block has no production as of March 31, 2019. The license contract terminates in 2047. As of March 31, 2019, the Company’s pending capital commitments amounted to approximately US$8.9 million to be deployed within two years pursuant to the exploration plan approved by the CNH.

We intend to expand production by reopening inactive existing wells, which will allow us to produce the remaining oil in the Abra, Tamabra and San Andrés formations. In addition, we expect to drill new exploratory and development wells.

Oil and Natural Gas Reserves Production

Reserves

The information included in this prospectus regarding estimated quantities of proved reserves is derived from estimates of the proved reserves as of December 31, 2018. The proved reserves estimates are derived from the report dated February 13, 2019, the 2018 Reserves Report prepared by GCA, independent reserves engineers, included as an exhibit to the registration statement of which this prospectus forms a part. The 2018 Reserves Report was prepared by GCA for us, based on information provided by the previous owners of the blocks acquired by us and presents an appraisal as of December 31, 2018 of oil and gas reserves located in the Entre Lomas, Bajada del Palo, Agua Amarga, Coirón Amargo Norte, Águila Mora, Coirón Amargo Sur Oeste, Acambuco, Jagüel de los Machos, 25 de Mayo-Medanito blocks in Argentina, all of which were acquired by us pursuant to the Initial Business Combination.

We believe our estimates of remaining proved recoverable oil and gas reserve volumes to be reasonable. Pursuant to Rule 4-10 of Regulation S-X, promulgated by the SEC, proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Crude oil prices used to determine proved reserves were the average price during the 12-month period prior to the ending date of the December 31, 2018 and 2017 and January 1, 2017 reports, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, we used average realized gas prices during the year to determine our gas reserves. For more information, see Note 35 of our Audited Financial Statements.

As of December 31, 2018

The following table sets forth summary information about the oil and natural gas net proved developed and undeveloped reserves of the assets we own in Argentina as of December 31, 2018. The proved developed and undeveloped reserves estimates included below were calculated at their respective working interest percentages, including 100% working interest in Entre Lomas, Agua Amarga, Bajada del Palo Oeste and Bajada del Palo Este concessions, 10% in Coirón Amargo Sur Oeste, 90% in Águila Mora, 55% in Coirón Amargo Norte, 1.5% in Acambuco, 100% in JDM and 100% in 25 de Mayo-Medanito.

	Crude oil, condensate and NGL(1) (MMbbl)	Consumption plus natural gas sales(2) (Bnef)	Total proved reserves (MMboe)	% Oil
Net Proved developed:	27.1	103.4	45.5	59.6%
Net Proved undeveloped:	7.1	28.2	12.1	58.7%
Total Net Proved	34.2	131.6	57.6	59.4%

Total figures may not add up due to rounding.

(1)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 5.2% and 3.1% of our proved developed and undeveloped reserves as of January 1, 2018 and December 31, 2018, respectively.

(2)	Natural gas consumption represented 27.2% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2018, and 16.9% as of December 31, 2018.

As of December 31, 2018, the oil and gas proved reserves of the assets we own in Argentina (developed and undeveloped) totaled 57.6 MMboe (34.2 MMbbl of oil, condensate and NGL and 131.6 Bncf, or 23.4 MMboe of gas), proved undeveloped reserves of oil equivalent represented 59.4% of our total proved reserves.

Reserves Estimation Process—Internal Controls

We maintain an internal staff of petroleum engineers and geoscience professionals who work closely with our independent reserves engineers to ensure the integrity, accuracy and timeliness of data furnished to our independent reserves engineers in their estimation process and who have knowledge of the specific properties under evaluation. Our Chief Operating Officer, Juan Garoby, is primarily responsible for overseeing the preparation of our reserves estimates and for the internal control over our reserves estimation. He has more than 20 years of exploration and production and oilfield services experience.

In order to ensure the quality and consistency of our reserves estimates and reserves disclosures, we maintain and comply with a reserves process that satisfies the following key control objectives:

•	estimates are prepared using generally accepted practices and methodologies;

•	estimates are prepared objectively and free of bias;

•	estimates and changes therein are prepared on a timely basis;

•	estimates and changes therein are properly supported and approved; and

•	estimates and related disclosures are prepared in accordance with regulatory requirements.

Throughout each fiscal year, our technical team meets with “Independent Qualified Reserves Engineers,” who are provided with full access to complete and accurate information pertaining to the properties to be evaluated and all applicable personnel. This independent assessment of the internally-generated reserves estimates is beneficial in ensuring that interpretations and judgments are reasonable and that the estimates are free of preparer and management bias.

Recognizing that reserves estimates are based on interpretations and judgments, differences between the proved reserves estimates prepared by us and those prepared by an Independent Qualified Reserves Engineer of 10% or less, in aggregate, are considered to be within the range of reasonable differences. Differences greater than 10% must be resolved in the technical meetings. Once differences are resolved, the Independent Qualified Reserves Engineer sends a preliminary copy of the reserves report to members of our senior management, who act as a Reserves Review Committee. Our Chief Operating Officer, Chief Executive Officer, Chief Financial Officer and Investor Relation and Strategic Planning Officer are part of this committee.

Independent Reserves Engineers

The 2018 reserves data of the assets we own in Argentina were audited by a third party, GCA. GCA is a global oil and gas consultancy that has been offering technical, commercial, and strategic advice to the oil and gas industry for more than fifty years. Vista asked GCA to prepare a report which was issued on February 13, 2019 covering reserves as of December 31, 2018 of the assets we own in Argentina.

Technology used in reserves estimation

According to SEC guidelines, proved reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with “reasonable certainty” to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation

The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within five years. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. Reasonable certainty can be established using techniques that have been proved effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that have been field tested and have been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

There are various generally accepted methodologies for estimating reserves including volumetric, decline analysis, material balance, simulation models and analogies. Estimates may be prepared using either deterministic methods. The particular method chosen should be based on the evaluator’s professional judgment as being the most appropriate, given the geological nature of the property, the extent of its operating history and the quality of available information. It may be appropriate to employ several methods in reaching an estimate for the property.

Estimates must be prepared using all available information (open and cased hole logs, core analyses, geologic maps, seismic interpretation, production/injection data and pressure test analysis). Supporting data, such as working interest, royalties and operating costs, must be maintained and updated when such information changes materially.

Our estimated proved reserves as of December 31, 2018 are based on estimates generated through the integration of available and appropriate data, utilizing well-established technologies that have been demonstrated in the field to yield repeatable and consistent results. Data used in these integrated assessments include information obtained directly from the subsurface via wellbore, such as well logs, reservoir core samples, fluid samples, static and dynamic pressure information, production test data, and surveillance and performance information. The data utilized also include subsurface information obtained through indirect measurements, including high quality 2-D and 3-D seismic data, calibrated with available well controls. Where applicable, geological outcrop information was also utilized. The tools used to interpret and integrate all this data included both proprietary and commercial software for reservoir modeling, simulation and data analysis. In some circumstances, where appropriate analog reservoir models are available, reservoir parameters from these analog models were used to increase the reliability of our reserves estimates.

Acreage

As of March 31, 2019, our total developed and undeveloped acreage in Argentina, both gross and net, was as follows. The table includes the total acreage by us and our subsidiaries, joint operations and associates.

	Total Acreage		Total Developed Acreage		Total Undeveloped Acreage
	Gross	Net	Gross	Net	Gross	Net
Argentina	907,000	525,000	95,000	76,000	812,000	450,000
Mexico	128,000	64,000	6,000	3,000	122,000	61,000

Productive Wells

As of March 31, 2019, our total gross and net productive wells in Argentina and Mexico were as follows. The table includes the total gross and net productive wells by us and our subsidiaries, joint operations and associates. We did not drill dry exploratory wells during 2018 and out of the 20 development wells drilled during 2019, 2 were dry.

	Oil		Gas		Total
	Gross	Net	Gross	Net	Gross	Net
Argentina	1,009	1,000	61	55	1,070	1,055
Mexico	11	6	3	2	14	7

Figures are approximate amounts.

Present Activities

The following table shows the number of wells in Argentina and Mexico that are in the process of being drilled or are in active completion stages, and the number of wells suspended or waiting on completion as of March 31, 2019. For more information on our present activities, see “—Drilling Activities.”

	Wells in process of being drilled or in active completion in Argentina	Wells in process of being drilled or in active completion in Mexico
Oil wells
Gross	8	0
Net	8	0
Gas wells
Gross	0	0
Net	0	0

Production

The following table set forth information on our oil and natural gas production sales volumes in Argentina for the three-month period ended March 31, 2019.

Block	Production for the three-month period ended March 31, 2019		Working Interest	Operator
	Oil(1) (in thousands of barrels)	Natural gas sales(2) (in millions of cubic feet)
Neuquina basin
Entre Lomas Neuquén	99.7	132.0	100%	Vista
Entre Lomas Río Negro	347.9	1,544.5	100%	Vista
Bajada del Palo Oeste	147.0	1,891.8	100%	Vista
Bajada del Palo Este	52.2	406.9	100%	Vista
Jarilla Quemada	33.9	182.0	100%	Vista
Charco del Palenque	—	—	100%	Vista
25 de Mayo-Medanito	330.4	114.8	100%	Vista
JDM	304.2	547.7	100%	Vista
Coirón Amargo Norte	20.4	20.0	55%	Vista
Águila Mora	0	0	90%	Vista
Coirón Amargo Sur Oeste	5.5	3.9	10%	Shell
Golfo San Jorge basin
Sur Río Deseado Este	0	0	16.95%	Alianza Petrolera
Noroeste basin
Acambuco	2.0	89.5	1.5%	Pan American Energy

(1)

Oil production is comprised of production of crude oil, condensate and natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

(2)	Natural gas production excludes natural gas consumption, which we estimate represented 21% of our total natural gas sales) for the three-month period ended March 31, 2019.

Block	Production for the nine-month period ended December 31, 2018		Working Interest	Operator
	Crude oil(1) (in thousands of barrels)	Natural gas(2) (in millions of cubic feet)
Neuquina basin
Entre Lomas Neuquén	433.2	647.3	100%	Vista
Entre Lomas Río Negro	1,383.3	4,721.7	100%	Vista
Bajada del Palo Oeste	450.3	7,336.1	100%	Vista
Bajada del Palo Este	232.0	1,610.4	100%	Vista
Jarilla Quemada	157.1	938.4	100%	Vista
Charco del Palenque	—	—	100%	Vista
25 de Mayo-Medanito	1,362.0	671.4	100%	Vista
JDM	1,134.0	2,117.4	100%	Vista
Coirón Amargo Norte	102.8	84.4	55%	Vista
Águila Mora	0	0	90%	Vista
Coirón Amargo Sur Oeste	75.5	53.3	10%	Shell
Golfo San Jorge basin
Sur Río Deseado Este	0	0	16.95%	Alianza Petrolera
Noroeste basin
Acambuco	8.2	398.5	1.5%	Pan American Energy

(1)

Oil production is comprised of production of crude oil, condensate and natural gasoline. Our production of natural gasoline is mixed and sold with our crude oil and condensate production and represents less than 0.05% of our average daily production.

(2)	Natural gas production excludes natural gas consumption, which we estimate represented 21% of our total natural gas sales) for the three-month period ended March 31, 2019.

The following charts show our production evolution from 2017 up until the three-month period ended March 31, 2019, and a monthly breakdown of the latter period. The production information for 2017 and the three-month period ended March 31, 2018 corresponds to production information of all assets acquired in the Initial Business Combination.

Drilling Activities

As of the date of this prospectus, all of our drilling activities are concentrated in Argentina. As of March 31, 2019 and since April 4, 2018, we drilled and completed 29 conventional wells and performed 16 workovers. Among the drilled and completed wells, 24 new wells targeted oil-weighted formations, whereas 5 wells targeted gas formations. Total capital expenditures in conventional drilling and workover activities during the three-month period ended March 31, 2019 were US$18.2 million, and during the nine-month period ended December 31, 2018, capital expenditure in conventional drilling and workover activities was US$43.2 million.

Additionally, we deployed capital expenditures in the shale activity in Vaca Muerta. During the three-month period ended March 31, 2019, we invested US$53.9 million, of which US$53.3 million correspond to the Vaca Muerta development in Bajada del Palo Oeste (where we completed the first 4-well pad, drilled all horizontal sections of the second 4-well pad, and are constructing associated facilities), and US$0.6 million to CASO block. During the 2018 Successor Period we invested US$57.7 million, of which US$53.8 million correspond to the Bajada del Palo Oeste development operated by Vista and US$3.9 million correspond to new well activity in the CASO block operated by Shell. As of March 31, 2019, two rigs are actively drilling in the Bajada del Palo Oeste block, one walking rig and one smaller rig, and we are expecting to add a second walking drilling rig during the second half of 2019. Even though we have defined an initial development plan which includes the drilling of approximately 130 horizontal wells in the Bajada del Palo Oeste block through 2022, our full development includes the drilling of over 400 horizontal wells ranging between 2,500 and 3,000 meters in lateral length with three walking rigs. Furthermore, in the Bajada del Palo Este block, for which we have also been recently granted a 35-year unconventional concession, we have committed to the Province of Neuquén to drill and complete five horizontal delineation wells by the end of 2021 with the objective of defining a full field development plan. In addition, we have requested a 35-year unconventional concession on the Águila Mora block, which we expect to obtain during July 2019, and intend to start drilling in 2020.

Delivery Commitments

As of the date of this prospectus, all of our oil and gas delivery commitments are concentrated in Argentina. The principal sources of oil and gas that we produce in Argentina are the Bajada del Palo Oeste, Entre Lomas Neuquén, Entre Lomas Río Negro, 25 de Mayo-Medanito and JDM blocks. For more information on the amounts we expect to receive from these blocks, see “Business—Crude Oil Production and Natural Gas Production in Argentina.”

We are committed to providing fixed and determinable quantities of crude oil, natural gas and NGL in the near future under a variety of contractual arrangements, some of them under firm arrangements and others on a spot basis. Although seasonal demand behavior during winter and autumn affects the prices that we receive for our production, the impact of such seasonality has not played a significant role in our ability to conduct our operations, including drilling and completion activities.

As of March 31, 2019, 100% of our oil production was subject to monthly delivery commitments. According to our estimates, as of March 31, 2019, our contractual delivery commitments, which do not extend beyond March 31, 2019, could be met with our own production.

For natural gas, during April 2018 we signed annual commitments that represent approximately 90% of our marketable total production, with seasonal pricing arrangements. The remainder is being sold to the spot market while we secure firm delivery opportunities.

For NGL, we are committed to deliver a specific quota of propane under an agreement with the Argentine Secretariat of Energy that represents approximately 40% or our annual production to guarantee local demand of residential grids, and the remaining production is freely marketed; regarding Butane we deliver under a National Decree approximately 85% of our annual production to guarantee local NGL cylinders demand for residential consumers.

One Team Contracts

We have implemented a contracting approach (“One Team Contracts”) which aims to align the commercial interests of operators and contractors through performance payments. Operationally, we aim to integrate with our service providers by sharing common objectives and goals and by using same key performance indicators, which provide economic incentives to the personnel of all companies working under the One Team Contracts. Some of the most relevant contracts have already migrated to One Team Contracts: (i) One Team Drilling, which involves Schlumberger and Nabors drilling, (ii) One Team Completion, which involves Schlumberger and Brent Energía y Servicios, and (iii) One Team Pulling, which involves Quintana Well Pro. Other One Team Contracts are currently being negotiated for operations and maintenance, which are expected to be implemented during 2019.

Transportation and Treatment

In our operated blocks in Argentina, we transport and treat our oil, gas and water production in existing transportation treatment facilities that have sufficient spare capacity to process and deliver our current production and initial shale production to the Oldelval and Transportadora Gas del Sur (“TGS”) pipeline system. Such existing treatment facilities are comprised of oil and gas pipelines, 29 batteries distributed along the blocks, 2 oil treatment plants, 2 water treatment plants, 9 compression plants and 1 gas complex.

All production from Entre Lomas, Bajada del Palo Oeste, Bajada del Palo Este, Agua Amarga, Coirón Amargo Norte, except for gas production of Bajada del Palo Oeste which is injected in a nearby gas pipeline, is gathered and transported to Entre Lomas’ oil treatment plant, water treatment plant and gas complex (“Entre Lomas Central Production Facility”). Such Entre Lomas Central Production Facility is composed of: (i) a gas complex which has an existing capacity of approximately 45 MMscf/d of gas, with idle capacity of approximately 50%, (ii) a crude oil treatment plant, in which we are conducting certain works aimed at taking its capacity to approximately 25,000 bbl/d in 2019 with idle capacity of approximately 65% and (iii) a water treatment plant with an existing capacity of approximately 80,000 bbl/d.

Production from 25 de Mayo-Medanito and JDM blocks is gathered and transported to 25 de Mayo-Medanito’s oil treatment plant and water treatment plant (“Medanito Central Production Facility”). Such Medanito Central Production Facility is composed of: (i) a crude oil treatment plant with an existing capacity to process approximately 19,000 bbl/d, with an idle capacity of approximately 60% and (ii) a water treatment plant with an existing capacity of approximately 70,000 bbl/d. Gas production is gathered and delivered to Medanito S.A. gas processing plant, where it is sweetened and processed.

Midstream Joint Venture

The growth of production of oil and gas from the Vaca Muerta shale formation in Argentina has created a need for gathering, processing and evacuation midstream investments, as well as potential needs for oil and gas storage, condensates handling and additional oil and gas trunk pipeline capacity. Together with Riverstone, a company with a successful track record of building independent midstream companies across North America, and Southern Cross Group, one of the largest and longest-standing Latin America-focused private equity firms, we are creating Aleph Midstream, a company that will seek to become an important midstream player in the Neuquina basin. To that effect, we have agreed with an affiliate of Riverstone, an affiliate of Southern Cross Group and certain individual co-sponsors (the “Financial Sponsors”), to form a midstream joint venture in Argentina (“Aleph Midstream”). Subject to the satisfaction of certain conditions precedent, including obtaining certain regulatory approvals, the Financial Sponsors expect to contribute up to $160 million in the aggregate to Aleph Midstream, in exchange for a controlling interest of up to 78.4% of Aleph Midstream’s total equity. The proceeds from such contribution are expected to be used for the construction of the midstream assets which are necessary for the gathering, processing and evacuation of our oil and gas production in the Neuquina basin, including batteries, compression stations and oil, gas and water processing and treatment facilities and certain oil and gas pipelines (the “New Facilities”). We expect to contribute a majority of our midstream assets located in the Neuquina basin (the “Existing Facilities”, and together with the New Facilities, the “Midstream Assets”), valued at approximately $45 million, to Aleph Midstream, in exchange for an equity interest in Aleph Midstream of at least 21.6%, to be effected as a tax-free reorganization. If the asset contribution does not occur by January 1, 2020, we will have the obligation to contribute $45 million in cash, pro-rata to our 21.6% interest in Aleph Midstream and we will enter into an agreement with Aleph Midstream pursuant to which Aleph Midstream would operate the Existing Facilities, notwithstanding that the assets were not contributed. Aleph Midstream will be managed by an independent management team and its board of directors will be chaired by an independent chairman.

If the Aleph Midstream arrangements are fully implemented, Aleph Midstream is expected to become the first midstream player focused on providing gathering, processing and evacuation services for oil and gas production in the Neuquina basin and to deploy the necessary capital to build additional facilities required to service Vista’s expected increases in oil and gas production and that of the new clients Aleph Midstream intends to service.

By providing midstream services, Aleph Midstream could allow upstream players to focus on their core E&P activities. The history of unconventional plays in the United States shows that offloading midstream capital to a third party could allow for a potentially more rapid production growth. Moreover, joint oil and gas evacuation systems may result in synergies that individual operators cannot materialize alone, which should drive down development and lifting costs in the basin.

Furthermore, we expect to enter into an agreement with Aleph Midstream on an arms’-length basis, pursuant to which Vista will commit the production from certain dedicated blocks located in the Neuquina Basin (initially Bajada del Palo Oeste, Entre Lomas, Charco del Palenque, Jarilla Quemada, Jagüel de los Machos and 25 de Mayo-Medanito blocks) to Aleph Midstream, which will become the exclusive provider of certain midstream services for the production from those dedicated blocks. Additionally, pursuant to such agreement, Aleph Midstream will have the option, through a right of first offer, to provide midstream services on an exclusive basis to a designated portion of other of our current or future assets in the Neuquina basin. Aleph Midstream’s right to be or to become the exclusive midstream services provider to some of our assets is expected to last fifteen (15) years from the effective date of the agreement. Pursuant to such agreement, we expect to commit and deliver a minimum volume of hydrocarbons to Aleph Midstream at an agreed tariff, plus operating expenses while additional volumes will be charged at an agreed spot tariff. Finally, it is anticipated that, if certain required regulatory approvals relating to the concession titles to certain Midstream Assets to be obtained by Vista and assigned to Aleph Midstream are not obtained by the earlier of (i) the date on which the Financial Sponsors have contributed $75 million in Aleph Midstream or (ii) 11 months from the closing of the transaction relating to Aleph Midstream, the Financial Sponsors will have the right to exercise a put option to sell to us all of their interests in Aleph Midstream at a price which shall account for the return of such Financial Sponsor’s cash contribution to Aleph Midstream, plus an agreed interest and we will have twelve months to effect such payment.

For more information on Aleph Midstream, see “Related Party Transactions—Aleph Midstream.”

Facilities map

Once treated, we transport our oil and gas production in several ways depending on the infrastructure available and the cost efficiency of the transportation system in any given location. We use the oil pipeline system and oil tankers to transport oil to our customers. Oil is customarily sold through contracts whereby producers are responsible for transporting produced oil from the field to a port for shipping, with all costs and risks associated with transportation borne by the producer. Gas, however, is sold at the point of delivery of the gas pipeline system near the field and, therefore, the customer bears all transportation costs and risks associated therewith. Oil and gas transportation in Argentina operates in an “open access” non-discriminatory environment under which producers have equal and open access to the transportation infrastructure. We maintain limited storage capacity at the oil Terminal located in Puerto Rosales, near Bahía Blanca from which oil is delivered to our end customers.

Overview of exploitation concessions in Argentina

For an overview of the framework governing oil and gas exploitation concessions in Argentina, see “Business—Oil and Gas Regulatory Frameworks in Argentina.”

Customers and Marketing

Oil Markets

In Argentina, our crude oil production is mainly sold to domestic refineries. Our main customers are Shell (Raizen) and Trafigura, representing 99% and 72% of our total oil revenues for the three-month period ended March 31, 2019 and the 2018 Successor Period, respectively. Approximately 99% of our oil is produced in the Neuquina basin and is referred to as Medanito crude oil, a high-quality oil generally in strong demand among Argentine refiners for subsequent distribution in the domestic market. Production from our Neuquina basin properties is transported to Puerto Rosales, a major industrial port in the southern region of the Province of Buenos Aires through the Oldelval pipeline system, then goes to either the domestic refining market, which consists of five active refiners, or to international customers through maritime transportation. Even though we prioritize long-term relationships with domestic customers, we are seeking relationships with international customers in order to establish a diversified portfolio for our expected production increase in the upcoming years.

In Mexico, all the crude oil production is sold to Pemex. Jaguar has entered into an oil purchase agreement with Pemex covering the three blocks in which we hold a working interest in Mexico. Pursuant to this purchase agreement, Jaguar (as operator) sells 100% of the production to Pemex, and Vista Holding II pays Jaguar a fee on such sales. See “Industry and Regulatory Overview—Mexico’s Oil and Gas Industry Overview.”

Natural Gas Markets and NGL

In Argentina, we have established a very diversified portfolio of customers for natural gas. Our primary customers in the first quarter of 2019 and the 2018 Successor Period were industrial customers, representing 58% and 85% of our total natural gas revenues for such period, respectively. Argentina has a highly developed natural gas market and a sophisticated infrastructure in place to deliver natural gas to export markets or to industrial and residential customers in the domestic market. However, natural gas markets in Argentina are regulated by the Argentine government. Even though the Argentine government sets the price at which natural gas producers sell volumes to residential customers, volumes that are sold to industrial and other customers are not regulated and pricing varies with seasonal factors and industry category. We generally sell our natural gas to Argentine customers pursuant to short-term contracts and in the spot market. The Neuquina basin is served by a substantial gas pipeline network that delivers gas to the Buenos Aires metropolitan and surrounding areas, and the industrial regions of Bahia Blanca and Rosario. Natural gas produced in our Neuquina basin properties is readily marketed due to accessibility to such infrastructure. Our properties are well situated in the basin with two major pipelines in close proximity. Natural gas produced in this basin that is not under contract can readily be sold in the spot market. In Mexico, all the natural gas production is sold to Pemex.

With regards to our NGL production, we comply with domestic commitments set by the Argentine government with the objective of ensuring the supply for propane and bottled butane for residential uses. Our remaining NGL production is marketed within the Neuquina basin.

Competition

The oil and gas industry is competitive, and we may encounter strong competition from other independent operators and from major oil companies in acquiring and developing licenses or oil agreements. In Argentina, we compete for resources with state-owned YPF, as well as with privately-owned companies such as Pan American Energy, Pluspetrol, Tecpetrol, Chevron, Wintershall, Total, Sinopec, among others. In Mexico, we compete for resources with Pemex the state-owned company and local and international oil companies.

We are also affected by competition for drilling rigs and the availability of related equipment. Higher commodity prices generally increase the demand for drilling rigs, supplies, services, equipment and crews, and can lead to set rig services contracts with international contractors, or shortages of, and increasing costs for, drilling equipment, services and personnel. Over the past several years, oil and natural gas companies have experienced higher drilling and operating costs. Shortages of experienced drilling crews and equipment and services or increasing costs could restrict our ability to drill wells and conduct our operations.

Intellectual Property

Our intellectual property is an essential element of our business, and our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent, trade secret, trademark and other intellectual property laws, confidentiality agreements and license agreements to establish and protect our intellectual property rights. As of March 31, 2019, we had no pending patent applications.

Information Technology

We rely on our information technology systems and automated machinery to effectively manage our production processes and operate our business. As with other companies, our information technology systems may be vulnerable to damage or interruption from cyber-attacks and other security breaches. Our computer systems are supported by Dell and IBM infrastructure for data processing, NetApp and EMC for storage and backup and Cisco for networking and firewall cybersecurity. As of the date of this prospectus, we are working on the implementation of S/4 Hana, a cloud-based ERP licensed by SAP (Systeme, Anwendungen und Produkte in der Datenverarbeitung – Systems, Applications & Products in Data Processing), which we expect will standardize administrative processes and improve internal control across our entire organization.

We depend on digital technology, including information systems to process financial and operating data, analyze seismic and drilling information and oil and gas reserves estimates as well as real-time systems for monitoring and controlling production. We have increasingly connected equipment and systems to the Internet. Because of the critical nature of their infrastructure and the increased accessibility enabled through connection to the Internet, they may face a heightened risk of cyber-attack. See “Risk Factors—Risks Related to Our Business and Industry—Our industry has become increasingly dependent on digital technologies to carry out daily operations.”

Insurance

We maintain insurance coverage of types and amounts that we believe to be customary and reasonable for companies of our size and with similar operations in the oil and gas industry. However, as is customary in the industry, we do not insure fully against all risks associated with our business, either because such insurance is not available, insurance coverage is subject to a cap or because premium costs are considered prohibitive.

Currently, our insurance program includes, among other things, construction, fire, vehicle, technical, umbrella liability, director’s and officer’s liability and employer’s liability coverage. Our insurance includes various limits and deductibles or retentions, which must be met prior to or in conjunction with recovery. A loss not fully covered by insurance could have a materially adverse effect on our business, financial condition and results of operations.

Investment in Property, Plant and Equipment

We have freehold and leasehold interests, but there is no specific interest that is individually material to us. The majority of our property, consisting of oil and gas reserves, oil and gas wells and corporate office buildings are located in Argentina. In each of the countries in which we operate, the state is the exclusive owner of all hydrocarbon resources located in such country and has full authority to determine the rights, royalties or compensation to be paid by private investors for the exploration or production of any hydrocarbon reserves. In Argentina, the Argentine Republic grants such rights through exploitation concessions. In Mexico, the Mexican State performs E&P activities through entitlements, granted to productive state-owned companies, or by granting productive state-owned companies or private entities, individually or under a consortium, exploration and extraction agreements. Entitlements and exploration and extraction agreements have different regulatory schemes. Entitlements can only be granted to productive state-owned companies (in Mexico, only PEMEX), and are assigned directly by the Mexican government. In contrast, exploration and extraction agreements are granted through public and competitive bidding processes held by CNH.

Health, Safety and Environmental Matters

General

We and our operations are subject to various stringent and complex international, federal, state and local environmental, health and safety laws and regulations in the countries in which we operate that govern matters including the emission and discharge of pollutants into the ground, air or water; the generation, storage, handling, use and transportation of regulated materials and human health and safety. These laws and regulations may, among other things:

•

require the acquisition of various permits or other authorizations or the preparation of environmental assessments, studies or plans (such as well closure plans) before seismic or drilling activity commences;

•	enjoin some or all of the operations of facilities deemed not in compliance with permits;

•

restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;

•	require establishing and maintaining bonds, reserves or other commitments to plug and abandon wells; and

•	require remedial measures to mitigate or remediate pollution from our operations, which, if not undertaken, could subject us to substantial penalties.

Environmental Policy

Our health, safety and environmental management plan is focused on undertaking realistic and practical programs based on recognized world practices. Our emphasis is on building key principles and company-wide ownership and then expanding programs internally as we continue to grow. Our program has been developed to not only consider the activities we are involved in, but also activities involving our contractors.

We believe that oil and gas can be produced in an environmentally-responsible manner with proper care, understanding and management. We have within our Health, Safety and Environment (“HSE”) program a team that is exclusively focused on securing the environmental authorizations and permits for the projects we undertake. This team is also responsible for the achievement of the environmental standards set by our board of directors and for training and supporting our personnel. In these activities, we are supported by experienced oil and gas environmental consulting firms. Our senior executives have also received training in proper environmental management.

Health and Safety Policy

The implementation of additional safety procedures in our operations in consistency with the VISTA O&G HSE Policy, such as training, work permits, internal audits, drills, tailgate safety meetings, job safety analysis and risk evaluations, has led to a reduction in the number of workforce safety incidents. As of December 31, 2018, on a rolling 12-month basis, our Total Recordable Incident Rate (“TRIR”) has improved 45.1% vis-à-vis the previous operator track record: our TRIR was 3.93 (based on a rate of 2,802,044 labor hours) as compared to a 7.16 as of December 31, 2017. The TRIR for the nine-month period ended December 31, 2018 covered by our operations was 3.24. We had no fatalities due to workforce incidents involving Vista employees related to operations in 2017 and for the year ended December 31, 2018.

Employees

As of June 30, 2019, we had 251 employees, of which 241 were in Argentina and 10 in Mexico.

As of March 31, 2019, we had 231 employees, of which 223 were in Argentina and 8 in Mexico.

The following table shows the employee headcount for Vista for the periods presented:

	As of
	June 30, 2019	March 31, 2019	December 31, 2017
Vista /PELSA (Predecessor)	251	231	97

As of December 31, 2017, December 31, 2018, March 31, 2019 and June 30, 2019, 21%, 20%, 17% and 15%, respectively, of our employees in Argentina were represented by one union and benefitted from a collective bargaining agreement between such union and our subsidiaries.

Since 2017, we have not experienced any material labor-related problems or major labor disturbances, and our relations with the unions are stable. However, we cannot guarantee that we will not experience any conflicts with our employees in the future, including with our unionized employees in the context of future negotiations of our collective bargaining agreements, which could result in events such as strikes or other disruptions that could have a negative impact on our operations. For further information on risk of labor disputes, see “Risk Factors—Risks Related to our Company—We employ a highly unionized workforce and could be subject to labor actions such as strikes, which could have a material adverse effect on our business.”

As of March 31, 2019, there were also approximately 2,000 outsourced staff under contract available to provide services in our operations, mostly with large international service providers. Although we have policies regarding compliance with labor and social security obligations for our contractors, we can provide no assurance that the contractors’ employees will not initiate legal actions against us seeking indemnification based upon a number of Argentine judicial labor court precedents that established that the ultimate beneficiary of employee services is joint and severally liable with the contractor, which is the employee’s formal employer. See “Risk Factors—Risks Related to Our Company— We face risks relating to certain legal proceedings.”

Litigation

From time to time, we may be subject to various lawsuits, claims and proceedings that arise in the normal course of business, including employment, commercial, environmental, safety and health matters. For example, from time to time, we receive notice of environmental, health and safety violations. It is not presently possible to determine whether any such matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity. We are not currently a party to any material legal proceedings.

Corporate Information

Our principal executive offices are located at Calle Volcán No. 150, Floor 5, Col. Lomas de Chapultepec, Alcaldía Miguel Hidalgo, Mexico City, Zip Code 11000, Mexico. Our telephone number at this location is +52 (55) 4163-9205. Our website is http://www.vistaoilandgas.com. Information contained on, or accessible through, this website is not incorporated by reference in, and will not be considered part of, this prospectus.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

Under the Mexican Securities Market Law, public companies must have a board of directors comprised of no more than 21 members, of which at least 25% must be independent. Independent members must be selected based on their experience, ability and reputation at the issuer’s shareholders’ meeting; whether or not a director is independent must be determined by the issuer’s shareholders and such determination may be challenged by the CNBV. The Mexican Securities Market Law permits then-acting members of the board of directors (as opposed to shareholders) to select, under certain circumstances and on a temporary basis, new members of the board of directors.

Boards of directors of public companies are required to meet at least four times during each calendar year and have the following principal duties:

•	determine general strategies applicable to the issuer;

•	approve guidelines for the use of corporate assets;

•	approve, on an individual basis, transactions with related parties, subject to certain limited exceptions;

•

approve unusual or exceptional transactions and any transactions that imply the acquisition or sale of assets with a value equal to or exceeding 5% of the issuer’s consolidated assets or that imply the provision of collateral or guarantees or the assumption of liabilities equal to or exceeding 5% of the issuer’s consolidated assets;

•	approve the appointment or removal of the chief executive officer;

•	approve waivers in respect of corporate opportunities;

•	approve accounting and internal control policies;

•	approve the chief executive officers’ annual report and corrective measures for irregularities; and

•	approve policies for disclosure of information.

Directors have the general duty to act for the benefit of the issuer, without favoring a shareholder or group of shareholders.

Our board of directors is responsible for the management of our business and is comprised of six members, four of which are independent. Set forth below are the name, age, position and biographical description of each of our current directors. Our directors were appointed by the unanimous consent of our shareholders on July 28, 2017, except for Pierre-Jean Sivignon, who was appointed by our board of directors on May 10, 2018 and ratified by the shareholders on April 25, 2019.

Name	Position	Independent*	Age	Term Expires on
Miguel Galuccio	Chairman	No	51	No expiration date**
Kenneth Ryan	Director	No	46	No expiration date**
Susan L. Segal	Director	Yes	66	No expiration date**
Mauricio Doehner Cobian	Director	Yes	45	No expiration date**
Pierre-Jean Sivignon	Director	Yes	62	No expiration date
Mark Bly	Director	Yes	60	No expiration date**

*	Independent under NYSE standards, applicable SEC rules and the CNBV Rules.
**	Directors appointed on July 28, 2017 are required to remain in their positions for at least 24 months from the date of our initial global offering, which occurred on August 9, 2017.

Miguel Galuccio serves as our Chairman and Chief Executive Officer. Mr. Galuccio is currently an independent member of the board of directors of Schlumberger, a global oil services firm. Mr. Galuccio served as the Chairman and Chief Executive Officer of YPF, Argentina’s largest oil company, from May 2012 to April 2016, which under his leadership became the largest producer of hydrocarbons from shale formations globally outside North America. Prior to joining YPF, Mr. Galuccio was an employee of Schlumberger and held a number of international positions in North America, the Middle East, Asia, Europe, Latin America, Russia and China, his last being President of Schlumberger Production Management. Other senior roles held by Mr. Galuccio at Schlumberger include President of Integrated Project Management, General Manager for Mexico and Central America and Real Time Reservoir Manager. Prior to his employment at Schlumberger, he served in various executive positions at YPF and its subsidiaries, including YPF International, where he participated in its internationalization process as Manager within Maxus Energy. Mr. Galuccio holds a bachelor’s degree in petroleum engineering from the Instituto Tecnológico de Buenos Aires in Argentina.

Kenneth Ryan serves as member of our board of directors. Mr. Ryan is a Partner, head of corporate development, capital strategies and investor relations at Riverstone. He is based in New York. In addition, Mr. Ryan has primary responsibility for Riverstone Energy Limited, an affiliated publicly traded energy investment company that is listed on the London Stock Exchange. Prior to joining Riverstone, he worked for Gleacher & Company/Gleacher Partners in both London and New York, most recently as Managing Director and co-head of Investment Banking. Prior to Gleacher, Mr. Ryan worked in the investment banking division of Goldman Sachs in London and New York. Mr. Ryan currently serves on the Board of Directors of TrailStone, Riverstone Energy Limited, HES International and Vista Oil & Gas S.A. de C.V. Mr. Ryan is a member of the investment committee of Riverstone Credit Partners, Riverstone’s Credit Fund. Mr. Ryan received his degree in law from the University of Dublin, Trinity College.

Susan L. Segal serves as an independent member of our Board of Directors. Ms. Segal was appointed President and CEO of Americas Society / Council of the Americas in 2003, after working in the private sector in Latin America and other emerging markets for more than 30 years. Prior to her current appointment, she was a Partner at Chase Capital Partners / JPMorgan Partners with a focus on private equity in Latin America and pioneering venture capital investments in the region. During her career as a banker, she focused in investment banking, founding a trading unit for emerging market bonds and, was actively involved in the Latin American debt crisis in the 1980s and 1990s, serving as President of the Board for the Advisory Committees of Chile and the Philippines. Ms. Segal is a member of the Board of Americas Society / Council of the Americas, the Tinker Foundation, Scotiabank and Mercado Libre, as well as Chairman of the Board of Scotiabank USA, a wholly-owned private subsidiary of ScotiaBank. She is also a member of the Council on Foreign Relations. Ms. Segal graduated from Sarah Lawrence University and received a master’s degree in business administration from Columbia University in the United States. In 1999, she was awarded the Orden Bernardo O’Higgins, Grado de Gran Oficial in Chile. In 2009, Colombia honored her with the Orden de San Carlos. In 2012, Mexico bestowed on her the Orden Mexicana del Águila Azteca. In 2013, the North American-Chilean Chamber of Commerce recognized her as the Honorary Chilean of the Year. In 2018, Susan was awarded Peru’s Order of “Merit for Distinguished Services” in the rank of Grand Official.

Mauricio Doehner Cobian serves as an independent member of our Board of Directors. Mr. Doehner has been Executive Vice President of Corporate Affairs and Enterprise Risk Management at CEMEX since May 2014 and is a member of its Executive Committee, reporting directly to the CEO. Mr. Doehner began work with CEMEX in 1996 and has held various executive positions in areas such as Strategic Planning, Institutional Relations and Communications and Business Risk Management for Europe, Asia, Middle East, South America, and Mexico. While acting in such capacities, he has led interactions and collaboration with several governments worldwide, as well as engaging in evaluation of tax structures, public policy initiatives, corporate social responsibility, communications, and crisis management. Further, he worked in Mexico’s Presidential Administration in 2000, leading its relationship with Mexican NGO’s, dealing with diverse issues such as government reforms and the national budget. Mr. Doehner also worked at Violy Byorum & Partners Investment Bank. Currently, he is the President of the Board of the National Chamber of Cement (CANACEM), Vice-president of the Confederation of

Industrial Chambers (CONCAMIN) and a member of the boards of the Trust for the Americas organization affiliated to the Organization of American States (OAS), the Center of Citizen Integration (CIC), the Industrials Club of Monterrey, the Museum of Modern Art of Monterrey (MARCO) and a member of the GAP Group within the Consejo Mexicano de Negocios (CMN). Mr. Doehner leads a seminar on economic, financial and political analysis at Tecnológico de Monterrey and is a Board Member of Tec Milenio. He is also a contributor to Expansión Magazine. Mr. Doehner holds a bachelor’s degree in economics from Tecnológico de Monterrey, a master’s degree in business administration from IESE/IPADE, and a professional certificate in competitive intelligence from the FULD Academy of Competitive Intelligence in Boston, Massachusetts.

Pierre-Jean Sivignon serves as an independent member of our Board of Directors. Mr. Pierre-Jean Sivignon was an advisor to the Chairman and CEO of Carrefour Group in Paris until December 2018, where he previously held the positions of Deputy CEO, CFO and Member of the Executive Board as well as Chairman of the Board of their publicly traded subsidiary in Brazil. Prior experience includes positions as the Chief Financial Officer, Executive Vice President, Member of the Board of Management at both Royal Philips Electronics in Amsterdam and at Faurecia Group in Paris. He also held various high level financial and managerial positions with the Schlumberger Group in different locations, including New York and Paris. Mr. Sivignon sat as member of the board of directors of Imerys and Technip FMC, both companies traded on the Paris Stock Exchange. Mr. Sivignon graduated from French baccalaureate with honors in France and received an MBA from ESSEC (Ecole Superieure des Sciences Economiques et Commerciales) also in France.

Mark Bly serves as an independent member of our Board of Directors. Mr. Bly has more than 30 years of experience in the oil and gas industry, and is currently an advisor to the Board of Ayata, a company focused on artificial intelligence and prescriptive analysis that provides services to several industries, including the oil and gas industry and a member of the Board of Baytex Energy Corp, an oil and gas company based in Calgary, Canada. Prior to advising the Board of Ayata, he occupied various executive positions at an international level at British Petroleum (“BP”). Mr. Bly’s last role at BP was Executive Vice President of Security and Operational Risk, where he led a global effort that resulted in security and reliability improvements in the operating units of BP after the Deepwater Horizon incident in the Gulf of Mexico in 2010. Mr. Bly also led the internal investigation of the 2010 incident, and is the author of the “Bly Report,” which came to define the understanding of the event by the industry and represented the founding of the new global drilling practices program at BP. Mr. Bly had previously been a part of BP’s E&P Executive Group, responsible for monitoring an international portfolio with units in Angola, Trinidad, Egypt, Algeria and the Gulf of Mexico. During his earlier years at BP, Mr. Bly led several key E&P units in Alaska, the North Sea and in North America. Mr. Bly received a master’s degree in structural engineering from the University of California at Berkeley and a bachelor’s degree in civil engineering from the University of California at Davis.

As provided in our bylaws, members of the Board of Directors appointed by shareholders at the time they authorized our initial global offering, shall remain in office at least until August 9, 2019.

For a detailed description of the operation and authorities of our board of directors, see “Description of the Series A Shares and Bylaws.”

Duties and Liabilities of Directors

The Mexican Securities Market Law also imposes duties of care and loyalty on directors.

The duty of care generally requires that directors obtain sufficient information and be sufficiently prepared to support their decisions and to act in the best interest of the issuer. The duty of care is discharged, principally, by requesting and obtaining from the issuer and its officers all the information required to participate in discussions, obtaining information from third parties, attending board meetings and disclosing material information in possession of the relevant director. Failure to act with care by one or more directors subjects the relevant directors to joint liability with the other directors involved in an action for damages and losses caused to the issuer and its subsidiaries, which may be limited (except in the instances of bad faith, or illegal acts or willful misconduct) under the company’s bylaws or by resolution of a shareholders’ meeting. Liability for a breach of the duty of care may also be covered by indemnification provisions and director and officer liability insurance policies.

The duty of loyalty primarily consists of a duty to maintain the confidentiality of information received in connection with the performance of a director’s duties and to abstain from discussing or voting on matters where the director has a conflict of interest. In addition, the duty of loyalty is breached if a shareholder or group of shareholders is knowingly favored or if, without the express approval of the board of directors, a director takes advantage of a corporate opportunity. The duty of loyalty is also breached if a shareholder or group of shareholders is knowingly favored, if the director discloses false or misleading information or fails to register any transaction in the issuer’s records that could affect its financial statements or causes material information not to be disclosed or to be modified. The duty of loyalty is also breached if the director uses corporate assets or approves the use of corporate assets in violation of an issuer’s policies. The violation of the duty of loyalty subjects the offending director to joint liability for damages and losses caused to the issuer and its subsidiaries. Liability also arises if damages and losses result from benefits obtained by the directors or third parties, as a result of activities carried out by the directors. Liability for breach of the duty of loyalty may not be limited by the company’s bylaws, by resolution of a shareholders’ meeting or otherwise.

Claims for breach of the duty of care or the duty of loyalty may be brought solely for the benefit of the issuer (as a derivative suit) and may only be brought by the issuer or by shareholders representing at least 5% of any outstanding shares.

As a safe-harbor for directors, the liabilities specified above will not be applicable if the director acted in good faith and (i) complies with applicable law and the bylaws, (ii) acted based upon information provided by officers, external auditors or third-party experts, the capacity and credibility of which may not be the subject of reasonable doubt, (iii) selected the more adequate alternative in good faith or in a case where the negative effects of such decision may not have been foreseeable, based upon the then available information, and (iv) actions were taken in compliance with resolutions adopted at the shareholders’ meeting.

Under the Mexican Securities Market Law, the issuer’s chief executive officer and principal executives are also required to act for the benefit of the company and not of a shareholder or group of shareholders. Principally, these executives are required to submit to the board of directors for approval the principal strategies for the business, to submit to the audit committee proposals relating to internal control systems, to disclose all material information to the public and to maintain adequate accounting and registration systems and internal control mechanisms.

Board Committees

The Mexican Securities Market Law requires us to have an Audit and Corporate Governance Committee, which must be composed of at least three independent members under the Mexican Securities Market Law. We believe that all of the members of the Audit and Corporate Governance Committee are independent under the Mexican Securities Market Law and comply with the requirements of Rule 10A-3 of the Exchange Act. On May 10, 2018, the Board created a Compensation Committee.

Audit Committee

Members of our audit committee were appointed by the unanimous consent of our shareholders on July 28, 2017, except for Mr. Pierre-Jean Sivignon who was appointed as new member of the committee by the Board on May 10, 2018, to replace Mr. Anthony Lim, who resigned effective such date. Mr. Sivignon was also nominated by the Board to chair the Audit Committee. The current members of our audit committee are:

•	Pierre-Jean Sivignon (chair);

•	Susan L. Segal;

•	Mauricio Doehner Cobian; and

•	Mark Bly.

There is no expiration date on the term of the appointment of the members of our audit committee. For a detailed description of the operation and authorities of our audit committee, see “Description of the Series A Shares and Bylaws—Audit and Corporate Practices Committees.”

Corporate Practices Committee

Members of our corporate practices committee were appointed by the unanimous consent of our shareholders on July 28, 2017. The current members of our corporate practices committee are:

•	Mauricio Doehner Cobian (chair);

•	Pierre-Jean Sivignon;

•	Susan L. Segal; and

•	Mark Bly.

There is no expiration date on the term of the appointment of the members of our corporate practice committee. For a detailed description of the operation and authorities of our audit committee, see “Description of the Series A Shares and Bylaws—Audit and Corporate Practices Committees.”

Compensation Committee

On May 10, 2018, the Board created a Compensation Committee with the intention of (i) setting the compensation strategy for our executive officers and directors, (ii) setting compensation levels for the CEO, and (iii) approving compensation policies for C-suite executives upon CEO recommendation. The current members of our compensation committee are:

•	Susan L. Segal (chair);

•	Pierre-Jean Sivignon;

•	Mauricio Doehner Cobian; and

•	Mark Bly.

For a detailed description of the operation and authorities of our audit committee, see “Description of the Series A Shares and Bylaws—Audit and Corporate Practices Committees.”

Agreements with Directors

There are no agreements between us and the members of our Board of Directors that provide for any benefits upon termination of their designation as directors. None of our directors maintains service contracts with us except as described in “Principal Shareholders” and “Related Party Transactions.”

Management Team

The following table sets forth the members of our Management Team as of the date of this prospectus, which were designated on August 1, 2017 (with the exception of Gastón Remy).

Name	Position	Age
Miguel Galuccio	Chairman and Chief Executive Officer	51
Pablo Manuel Vera Pinto	Chief Financial Officer	41
Juan Garoby	Chief Operations Officer	48
Alejandro Cherñacov	Strategic Planning and Investor Relations Officer	37
Gastón Remy	Chief Executive Officer Vista Argentina	46

The Management Team set forth in the table above (with the exception of Gastón Remy) were designated to their respective positions prior to the Initial Business Combination and continued to hold their positions following its consummation on April 4, 2018.

Mr. Javier Rodríguez Galli is our general counsel and he is not part of the Management Team, as such term is used in this prospectus.

Miguel Galuccio. See “Management and Corporate Governance—Board of Directors—Miguel Galuccio.”

Pablo Manuel Vera Pinto serves as our Chief Financial Officer since August 1, 2017, and has been involved with us since our incorporation on March 22, 2017. Mr. Vera Pinto was previously the Head of Business Development at YPF Argentina from October 2012 to February 2017 and, prior to that, served as Director of Transformation at YPF from May 2012 until September 2012. Mr. Vera Pinto was a member of the board of directors of the fertilizer company Profertil (a joint venture between Agrium of Canada and YPF), power generation company Central Dock Sud S.A. (a joint venture between Enel of Italy, YPF and Pan American Energy) and gas distributor Metrogas S.A. (controlled by YPF, acquired from British Gas in 2012). Overall, Mr. Vera Pinto led the execution of over 20 mergers and acquisitions transactions during his time at YPF. Previously, Mr. Vera Pinto worked with Leadgate Investment Corp., a private investment firm focused on restructuring acquired businesses where he had experience as Restructuring Manager, Chief Financial Officer and General Manager of the firm’s controlled businesses. Mr. Vera Pinto also worked for management consultancy McKinsey & Company in Europe and investment banking firm Credit Suisse First Boston NA based in New York. Mr. Vera Pinto holds a bachelor’s degree in economics from Universidad Torcuato Di Tella in Buenos Aires, Argentina and a master’s degree in business administration from INSEAD in Fontainebleau, France.

Juan Garoby serves as our Chief Operations Officer since August 1, 2017, and has been involved with us since our incorporation on March 22, 2017. Mr. Garoby served as Interim Vice President of Exploration & Production of YPF from August 2016 to October 2016, Head of Drilling and Completions from April 2014 to August 2016 and Head of Unconventional from June 2012 to April 2014, (when he also served as President of YPF Servicios Petroleros S.A., a YPF-owned drilling contractor). Prior to his time at YPF, Mr. Garoby worked at Schlumberger as Operations Manager for Europe and Africa. Mr. Garoby has also held several positions at Baker Hughes, including Director of Baker Hughes do Brasil, Country Manager of Baker Hughes Centrilift Brazil and Country Manager of Baker Hughes Centrilift Ecuador & Peru, among others. Mr. Garoby holds a bachelor’s degree in petroleum engineering from the Instituto Tecnológico de Buenos Aires in Argentina.

Alejandro Cherñacov serves as our Strategic Planning and Investor Relations Officer since August 1, 2017, and has been involved with us since our incorporation on March 22, 2017. Mr. Cherñacov served as Chief Financial Officer at Jagercor Energy Corp, a small-cap Canadian Securities Exchange-listed E&P company from January 2015 to February 2017. Previously, Mr. Cherñacov served as Investor Relations Officer of YPF, where he was responsible for repositioning the company in the local and international capital markets. Mr. Cherñacov previously held several positions in YPF’s E&P department where his last role was being in charge of the upstream portfolio management process, which covered Argentina, Brazil and Bolivia. Mr. Cherñacov holds a bachelor’s degree in economics from the Universidad de Buenos Aires, a master’s degree in finance from the Universidad Torcuato Di Tella in Buenos Aires and a strategic decision and risk management professional certificate from Stanford University in Palo Alto, California.

Gastón Remy serves as Vista Argentina’s Chief Executive Officer since April 4, 2018. Mr. Remy was the president of Dow Argentina, and south region of Latin America (Argentina, Bolivia, Chile, Paraguay, and Uruguay) from the beginning of 2014 until his departure in March 2018. He joined Dow in 2002 as a Manager of Legal Affairs and in 2015 he moved to Buenos Aires as a Director of Legal Affairs for the south region in Latin America. In 2006 he also led Public Affairs and Government relations in the same area. Two years later he moved to Midland where he was Director for global projects, mergers and acquisitions at the Legal department. Then, in 2011 he moved to Sao Paulo as a Legal Director for Latin America, prior to return to Argentina in 2014. Mr. Remy is the President for the Instituto para el Desarrollo Empresarial de la Argentina (IDEA) and was the President for the 53° Coloquio Anual in 2017. He is a lawyer from Universidad de Buenos Aires, and holds an LLM from Columbia University, New York. In 2016, he was recognized as a CEO of the year, an award given by PwC, El Cronista newspaper, and Apertura magazine.

Javier Rodríguez Galli serves as our General Counsel since August 1, 2017. Mr. Rodríguez Galli is a partner at the firm Bruchou, Fernández Madero & Lombardi – Abogados with offices in Buenos Aires, Argentina where he has led the Oil and Gas practice area since joining the firm in 2005. In recent years he has been legal counsel for various international oil companies that have invested in Argentina, attracted by the development of unconventional hydrocarbons. In December 2014, he advised PETRONAS, the national oil company of Malasia, in its negotiations and agreements with YPF that led to the joint venture between these two companies in the La Amarga Chica area in Neuquén, to produce unconventional oil with a total planned investment in the pilot phase of US$550 million. Currently, he is a member of the board of Petronas E&P Argentina, S.A. Additionally, he has participated in multiple national and international negotiations related to oil and gas acquisitions, divestments, joint ventures and strategic alliances and has extensive experience in corporate matters. From 1999 until 2005, he was general counsel of Molinos Río de la Plata, an Argentine leader in food and commodities controlled by the Pérez Companc family. From 1993 to 1999, he was an in-house lawyer at YPF, S.A., the largest oil and gas company in Argentina, providing legal services to its international business development group. Mr. Rodríguez Galli graduated with honors from the Law School of Universidad de Buenos Aires in 1991, obtained a master’s degree from the London School of Economics in 1993 and a diploma from the College of Petroleum and Energy Studies at Oxford University in 1996.

Actions by our Management Team

Our Chief Executive Officer and the other relevant officers (including members of our Management Team) are required under the Mexican Securities Market Law to focus their activities on maximizing shareholder value in our Company. Our Chief Executive Officer and senior management may be held liable for damages to us, our subsidiaries and others for the following: (i) favoring a single group of shareholders, (ii) approving transactions between us, or our subsidiaries, with related persons without complying with applicable legal requirements, (iii) taking advantage of our subsidiaries’ assets for their own personal gain contrary to Company policy (or authorizing a third party to do so on their behalf), (iv) making inappropriate use of our, or our subsidiaries’ non-public information or (v) knowingly disclosing or revealing false or misleading information.

Our Chief Executive Officer and the other relevant officers (including members of our Management Team) are required under the Mexican Securities Market Law to act for the benefit of our Company and not that of a particular shareholder or group of shareholders. Our Chief Executive Officer is also required to (i) implement the instructions of our shareholders (as delivered during a shareholders’ meeting) and our board of directors, (ii) submit to our board of directors for approval the principal strategies for the business, (iii) submit to the audit and corporate practices committees proposals for systems of internal control, (iv) disclose all material information to the public and (v) maintain adequate accounting and registration systems and mechanisms for internal control. Our Chief Executive Officer and the members of the other relevant officers (including members of our Management Team) are also subject to the same fiduciary duty obligations as our directors.

Supplemental Information on the Management Teams of our Subsidiaries

The following table sets forth the members of the management team of our subsidiaries as of the date of this prospectus:

Name	Position	Age
Gastón Remy	Chief Executive Officer Vista Argentina	46
Alex García	Chief Executive Officer Vista Mexico	45

Gaston Remy. See “—Management Team.”

Alex García is the chief executive officer of our Mexican branch, and has 21 years of experience in the oil and gas industry. He worked for 19 years at Schlumberger, where he held several management positions in the Schlumberger Production Management (SPM) and the Schlumberger Integrated Project Management (IPM) groups. Mr. García led the SPM Operations in Mexico for four years and throughout the implementation of the recent energy reform in Mexico. He managed the IPM & SPM business in Latin America, leading projects such as a partnership with Ecopetrol and the re-development of one of the largest oil fields in Ecuador. He was the director of the Chicontepec I and Chicontepec II drilling projects (Eastern Mexico) and Deputy Project Manager in Burgos (Northern Mexico). He also led the bidding team that was awarded with the Chicontepec II tender. In the earlier years of his career, he held different positions as Drilling Engineer and QHSE Manager in Indonesia, Oman, Venezuela, Qatar, France and Peru. Mr. García holds a Mechanical Engineering Degree from Universidad Simon Bolívar (Venezuela) and an MBA from INSEAD Business School (France & Singapore).

Family Relationships

There are no family or kinship relationships among our directors and the members of our Management Team.

Compensation

During the year ended December 31, 2018, the aggregate remuneration paid by the Issuer to the members of its board of directors and its senior management for services in all capacities to the Issuer and its subsidiaries during 2018 was US$8.9 million.

Long Term Incentive Plan

On March 22, 2018, a shareholders’ meeting authorized our Long Term Incentive Plan (the “Plan”). The purpose of the plan is to provide the means for the Company and its subsidiaries to attract and retain talented people as officers, directors, employees and consultants which are key to the Company and its subsidiaries, enhancing the profitable growth of the Company and its subsidiaries. That same shareholders’ meeting vested our Board of Directors with the authority to administer the Plan and approved the reservation of 8,750,000 series A shares issued by the Company on December 18, 2017, for the implementation of the Plan. Share purchase plans are classified as equity-settled transactions on the grant date. As of date of this prospectus, 2,173,826 Restricted Stock and 3,994,003 Stock Options have been granted, and 19,685 series A shares have vested and are outstanding, in each case in connection with the Plan. As of the date of this prospectus, the exercise prices and expiration dates of the Stock Options granted under the Plan (in all cases, unvested) are as follows (i) 1,330,541 Stock Options at an exercise price of US$10.00 per series A share, expiring on April 4, 2023, and (ii) 2,663,462 Stock Options at an exercise price of US$6.70 per series A share, expiring on February 19, 2024.

The following paragraphs describe the principal terms and conditions of the Plan.

Type of Awards. The Plan permits different awards in the form of Stock Options, Restricted Stock or Performance Restricted Stock.

Plan Administration. The Plan is administered by our Board of Directors. The Board may delegate certain authority under the Plan to some individual or individuals among the officers of the Company. The administrator of the Plan has the power and authority to determine the persons who are eligible to receive awards, the number of awards, as well as other terms and conditions of awards.

Award Agreement. Any award granted under the Plan is evidenced by an award agreement or a certificate issued by the Company that sets forth terms, conditions and limitations for such award, which may include the number of restricted stock or options awarded, the exercise price, the provisions applicable in the event of the participant’s employment or service terminates, among other provisions. The Board may amend the terms of the Plan and/or any particular award; provided that no such amendment shall impair the rights of any participant under the Plan.

Eligibility. We may grant awards to directors, officers, employees and consultants of our Company or any of our Subsidiaries.

Vesting Schedule. Except as otherwise set forth by the Plan regarding certain cases of termination (with or without cause) of employment or service, resignation, retirement, disability and/or death, restricted stock and stock options shall vest and become non-forfeitable in accordance with the following calendar: (i) 33% on the first anniversary, (ii) 33% on the second anniversary and (iii) 34% on the third anniversary of the date of grant. If a change of control event occurs, such participant’s restricted stock and options will be immediately vested and exercisable.

Exercise of Stock Options. Vested options will become exercisable during five years since the date of grant. The exercise price per share under a Stock Option shall be the Fair Market Value per share on the date of grant. The number of Stock Options to be awarded to an Eligible Person shall be determined by the Manager at the time of grant following the Black-Scholes method.

Transfer Restrictions. Except under the laws of descent and distribution or otherwise permitted by the plan administrator, the participant will not be permitted to sell, transfer, pledge or assign any option.

Termination and amendment of the Plan. Our board of directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made if such amendment, alteration or discontinuation would impair the rights of a participant under any award.

Implementation of Plan; Trust. The Company will enter into a trust agreement with a Mexican financial institution in order to (i) implement and manage the terms of the Plan, and (ii) transfer the Shares underlying the awards, as and when required, in accordance with the terms of the Plan and subject to fulfillment of any requirements set forth in applicable law.

Business Address of the Members of our Board of Directors and Management Team

The business address of the members of our Company’s board of directors and the members of our Management Team is: Calle Volcán No. 150, Floor 5, Colonia Lomas de Chapultepec, Alcaldía Miguel Hidalgo, Mexico City, Zip Code 11000, Mexico.

Share Ownership

As of the date of this prospectus, Susan Segal, Mark Bly, Mauricio Doehner Cobian, Pablo Manuel Vera Pinto, Juan Garoby and Alejandro Cherñacov held series A shares of the Company, in each case representing less than 1% of our outstanding shares. As of the date of this prospectus, our Chairman held 2,437,500 series A shares, 4,452,000 warrants, 859,701 unvested Restricted Stock and 2,253,118 unvested Stock Options. The exercise prices and expiration dates of the Stock Options granted to the Chairman (in all cases, unvested) are as follows (i) 810,810 Stock Options at an exercise price of US$10.00 per share, expiring on April 4, 2023, and (ii) 1,442,308 Stock Options at an exercise price of US$6.70 per share, expiring on February 19, 2024.

Except as set forth above, none of our directors or executive officers held Restricted Stock, warrants or Stock Options, in each case and with respect to each such instrument, representing 1% or more of our outstanding shares as of the date of this prospectus.

Corporate Governance Practices

Companies listed on the NYSE must comply with the corporate governance standards provided under Section 303A of the NYSE Listed Company Manual. As a foreign private issuer, we are permitted to follow home country practices in lieu of Section 303A, except that we are required to comply with Sections 303A.06, 303A.11 and 303A.12(b) and (c) of the NYSE Listed Company Manual. Under Section 303A.06, we must have an audit committee that meets the independence requirements of Rule 10A-3 under the Exchange Act. Under Section 303A.11, we must disclose any significant ways in which their corporate governance practices differ from those followed by domestic companies under NYSE listing standards. Finally, under Section 303A.12(b) and (c), we must promptly notify the NYSE in writing after becoming aware of any non-compliance with any applicable provisions of this Section 303A and must annually make a written affirmation to the NYSE.

The table below briefly describes the significant differences between our Mexican corporate governance rules and the NYSE corporate governance rules.

Section	NYSE Corporate Governance Rules	Mexican Corporate Governance Rules

303A.01	A listed company must have a majority of independent directors. “Controlled companies” are not required to comply with this requirement.	A listed company must have at least 25% of independent directors. All listed companies must comply with this requirement.

303A.02	No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (whether directly or as a partner, shareholder, or officer of an organization that has a relationship with the company), and emphasizes that the concern is independence from management. The board is also required, on a case by case basis, to express an opinion with regard to the independence or lack of independence, of each individual director.	The shareholder’s meeting of a listed company in which a director is appointed or ratified, or where such appointment or ratification is informed, must affirmatively determine whether such director qualifies as independent. Under the Mexican Securities Market Law (i) shareholders that individually or as a group control the listed company, (ii) officers, employees or examiners of the listed company or its affiliates; (iii) individuals with significant influence or command authority (as defined below) over the listed company or its affiliates, among other persons, cannot be appointed as independent directors. There is test with respect to independence from the management as such.

303A.03	The non-management directors of a listed company must meet at regularly scheduled executive sessions without management.	There is no such requirement.

Section	NYSE Corporate Governance Rules	Mexican Corporate Governance Rules

303A.04	A listed company must have a nominating/corporate governance committee composed entirely of independent directors, with a written charter that covers certain minimum specified duties. “Controlled companies” are not required to comply with this requirement.	A listed company must have a corporate governance committee with at least three members appointed by the board of directors and which members must all be independent. The corporate governance committee of a listed company that is controlled by a person or group maintaining 50% or more of its outstanding capital stock may be formed by a majority of independent members.

303A.05	A listed company must have a compensation committee composed entirely of independent directors, with a written charter that covers certain minimum specified duties. “Controlled companies” are not required to comply with this requirement.	There is no such requirement.

303A.06	A listed company must have an audit committee with a minimum of three independent directors who satisfy the independence requirements of Rule 10A-3, with a written charter that covers certain minimum specified duties.	A listed company must have an audit committee with at least three members appointed by the board of directors and which members must all be independent. The minimum duties of this committee are set forth in the Mexican Securities Market Law, which include, among other things, supervising external auditors, discuss yearly financial statements and, when applicable, recommend their approval, informing the board of directors of existing internal controls and irregularities that it encounters, investigate breaches of operating policies internal control and internal audit systems and supervise the activities of the chief executive officer.

As a foreign private issuer, we are required to comply with Section 303A.06, other than the requirement to have a minimum of three members on our audit committee.

303A.08	Shareholders must be given the opportunity to vote on all equity-compensation plans and material revisions thereto, with limited exemptions set forth in the NYSE rules.	Stock options plans for employees and pensions plans of a listed company and its affiliates, and similar structures, must be approved by the shareholders’ meeting of the listed company. Such plan must provide for a general and equivalent treatment to all employees in similar situations.

303A.09	A listed company must adopt and disclose corporate governance guidelines that cover certain minimum specified subjects.	The by-laws of a listed company must comply with the corporate governance provided for in the Mexican Securities Market Law.

303A.10	A listed company must adopt and disclose a code of business conduct and ethics for directors, officers and employees, and promptly	A company listed in the Mexican Stock Exchange must adopt the code of ethics issued by the board of directors of such exchange and

Section	NYSE Corporate Governance Rules	Mexican Corporate Governance Rules
	disclose any waivers of the code for directors or executive officers.	represent its knowledge of the best corporate practices code.

303A.12	(a) Each listed company CEO must certify to the NYSE each year that he or she is not aware of any violation by the company of NYSE corporate governance listing standards.	There is no such requirement.

(b)   Each listed company CEO must promptly notify the NYSE in writing after any executive officer of the listed company becomes aware of any non-compliance with any applicable provisions of this Section 303A.

There is no such requirement.

(c)   Each listed company must submit an executed Written Affirmation annually to the NYSE. In addition, each listed company must submit an interim Written Affirmation as and when required by the interim Written Affirmation form specified by the NYSE.

The secretary of the board of directors of a company listed in the Mexican Stock Exchange must disclose, at least once a year, the obligations, liabilities and recommendations resulting from the code of ethics, the best corporate practices code and the rules issued by the Mexican Stock Exchange to the directors of a listed company.

As a foreign private issuer, we are required to comply with Section 303A.12.

PRINCIPAL SHAREHOLDERS

Our outstanding capital stock consists of two series of shares: series A shares and series C shares, in each case registered with the RNV and listed on the Mexican Stock Exchange. As of the date of this prospectus, our capital stock was represented by 75,929,000 series A shares, and two series C shares. Each series of shares grants the same rights and obligations to its holders, including corporate and economic rights.

The following table sets forth certain information known to us of our shareholders who are beneficial owners of more than 5% of our series A shares and series C shares as of the date of this prospectus (except as set forth below), which is the most recent practicable date as to which we have information available.

	Shares held before the global offering
Shareholders	Amount	% of class
Series A shares
Vista Sponsor Holdings, L.P.(1)	12,836,295	16.91%
Kensington Investments B.V.(2)	12,500,000	16.46%
Series C shares
Vista SH, LLC(1)	1	50.00%
Vista Sponsor Holdings, L.P.	1	50.00%

(1)

Information as of July 18, 2019. Vista Sponsor Holdings, L.P. and Vista SH, LLC are controlled by David Leuschen and Pierre Lapeyre, who are members of senior management of Riverstone Holdings LLC, a Delaware corporation that operates in the energy sector. Vista Sponsor Holdings, L.P. also holds 21,378,504 warrants of the Company.

(2)

Information as of July 16, 2019. Kensington Investments B.V. is a wholly-owned subsidiary of the Abu Dhabi Investment Council Company P.J.S.C., a public joint stock company indirectly owned by the government of Emirate of Abu Dhabi in the United Arab Emirates. Kensington Investments B.V. also holds 10 million warrants of the Company.

As of the date of this prospectus, 75,929,000 of our series A shares representing 100% of our outstanding capital stock were publicly traded on the Mexican Stock Exchange.

RELATED PARTY TRANSACTIONS

We enter into transactions with our shareholders and with companies that are owned or controlled, directly or indirectly, by us in the normal course of our business. Any transactions with such related parties have been made consistent with normal business operations using terms and conditions available in the market and are in accordance with applicable law.

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period/year.

There were no additional significant related party transactions or balances during the three-month period ended March 31, 2019 or since March 31, 2019. See Note 26 to our Financial Statements and Note 24 to our 1Q 2019 Unaudited Interim Condensed Financial Statements.

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Revenue from crude oil
Pampa Energía S.A. (former Parent of PELSA)	—	31,501	114,564
Revenue from natural gas
Pampa Energía S.A. (former Parent of PELSA)	—	2,647	8,832
Transportadora Gas del Sur S.A. (Subsidiary of the former Parent of PELSA)	—	—	684
Central Térmica Güemes S.A. (Subsidiary of the former Parent of PELSA)	—	—	455
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	7,726	18,886
Exploitation services
Veta Escondida y Rincón de Aranda U.T.E. (Joint operation in which the former parent of PELSA participate)	—	32	412
Purchases of goods and services
SHM S. de R.L. de C.V. (affiliate of Riverstone Holdings, LLC—Shareholder of Vista)	186
Pampa Energía S.A. (former Parent of PELSA)	—	(546)	(1,767)
Selling expenses
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	(91)	(364)
Oleoductos del Valle S.A. (Subsidiary of the former Parent of PELSA)	—	(610)	(2,962)

Key Management Personnel Remuneration

	Consolidated—Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Short-term employee benefits	5,368	235	2,417
Termination benefits	—	—	1,167
Share-based payment transactions	3,533	—	—

Total	8,902	235	3,584

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period/year related to key management personnel.

Balances with related parties:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor—January 1, 2017
Trade receivables
Pampa Energía S.A. (former Parent of PELSA)	—	20,331	11,858
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	6,389	—

Total		26,720	11,858
Other receivables
Pampa Energía S.A. (former Parent of PELSA)	—	20	57
Veta Escondida y Rincón de Aranda U.T.E. (Joint operation in which the former parent of PELSA participate)	—	303	321
APCO Oil and Gas International Inc. Suc. Arg. (Entity with significant influence over the Group)	—	69	67
APCO Oil and Gas International Inc. (Entity with significant influence over the Group)	—	183	—

Total	—	575	445
Trade payable and accrued liabilities
Riverstone Holdings, LLC (Ultimate parent of shareholder of VISTA)	—	—	—
Pampa Energía S.A. (former Parent of PELSA)	—	674	348
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	32	—
Oleoductos del Valle S.A. (Subsidiary of the former Parent of PELSA)	—	266	232
APCO Oil and Gas International Inc. Suc. Arg.	—	254	164

Total	—	1,226	744

Outstanding balances at the period-end/year-end are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables. For the period beginning April 4, 2018 to December 31, 2018, for the period beginning January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017, the Group has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken at each period/ year-end through examining the financial position of the related party and the market in which the related party operates.

On May 30, 2017, we entered into a private placement agreement with our independent directors Mark Bly, Mauricio Doehner Cobián, Susan Segal and our former independent director Anthony Lim, for the purposes of selling them 132,000 series B shares that were later converted into and as of the date hereof are in the form of 132,000 series A shares representing our capital stock.

On August 1, 2017, we, Vista Sponsor Holdings, L.P. and the Management Team entered into a strategic partners agreement, pursuant to which the parties agreed, among other things, (i) to the purchase of 29,680,000 warrants, where three warrants may be exercised to purchase one series A share at a price of US$11.50 per share, for an agreement price of US$14,840,000, which are referred to as the “Sponsor Warrants,” (ii) that the Sponsor Warrant may be exercised without cash payment as described in “Description of the Series A Shares and Bylaws—Warrants”; (iii) in the event that the warrants terminate early and the Sponsor Warrants expire without being exercised, to issue another security or instrument that permits them to purchase series A shares in the same manner as the expired Sponsor Warrants, and (iv) certain lockup provisions, which have expired as of the date of this prospectus.

On February 12, 2019, we completed the sale to Kensington of 5.0 million series A shares and 5.0 million warrants for an amount of US$50.0 million pursuant to the FPA and, additionally, 500,000 series A shares for an amount of US$5.0 million pursuant to certain subscription commitments among Vista and Kensington. The FPA Warrants are subject to the same terms as the Sponsor Warrants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Aleph Midstream

We expect to hold an indirect equity interest of 21.6% in Aleph Midstream. In addition, our officers Miguel Galuccio, Pablo Vera Pinto, Juan Garoby, Alejandro Cherñacov and Gastón Remy (the “Officer Co-Sponsors”) expect to initially make cash contributions on the same terms as Riverstone, Southern Cross and certain members of the Aleph Midstream management team, granting them indirectly in the aggregate approximately 1.4% of the equity interests invested by the Financial Sponsors in Aleph Midstream. Pursuant to certain agreements between the Officer Co-Sponsors, Riverstone, Southern Cross and certain members of the Aleph Midstream management team, the Officer Co-Sponsors may, over time, and subject to certain economic results, become entitled to up to 13.6% of the economic interests of the Financial Sponsors in Aleph Midstream.

Our board of directors has established specific and appropriate policies and procedures following Vista’s Code of Conduct and Ethics, to handle actual and potential conflicts of interests and no Officer Co-Sponsor will have a management role in Aleph Midstream nor be a member of its board of directors. Our General Counsel and Secretary of the Board, Javier Rodríguez Galli, who will hold no equity interest in Aleph Midstream, will be a member of the board of directors of Aleph Midstream.

Furthermore, we expect to enter into an agreement with Aleph Midstream on an arms’-length basis, pursuant to which Vista will commit the production from certain dedicated blocks located in the Neuquina Basin (initially Bajada del Palo Oeste, Entre Lomas, Charco del Palenque, Jarilla Quemada, Jagüel de los Machos and 25 de Mayo-Medanito blocks) to Aleph Midstream, which will become the exclusive provider of certain midstream services for the production from those dedicated blocks. Additionally, pursuant to such agreement, Aleph Midstream will have the option, through a right of first offer, to provide midstream services on an exclusive basis to a designated portion of other of our current or future assets in the Neuquina basin. Aleph Midstream’s right to be or to become the exclusive midstream services provider to some of our assets is expected to last fifteen (15) years from the effective date of the agreement. Pursuant to such agreement, we expect to commit and deliver a minimum volume of hydrocarbons to Aleph Midstream at an agreed tariff, plus operating expenses while additional volumes will be charged at an agreed spot tariff. Finally, it is anticipated that, if certain required regulatory approvals relating to the concession titles to certain Midstream Assets to be obtained by Vista and assigned to Aleph Midstream are not obtained by the earlier of (i) the date on which the Financial Sponsors have contributed $75 million in Aleph Midstream or (ii) 11 months from the closing of the transaction relating to Aleph Midstream, the Financial Sponsors will have the right to exercise a put option to sell to us all of their interests in Aleph Midstream at a price which shall account for the return of such Financial Sponsor’s cash contribution to Aleph Midstream, plus an agreed interest and we will have twelve months to effect such payment. For more information, see “Our Business—Our Operations—Oil and Natural Gas Reserves Production—Midstream Joint Venture.”

DESCRIPTION OF THE SERIES A SHARES AND BYLAWS

Below we provide certain information on our series A shares to be sold in connection with the global offering contemplated by this prospectus and a brief summary of certain significant provisions of our bylaws and the applicable laws and regulations in Mexico. These rights are set forth in our bylaws or are provided by Mexican corporate law and the rules and regulations of the CNBV and the listing rules of the Mexican Stock Exchange. This summary is not intended to be comprehensive and is qualified in its entirety by our bylaws and the applicable laws and regulations in force in Mexico. For more complete information, you should read our bylaws, which are attached as an exhibit to the registration statement filed by us on Form F-1 (of which this prospectus forms a part). For information on how to obtain a copy of our bylaws, please read “Where You Can Find More Information.”

General

We were incorporated on March 22, 2017, with public deed number 79,311 and registered with the Mexican Public Registry of Commerce in Mexico City, under commercial folio number N-2017024493, as a capital stock corporation. A copy of our bylaws can be obtained from the CNBV or the Mexican Stock Exchange and is available for review at www.bmv.com.mx.

Pursuant to the shareholders resolutions that approved our initial public offering as documented by public deed number 80,566 on July 28, 2017 and registered with the Mexican Public Registry of Commerce in Mexico City, under commercial folio number N-2017024493, we became a publicly traded company of variable capital stock (sociedad anónima bursátil de capital variable) and approved amendments to our bylaws in order to comply with applicable provisions in the Mexican Securities Market Law.

You may obtain a copy of our current bylaws from us or from the Mexican Stock Exchange through the following website: www.bmv.com.mx and www.vistaoilandgas.com. An English translation of our current bylaws is available from us upon request.

Corporate Purpose

Pursuant to article three of our bylaws, the corporate purpose of Vista is to engage, among others, in the following activities:

(i) acquire, by any legal means, any type of assets, stock, partnership interests, equity interests or interests in any kind of commercial or civil companies, associations, partnerships, trusts or any kind of entities within the energy sector, whether such entities are Mexican or foreign, at the time of their inception or at a later time as well as sell, assign, transfer, negotiate, encumber or otherwise dispose of or pledge such assets, stocks, equity interests or interests;

(ii) participate as a partner, shareholder or investor in all businesses or entities, whether mercantile or civil, associations, trusts or any other nature, whether Mexican or foreign, from their inception or by acquiring shares, equity interests or other kind of interests, regardless of the name they are given, in all kind of incorporated companies, as well as to exercise the corporate and economic rights derived from such participation and to buy, vote, sell, transfer, subscribe, hold, use, encumber, dispose, modify or auction under any title, such shares, equity interests or other kind of interests, as well as participations of all kind in entities subject to applicable law, as it is necessary or convenient;

(iii) issue and place shares representative of its social capital, either through public or private offerings, in national or foreign stock exchange markets;

(iv) issue or place warrants, either through public or private offerings, by shares representing their capital stock or any other type of securities, in domestic or foreign stock exchange markets; and

(v) issue or place negotiable instruments, debt instruments or any other value, either through public or private offerings, in domestic or foreign stock exchange markets.

Capital Stock

Our capital stock is variable. The amount of the fixed portion of our capital stock that is not subject to rights of withdrawal is Ps.3,000.00, represented by two series C common, nominative shares no par value. The variable portion of our capital stock subject to rights of withdrawal is unlimited and represented by series A shares, which are ordinary, nominative, no par value and grant equal economic and corporate rights and obligations to their holders. As of the date of this prospectus, the variable portion of our outstanding capital stock was comprised by 75,929,000 series A shares. Our series A shares may be subscribed to and paid for by Mexican or foreign individuals or corporations, as well as by any other foreign entities with or without legal entity. Our series B shares (which are ordinary, nominative, with no par value and grant the same economic and corporate rights and obligations to their holders) have been cancelled and at their time, were subscribed and paid by our “Strategic Partners” (as such term is defined in our bylaws and otherwise referred to herein as the Sponsor) and the independent directors of the Company, and were converted into series A shares as approved at an ordinary general shareholders’ meeting.

On August 1, 2017, prior to the closing of our initial public offering in Mexico, Vista and its strategic partners, Vista Sponsor Holdings, L.P. (an entity controlled by senior personnel from Riverstone Investment Group LLC) together with Miguel Galuccio, Pablo Vera Pinto, Juan Garoby and Alejandro Cherñacov (collectively, the “Sponsor”), entered into a strategic partners agreement (“SPA”) in connection with the private placement of the Sponsor Warrants. Pursuant to the SPA, the parties agreed, among other things, (i) to purchase the Sponsor Warrants, (ii) that the Sponsor Warrants may be exercised without cash payment as described in “Description of the Series A Shares and Bylaws—Warrants”; (iii) in the event that the warrants terminate early and the Sponsor Warrants expire without being exercised, the parties agreed to issue another security or instrument that permits them to purchase series A shares in the same manner as the expired Sponsor Warrants, and (iv) to certain lockup provisions, which have expired as of the date of this prospectus.

On March 22, 2018, a shareholders’ meeting authorized the Plan. That same shareholders’ meeting approved the reservation of 8,750,000 series A shares issued by the Company on December 18, 2017, for the implementation of the Plan. As of date of this prospectus, 2,173,826 Restricted Stock and 3,994,003 Stock Options have been granted, and 19,685 series A shares have vested and are outstanding, in each case in connection with the Plan. See “Management and Corporate Governance—Long Term Incentive Plan.”

At an ordinary general shareholders’ meeting, our shareholders may approve the issuance of other types of shares including those who have special rights or limited rights to holders and/or securities with respect to such shares.

Warrants

As of the date of this prospectus, we had 70,000,000 Warrants and 29,680,000 Sponsor Warrants outstanding (totaling 99,680,000 warrants outstanding) that are exercisable for 23,333,333 and 9,893,333 series A shares, respectively. Three warrants entitle the holder thereof to purchase one series A share at a price of US$11.50 per series A share. The exercise of such warrants and the corresponding issuance of series A shares may also have a dilutive effect in our earnings per share. The Warrants expire on April 4, 2023 or earlier if, after exercisability, the closing price for a series A share for any 20 trading days within an applicable 30-trading day period equals or exceeds the Mexican Peso equivalent of US$18.00 and we decide to early terminate the exercise period thereof. In the event that we declare an early termination, we will have the right to declare that the exercise of the warrants be made on a “cashless basis.” If we elect the cashless exercise, holders of warrants electing to exercise such warrants shall do so by surrendering warrants and receiving a number of series A shares resulting from the formula set forth in the warrant indenture, which captures the average of the U.S. Dollar equivalent of the closing price of the series A shares during a 10-day period. The warrants are subject to certain additional adjustments, terms and conditions.

Vista Sponsor Holdings, L.P. and our Management Team collectively hold 29,680,000 Sponsor Warrants. The Sponsor Warrants are identical to and fungible with the warrants, subject to certain differences relating to early termination and cashless exercise, as described herein. The Sponsor Warrants may be exercised for cash or on a cashless basis at the discretion of Vista Sponsor Holdings, L.P. and our Management Team or their permitted transferees. If the Sponsor Warrants are held by other persons, then they will be exercisable by on the same basis as the other warrants. Similarly, in the event that we declare the early termination of the Warrants, we will continue to be obligated to deliver to Vista Sponsor Holdings, L.P. and our Management Team or their permitted transferees securities, documents or instruments, or enter into a contractual arrangement, that continues to grant them the right to purchase a third of a series A share with respect to each of their Sponsor Warrants on the same terms and conditions as those that would have been provided in connection with the warrants had they not been terminated early. Finally, in the event that we agree with the warrant holders to amend the warrant indenture or the global warrant certificate without the consent of Vista Sponsor Holdings, L.P. and our Management Team or their permitted transferees, we will continue to be obligated to deliver to such persons securities, documents or instruments, or enter into a contractual arrangement, that continues to grant them the same terms and conditions as those provided to their Sponsor Warrants as if such changes had not been agreed to.

On February 12, 2019, we completed the sale to Kensington of 5.0 million series A shares and 5.0 million warrants for an amount of US$50.0 million pursuant to the FPA and, additionally, 500,000 series A shares for an amount of US$5.0 million pursuant to certain subscription commitments among Vista and Kensington. The FPA Warrants are subject to the same terms as the Sponsor Warrants. These agreements received regulatory approvals from COFECE. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Movements in Our Capital Stock

Capital stock increases shall be made pursuant to resolutions adopted by our shareholders in general shareholders’ meetings.

Increases of our capital stock in its fixed portion are approved by resolutions taken by our shareholders in extraordinary shareholders’ meetings, with a corresponding amendment to our bylaws, while the modification of our capital stock in its variable portion is approved in ordinary shareholders’ meetings, which shall be formalized before a notary public, without it being necessary that the relevant public deed is recorded before the public registry of commerce of our corporate domicile.

Additionally, we may affect capital increases due to the capitalization of shareholders’ equity accounts, pursuant to Article 116 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law, through payment in cash or in kind, capitalization of liabilities or by any other means allowed by applicable law. Regarding the increases by means of capitalization of shareholders’ equity accounts, all shares shall have the right to the proportional part that correspond to them in the increase, without it being necessary to issue new shares representing the increase.

Capital increases, except for those arising from our acquisition of our own securities, shall be recorded in a capital variation registry book, which we are required to maintain pursuant to Article 219 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law.

We may keep unsubscribed shares resulting from capital increase in treasury, or otherwise cancel such shares, in both cases a prior capital decrease shall be resolved by a shareholders’ meeting to the extent necessary.

Our capital stock may only be reduced upon approval of our shareholders through resolutions adopted by them in either ordinary or extraordinary shareholders’ meetings, in accordance with the provisions set forth in

Article 12 of our bylaws except for (i) the separation of shareholders as described in Article 206 of Mexico’s General Law of Commercial Companies or any other provision replacing it from time to time, and other applicable law; and (ii) the acquisition of our own shares in accordance with our bylaws, the Mexican Securities Market Law and other applicable law.

We may only reduce the fixed portion of our capital stock upon approval of our shareholders through resolutions adopted by them at an extraordinary shareholders’ meeting, the amendment of our bylaws and the formalizing of the relevant meeting minutes before a notary public. We may also reduce the variable portion of our capital stock upon approval by our shareholders through resolutions adopted by them at an ordinary shareholders’ meeting, the minutes of which shall be formalized before a notary public, without it being necessary to record the relevant public deed before the public registry of commerce of our corporate domicile; provided that when the shareholders exercise their separation right or when the decreases are a result of the reacquisition of our own shares, no resolution from the shareholders’ meeting will be needed.

We may reduce our capital stock to absorb losses in the event that any shareholder exercises its right of separation pursuant to Article 206 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law, as well as a result of the reacquisition by the Company of our own shares pursuant to our bylaws, or in any other case allowed under applicable law.

Capital reductions to compensate losses will be carried out proportionally among all the shares representing our capital stock, without it being necessary to cancel shares since they do not have par value.

Holders of securities that are part of the variable portion of our capital stock may not exercise their right of withdrawal described in Article 220 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time, pursuant to Article 50 of the Mexican Securities Market Law, any other provision replacing it from time to time and other applicable law.

We shall register all capital reductions in our capital variations registry book, except for reductions resulting from repurchase of our own shares.

Voting Rights

Each series of our shares grants the same rights and obligations to holders thereof, including economic rights, since all holders of the shares participate equally, without any distinction, in any dividend, repayment, amortization or distribution of any nature on the terms further described herein.

Notwithstanding the above and with the prior authorization of the CNBV, we may issue shares with no voting rights, with limited corporate rights or with limited voting rights, as long as such shares do not exceed 25% of the aggregate amount of publicly held shares, as determined by the CNBV, on the date of the relevant public offering, in accordance with Article 54 of the Mexican Securities Market Law, any other provision replacing it from time to time and other applicable law. The CNBV may authorize an increase of this 25% limit, provided that the limited or non-voting shares exceeding 25% of the aggregate amount of the publicly held shares, as determined by the CNBV, are convertible into common shares within five years of their issuance.

Non-voting shares shall not count for determining the necessary quorum to call to order a general shareholders’ meeting. Limited or restricted voting shares will count only in determining the necessary quorum to call to order shareholders’ meetings in which their vote is needed or special meetings.

Resolutions adopted at any general shareholders’ meeting in which the issuance of non-voting or restricted or limited voting shares is approved shall set forth the rights, limitations, restrictions and all other characteristics corresponding to such shares.

Shareholders’ Meetings

A general shareholders’ meeting acts as our supreme body and authority. General shareholders’ meetings may be ordinary or extraordinary, as well as special, and shall always be held in our corporate domicile, except for cases of force majeure or acts of God.

Pursuant to Mexican law and our bylaws, general shareholders’ meetings require 15 calendar days’ advance notice to be legally convened upon first or subsequent calls. Extraordinary general shareholders’ meetings are convened to approve any of the matters referred to in Article 182 of Mexico’s General Law of Commercial Companies, Articles 48, 53 and 108 of the Mexican Securities Market Law, or any other provisions replacing them from time to time and other applicable law, as well as those provisions contained in Articles 9 and 19 of our bylaws. All other general shareholders’ meetings shall be ordinary meetings, including those meetings which address increases and reductions to the variable portion of our capital stock.

Special shareholders’ meetings shall convene to handle any matter that may affect the rights granted to the holders of a series of our shares and shall be subject to the applicable provisions in our bylaws that were established for extraordinary general shareholders’ meetings, in respect to attendance and voting quorums, as well as formalization of minutes.

An ordinary general shareholders’ meeting shall be held at least once each year within the first four months following the end of the previous fiscal year in order to approve the matters listed in the agenda for such meeting, the matters described in Article 181 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time, as well as to do any of the following:

(i)	discuss, approve or modify reports of the chairmen of both the audit committee and the corporate practices committee;

(ii)

discuss, approve or modify reports of our Chief Executive Officer, pursuant to Article 28, Section IV, and Article 44, Section XI, of the Mexican Securities Market Law, or any other provision replacing them from time to time and other applicable law;

(iii)

discuss, approve or modify reports of the board of directors, pursuant to sub-paragraph (b) of Article 172 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law;

(iv)	review the opinion of the board of directors regarding the content of the Chief Executive Officer’s reports;

(v)	decide on the use of profits, if any;

(vi)

appoint members of our board of directors, the Secretary and Deputy Secretary and the members of committees, as well as their respective substitutes, as the case may be, and appoint or remove the chairmen of both the audit committee and the corporate practices committee;

(vii)	determine the independence of directors;

(viii)	determine the maximum amount of corporate funds that may be used for the repurchase of our own securities;

(ix)

approve transactions that we intend to carry out in the course of the fiscal year, when such transactions, or a series of transactions considered together on an aggregate basis based on certain shared characteristics (as determined by the Mexican Securities Market Law), represent an amount that is 20% or more of our consolidated assets, determined on the basis of the value of our consolidated assets at the end of the immediately preceding quarter (in such meetings, the shareholders with limited or restricted voting rights may vote); and/or

(x)	handle any other matter in accordance with applicable law and that is not specifically reserved by law to be taken up at an extraordinary general shareholders’ meeting.

An extraordinary general shareholders’ meeting shall handle any of the matters described in Article 182 of Mexico’s General Law of Commercial Companies or any other provision replacing it from time to time. In addition, shareholders at such an extraordinary meeting may do any of the following:

(i)	amend our bylaws to prevent an acquisition of our securities that would provide an acquirer or acquirers control of our Company;

(ii)	increase our capital stock pursuant to the terms of Article 53 of the Mexican Securities Market Law, or any other provision replacing it from time to time;

(iii)	cancel the registration any of our capital stock or the certificates representing such securities with the RNV;

(iv)	generally amend our bylaws;

(v)

approve the cancellation of shares representing our capital stock with distributable profits and the issuance of dividend certificates or limited-voting, preferential or any other kind of shares different from ordinary shares; and/or

(vi)

handle any other matter in accordance with applicable law or our bylaws that expressly requires a special quorum or is specifically reserved by law to be taken up at an extraordinary general shareholders’ meeting.

Any general shareholders’ meeting may be called by our board of directors, the Chairman of the Board of Directors, our Secretary or either the Audit Committee or Corporate Practices Committee. The holders of shares with voting rights representing 10% or more of our capital stock may also request a general shareholders’ meeting, individually or collectively, from the Chairman of the board of directors or to the relevant committee, notwithstanding the percentage set forth under Article 184 of Mexico’s General Law of Commercial Companies.

A shareholder request for a general shareholders’ meeting may be granted so long as such request meets the requirements set forth in Article 185 of Mexico’s General Law of Commercial Companies, any other provision replacing it from time to time and other applicable law. If a call is not made within 15 calendar days following the request date, a civil or district court judge of the Company’s domicile will make such a call at the request of any interested shareholder, who must prove the ownership of its shares for such purposes.

Calls for general shareholders’ meetings shall be published in the electronic system established by the Mexican Ministry of Economy for such purposes and may be published in one of the newspapers of largest circulation in the corporate domicile of the Company within at least 15 calendar days prior to the date on which the relevant meeting is intended to take place, pursuant to applicable law.

From the date of notice of a general shareholders’ meeting to the date on which the meeting is held, we will make available to the shareholders, in our offices, immediately and free of charge, all information that we may deem necessary to vote on matters at the meeting, including the forms described in Section III of Article 49 of the Mexican Securities Market Law, or any other provision replacing it from time to time and other applicable law.

General shareholders’ meetings may be held without prior notice (as described above) in the event that all the shares representing the capital stock with voting rights or the relevant series of shares (in the event of a special meeting) are present or represented at the time of the voting at a meeting.

Notwithstanding the foregoing and in accordance with the second paragraph of Article 178 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law, shareholders may adopt resolutions by unanimous written consent without a meeting, which will have the same validity and effectiveness as if such resolutions had been approved in a general shareholders’ meeting.

Shareholders may be represented at general shareholders’ meetings by an attorney-in-fact that has a power-of-attorney granted pursuant to the forms described in Section III of Article 49 of the Mexican Securities Market Law, or any other provision replacing it from time to time and other applicable law or pursuant to a power of attorney granted pursuant to applicable law.

To be admitted to a general shareholders’ meeting, shareholders shall be duly registered in our stock registry book managed in accordance with Article 128 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law, or they may present certificates issued by the Indeval or any other institution that acts as a depository of securities in accordance with the Mexican Securities Market Law.

To attend a special or general shareholders’ meeting, the relevant shareholder must prove to the Secretary non-member of our board of directors that it does not require the prior approval by our board of directors pursuant to Article 9 of our bylaws.

Ordinary and extraordinary general shareholders’ meetings shall be presided over by the Chairman of the board of directors or, in his or her absence, by such person as determined by the shareholders at the relevant meeting through a majority vote of shares present.

The Secretary non-member of the board of directors or the Deputy Secretary shall act as secretary of the general shareholders’ meetings or, in his or her absence, by such person as determined by the shareholders at the relevant meeting through a majority vote of shares present.

The chairman of the general shareholders’ meeting shall appoint one or more inspectors (escrutadores), from the shareholders, shareholders’ representatives or invitees attending the relevant meeting, who shall determine the existence or absence of a quorum, and who shall count the votes cast upon request by the chairman of the meeting.

The secretary of the general shareholders’ meeting shall prepare the minutes of such meeting, such minutes to be transcribed into our general shareholders’ meetings’ minutes registry and signed by both the chairman and the secretary of the relevant meeting as well as by the individuals who acted as inspectors. Any records regarding such meetings that were not able to transact matters because of a lack of quorum shall also be signed by the chairman, the secretary and the inspectors of the relevant meeting.

An ordinary general shareholders’ meeting shall be duly convened if, after first call of those present, at least 50% of the outstanding shares representing our capital stock are represented at such meeting. Decisions of an ordinary general shareholders’ meeting are approved by a simple majority of the shares with voting rights represented at such meeting. In the event of second or further calls, an ordinary general shareholders’ meeting shall be deemed duly convened, regardless of the number of present or represented shares, and decisions shall be approved by the simple majority of the shares present with voting rights.

An extraordinary general shareholders’ meeting shall be duly convened if, after the first call, at least 75% of the outstanding shares representing our capital stock are represented at such meeting. In the event of second or further calls, an extraordinary general shareholders’ meeting shall be deemed duly convened if a majority of our common stock is represented.

The resolutions adopted by an extraordinary shareholders’ meeting, irrespective of whether it was convened as the result of the first, second or subsequent call, will be valid if taken by a majority of the shares of our capital stock outstanding (and not held in treasury), present or represented in such meeting, except in the case of (i) cancellation of the registration with the RNV of the shares representing our capital stock or the warrants representing them, in which case the affirmative vote of 95% of the shares of our capital stock outstanding (and not held in treasury), present or represented in such meeting will be required, and (ii) an amendment to our bylaws, in which case the affirmative vote of 65% of the shares of our capital stock outstanding (and not held in treasury), present or represented in such meeting will be required.

Unanimous written consents adopted outside general shareholders’ meeting shall be transcribed in our shareholders’ meetings minutes registry book. Files containing copies of the minutes from each general shareholders’ meeting and each unanimous written consent, along with attendance lists, proxies, call copies, if any, and documents submitted to discussion, such as board of directors’ reports, our financial statements and other relevant documents, shall be formed and kept by us.

In the event that any minutes of a general shareholders’ meeting or any unanimous written consent cannot be registered in our shareholders’ meetings minutes registry book, we will formalize such minutes or unanimous written consent before a notary public in Mexico.

The minutes of general shareholders’ meetings, as well as the records of such meetings that were not held due to lack of quorum, will be signed by Chairman and Secretary of such shareholders’ meetings.

Profit distribution (dividends)

Generally, at an annual ordinary general shareholders’ meeting, our Board of Directors presents the financial statements corresponding to the preceding fiscal year to the shareholders for their approval. Once the general shareholders’ meeting approves those financial statements, all of the shares outstanding at the time of the declaration of a dividend or other distribution have the right to participate in that dividend or distribution.

Board of Directors

Composition

Our Board of Directors is responsible for the management of our Company. The Board of Directors comprises a maximum of 21 directors, which number may be changed from time to time upon resolutions adopted at a general shareholders’ meeting, and of which at least 25% shall be independent pursuant to Articles 24 and 26 of the Mexican Securities Market Law, or any other provision replacing it from time to time and other applicable law.

An alternate director may be appointed in place of each director; provided, however, that alternates for independent directors shall have the same independence qualifications of the independent director on whose behalf they are acting.

Directors are considered independent when they meet the requirements for independence set forth in Article 26 of the Mexican Securities Market Law, or any other provision replacing it from time to time and any other guidance or regulation issued by the CNBV.

Director independence is determined by resolution adopted at an ordinary general shareholders’ meeting. The CNBV prior right of hearing of the company and of the director, may reject the independence determination of any director within 30 Business Days’ notice of the initial determination of said director’s independence.

Directors may or may not be shareholders and shall serve on the Board of Directors until removed and a successor is appointed, provided that at all times they shall have legal capacity to perform their duties and shall not be prevented from executing business. At all times the provisions contained in the second paragraph of Article 24 of the Mexican Securities Market Law shall be complied with.

The Board of Directors may appoint provisional directors, without input from a shareholders’ meeting, in the case of the death or disability of a director or expiration of his or her term. A general shareholders’ meeting shall ratify such appointments or appoint the new directors in the meeting following such event.

Directors may only be removed by resolution adopted at an ordinary general shareholders’ meeting.

Directors appointed by the shareholders upon approval of the initial public offering of Series A Shares of the Company shall remain in their position for at least 24 months following the date on which we publish the public notice for such offering (aviso de colocación).

Directors shall be appointed by a majority vote of shareholders at an ordinary general shareholders’ meeting; provided that for each 10% of outstanding capital stock held, a minority holder has the right to appoint one director.

Each year, the Chairman of the Board of Directors shall be appointed either at a general shareholders’ meeting or at a meeting of the Board of Directors. The chairman of the Board of Directors shall execute and carry out resolutions adopted at general shareholders’ meetings and meetings of the Board of Directors without the need for a special resolution.

The Secretary non-member of the Board of Directors and the Deputy Secretary shall be appointed at either an ordinary general shareholders’ meeting or at a meeting of the Board of Directors, as applicable. The Secretary shall not be a director but must carry out the obligations and duties prescribed by applicable law.

Temporary or permanent absences in the board of directors shall be covered by such directors’ appointed alternates. The Chairman of the board of directors shall have a tie-breaking vote in all matters.

The Chairman of the board of directors may be of any nationality, will chair the meetings of the Board of Directors and, in his or her absence, such meetings will be chaired by one of the directors appointed by a majority vote of the other attending directors.

Meetings of the Board of Directors

A meeting of the Board of Directors may be called either by the chairman of the Board of Directors, the chairman of the audit committee, the chairman of the corporate practices committee, the Secretary non-member of the Board of Directors or 25% of the directors by means of written notice, including, but not limited to, fax or email, to all directors at least ten calendar days prior to the date set for such meeting. In the event that all directors are present, a meeting may be called to order without advance notice.

Our independent auditor may be called to attend any meeting of the Board of Directors with the right to speak but without voting rights; provided, however, that such auditor will never be present when matters which may raise a conflict of interest are discussed or that may compromise their independence.

Meetings of the Board of Directors shall be held at least 4 times during each fiscal year, in the corporate domicile of our Company, however, a meeting may be held outside of our corporate domicile or abroad if a majority of the directors approves it.

The minutes of meetings of the Board of Directors shall be transcribed into the Board of Directors’ meetings minutes book and shall be signed by all persons in attendance or, if expressly authorized by agreement at the meeting, solely by the Chairman of the Board of Directors and the Secretary non-member of the Board of Directors. A record and copies of the minutes and/or unanimous written consents of each meeting of the Board of Directors, as well as transcripts of any calls and any relevant documents regarding meetings, shall be kept by us.

A meeting of the Board of Directors may be duly convened when a majority of directors are present. The Board of Directors shall make decisions through resolutions adopted by a majority vote of directors; in the event of a tie, the chairman of the Board of Directors shall cast the deciding vote.

Will be valid and legal all decisions made outside of meetings of the Board of Directors as long as taken by unanimous written consent of all directors and signed by all of the directors. The document in which the written confirmation is evidenced shall be sent to the Secretary of the Company, who will transcribe the relevant resolutions in the corresponding minutes book, and shall indicate that such resolutions were adopted pursuant to our bylaws.

Authority of the Board of Directors

The Board of Directors represents our Company in business and corporate matters and has general powers of attorney for lawsuits and legal proceedings and acts of administration and ownership, in accordance with the terms set forth in Article 2554 of the Civil Code for the Federal District (Código Civil para el Distrito Federal) and the correlative provisions of the civil codes for each of the states of Mexico and the Mexican Federal Civil Code (Código Civil Federal). The Board of Directors shall represent us before all types of administrative and judicial authorities, federal, state or municipal, before the Arbitration and Conciliation Board (Junta de Conciliación y Arbitraje) and other labor authorities and arbitrators. The aforementioned powers, include, but are not limited to, the following:

(i)	performing all transactions and executing, amending and terminating agreements entered into pursuant to carrying out our corporate purposes;

(ii)	opening, managing and canceling bank accounts, including, but not limited to, the authority to appoint signatories who may draw funds from such account;

(iii)	withdrawing all types of deposits;

(iv)

appointing and removing the chief executive officer and setting his or her total compensation, as well as the establishing policies for the appointment and total compensation of other relevant directors;

(v)	granting and revoking general and special powers of attorney;

(vi)	opening and closing branch offices, agencies and dependencies;

(vii)	executing all resolutions adopted at general shareholders’ meetings;

(viii)

representing our Company where we may have an interest or other participation in other companies or entities, as well as buying or subscribing for shares or partnership interests therein, at the time of such entities’ incorporation or at any other time;

(ix)

filing all types of claims and amparo proceedings, participating in arbitration, assigning and/or encumbering assets, receiving payments and discussing, negotiating, executing and reviewing collective or individual labor agreements;

(x)	initiating criminal claims and complaints, and act as an adjudicant before the Public Prosecutor (Ministerio Público);

(xi)	accepting on our behalf mandates of legal entities or persons, either national or foreign;

(xii)

authorizing our Company or our subsidiaries to make real or personal guarantees, as well as any fiduciary involvement in order to secure our liabilities and become a joint obligor, guarantor, surety and an obligor in general in compliance with third party liabilities and establish the necessary guarantees in order to secure such compliance;

(xiii)	approving information and communication policies for shareholders and the market;

(xiv)	calling for ordinary and extraordinary general and special shareholders’ meetings and executing the resolutions thereof;

(xv)

creating committees and appointing directors to serve as members on such committees (except for the appointment and ratification of chairmen of the audit committee and corporate practices committee, who shall be appointed by resolution at a general shareholders’ meeting);

(xvi)	establishing strategies to fulfill our corporate purposes;

(xvii)	taking any action authorized by article 28 of the Mexican Securities Market Law or any other provision replacing it from time to time;

(xviii)	approving the terms and conditions for the public offering and transfer of our treasury shares issued pursuant to Article 53 of the Mexican Securities Market Law;

(xix)

appointing the person or persons in charge of carrying out the acquisition or placement of shares authorized by a shareholders’ meeting, pursuant to Article 56 of the Mexican Securities Market Law, as well as the terms and conditions of such acquisitions and placements, within the limits set forth by the Mexican Securities Market Law and the relevant shareholders’ meeting, and inform the shareholders’ meeting of the result, in any fiscal year, of the exercise of such authorities;

(xx)	appointing provisional directors, pursuant to the provisions of the Mexican Securities Market Law;

(xxi)	approving the terms and conditions of settlements through which the liability of any director for breach of the duties of diligence or loyalty is resolved;

(xxii)

general power of attorney for lawsuits and collections and acts of administration for labor matters, including, without limitation, as further detailed in our bylaws and power of attorney for lawsuits and collections and for acts of administration for labor matters so that the Board of Directors may act as our representative in all labor maters and have the authorities to execute all kinds of agreements and carry out all kinds of actions in such regard;

(xxiii)

granting, revoking and canceling general and special powers of attorney within the scope of its authority and granting their substitution and delegation authority, except for those authorities the exercise of which is limited to the Board of Directors pursuant to applicable law or our bylaws; and

(xxiv)	entering into any and all necessary or convenient legal acts, agreements and/or documents.

The Board of Directors, when applicable, shall additionally have, pursuant to the terms set forth in Article 9 of Mexico’s General Law of Negotiable Instruments and Credit Transactions, a general power-of-attorney to issue, accept and endorse negotiable instruments, as well as to protest them and a general power-of-attorney to open and cancel bank accounts.

Committees

The general shareholders’ meeting or the Board of Directors may constitute committees that consider necessary for their operation.

In addition, our Board of Directors will maintain an Audit Committee and a Corporate Practices Committee in accordance with the Mexican Securities Market Law, the members of such committees to be exclusively comprised of a minimum of three independent directors appointed by the Board of Directors, pursuant to the terms set forth in Article 25 of the Mexican Securities Market Law, any other provision replacing it from time to time and other applicable law.

The Audit Committee, the Corporate Practices Committee and other committees created pursuant to our bylaws, shall meet in the form and frequency established by each such committee in the first or last board meeting held during each year (in the latter case regarding the calendar of meetings to be held during the following fiscal year), without the need to call for the members for each meeting when such meetings have been previously scheduled in accordance with the meeting calendar approved by the relevant committee for such purposes; provided, however, that in order for such meetings to be duly convened, a majority of the members shall be present and resolutions shall be approved by a majority vote of the members of such committee.

In addition, each committee shall meet when decided by its chairman, the Secretary non-member of the Board of Directors or any of its members, upon prior notice given at least 3 Business Days in advance to all the members of the committee and the required alternates. The independent auditor of the Company may be invited to the meetings of the committees, as an invitee with the ability to speak but not to vote.

Decisions may be made outside of meetings of the committees and will have the same validity as if they had been approved in the session as long as they are approved by unanimous written consent of all committee members and signed by all of the members thereof. Likewise, the committees may meet at any moment, without prior notice, if all members are present.

Committees may not delegate their authorities as a whole to any person, but they may appoint deputies to implement their resolutions. The chairman of each committee will be entitled to individually implement such resolutions without needing express authorization. Each committee created pursuant to our bylaws shall inform the Board of Directors on an annual basis about the activities it performs or when it considers that facts or actions material for the Company have occurred. Minutes shall be prepared for each meeting of a committee, which shall be transcribed in a special minutes book. The minutes shall evidence the attendance of the members of the committee and the resolutions adopted, and they shall be signed by the individuals present and the Chairman and Secretary.

For all that is not provided herein or in the Mexican Securities Market Law, committees shall operate pursuant to rules set by our Board of Directors, unless otherwise prescribed in our bylaws or in the Mexican Securities Market Law.

Committees shall keep the Board of Directors appraised of their activities at least once a year.

Duties of Directors

The Mexican Securities Market Law imposes a duty of diligence and loyalty on the members of the board of directors, the members of the board’s committees, the chief executive officer and on the relevant officers from which the chief executive officer seeks assistance. Such duty of diligence requires them to obtain sufficient information and to be sufficiently prepared in order to act in the best interest of the Company. The duty of diligence is complied with, mainly, by searching for and obtaining all the information that may be necessary in order to make decisions (including by means of hiring independent experts), attending sessions of the board of directors, of the committee in which they participate and disclosing to the board of directors relevant information in the possession of the relevant director or officer. Default of such duty of diligence by a board member subjects him or her to joint liability along with other board members that are liable in connection with the damages and lost profits caused to the Company or its subsidiaries.

The duty of loyalty mainly consists of a duty to act in the best interest of the Company and includes, primarily, the duty to maintain confidentiality of the information that the board members receive in connection with the performance of their duties, abstaining from voting in matters in respect to which they have a conflict of interest and abstaining from taking advantage of business opportunities of the Company. It is a violation of the duty of loyalty for a director to take actions that wrongfully benefit one or more shareholders, or for a director, without prior express consent of the disinterested members of the board of directors, to take a corporate opportunity that belongs to the Company or its subsidiaries.

It is also a violation of the duty of loyalty for a director to (i) use our assets, or consents to the use of our assets, in violation of any of our policies or (ii) disclose false or misleading information, order not to record, or prevent the recording of any transaction in our registries, which could affect our financial statements or cause important information to be improperly modified or not disclosed.

A director’s failure to comply with the duty of diligence or the duty of loyalty shall make him or her jointly liable with other directors or officers who have also failed to comply therewith for any damages caused to our Company resulting therefrom in the cases in which they have acted in bad faith, willfully or illegally.

As a means of protection for our board members regarding breaches of the duty of diligence or the duty of loyalty, the Mexican Securities Market Law provides that directors will not be liable for the breach of such duties in the event that the board member acted in good faith and (a) in compliance with applicable law and our bylaws, (b) based on facts and information provided by our officers, independent auditors or experts whose credibility and reliability may not be reasonably questioned, and (c) elects the most suitable alternative in good faith or when the negative effects of such decision may not be reasonably foreseen based on the information available. Mexican courts have not interpreted the meaning of such provision and, therefore, its scope and meaning are uncertain.

Board members will be jointly liable with previous board members regarding irregularities caused by any prior board member if such irregularities are not reported to the audit committee and the corporate practices committee.

The members of the board of directors and the committees have no obligation to guarantee the performance of their positions.

The provisions regarding the duty of loyalty of the second and third paragraphs of Article 34 of the Securities Market Law must be observed.

The liability resulting from the breach of the duty of diligence or the duty of loyalty should be exclusive in favor of the Company, as the case may be, and may be exercised by the Company or by the shareholders who, individually or jointly, represent ownership of shares (including limited, restricted or non-voting shares) representing 5% or more of the share capital.

The members of the Board of Directors or the members of the committees should not be in default when they act in good faith or when any liability exclusion mentioned in Article 40 of the Mexican Securities Market Law, any other provision replacing it from time to time and other applicable law.

Audit and Corporate Practices Committees

The oversight of our management and conduct and execution of our business shall be vested in the board of directors through the Audit Committee and the Corporate Practices Committee, as well as our independent auditor.

The chairman of the audit committee and the chairman of the corporate practices committee shall be bound to provide an annual report pursuant to Article 43 of the Mexican Securities Market Law or any other provision replacing it from time to time.

Audit Committee

The audit committee shall be comprised of a minimum of three members, who shall be independent and shall be appointed at a general shareholders’ meeting or a meeting of the board of directors upon a proposal by the Chairman of the board of directors, except for the chairman of the Audit Committee, who shall be appointed and/or removed from office exclusively by resolution adopted at a general shareholders’ meeting. The chairman of the Audit Committee must also satisfy the requirements described in Article 43, Section II of the Mexican Securities Market Law to serve.

The audit committee shall perform the functions described in Article 42, Section II of the Mexican Securities Market Law, any other provision replacing it from time to time, guidance and/or regulation handed down by the CNBV and other applicable law. These functions include, but are not limited to giving an opinion to the board of directors about matters entrusted to the Audit Committee, discussing the financial statements of our Company with the persons responsible for preparing them, informing the board of directors about the state of affairs concerning the internal control and audit systems of our Company, preparing an opinion about accounting policies and criteria and, in general, overseeing the corporate conduct of our Company.

The Audit Committee will review, on a quarterly basis, all payments made by the Company to Riverstone, any of its affiliates or our other directors and officers.

We shall have an independent auditor to perform audits in compliance with the Mexican Securities Market Law.

Corporate Practices Committee

The corporate practices shall be comprised of a minimum of three members, who shall be independent and shall be appointed at a general shareholders’ meeting or a meeting of the Board of Directors upon a proposal by the Chairman of the board of directors, except for the chairman of the Corporate Practices Committee, who shall be appointed and/or removed from office exclusively by resolution adopted at a general shareholders’ meeting. The chairman of the Corporate Practices Committee must also satisfy the requirements described in Article 43, Section I of the Mexican Securities Market Law to serve.

The corporate practices committee shall have the functions described in Article 42, Section I of the Mexican Securities Market Law, any other provision replacing it from time to time, guidance and/or regulation handed down by the CNBV and other applicable law. These functions include, among others derived from the Mexican Securities Market Law, issuing an opinion to the board of directors as requested about matters related to compliance with the Mexican Securities Market Law and our bylaws, requesting opinions from independent experts in connection with matters to be submitted for approval to the board of directors or in respect to which there is a conflict of interest, calling shareholders’ meetings and supporting the board of directors in the preparation of reports.

Dissolution and Liquidation

The Company shall be dissolved upon occurrence of any of the events described in Article 229 of Mexico’s General Law of Commercial Companies, any other provision replacing it from time to time and other applicable law. In each case, the registration with the RNV of the shares representing the capital stock of the Company and the warrants representing such shares shall be canceled.

Once the Company has been dissolved, it shall be placed in liquidation, which would be administered by one or more liquidators, who in such case shall act together as determined by resolution at a general shareholders’ meeting. Such general shareholders’ meeting will also set the termination date of the liquidator’s employment with the Company and their compensation.

The liquidator or liquidators will proceed with the liquidation and the pro rata distribution of the value of the remaining assets of the Company, if any, to shareholders, in accordance with Mexico’s General Law of Commercial Companies.

Preferred Subscription Rights

Except for the capital increases approved by the shareholders’ meetings, shareholders shall have, in proportion to the number of shares they hold when the relevant increase is resolved, preemptive rights to subscribe for new stock issuances to maintain their current percentage of ownership. The foregoing preemptive right must be exercised within 15 calendar days following our approval of such new stock issuance, as published in the electronic system of Mexico’s Ministry of Economy.

The preferred subscription right provided in Article 132 of Mexico’s General Law of Commercial Companies shall not be applicable in the event of capital increases made (i) pursuant to Article 53 of the Mexican Securities Market Law, (ii) an issuance of convertible securities, (iii) in a conversion of a series of shares to another series upon resolution adopted at a general shareholders’ meeting, (iv) as a result of the merger of our Company, whether as a continuing or disappearing company or (v) as a consequence of the placement of repurchased shares in terms of applicable law.

Redemption

We may redeem shares with distributable profits without need to reduce our capital stock; provided that, in addition to complying with Article 136 of Mexico’s General Law of Commercial Companies, or any other provision replacing them from time to time and other applicable law, we comply with the following:

(i)

if the redemption is intended to redeem all shares held by our shareholders, such redemption shall be made so that the shareholders shall continue to have the same proportion of shares they had before such redemption took place;

(ii)

if the redemption is intended to redeem shares that are listed on a stock exchange, such redemption will be made through the acquisition of our own shares on such said stock exchange in accordance with the terms and conditions approved by resolution at a general shareholders’ meeting, which may delegate to the board of directors or special deputies the authority to determine the system, prices, terms and other conditions for that end and the relevant shareholders’ resolutions shall be published in the electronic system of the Mexican Ministry of Economy; and

(iii)	the redeemed shares and the certificates representing them are canceled, with the corresponding capital decrease.

Minority Rights

The bylaws provide the following minority rights:

(i)

pursuant to the provisions set forth in Article 50, Section III of the Mexican Securities Market Law, or any other provision replacing it from time to time and other applicable law, the holders of shares with voting rights (even limited or restricted) represented in an ordinary or extraordinary general shareholders’ meeting, holding 10% or more of our outstanding capital stock either individual or jointly, may request to postpone a meeting for one time only, for three calendar days and without a new call needed with respect to the voting on any matter on which they consider themselves not to be sufficiently informed, notwithstanding the percentage provided in the article 199 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time or any other applicable provisions;

(ii)

the holders of shares with voting rights (even limited or restricted) that individually or jointly represent 20% or more of our outstanding capital stock, may oppose in court resolutions adopted at general shareholders’ meetings regarding matters on which they have voting rights, notwithstanding the percentage referred to in Article 201 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time provided that certain requirements are fulfilled;

(iii)

shareholders that, individually or jointly, are holders of the shares with voting rights (even limited or restricted rights) representing 10% or more of our outstanding capital stock, shall have cause of action against any or all of our board members, directors, the Chief Executive Officer or any other relevant officer for failing to comply with his or her duty of diligence and duty of loyalty or against such legal entity that such person manages or over which he or she has a significant influence; and

(iv)

shareholders that, individually or jointly, hold shares with or without voting rights that represent 10% or more of our outstanding capital stock, shall have the right to appoint and/or remove from office, upon resolution adopted at a general shareholders’ meeting, one director for each 10% of outstanding capital stock held such board member may only be removed from office if all the members of the board of directors are removed, in which case the board members who were removed shall not be appointed again during the 12 months following from the date of such removal.

Restrictions on the Transfer of Shares

Every direct or indirect acquisition or attempted acquisition of our capital stock of any nature and regardless of the name it is given, under any title or legal structure, with the intention of carrying-out, be it in one or several simultaneous or successive transactions or acts of any legal capacity, with no time limitation between them, in a private transaction or through a stock exchange, whether in Mexico or abroad, including structured transactions such as mergers, corporate restructures, spin-offs, consolidations, allocations or guaranties executions or other similar transactions or legal acts (any such operation, an “Acquisition”), by one or more persons, related persons (grupo de personas or “group”) under the Mexican Securities Market Law, business group or consortium, will require approval through a written resolution adopted by our board of directors, each time that the number of shares to be acquired, when added to any shares already owned, results in the acquiring party 10% or more of our capital stock. Once a holder holds such percentage of our capital stock, the holder must notify the board of directors through notice provided to the Chairman or Secretary, in our corporate domicile, of any subsequent acquisition of 2% or more of our outstanding capital stock. For the avoidance of doubt, no additional authorization is required to carry-out such acquisitions or to execute a voting agreement until the ownership percentage in our outstanding capital stock is equal to or greater than 20%.

Shareholders must request a favorable opinion from the board of directors, in writing, for the execution of written or oral agreements, regardless of their name or title or classification, as a consequence of which voting associations, block voting or binding or joint voting mechanisms or covenants are formed or adopted or certain shares are combined or shared in any other manner, such agreement resulting in a change of control of our Company or an effective 20% ownership of our outstanding capital stock (each, a Voting Agreement and jointly, the Voting Agreements), except for temporary Voting Agreements that are executed in connection with a general shareholders’ meeting, with the purpose of appointing minority members of the board of directors.

For such purposes, the person who individually, or jointly with related persons, group, business group or consortium that intends to carry out any Acquisition or execute any Voting Agreement, shall make a written authorization request to the board of directors and shall contain the following information:

(i)

the number and class or series of shares held by the applicable person or persons and/or any related persons thereof, the group, business group or consortium (a) be it as an owner or co-owner, directly or through any person or related person, and/or (b) regarding shares subject to an executed Voting Agreement;

(ii)

the number and class or series of shares that it intends to acquire, whether directly or indirectly, by any means, through Acquisition or that is the subject of a Voting Agreement; as well as the minimum price to be paid for each share related with the corresponding acquisition.

(iii)

(a) the percentage which the shares referred to in subsection (i) above represents of the total of our issued and outstanding shares, and (b) the percentage that the sum of the shares referred to in subsections (i) and (ii) above represent of our issued and outstanding shares; provided that for (a) and (b) the total of our issued and outstanding shares may be determined by the total number of shares that we report as outstanding to the stock exchange on which they are listed;

(iv)

the identity and nationality of the person or persons, group, business group or consortium that intends to carry-out an Acquisition or execute a Voting Agreement; provided that if any of them is a corporate entity, the identity and nationality of each of the partners, shareholders, founders, beneficiaries or any equivalent thereto that ultimately has direct or indirect control of such entity in accordance with our bylaws;

(v)

the reasons and objectives pursuant to which the person or persons, group of persons, business group or consortium that intends to carry-out an Acquisition or execute a Voting Agreement, in particular if they intend to acquire, directly or indirectly, (a) shares in addition to those referred in the authorization request, (b) 20% ownership of our capital stock, (c) control of our Company, or (d) significant influence in our Company, as well as the intended role with respect to the policies and management of our Company and any amendment they would like to propose with respect to the policies and management of our Company;

(vi)	if the person or persons, group, business group or consortium have direct or indirect ownership in the capital stock or in the management and operation of a competitor or any related person to a competitor, if they have any economic or business relationship with a competitor or with any related person to a competitor or if any related person of theirs is a competitor;

(vii)

if they have the authority to acquire shares or execute a Voting Agreement, in accordance with our bylaws and applicable law, or if they are in the process of obtaining any such authorization or consent from any person, and the terms and timing on which they expect to obtain it;

(viii)

the origin of the funds they intend to use to pay the price of the shares requested; provided that with respect to funds obtained from financing, the requesting party shall specify the identity and nationality of the person providing such funding and if such person is a competitor or a related person to a competitor, and any documentation evidencing the financing and the terms and conditions thereof. The board of directors may request from the person that sends such a request, if considered necessary to guarantee the payment of the corresponding Acquisition price and before granting authorization in accordance with the above, additional evidence regarding the financing (including evidence that there are no prohibitive covenants pursuant to such financing) or, the formation or granting of a (a) bailment, (b) guarantee trust, (c) irrevocable letter of credit, (d) deposit or (e) any other type of guarantee, up to the equivalent amount of 100% of the price of the shares that are to be acquired or that are the subject matter of the corresponding transaction or agreement, naming the shareholders, directly or through our Company, as beneficiaries, with the purposes of securing the compensation of the losses and lost profits that our Company or its shareholders may suffer as a consequence of the incorrect information presented or of the request, or for any action or omission of the petitioner, directly or indirectly, or as a consequence of the impossibility to complete the relevant transaction, for any cause, related or not to the financing;

(ix)	the identity and nationality of the financial institution that would act as broker, in the event that the Acquisition in question is through a public offering;

(x)

if, there is to be a public offering, a copy of the offering circular or similar document, to be used for the acquisition of the shares or regarding the corresponding transaction or agreement, and a representation stating if such document has been authorized by the competent regulatory authorities (including the CNBV); and

(xi)	a domicile in Mexico City, Mexico, to receive notices regarding the filed request.

In the event that the board of directors resolves, due to the impossibility of knowing certain information upon receiving the request, that such information may not yet be disclosed, the board of directors may, at its sole discretion, waive the compliance of one or more of the aforementioned requirements:

(i)

within 15 business days following the date upon which the request referred to above has been received, the Chairman or Secretary shall call a meeting of the board of directors to discuss and resolve the matter of the requested authorization (notice for such meetings shall be made in writing and sent in accordance with our bylaws); and

(ii)

the board of directors may request from the person intending to carry-out the Acquisition or execute the corresponding Voting Agreement, additional documentation and clarifications as it sees fit to adequately analyze the request, to agree upon the authorization request as filed; provided that any request of such nature on behalf of the board of directors shall be made during the subsequent 20 calendar days following the receipt of the request, and provided that such request will not be considered as final and complete until the person who intends to carry-out the Acquisition or execute the Voting Agreement, files all the additional information and makes all the clarifications requested by the Board of Directors.

The board of directors shall resolve any authorization request it receives pursuant to the terms of our bylaws within 90 calendar days following the delivery of the request or on the date in which such request is finalized as discussed above.

The board of directors shall adopt a resolution approving or rejecting the request; provided that if the board of directors does not issue such resolution within the aforementioned 90-calendar days, the request shall be deemed as rejected. In all cases, the board of directors will act in accordance with the guidelines set forth in the second paragraph of the section entitled “Description of the Series A Shares and Bylaws—Restrictions on the Transfer of Shares—General Provisions” below and shall justify their decision in writing.

(i)

To consider a meeting of the board of directors duly convened, by first or subsequent call, to deal with any matter regarding an authorization request or agreement referred herein, the attendance of at least 66% of incumbent directors or their alternates is required. Such resolutions will be valid and adopted when approved by 66% of the members of the Board of Directors.

(ii)

In the event that the board of directors authorizes the requested Acquisition or the execution of a proposed Voting Agreement, and such Acquisition or agreement results or would be likely to result in (a) the acquisition of 30% or more of our capital stock or, but without involving a change of control, in addition to any authorization requirement established in our bylaws, the person or group intending to carry out the Acquisition or enter into the Voting Agreement the acquisitions of shares or the conclusion of the respective Voting Agreement which is the object of the authorization, shall first execute a tender offer for the greater of (i) the percentage of the Company’s capital stock equivalent to the proportion of Shares in circulation that is intended to be acquired or (ii) 10% of the Company’s capital stock, under the authorized conditions resolved by the board of directors, or (b) a change of control, in addition to any authorization requirement established in our bylaws, the person or group, intending to carry out the Acquisition or execute the Voting Agreement, shall first execute a tender offer for 100% of our outstanding Shares, under the authorized conditions resolved by the board of directors. The tender offer referred to in the paragraph above shall be completed within 90 calendar days following the date on which the authorization was granted by the Board of Directors; provided that such term may be extended by an additional 60 calendar days in the event that any relevant governmental authorizations required for such purposes are pending.

The price to be paid for each of the shares will be the same, regardless of their class or series.

In the event that the board of directors receives, prior to or at the completion of the Acquisition or the execution of a Voting Agreement, an offer from a third party, stated in a request to carry out an Acquisition of at least the same amount of shares, on better terms for the owners and shareholders of the Company (including type of compensation and price), the board of directors will have the authority to consider, after the submission of both requests, and to authorize such a second request, suspending the authorization previously granted; provided that any approval shall have no effects on the obligation of carrying out a tender offer in accordance with our bylaws and applicable law.

(i)

Acquisitions that do not result in (i) the acquisition of 20% of our capital stock or (ii) a change of control or (iii) the acquisition of significant influence regarding the Company may be registered in our stock registry book after authorization by the board of directors and the completion of such transactions. Acquisitions or Voting Agreements that result in (i) or (ii) above, may be registered in our stock registry book upon the completion of a tender offer pursuant to the terms discussed above. Consequently, in such case it will not be possible to exercise the rights arising from the shares until such tender offer is concluded.

(ii)

The board of directors may deny authorization for a requested Acquisition or for the execution of a proposed Voting Agreement, in which case it will inform, in writing, the basis and reasons for such denial. The requesting party will have the right to request and hold a meeting with the board of directors, or with an ad-hoc committee appointed thereby, to explain, extend or clarify the terms of its request, as well as communicate its position in writing to the board of directors.

General Provisions

For the purposes herein, it is to be understood that shares belong to the same person, when such shares are (i) owned by any related person or (ii) owned by any entity, provided that such entity is owned by the aforementioned person. Likewise, a person or group that acted jointly or coordinated with others to acquire shares, regardless of the legality of such transaction, whether through simultaneous or successive transactions will be deemed as the same person for the purposes herein. The board of directors will determine if one or more persons that intend to acquire shares or execute Voting Agreements shall be considered as the same person for the purposes set forth herein.

In its assessments of authorization requests, the board of directors shall take into consideration the following factors and any other as deemed pertinent, acting in good faith and in the best interests of our Company and shareholders and in compliance with their duties of loyalty and diligence pursuant to the terms of the Mexican Securities Market Law and our bylaws: (i) the price offered by the potential buyer and the type of compensation planned as part of such offer; (ii) any other relevant terms or conditions included in such offer such as to the viability of the offer and the origin of the funds to be used for the acquisition; (iii) the credibility, solvency and reputation of the potential buyer; (iv) the effect of the proposed Acquisition or the proposed Voting Agreement on our business, including our financial and operational position as well as our business prospects; (v) potential conflicts of interest (including those where the person making the request is a competitor, or an affiliate of a competitor, as described in the paragraphs above) in the event that the Acquisition or Voting Agreement is not with regard to 100% of the shares; (vi) the reasons stated by the requestor to carry out the Acquisition or execute the Voting Agreement; and (vii) the quality, precision and truthfulness of the information provided in the request.

If the Acquisition or the execution of a Voting Agreement is to occur, without first receiving authorization in advance and in writing from the board of directors, the shares part of such Acquisition or in connection with such Voting Agreement will not be granted any rights to vote in any general shareholders’ meeting and will be made at the buyer’s, group of buyers’ or parties’ to the relevant contract, agreement or covenant own liability. The shares part of such Acquisition or Voting Agreement that has not been approved by the board of directors shall not be registered in our stock registry book, the entries made beforehand shall be canceled and we shall not acknowledge or give any value to the records or listings as described in Article 290 of the Mexican Securities Market Law, or any other provision which might replace it from time to time and other applicable law, and they shall not be considered as proof of ownership of shares or grant attendance rights for general shareholders’ meetings and shall give no legitimacy for the exercise of any legal action, including those of a procedural nature.

The authorizations granted by the board of directors described above will have no effect if the information and documentation on which the authorization was based and granted is not true, complete and/or legal.

In the event of any failure to comply with what is set forth above, the board of directors may adopt, among others, the following measures: (i) the rescission of the transactions, with mutual restitution to the parties thereto, or (ii) the sale of the shares part of such Acquisition, to a third party approved by the board of directors at the minimum reference price as determined by the Board of Directors.

The above shall not be applicable to (i) share acquisitions through inheritance or legacy or to affiliates or vehicles wholly controlled by the person or entity carrying out the transfer, (ii) share acquisition or the execution of a Voting Agreement by us, or by a trust formed by us, (iii) share acquisition made by Strategic Partner or (iv) the transfer into a control trust or similar entity which the shareholders may form at the time of an initial public offering of our shares in Mexico.

The above applies in addition to the statutes and general rules regarding the acquisition of securities in the markets in which the shares, other securities related thereto or rights derived therefrom are listed. In the event that our bylaws run counter, in part or in whole, to any laws or general provisions thereof, then such laws shall prevail.

These provisions of our bylaws will be registered with the public registry of commerce of our domicile and shall be transcribed in the share certificates representing our capital stock in order to be opposable vis-à-vis third parties. The provisions included of our bylaws described above with respect to restrictions on transfers of shares may only be amended or removed from the bylaws by resolution upon approval of at least 95% of the Company’s shares at the time of such resolution.

Delisting or Cancellation of the Registration of the Shares with the RNV

In the event that we decide to cancel the registration of our series A shares before Mexico’s National Securities Registry by resolution adopted at an extraordinary general shareholders’ meeting, upon approval of at least 95% of our capital stock or if our registration is canceled by resolution of the CNBV after this offering is completed, prior to such cancellation, we shall make a tender offer within a maximum period of 180 calendar days beginning at the time in which the demand or authorization from the CNBV, as the case may be, becomes effective, in accordance with Article 108 of the Mexican Securities Market Law, or any other provision replacing it from time to time and other applicable law. That offer shall be extended solely to those persons who do not belong to the group of shareholders that exercises control over us. Shareholders exercising control (as defined in the Mexican Securities Market Law) will be collaterally liable to the Company for carrying out a tender offer of the outstanding Shares in the event of our liquidation or a cancellation request from the CNBV.

In accordance with Article 108 of the Mexican Securities Market Law and Article 101 of the Mexican Securities Market Law, our board of directors shall prepare, no later than the tenth Business Day after the beginning of the public tender offer, a hearing of the Audit and Corporate Practices Committee, and shall disclose to the investing public, its opinion with respect to the price of the public tender offer and the conflict of interests that, as the case may be, each of the members of the board of directors has in connection with the offering. Such opinion may be accompanied with another one issued by an independent expert. Likewise, the members of the board of directors and the Chief Executive Officer of the Company shall disclose to the public, along with the aforementioned opinion, the decision they will take with respect to the shares of the Company they own and the derivative securities of the Company they own.

Loss of Rights over the Shares

We are incorporated under the laws of Mexico. As required by Mexican law, any non-Mexican who, either at the time of our incorporation or at any time thereafter, acquires shares or any interest, formally undertakes, before the Ministry of Foreign Affairs, to be considered as a Mexican national with respect to its interests in the Company, as well as the property, rights, concessions, participation or interests held by the Company, and the rights and obligations deriving from the agreements to which the Company is a party, and further undertakes not to invoke the protection of its home government with respect to such interest. Upon the breach of such undertaking, such person is under penalty of forfeiting such shares or interests in favor of the Mexican government. Mexican law requires that such a provision be included in the bylaws of all Mexican corporations unless such bylaws or applicable law prohibit ownership of shares by non-Mexican persons.

Reductions of our capital stock may be resolved to absorb losses in the event that any shareholder exercises its right of separation in terms of Article 206 of Mexico’s General Law of Commercial Companies, or any other provision replacing it from time to time and other applicable law.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one series A share (or a right to receive one series A share) deposited with Banco S3 México S.A., Institución de Banca Múltiple, as custodian for the depositary in Mexico. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited series A shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

The way in which you own your ADSs (e.g., in a brokerage account versus a registered holder or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and to the extent which, the depositary bank’s services are available to you. As a holder of ADSs, you may hold ADSs either (a) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also referred to as DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes that you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out about those procedures.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Mexican law governs shareholder rights. The depositary will be the holder of the series A shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders, and all other persons indirectly holding or beneficially owning ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. To exercise any shareholder rights directly, you will, as an ADS holder, need to surrender your ADSs and become a direct shareholder.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the series A shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of series A shares your ADSs represent. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations.

Cash. Whenever we make a cash distribution in respect of the securities on deposit with the custodian, we will deposit the funds with the custodian. The depositary will convert any cash dividend or other cash distribution we pay on the series A shares into U.S. Dollars, if such conversion is permitted under applicable foreign exchange regulations in place at such time, and if it can do so on a reasonable basis and can transfer the U.S.

Dollars to the United States. If that is not possible or if any governmental approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any fees, expenses, withholding taxes, or other governmental charges that must be paid or that are payable by the holders under the terms of the deposit agreement will be deducted. See “Taxation.” The depositary will distribute only whole U.S. Dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them.

The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of series A shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary.

U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on series A shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

Upon completion of the global offering, the series A shares being offered pursuant to this prospectus will be deposited by us at the account of the custodian in Indeval. Upon receipt of confirmation of such deposit, the depositary will deliver ADSs to the international underwriters named in this prospectus.

After the closing of the global offering, the depositary will deliver ADSs on your behalf if you or your broker deposits series A shares with the custodian. Upon payment of any fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the series A shares have been duly transferred to the custodian. The depositary bank will only deliver whole ADSs.

When you make a deposit of series A shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The series A shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such series A shares have been validly waived or exercised;

•	you are duly authorized to deposit the series A shares; and

•	the series A shares presented for deposit will not be “restricted securities” (as defined in the deposit agreement).

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian; provided that our series A shares deposited in Indeval may only be delivered to an account opened in such institution by an authorized financial institution. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities, and such delivery would be made to an account in Indeval if the deposited securities are held in such institution.

The depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the series A shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and arrange to deliver or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, subject to the laws of Mexico and of our bylaws or similar documents, to vote or to have its agents vote the series A shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote in accordance with instructions received from ADS holders or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 40 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:

•	we wish to receive a proxy to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to a particular question; and

•	the particular question is not materially adverse to the interest of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, only if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date. For the avoidance of doubt, if we do not request the depositary to act, we will only be required to give the depositary such notice and details at least 15 days in advance.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

US$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. We, the depositary bank and the custodian may withhold or deduct from any distribution the taxes and governmental charges payable by holders and the depositary may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

(i)

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

(ii)

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care and effort from performing our or its obligations under the deposit agreement;

(iii)	are not liable if we or it exercises discretion permitted under the deposit agreement;

(iv)

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

(v)	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

(vi)	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

(vii)	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

(viii)

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

(i) payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

(ii) satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

(iii) compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our series A shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

However, you will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

TAXATION

Mexican Tax Considerations

General

The following summary of the Mexican federal income tax consequences of the purchase, ownership and disposition of our series A shares or ADSs, is based upon the federal tax laws of Mexico as in effect on the date of this prospectus, which are subject to change. Mexico has also entered into and is negotiating several tax treaties with other countries, that may have an impact on the tax treatment of the purchase, ownership and disposition of our series A shares or ADSs.

This summary is not a comprehensive discussion of all the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of series A shares or ADSs. In particular, this summary is directed only to Non-Mexican Holders that acquired our series A shares or ADS in this offering and does not address tax consequences to Holders that are regarded as residents of Mexico for tax purposes, Holders who may be subject to special tax rules, such as tax exempt entities, entities or arrangements that are treated as disregarded for Mexican or other jurisdictions’ income tax purposes, persons or related persons under the Mexican Securities Market Law that own or are treated as owning, either, 10% or more of our stock by vote or value, or the control of our Company, or persons owning our shares before they were originally registered in the RNV maintained by the CNBV. Moreover, this summary does not address the applicable tax treatment in Mexico for transactions not conducted through an authorized Mexican or international recognized stock markets, nor through registered or protected transactions.

For purposes of this summary, an “International Holder” is the holder of our series A shares or ADSs that is not regarded as resident of Mexico under current domestic tax laws.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the series A shares or ADSs, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

This description assumes that you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out about those procedures.

ADSs

In accordance with provisions of the current Tax Miscellaneous Resolution ADSs would be regarded as securities that exclusively represent our series A shares which are registered in the RNV maintained by the CNBV; therefore, should be treated as placed among the investing public at large (“colocadas entre el gran público inversionista”).

Taxation of Dividends

Gross amount of any distribution of cash or property with respect to our series A shares or ADSs that is paid out of our current or accumulated earnings and profits are subject to a 10% withholding income tax which would be withheld by the Mexican custodian in INDEVAL. Withholding tax would be computed on the peso denominated amount distributed as dividend.

Mexican custodians in INDEVAL are obliged to issue tax receipts for taxes withheld on dividend distributions which will be issued under the name of the depositary in case of ADSs or brokers where International Holders maintain their global accounts to hold our series A shares.

The 10% withholding tax rate may be reduced under certain tax treaties entered by Mexico with other countries, if formal requirements are complied with and disclosure is made to the Mexican custodian by the depositary or the broker with respect to the effective beneficiary of the dividend income. A 5% withholding tax rate may apply for International Holders that are U.S. companies that are resident for tax purposes in the U.S. and that are entitled to access U.S.-Mexico Tax Treaty benefits, to the extent such International Holders own 10% or more of the voting shares of the Company.

Taxation of Dispositions of Series A Shares or ADSs

The sale or the disposition of series A shares carried out through a Mexican authorized stock exchange market (eg. Bolsa Mexicana de Valores or Bolsa Institucional de Valores) is exempt from Mexican income tax, as long as the International Holder furnishes an affidavit to its Mexican financial intermediary, stating, under oath, that it is a resident for tax purposes in a country with which Mexico has an income tax treaty in force and provides its tax identification number; otherwise, the Mexican financial intermediary will withhold 10% tax on the capital gain derived from the transaction.

The sale or disposition of ADSs will not be subject to Mexican income tax if the transaction is carried out through NYSE or other recognized markets as defined in the Mexican Federal Tax Code.

Deposits and withdrawals of series A shares by International Holders in exchange for ADSs and the surrender of ADRs to the depositary for exchanging ADRs for uncertificated ADSs will not result in the realization of gain or loss for Mexican income tax purposes.

In the event that the sale or the disposition of series A shares were to be carried out other than through a Mexican authorized stock exchange market (eg. Bolsa Mexicana de Valores or Bolsa Institucional de Valores) such disposition would be subject to a 25% Mexican income tax on the gross proceeds derived from the transaction which should be directly paid by the International Holder before the Mexican tax authorities within the subsequent 15-business days after the transaction is conducted. Alternatively, if formal requirements are complied with, International Holders could elect to compute its tax liability with the 35% income tax on the capital gain. International Holders that are residents of countries with which Mexico has a tax treaty in force may be entitled to benefits that would reduce or eliminate Mexican taxes imposed on the sale or disposition of series A shares if formal requirements are complied with.

Value Added Tax

Dividend distributions, the purchase and the sale or disposition of the series A shares or ADSs are exempt of Value Added Tax.

Other Mexican Taxes

There are currently no Mexican estate, gift, stamp, registration or similar taxes payable with respect to the purchase, ownership or disposition of common shares or ADSs. The inheritance of our series A shares or ADSs received by a non-Mexican resident would be subject to income tax at the rate of 25% on the fair-market-value of the series A shares or ADSs inherited.

United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our series A shares or ADSs by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof, and the Convention

Between the Government of the United States of America and the Government of the United Mexican States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income dated September 18, 1992 (as amended by any subsequent protocols) (the “U.S.-Mexico Tax Treaty”). Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of series A shares or ADSs. In particular, this summary is directed only to U.S. Holders that hold series A shares or ADSs acquired in this offering (or series A shares acquired from the depositary in exchange for such ADSs) as capital assets and does not address tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax exempt entities, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding series A shares or ADSs as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. Dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of series A shares or ADSs.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of series A shares or ADSs that is (1) (a) a citizen or resident of the United States, (b) a U.S. domestic corporation or (c) otherwise subject to U.S. federal income taxation on a net income basis in respect of such series A shares or ADSs and (2) fully eligible for benefits under the U.S.-Mexico Tax Treaty.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of the series A shares or ADSs, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

ADSs

In general, if you are a U.S. Holder of ADSs, you will be treated, for U.S. federal income tax purposes, as the beneficial owner of the underlying series A shares that are represented by those ADSs.

Taxation of Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our series A shares or ADSs (including any amount withheld in respect of Mexican withholding taxes) that is paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend, in the case of series A shares, or the date the depositary receives the dividends, in the case of ADSs, and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

If you are a U.S. Holder, dividends paid in a currency other than U.S. Dollars generally will be includible in your income in a U.S. Dollar amount calculated by reference to the exchange rate in effect on the day you receive the dividends, in the case of series A shares, or the date the depositary receives the dividends, in the case of series A shares represented by ADSs. Any gain or loss on a subsequent sale, conversion or other disposition of such

non-U.S. currency by such U.S. Holder generally will be treated as ordinary income or loss and generally will be income or loss from sources within the United States. A U.S. Holder should consult its own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received as a dividend on the series A shares.

Subject to certain exceptions for short-term positions, the U.S. Dollar amount of dividends received by an individual with respect to the series A shares or ADSs will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the series A shares or ADSs will be treated as qualified dividends if:

•

the series A shares or ADSs are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

The ADSs will be listed on the NYSE, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. In addition, the U.S. Treasury has determined that the U.S.-Mexico Tax Treaty meets the requirements for reduced rates of taxation, and we believe we are eligible for the benefits of the U.S.-Mexico Tax Treaty. Based on our financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our prior taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. Holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Dividend distributions with respect to our series A shares or ADSs generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any Mexican income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such Mexican income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

U.S. Holders that receive distributions of additional series A shares or ADSs or rights to subscribe for series A shares or ADSs as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of Series A Shares or ADSs

Subject to the discussion below under “—Passive Foreign Investment Company Status,” upon a sale, exchange or other disposition of the series A shares or ADSs, U.S. holders will realize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. Dollar value of the amount realized on the disposition and the U.S. holder’s tax basis, determined in U.S. Dollars, in the series A shares or ADSs. Such gain or loss generally will be long-term capital gain or loss if the ADS or series A shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of the series A shares or ADSs generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a Mexican or Argentine tax is imposed on the sale or disposition of the shares, a U.S. Holder that does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such Mexican or Argentine taxes. U.S. Holders should consult their own tax advisors regarding the creditability of any such Mexican or Argentine tax and, more generally, the application of the foreign tax credit rules to their investment in, and disposition of, the series A shares or ADSs.

If a U.S. Holder sells or otherwise disposes of our series A shares or ADSs in exchange for currency other than U.S. Dollars, the amount realized generally will be the U.S. Dollar value of the currency received at the spot rate on the date of sale or other disposition (or, if the shares are traded on an established securities market at such time, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. Dollar value of the amount received based on the spot exchange rates in effect on the date of the sale or other disposition and the settlement date. A U.S. Holder will generally have a tax basis in the currency received equal to the U.S. Dollar value of the currency received at the spot rate on the settlement date. Any currency gain or loss realized on the settlement date or the subsequent sale, conversion, or other disposition of the non-U.S. currency received for a different U.S. Dollar amount generally will be U.S.-source ordinary income or loss, and will not be eligible for the reduced tax rate applicable to long-term capital gains. If an accrual basis U.S. Holder makes the election described in the first sentence of this paragraph, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS. A U.S. Holder should consult its own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received in a sale or other disposition of the series A shares or ADSs.

Deposits and withdrawals of series A shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes.

Passive Foreign Investment Company Status

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if, taking into account our proportionate share of the income and assets of our subsidiaries under applicable “look-through” rules, either

•	75 percent or more of our gross income for the taxable year is passive income; or

•	the average percentage of the value of our assets that produce or are held for the production of passive income is at least 50 percent.

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income.

Although we do not believe that we are a PFIC in the current taxable year and do not anticipate becoming a PFIC in the foreseeable future, the determination whether we are a PFIC must be made annually based on the facts and circumstances at that time, some of which may be beyond our control, such as the valuation of our assets, including goodwill and other intangible assets, at the time. Accordingly, we cannot be certain that we will not be a PFIC in the current year or in future years. If we are classified as a PFIC, you will generally be subject to a special tax at ordinary income tax rates on “excess distributions” (generally, any distributions that you receive in a taxable year that are greater than 125 percent of the average annual distributions that you have received in the preceding three taxable years, or your holding period, if shorter), and gains that you recognize on the disposition of your series A shares or ADSs. Under these rules (a) the excess distributions or gains will be allocated ratably over your holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of your series A shares or ADSs at death.

If you are a U.S. Holder that owns an equity interest in a PFIC, you generally must annually file IRS Form 8621, and may be required to file other IRS forms. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of your taxable years for which such form is required to be filed. As a result, the taxable years with respect to which you fail to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

You should consult your own tax advisor regarding the U.S. federal income tax considerations discussed above and the consequences to you if we are treated as a PFIC.

Foreign Financial Asset Reporting.

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of US$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the series A shares or ADSs to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service in a timely manner.

A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

Argentine Tax Considerations

On December 27, 2017, the Argentine Congress approved a comprehensive tax reform. The tax reform was enacted through Law No. 27,430 which became effective as of January 1, 2018.

The tax reform imposes, among other things, a capital gains tax on the sale or transfer by non-Argentine residents of shares or other participations in foreign entities when the following two conditions are met: (i) 30%

or more of the market value of the foreign entity is, at the moment of the sale or at any point in the 12 months prior to the sale, derived from assets located in Argentina, and (ii) the participation being transferred represents (at the moment of the sale or transfer or during the 12 prior months) 10% or more of the equity of the foreign entity (please note that Argentine regulations foresee that, in certain cases, shares sold by related persons must be aggregated for this purpose). The applicable tax rate would generally be 15% (calculated on the actual net gain or a presumed net gain equal to 90% of the sale price) of the proportional value that corresponds to the Argentine assets. This tax on indirect transfers only applies to participations in foreign entities acquired after the effective date of the tax reform.

Since our Argentine assets currently represent more than 30% of the value of our total assets on a consolidated basis, a holder that sells or transfers our common shares, acquired after January 1, 2018, could be subject to the Argentine capital gains tax to the extent the mentioned requisites are met.

Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to, the ADSs and series A shares.

UNDERWRITING

The international offering consists of a total of 9,291,304 series A shares represented by ADSs, through the underwriters in the United States and countries other than Mexico.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint global coordinators and joint bookrunners and Itau BBA USA Securities, Inc., Morgan Stanley & Co. LLC and Santander Investment Securities Inc. are acting as joint bookrunners of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of series A shares represented by ADSs, set forth opposite each underwriter’s name.

Underwriter	Number of ADS
Citigroup Global Markets Inc.	3,577,153
Credit Suisse Securities (USA) LLC.	2,926,761
Itau BBA USA Securities, Inc.	929,130
Morgan Stanley & Co. LLC	929,130
Santander Investment Securities Inc.	929,130

Total	9,291,304

The underwriting agreement provides that the obligations of the underwriters to purchase the series A shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the series A shares (other than those covered by the over-allotment option described below) if they purchase any of the series A shares.

ADSs sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed US$0.194250 per ADS. If all of the ADSs are not sold at the initial offering prices, the representatives may change the public offering prices and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional ADSs, at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional ADSs approximately proportionate to that underwriter’s initial purchase commitment. Any ADSs issued or sold under the option will be issued and sold on the same terms and conditions as the other ADSs that are the subject of this international offering.

We and certain of our officers and directors have agreed that, for a period of 180 days from the date of this prospectus and subject to certain exceptions, we will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC., as lock-up release agents, dispose of or hedge any of our series A shares, our series C shares, ADSs, or any securities convertible into or exchangeable for our series A shares, our series C shares or ADSs.

Prior to this international offering, there has been no public market for the ADSs. On July 24, 2019, the closing price of our series A shares on the Mexican Stock Exchange was Ps. 180.00 per series A share (equivalent to approximately US$9.43 per series A share or US$9.43 per ADS, based on the exchange rate of

Ps. 19.0894 per US$1.00 reported by the Mexican Central Bank on such date). We cannot assure you that the price at which the ADSs will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in the ADSs will develop and continue after this offering.

As of the date of this prospectus, our ADSs have been approved for listing on the NYSE under the symbol “VIST.” Our series A shares are listed on the Mexican Stock Exchange under the symbol “VISTA.” We have applied to update the register of the series A shares in the RNV maintained by the CNBV.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option by the underwriters.

	No Exercise		Full Exercise
Mexican Offering Total(1)	US$	229,440	US$	263,856
International Offering Total	US$	3,008,060	US$	3,459,269

Global Offering Total	US$	3,237,500	US$	3,723,125

(1)	Based on the exchange rate of Ps. 19.0894 per US$1.00 reported by the Mexican Central Bank on July 24, 2019.

We estimate that our portion of the total expenses of this offering will be US$2.5 million. We have also agreed to reimburse the underwriters for certain expenses in connection with the offering in an amount of up to US$1.5 million.

In connection with the offering, the underwriters may purchase and sell ADSs and series A shares in the open market. Purchases and sales of ADSs or series A shares in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of ADSs and series A shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of ADSs and series A shares in an amount up to the number of ADSs and series A shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of ADSs and series A shares in an amount in excess of the number of ADSs and series A shares represented by the international underwriters’ over-allotment option.

•	Covering transactions involve purchases of ADSs and series A shares either pursuant to the international underwriters’ over-allotment option or in the open market in order to cover short positions.

•

To close a naked short position, the international underwriters must purchase ADSs and series A shares in the open market. A naked short position is more likely to be created if the international underwriters are concerned that there may be downward pressure on the price of the ADSs and series A shares in the open market after pricing that could adversely affect investors who purchase in the international offering.

•

To close a covered short position, the international underwriters must purchase ADSs and series A shares in the open market or must exercise the over-allotment option. In determining the source of ADSs and series A shares to close the covered short position, the international underwriters, as applicable, will consider, among other things, the price of ADSs and series A shares available for purchase in the open market as compared to the price at which they may purchase ADSs and series A shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase ADSs and series A shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the international underwriters (as applicable) for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ADSs and series A shares. They may also cause the price of the ADSs and series A shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The international underwriters, as applicable, may conduct these transactions on the NYSE or the Mexican Stock Exchange, as applicable, or in the over-the-counter market, or otherwise. If the international underwriters commence any of these transactions, they may discontinue them at any time.

With respect to the Mexican offering, subject to the terms and conditions set forth in the Mexican underwriting agreement (contrato de colocación) to be dated on or around the date of this prospectus, each Mexican underwriter named below has agreed, severally and not jointly, to place in Mexico the number of Series A Shares as set forth in the table below:

Mexican Underwriters	Number of Series A Shares
Citibanamex Casa de Bolsa, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Citibanamex	0
Casa de Bolsa Credit Suisse (México), S.A. de C.V., Grupo Financiero Credit Suisse (México)	708,696
Morgan Stanley México, Casa de Bolsa, S.A. de C.V.	0
Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México	0
Total	708,696

A prospectus in Spanish pursuant to Mexican law has been prepared and will be used in connection with the Mexican offering. The underwriters and Mexican underwriters have entered into an agreement among themselves dated the date of this prospectus setting out certain mechanics of the global offering.

Conflicts of Interest

The international underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The international underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the international underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the international underwriters are lenders, and in some cases agents or managers for the lenders, under our Syndicated Loan. Certain of the international underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these international underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The international underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the international underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the international underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

The ADS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ADS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ADS or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on our behalf, other than offers made by the international and the Mexican underwriters with a view to the final placement of the ADS as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the international and the Mexican underwriters, as applicable, is authorized to make any further offer of the shares on behalf of us, the international or the Mexican underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons who (i) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of Financial Services and Markets Act 2000) in connection with the offering and sale of the ADS may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and shall not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the ADSs and series A shares described in this prospectus has been submitted to the clearance procedures of the Autorité des marchés financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des marchés financiers. The ADS and the series A shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ADS and series A shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the ADS and the series A shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with

Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Réglement G’en’eral) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne).

The ADS may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The ADS may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADS and series A shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the ADS which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

ADS offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. ADS have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law, and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADS may not be circulated or distributed, nor may the ADS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ADS are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined the classification of the ADS and series A shares as prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations in Investment Products).

Notice to Prospective Investors in Canada

The ADSs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering of the ADSs has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ADSs.

Notice to Prospective Investors in Ireland

This offer is not being made, directly or indirectly, to the public in Ireland and no offers or sales of any securities under or in connection with the Offer may be effected in Ireland except in conformity with the provisions of Irish law including, but not limited to, (i) the Companies Act 2014, (ii) the Prospectus Directive and any rules issued under Section 1363 of the Companies Act 2014 by the Central Bank of Ireland, (iii) the European Communities (Markets in Financial Instruments) Regulations 2017 or any codes of conduct issued in connection therewith, and the provisions of the Investor Compensation Act 1998 (as amended), (iv) the European Union (Market Abuse) Regulations 2016 and any rules issued under Section 1370 of the Companies Act 2014, and (v) the Central Bank Acts 1942 to 2015 and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 (as amended).

Notice to Prospective Investors in Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012 (Rule 336), issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or ‘‘SVS’’), the ADSs and series A shares may be privately offered in Chile to certain ‘‘qualified investors’’ identified as such by Rule 336 (which in turn are further described in rule No. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	Date of commencement of the offer of the ADSs in Chile: July 18, 2019.

2.	The offer of the ADSs is subject to Rule 336.

3.

The offering of the ADSs is not registered with the Securities Registry (Registro de Valores) of the SVS nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS and as such;

a.	The ADSs are not subject to the oversight of the SVS; and

b.	The issuer of the ADSs is not subject to the obligation to make publicly available information about the ADSs in Chile.

4.	The ADSs may not be subject to public offering in Chile unless and until they are registered with the relevant Securities Registry of the SVS.

Los Valores se ofrecen privadamente en Chile de conformidad con las disposiciones de la Ley No 18.045 de Mercado de Valores, y la Norma de Carácter General No 336 de 27 de junio de 2012 (‘‘NCG 336’’) emitida por la Superintendencia de Valores y Seguros de Chile.

En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en Chile.

1.	La oferta de estos valores en Chile comienza el día 18 de julio de 2019.

2.	La oferta se encuentra acogida a la NCG 336.

3.	La oferta versa sobre valores que no se encuentran inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros, por lo que:

a.	Los valores no están sujetos a la fiscalización de esa Superintendencia; y

b.	El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos.

4.	Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Notice to Prospective Investors in Brazil

The ADSs have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the ADSs has not been nor will be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the ADSs in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the ADSs, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the ADSs is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the ADSs to the public in Brazil. Therefore, each of the initial purchasers has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the ADSs in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian laws and regulations. Persons wishing to offer or acquire the ADSs within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in Argentina

The ADSs have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The ADSs may not be publicly distributed in Argentina. Neither we nor the underwriters will solicit the public in Argentina in connection with this prospectus. Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to the ADSs.

Notice to Prospective Investors in Colombia

The ADSs will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, the ADSs will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

GLOBAL OFFERING EXPENSES

We estimate that our expenses in connection with the global offering, other than underwriting discounts and commissions, will be as follows:

	Amount To Be paid
Commission registration fee	US$	13,324.73
NYSE listing fee	US$	25,000.00
FINRA filing fee	US$	16,991.00
Mexican fees, including Mexican Stock Exchange listing fee	US$	195,796.52
Printing expenses	US$	200,000.00
Legal fees and expenses	US$	2,700,000.00
Accounting fees and expenses	US$	750,000.00
Miscellaneous	US$	100,000.00

Total	US$	4,001,112.25

All amounts in the table are estimated except the Commission registration fee, the NYSE listing fee, the FINRA filing fee and the Mexican Stock Exchange listing fee.

The expenses will be borne by us.

The total underwriting discounts and commissions that we are required to pay will be 3.5% of the gross proceeds of the global offering to us.

LEGAL MATTERS

The validity of the series A shares and certain legal matters governed by Mexican law will be passed upon for us by Creel, García-Cuellar, Aiza y Enríquez, S.C., and certain legal matters governed by Mexican law will be passed upon for the international underwriters by Galicia Abogados, S.C. Certain legal matters governed by U.S. federal law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, and for the international underwriters by Shearman & Sterling LLP.

EXPERTS

The consolidated financial statements of Vista Oil & Gas, S.A.B. de C.V. and its subsidiaries as of December 31, 2018, and for the period from April 4, 2018 to December 31, 2018 and the consolidated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows of Petrolera Entre Lomas S.A. for the period from January 1, 2018 to April 3, 2018, included in this prospectus have been audited by Mancera, S.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Vista Oil & Gas Argentina S.A. (currently Vista Oil & Gas Argentina S.A.U., and formerly known as Petrolera Entre Lomas S.A. or PELSA) as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 included in this prospectus have been so included in reliance on the report (which contains an “Other Matter” paragraph that explains the reasons why the opinion on the accompanying financial statements, as presented herein, is different from that expressed in the previous report dated January 23, 2019) of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of APCO Oil & Gas International, Inc. Argentina Branch as of April 3, 2018 and for the period beginning January 1, 2018 and ended on April 3, 2018 appearing in this prospectus have been audited by Pistrelli, Henry Martin y Asociados S.R.L., independent auditors, as set forth in their report thereon (which includes a qualified opinion due to the omission of presentation of comparative financial information required by IFRS) appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of APCO Oil and Gas International, Inc. Argentina Branch as of December 31, 2017 and January 1, 2017 and for the year ended December 31, 2017 included in this prospectus have been so included in reliance on the report (which contains a qualification relating to the omission of comparative financial information) of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined abbreviated statements of Revenues and Direct Operating Expenses of Jagüel de los Machos and 25 de Mayo-Medanito SE oil exploitation concessions for the period from January 1, 2018 to April 3, 2018 appearing in this prospectus have been audited by Pistrelli, Henry Martin y Asociados S.R.L., independent auditors, as set forth in their report (which contains an emphasis of a matter paragraph explaining that these financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission are not intended to be a complete financial statement presentation of such properties) thereon appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined abbreviated statements of Revenues and Direct Operating Expenses of Jagüel de los Machos and 25 de Mayo-Medanito SE oil exploitation concessions for the year ended December 31, 2017 included in this prospectus have been so included in reliance on the report (which contains an emphasis of a matter paragraph explaining that these special purpose financial statements are not intended to be a complete presentation of the financial position, results of operations, or cash flows of such properties) of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included in this prospectus regarding estimated quantities of proved reserves is derived from estimates of the proved reserves as of December 31, 2018. The proved reserves estimates are derived from the report dated February 13, 2019, the 2018 Reserves Report, prepared by GCA, independent reserves engineers, included as an exhibit to the registration statement of which this prospectus forms a part. The 2018 Reserves Report was prepared by GCA for us, based on information provided by the previous owners of the blocks acquired by us and presents an appraisal as of December 31, 2018 of oil and gas reserves located in the Entre Lomas, Bajada del Palo, Agua Amarga, Águila Mora, Coirón Amargo Norte, Coirón Amargo Sur Oeste, Acambuco, Sur Río Deseado Este, Jagüel de los Machos, 25 de Mayo-Medanito blocks in Argentina, all of which were acquired by us pursuant to the Initial Business Combination.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico. A majority of the members of our Board of Directors and Management Team, our advisors independent auditors and experts named in this prospectus reside or are based outside the United States. All of our assets and the assets of our subsidiaries are located, and all of our revenues and the revenues of our subsidiaries are derived from, sources outside the United States, particularly in Mexico and Argentina. Consequently, it may not be possible for you to effect service of process within the United States or any other jurisdiction outside of Mexico and/or Argentina upon such persons or us, or to enforce against them, or us, in courts of any jurisdiction outside of Mexico and/or Argentina judgments predicated upon the laws of any such jurisdiction, including any judgment predicated upon the civil liability provisions of the United States federal and state securities laws of the United States. Because judgments of U.S. courts or courts of other jurisdictions outside of Mexico and/or Argentina for civil liabilities based upon foreign laws of other jurisdictions outside Mexico and/or Argentina may only be enforced in Mexico and/or Argentina if certain requirements are met, you may face greater difficulties in protecting your interests through actions against us, our directors or the members our Management Team than would shareholders of a corporation incorporated in the United States or in other jurisdictions outside of Mexico. We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to receive service of process with respect to any action brought against us in any federal or state court in the State of New York arising from this public offering.

We have been advised by our special Mexican counsel, Creel, García-Cuellar, Aiza y Enríquez, S.C., that no treaty is currently in effect between the United States and Mexico that covers the reciprocal enforcement of judgments issued in the other country. Generally, Mexican courts would enforce final judgments rendered in the United States if certain requirements are met, including the review in Mexico of the U.S. judgment to ascertain compliance with certain basic principles of due process and the non-violation of Mexican law or public policy (orden público), provided that U.S. courts would grant reciprocal treatment to Mexican judgments. Additionally, there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated, in whole or in part, on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated on the civil liability provisions of U.S. federal securities laws.

We have been advised by our Argentine counsel, Bruchou, Fernández Madero & Lombardi, that the judgments of United States courts for civil liabilities based upon the federal securities laws of the United States may be enforced in Argentina, subject to the requirements described below, provided that an Argentine court will not order the attachment on any property located in Argentina and determined by such court to be essential for the provision of public services. A judgment against us obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Articles 517 through 519 of the Argentine Civil and Commercial Procedure Code (if enforcement is sought before federal courts or any other requirements applicable in the relevant jurisdiction) are met, which are, (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought must have been duly served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and must meet authenticity requirements under Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law (orden público argentino); and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

Any document in a language other than Spanish (including, without limitation, a foreign judgment and other documents related thereto) must be duly legalized and a translation by a sworn public translator into the Spanish language must be submitted to the relevant court. The filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing the claim, which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a general rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898, as amended). Pursuant to Argentine Law No. 26,589, as amended, certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina.

See “Risk Factors—Risks Related to ADSs and the Offering—It may be difficult to enforce civil liabilities against us or our directors or officers.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement (including amendments and exhibits to the registration statement) with the Commission on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement as well as the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the Commission, including annual reports on Form 20-F and reports on Form 6-K. As we are a foreign private issuer and an EGC, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The Commission maintains an Internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act. However, we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each year. We plan to file with the Commission quarterly financial statements that we file with the CNBV and Mexican Stock Exchange as required by Mexican applicable law, and also expect to file annual reports on Form 20-F within the time period required by the Commission.

We will send the depositary a copy of all notices that we give relating to meetings of our shareholders, distributions to shareholders, offering of rights and a copy of any other report or communication that we make generally available to our shareholders. The depositary will make the notices, reports and communications that it receives from us available for inspection by registered holders of ADSs at its office. The depositary will mail copies of those notices, reports and communications to you if we ask the depositary to do so and we will furnish sufficient copies of materials for that purpose.

We also file annual and quarterly reports, financial statements, material events and other periodic reports in Spanish with the Mexican Stock Exchange.

INDEX TO THE FINANCIAL STATEMENTS

Page

Consolidated Financial Statements as of December 31, 2018 and for the period beginning April 4, 2018 to December 31, 2018 (Successor) and Financial Statements as of December 31, 2017 and January 1, 2017 and for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

Report of Independent Registered Public Accounting Firm	F-3
Reports of the independent registered public accounting firms	F-4

Consolidated Statement of Profit or Loss and Other Comprehensive Income for the period beginning April 4, 2018 to December 31, 2018 (Successor) and Statements of Profit or Loss and Other Comprehensive Income for the period beginning January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

F-5
Consolidated Statement of Financial Position as of December 31, 2018 (Successor) and Statements of Financial Position as of December 31, 2017 and January 1, 2017 (Predecessor)	F-6
Predecessor Statements of Changes in Shareholders’ Equity for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017	F-8
Successor Statement of Changes in Shareholders’ Equity for the period beginning April 4, 2018 through December 31, 2018	F-9

Consolidated Statement of Cash Flows for the period beginning April  4, 2018 to December 31, 2018 (Successor) and Statements of Cash Flows for the period beginning January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

F-10

Notes to the Consolidated Financial Statements as of December  31, 2018 and for the period beginning April 4, 2018 to December 31, 2018 (Successor) and the Financial Statements as of December 31, 2017 and January 1, 2017 and for the period beginning January 1, 2018 to April  3, 2018 and for the year ended December 31, 2017 (Predecessor)

F-13

APCO Oil and Gas International Inc., Argentina Branch
Financial Statements as of April 3, 2018, December 31, 2017 and January 1, 2017 and for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017
Report of Independent Auditors	F-159
Report of the independent registered public accounting firm	F-161
Statements of Profit or Loss and Other Comprehensive Income for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017	F-162
Statements of Financial Position as of April 3, 2018, December 31, 2017 and January 1, 2017	F-163
Statements of Changes in Head Office Account for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017	F-165
Statements of Cash Flows for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017	F-166
Notes to the financial Statements as of April 3, 2018, December 31, 2017 and January 1, 2018 and for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017	F-168

Jagüel de los Machos and 25 de Mayo – Medanito SE
Combined Abbreviated Statements of Revenues and Direct Operating Expenses for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017
Report of Independent Auditors	F-256
Report of the independent registered public accounting firm	F-258
Combined Statements of Revenues and Direct Operating Expenses for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017	F-259
Notes to Combined Abbreviated Statements of Revenues and Direct Operating Expenses	F-260

Page

Vista Oil & Gas, S.A.B. de C.V. (Successor) and Petrolera Entre Lomas S.A. (currently known as Vista Argentina S.A.) (Predecessor)

Condensed Consolidated Interim Financial Statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 (Successor) (Unaudited) and Condensed Interim Financial Statements for the three-month period ended March 31, 2018 (Predecessor) (Unaudited)

Condensed Consolidated Interim Statement of Profit or Loss and Other Comprehensive Income for the three-month period ended March 31, 2019 (Successor) and Condensed Interim Statement of Profit or Loss and Other Comprehensive Income for the three-month period ended March 31, 2018 (Predecessor) (Unaudited)

F-272
Condensed Consolidated Interim Statement of Financial position as of March 31, 2019 and December 31, 2018 (Successor) (Unaudited)	F-273
Successor Condensed Interim Statement of Changes in Shareholders’ Equity for the three-month period ended March 31, 2019 (Unaudited)	F-275
Predecessor Condensed Interim Statement of Changes in Shareholders’ Equity for the three-month period ended March 31, 2018 (Unaudited)	F-276

Condensed Consolidated Interim Statement of Cash Flows for the three-month period ended March 31, 2019 (Successor) and Interim Statement of Cash Flows for the three-month period ended March 31, 2018 (Predecessor) (Unaudited)

F-277

Notes to the Condensed Consolidated Interim financial Statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 (Successor) and Condensed Interim Financial Statements for the three-month period ended March 31, 2018 (Predecessor)

F-280

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Vista Oil & Gas, S.A.B. de C.V.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Vista Oil & Gas, S.A.B. de C.V. and subsidiaries (“Company” or “Successor”) as of December 31, 2018, and the related consolidated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for the period from April 4, 2018 through December 31, 2018, and the related notes thereto. We have also audited the accompanying statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows of Petrolera Entre Lomas, S.A. (“PELSA” or “Predecessor”) for the period from January 1, 2018 to April 3, 2018.

In our opinion, the Successor consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2018, and the consolidated results of its operations and its cash flows for the period from April 4, 2018 to December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. In our opinion, the Predecessor financial statements present fairly, in all material respects, the results of the operations and cash flows of PELSA for the period from January 1, 2018 to April 3, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Notes 1.1 and 31 to the financial statements, effective April 4, 2018, the Company acquired PELSA, in a transaction accounted for as a business combination. As a result of the acquisition, the consolidated financial information for the Successor period is presented on a different cost basis than that for the Predecessor period and, therefore, is not comparable.

Basis for Opinions

These financial statements are the responsibility of the Company’s management. Our responsibility is to express opinions on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company and PELSA in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Mexico according to the “Código de Ética Profesional del Instituto Mexicano de Contadores Públicos”, and in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company and PELSA are not required to have, nor were we engaged to perform an audit of their internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing opinions on the effectiveness of the Company’s or PELSA’s internal control over financial reporting. Accordingly, we express no such opinions.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

Mancera, S.C.

A member practice of

Ernst & Young Global Limited

/s/ MANCERA, S.C.

We have served as the Company’s auditor since 2017

Mexico City, Mexico

April 5, 2019

Report of the Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Vista Oil & Gas Argentina S.A. (formerly known as Petrolera Entre Lomas S.A.)

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Petrolera Entre Lomas S.A. (the “Company”) as of December 31, 2017 and January 1, 2017, and the related statements of profit or loss and other comprehensive income, of changes in shareholders’ equity and of cash flows for the year ended December 31, 2017, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and January 1, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter

In our report dated January 23, 2019, we expressed a qualified opinion that the financial statements as of December 31, 2017 and January 1, 2017, were not presented in accordance with International Financial Reporting Standard 1, First-time Adoption of International Financial Reporting Standards, as they did not include comparative figures, which constituted a departure from International Financial Reporting Standards as issued by the International Accounting Standards Board. The accompanying amended financial statements now include comparative figures. Accordingly, our present opinion on the accompanying financial statements, as presented herein, is different from that expressed in our previous report.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Reinaldo Sergio Cravero
Reinaldo Sergio Cravero (Partner)

/s/ Price Waterhouse & Co. S.R.L.
Price Waterhouse & Co. S.R.L.

Buenos Aires, Argentina

January 23, 2019, except with respect to the matter discussed in the “Other Matter” paragraph, as to which the date is April 5, 2019

We served as the Company’s auditor from 2012 to 2019.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of profit or loss and other comprehensive income for the period from April 4, 2018 through December 31, 2018 (Successor) and statements of profit or loss and other comprehensive income for the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

(In thousands of U.S. Dollars)

	Notes	Consolidated - Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Revenue from contract with customers	5	331,336	44,463	198,075
Cost of sales:
Crude oil stock fluctuation	6.1	(1,241)	733	(7,566)
Operating expenses	6.2	(86,245)	(18,367)	(77,461)
Depreciation, depletion and amortization	13/14	(74,772)	(14,194)	(61,211)
Royalties		(50,323)	(6,795)	(28,163)

Gross profit		118,755	5,840	23,674

Selling expenses	7	(21,341)	(3,091)	(13,264)
General and administrative expenses	8	(24,202)	(1,466)	(6,774)
Exploration expenses	9	(637)	(134)	(1,049)
Other operating income	10.1	2,699	1,240	17,802
Other operating expenses	10.2	(18,097)	(135)	(5,125)
Impairment recovery of property, plant and equipment		—	—	5,290

Operating profit		57,177	2,254	20,554

Interest income	11.1	2,532	239	166
Interest expense	11.2	(15,746)	(23)	(18)
Other financial results	11.3	(22,920)	(1,159)	(436)

Financial results, net		(36,134)	(943)	(288)

Profit before income tax		21,043	1,311	20,266
Current income tax expense	15	(35,450)	(4,615)	(15,956)
Deferred income tax (expense) benefit	15	(11,975)	(3,345)	9,595

Income tax expense		(47,425)	(7,960)	(6,361)

Net (loss) profit for the period/year		(26,382)	(6,649)	13,905

Other comprehensive income (loss)
Other comprehensive income (loss) that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans	22	(3,565)	(89)	(355)
—Deferred income tax benefit	15	891	22	124

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods		(2,674)	(67)	(231)

Other comprehensive loss for the period/year, net of tax		(2,674)	(67)	(231)

Total comprehensive (loss) income for the period/year		(29,056)	(6,716)	13,674

(Losses)/Earnings per share attributable to equity holders of the parent
Basic—(In U.S. dollars per share):	12	(0.37)	(0.07)	0.14
Diluted—(In U.S. dollars per share):	12	(0.37)	(0.07)	0.14

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of financial position as of December 31, 2018 (Successor) and statements of financial position as of December 31, 2017 and January 1, 2017 (Predecessor)

(In thousands of U.S. Dollars)

	Notes	Successor As of December 31, 2018	Predecessor As of December 31, 2017	Predecessor As of January 1, 2017
Assets
Non-current assets
Property, plant and equipment	13	820,722	259,229	286,149
Goodwill	14	28,484	—	—
Other intangible assets	14	31,600	1,021	1,536
Trade and other receivables	16	20,191	297	927
Other financial assets	17.1	—	—	64

Total non-current assets		900,997	260,547	288,676

Current assets
Inventories	18	18,187	8,215	16,924
Trade and other receivables	16	86,050	56,274	40,174
Cash, bank balances and other short term investments	19	80,908	36,835	24,717

Total current assets		185,145	101,324	81,815

Total assets		1,086,142	361,871	370,491

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of financial position as of December 31, 2018 (Successor) and statements of financial position as of December 31, 2017 and January 1, 2017 (Predecessor)

(In thousands of U.S. Dollars)

	Notes	Successor— December 31, 2018	Predecessor - December 31, 2017	Predecessor— January 1, 2017
Shareholders’ equity and liabilities
Shareholders’ equity
Share capital	20.1	513,255	39,239	39,239
Share-based payment reserve	33	4,021	—	—
Legal Reserve		—	7,523	7,523
Voluntary reserve		—	385,033	349,248
Accumulated other comprehensive loss		(2,674)	(2,800)	(2,569)
Retained earnings (Accumulated Loss)		(34,946)	(148,694)	(120,081)

Total shareholders’ equity		479,656	280,301	273,360

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	15	133,757	28,840	38,558
Provisions	21	16,186	15,902	14,571
Borrowings	17.2	294,415	—	—
Warrants	17.3	23,700	—	—
Employee defined benefit plans obligation, net	22	3,302	4,683	4,366
Other taxes and royalties payable	24	—	2	7
Accounts payable and accrued liabilities	25	1,008	—	—

Total non-current liabilities		472,368	49,427	57,502

Current liabilities
Provisions	21	4,140	925	1,615
Borrowings	17.2	10,352	—	—
Salaries and social security payable	23	6,348	2,540	2,387
Income tax liability	15	22,429	1,401	5,454
Other taxes and royalties payable	24	6,515	6,287	5,846
Accounts payable and accrued liabilities	25	84,334	20,990	24,327

Total current liabilities		134,118	32,143	39,629

Total liabilities		606,486	81,570	97,131

Total shareholders’ equity and liabilities		1,086,142	361,871	370,491

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Predecessor statements of changes in shareholders’ equity for the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017

(In thousands of U.S. Dollars)

	Share Capital	Legal reserve	Voluntary reserve	Retained earnings (Accumulated Loss)	Accumulated other comprehensive losses	Total Predecessor shareholders’ equity
Balances as of January 1, 2017	39,239	7,523	349,248	(120,081)	(2,569)	273,360

		—
Profit for the year	—	—	—	13,905	—	13,905
Other comprehensive loss for the year	—	—	—	—	(231)	(231)

Total comprehensive income	—	—	—	13,905	(231)	13,674

—Cash dividends distribution decided by Shareholders´ Meetings held on May 19, 2017 a dividend of U.S. Dollars 0.07 per share (total dividend ARS 107.8 millions) was paid to holders of fully paid common shares	—	—	—	(6,733)	—	(6,733)
—Constitution of voluntary reserve decided by Shareholders´ Meeting held on May 19, 2017			35,785	(35,785)	—	—

Balances as of December 31, 2017	39,239	7,523	385,033	(148,694)	(2,800)	280,301

Loss for the period	—	—	—	(6,649)	—	(6,649)
Other comprehensive loss for the period	—	—	—	—	(67)	(67)

Total comprehensive loss	—	—	—	(6,649)	(67)	(6,716)

Balances as of April 3, 2018	39,239	7,523	385,033	(155,343)	(2,867)	273,585

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Successor statement of changes in shareholders’ equity for the period beginning April 4, 2018 through December 31, 2018

(In thousands of U.S. Dollars)

	Share Capital	Share- based payment reserve	Retained earnings (Accumulated Deficit)		Accumulated other comprehensive losses	Total attributable to the equity holders of the Successor	Non-controlling interest	Total shareholders’ equity
Balances as of April 4, 2018	25	—	(8,564	) (1)	—	(8,539)	—	(8,539)

Loss for the period	—	—	(26,382)		—	(26,382)	—	(26,382)
Other comprehensive income/(loss) for the period	—	—	—		(2,674)	(2,674)	—	(2,674)

Total comprehensive income	—	—	(26,382)		(2,674)	(29,056)	—	(29,056)

—Capitalization of Series A shares (Note 20.1)	449,191	—	—		—	449,191	—	449,191
—Series A shares issue costs (Note 20.1)	(26,200)	—	—		—	(26,200)	—	(26,200)
—Issue of additional Series A (Note 20.1)	95,000	—	—		—	95,000	—	95,000
—Series A shares issue costs (Note 20.1)	(4,761)	—	—		—	(4,761)	—	(4,761)
—Recognition of share-based payments (Note 33)	—	4,021	—		—	4,021	—	4,021
—Non-controlling interest arising from the acquisition of PELSA (Note 31.1.3)	—	—	—		—	—	1,307	1,307
- Acquisition of non-controlling interest (Note1.1)	—	—	—		—	—	(1,307)	(1,307)

Balances as of December 31, 2018	513,255	4,021	(34,946)		(2,674)	479,656	—	479,656

(1)	Includes the net loss of VISTA for the period beginning March 22, 2017 (inception) to April 3, 2018.

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of cash flows for the period beginning April 4, 2018 through December 31, 2018 (Successor) and statements of cash flows for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

(In thousands of U.S. Dollars)

	Notes	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Cash flows from operating activities
(Loss) / Profit for the period/year		(26,382)	(6,649)	13,905
Adjustments to reconcile the (loss) / profit for the period/year to net cash flows provided by operating activities:
Depreciation and depletion	13	73,975	14,513	62,522
Impairment recovery		—	—	(5,290)
Amortization of intangible assets	14	797	198	755
(Gain)/Loss on sale or disposal of property, plant and equipment		—	(245)	(384)
Increase/(Reversal) in allowances, net	7/10.2	1,664	(111)	478
Increase of provisions, net	21	1,408	2	2,566
Decreases in property, plant and equipment		—	1,529	3,700
Interest expense	11.2	15,546	(118)	(166)
Interest income	11.1	(2,532)
Unwinding of discount on asset retirement obligation provision	11.3	897	233	815
Net exchange differences	11.3	(3,005)	(3,268)	(2,230)
Discount of assets and liabilities at net present value	11.3	2,743
Change in fair value of financial instruments	11.3	(1,415)	(69)	(1,885)
Change in fair value of warrants	11.3	8,860
Share-based payment expense	8	4,021	—	—
Costs of early settlements of borrowings and other financing costs	11.3	14,474	—	—
Accrued income tax		47,419	7,960	6,361
Accrued defined employees’ benefits plans	22	368	132	134
Changes in working capital:
Decrease/(Increase) in trade and other receivables		(32,945)	9,738	(15,970)
(Increase)/Decrease in inventories		(10,951)	2,315	8,218
Increase/(Decrease) in accounts payable and accrued liabilities and other payables		33,760	(966)	(4,041)
Increase/(Decrease) in employee defined benefits obligation		(727)	(57)	(48)
Increase/(Decrease) in salaries and social security payable		3,659	(707)	153
Increase/(Decrease) in other taxes and royalties payable		9,979	(825)	75
Increase/(Decrease) in provisions		551	(334)	(4,030)
Income tax paid		(16,642)	(992)	(19,771)

Net cash flows generated by operating activities		125,522	22,279	45,867

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of cash flows for the period beginning April 4, 2018 through December 31, 2018 (Successor) and statements of cash flows for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor) (Cont´d)

(In thousands of U.S. Dollars)

	Notes	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Cash flows from investing activities
Business acquisitions, net of cash acquired	31.4	(725,174)	—	—
Payments for acquisition of property, plant and equipment		(117,837)	(12,476)	(31,421)
Payments for acquisition of other intangible assets	14	(31,486)	(13)	(239)
Proceeds from sales of property, plant and equipment		—	245	298
Payments for acquisition of other financial assets		16,680	(8,190)	(20,769)
Proceeds from sales of other financial assets		—	11,377	4,007
Proceeds from interest received		567	114	1,554

Net cash flows used in investing activities		(857,250)	(8,943)	(46,570)

Cash flows from financing activities
Acquisition of non-controlling interests	31.4	(1,307)	—	—
Payment of redemption of Series A shares	17.1.1	(204,590)	—	—
Proceeds from private investment in public equity	20.5	95,000	—	—
Payment of issue costs from private investment in Series A shares		(4,761)	—	—
Payment of issue costs from capitalization of Series A shares	20.1	(19,500)	—	—
Proceeds from borrowings	17.1.1	560,000	—	—
Payment of issue costs from borrowings	17.1.1	(18,280)	—	—
Payments of borrowings	17.1.1	(260,000)	—	—
Payments of borrowings´ interests	17.1.1	(5,018)	—	—
Payments of dividends		—	—	(6,733)

Net cash flows generated by / (used in) financing activities		141,544	—	(6,733)

Net (decrease) increase in cash and cash equivalents		(590,184)	13,335	(7,436)

Cash and cash equivalents at the beginning of the period/year		671,519 (1)	2,444	7,649
Effects of exchange rate changes on cash and cash equivalents		(15,288)	1,259	2,231
Net (decrease) / increase in cash and cash equivalents		(589,184)	13,335	(7,436)

Cash and cash equivalents at the end of the period/year		66,047	17,038	2,444

(1)	Includes 700 and 653,781 of cash and cash equivalents and restricted cash and cash equivalent held by the Successor entity, respectively, as of April 4, 2018.

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Consolidated statement of cash flows for the period beginning April 4, 2018 through December 31, 2018 (Successor) and statements of cash flows for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor)

(In thousands of U.S. Dollars)

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Significant non-cash transactions
Acquisition of property, plant and equipment through increase in account payables	24,939	4,245	8,672
Changes in asset retirement obligation provision with corresponding changes in property, plant and equipment	11,839	—	1,290
Capitalization of Series A Shares	449,191	—	—
Aguila Mora Swap agreement (Notes 1.1 and 29.3.5)	13,157	—	—

Notes 1 to 35 are an integral part of these financial statements

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 1. Corporate and Group information

1.1 General information and Group structure and activities

Vista Oil & Gas, S.A.B. de C.V. (“VISTA” or the “Company” or the “Group”) was organized as a corporation with variable capital stock under the laws of the United Mexican States (“Mexico”) on March 22, 2017. The Company adopted the public corporation or “sociedad anónima bursátil” form, on July 28, 2017.

The address of the Company´s main office is located in Mexico City (Mexico), at Paseo de la Reforma Street No. 243, 18th Floor, Cuauhtémoc, Cuauhtémoc, Postal Code 06500.

The Company´s main purposes are to:

(i)

acquire, by any legal means, all kinds of assets, shares, equity interests or interests participation in any kind of commercial or civil companies, associations, firms, trust agreements or other entities within the energy sector or any other industry;

(ii)	participate as a partner, shareholder or investor in all businesses or entities, whether mercantile or civil, associations, trust agreements or any other nature;

(iii)	issue and place shares representative of its social capital, either through public or private offerings, in national or foreign stock exchange markets;

(iv)

issue or place warrants, either through public or private offerings, with respect to shares representing their capital stock or any other type of securities, in domestic or foreign stock exchange markets; and

(v)	issue or place negotiable instruments, debt instruments or any other security, either through public or private offerings, in domestic or foreign stock exchange markets.

On August 15, 2017, upon the settlement date of its Initial Public Offering (“IPO”) in the Mexican Stock Exchange, the Company received funds for an amount of 650,017. The Company reimbursed part of such funds to certain shareholders and used other of such funds, among other amounts, to finance the Initial Business Combination, as described below.

From its inception until April 4, 2018, all the Company´s activities have been related to its constitution, the IPO and the efforts aimed at identifying and consummating the Initial Business Combination. Before April 4, 2018, the Company did not generate any operating income nor entered into any material transaction.

On April 4, 2018, the Company, through its Mexican subsidiary Vista Holding I, S.A. of C.V. (VISTA I), concluded, for a total consideration of 732,784, the Initial Business Combination (hereinafter the “Initial Business Combination” – Note 31) through the acquisition of the following business located in Argentina:

The PELSA Acquisitions. The acquisition from Pampa Energía S.A. of:

(i)

a 58.88% equity interest in Vista Argentina S.A., formerly known as Petrolera Entre Lomas S.A., (“Vista Argentina” or “Petrolera Entre Lomas, S.A.” or “PELSA”) , an Argentine corporation that holds a 73.15%

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

direct operating interest in the Entre Lomas (“EL”), Bajada del Palo (“BP”) and Agua Amarga (“AA”) oil exploitation concessions located in the Neuquina Basin in the provinces of Neuquén and Río Negro, Argentina (all together the “EL-AA-BP Concessions”);

(ii)	a 3.85% direct interest in the EL-AA-BP Concessions operated by PELSA;

(iii)	a 100% of interest in the Concessions for exploitation of 25 de Mayo- Medanito located in the Neuquina Basin in the Province of Río Negro, Argentina and;

(iv)	a 100% of interest in the Concessions for exploitation of Jagüel de los Machos located in the Neuquina Basin in the Province of Rio Negro, Argentina

The APCO Acquisitions. The acquisition from Pluspetrol Resources Corporation of:

(i)	a 100% of APCO Oil & Gas International, Inc. (“APCO”), which have 100% of APCO Argentina Branch and

(ii)	a 5% equity interest in APCO Argentina, S.A. (“APCO Argentina”).

As a result of the business combination described above, the Company obtained interests in the following oil and gas properties:

i.	In the Neuquén basin:

a.	An operating interest of 100% in the concessions for exploitation Medanito-25 de Mayo and Jagüel de los Machos (as operator);

b.	An operating interest of 100% in the concessions for exploitation Entre Lomas, Bajada del Palo and Agua Amarga (as operator)

c.	An operating share of 55% in the Coirón Amargo Norte (“CAN”) exploitation concessions (as operator);

d.	A non-operational 45% stake in the Coirón Amargo Sur Oeste (“CASO”) evaluation lot (operated by O&G Development Ltd. S.A.);

ii.	In the Golfo San Jorge basin:

a.	a non-operating participation of 16.95% in the concessions for exploitation Sur Río Deseado Este (“SRDE”) (operated by Petrolera Argentina S.A., company controlled by Cruz Energy); and

b.	a non-operating participation of 44% relating to SRDE exploration contract (operated by Quintana E&P Argentina S.R.L.).

iii.	In the Northwest basin:

a.	A non-operating 1.5% in the concession for exploitation in Acambuco (operated by Pan American Energy).

As a result of the acquisitions described above, as of April 4, 2018, the main activity of the Company is, through its subsidiaries, the exploration and production of oil and gas (Upstream).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Additionally, on April 25, 2018, the Company through VISTA I completed the acquisition of the remaining equity interest (0.32%) of PELSA for a total cash consideration of 1,307. This transaction was recognized as an acquisition of non controlling interest.

On August 22, 2018, VISTA, through APCO Argentina Branch, entered into a cross assignment of rights agreement with O&G Developments Ltd S.A. (“O&G”) through which it assigned to O&G a 35% working interest in the Coirón Amargo Sur Oeste (“CASO”) evaluation lot and O&G assigned to APCO a 90% of its operated working interest in the exploration permit Águila Mora, located in the Province of Neuquén and in association with Gas y Petróleo del Neuquén S.A. (“GyP”). The transaction was approved on November 30, 2018, therefore, APCO’s working interest in CASO was reduced to 10%. As a result of this transaction the Company exchange oil and gas properties and work in progress for an amount of 23,157 and received work in progress for 13,157 and prepaid services for 10,000, no gain or loss was recorded as result of this transaction.

On October 30, 2018, VISTA through its Mexican subsidiary Vista Holding II, S.A. de C.V. (“VISTA II”) completed the acquisition of 50% working interest in three oil and gas properties in which Jaguar Exploration and Production of Hydrocarbons S.A.P.I. of C.V. (“Jaguar”) and Pantera Exploración y Producción, S.A.P.I. de C.V. (“Pantera”) were licenses, by an amount of 27,495 plus an amount of 1,864 related to total assigned expenses less assigned hydrocarbons value.

As a result of this transaction, which was approved by the National Hydrocarbons Commission (“CNH”) on October 2, 2018, VISTA obtained a 50% interest in the following oil and gas properties:

(i) CS-01 and B-10 (Cuenca del Sureste Basin), both to be operated by VISTA (subject to CNH’s approval of the transfer of operation expected to be obtained approximately on mid-year 2019); and

(ii) TM-01 (Tampico-Misantla Basin) to be operated by Jaguar.

As of the date of these financial statements the addendum to the license agreements of the three oil and gas properties between CNH, Jaguar, Pantera and VISTA necessary to formalize the acquisition was executed.

PELSA, APCO SAU and VISTA II will be collectively referred to hereafter as the “Operating Subsidiaries”, 25 de Mayo-Medanito, Jagüel de los Machos, EL, AA, BP, CAN, CASO, SRDE, CS-01, B-10 and TM-01 oil and gas properties will be collectively referred to hereafter as “Oil and Gas properties”, while together with VISTA, VISTA I, VISTA Holding III, S.A. de C.V. (VISTA III); VISTA Complemento, S.A. de C.V. (VISTA Complemento), APCO Argentina, Aluvional Infraestructura S.A. and Aluvional Logística S.A. will be collectively designated hereafter as the “Group”.

1.2	Purpose of the financial statements

These financial statements were prepared for its inclusion by VISTA in a registration statement to be filed with the Securities and Exchange Commission (‘‘SEC’’) of the United States of America, in connection with the Company’s intended initial public offering in the New York Stock Exchange.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 2. Basis of preparation and significant accounting policies

2.1	Basis of preparation and presentation

These consolidated financial statements as of December 31, 2018 and for the period beginning April 4, 2018 through December 31, 2018 (Successor) and the financial statements as of December 31, 2017 and January 1, 2017 and for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor) (hereinafter referred to as the “financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The predecessor financial statements are the first set of financial statements prepared in accordance with IFRS as issued by the IASB. Note 2.5 present the effects of the adoption of IFRS by the predecessor Company. An additional statement of financial position as of January 1, 2017 is presented in these financial statements due to the adoption of IFRS by the Predecessor Company.

The financial statements have been prepared on a historical cost basis, except for certain financial assets and contingent consideration that have been measured at fair value. The financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand (U.S. Dollars 000), except when otherwise indicated.

Considering the purpose of preparation of these financial statements, the Company has presented the statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for the period beginning April 4, 2018 through December 31, 2018 (Successor) and for the period beginning January 1, 2018 through April 3, 2018 (Predecessor) with comparatives for the full year ended December 31, 2017 (Predecessor). International Accounting Standard (“IAS”) 1 requires the presentation of comparative information in respect of the preceding period for all the amounts reported in the current period’s financial statements with the purpose to provide information that is useful in analyzing an entity’s financial statements. Considering the purpose of preparation of these financial statements, the presentation referred to above did not include that comparative information.

These financial statements have been approved for issue by the Board of Directors on March 29, 2019.

The financial statements as of December 31, 2018 (Successor), December 31, 2017 and January 1, 2017 (Predecessor) and for the period beginning April 4, 2018 through December 31, 2018 (Successor) and for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 (Predecessor) considered the following:

Successor presentation

The consolidated statements of profit or loss and other comprehensive income, changes in shareholders equity and cash flows for the Successor Company are presented for the period from April 4, 2018 through December 31, 2018, which consists of:

(1)

the consolidated profit or loss and other comprehensive income of the Company for the period from April 4, 2018 (date of acquisition of PELSA; 25 de Mayo-Medanito, Jagüel de los Machos and APCO—Note 31) to December 31, 2018 and

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

(2)	costs related to the acquisition of those business;

(3)	the accumulated results of operation of VISTA from inception to April 3, 2018.

The consolidated financial statements for the Successor Company include the assets and liabilities used in operating the Company’s business, including entities in which the Company has control according to Note 2.3. The Successor Company, as of the date of the completion of the Initial Business Combination, owned a 99.68% equity interest in PELSA; 3.85% direct participation in the oil and gas properties operated by PELSA; 100% of participation in the oil and gas properties 25 de Mayo-Medanito and Jagüel de los Machos and a 100% equity interest in APCO. All intercompany balances and transactions have been eliminated in consolidation.

Predecessor presentation

The statements of financial position are presented for the predecessor as of December 31, 2017 and January 1, 2017. The statements of profit or loss and other comprehensive income, changes in shareholders´ equity and cash flows are presented for the predecessor period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017. These periods represents the results of operations of PELSA and its joint operations (Note 29.2) (referenced herein as the ‘‘Predecessor Company’’).

These financial statements have been derived from the historical financial statements and accounting records of PELSA after giving effects to the adoption of IFRS presented in Note 2.5.

2.2	New accounting standards, amendments and interpretations issued by the IASB, which are not yet effective and have not been early adopted by PELSA nor the Company

- IFRS 16, Leases—IFRS 16 was issued in January 2016 and it replaces IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model similar to the accounting for finance leases under IAS 17. The standard includes two recognition exemptions for lessees – leases of ’low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less). At the commencement date of a lease, a lessee will recognize a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). Lessees will be required to separately recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset.

The right-of-use asset is initially measured at cost and subsequently measured at cost (subject to certain exceptions) less accumulated depreciation and impairment losses, adjusted for any remeasurement of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at that date. Subsequently, the lease liability is adjusted for interest and lease payments, as well as the impact of lease modifications, among others. Furthermore, the classification of cash flows will also be affected as operating lease

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

payments under IAS 17 are presented as operating cash flows; whereas under the IFRS 16 model, the lease payments will be split into a principal and an interest portion and will be presented as financing cash flows. Variable lease payments that do not depend on an index or rate are not included in the lease liability and will continue to be presented as operating cash flows.

Lessees will be also required to remeasure the lease liability upon the occurrence of certain events (e.g., a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee will generally recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

Lessor accounting under IFRS 16 is substantially unchanged from today’s accounting under IAS 17. Lessors will continue to classify all leases using the same classification principle as in IAS 17 and distinguish between two types of leases: operating and finance leases.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019. A lessee may choose to apply the full retrospective approach or a modified retrospective approach. Moreover, the transitory provisions of the standard allow certain exemptions for the initial application of IRS 16. IFRS 16 requires lessees and lessors to make more extensive disclosures than under IAS 17.

The Company adopted IFRS 16 on January 1, 2019 and applied the modified retrospective method. The Company elected to use the exemptions applicable to the standard on lease contracts for which the lease terms ends within 12 months as of the date of initial application, and lease contracts for which the underlying asset is of low value.

During 2018, the Company performed a detailed impact assessment of IFRS 16 and concluded that as of January 1, 2019, the lease liability and the corresponding ‘right-of-use’ asset would amount to approximately 14,500.

Information on the Group’s leases currently classified as operating leases, which are not recognized on the statement of financial position, is presented in Note 27

- IFRIC 23 “Uncertainty over Income Tax Treatments”: issued in June 2017 clarifies how to apply IAS 12 when there is uncertainty over income tax treatments to determine income tax. According to the interpretation, an entity shall reflect the effect of the uncertain tax treatment by using the method that better predicts the resolution of the uncertainty, either through the most likely amount method or the expected value method. Additionally, an entity shall assume that the taxation authority will examine the amounts and has full knowledge of all related information in assessing an uncertain tax treatment in the determination of income tax. The interpretation shall apply for annual reporting periods beginning on or after January 1, 2019, early application is permitted. The Company is analyzing the impact of the application of IFRIC 23, however, it estimates that it will not have any material impact on the Company’s results of operations or financial position.

- Amendments to IFRS 9 “Prepayment Features with Negative Compensation” IFRS 9 “Financial instruments”: The amendments to IFRS 9 clarify that for the purpose of assessing whether a prepayment feature meets the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

solely payments of principal and interest (“SPPI”) condition, the party exercising the option may pay or receive reasonable compensation for the prepayment irrespective of the reason for prepayment. In other words, prepayment features with negative compensation do not automatically fail SPPI. The amendment applies to annual periods beginning on or after 1 January 2019, with earlier application permitted. There are specific transition provisions depending on when the amendments are first applied, relative to the initial application of IFRS 9. . The Company is analyzing the impact of its application; however, it estimates that it will not have any impact on the Company´s results of operations or financial position as it does not have any prepayment features.

-

Amendments to IFRS 10 and IAS 28—Sale or Contribution of Assets between an Investor and its Associate or Joint Venture: The amendments address the conflict between IFRS 10 and IAS 28 in dealing with the loss of control of a subsidiary that is sold or contributed to an associate or joint venture. The amendments clarify that the gain or loss resulting from the sale or contribution of assets that constitute a business, as defined in IFRS 3, between an investor and its associate or joint venture, is recognized in full. Any gain or loss resulting from the sale or contribution of assets that do not constitute a business, however, is recognized only to the extent of unrelated investors’ interests in the associate or joint venture. The IASB has deferred the effective date of these amendments indefinitely, but an entity that early adopts the amendments must apply them prospectively.

The Company will apply these amendments when they become effective and is in assessing the impact on its consolidated financial statements.

- Amendments to IAS 19: Plan Amendment, Curtailment or Settlement

The amendments to IAS 19 address the accounting when a plan amendment, curtailment or settlement occurs during a reporting period. The amendments specify that when a plan amendment, curtailment or settlement occurs during the annual reporting period, an entity is required to:

•

Determine current service cost for the remainder of the period after the plan amendment, curtailment or settlement, using the actuarial assumptions used to remeasure the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event.

•

Determine net interest for the remainder of the period after the plan amendment, curtailment or settlement using: the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event; and the discount rate used to remeasure that net defined benefit liability (asset).

The amendments also clarify that an entity first determines any past service cost, or a gain or loss on settlement, without considering the effect of the asset ceiling. This amount is recognized in profit or loss. An entity then determines the effect of the asset ceiling after the plan amendment, curtailment or settlement. Any change in that effect, excluding amounts included in the net interest, is recognized in other comprehensive income.

The amendments apply to plan amendments, curtailments, or settlements occurring on or after the beginning of the first year that begins on or after January 1, 2019, with early application permitted. These amendments will apply only to any future plan amendments, curtailments, or settlements of the Group. The Company is analyzing the impact of its application; however, it estimates that it will not have any impact on the Company´s results of operations or financial position.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

- Improvements to IFRSs—2015-2017 Cycle:

These improvements include:

•	IFRS 3 Business Combinations

The amendments clarify that, when an entity obtains control of a business that is a joint operation, it applies the requirements for a business combination achieved in stages, including remeasuring previously held interests in the assets and liabilities of the joint operation at fair value. In doing so, the acquirer remeasures its entire previously held interest in the joint operation.

An entity applies those amendments to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2019, with early application permitted. These amendments will apply on future business combinations of the Group.

•	IFRS 11 Joint Arrangements

A party that participates in, but does not have joint control of, a joint operation might obtain joint control of the joint operation in which the activity of the joint operation constitutes a business as defined in IFRS 3. The amendments clarify that the previously held interests in that joint operation are not remeasured.

An entity applies those amendments to transactions in which it obtains joint control on or after the beginning of the first annual reporting period beginning on or after January 1, 2019, with early application permitted. These amendments are currently not applicable to the Group but may apply to future transactions.

•	IAS 12 Income Taxes

The amendments clarify that the income tax effects of dividends are linked more directly to past transactions or events that generated distributable profits than to distributions to owners. Therefore, an entity recognizes the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the entity originally recognized those past transactions or events.

An entity applies those amendments for annual reporting periods beginning on or after January 1, 2019, with early application permitted. When an entity first applies those amendments, it applies them to the income tax consequences of dividends recognized on or after the beginning of the earliest comparative period. Since the Group’s current practice is in line with these amendments, the Group does not expect any effect on its financial statements.

- IAS 23 Borrowing Costs

The amendments clarify that an entity treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete and become part of the general borrowings when calculating the capitalization rate of them.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

An entity applies those amendments to borrowing costs incurred on or after the beginning of the annual reporting period in which the entity first applies those amendments. An entity applies those amendments for annual reporting periods beginning on or after January 1, 2019, with early application permitted. Since the Group’s accounting policy is in line with these amendments, the Group does not expect any effect on its financial statements.

2.3	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and its subsidiaries.

2.3.1 Subsidiaries

Subsidiaries are all entities over which the Group has control and this happens if, and only if, the Group has:

•	Power over the entity (for example, present rights that give it the ability to direct the relevant activities of the entity receiving the investment)

•	Exposure or rights to variable returns from their involvement with the entity; and

•	The ability to use its power over the entity to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power including:

•	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

•	potential voting rights held by the Company, other vote holders or other parties;

•	rights arising from other contractual arrangements; and

•

any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

The relevant activities are those that significantly affect the performance of the subsidiary. The ability to approve the operating and capital budget of a subsidiary, as well as the power to appoint the key personnel of the administration, are decisions that demonstrate that the Company has present rights to direct the relevant activities of a subsidiary.

Subsidiaries are consolidated from the date when the Company acquires control over them until the date when such control ceases. Specifically, income and expenses of a subsidiary acquired or disposed during the year are

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary.

The acquisition method of accounting is used to account for business combinations by the Group (see Note 2.3.3 below).

Intercompany transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. When necessary, adjustments are made to the consolidated financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if these results in the non-controlling interests having a deficit balance.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the Consolidated Statement of profit or loss and other comprehensive income, Consolidated Statement of Changes in Equity and Consolidated Statement of Financial Position respectively.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The equity interest in the subsidiaries held by the Company at the end of the period/year are set forth below:

Name of subsidiary	Proportion of ownership interest and voting power held by the Group %			Place of incorporation and operation	Main activity
	December 31, 2018	December 31, 2017	January 1, 2017
Vista Holding I, S.A. de C.V.	100%	— % (1)	— % (1)	Mexico	Holding
Vista Holding II, S.A. de C.V.	100%	— % (1)	— % (1)	Mexico	Holding
Vista Holding III, S.A. de C.V. (5)	100%	— %	— %	Mexico	Holding
Vista Complemento S.A. de C.V. (5)	100%	— %	— %	Mexico	Holding
Vista Oil and Gas Argentina S.A. (2)(3)(7)	100%	— %	— %	Argentina	Upstream (4)
APCO Oil & Gas S.A.U (3)(6)(7)	100%	— %	— %	Argentina	Holding
APCO Oil & Gas International Inc. Sucursal Argentina (3)	— % (6)	— %	— %	Argentina	Upstream (4)
APCO Argentina, S.A. (3) (7)	100%	— %	— %	Argentina	Holding
Aluvional Infraestructura S.A. (5)	100%	— %	— %	Argentina	Services
Aleph Midstream S.A. (5)	100%	— %	— %	Argentina	Services

(1)	The entity was established in 2017, along with VISTA. Due to the purpose and presentation of these financial statements in Note 2.1, the entity was included in the Successor Financial Statements.
(2)	This is the predecessor company (Note 2.1). During the third quarter of 2018, PELSA changed its legal name to Vista Oil and Gas Argentina S.A.
(3)	Companies acquired as part of the Initial Business Combination on April 4, 2018.
(4)	Upstream activity refers to the exploration and production of gas and oil.
(5)	Companies established after the Initial Business Combination was completed on April 4, 2018.
(6)

On October 31, 2018, the Public Registry of the Autonomous City of Buenos Aires registered the re-domiciliation of APCO from the Cayman Islands to Argentina and its change of name to “APCO Oil & Gas S.A.U.” (“APCO SAU”). As a result, with effects as of such date, (i) APCO International was registered as an Argentine entity; (ii) APCO SAU continues APCO’s activity in Argentina; and (iii) the registration of APCO Argentina Branch before the Public Registry was canceled and the entity ceased to exist.

(7)

On November 1, 2018, the Board of Directors of Vista Argentina, APCO SAU and APCO Argentina agreed to begin a process of merger by absorption through which Vista Argentina will merge all the activities and operations of APCO SAU and APCO Argentina, setting the effective date of merger on January 1, 2019, therefore, the administration of the merged companies is in charge of Vista Argentina as of that date.

The participation of VISTA in the votes of the subsidiaries companies is the same participation as in the share capital.

Changes in the Company’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.2. Joint arrangements

Under IFRS 11 “Joint Arrangements”, investments in joint arrangements are classified as either joint operations or joint ventures. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement. PELSA and the Group has joint operations and other arrangements but does not have any joint ventures.

Joint operations

A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement and have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

When a Group entity undertakes its activities under joint operations, the Group as a joint operator recognizes in relation to its interest in a joint operation:

•	its assets, including its share of any assets held jointly;

•	its liabilities, including its share of any liabilities incurred jointly;

•	its revenue from the sale of its share of the output arising from the joint operation;

•	its share of the revenue from the sale of the output by the joint operation; and

•	its expenses, including its share of any expenses incurred jointly.

The Group accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the IFRSs applicable to the particular assets, liabilities, revenues and expenses. These have been incorporated in the financial statements under the appropriate headings. Interest in joint operations and other agreements have been calculated based upon the latest available financial statements or financial information as of the end of each period/year, taking into consideration significant subsequent events and transactions as well as management information available. When necessary, adjustments are made to the financial statements or financial information to bring their accounting policies into line with the Group’s accounting policies.

When the Group transacts with a joint operation in which the Group entity is a joint operator (such as a sale or contribution of assets), the Group is considered to be conducting the transaction with the other parties to the joint operation, and gains and losses resulting from the transactions are recognized in the Group’s consolidated financial statements only to the extent of other parties’ interests in the joint operation. When the Group transacts with a joint operation in which the Group entity is a joint operator (such as a purchase of assets), the Group does not recognize its share of the gains and losses until it resells those assets to a third party.

The joint operations are described in Note 29.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.3 Business combinations

The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisitions comprises:

i)	the fair value of the transferred assets,

ii)	the liabilities incurred to the former owners of the acquired business,

iii)	the equity interests issued by the Group,

iv)	the fair value of any asset or liability resulting from a contingent consideration arrangement, and

v)	the fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquired entity on an acquisition-by-acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets.

Acquisition-related costs are expensed as incurred. The value of the goodwill represents the excess of:

i)	the consideration transferred,

ii)	the amount of any non-controlling interest in the acquired entity, and

iii)	the acquisition-date fair value of any previous equity interest in the acquired entity, over the fair value of the net identifiable assets acquired is recorded as goodwill.

If the fair value of the net identifiable assets of the business acquired exceeds those amounts, before recognizing a gain, the Company reassesses if it has correctly identified all the assets acquired and all liabilities assumed, reviewing the procedures used to measure the amounts that will be recognized at the acquisition date. If the evaluation still results in an excess of the fair value of the net assets acquired with respect to the total consideration transferred, the gain on bargain purchase is recognized directly in the statement of profit or loss and other comprehensive income.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Any contingent consideration will be recognized at their fair value at the acquisition date. Contingent consideration is classified either as equity or as a financial liability. Amounts classified as a financial liability are subsequently re-measured to fair value with changes in fair value recognized in the statement of profit or loss and other comprehensive income. The contingent consideration that is classified as equity is not re-measured, while the subsequent settlement is accounted for within stockholders’ equity.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

When the Company acquires a business, it evaluates the financial assets acquired and the liabilities assumed with respect to their proper classification and designation in accordance with the contractual terms, economic circumstances and conditions pertinent to the date of acquisition

Those reserves and resources acquired that can be measured reliably are recognized separately at their fair value at the time of acquisition. Other possible reserves, resources and rights, whose fair values cannot be measured reliably, are not recognized separately, but are considered as part of goodwill.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date. Any gains or losses arising from such remeasurement are recognized in the statement of profit or loss and other comprehensive income.

The Group has up to 12 months to finalize the accounting for a business combination. Where the accounting for a business combination is not complete by the end of the year in which the business combination occurred, the Group reports provisional amounts.

2.3.4. Changes in ownership interests

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Group ceases to consolidate or equity account for an investment because of a loss of control, joint control or significant influence, any retained interest in the entity is remeasured to its fair value with the change in carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.

If the ownership interest in a joint venture or an associate is reduced but joint control or significant influence is retained, only a proportionate share of the amounts previously recognized in other comprehensive income are reclassified to profit or loss where appropriate.

2.4	Summary of significant accounting policies

2.4.1 Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Executive Management Committee.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Executive Management Committee, is the highest decision-making authority, responsible for allocating resources and setting the performance of the entity’s operating segments, and has been identified as the body executing the Company’s strategic decisions and identified as the Chief Operating Decision Maker (“CODM”).

2.4.2 Property, plant and equipment

Property, plant and equipment is measured following the cost model where by, after initial recognition of the asset, the asset is recognized at cost less depreciation and less any subsequent accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

The cost of work in progress whose construction will extend over time includes, if applicable, borrowing costs. Any income obtained from the sale of commercially valuable production during the construction period of the asset is recognized reducing the cost of the work in progress.

Works in progress are valued according to their degree of progress. Works in progress are recorded at cost, less any loss due to impairment, if applicable.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount.

2.4.2.1 Depreciation methods and useful lives

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. An asset carrying amount is written down immediately to its recoverable amount if the asset´s carrying amount is greater than its estimated recoverable amount.

The Group depreciates drilling costs applicable to productive wells and to developmental dry holes, productive wells and machinery in the oil and gas production areas according to the units of production method, by applying the ratio of oil and gas produced to estimated proved developed oil and gas reserves, except in the case of assets whose useful life is less than the life of the reserve, in which case, the straight-line method is applied. The acquisition cost of property with proved reserves, including oil and gas properties, is depreciated by applying the ratio of oil and gas produced to estimated total proved oil and gas reserves. Acquisition costs related to properties with unproved reserves and unconventional resources are valued at cost with recoverability periodically assessed based on geological and engineering estimates of reserves and resources that are expected to be proved over the life of each concession and are not depreciated.

The capitalized costs related to the acquisition of property and the extension of concessions with proved reserves have been depreciated by field on a unit-of-production basis by applying the ratio of produced oil and gas to the estimated proved oil and gas reserves.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Production facilities (including any significant identifiable component) are depreciated under the unit of production method considering proved develop reserves.

The Group´s remaining items of property, plant and equipment (including any significant identifiable component) are depreciated by the straight-line method based on estimated useful lives, as detailed below.

Land is not depreciated.

The useful lives of the assets not related with the above-mentioned activities are estimated as follows:

Buildings	50 years
Vehicles	5 years
Machinery and installations	10 years
Computer equipment	3 years
Furnitures	10 years

2.4.2.2 Assets for oil and gas exploration

The Group uses the successful efforts method of accounting for its oil and gas exploration and production activities.

This method involves the capitalization of: (i) the cost of acquiring properties in oil and gas exploration and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of commercially recoverable reserves; (iii) the cost of drilling and equipping development wells, and (iv) the estimated asset retirement obligations.

The exploration and evaluation activity involves the search for hydrocarbon resources, the determination of its technical feasibility and the evaluation of the commercial viability of an identified resource.

According to the successful efforts method of accounting, exploration costs, such as Geological and Geophysical (“G&G”) costs, excluding exploratory well costs and seismic 3D on exploitation concessions, are expensed during the period in which they are incurred.

Once the legal right to explore has been acquired, the costs directly associated with an exploration well are capitalized as intangible exploration and evaluation assets until the well is completed and the results evaluated. These costs include compensation to directly attributable employees, materials and fuel used, drilling costs, as well as payments made to contractors.

Drilling costs of exploratory wells are capitalized until it is determined that proved reserves exists and they justify the commercial development. If reserves are not found, such drilling costs are expensed as an unproductive well. Occasionally, an exploratory well may determine the existence of oil and gas reserves but they cannot be classified as proved when drilling is complete, subject to an additional appraisal activity (for

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

example, the drilling of additional wells) but it is probable that they can be developed commercially. In those cases, such costs continue to be capitalized insofar as the well has allowed determining the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

All these capitalized costs are subject to a technical, commercial and administrative review, as well as a review of impairment indicators at least once a year, which serves to confirm the continuous intention to develop or otherwise extract value from the discovery. When this is no longer the case, costs are expensed.

When proven oil and gas reserves are identified and the administration approves the start-up, the corresponding capitalized expense is evaluated first in terms of its impairment and (if required) any loss due to impairment is recognized; then the remaining balance is transferred to oil and gas properties. With the exception of licensing costs, no amortization is charged during the phase of exploration and evaluation.

The initial estimated asset retirement obligations in hydrocarbons areas, discounted at a risk adjusted rate, are capitalized in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amounts payable is recognized. Changes in the measurement of asset retirement obligations that result from changes in the estimated timing, amount of the outflow of resources required to settle the obligation, or the discount rate, are added to, or deducted from, the cost of the related asset. If a decrease in the liability exceeds the carrying amount of the asset, the excess is recognized immediately in profit or loss.

For exchanges/swaps or parts of exchange/swaps that involve unproved oil and gas properties, the carrying value is accounted for at the fair value of the asset given up and no gain or loss is recognized.

2.4.2.3 Rights and Concessions

The rights and concessions are recorded as part of property, plant and equipment and depleted based on production units over the total of the developed and undeveloped proved reserves of the corresponding area. The calculation of the rate of production units for the depreciation / amortization of field development costs takes into account expenditures incurred to date, together with the authorized future development expenditures.

2.4.3 Intangible assets

2.4.3.1 Goodwill

Goodwill is the result of the acquisition of subsidiaries. Goodwill represents the excess of the acquisition cost over the fair value of the equity interest in the acquired entity held by the company on the net identifiable assets acquired at the date of acquisition. After initial recognition, Goodwill is measured at cost less accumulated impairment losses.

For the purpose of impairment testing, goodwill acquired in a business combination is allocated from the acquisition date to each of the acquirer’s cash-generating units (“CGU”) or Group of CGUs that are expected to

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

benefit from the synergies of the combination. Each unit or Group of units that goodwill is allocated represents the lowest level within the entity at which the goodwill is monitored for internal management purposes.

When the goodwill is part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when the gain or loss is determined. Goodwill disposed in these circumstances is measured based on the relative values of the disposed cash-generating unit.

2.4.4 Impairment of non-financial assets

Other non-financial assets with definite useful life are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset´s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset´s fair value less costs of disposal and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows, which are largely independent of the cash inflows from other assets or Groups of assets CGUs. Non-financial assets, that have been impaired are reviewed for possible reversal of the impairment at the end of each reporting period.

2.4.5 Foreign currency translation

2.4.5.1 Functional and presentation currency

The functional currency for the Company and each of its current subsidiaries and the Predecessor is the currency of the primary economic environment in which each entity operates. The functional currency of each of the entities is the U.S. Dollar, which is the Group’s presentation currency. Determination of functional currency may involve certain judgements to identify the primary economic environment and the parent entity reconsiders the functional currency of its entities if there is a change in events and conditions, which determined the primary economic environment.

2.4.5.2 Transaction and balances

Foreign currency transactions are translated into the functional currency using the exchange rates as of at the date of the transaction. Foreign exchange gain and loss resulting from the settlement of any transaction and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of profit or loss and other comprehensive income, unless they have been capitalized.

The exchange rates used at the end of each reporting period are the selling rate for monetary assets and monetary liabilities, and transactional selling exchange rate for foreign currency transactions.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.6 Financial instruments

2.4.6.1 Other financial assets

2.4.6.1.1 Classification

2.4.6.1.1.1 Financial assets at amortized cost

Financial assets are classified and measured at amortized cost only if the following criteria have been met:

i.	the objective of the Group’s business model is to hold the asset to collect the contractual cash flows;

ii.	the contractual terms, on specified dates, have cash flows that are solely payments of principal and interest on the outstanding principal.

2.4.6.1.1.2 Financial assets at fair value

If any of the above mentioned criteria has not been met, the financial asset is classified and measured at fair value through profit or loss (“FVTPL”).

All investments in equity instruments are measured at fair value. For equity investments that are not held for trading, the Group can irrevocably choose at the moment of the initial recognition to present changes in fair value through other comprehensive income (“FVTOCI”). As of December 31, 2018, the Group does not have any equity investment. As of December 31, 2017 and January 1, 2017, PELSA did not have any equity investment.

2.4.6.1.2 Recognition and measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at FVTPL, transaction costs that are directly attributable to the acquisition of the financial asset.

A gain or loss on a debt investment that is subsequently measured at fair value and is not part of a hedging relationship is recognized in profit or loss. A gain or loss on a debt investment that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the financial asset is derecognized or impaired and through the amortization process using the effective interest rate method.

The Company reclassifies financial assets if and only if its business model to manage financial assets is changed.

Trade and other receivables

Trade receivables and other receivables are recognized at fair value and subsequently measured at amortized cost, using the effective interest method, less allowance for expected credit losses, if applicable.

Receivables arising from services rendered and/or hydrocarbons delivered but unbilled at the closing date of each reporting period are recognized at fair value and subsequently measured at amortized cost using the effective interest rate method.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Where applicable, allowances for tax credits expected losses have been recognized based on estimates on their un-collectability within their statutory limitation period.

2.4.6.1.3 Impairment of financial assets

The Group recognizes an allowance for Expected Credit Losses (“ECL”) for all debt instruments not held at FVTPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate.

For trade receivables, the Group applies a simplified approach in calculating ECL. Therefore, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on ECLs at each reporting date. The Group analizes each of its clients considering its historical credit loss experience, adjusted for forward-looking factors specific to the debtor and the economic environment.

The Group always measures the loss allowance for trade receivables at an amount equal to ECL. The expected credit losses on trade receivables are estimated on a case by case basis by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date.

The Group considers a financial asset in default when contractual payments are more than 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

ECLs, when applicable, are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default.

2.4.6.1.4 Offsetting of financial instruments

Financial assets and financial liabilities are presented gross in the statement of financial position unless both of the following criteria are met: the Group currently has a legally enforceable right to set off the recognized amounts; and the Group intends to either settle on a net basis or realize the asset and settle the liability simultaneously. A right of set off is the Group’s legal right to settle an amount payable to a creditor by applying against it an amount receivable from the same counterparty.

The relevant legal jurisdiction and laws applicable to the relationships between the parties are considered when assessing whether a current legally enforceable right to set off exists.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.6.2 Financial liabilities and equity instruments

2.4.6.2.1 Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified either as financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

A contractual arrangement to issue a variable number of shares is classified as a financial liability and measured at fair value with changes in fair value recognized in the consolidated statement of profit or loss and other comprehensive income.

2.4.6.2.2 Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a Group entity are recognized at the proceeds received, net of direct issue costs.

2.4.6.2.3 Compound instruments

The component parts of compound instruments (convertible notes) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of these financial statements, the fair value of the liability component, if any, is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

A conversion option classified as equity is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently re-measured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognized in equity will be transferred to other equity account. Where the conversion option remains unexercised at the maturity date of the convertible note, the balance recognized in equity will be transferred to retained earnings. No gain or loss is recognized in profit or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible notes are allocated to the liability and equity components in proportion to the allocation of the gross proceeds. Transaction costs relating to the equity component are recognized directly in equity. Transaction costs relating to the liability component are included in the carrying amount of the liability component and are amortized over the lives of the convertible notes using the effective interest method.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Reimbursable Series A Shares

After the initial recognition, the funds received from the Series A shares, net of offer expenses, are measured subsequently at their amortized cost using the effective interest rate method. Profits and losses are recognized in the statement of profit or loss and other comprehensive income when the liabilities are written off.

The amortized cost is calculated taking into account any discount or premium in the acquisition, as well as the commissions or costs that are an integral part of the effective interest rate method. Amortization based on the effective interest rate method is included within financial costs.

2.4.6.2.4 Financial liabilities

All financial liabilities are recognized initially at fair value and are subsequently measured at amortized cost using the effective interest method or at FVTPL. Borrowings are recognized initially at fair value, net of transaction costs incurred.

Financial liabilities that are not 1) contingent consideration of an acquirer in a business combination, 2) held-for trading, or 3) designated as at FVTPL, are subsequently measured at amortized cost using the effective interest method.

PELSA did not have any financial liability measured at FVTPL as of December 31, 2017 and January 1, 2017. The Group did not have any financial liability measured at FVTPL as of December 31, 2018.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

2.4.6.2.5 De-recognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

When an existing financial liability is replaced with another from the same lender in substantially different terms, or the terms of an existing liability are significantly modified, such exchange or modification is treated as a de-recognition of the original liability and recognition of a new liability The difference in the respective book values is recognized in profit or loss.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.7 Revenue from contracts with customers and other income recognition

2.4.7.1 Revenue from contracts with customers

Revenue from contracts with customers arising from sale of crude oil, natural gas and Liquefied Petroleum Gas (“NGL”) is recognized at a point in time when control of the goods are transferred to the customer generally on delivery of the inventory. Revenue from contract with customers are recognized at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods. The normal credit term is 30 to 45 days upon delivery. The Group has concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

Revenues from oil and natural gas production in which PELSA or the Company has a joint interest with other producers are recognized when sales are made to customers and production costs will be accrued or deferred to reflect differences between volumes taken and sold to customers and the Group’s ownership interest in total production volumes resulting from the Company’s contractual interest in the consortium.

Based on the revenue analysis carried out by the Group’s Management, Note 5 has been broken down by (i) type of good and (ii) sales channels. All the revenues of the Company are recognized at a point in time.

2.4.7.2 Contract balances

Contract assets

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If the Group performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional. As of December 31, 2018, December 31, 2017 and January 1, 2017, the Company nor the Predecessor has any contract assets.

Trade receivables

A receivable represents the Group’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). Refer to accounting policies of financial assets in Note 2.4.6.1.

Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before the Group transfers goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when the Group performs under the contract. As of December 31, 2018, December 31, 2017 and January 1, 2017, the Company nor the Predecessor has any contract liability.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.7.3 Other operating income/expenses—Government grants—Recognition of compensation for injection of surplus gas and extraordinary tariff

Grants from the Government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions. There are no unfulfilled conditions or other contingencies attaching to the following grants.

The recognition of income for the injection of surplus gas is under the scope of IAS 20 since it involves a compensation as a result of the production increase committed. This item has been disclosed under Surplus Gas Injection Compensation, under Other operating income, in the statement of profit or loss and other comprehensive income. Furthermore, tax payments related to the program has been disclosed under Extraordinary tariff, under Other operating expenses, in the statement of profit or loss and other comprehensive income.

The Group did not benefit directly from any other forms of government assistance.

2.4.7.4 Interest income

Interest income is recognized using the effective interest method. When a receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognized using the original effective interest rate.

2.4.8 Inventories

Inventories are comprised of crude oil stock, raw materials and materials and spare parts, as describe below.

Inventories are stated at the lower of cost or net realizable value. The cost of inventories includes expenditures incurred in the production and other necessary costs to bring them to their existing location and condition. Cost is determined using the first-in-first-out price method.

The net realizable value is the estimated selling price in the ordinary course of business less the estimated direct costs to make the sale.

The assessment of the recoverable value of these assets is made at each reporting date, and the resulting loss is recognized in the statement of profit or loss and other comprehensive income when the inventories are overstated.

The portion of materials and spare parts for maintenance or improvements on existing assets is disclosed under the heading “Property, plant and equipment”.

2.4.9 Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

If any, bank overdrafts are shown within borrowings in current liabilities in the statement of financial position and there are not disclosed under Cash and cash equivalents in the statement of cash flows since they are not part of the Company’s cash management.

2.4.10 Shareholders’ equity

Equity’s movements have been accounted for in accordance with the decisions of shareholders’ meetings and legal or regulatory standards.

a. Share capital

Share capital represents the share capital issued, composed of the contributions that were committed and/or made by the shareholders and represented by shares that comprise outstanding shares at nominal value. Common shares are classified as equity.

b. Legal reserve

For VISTA, the successor Company, in accordance with the Mexican Commercial Companies Act, at least 5% of the net profit for the year must be allocated by the Company to increase the legal reserve until it reaches 20% of the share capital. Since the Company had no profits for the year ended on December 31, 2017, as of December 31, 2018, the Company has not created this reserve.

For PELSA, the predecessor Company, in accordance with the Argentine Companies Law No. 19550, five per cent of the profit arising from the statement of profit or loss for the year, prior years’ adjustments, the amounts transferred from other comprehensive income and prior years’ accumulated losses in Argentina Pesos (“ARS”) and according to Argentine generally accepted accounting principles (“AR GAAP”), must be appropriated to a legal reserve until such reserve reaches 20% of PELSA’s outstanding capital. When for any reason, the amount appropriated to this reserve is smaller than five per cent, dividends may not be distributed, until such amount is appropriated. As of December 31, 2017 and January 1, 2017, the Predecessor Company had 7,523 regarding this reserve.

c. Voluntary reserve

This reserve results from an allocation made by the Shareholders’ Meeting, whereby a specific amount is set aside to cover for the funding needs of projects and situations associated with Company policies.

For PELSA, in accordance with the provisions of the General Resolution N° 7/2015 and its amendments of the Superintendence of Corporation of the City of Buenos Aires (“IGJ”), the Ordinary General Shareholders’ Meeting held on May 19, 2017 resolved to assign specific allocation to the retained earnings as of January 1, 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

d. Retained earnings (Accumulated losses)

Retained earnings comprise accumulated profits or losses without a specific appropriation. Retained earnings can be distributed by the decision of the Shareholders’ meeting as dividends, as long as they are not subject to legal restrictions. These retained earnings / (accumulated losses) comprise prior years’ earnings that were not distributed or losses, the amounts transferred from other comprehensive income and prior years’ adjustments.

For the Company, similarly, to the effects of capital reductions, these distributions will be subject to the determination of income taxes according to the applicable income tax rate, except for the re-measured contributed capital stock or if these distributions come from the net fiscal profit account (“CUFIN”).

The accumulated deficit shown in the Successor entity’s statement of changes in shareholders’ equity as of April 4, 2018 includes the net loss of VISTA for the period beginning March 22, 2017 (inception) to April 3, 2018 mainly relating to administrative expenses and expenses relating to the IPO made in the Mexican Stock Exchange.

For the Argentine subsidiaries, including PELSA, in accordance with Law No. 25,063, dividends distributed in cash or in kind, in excess of the accumulated tax profits at the close of the fiscal year immediately prior to the date of payment or distribution, were subject to a 35% withholding tax as a sole and definitive payment.

The sanction of Law No. 27,430, published on December 29, 2017 (See Note 32), removed this withholding tax on dividends for new profits generated from fiscal years beginning on or after January 1, 2018. That law replaces it with a withholding of 7% for fiscal years 2018 and 2019 and 13% for subsequent fiscal years, on dividends distributed by corporations in favor of their shareholders, when they are individuals or undivided inheritances with residency in Argentina or beneficiary residing abroad of Argentina.

e. Other comprehensive income

It includes gains and losses from the actuarial gains and losses for defined benefit plans and the related income tax effect.

f. Dividends distribution

Dividend distribution to Company shareholders is recognized as a liability in the financial statements in the year in which the dividends are approved by the Shareholders’ Meeting. The distribution of dividends is made based on the Company’s stand-alone financial statements.

The Company will not be able to pay dividends until (i) future profits absorb the retained losses and (ii) the restrictions imposed by the credit facility agreement are released, as stated in note 17.2.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.11 Employee benefits

2.4.11.1 Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognized in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current “salaries and social security payable” in the statement of financial position.

The costs related to compensated absences, such as vacation and holiday bonus and the cost of the bonus, are recognized as they are accrued.

In Mexico, employee profit sharing is paid to the Group’s eligible employees. Employee profit in Mexico is calculated using the same taxable income for income tax, except for the following:

i)	Neither tax losses from prior years nor the employee profit sharing paid during year are deductible.

ii)	Payments exempt from taxes for the employees are fully deductible in the employee profit sharing computation.

2.4.11.2 Defined benefit plans

Labor costs liabilities are accrued in the periods in which the employees provide the services that trigger the consideration.

The cost of defined contribution plans is periodically recognized in accordance with the contributions made by the Company.

Additionally, the Company and its Predecessor have a defined benefit plan described in Note 22. Defined benefit plans define an amount of pension benefit that an employee will receive on retirement, depending on one or more factors, such as age, years of service and compensation. In accordance with conditions established in each plan, the benefit may consist in a single payment, or in making complementary payments to those made by the pension system.

The defined benefit liability recognized in the statement of financial position, at the end of the reporting period, is the present value of the defined benefit obligation net of the fair value of the plan assets, when applicable. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using future actuarial assumptions about demographic and financial variables that affect the determination of the amount of such benefits.

Actuarial gains and losses from experience adjustments and changes in actuarial assumptions are recognized in other comprehensive income (loss) in the period in which they arise and past service costs are recognized immediately in the statement of profit or loss and other comprehensive income.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

2.4.12 Borrowing costs

General and specific borrowing costs which are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized during the period of time that is required to complete and prepare the asset for its intended use or sale. Qualifying assets are assets that necessarily take a substantial period to get ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

Other borrowing costs are expensed in the period in which they are incurred.

During the period beginning April 4, 2018 through December 31, 2018, the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017, PELSA nor the Group capitalize any borrowing costs as it does not have qualifying assets or borrowing costs incurred during those periods/year.

2.4.13 Provisions and contingent liabilities

Provisions are recognized when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle that obligation, and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Provisions are measured at the present value of the expenditures expected to be required to settle the present obligation, taking into account the best available information as of the date of the financial statements based on assumptions and methods considered appropriate and taking into account the opinion of each Company’s legal advisors. As additional information becomes available to the Company, estimates are revised and adjusted periodically. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as financial costs.

When the Company expects a part or all of the provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain.

Contingent liabilities are: i) possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of uncertain future events not wholly within the control of the entity; or ii) present obligations that arise from past events but it is not probable that an outflow of resources will be required to its settlement; or whose amount cannot be measured with sufficient reliability.

Contingent liabilities are not recognized. The Company discloses in notes to the financial statements a brief description of the nature of material contingent liabilities.

Contingent liabilities, whose possibility of any outflow in settlement is remote, are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

2.4.13.1 Provision for asset retirement obligation

The Company recognizes a provision for asset retirement obligation when there is a current legal or implicit obligation as a result of past events and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made.

In general, the obligation arises when the asset is installed or the land/environment is disturbed in the location of the well. When the liability is initially recognized, the present value of the estimated costs is capitalized increasing the carrying value of the related assets for the extraction of oil and gas to the extent that they have been incurred due to the development / construction of the well.

Additional provisions that arise due to greater development / construction in the property for oil and gas extraction are recognized as additions or charges to the corresponding assets and when the decommissioning liability is originated.

Changes in estimated times or the cost of asset retirement obligation are treated prospectively by recording an adjustment to the provision and a corresponding adjustment to the properties for oil and gas extraction. Any reduction in the liability for asset retirement obligation and, therefore, any deduction of the asset to which it relates may not exceed the carrying amount of that asset. If it does, any surplus with respect to the carrying amount is immediately transferred to profit or loss.

If the change in the estimate results in an increase in the decommissioning liability and, therefore, an addition to the carrying amount of the asset, the Company considers whether or not there is an indication of impairment of the asset in an integral manner and, be so, it undergoes impairment testing. For mature wells, if the estimate of the revised value of assets for oil and gas extraction, net of asset retirement obligation provisions, exceeds the value recoverable, that part of the increase is charged directly to expenses.

Over time, the discounted liability increases with the change in present value, based on the discount rate that reflects the current market assessments and the specific risks of the liability. The unwinding of the discount is recognized in the statement or profit or loss and other comprehensive income as a financial cost.

The Company recognizes deferred tax assets with respect to the temporary difference between the asset retirement obligation provisions and the corresponding deferred tax liability with respect to the temporary difference in an asset retirement obligation asset.

2.4.13.2 Provision for environmental remediation

Provisions for environmental costs are recognized when it is probable that a cleanup will be carried out and the estimated costs can be estimated reliably. Generally, the timing of recognition of these provisions concur with the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

commitment of a formal action plan or, if it is before, at the time of the divestment or the closure of the inactive sites.

The amount recognized is the best estimate of the required expense to settle the obligation. If the effect of the value of money over time is material, the recognized value is the present value of the estimated future expense.

2.4.14 Income tax and minimum presumed income tax

2.4.14.1 Current and deferred income tax

The tax expenses for the period/year include current and deferred tax. Tax is recognized in the statement of profit or loss and other comprehensive income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated based on the tax laws enacted or substantively enacted at the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions, where appropriate, based on amounts expected to be paid to the tax authorities. Where tax treatments are uncertain, if it is considered probable that a taxation authority will accept the Group’s proposed tax treatment, income taxes are recognized consistent with the Group’s income tax filings. If it is not considered probable, the uncertainty is reflected using either the most likely amount or an expected value, depending on which method better predicts the resolution of the uncertainty.

Deferred income tax is recognized, using the liability method, on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax liabilities are generally recognized for all taxable temporary differences. However, deferred tax liabilities are not recognized if they come from the initial recognition of goodwill.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available and can be used against temporary differences. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred income tax is provided on temporary differences from investments in subsidiaries and associates, except for deferred income tax liability where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset the recognized amounts and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Current and deferred tax assets and liabilities have not been discounted, and are stated at their nominal values.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Income tax rates prevailing as of December 31, 2018 in Argentina (see Note 32) are 30%, December 31, 2017: 35% and January 1, 2017: 35% and as of December 31, 2018 in Mexico of 30%.

2.4.14.2 Minimum presumed income tax

PELSA and the Group´s subsidiaries in Argentina calculate tax on minimum presumed income tax applying the current 1% tax rate to taxable assets estimated at the end of each reporting period. This tax is complementary to income tax in Argentina. PELSA and the subsidiaries in Argentina’s tax liability is the higher between the liability of income tax and the liability determined as explained above for this tax. However, if the minimum presumed income tax exceeds income tax during one fiscal year, such excess may be offset against any income tax excess over the minimum presumed income tax that may be generated in the following ten years.

On July 22, 2016, Law No. 27,260 was published, which eliminates the minimum presumed income tax for the years beginning on January 1, 2019 and later.

As of the end of each reporting period, the Company’s Management analyze the receivable’s recoverability, and allowances are created as long as it is estimated that the amounts paid for this tax will not be recoverable within the statutory limitation period taking into consideration the Group’s current business plans. The Company’s Management evaluates the evolution of this recoverability in future fiscal years.

As of December 31, 2018, December 31, 2017 and January 1, 2017, the income tax determined was in excess of the presumed income tax determined for those periods, as such no presumed income tax was recognized as of those dates. Neither PELSA nor the Group have any presumed income tax asset deferred as other receivables related to previous years.

2.4.15 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

is dependent on the use of a specific asset (or assets) and the arrangement conveys a right to use the asset (or assets), even if that asset is (or those assets are) not explicitly specified in an arrangement.

2.4.15.1 Group as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Group is classified as a finance lease.

Finance leases are capitalized at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance costs in the statement of profit or loss, unless they are directly attributable to qualifying assets, in which case they are capitalized in accordance with the Group’s general policy on borrowing costs. Contingent rentals are recognized as expenses in the periods in which they are incurred.

A leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Group will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

An operating lease is a lease other than a finance lease. Operating lease payments are recognized as an operating expense in the statement of profit or loss on a straight-line basis over the lease term. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

2.4.16 Share-based payments

Employees (including senior executives) of the Successor Company may receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (equity-settled transactions). As of December 31, 2018, the Company does not have any share-based payments that are settled in cash.

Equity-settled transactions

The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using an appropriate valuation model, further details of which are given in Note 33.

That cost is recognized in employee benefits expense, together with a corresponding increase in equity (Stock Option), over the period in which the service and, where applicable, the performance conditions are fulfilled (the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

vesting period). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or credit in the statement of profit or loss for a period represents the movement in cumulative expense recognized as at the beginning and end of that period.

Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and/or performance conditions.

No expense is recognized for awards that do not ultimately vest because non-market performance and/or service conditions have not been met. Where awards include a market or non-vesting condition, the transactions are treated as vested irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

The possible dilutive effect of outstanding options is reflected, as applicable; in the computation of diluted earnings per share (further details are given in Note 12).

The Company approved a Long Term Incentive Plan (“LTIP”) consisting of a plan to provide for VISTA and its subsidiaries to attract and retain talented persons as officers, directors, employees and consultants. The LTIP include the following mechanisms for rewarding and retaining key personal 1) Stock Option Plan, 2) Restricted Stock Units and 3) Performance Restricted Stock and therefore accounted under IFRS 2 “Shared based payments” as detailed above.

a)	Stock Option (“SOP” ) (equity-settled)

The stock option plan (“SOP) gives the participant the right to buy a quantity of shares over certain period of time at the stock price in the market, which has been classified as an equity-settled share-based payment. The cost of the equity-settled share purchase plan is measured at grant date, taking into account the terms and conditions on which the share options were granted. The equity-settled compensation cost is recognized in the consolidated statement of profit or loss and other comprehensive income under the caption of salaries and benefits, over the requisite service period.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b)	Restricted Stock (equity-settled)

Certain key employees of the Company receive additional benefits for free or a minimum value once the conditions are achieved through a share purchase plan denominated in Restricted Stock (“RSs, which has been classified as an equity-settled share-based payment. The cost of the equity-settled share purchase plan is measured at grant date, taking into account the terms and conditions on which the share options were granted. The equity-settled compensation cost is recognized in the consolidated statement of profit or loss and other comprehensive income under the caption of salaries and benefits over the requisite service period.

c)	Performance Restricted Stock (equity settled)

The Company grants Performance Restricted Stock (“PRSs”) to key employees, which entitle them to receive PRSs after having attained certain performance goals over a service period. PRS is classified as an equity-settled share-based payment. The cost of the equity-settled share purchase plan is measured at grant date, taking into account the terms and conditions on which the share options were granted. The equity-settled compensation cost is recognized in the consolidated statement of profit or loss and other comprehensive income under the caption of salaries and benefits, over the requisite service period. As of December 31, 2018 the Company has not granted any PRSs.

2.5	First-time adoption of IFRS

The Company has consistently applied the accounting policies set out in Note 2 in preparing its consolidated financial statements as of December 31, 2018 and for the period from April 4, 2018 (inception) to December 31, 2018 for the successor period.

PELSA, as the predecessor of the Company, has applied IFRS as of and for the first time for the year ended December 31, 2017 with a transition date as of January 1, 2017. In the preparation of the predecessor financial statements, PELSA has applied all the IFRS that are mandatorily effective in the fiscal year beginning January 1, 2018 for the period from January 1, 2018 through April 3, 2018, and as of December 31, 2017 and for the year ended on that date. In addition, those accounting policies were consistently applied in the preparation of an opening IFRS statement of financial position at January 1, 2017 (the “Transition Date”).

For periods up to and including the year ended December 31, 2017, PELSA originally prepared its financial statements in accordance with AR GAAP.

When preparing the first financial statements under IFRS, PELSA adjusted the amounts previously reported in its financial statements prepared in accordance with AR GAAP. The explanation of the transition from AR GAAP to IFRS has affected the financial situation, results of operations and cash flows as explained below.

Accordingly, the Company has prepared financial statements that comply with the IFRS applicable as of and for the period ended December 31, 2018, as described in the summary of significant accounting policies. In preparing these financial statements, PELSA’s opening statement of financial position was prepared as of January 1, 2017, PELSA’s date of transition to IFRS. This note explains the principal adjustments made by PELSA in restating its AR GAAP financial statements, including the statement of financial position as of January 1, 2017 and December 31, 2017 and the results of operations for the year ended December 31, 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Exemptions applied

Pursuant to IFRS 1 First-time Adoption of International Financial Reporting Standards, PELSA has applied IFRS on a retrospective basis, subject to the following relevant mandatory exceptions and voluntary exemptions to retrospective application of IFRS:

a)	Estimates

IFRS 1 provides that estimates in accordance with IFRS at the date of transition shall be consistent with estimates made in accordance with previous GAAP (after adjustment to reflect differences in accounting policies); unless there is objective evidence those estimates were in error. The estimates used by the Company´s management to present these amounts in accordance with IFRS reflect conditions at January 1, 2017, the date of transition to IFRS, and as of December 31, 2017. There were no adjustments made to previous GAAP estimates.

b)	Exemption for assets and liabilities of subsidiaries, associates and joint ventures

PELSA became a first-time adopter after its former controlling shareholder, Petrobras Argentina S.A which adopted IFRS as of December 31, 2012 with a transition date on January 1, 2011.

IFRS 1 allows a first-time adopter that adopts IFRS later than its parent to measure assets and liabilities in its financial statements at either:

(i) the carrying amounts included in the parent’s consolidated financial statements, based on the parent’s IFRS transition date, if no adjustments were made for consolidation procedures and effects of the business combination in which the parent acquired the subsidiary; or

(ii) the carrying amounts based on the Company’s own transition date, which could differ from (i) when exemptions result in measurements that depend on transition date or when accounting policies used differ from those used by the parent.

PELSA has elected to use the carrying value of its assets and liabilities based upon the assets and liabilities derived from the transition date of Petrobras Argentina S.A.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Reconciliation of Shareholders’ equity at January 1, 2017 and December 31, 2017

	January 1, 2017	December 31, 2017	Reference
Shareholders’ Equity under AR GAAP in AR$	3,053,424	3,483,304
Exchange rate (*)	15.89	18.65
Shareholders’ Equity under AR GAAP in U.S$	192,160	186,782
Effect of application of the functional currency:			a	)
• Effect of Property, Plant and Equipment	162,435	150,378	b	)
• Effect of Income Tax	(43,398)	(63,697)	c	)
• Effect of inventory	1,783	1,548	f	)
• Impairment (loss)/recovery of Property, plant and equipment	(39,620)	5,290

Shareholders’ equity under IFRS	273,360	280,301

(*)	At the exchange rate from AR$ to US$ at January 1, 2017 and at December 31, 2017, respectively.

Reconciliation of Total comprehensive income for the year ended December 31, 2017

	December 31, 2017	Reference
Net income under AR GAAP in AR$	537,679
Exchange rate (*)	16.604
Net income under AR GAAP in US$	32,383
Effect of application of the functional and reporting currency:		a	)
• Effect of depreciation of Property, Plant and equipment	(30,100)	b	)
• Deferred Income Tax	14,062	c	)
• Effect of pension plan (net of deferred income tax)	231	d	)
• Exchange rate differences in AR GAAP	(7,961)	e	)
• Recovery of impairment of property, plant and equipment	5,290
Profit for the year under IFRS in US$	13,905
• Effect of pension plan (net of deferred income tax)	(231)	d	)
Total comprehensive income under IFRS in US$	13,674

(*)	Average exchange rate for the year 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

a)	Effect of application of the functional and reporting currency

Under AR GAAP, the financial statements were measured and presented in pesos (reporting currency) recognizing the effects of variations in the purchasing power of money by applying the method of restatement in constant currency established by Resolution No. 6 and considering the provisions of the Decree 664/03, which established the suspension of the restatement of financial statements in constant currency as from March 1, 2003. Foreign currency transactions were recorded in pesos at the exchange rate prevailing at the date of each transaction. Exchange differences arising on monetary items in foreign currencies were recognized as financial income (expense) in the year in which they arise.

Under IFRS, companies should determine their functional currency according to the criteria established by IAS 21, “The Effects of Changes in Foreign Exchange Rates”, which may differ from their reporting currency. According to the provisions of that standard, the Company´s management has defined the U.S. dollar as its functional currency. Accordingly, the shareholders’ equity as of January 1 and December 31, 2017, prepared under AR GAAP, have been remeasured into U.S. dollars according to the procedure set out in IAS 21, with the objective of generating the same accounting information that would have been reported if the accounting records were kept in that functional currency.

According to the established procedures, monetary assets and liabilities are remeasured at the relevant closing exchange rates. Non-monetary items, which are measured in terms of historical cost, as well as income and expenses, are remeasured using the exchange rate at the date of the relevant transaction. The results of the remeasurement into U.S. dollars of monetary assets and liabilities in currencies different from U.S. dollar are recognized as income (expense) in the year in which they arise.

PELSA’s investments in Joint Arrangements are classified as Joint Operations in accordance with IFRS 11 Joint Arrangements (interests in oil and gas exploration and production agreements). PELSA has also determined that the functional currency of those joint arrangements is the U.S. dollar.

b)	Valuation of property, plant and equipment (“PP&E”)

PELSA has elected to value property, plant and equipment at depreciated cost at January 1, 2017, measured in the functional currency defined by PELSA in accordance with IFRS. After adopting IFRSs for the first time, the IFRS allow PELSA to choose the treatment for the measurement of PP&E components. The International Accounting Standard 16 – Property Plant and Equipment (“IAS 16”) provides that an entity shall choose either the “cost model” or the “revaluation model”. PELSA chose to continue applying the cost model for all components of PP&E.

c)	Income Tax effect:

Corresponds to the income tax effect of the adjustments under IFRS.

d)	Results related to defined benefit plans

Under AR GAAP, the actuarial losses arising from the remeasurement of the defined benefit obligation of pension plans were recognized under “Other (expense) income, net” account of the statement of profit or loss.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Under IFRS, according to the provisions of IAS 19, “Employee benefits” remeasurements of the net defined benefit obligation are recognized in Other Comprehensive Income, and shall not be reclassified to profit or loss in a subsequent period and shall be transferred directly to retained earnings.

e)	Exchange differences in AR GAAP

Corresponds to the elimination of exchange differences recorded under AR GAAP originated by monetary assets and liabilities denominated in U.S. Dollars, and the recognition of the exchange differences representing the measurement of monetary assets and liabilities denominated in currencies other than U.S. dollar, as a result of the application of the functional currency concept previously mentioned.

f)	Inventory

Under both IFRS and AR GAAP inventories are carried at Production cost. Production cost comprises direct purchase costs, cost of production, transportation and manufacturing expenses.

Additionally, commodity inventories and spare parts are stated at the lower of cost and net realisable value under both IFRS and AR GAAP.

The effect in inventory between AR GAAP and IFRS as stated in the reconciliation is due to effect of the change in the functional currency.

Main reclassifications

The main areas that originated reclassifications as a result of the first-time adoption of IFRS are listed below:

Statement of Financial Position:

a)	Mutual funds and certificates of deposits amounting to 2,260 were classified as Short-term Investments under AR GAAP while under IFRS are classified as Cash and cash equivalents.

b)	Checks to be deposited amounting to 8,322 were classified as Cash and banks under AR GAAP while under IFRS are classified as Trade receivables.

c)	Software licenses amounting to 1,019 was classified under Property, Plant and equipment under AR GAAP while under IFRS is classified under Intangible Assets.

d)	Deferred Income tax amounting to (2,151) was classified under other assets under AR GAAP while under IFRS it is classified as Deferred Income Tax liabilities.

e)	Pension plan liability amounting to 4,683 was classified under other payables under AR GAAP while under IFRS is classified under Employee defined benefits plan obligation.

Statement of profit or loss and other comprehensive Income for the year ended December 31, 2017

a)	Surplus gas injection compensation received from the Argentine Government amounting to 15,664 was classified as Revenues under AR GAAP while under IFRS is classified as Other operating income.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b)	Exchange differences of 787 (gain) were classified as income tax under AR GAAP and are classified as finance income under IFRS.

Summarized statement of cash flows

Non-Cash transactions were not disclosed under previous ARGAAP. IFRS requires the disclosure of non-cash transactions.

Accordingly, the following reclassification was identified:

Checks to be deposited which were presented as cash and cash equivalent under AR GAAP, under IFRS are disclosed under Trade receivables amounting to 8,321 and 1,164 as of December 31, 2017 and January 1, 2017, respectively.

The cash and cash equivalents at the beginning and end of the year ended December 31, 2017 and the summarized statement of cash flow for the year then ended, remeasured into U.S. dollar under IFRS:

2017
Net cash flow provided by operating activities	45,867
Net cash flow used in investing activities	(46,570)
Net cash flow used in financing activities	(6,733)
Decrease in cash and equivalents	(7,436)
Cash and equivalents at the beginning of the year	7,649
Translation differences from cash and cash equivalents	2,231
Cash and equivalents at the end of the year	2,444

2.6	Regulatory framework

A-	Argentina

Oil and gas

2.6.1 Amendment of the Argentine Hydrocarbons Law

On October 29, 2014, the Argentine National Congress enacted Law No. 27,007 amending Hydrocarbons Law No. 17,319. This Law incorporates new drilling techniques available in the oil industry, as well as changes mainly related to terms and extensions of exploration permits and exploitation concessions, canons and royalty rates, new legal concepts for the exploration and exploitation of unconventional hydrocarbons in the Continental Shelf and the Territorial Sea, and a promotion regime pursuant to the Executive Branch Order No. 929/13, among other key factors for the industry.

The main changes introduced by Law No. 27,007 are detailed below:

a)

It establishes terms for exploration permits and exploitation and transportation concessions, making a distinction between conventional and unconventional, and continental shelf and territorial sea reservoirs.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b)

The 12 percentage payable as royalties to the grantor by exploitation concessionaires on the proceeds derived from liquid hydrocarbons extracted at wellhead and the production of natural gas will remain effective. In case of extension, additional royalties for up to 3% on the royalties applicable at the time of the first extension, up to a maximum of 18%, will be paid for the following extensions.

c)

It provides for two types of non-binding commitments between the National Government and the Provinces aiming to establish a uniform environmental legislation and to adopt a uniform tax treatment to encourage hydrocarbon activities.

d)

It restricts the National Government and the Provinces from reserving new areas in the future in favor of public or mixed companies or entities, irrespective of their legal form. Thus, contracts entered into by provincial companies for the exploration and development of reserved areas before this amendment are safeguarded.

e)

The extension of the Investment Promotion Regime for the Exploitation of Hydrocarbons (Decree No. 929/2013) is established for projects representing a direct investment in foreign currency of at least 250,000, increasing the benefits for other type of projects.

f)

Reversion and transfer of hydrocarbon exploitation permits and concessions in national offshore areas is established when no association contracts subscribed with Energía Argentina S.A. (“ENARSA”) to the National Secretariat of Energy exist.

2.6.1.1 Withholdings for hydrocarbon exports

On September 4, 2018, pursuant to Decree No. 793/2018, the Argentine Government established until December 31, 2020, a 12% export tax duty on commodities with a cap of ARS 4 for each U.S. Dollar for primary commodities (including oil and gas) and ARS 3 for other manufactured products. Although the Company does not actually export hydrocarbons, the domestic prices are influenced by this regulation.

2.6.2 Gas Market

During the last few years, the National Government has created different programs seeking to encourage and increase gas injection into the domestic market.

2.6.2.1 Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection (the “IR Program”)

In November 2013, pursuant to Resolution No. 60/13, the Commission created the IR Program covering companies with no previous production or with a 3.5 MMm3/day production cap, establishing price incentives for production increases and NGL importation penalties in case of breach of the committed volumes. Furthermore, companies benefiting from this Program and meeting the applicable conditions may request the interruption of their participation in that program and their incorporation into the current one. Resolution No. 60/13 (as amended by the Secretariat of Energy Resolution N° 22/14 and N° 139/14), established a price ranging from 4 US$/MMBTU to 7.5 US$/MMBTU, based on the highest production curve attained.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

On March 6, 2014 and January 30, 2015, PELSA was registered with this program pursuant to Resolutions No. 20/14, of the Secretariat of Economic Policies and Development Planning of the Ministry of Economy and Public Finances.

On January 4, 2016, the Executive Branch Decree No. 272/15 dissolved the Commission created pursuant to Executive Decree No. 1,277/12 and provided that the powers assigned to it would be exercised by the Ministry of Energy and Mining (“MEyM”).

On May 20, 2016, Executive Decree No. 704/16 authorized the delivery of bonds denominated in U.S. Dollars issued by the Argentine Government (BONAR 2020) for a face value of 6,211 for the settlement of amounts outstanding as at December 31, 2015 under the Program. Furthermore, the Executive Decree imposed restrictions on the transferability of such bonds, with a limit of up 3% per month without penalty until December 31, 2017, except to subsidiaries and/or affiliates, and required the filing of information on a monthly basis.

On April 3, 2018, the MEyM issued Resolution No. 97/18 approving the procedure for the settlement of the outstanding compensations under this program. The beneficiary companies that elected for the application of the procedure included in the aforementioned resolution must declare their adhesion to it within the term of twenty business days, waiving all right, action, appeal and claim, present or future, both in administrative and judicial jurisdiction, in relation to the payment of the obligations arising from the Program.

On May 2, 2018, the Group filed with the MEyM the adhesion form, stating its consent and acceptance of the terms and scope of the aforementioned resolution. The balances outstanding as of December 31, 2017, subject to this settlement, amount to 14,366 for PELSA and 4,667 for APCO Argentina Branch that was acquired in April 4, 2018 (Note 31). The resolution establishes an estimated compensation amount of 13,569 for PELSA and of 4,700 for APCO Argentina Branch due to the recognition of higher amounts in terms of U.S. dollars than the original amounts in Argentine pesos converted at the prevailing exchange rate. The settlement procedure foreseen by the Resolution establishes that the amounts will be paid in thirty equal monthly and consecutive installments as from January 1, 2019. Because of this resolution, the Group recognized during the period beginning April 4, 2018 through December 31, 2018, a net loss of approximately 1,760 for the receivable recognized, the Extraordinary canon on SGIC and the recognition of the present value of this receivable according to the new terms net of the gain recognized on the present value of the liability of the Extraordinary canon within financial results. The balance outstanding as of December 31, 2018 is 15,948 and is included in Note 16.

2.6.2.2 Agreement for gas supply to distributors

On November 29, 2017, PELSA, together with the main Argentine gas producers, executed with the MEyM the terms for the supply of natural gas to distributors aiming to establish basic conditions for the purchase of gas supply by distributors, effective from January 1, 2018 through December 31, 2019 (the “transition period”).

Moreover, it established the continuity of the gradual and progressive path of reduction of subsidies, all within the framework of the process of normalization of the natural gas market, which occurs within the period of validity of such Terms and Conditions until December 31, 2019 considered as the “transition period” until the price of natural gas supply agreements will be the price resulting from the free interaction of supply and demand.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The guidelines established in the Terms and Conditions include, among others, the recognition of the right to transfer to the gas canon the cost of gas acquisition paid by users and consumers; establishes the available volumes that each producer and each basin must make available daily to the distributors for each month, who may express their lack of interest before a certain date set forth in the Terms and Conditions; establishes penalties for non-compliance for any of the parties regarding their obligation to deliver or take gas; establishes gas prices for each basin for the next two years between 2018 and 2019, in US dollars, the parties being able to set prices lower than those established under the applicable free negotiations; establishes payment guidelines for the purchases made by the Distributors to producers; ENARSA assumes the obligation to supply the demand corresponding to areas reached by the subsidies of residential gas consumption contemplated in article 75 of Law 25,565 (corresponding to the areas of lower price of residential gas charged to users and consumers), during the period of transition.

The Terms and Conditions constitute the terms and conditions to consider in the negotiations of their respective individual agreements, without this being construed as an obligation. Additionally, the Terms and Conditions establish guidelines for early termination in the event of non-compliance by the parties.

2.6.3 Oil Market

2.6.3.1 Oil Plus Program (“Petróleo Plus”)

PELSA participated in the Oil Plus Program, which provided for certain incentives to production companies. On July 13, 2015, the Decree No. 1,330/15 abrogated this program created by Decree 2,014/2008, which rewarded oil production companies that have increased production and reserves and provided that incentives pending liquidation would be settled through the issuance of Government bonds. On November 30, 2016, Decree No. 1,204/16 was published in the Official Gazette, expanding the issuance of Government bonds for the same purpose.

On September 15, 2015, PELSA received the amount of 2,020 with BONAD 2018 bonds with a face value of one US dollar each and the amount of 8,081 with BONAR 2024 bonds with a nominal value of one US dollar each, based on Decree 1,330/2015 mentioned above.

2.6.3.2 Argentine Hydrocarbons Industry Transition to International Price Agreement

In December 2015, after then new government assumed office, official exchange rate significantly depreciated, thus directly affecting on crude oil costs for refiners. On this regard, the Government jointly with Argentine´s producers and refiners, agreed domestic crude oil prices for 2016-year. A price of U.S. Dollars 67.5 and U.S. Dollars 54.9 per barrel was defined for Medanito variety and Escalante variety, respectively for the first seven months and the application of a 2%, 4%, 6%, 8% and 10% discount on the mentioned prices for the rest of the months, respectively.

On January 11, 2017, the Government and Argentine´s producers and refiners signed the Argentina Hydrocarbons Industry Transition to International Price Agreement, aiming to achieve international parity for domestic crude oil price produced and traded in Argentina during 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

On March 21, 2017, Executive Order No. 192/2017 created the Crude Oil and Oil Derivatives Import Operations Registry and established canon positions for certain products subject to registration and authorization requirements.

Notwithstanding the foregoing, the agreement provided for the power of either party to abandon the agreement during its term, which was also subject to compliance with certain variables such as the exchange rate or price of Brent crude oil within certain established parameters. During the last quarter of 2017, the price agreement was suspended because it considered this suspension in case the average international price of 10 days exceeds the local price, but it also states that it may be restored if the average price of Brent crude is positioned below the local price for more than 10 days.

Since then, the market players—producers and refiners—began to freely agree on domestic oil prices, generally valid on a calendar-month basis and linked to the Brent international benchmark, while maintaining limits on the exchange rate.

2.6.4 Royalties and other canons

Royalties are applied to the total production of the concessions, and are calculated by applying 12% to production, after discounting certain expenses in order to bring the value of the cubic meter of crude oil, natural gas and liquefied gas at a price from wellhead. Royalties are recorded within the cost of sales.

As of July 2009, as part of the agreement to extend concessions with the Province of Neuquén, mentioned in Note 29.3, an extraordinary canon on production of 3% was included, for the production corresponding to the Neuquén province of the Entre Lomas and Bajada del Palo oil and gas properties.

Likewise, up to the declaration of commerciality of the fields Charco del Palenque and Jarilla Quemada in Agua Amarga, in November 2009 and August 2015, respectively, the joint operation paid to the Province of Río Negro a 6.5% royalty on the monthly production of these fields.

Finally, also as part of the extension agreement of the concession with the Province of Río Negro, mentioned in Note 29.3, an additional amount equivalent to 3% of the production corresponding to the Río Negro territory of the Entre Lomas area was included.

B-	Mexico

Upstream activities

In 2013, Mexico introduced certain amendments to the Mexican Constitution, which led to the opening of the oil, natural gas, and power sectors to private investment.

As part of energy reform, Petróleos Mexicanos (Pemex) was transformed from a decentralized public entity into a productive state-owned company. In August 2014, the Mexican Congress passed secondary laws to implement the reforms. The reforms allow the Mexican government to grant contracts to private-sector entities in the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

upstream sector through public tenders. These amendments also allow private-sector entities to obtain permits for the processing, refining, marketing, transportation, storage, import and export of hydrocarbons, including the processing, compression, liquefaction, regasification, transportation, distribution, marketing and retail of natural gas, the transportation, storage, distribution, marketing and retail of oil products, including NGL, and the transportation (through pipelines) and related storage of petrochemicals, including ethane.

The legislation enacted in 2014 includes the Mexican Hydrocarbons Law (Ley de Hidrocarburos), which preserves the concept of state ownership over hydrocarbons while located in the subsoil but allows private companies to take ownership over the hydrocarbons once they are extracted. The Mexican Hydrocarbons Law allows private-sector entities holding a permit granted by the Mexican Energy Regulatory Commission to store, transport, distribute, commercialize and carry out direct sales of hydrocarbons, as well as to own and operate pipelines and liquefaction, regasification, compression and de- compression stations or terminals, and related equipment in accordance with technical and other regulations. In addition, private-sector entities may import or export hydrocarbons subject to a permit from the Mexican Ministry of Energy.

Permits granted prior to the enactment of the Mexican Hydrocarbons Law, including their general terms and conditions, will remain in force during their original term, and rights held by permit-holders will not be affected by the new laws and regulations. However, new permits, such as marketing permits granted by the Mexican Energy Regulatory Commission and import and export permits granted by the Mexican Ministry of Energy are required.

Authorized Governmental Agency

The Ministry of Energy (SENER) is responsible for developing the country’s upstream policy, including the determination of which areas will be made available through public tenders. They decide the bidding schedule and the contract models that are to apply. Additionally, they approve all non-fiscal terms of the contract. The Ministry of Finance (SHCP) approves all fiscal terms that apply to the contracts. The Ministry of Finance also participates in the audits.

The National Hydrocarbons Commission (CNH) conducts the bidding rounds that award contracts to oil companies and consortiums of companies. They interface with Pemex and private companies and manage all E&P contracts. Contracts for the transportation, storage, distribution, compression, liquefaction, decompression, regasification, marketing, and sale of crude oil, oil products, and natural gas are granted by the Energy Regulatory Commission (CRE).

Market Regulations

In accordance with the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2017 (2017 Federal Revenue Law), during 2017 the Mexican Government gradually removed price controls on gasoline and diesel as part of the liberalization of fuel prices in Mexico. To the date of issuance of these financial statements, sales prices of gasoline and diesel have been fully liberalized and are determined by the market.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Federal Environmental Law

The Mexican Federal Environmental Liability Law (Ley Federal de Responsabilidad Ambiental) enacted on July 7, 2013 regulates environmental liability arising from damages to the environment including remediation and compensation. This liability regime is independent from administrative, civil or criminal liability regimes.

Note 3. Significant accounting judgements, estimates and assumptions

The preparation of financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, income and expenses.

The estimates and accounting judgments used in the preparation of these financial statements are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these financial statements.

3.1 Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimations (see Note 3.2 below), that the management have made in the process of applying the Group’s and predecessor accounting policies and that have the most significant effect on the amounts recognized in the financial statements.

3.1.1 Contingencies

The Company is subject to various claims, lawsuits and other legal proceedings that arise during the ordinary course of its business. The Company’s liabilities with respect to such claims, lawsuits and other legal proceedings cannot be estimated with certainty. Periodically, the Company reviews the status of each contingency and assesses potential financial liability, applying the criteria indicated in Note 21.3, for which elaborates the estimates mainly with the assistance of legal advisors, based on information available to the Management at financial statements date, and taking into account the Company’s litigation and resolution/settlement strategies.

Contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

The Company evaluates whether there would be additional expenses directly associated to the ultimate resolution of each contingency, which will be included in the provision if they may be reasonably estimated.

3.1.2 Environmental remediation

The costs incurred to limit, neutralize or prevent environmental pollution are only capitalized if at least one of the following conditions is met: (a) such costs relate to improvements in safety; (b) the risk of environmental

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

pollution is prevented or limited; or (c) the costs are incurred to prepare the assets for sale and the book value (which considers those costs) of such assets does not exceed their respective recoverable value.

Liabilities related to future remediation costs are recorded when, based on environmental assessments, such liabilities are probable to materialize, and costs can be reasonably estimated. The actual recognition and amount of these provisions are generally based on the Company’s commitment to an action plan, such as an approved remediation plan or the sale or disposal of an asset. The provision is recognized on the basis that a future remediation commitment will be required.

The Company measures liabilities based on its best estimation of present value of future costs, using currently available technology and applying current environmental laws and regulations as well as the Company’s own internal environmental policies.

3.1.3 Business Combinations

The acquisition method involves the measurement at fair value of the identifiable assets acquired and the liabilities assumed in the business combination at the acquisition date.

For the purpose to determine the fair value of identifiable assets, the Company uses the valuation approach considered the most representative for each asset. These include the i) income approach, through indirect cash flows (net present value of expected future cash flows) or through the multi-period excess earnings method, ii) cost approach (replacement value of the good adjusted for loss due to physical deterioration, functional and economic obsolescence) and iii) market approach through comparable transactions method.

Likewise, in order to determine the fair value of liabilities assumed, the Company’s Management considers the probability of cash outflows that will be required for each contingency, and elaborates the estimates with assistance of legal advisors, based on the information available and taking into account the strategy of litigation and resolution / liquidation.

Management´s critical judgment is required in selecting the approach to be used and estimating future cash flows. Actual cash flows and values may differ significantly from the expected future cash flows and related values obtained through the mentioned valuation techniques.

3.1.4 Joint arrangements

Judgement is required to determine when the Group has joint control over an arrangement, that requires an assessment of the relevant activities and when the decisions in relation to those activities require unanimous consent. The Group has determined that the relevant activities for its joint arrangements are those relating to the operating and capital decisions of the arrangement, including the approval of the annual capital and operating expenditure work programme and budget for the joint arrangement, and the approval of chosen service providers for any major capital expenditure as required by the joint operating agreements applicable to the entity’s joint arrangements. The considerations made in determining joint control are similar to those necessary to determine control over subsidiaries, as set out in Note 2.3.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Judgement is also required to classify a joint arrangement. Classifying the arrangement requires the Group to assess their rights and obligations arising from the arrangement. Specifically, the Group considers:

•	The structure of the joint arrangement—whether it is structured through a separate vehicle.

•	When the arrangement is structured through a separate vehicle, the Group also considers the rights and obligations arising from:

•	The legal form of the separate vehicle.

•	The terms of the contractual arrangement.

•	Other facts and circumstances, considered on a case-by-case basis.

This assessment often requires significant judgement. A different conclusion about both joint control and whether the arrangement is a joint operation or a joint venture, may materially affect the accounting, as set out in Note 2.3.

3.1.5 Functional currency

The functional currency for the parent entity and each of its subsidiaries is the currency of the primary economic environment in which the entity operates. The functional currency of each entity in the Group is the U.S. Dollar. Determination of functional currency may involve certain judgements to identify the primary economic environment and the parent entity reconsiders the functional currency of its entities if there is a change in events and conditions, which determined the primary economic environment.

3.2 Key sources of estimation uncertainty

The estimates, which have a significant risk of producing adjustments on the amounts of the assets and liabilities during the following year, are detailed below:

3.2.1 Impairment of Goodwill

Goodwill is reviewed for impairment annually or more frequently, if events or changes in circumstances indicate the recoverable amount of the Group of CGUs to which the Goodwill relates should be assessed. In assessing whether goodwill has been impaired, the carrying amount of the Group of CGUs to which Goodwill has been allocated is compared with its recoverable amount. Where the recoverable amount of the Group of CGUs is less than the carrying amount (including goodwill), an impairment is recognized.

The Group carries a Goodwill of 28,484 on its statement of financial position as of December 31, 2018, and nil and nil as of December 31, 2017 and January 1, 2017 (Note 14), respectively, principally relating to the Initial Business Combination (Note 31). For impairment testing purposes, the goodwill generated through the PELSA and APCO business combinations (Notes 31.1 and 31.3) has been allocated to the Bajada del Palo CGU, while the goodwill generated through the JDM / Medanito business combination (Note 31.2) has been allocated to the JDM / Medanito CGU.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Determination as to whether a CGU or Group of CGUs containing Goodwill is impaired involves management estimates on highly uncertain matters including determining the appropriate Grouping of CGUs for Goodwill impairment testing purposes. The Company monitors Goodwill for internal management purposes based on its single business segment.

In testing goodwill for impairment, the Group uses the approach described Note 3.2.2

As of December 31, 2018, the CGU’s with allocated Goodwill were not at risk of impairment according to the impairment test performed as of that date (Note 3.2.2). No impairment losses were recognized during the period beginning April 4, 2018 through December 31, 2018.

3.2.2 Impairment of non-financial assets other than Goodwill

Non-financial assets, including identifiable intangible assets, are reviewed for impairment at the lowest level at which there are separately identifiable cash flows that are largely independent of the cash flows of other Groups of assets or CGUs. For this purpose, each owned or jointly operated oil and gas property has been considered a single CGU, as all of each of their assets jointly contribute to the generation of independent cash inflows, which are derived from a single product; thus cash inflows cannot be attributed to individual assets.

In order to evaluate if there is evidence that a CGU could be impaired, both external and internal sources of information are analized, whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable. Examples of these events are: changes in the Group’s business plans, changes in the Group’s assumptions about commodity prices and discount rates, evidence of physical damage or, for oil and gas assets, significant downward revisions of estimated reserves or increases in estimated future development expenditure or decommissioning costs, the cost of raw materials, the regulatory framework, the projected capital investments and the evolution of the demand. If any such indication of impairment exists, the Group makes an estimate of the asset’s or CGU’s recoverable amount.

A CGU’s recoverable amount is the higher of its fair value less costs of disposal and its value in use (“VIU”). Where the carrying amount of a CGU exceeds its recoverable amount, the CGU is considered impaired and is written down to its recoverable amount. Given the nature of the Group’s activities, information on the fair value of an asset or CGU is usually difficult to obtain unless negotiations with potential purchasers or similar transactions are taking place. Consequently, unless indicated otherwise, the recoverable amount used in assessing impairment is value in use.

The value in use of each CGU is estimated based on the present value of future net cash flows that these CGUs will generate. The business plans for each CGU, which are approved on an annual basis by executive management, are the primary source of information for the determination of value in use. They contain forecasts for oil, NGL and natural gas production, sales volumes, costs and capital expenditure. As an initial step in the preparation of these plans, various assumptions regarding market conditions, such as oil prices, natural gas prices, foreign currency exchange and inflation rates are set by executive management. These assumptions take into account existing prices, global supply-demand equilibrium for oil and natural gas, other macroeconomic

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

factors and historical trends and variability. In assessing value in use, the estimated future cash flows are adjusted for the risks specific to the asset Group and are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. After a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Determination as to whether, and by how much, an asset or CGU is impaired involves management estimates on highly uncertain matters such as the effects of inflation and deflation on operating expenses, discount rates, production profiles, reserves and resources, and future commodity prices, including the outlook for global or regional market supply-and-demand conditions for crude oil and natural gas. Judgement is required when determining the appropriate Grouping of assets into a CGU. The actual cash flows and the values may differ significantly from the expected future cash flows and the related values obtained through discount techniques and could result in a material change to the carrying values of the Group’s assets.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Key assumptions used

The calculation of value in use made by PELSA for the Bajada del Palo CGU, Agua Amarga CGU and Entre Lomas CGU, and made by the Company for the Bajada del Palo CGU, Agua Amarga CGU, Entre Lomas CGU, Jagüel de los Machos CGU, 25 de Mayo – Medanito CGU, Coirón Amargo Sur Oeste CGU, Coirón Amargo Norte CGU, Acambuco CGU, Sur Río Deseado Este CGU is more sensitive to the following assumptions:

	Successor— December 31, 2018	Predecessor April 3, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Discount rates (post-tax)	11.90%	11.25%	10.10%	10.66%
Crude oil, NGL and natural gas prices Crude oil—Brent (USD/bbl.)
2017	—	—	—	55.00
2018	—	64.50	64.50	62.00
2019	70	65.00	65.00	65.00
2020	71.30	66.00	66.00	63.00
2021	69.60	65.90	65.90	65.00
2022	70	65.00	65.00	65.00
Onwards	67.50	65.00	65.00	65.00
Natural Gas—Local prices (US$/MMBTU)
2017	—	—	—	4.60
2018	—	4.60	4.60	4.60
2019	4.60	4.50	4.50	4.50
2020	4.60	4.50	4.50	4.50
2021	4.60	4.50	4.50	4.50
2022	4.60	4.50	4.50	4.50
Onwards	4.60	4.50	4.50	4.50
NGL—Local prices (US$/Tn.)
Onwards	430	439	439	439
Foreign Exchange rate (ARS/USD)
2017	—	—	—	18.00
2018	—	24.20	24.20	24.20
2019	47.00	30.40	30.40	30.40
2020	54.00	34.80	34.80	34.80
2021	60.00	38.60	38.60	38.60
2022	74.60	38.60	38.60	38.60
Onwards	74.60	38.60	38.60	38.60
Argentina Inflation Rate (2018-2021 from IMF)
2017	—	—	—	—
2018	—	28%	28%	28%
2019	28.80%	17%	17%	17%
2020	13%	13%	13%	13%
2021 and onwards	9%	9%	9%	9%
US Inflation Rate Onwards	+0%	+2%	+2%	+2%

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Discount rates: Discount rates represent the current market assessment of the risks specific to PELSA or the Group, taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of PELSA or the Group and is derived from its weighted average cost of capital (WACC), with appropriate adjustments made to reflect the risks and to determine the post-tax rate. The income tax rate used is the current statutory tax rate in Argentina of 30% for 2018 and 2019 and of 25% for 2020 onwards (based on the modification of the year 2017 income tax law explained in Note 32). The WACC takes into account both cost of debt and cost of equity. For the calculation of the WACC, public market data of certain companies that are considered similar to VISTA according to the industry, region and specialty were used (“Comparables”). The cost of equity is derived from the expected return on investment by the Group’s investors that arise from the Capital Asset Pricing Model. The cost of debt is derived from the cost of Comparables’ corporate bonds.

Crude oil, natural gas and NGL prices: Forecast commodity prices are based on management’s estimates and available market data.

For crude oil prices, management considered discounts or premium depending on the quality of the crude oil or natural gas produced in each of the CGUs. The evolution of Brent prices was estimated with the median projections of analysts from different banks on the Brent Price for the next five years.

In order to forecast the local price of natural gas at 9,300 kcal/m3 (“Gas Price”), given that it is decoupled from the international price of gas and is influenced by the Argentina level of supply and demand balances, management used an average of the price received for the sale of gas in each of the CGUs. The Gas Price is adjusted linearly by the calorific value of the gas produced from each of the CGUs.

VISTA’s long-term assumption for oil prices is similar to the recent market prices reflecting the judgement that recent prices are consistent with the market being able to produce sufficient oil to meet global demand sustainably in the longer term.

Production and reserves volumes: The estimated future level of production in all impairment tests is based on assumptions about future commodity prices, production and development costs, field decline rates, current fiscal regimes and other factors. Reserves assumptions for value-in-use tests are restricted to proved and probable reserves. To estimate the future level of production the reserve reports audited by external engineers were used adjusting by the temporality of the activity (e.g. drilling new wells and workovers) to adapt to the Vista plans. These assumptions reflect all reserves and resources that management believes a market participant would consider when valuing the asset. In determining the recoverable amount, risk factors may be applied to reserves and resources, which do not meet the criteria to be treated as proved. For each type of reserve, management used a risk factor between 70% and 100% of success from their estimated full potential value.

Foreign exchange and inflation rates: For the evolution of the foreign exchange rate and Argentina inflation rate in ARS, an integral analysis was carried out, incorporating the Company´s own projections, market expectations and the Argentina Executive Branch estimates. With respect to the U.S. inflation rate in U.S. dollars management considered the forecasts of the Board of Governors of the FED (United States Federal Reserve).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Sensitivity to changes in assumptions

With regard to the assessment of value in use as of December 31, 2018, management believes that there are no reasonably possible changes in any of the above key assumptions that would cause the carrying value of the any CGU to materially exceed its recoverable amount.

With regard to the assessment of value in use as of December 31, 2017 and January 1, 2017, the sensitivity analyses below have been determined based on reasonably possible changes of the respective assumptions occurring at the end of the reporting period, while holding all other assumptions constant.

	Predecessor As of December 31, 2017	Predecessor As of January 1, 2017
Discount rate	+/- 100 basis points	+/- 100 basis points
Carrying amount	(0,100) / 0,900	(3,500) / 3,700

Expected crude oil, natural gas and NGL prices	+/- 10%	+/- 10%
Carrying amount	4,000 / (3,100)	39,100 / (40,400)

Foreign exchange rate (ARS/U.S. Dollars)	+/- 10%	+/- 10%
Carrying amount	1,800 / (1,100)	12,900 / (15,800)

Argentina inflation rate	+/- 10%	+/- 10%
Carrying amount	(1,000) / 1,900	(1,500) / 1,200

The sensitivity analysis presented above may not be representative of the actual change in the carrying amount as it is unlikely that the change in assumptions would occur in isolation of one another as some of the assumptions may be correlated.

As of December 31, 2018, December 31, 2017 and January 1, 2017, the net book value of Property, Plant and Equipment and Intangible Assets are shown in Note 13 and 14, respectively.

No impairment losses or recoveries were recognized during the period beginning April 4, 2018 through December 31, 2018.

During the period beginning January 1, 2018 through April 3, 2018, the year ended December 31, 2017 and as of January 1, 2017, total (recovery)/ impairment loss of nil, (5,290) and 39,620 were recognized in respect of producing oil and gas properties mainly corresponding to Agua Amarga and Entre Lomas CGUs.

The triggers for the impairment tests of the CGUs were primarily the effect of variability of prices, the macroeconomic situation of Argentina during those periods and variability of the discount rate. The recoverable amount was based on management’s estimate of VIU as of December 31, 2018, April 3, 2018, December 31, 2017 and January 1, 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

3.2.3 Current and deferred Income tax

The Company Management has to assess regularly the positions stated in the tax returns as regards those situations where the applicable tax regulations are subject to interpretation and, if necessary, establish provisions according to the estimated amount that the Company will have to pay to the tax authorities. When the final tax result of these items differs from the amounts initially recognized, those differences will have an effect on the income tax and on the deferred tax provisions in the fiscal year when such determination is made.

There are many transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for eventual tax claims based on estimates of whether additional taxes will be due in the future.

Deferred tax assets are reviewed at each reporting date and reduced in accordance with the probability that the sufficient taxable base will be available to allow for the total or partial recovery of these assets. Deferred tax assets and liabilities are not discounted. In assessing the realization of deferred tax assets, Management considers that it is likely that a portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income in the periods in which these temporary differences become deductible. To make this assessment, Management takes into consideration the scheduled reversal of deferred tax liabilities, the projections of future taxable profits and tax planning strategies.

Assumptions about the generation of future taxable profits depend on Management’s estimates of future cash flows. These estimates of future taxable profits are based on forecast cash flows from operations (which are impacted by production and sales volumes, oil and gas prices, reserves, operating costs, decommissioning costs, capital expenditure, dividends and other capital management transactions) and judgement about the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Group to realise the net deferred tax assets recorded at the reporting date could be impacted.

In addition, future changes in tax laws in the jurisdictions in which the Group operates could limit the ability of the Group to obtain tax deductions in future periods.

The carrying amount as of December 31, 2018, December 31, 2017 and January 1, 2017 of the Deferred income tax liability, net is 133,757, 28,840 and 38,559 and for the Income tax liability is 22,429, 1,401 and 5,454, respectively.

3.2.4 Asset retirement obligations

Asset retirement obligations after completion of operations require the Company’s Management to estimate the number of wells, long-term well abandonment costs and the time remaining until abandonment. Technology, costs, political, environmental and safety considerations constantly change and may result in differences between actual future costs and estimates.

Asset retirement obligations estimates are adjusted when it is justified by changes in the evaluation criteria or at least once a year.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The carrying amount as of December 31, 2018, December 31, 2017 and January 1, 2017 of the Asset retirement obligation is 16,253, 15,642 and 13,740, respectively.

3.2.5 Oil and gas reserves

Oil and gas properties are depreciated using the units of production (“UOP”) method over total proved developed and undeveloped hydrocarbon reserves. Reserves mean oil and gas volumes that are economically producible, in the areas where the Company operates or has a (direct or indirect) interest and over which the Company has exploitation rights, including oil and gas volumes related to those service agreements under which the Company has no ownership rights on the reserves or the hydrocarbons obtained and those estimated to be produced for the contracting company under service contracts.

The life of each item of property, plant and equipment, which is assessed at least annually, has regard to both its physical life limitations and present assessments of economically recoverable reserves of the field at which the asset is located. There are numerous uncertainties in estimating proved reserves and future production profiles, development costs and prices, including several factors beyond the producer’s control. Reserve engineering is a subjective process of estimating underground accumulations involving a certain degree of uncertainty. Reserves estimates depend on the quality of the available engineering and geological data as of the estimation date and on the interpretation and judgment thereof.

Reserve estimates are adjusted when is justified by changes in the evaluation criteria or at least once a year. These reserve estimates are based on the reports of oil and gas consulting professionals.

The Company uses the information obtained from the calculation of reserves in the determination of depreciation of assets used in the areas of oil and gas, as well as assessing the recoverability of these assets (Note 3.2.1, Note 3.2.2, Note 13 and Note 35).

3.2.6 Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them.

For the measurement of the fair value of equity-settled transactions with employees at the grant date, the Group uses a Black & Sholes model. The carrying amount, assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 33.

Note 4. Segment information

The Executive Management Committee (the “Committee”) of the Company has been identified as the CODM, which is responsible for the allocation of resources and evaluating the performance of the operating segment. The Committee monitors the operating results of its oil and gas properties, based on its separate production, due to the purpose of making decisions about the allocation of the resources and performance indicators.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Committee considers the business as one single segment, the exploration and production of natural gas, liquid gas and crude oil (includes all upstream business activities), through its own activities, subsidiaries and share holdings in joint operations, and based on the business nature, customer portfolio and risks involved. The company did not aggregate any segment, as it has only one.

For the period beginning April 4, 2018 through December 31, 2018, January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017, all its revenues and operations are derived from external Argentine customers, the depreciation of oil and gas properties and property, plant and equipment is fully associated with Argentina.

Accounting criteria used by the subsidiaries to measure results, assets and liabilities of the segment is consistent with that used in these financial statements.

The following table summarizes non-current assets other than deferred taxes by jurisdiction:

	Consolidated Successor As of December 31, 2018	Predecessor As of December 31, 2017	Predecessor As of January 1, 2017
Argentina	871,313	260,547	288,676
Mexico	29,684	—	—

Total	900,997	260,547	288,676

Note 5. Revenue from contracts with customers

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Sales of goods and services	331,336	44,463	198,075

Revenue from contracts with customers	331,336	44,463	198,075

The Group’s transactions and the main revenues steams are described in Note 2.4.7. The Group’s revenues are derived from contracts with customers.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

5.1 Disaggregated revenue information

Types of goods	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Revenue from crude oil	260,079	31,501	146,635
Revenue from natural gas	65,164	11,418	45,947
Revenue from NGL	6,093	1,544	5,477
Revenue from other goods and services	—	—	16

Revenue from contracts with customers	331,336	44,463	198,075

Sales Channel	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Refineries	260,079	31,501	146,635
Retail distributors of natural gas	10,254	—	893
Natural gas for electricity generation	3,670	2,689	18,374
Industries	51,240	8,729	26,680
Commercialization of NGL	6,093	1,544	5,477
Other sales channels	—	—	16

Revenue from contracts with customers	331,336	44,463	198,075

5.2	Performance obligations

The Group’s performance obligations relate to transfer goods to their customers. The Group´s upstream business carries out all activities relating to the exploration, development and production of oil and natural gas. Revenue from customers is generated mainly from the sale of produced oil, natural gas and NGL to third parties at a point in time.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 6. Crude oil stock fluctuation and operating expenses

Note 6.1 Crude oil stock fluctuation

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Inventories of crude oil at the beginning of the period/year	2,201 (1)	1,468	9,024

Plus: Charges for the period/year
Incorporation of inventories for acquisition of companies (2)	2,398	—	—

Less: Inventories of crude oil at the end of the period/year	(5,840)	(2,201)	(1,468)

Total Crude oil stock fluctuation	(1,241)	(733)	7,566

(1)	The inventory of crude oil acquired from PELSA for an amount of 2,201 are included in the inventories at the beginning of the period held by the Successor entity.
(2)	This amount includes the inventory of crude oil acquired from APCO for an amount of 1,977 and acquired from the 3.85% for an amount of 422. There was no inventory acquired from JdM nor Medanito.

Note 6.2 Operating expenses

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Consumption of materials and repairs	44,363	4,028	15,416
Fees and compensation for services	21,144	10,956	47,371
Salaries and social security charges	7,353	1,515	7,714
Easements and canons	7,147	1,329	4,082
Transportation	2,204	113	531
Employee benefits	1,421	270	1,240
General expenses	2,613	156	1,107

Total Operating expenses	86,245	18,367	77,461

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 7. Selling expenses

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Taxes, rates and contributions	10,349	1,506	6,739
Transportation	5,878	787	3,593
Tax on bank transactions	4,390	648	2,367
Allowances for expected credit losses	539	49	—
Fees and compensation for services	158	101	542
Other	27	—	23

Total selling expenses	21,341	3,091	13,264

Note 8. General and administrative expenses

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Fees and compensation for services	9,067	67	293
Salaries and social security charges	6,493	375	2,913
Share-based payments expense	4,021	—	—
Employee benefits	2,366	253	639
Taxes, rates and contributions	951	18	27
Other personnel expenses	696	—	—

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Directors’ and Statutory Auditor’s fees	289	—	—
Institutional advertising and promotion	272	—	—
Depreciation of Property, plant and equipment	—	518	2,066
Other	47	235	836

Total General and administrative expenses	24,202	1,466	6,774

Note 9. Exploration expenses

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Geological and geophysical expenses	637	44	320
Salaries and social security charges	—	74	642
Employee benefits	—	16	87

Total Exploration expenses	637	134	1,049

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 10. Other operating income and expenses

Note 10.1 Other operating income

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Services to third parties (1)	2,699	763	412
Surplus Gas Injection Compensation (SGIC)	—	291	16,938
Gain on sale of property, plant and equipment	—	—	384
Reversal of allowance for expected credit losses	—	—	13
Other	—	186	55

Total other operating income	2,699	1,240	17,802

(1)	Corresponds to services provided to customers that does not correspond to the main activity of the Company, these revenues are recognized as disclosed in Note 2.4.7.2.

10.2 Other operating expenses

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Restructuring expenses (1)	12,018	—	—
Transaction cost related to the business combinations (Note 31)	2,380	—	—
Provision for environmental remediation	1,168	—	—
Allowance for obsolesce of inventories	1,125	—	491
Provision for contingencies (Note 21)	240	2	2,566
Extraordinary tariff on SGIC	—	133	1,711
Other	1,166	—	357

Total other operating expenses	18,097	135	5,125

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

(1)

During the period from April 4, 3018 through December 31, 2018 the Company recorded restructuring charges that includes severance payments and other related fees, such charges relates principally to reorganization in the structure of the Group.

Note 11. Financial results

11.1	Interest income

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Interests on government notes at amortized costs	407	239	166
Financial interests	2,125	—	—

Total Finance income	2,532	239	166

11.2 Interest expense

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Borrowing interest (Note 17.1.1)	15,546	—	—
Other interest	200	23	18

Total Finance costs	15,746	23	18

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

11.3 Other financial results

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Foreign currency exchange difference, net	3,005	(995)	(1,506)
Changes in the fair value of government bonds and notes and mutual funds	1,415	69	1,885
Changes in the fair value of Warrants (Note 17.2)	(8,860)	—	—
Unwinding of discount on asset retirement obligation	(897)	(233)	(815)
Effect of discount of assets and liabilities at present value	(2,743)	—	—
Costs of early settlements of borrowings and other financing costs (Note 17.1.1)	(14,474)	—	—
Other	(366)	—	—

Total Other financial results	(22,920)	(1,159)	(436)

Note 12. Earnings per share

a) Basic

Basic earnings (loss) per share are calculated by dividing the result attributable to the Company’s and its Predecessor’s equity interest holders, respectively, by the weighted average of outstanding common shares during the period / year of the Company and its Predecessor, respectively.

b) Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares of the Company and its Predecessor, respectively, to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings (loss) per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

higher than the average price of common shares during the period, no dilutive effect is recorded, being the diluted earnings (loss) per share equal to the basic.

As of April 3, 2018 and December 31, 2017, the Predecessor Company does not hold any potential dilutive shares nor any antidilutive potential dilutive share; therefore, there are no differences with the basic earnings (loss) per share.

	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Net (loss) profit for the period/year	(6,649)	13,905
Weighted average number of outstanding common shares (number of shares)	95,443,572	95,443,572

Basic and diluted (losses) earnings per common share (U.S. Dollar per share)	(0.07)	0.14

As of December 31, 2018, VISTA has shares that can potentially be dilutive. The basic loss per share (LPS) is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period. The diluted loss per share (LPS) is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, plus the weighted average number of common shares they would be issued upon the conversion of all instruments with dilution potential in common shares unless such shares are anti-dilutive.

Successor For the period from April 4, 2018 through December 31, 2018
Net loss for the period	(26,382)
Weighted average number of outstanding common shares (number of shares)	70,409,317

Basic and diluted loss per common share (U.S. Dollar per share)	(0.37)

As of December 31, 2018, VISTA has the following potential common shares that are anti-dilutive and are therefore excluded from the weighted average number of common shares for the purpose of diluted earnings per share:

i.	21,666,667 Series A shares related to the 65,000,000 to the Series A Warrants (as defined below) (Note 20.1),

ii.	9,893,333 related to the 29,680,000 Warrants (as defined below) (Note 20.1),

iii.	6,666,667 Series A shares related to the 5,000,000 forward purchase agreement (“FPA”) Warrants (as defined below) (Note 20.1),

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

iv.	500,000 Series A shares, related to a certain private subscription agreement (Note 20.1.2), and

v.	8,750,000 related to the share-based payments granted to employee (Note 33).

Due to the anti-dilutive nature of the potential common shares disclosed above there are no differences with the basic loss per share.

There have been no other transactions involving common shares or potential common shares between the reporting date and the date of authorization of these financial statements.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 13. Property, plant and equipment

Changes in property, plant and equipment for the periods from April 4, 2018 through December 31, 2018, for the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 are as follows:

Cost	Land and buildings	Vehicles, machinery, installations, computer equipment and furniture	Oil and gas properties		Wells and production facilities	Work in progress	Materials	Total
As of January 1, 2017	351	15,898	61,991		967,931	5,508	1,796	1,053,475

Additions	—	1,189	—		1,290	28,354	3,093	33,926
Transfers	—	—	—		29,951	(29,951)	—	—
Disposals	—	(91)	—		—	—	(3,614)	(3,705)

As of December 31, 2017	351	16,996	61,991		999,172	3,911	1,275	1,083,696

Additions	—	—	—		—	3,999	4,564	8,563
Transfers	—	644	—		2,995	(3,639)	—	—
Disposals	—	—	—		(288)	—	(1,241)	(1,529)

As of April 3, 2018	351	17,640	61,991		1,001,879	4,271	4,598	1,090,730

Accumulated depreciation from business combination of PELSA to arrive to net book value	(69)	(10,698)	(50,152)		(778,061)	—	—	(838,980)
Additions from PELSA’s acquisition (Note 31.1)	14	409	47,725		12,588	225	17	60,978
Additions from business combination of JdM and Medanito (Note 31.2)	1,818	1,726	—		78,298	4,254	—	86,096
Additions from business combination of APCO (Note 31.3)	89	2,188	300,997		73,275	1,675	2,162	380,386
Additions	18	1,116	9,000		4,732	117,348 (2)	18,085	150,299
Transfers	—	3,459	—		44,090	(32,178)	(15,371)	—
Disposals	—	(175)	(18,255	)(1)	(11,839)	(4,902)	—	(35,171)

As of December 31, 2018	2,221	15,665	351,306		424,962	90,693	9,491	894,338

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Cost	Land and buildings	Vehicles, machinery, installations, computer equipment and furniture	Oil and gas properties	Wells and production facilities	Work in progress	Materials	Total
Accumulated depreciation and impairment
As of January 1, 2017	(62)	(9,165)	(54,666)	(703,433)	—	—	(767,326)

Depreciation and depletion charge for the year	(6)	(1,305)	(1,417)	(59,794)	—	—	(62,522)
Impairment loss (recovery)	—	—	6,467	(1,177)	—	—	5,290
Eliminated on disposals	—	91	—	—	—	—	91

As of December 31, 2017	(68)	(10,379)	(49,616)	(764,404)	—	—	(824,467)

Depreciation and depletion charge for the period	(1)	(319)	(536)	(13,657)	—	—	(14,513)

As of April 3, 2018	(69)	(10,698)	(50,152)	(778,061)	—	—	(838,980)

Reversal of Accumulated depreciation from business combination of PELSA	69	10,698	50,152	778,061	—	—	838,980
Depreciation and depletion charge for the period	(14)	(1,529)	(1,426)	(71,006)	—	—	(73,975)
Eliminated on disposals	—	175	—	184	—	—	359

As of December 31, 2018	(14)	(1,354)	(1,426)	(70,822)	—	—	(73,616)

Net book value
As of December 31, 2018	2,207	14,311	349,880	354,140	90,693	9,491	820,722

As of December 31, 2017	283	6,617	12,375	234,768	3,911	1,275	259,229

As of January 1, 2017	289	6,733	7,325	264,498	5,508	1,796	286,149

(1)	Disposals of Oil and Gas properties of the year 2018 are related to CASO-Aguila Mora swap agreement. This transaction did not generate cash flow
(2)	Additions of work in progress of year 2018 includes wells related to Águila Mora oil and gas property for 13,157. This transaction did not generate cash flows (Note 29.3.5).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Please refer to Note 3 for the details on impairment testing of oil and gas properties.

Note 14. Goodwill and other intangible assets

Changes in goodwill and other intangible assets for the periods from April 4, 2018 through December 31, 2018, for the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 are as follows:

		Other intangible assets
Cost	Goodwill	Software licenses	Exploration rights	Total
As of January 1, 2017	—	5,042	—	5,042

Additions	—	240	—	240

As of December 31, 2017	—	5,282	—	5,282

Additions	—	13	—	13

As of April 3, 2018	—	5,295	—	5,295

Additions		1,805	29,681	31,486
Additions from business combinations (note 31)	28,484	75	—	75
Accumulated depreciation from business combination of PELSA to arrive to net book value	—	(4,459)	—	(4,459)

As of December 31, 2018	28,484	2,716	29,681	32,397

Accumulated amortization
As of January 1, 2017	—	(3,506)		(3,506)

Amortization charge for the year	—	(755)		(755)

As of December 31, 2017	—	(4,261)		(4,261)

Amortization charge for the period	—	(198)		(198)

As of April 3, 2018	—	(4,459)		(4,459)

Reversal of accumulated depreciation from business combination of PELSA	—	4,459		4,459
Amortization charge for the period		(797)		(797)

As of December 31, 2018		(797)		(797)

Net book value
As of December 31, 2018	28,484	1,919	29,681	31,600

As of December 31, 2017	—	1,021		1,021

As of January 1, 2017	—	1,536		1,536

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Goodwill arises from the business combinations (see Note 31) principally because of the following factors:

1)	The Company’s ability to capture unique synergies that can be realized from managing a portfolio of the acquired oil and gas fields, and

2)

The recognition of a net deferred tax liability for the differences between the fair values and the tax bases of the assets acquired and liabilities assumed in the business combinations, in excess of the deferred tax liability, net, previously recorded by the acquired businesses.

Software licenses are being amortized over the useful economic life of three years.

For impairment testing purposes, the goodwill generated through the PELSA and APCO business combinations (Notes 31.1 and 31.3) has been allocated to the Bajada del Palo CGU, while the goodwill generated through the JDM / Medanito business combination (Note 31.2) has been allocated to the JDM / Medanito CGU.

Exploration rights relates to the acquisition of 50% working interest in three oil and gas properties in which Jaguar Exploration and Production of Hydrocarbons S.A.P.I. de C.V. (“Jaguar”) and Pantera Exploración y Producción, S.A.P.I. de C.V. (“Pantera”) were licensees (See Note 1.1).

Note 15. Deferred income tax assets and liabilities and income tax expense

The composition of the deferred tax assets and liabilities is as follows:

	Predecessor April 3, 2018	Change due to business combination	Profit (loss)	Other comprehensive income (loss)	Successor December 31, 2018
Trade and other receivables	479	44	1,253	—	1,776
Employee defined benefit plans	1,403	438	(2,133)	891	599
Provisions and contingencies	4,046	1,300	263	—	5,609

Deferred income tax asset	5,928	1,782	(617)	891	7,984

Property, plant and equipment	(37,618)	(92,289)	(10,329)	—	(140,236)
Intangible assets	(74)	—	19	—	(55)
Financial assets at FVTPL	—	(1)	1	—	—
Borrowings’ transaction costs			(1,351)	—	(1,351)
Inventory			(40)	—	(40)
Other	(401)	—	342	—	(59)

Deferred income tax liabilities	(38,093)	(92,290)	(11,358)	—	(141,741)

Net deferred income tax liability	(32,165)	(90,508)	(11,975)	891	(133,757)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Predecessor January 1, 2018	Profit (loss)	Other comprehensive income (loss)	Predecessor April 3, 2018
Trade and other receivables	263	216	—	479
Defined benefit plans	956	425	22	1,403
Inventory	288	(288)	—	—
Provisions and contingencies	4,593	(547)	—	4,046

Deferred income tax asset	6,100	(194)	22	5,928

Property, plant and equipment	(34,550)	(3,068)	—	(37,618)
Intangible assets	(83)	9	—	(74)
Financial assets at FVTPL	(76)	76	—	—
Other	(231)	(170)	—	(401)

Deferred income tax liabilities	(34,940)	(3,153)	—	(38,093)

Net deferred income tax liability	(28,840)	(3,347)	22	(32,165)

	Predecessor January 1, 2017	Profit (loss)	Other comprehensive income (loss)	Predecessor December 31, 2017
Trade and other receivables	2,145	(1,882)	—	263
Defined benefit plans	1,175	(343)	124	956
Inventory	232	56	—	288
Provisions and contingencies	5,203	(610)	—	4,593
Other	160	(160)	—	—

Deferred income tax asset	8,915	(2,939)	124	6,100

Property, plant and equipment	(47,353)	12,803	—	(34,550)
Intangible assets	(114)	31	—	(83)
Financial assets at FVTPL	(6)	(70)	—	(76)
Other	(1)	(230)	—	(231)

Deferred income tax liabilities	(47,474)	12,534	—	(34,940)

Net deferred income tax liability	(38,559)	9,595	124	(28,840)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their offset, are disclosed in the statement of financial position:

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Deferred income tax asset	7,984	6,100	8,915
Deferred income tax liabilities	(141,741)	(34,940)	(47,474)

Deferred income tax liabilities, net	(133,757)	(28,840)	(38,559)

The breakdown of income tax charge is as follows:

	Consolidated— Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Current income tax
Current income tax income / (charge)	(35,450)	(4,212)	(16,117)
Difference in the estimate of previous fiscal year income tax and the income return	—	(401)	161
Deferred income tax
Relating to origination and reversal of temporary differences	(11,975)	(3,347)	9,595

Income tax (expense) / benefit reported in the statement of profit or loss	(47,425)	(7,960)	(6,361)

Deferred tax charged to OCI	891	22	124

Total income tax charge	(46,534)	(7,938)	(6,237)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the (loss) profit before income taxes:

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Profit before income tax	21,043	1,311	20,266
Current statutory income tax rate	30%	30%	35%

Income tax at the statutory income tax rate	(6,313)	(393)	(7,093)

Items that adjust the income tax (expense) / benefit:
Non-deductible expenses	(5,824)	(3)	(17)
Non-taxable income	—	—	(661)
Effect of the measurement of property, plant and equipment and intangible assets in their functional currency	(39,187)	(7,163)	(10,976)
Effect of statutory income tax rate change in deferred income tax (Note 32)	21,491	—	10,372
Unrecognized Tax losses and other assets	(23,176)	—	—
Difference in the estimate of previous fiscal year income tax and the income tax statement	—	(401)	161
Effect of the impairment recovery of property, plant and equipment	—	—	1,851
Issuance expenses	5,651	—	—
Other	(67)	—	—

Total income tax expense	(47,425)	(7,960)	(6,361)

As of December 31, 2018, unrecognized accumulated tax losses (NOLs) of VISTA amount to 64,001, of which 7,110 and 56,891 will expire on 2027 and 2028, respectively. As of December 31, 2017 and January 1, 2017 there are no accumulated tax losses for PELSA.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Breakdown of the income tax liability:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Current
Income tax, net of withholdings and advances	22,429	1,401	5,454

Total current	22,429	1,401	5,454

Note 16. Trade and other receivables

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Other receivables:
Prepayments, tax receivables and others:
Prepaid expenses and other receivables	10,646	90	174
Turnover tax credit	496	—	—

	11,142	90	174
Financial assets:
Natural gas surplus injection stimulus program credit (1)	9,049	—	—
Mandatory save credit	—	207	241
Advances to suppliers of property, plant and equipment	—	—	512

	9,049	207	753

Total non-current trade and other receivables	20,191	297	927

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Trade:
Current
Receivables from oil and gas sales (net)	55,289	10,059	19,966
Related parties (Note 26)	—	26,720	11,858
Checks to be deposited	883	8,321	1,164
Allowance for expected credit losses	(257)	(6,161)	(6,294)

Trade receivables, net	55,915	38,939	26,694
Other receivables:
Prepayments, tax receivables and others:
Value Added Tax (“VAT”) credit	10,127	—	2,457
Income tax credit	3,826	—	—
Turnover tax credit	1,938	—	—
Prepaid expenses	572	83	229

	16,463	83	2,686
Financial assets:
Natural gas surplus injection stimulus program credit (1)	6,899	14,366	8,217
Receivables from services to third parties	2,850	1,252	582
Advances and loans to employees	1,818	22	56
Grants on propane credit	982	753	769
Related parties (Note 26)	186	575	445
Price stability program of NGL credit	151	218	311
Cash-calls in excess in joint operations	—	38	277
Other	786	26	137

	13,672	17,250	10,794

Other receivables	30,135	44,053	25,338
Total current trade and other receivables, net	86,050	56,274	40,174

(1)	As of December 31, 2018, December 31, 2017 and January 1, 2017 corresponds to balances pending collection for compensations under the IR Program (Note 1.2.2.3 and Note 2.6.2.1).

Due to the short-term nature of the current trade and other receivables, their carrying amount is considered to be the same as their fair value. For the non-current trade and other receivables, the fair values are also not significantly different to their carrying amounts.

Trade receivables are non-interest bearing and are generally on terms of 30 to 45 days. No interest is charged on outstanding trade receivables.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

During the period beginning April 4, 2018 through December 31, 2018, the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017, 257, 49 and nil was recognized as provision for expected credit losses on trade receivables.

There has been no change in the estimation techniques or significant assumptions made during the period beginning on April 4, 2018 through December 31, 2018, the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings. None of the trade receivables that have been written off is subject to enforcement activities. As of December 31, 2017 and January 1, 2017, the allowance for expected credit losses of trade receivables recognized by PELSA corresponds mainly to the amount of the credit included in the reorganization proceeding initiated by Oil Combustibles S.A. The Company has recognized a loss allowance of 100% against all receivables over 90 days past due because historical experience has indicated that these receivables are generally not recoverable.

As of December 31, 2018, December 31, 2017 and January 1, 2017, trade receivables that were past due amounted to 11,798, 6,839 and 8,364, respectively, which were due and net for an allowance for expected credit losses of trade receivables of 257, 6,161, and 6,294, respectively.

The movements in the allowance for the expected credit losses of trade receivables are as follows:

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
At the beginning of period / year	—	6,161	6,294
Net remeasurement of loss allowance	(539)	49	—
Decreases	—	—	(13)
Foreign exchange translation gains and losses	282	(49)	(120)

At the end of the period/year	(257)	6,161	6,161

As of the date of these financial statements, the maximum exposure to credit risk corresponds to the carrying amount of each class of receivables.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 17. Financial Assets and financial liabilities

17.1 Other financial assets by category: Financial assets at FVTPL and financial assets at amortized costs

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Non-current
Financial assets at amortized cost
Corporate securities	—	—	64

Total non-current	—	—	64

17.2 Financial liabilities: Borrowings

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Non-Current
Borrowings	294,415	—	—

Total non-current	294,415	—	—

Current
Borrowings	10,352	—	—

Total current	10,352	—	—

The maturities of the Company’s borrowings (excluding finance lease liabilities) and its exposure to interest rates are as follow:

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Fixed rate
Less than one year	4,841	—	—
One to two years	14,721	—	—
Three to five years	132,486	—	—
Floating rates
Less than one year	5,511	—	—
One to two years	14,721	—	—
Three to five years	132,487	—	—

See note 17.5 for information regarding the fair value of the borrowings.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Details of borrowings:

Type of instrument	Company	Currency	Amount of principal	Interest	Rate	Expiration	Carrying amount as of December 31, 2018
Financial Borrowings:	Vista Oil & Gas Argentina, S.A.	US dollar	300,000	LIBOR	8.06%	July 20, 2023	304,767

(1)

On April 4, 2018, the Company subscribed a bridge loan agreement with Citibank, NA, Credit Suisse AG and Morgan Stanley Senior Funding, Inc., as co-lenders, for an amount of 260,000 in order to pay a portion of the price of acquisition of the shares of APCO and APCO Argentina. Such loan originated transaction costs for an amount of 11,904. The loan had an expiration date on February 11, 2019 and bore interest of 3.25% to be increased on a quarterly basis reaching 5% at the expiration date. The repayment of the entire principal would occur on the final maturity date. The repayment of the entire principal and interest accrued occurred on July 19, 2018. During the term of the loan, a collateral on 100% of Vista’s subsidiaries´ shares was put in place.

The loan agreement included affirmative and negative covenants, as it is usual in the market.

During the term the loan was effective, there was no non-compliance on said affirmative, negative and financial covenants.

This loan was prepaid on July 19, 2018, when a new financing was obtained through its Argentine subsidiary as explained in item 2). Consequently, the collateral in favor of the lenders was released. As of that date, the remaining amount of deferred expenses related to this loan for 11,904 were recognized in profit or loss.

(2)

On July 19, 2018, the Company, through its Argentine subsidiary (Vista Oil & Gas Argentina, S.A.), subscribed a Syndicated Term Loan agreement with Banco de Galicia y Buenos Aires, S.A.U., Itaú Unibanco S.A. Nassau Branch, Banco Santander Río, S.A. and Citibank, N.A. for 5 years for an amount of 300,000 guaranteed by VISTA and another one of its subsidiaries. The loan was granted for a term of 5 years. An amount of 150,000 bears interest on a fixed rate interest of 8.00% on an annual basis, while the remaining amount of 150,000, bears interest on an annual basis at an annual nominal LIBOR plus a 450 bps margin per annum. The Syndicated Term Loan amortizes on a semi-annual basis beginning eighteen months after the disbursement date. During the term of the loan, 100% of VISTA Argentina, APCO and APCO Argentina shares were pledged as collateral.

The loan agreement includes affirmative and negative covenants, as it is usual in the market.

During the term of the loan, the Company has to comply with the following financial covenants:

(i)	Consolidated Total Debt (all Indebtedness of Vista and its Restricted Subsidiaries as of such date on a Consolidated basis) to Consolidated EBITDA (as defined in the agreement).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

(ii)	Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2018:

“Consolidated Interest Coverage Ratio” shall mean, for any date of determination, the ratio of (a) Consolidated EBITDA of Vista and its Restricted Subsidiaries for the Test Period ended on such date. (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date) to (b) Consolidated Interest Expense of Vista and its Restricted Subsidiaries for such period.

(iii) Adjusted Consolidated Net Debt to Adjusted Consolidated EBITDA Ratio of Vista Holding I.

This credit facility includes covenants restricting, but no prohibiting, among other things, Vista Argentina, Vista Holding I, APCO Argentina, APCO International, Vista Holding II and the Group’s ability to:

•	incur or guarantee additional debt

•	create liens on its assets to secure debt

•	dispose of assets

•	merge or consolidate with another person or sell or otherwise dispose of all or substantially all of its assets

•	change their existing line of business

•	declare or pay any dividends or return any capital, other than certain limited payments

•	make investments

•	enter into transactions with affiliates and

•	change their existing accounting practices

As of December 31, 2018, there was no non-compliance of said affirmative, negative and financial covenants.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

17.2.1 Changes in liabilities arising from financing activities

The movements in the borrowings are as follows:

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Balance at the beginning of the periods/year	—	—	—
Balance of financial liability as of April 4, 2018 of VISTA related to Series A shares (1)	647,083	—	—
Proceeds from the bridge loan	260,000	—	—
Payment of bridge loan transaction costs	(11,904)	—	—
Payment of bridge loan	(260,000)	—	—
Proceeds from the Syndicated term loan	300,000	—	—
Payment of Syndicated term loan transaction costs	(8,333)	—	—
Payment of redemption of Series A shares (Note 20.1)	(204,590)	—	—
Capitalization of liability related to Series A shares (Note 20.1)(1)	(442,491)	—	—
Accrued interest (Note 11.2) (1)	15,546	—	—
Payment of borrowings’ interests	(5,018)	—	—
Costs of early settlements of borrowings (1)	14,474	—	—

At the end of the period/year	304,767	—	—

(1)	Non-cash movement

17.3 Warrants

Along with the issuance of the Series A common shares at the IPO, the Company placed 65,000,000 warrants to purchase one-third of a Series A common share at a strike price of 11.5 U.S. Dollar per share (the “Series A Warrants”). These Series A Warrants expire on April 4, 2023 or earlier if, after exercisability, the closing price for a class A common share for any 20 trading days within an applicable 30-trading day period shall equal or exceed the peso equivalent of 18.00 U.S. Dollar and the Company decides to early terminate the exercise period of the warrants. In the event the Company declares an early termination, Vista will have the right to declare that the exercise of the Series A Warrants to be made on a “cashless basis”. If the Company elects the cashless exercise, holders of Series A Warrants electing to exercise such warrants shall do so by surrendering warrants

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

and receiving a variable number of Series A shares resulting from the formula set forth in the warrant indenture, which captures the average of the U.S. dollar equivalent of the closing price of the class A shares during a 10-day period.

Substantially at the same time, the Company’s sponsors purchased a total of 29,680,000 warrants to purchase one-third of a Series A common share at a strike price of 11.5 U.S. Dollar per share (the “Warrants”) for 14,840 in a private placement that was made simultaneously with the closing of the Initial Public Offering in Mexico. The Warrants are identical to and fungible with the Series A Warrants; however, the Warrants may be exercised for cash or on a cashless basis for a variable number of Series A shares at the discretion of VISTA’s sponsors or their permitted transferees. If the Warrants are held by other persons, then they will be exercisable by on the same basis as the other warrants.

In accordance with IFRS, a contract to issue a variable number of shares should be classified as a financial liability and measured at fair value with changes in fair value recognized in the consolidated statement of profit or loss and comprehensive income.

On August 15, 2018, the exercise period of the aforementioned Warrants commenced.

The liability associated with the warrant will eventually be converted to the Company’s equity (Series A common shares) when the warrants are exercised, or will be extinguished upon the expiry of the outstanding warrants, and will not result in the payment of any cash by the Company.

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Non-Current
Warrants	23,700	—	—

Total non-current	23,700	—	—

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

17.4 Financial instruments by category

The following chart presents financial instruments by category:

As of December 31, 2018	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total financial assets/liabilities
Assets
Natural gas surplus injection stimulus program credit (Note 16)	9,049	—	9,049
Total non-current Financial assets	9,049	—	9,049
Receivables from oil and gas sales (Note 16)	55,289	—	55,289
Checks to be deposited (Note 16)	883	—	883
Allowance for expected credit losses (Note 16)	(257)	—	(257)
Natural gas surplus injection stimulus program credit (Note 16)	6,899	—	6,899
Receivables from services to third parties (Note 16)	2,850	—	2,850
Advances and loans to employees (Note 16)	1,818	—	1,818
Grants on propane credit (Note 16)	982	—	982
Related parties (Note 26)	186	—	186
Price stability program of NGL credit (Note 16)	151	—	151
Other (Note 16)	786	—	786
Cash and bank balances (Note 19)	13,254	—	13,254
Short term investments (Note 19)	56,197	11,457	67,654

Total current financial assets	138,135	11,457	149,612

Liabilities
Accounts payable and accrued liabilities and others	1,008	—	1,008
Borrowings	294,415	—	294,415
Warrants	—	23,700	23,700
Total non-current Financial liabilities	295,422	23,700	319,122
Accounts payable and accrued liabilities and others	84,334	—	84,334
Borrowings	10,352	—	10,352
Warrants	—	—	—

Total current Financial liabilities	94,686	—	94,686

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of December 31, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total financial assets/liabilities
Assets
Natural gas surplus injection stimulus program credit (Note 16)	—	—	—
Mandatory save credit (Note 16)	207	—	207

Total non-current Financial assets	207	—	207
Receivables from oil and gas sales (Note 16)	10,059	—	10,059
Checks to be deposited (Note 16)	8,323	—	8,323
Allowance for expected credit losses (Note 16)	(6,161)	—	(6,161)
Natural gas surplus injection stimulus program credit (Note 16)	14,366	—	14,366
Receivables from services to third parties (Note 16)	1,252	—	1,252
Advances and loans to employees (Note 16)	22	—	22
Grants on propane credit (Note 16)	753	—	753
Related parties (Note 26)	27,295	—	27,295
Price stability program of NGL credit (Note 16)	218	—	218
Cash-calls in excess in joint operations (Note 16)	38	—	38
Other (Note 16)	26	—	26
Cash and bank balances (Note 19)	184	—	184
Short term investments (Note 19)	17,180	19,471	36,651

Total current financial assets	73,555	19,471	93,026

Liabilities
Accounts payable and accrued liabilities and others	20,587	—	20,587
Borrowings	—	—	—
Warrants	—	—	—

Total non-current Financial liabilities	20,587	—	20,587
Accounts payable and accrued liabilities and others	32,143	—	32,143
Borrowings	—	—	—
Warrants	—	—	—

Total current Financial liabilities	32,143	—	32,143

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of January 1, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total financial assets/liabilities
Assets
Natural gas surplus injection stimulus program credit (Note 16)	—	—	—
Advances to suppliers of property, plant and equipment (Note 16)	512	—	512
Mandatory save credit (Note 16)	241	—	241

Total non-current Financial assets	753	—	753
Receivables from oil and gas sales (Note 16)	19,966	—	19,966
Allowance for expected credit losses (Note 16)	(6,294)	—	(6,294)
Checks to be deposited (Note 16)	1,164	—	1,164
Natural gas surplus injection stimulus program credit (Note 16)	8,217	—	8,217
Receivables from services to third parties (Note 16)	582	—	582
Advances and loans to employees (Note 16)	56	—	56
Grants on propane credit (Note 16)	769	—	769
Related parties (Note 26)	12,303	—	12,303
Price stability program of NGL credit (Note 16)	311	—	311
Cash-calls in excess in joint operations (Note 16)	277	—	277
Other (Note 16)	137	—	137
Corporate securities	64	—	64
Cash and bank balances (Note 19)	1,428	—	1,428
Short term investments (Note 19)	2,266	21,023	23,289

Total current financial assets	41,246	21,023	62,269

Liabilities
Accounts payable and accrued liabilities and others	18,944	—	18,944
Borrowings	—	—	—
Warrants	—	—	—
Total non-current Financial liabilities	18,944	—	18,944
Accounts payable and accrued liabilities and others	39,629	—	39,629
Borrowings	—	—	—
Warrants	—	—	—

Total current Financial liabilities	39,629	—	39,629

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The income, expenses, gains and losses derived from each of the financial instrument categories are indicated below:

For the period from April 4, 2018 through December 31, 2018:

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total
Interest income (Note 11.1)	2,532	—	2,532
Interest expense (Note 11.2)	(15,746)	—	(15,746)
Foreign exchange, net (Note 11.3)	3,005	—	3,005
Results from financial instruments at fair value (Note 11.3)	—	(7,445)	(7,445)
Changes in the fair value of government bonds (Note 11.3)
Cost of early settlements of borrowings (Note 11.3)	(14,474)	—	(14,970)
Effect on discount on assets and liabilities at present value (Note 11.3)	(2,743)	—	(2,743)
Unwinding of discount on asset retirement obligation (Note 11.3)	(897)	—	(897)
Other	(366)	—	(366)

Total	(28,689)	(7,445)	(36,630)

For the period from January 1, 2018 through April 3, 2018:

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total
Interest income (Note 11.1)	239	—	239
Interest expense (Note 11.2)	(23)	—	(23)
Foreign exchange, net (Note 11.3)	(995)	—	(995)
Results from financial instruments at fair value (Note 11.3)	—	69	69
Changes in the fair value of government bonds (Note 11.3)	—	—	—
Cost of early settlements of borrowings (Note 11.3)	—	—	—
Effect on discount on assets and liabilities at present value (Note 11.3)	—	—	—
Unwinding of discount on asset retirement obligation (Note 11.3)	(233)	—	(233)
Other

Total	(1,012)	69	(943)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

For the year ended December 31, 2017:

	Financial assets / liabilities at amortized cost	Financial assets / liabilities at FVTPL	Total
Interest income (Note 11.1)	166	—	166
Interest expense (Note 11.2)	(18)	—	(18)
Foreign exchange, net (Note 11.3)	(1,506)	—	(1,506)
Results from financial instruments at fair value (Note 11.3)	—	1,206	1,206
Changes in the fair value of government bonds (Note 11.3)	—	—	—
Cost of early settlements of borrowings (Note 11.3)	—	—	—
Effect on discount on assets and liabilities at present value (Note 11.3)	—	—	—
Unwinding of discount on asset retirement obligation (Note 11.3)	(815)	—	815
Other	679	—	679

Total	(1,494)	1,206	(288)

17.5 Fair values

This note provides information about how the Group determines fair values of various financial assets and financial liabilities.

17.5.1 Fair value of the Group’s financial assets and financial liabilities that are measured at fair value on a recurring basis

The Company classifies the fair value measurements of financial instruments using a fair value hierarchy, which reflects the relevance of the variables used to perform those measurements. The fair value hierarchy has the following levels:

-	Level 1: quoted prices (not adjusted) for identical assets or liabilities in active markets.

-	Level 2: data different from the quoted prices included in Level 1 observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices).

-	Level 3: Asset or liability data based on information that cannot be observed in the market (i.e., unobservable data).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table shows the Company’s financial assets and liabilities measured at fair value as of December 31, 2018, December 31, 2017 and January 1, 2017:

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Government bonds and notes	11,457	—	—	11,457
Mutual funds	—	—	—	—

Total assets	11,457	—	—	11,457

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Liabilities
Financial liabilities at FVTPL
Warrants – Related Parties (Note 26)	—	—	23,700	23,700

Total liabilities	—	—	23,700	23,700

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Government bonds and notes	17,349	—	—	17,349
Mutual funds	2,122	—	—	2,122

Total assets	19,471	—	—	19,471

As of January 1, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Government bonds and notes	17,068	—	—	17,068
Mutual funds	3,955	—	—	3,955

Total assets	21,023	—	—	21,023

The value of the financial instruments negotiated in active markets is based on the market quoted prices as of the date of these financial statements. A market is considered active when the quoted prices are regularly available through a stock exchange, broker, sector-specific institution or regulatory body, and those prices reflect regular and current market transactions between parties that act in conditions of mutual independence. The market quotation price used for the financial assets held by the Company is the current offer price. These instruments are included in level 1.

The fair value of financial instruments that are not negotiated in active markets is determined using valuation techniques. These valuation techniques maximize the use of market observable information, when available, and

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

rely as little as possible on specific estimates of the Company. If all significant variables to establish the fair value of a financial instrument can be observed, the instrument is included in level 2.

If one or more variables used to determine the fair value could not be observed in the market, the financial instrument is included in level 3.

There were no transfers between Level 1 and Level 2 during the period from April 4, 2018 through December 31, 2018, the period from January 1, 2018 through April 3, 2018 and during the year ended December 31, 2017.

The fair value of the Series A warrants and Sponsor Warrants is determined using the Black & Scholes warrant pricing model by taking into consideration the expected volatility of the Company’s common shares in estimating the Company’s future stock price volatility. The risk-free interest rate for the expected life of the Sponsor Warrants is based on the yield available on government benchmark bonds with an approximate equivalent remaining term at the time of the grant. The expected life is based upon the contractual term.

The following weighted average assumptions were used to estimate the fair value of the warrant liability as of December 31, 2018:

	December 31, 2018
Annualized volatility		26.675%
Domestic risk-free interest rate		8.5751%
Foreign risk-free interest rate		2.5377%
Expected life of warrants in years		4.27 years
Fair value per Warrant	U.S.$	0.250

This is a Level 3 recurring fair value measurement. The key level 3 inputs used by management to determine the fair value are the market price and the expected volatility. If the market price were to increase by U.S.$ 0.10 this would increase the obligation by approximately U.S.$ 820 as of December 31, 2018. If the market price were to decrease U.S.$ 0.10 this would decrease the obligation by approximately U.S.$ 828. If the volatility were to increase by 50 basis points this would increase the obligation by approximately U.S.$ 245. If the volatility were to decrease by 50 basis point, this would decrease the obligation by approximately U.S.$ 259 as of December 31, 2018.

Reconciliation of Level 3 fair value measurements:

	December 31, 2018	December 31, 2017	January 1, 2017
Balance of warrant liability as of April 4, 2018 of VISTA	14,840	—	—
Total gains or losses:
– in profit or loss (Note 11.3)	8,860	—	—

Closing balance (Note 17.2)	23,700	—	—

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

17.5.2 Fair value of financial assets and financial liabilities that are not measured at fair value (but fair value disclosures are required)

Except as detailed in the following table, the management consider that the carrying amounts of financial assets and financial liabilities recognized in the consolidated financial statements approximate their fair values as explained in the correspondent notes.

As of December 31, 2018	Carrying amount	Fair Value	Level
Liabilities
Borrowings	304,767	286,734	2

Total liabilities	304,767	286,734

17.6 Financial instruments risk management objectives and policies

17.6.1 Financial Risk Factors

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

Financial risk management is encompassed within the Company’s global policies, there is an integrated risk management methodology focused on monitoring risks affecting the whole Group. The Company’s risk management strategy seeks to achieve a balance between profitability targets and risk exposure levels. Financial risks are those derived from financial instruments the Company and PELSA is exposed to during or at the closing of each period/year. The Company or PELSA did not use derivative instruments to hedge any risk according to its risk management internal policies in the periods/year presented.

Financial risk management is controlled by the Financial Department, which identifies, evaluates and covers financial risks. Risk management systems and policies are reviewed on a regular basis to reflect changes in market conditions and the Company’s activities. This section includes a description of the main risks and uncertainties, which may adversely affect the Company’s strategy, performance, operational results and financial position.

17.6.1.1 Market risks

Foreign exchange risk

The Company’s financial situation and the results of its operations are sensitive to variations in the exchange rate between the U.S. Dollars and Argentina peso (“ARS”) and other currencies. The Company or PELSA does not use derivative financial instruments to mitigate associated exchange rate risks in the periods/year presented.

The majority of the Company´s and PELSA’s sales are directly denominated in dollars or the evolution of its price follows the evolution of the quotation of this currency. The Company and PELSA collect a significant portion of its revenues in ARS pursuant to prices which are indexed to the U.S. dollar, mainly revenues resulting from the sale of gas and crude oil.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

During the period from April 4, 2018 through December 31, 2018, the period from January 1, 2018 through April 3, 2018 and during the year ended December 31, 2017, the Argentine Peso depreciated by approximately 105%, 8% and 17%.

The following tables demonstrate the sensitivity to a reasonably possible change in ARS exchange rates against U.S. Dollars, with all other variables held constant. The impact on the Group’s profit before tax is due to changes in the fair value of monetary assets and monetary liabilities denominated in currencies other that the U.S. Dollar, the functional currency of the Company. As of December 31, 2018, December 31, 2017 and January 1, 2018, there is no additional impact on PELSA´s or the Company´s pre´tax equity because it does not have any item that directly affects equity. The Group’s exposure to foreign currency changes for all other currencies is not material.

	Consolidated Successor As of December 31, 2018	Predecessor As of April 3, 2018	Predecessor As of December 31, 2017
Change in Argentine Peso Rate	+/- 28%	+/- 30%	+/- 17%
Effect in profit before tax	(12,697) / 12,697	(10,381) / 10,381	(5,617) / 5,617
Effect in pre-tax equity	(12,697) / 12,697	(10,381) / 10,381	(5,617) / 5,617

Argentine inflationary environment

Inflation in Argentina has been high for several years, but consumer price inflation (CPI) was not reported consistently. Given the differences in geographical coverage, weights, sampling, and methodology of various inflation series, the average CPI inflation for 2014, 2015, and 2016, and end-of-period inflation for 2015 and 2016 were not reported in the IMF’s April 2018 World Economic Outlook. The 3-year cumulative inflation using different combinations of retail price indices has been in excess of 100% since late 2017. However, the wholesale price index, which had been available consistently for the past three years, was about 75% on a 3-year cumulative basis in December 2017.

During 2018, the Argentine Peso devalued approximately 100%, annual interest rates were raised in excess of 60%, and wholesale price inflation accelerated considerably. The 3-year cumulative rate of inflation reach a level of around 140%.

Price risk

The Company’s financial instruments are not significantly exposed to hydrocarbon international price risks because of the current regulatory, economic, governmental and other policies in force, gas domestic prices are not directly affected in the short-term due to variations in the international market.

Additionally, the Company’s investments in financial assets classified as “FVTPL” are sensitive to the risk of changes in the market prices resulting from uncertainties as to the future value of such financial assets.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Company estimates that provided all other variables remain constant, a revaluation/(devaluation) of each market price detailed below would generate the following increase/(decrease) in the fiscal year’s income/(loss) in relation to financial assets at FVTPL detailed in Note 17.1 to these financial statements:

	Consolidated Successor For the period from April 4, 2018 through December 31, 2018	Predecessor For the period from January 1, 2018 through April 3, 2018	Predecessor For the year ended December 31, 2017
Change in Government bonds	+/- 10%	+/- 10%	+/- 10%
Effect in profit before tax	1,329	1,213	1,513
Change in Mutual funds	+/- 10%	+/- 10%	+/- 10%
Effect in profit before tax	5,096	1,587	212

Cash flow and fair value interest rate risk

The management of the interest rate risk seeks to reduce financial costs and limit the Company’s exposure to interest rate increases.

Indebtedness at variable rates exposes the Company to the interest rate risk on its cash flows due to the possible volatility they may experience. Indebtedness at fixed rates exposes the Company to the interest rate risk on the fair value of its liabilities, since they may be considerably higher than variable rates. As of December 31, 2018, approximately 50% of the indebtedness was subject to variable interest rates, mainly denominated in US dollar, at Libor rate plus an applicable margin. As of December 31, 2018, the variable interest rate was 8.06%. As of December 31, 2017 and January 1, 2017, the Company does not have any borrowings.

The Company seeks to mitigate its interest-rate risk exposure through the analysis and evaluation of (i) the different liquidity sources available in the financial and capital market, both domestic and (if available) international; (ii) interest rates alternatives (fixed or variable), currencies and terms available for companies in a similar sector, industry and risk than the Company; (iii) the availability, access and cost of interest-rate hedge agreements. On doing this, the Company evaluates the impact on profits or losses resulting from each strategy over the obligations representing the main interest-bearing positions.

In the case of fixed rates and in view of the market’s current conditions, the Company considers that the risk of a significant decrease in interest rates is low and, therefore, does not foresee a substantial risk in its indebtedness at fixed rates.

In the period from April 4, 2018 through December 31, 2018, the period from January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017, the Company did not use derivative financial instruments to mitigate risks associated with fluctuations in interest rates.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following chart shows the breakdown of the Company’s and VISTA Argentina borrowings classified by interest rate and the currency in which they are denominated:

	Successor December 31, 2018	Predecessor December 31, 2017	Predecessor January 1, 2017
Fixed interest rate:
U.S dollar	152,048	—	—

Subtotal loans granted at a fixed interest rate	152,048	—	—
Floating interest rates:
U.S dollar	152,719	—	—

Subtotal loans granted at a floating interest rate	152,719	—	—

Based on the conducted simulations, and provided all other variables remain constant, a 1% increase/decrease in variable interest rates would generate the following (decrease)/increase in the period’s results of U.S$ 680.

17.6.1.2 Credit risk

The Company establishes individual credit limits according to the limits defined by the Commercial Department based on internal or external ratings. The Company only operates with high quality credit companies. The Company makes constant credit assessments on its customers’ financial capacity, which minimizes the potential risk for bad debt losses. Customer credit risk is managed centrally subject to the Group’s established policy, procedures and controls relating to customer credit risk management. Outstanding customer receivables are regularly monitored. See below the credit concentration risk of PELSA and the Group.

The credit risk represents the exposure to possible losses resulting from the breach by commercial or financial counterparties of their obligations taken on with the Company or VISTA Argentina. This risk stems mainly from economic and financial factors or a possible counterparty default.

The credit risk is associated with the Company’s or VISTA Argentina commercial activity through customer trade receivables, as well as available funds and deposits in banking and financial institutions.

The Company and VISTA Argentina has established an allowance for expected credit losses. This allowance represents the best estimate by the Company of possible losses associated with trade receivables.

As of December 31, 2018, December 31, 2017 and January 1, 2017, the Company’s and VISTA Argentina´s trade receivables net of their corresponding ECL totaled 78,636, 38,939 and 26,694, out of which 100% are short-term receivables.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Company and VISTA Argentina has the following credit risk concentration regarding its participation on all trade receivables as of and on revenues for the periods/year:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Percentages on total trade receivables:
Oil Market
Trafigura Argentina S.A.	35%	—	—
Shell Cía. Argentina de Petróleo S.A.	31%	—	—
Pampa Energía S.A.	—%	52%	44%
Natural Gas
Pampa Comercializadora S.A.	—%	16%	—
Rafael G. Albanesi S.A.	—%	—	—

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Percentages on total revenues from contracts with customers
Oil Market
Shell Cía. Argentina de Petróleo S.A.	40%	—%	—%
Trafigura Argentina S.A.	34%	—%	—%
Pampa Energía S.A.	13%	100%	78%
YPF S.A.	12%	—%	—%
Oil Combustibles S.A.	—%	—%	22%
Natural Gas
Rafael G. Albanesi S.A.	26%	—%	—%
San Atanasio Energía S.A.	10%	—%	—%
Cía. Inversora de Energía S.A.	13%	—%	—%
Pampa Comercializadora S.A.	—%	23%	41%
Pampa Energía S.A.	—%	66%	19%
Total Gas Marketing Cono Sur S.A.	—%	11%	9%
CAMMESA	—%	—%	20%

No other single client has a participation on the total amount of these receivables or revenues exceeding 10% in each of the periods presented.

An impairment analysis is performed at each reporting date on a case-by-case basis to measure expected credit losses. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. The Group does not hold collateral as security. The Group evaluates the concentration of risk with respect to trade receivables as high, as its customers are concentrated as detailed above.

Set out below is the information about the credit risk exposure on the Group’s trade receivables:

Successor—December 31, 2018
	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	44,374	7,965	3,833	—	56,172
Expected credit loss	—	—	(257)	—	(257)

Predecessor—December 31, 2017
Days past due	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	38,261	678	—	6,161	45,100
Expected credit loss	—	—	—	6,161	6,161

Predecessor—January 1, 2017
	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	25,143	753	7,092	—	32,988
Expected credit loss	—	—	6,294	—	6,294

The credit risk of liquid funds and other financial investments is limited since the counterparties are high credit quality banking institutions. If there are no independent risk ratings, the risk control area evaluates the customer’s creditworthiness, based on past experiences and other factors.

Additionally, the Company’s Natural Gas Promotion Program compensation depends on the Argentine Government’s ability and willingness to pay. Before the Government authorized the issuance of dollar-denominated sovereign bonds or an instalments settlement plan to cancel outstanding debts under the Program, VISTA Argentina suffered certain delays in the collection of such compensation. Afterwards, during June and July 2016 VISTA Argentina received BONAR 2020 as compensation for amounts due as at December 2015. During 2017 the collection of the compensations by VISTA Argentina were delayed beyond original terms. The Company may not guarantee that it will be able to properly collect the offered compensations, which might give rise to a claim to the Argentine Government. The Natural Gas Promotion Program is no longer in place; therefore, the Company is not generating any new receivables from the Argentina Governments.

17.6.1.3 Liquidity risk

The liquidity risk is associated with the Company’s capacity to finance its commitments and conduct its business plans with stable financial sources, as well as with the indebtedness level and the financial debt maturities profile. The cash flow projection is made by the Financial Department.

The Company management supervises updated projections on liquidity requirements to guarantee the sufficiency of cash and liquid financial instruments to meet operating needs. In this way, the aim is that the Company does

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

not breach indebtedness levels or the Covenants, if applicable, of any credit facility. Those projections take into consideration the Company’s debt financing plans, the compliance of the covenants and, if applicable, the external regulatory or legal requirements such as, for example, restrictions on the use of foreign currency.

Excess cash and balances above working capital management requirements are managed by the Company’s Treasury Department, which invests them in term deposits, mutual funds, selecting instruments having proper currencies and maturities, and an adequate credit quality and liquidity to provide a sufficient margin as determined in the previously mentioned projections.

The Company keeps its sources of financing diversified between banks and the capital market, and it is exposed to the refinancing risk at maturity.

The determination of the Company’s liquidity index as of December 31, 2018, December 31, 2017 and January 1, 2017 is detailed below:

	Successor— December 31, 2018	Predecessor - December 31, 2017	Predecessor— January 1, 2017
Current assets	185,145	101,324	81,815
Current liabilities	134,118	32,143	39,629
Index	1.38	3.15	2.06

The following table includes an analysis of the Company financial liabilities, grouped according to their maturity dates and considering the period remaining until their contractual maturity date from the date of the financial statements.

The amounts shown in the table are the contractual undiscounted cash flows.

As of December 31, 2018	Financial liabilities excluding borrowings	Borrowings	Total
Not yet due:
Less than three months	—	10,352	10,352
Three months to one year	84,334	—	84,334
One to two years	1,008	26,471	27,478
Two to five years	23,700	267,944	291,644

Total	109,042	304,767	413,808

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of December 31, 2017	Financial liabilities excluding borrowings	Borrowings	Total
Not yet due:
Less than three months	29,890	—	29,890
Three months to one year	1,401	—	1,401
One to two years	852	—	852
Two to five years	4,945	—	4,945
More than five years	15,642	—	15,642

Total	52,730	—	52,730

As of January 1, 2017	Financial liabilities excluding borrowings	Borrowings	Total
Not yet due:
Less than three months	33,315	—	33,315
Three months to one year	5,454	—	5,454
One to two years	860	—	860
Two to five years	5,204	—	5,204
More than five years	13,740	—	13,740

Total	58,573	—	58,573

Note 18. Inventories

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Materials and spare parts	15,465	6,747	7,900
Crude oil	2,722	1,468	9,024

Total	18,187	8,215	16,924

Note 19. Cash, bank balances and short term investments

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Cash	—	1	1
Banks	13.254	183	1,427
Mutual funds	52,793	2,122	3,955
Government bonds	14,861	34,391	17,068
Government notes	—
Time deposits	—	138	2,266

Total	80,908	36,835	24,717

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and in banks, mutual funds and time deposits with a maturity less than three month used by the Company and its Predecessor as part of its cash management. Cash and cash equivalents at the end of the reporting period as shown in the statement of cash flows can be reconciled to the related items in the statement of financial position as follows:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Cash, banks and short term investments	80,908	36,835	24,717
Less
Government bonds	(14,861)	(34,391)	(17,068)
Government notes	—	—	—

Cash and cash equivalents	66,047	2,444	7,649

Note 20. Share Capital and Capital Risk Management

20.1.1 Share capital

The following chart shows a reconciliation of the movements in equity of the Company from April 4, 2018 through December 31, 2018:

	Series A— Publicly traded shares (1)	Series A— Private Offering (2)	Series B (3)	Series C (4)	Total
Balances as of April 4, 2018	—	—	25	—	25
Number of shares	—	—	16,250,000	2	16,250,002

Net value of Series A shares on April 4, 2018	627,582	90,238	—	—	717,820
Number of shares	65,000,000	9,500,000	—	—	74,500,000
Net value of Series A shares redeemed on April 4, 2018	(204,590)	—	—	—	(204,590)
Number of shares	(20,340,685)	—	—	—	(20,340,685)
Net value of Series B shares converted into Series A shares on April 4, 2018	25		(25)		—
Number of shares	16,250,000		(16,250,000)		—

Balance as of December 31, 2018	423,017	90,238	—	—	513,255
Number of shares	60,909,315	9,500,000	—	2	70,409,317

1) Series A Publicly Traded Shares

On August 15, 2017, the Company concluded its IPO in the Mexican Stock Exchange. As a result of this IPO, the Company issued on that date 65,000,000 Series A common shares for an amount of 650,017 minus the offering

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

fees of 9,988. This Series A common shares were redeemable during the first 24 months of the IPO or at the shareholders election once the Initial Business Combination were approved.

The funds received form the Initial Public Offering on the Mexican Stock Exchange for 650,017 on August 15, 2017 were invested in a security deposit account located in the United Kingdom (the “Escrow Account”) with Citibank N.A. London branch acting as depository. Those funds were deposited in an interest-bearing account and the Company used those amounts in connection with the Initial Business Combination or for reimbursements to Series A shareholders that exercised their redemption rights.

After the initial recognition, the funds received from the Series A shares, net of offer expenses, were measured subsequently at their amortized cost using the effective interest rate method. Profits and losses were recognized in profit or loss when the liabilities are written off, as well as through the amortization process through the method of the effective interest rate.

On April 4, 2018, the Company consummated its Initial Business Combination and consequently the monies accumulated in the Escrow Account for an amount of 653,781 were used to complete the acquisitions related thereto and perform reimbursements of Series A shareholders that elect to do so.

About 31.29% of the holders of the Series A redeemable common shares exercised their redemption rights aforementioned; as a result, 20,340,685 shares were redeemed for an amount of 204,590 (Note 17.1.1). The resources came from the cash held in the Escrow Account. The holders of remaining Series A redeemable common shares decided not to exercise their redemption right and, as a result, an amount of 442,491 net of offering expenses paid for an amount of 19,500, was capitalized on that date. . In addition on the same date the Company paid deferred offering expenses at IPO for 19,500. The capitalization of 442,491 did not generate cash flow, while the payment of offering expenses was made using the proceeds held in the Escrow Account (Note 17.1.1).

2) Series A Private Offering

On December 18, 2017, the shareholders’ meeting approved an increase in the variable capital stock for an amount of 1,000,000 through the subscription of 100,000,000 Series A common shares as a result of a potential Initial Business Combination disclosed in Note 31. On April 4, 2018 an amount of 9,500,000 Series A common shares were fully paid and subscribed for an amount of 95,000 through a shares’ subscription process approved by the shareholders. In addition, 500,000 Series A common shares amounting for 5,000,000 were also committed as part of the same subscription process, Aggregate costs associated with the shares’ subscription process amount for 4,073 with a share issue cost of 4.07.

As disclosed in Note 33, on March 22, 2018, the Company shareholders’ meeting approved 8,750,000 common shares to be held in treasury to be used to implement the Long Term Incentive Plan (LTIP), at the discretion of the Administrator of the Plan, based on the opinion of independent experts.

The remaining Series A common shares issued on December 18, 2017 not used for purposes of completing the shares’ subscription process described above or for the LTIP, were cancelled on April 4, 2018 pursuant to the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

terms approved by the shareholders on December 18, 2017. As part of the LTIP, the Company will enter into a trust agreement (the “Administrative Trust”) to deposit the Series A shares to be used thereunder. As of the issuance date of these financial statements, the Company is in the process to execute such Administrative Trust.

3) Series B

Prior to the Company´s initial global offering, by means of unanimous shareholders’ resolutions dated May 30, 2017, the shareholders of the Company, among other matters, resolved to increase the variable portion of the capital stock of the Company in the amount of 25,000, through the issuance of common, nominative, shares, with no expression of their nominal par value.

As of December 31, 2018, the Company´s variable share capital consists of 70,409,315 Series A common shares with no face value each and each granting the right to one vote, issued and fully paid. As of December 31, 2018, the authorized common capital of the Company includes 47,476,668 Series A common shares in its treasury; which can be used in connection with the Warrants, the Forward Purchase Agreements and LTIP.

4) Series C

The variable portion of the Company´s capital stock is of unlimited amount pursuant to the bylaws and the applicable laws, whereas, the fixed portion of the Company´s capital stock is divided into two class C shares.

20.1.2 Forward purchase agreement

On August 15, 2017, the Company agreed to entered into a forward purchase agreement (the “FPA”) pursuant to which Riverstone Vista Capital Partners, L.P. (“RVCP”) agreed to purchase a total of up to 5,000,000 series A shares and up to 5,000,000 warrants (“FPA Warrants”) for a total purchase price of 50,000 (or 10 per unit) in exchange for an advance payment of RCVP. The FPA warrants when issued, will be subject to the same terms than the Warrants.

On February 15, 2018 (as amended and restated on March 29, 2018), the Company entered into a subscription agreement (the “Subscription Agreement”) with Kensington Investments, B.V. (“Kensington”), whereby it agreed to purchase 500,000 additional series A shares for an aggregate amount of 5,000. As disclosed in Note 34, on February 13, 2019 the Company performed the closing of the transaction.

20.2 Capital risk management

On managing capital, the Company aims to safeguard its capacity to continue operating as an on-going business with the purpose of generating return for its shareholders and benefits to other stakeholders, and keeping an optimal capital structure to reduce the cost of capital.

In line with industry practices, the Company monitors its capital based on the leverage ratio. This ratio is calculated by dividing the net debt by the total capital. The net debt equals the total indebtedness (including

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

current and non-current indebtedness) minus cash, bank balances and short term investments. The total capital corresponds to the shareholders’ equity as shown in the statement of financial position including all reserves, plus the net debt.

The Company manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares, conduct stock purchase programs or sell assets to reduce its debt.

Financial leverage ratios as at December 31, 2018, is as follows:

Successor— December 31, 2018
Total borrowings	304,767
Less: cash, bank balances and short term investments	(80,908)

Net debt	223,859
Total capital attributable to owners	479,656

Leverage ratio	47%

No changes were made in the objectives, policies or processes for managing capital during the period from April 4, 2018 through December 31, 2018.

This ratio was not calculated for PELSA as of December 31, 2017 and January 1, 2017, as PELSA did not have any indebtness as of those dates.

Note 21. Provisions

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Non-Current
Asset retirement obligation	15,430	15,642	13,740
Environmental remediation	756	260	831

Total Non-current provision	16,186	15,902	14,571

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Current
Provisions for contingencies	349	55	375
Asset retirement obligation	823	—	—
Environmental remediation	2,968	852	860
Others	—	—	380

Total Current provisions	4,140	925	1,615

Movements of the period/year on the provision for contingencies:

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
At the beginning of the period/year	51	55	375
Increases (Note 10.2)	151	2	2,566
Unwinding of discount	240
Increases for business combination (Note 30)	—
Amounts incurred due to payments/utilization	(9)	(6)	(2,886)
Exchange differences	(84)

At the end of the period/year	349	51	55

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Movements of the period/year on the provision for asset retirement obligation:

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
At the beginning of the period/year	15,587	15,642	13,740
Increases for business combination (Note 31)	11,201	—	—
Unwinding of discount (Note 11.3)	897	233	815
Reclassification	—	—	73
Decreases (*)	(11,839)	—	(55)
Amounts incurred due to payments/utilization	—	—	(221)
Increase / (Decrease) from change in estimates capitalized	407	(288)	1,290
Reversal of unused amounts (Note 10.1)	—	—	—

At the end of the period/year	16,253	15,587	15,642

(*)	Mainly related to the increase in the discount rate due to the change in the macroeconomic conditions and cost efficiencies.

Movements of the period/year on the provision for environmental remediation:

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
At the beginning of the period/year	1,002	1,112	1,691
Increases for business combinations (Note 31)	4,044	—	—
Increases (Note 11.3)	1,168	12	—
Reclassification	—	—	(571)
Decreases (*)	(2,490)	(122)	(8)

At the end of the period/ year	3,724	1,002	1,112

(*)	Includes exchange differences

21.1 Provision for Environmental remediation

The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on the Company´s business.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

21.2 Provision for asset retirement obligation

In accordance with the regulations applicable in the countries where the Company (directly or indirectly through subsidiaries) performs oil and gas exploration and production activities, the Company must incur costs associated with asset retirement obligation. The Company has not pledged any assets for settling such obligations.

The asset retirement obligation provision represents the present value of decommissioning costs relating to oil and gas properties, which are expected to be incurred up to the end of each concession, when the producing oil and gas wells are expected to cease operations. These provisions have been created based on the Group’s internal estimates or Operator’s estimates, as applicable. Assumptions based on the current economic environment have been made, which management believes form a reasonable basis upon which to estimate the future liability. These estimates are reviewed regularly to take into account any material changes to the assumptions. However, actual asset retirement obligation costs will ultimately depend upon future market prices for the necessary asset retirement obligation works required that will reflect market conditions at the relevant time. Furthermore, the timing of asset retirement obligation is likely to depend on when the fields cease to produce at economically viable rates. This, in turn, will depend upon future oil and gas prices, which are inherently uncertain.

The discount rate used in the calculation of the provision as of December 31, 2018, December 31, 2017 and January 1, 2017 equaled to 10.03%, 4.83% and 5.93%, respectively.

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

21.3 Provision for contingencies

The Company (directly or indirectly through subsidiaries) is a party to several civil, commercial, tax and labor proceedings and claims that arise in the ordinary course of its business. In determining a proper level of provision to estimate the amounts and probability of occurrence, the Company has considered its best estimate with the assistance of legal and tax advisors.

The determination of estimates may change in the future due to new developments or unknown facts at the time of evaluation of the provision. As a consequence, the adverse resolution of the evaluated proceedings and claims could exceed the established provision.

As of December 31, 2018, December 31, 2017 and January 1, 2017, the Group and the Predecessor Company are involved in various claims and legal actions arising in the ordinary course of business. Out of the total claims and legal actions in the aggregate claimed amount of 391, 22,373 and 26,601, respectively as of such dates, management has estimated a probable loss of 349, 55 and 375, respectively. These amounts have been accrued for in the statements of financial position within “Provisions for contingencies”.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

In addition, certain proceedings are considered to be contingent liabilities related to labor, civil, commercial and other actions which, based on the plaintiffs’ claims, as of December 31, 2018, December 31, 2017 and January 1, 2017, amount to a total of 42, 22,169 and 957, respectively, and which the Company has not recognized them as it is not probable that an outflow of resources embodying economic benefits will be required to settle the obligation. See note 27 for additional details on the main contingent liability as of December 31, 2018 and December 31, 2017.

There are no individual claims or other matters, that individually or in the aggregate, have not been provisioned or disclosed by the Company, which amounts are material to the financial statements.

The Company, bearing in mind the opinion of the Group’s legal counsel, considers that the amount of the provision is sufficient to afford the contingencies that may occur.

Note 22. Employee defined benefits plans obligation

The main characteristics of benefit plans granted only to certain employees from the Entre Lomas joint operation are detailed below.

Compensatory plan: Benefit plan whereby Company employees meeting certain conditions, who have participated in the defined benefit plan in an uninterrupted manner and who, having joined the Company before May 31, 1995, have the required number of years of service, are eligible to receive upon retirement a certain amount according to the provisions of the plan. The benefit is based on the last computable salary and the number of years working for the Company after deducting the benefits from the Argentine pension system managed by Administración Nacional de Seguridad Social (“ANSES”). At the time of retirement, employees are entitled to receive a monthly payment at constant value, which is updated at the end of each year by the Consumer Price Index (CPI) published by the Institute of National Statistics and Census (Instituto Nacional de Estadísticas y Censos or “INDEC”) of Argentina. In case that during a certain year the variation of it exceeds 10%, the payment is adjusted provisionally once this percentage has been exceeded.

This plan requires the Company to contribute to a trust fund. The plan calls for a contribution to a fund exclusively funded by the Company and without any contribution by the employees. The assets of the fund are contributed to a trust fund and invested in US dollar-denominated money market instruments or fixed term deposits in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. In addition, although there is no target asset allocation for the following years, funds are mainly invested in U.S. government bonds and U.S. treasury notes, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in banks rated A+ or higher in the United States of America, in accordance with the Trust Agreement dated on March 27, 2002 entered with The Bank of New York Mellon, duly amended by the Permitted Investment Letter dated on September 14, 2006. The Bank of New York Mellon is the trustee and Willis Towers Watson is the managing agent. In case there is an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, the Company will be entitled to choose how to use such excess, in which case it may have to notify the trustee thereof. As of December 31, 2018, the funds of the plan were deposited in a bank account belonging to the trust fund and are not invested in any money market instrument. The Company cannot dispose of such funds.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following tables summarize the components recognized in the statement of profit or loss and other comprehensive income for defined benefit plans and the evolution of the obligations for defined benefit plans in the statement of financial position:

	Successor—December 31, 2018
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the year
Liabilities at the beginning of period	(10,481)	5,656	(4,825)
Increase for business combination	(3,847)	2,076	(1,771)
Items classified in profit or loss
Current services cost	(99)	—	(99)
Cost for interest	(446)	(20)	(466)
Reductions	177	—	177
Exchange differences on translation gain (loss)	257	—	257
Items classified in other comprehensive income
Actuarial gains	2,698	—	2,698
Benefit payments	727	(727)	—
Contributions paid	—	727	727

At the end of period	(11,014)	7.712	(3,302)

	Predecessor—April 3, 2018
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the year
Liabilities at the beginning of period	(10,317)	5,634	(4,683)
Items classified in profit or loss
Current services cost	(38)	—	(38)
Cost for interest	(126)	—	(126)
Return on plan assets	—	56	56
Exchange differences on translation	(57)	(34)	(91)
Items classified in other comprehensive income
Actuarial losses (gains) (2)	(89)	—	(89)
Benefit payments	146	(146)	—
Contributions paid	—	146	146

At the end of period	(10,481)	5,656	(4,825)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Predecessor – December 31, 2017
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the year
Liabilities at the beginning of the year	(9,962)	5,596	(4,366)
Items classified in profit or loss
Current services cost	(161)	—	(161)
Cost for interest	(484)	—	(484)
Return on plan assets	—	38	38
Exchange differences on translation	243	—	243
Items classified in other comprehensive income
Actuarial losses (gains)	(355)		(355)
Benefit payments	402	(402)	—
Contributions paid	—	402	402

At the end of the year	(10,317)	5,634	(4,683)

The fair value of the plan assets at the end of each reporting period by category, are as follows:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Cash and cash equivalents	7,712	69	1,265
Debt instruments categorized by issuers’ credit rating:
- AAA (U.S. Treasury notes)	—	5,565	4,331

Total	7,712	5,634	5,596

Estimated expected benefits payments for the next ten years are shown below. The amounts in the table represent the undiscounted cash flows and therefore do not reconcile to the obligations recorded at the end of the year.

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Less than one year	743	507	444
One to two years	825	516	439
Two to three years	811	635	438
Three to four years	800	669	562
Four to five years	783	666	587
Six to ten years	3,869	3,678	3,237

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Significant actuarial assumptions used were as follows:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Discount rate	5.00%	5.00%	5.00%
Assets return rate	—	5.00%	5.00%
Salaries increase
Up to 35 years old	1.00%	1.00%	1.00%
From 36 to 49 years old	1.00%	1.00%	1.00%
More than 50 years old	1.00%	1.00%	1.00%

The following sensitivity analysis shows the effect of a variation in the discount rate and salaries increase on the obligation amount.

If the discount rate would be 100 basis points higher (lower), the defined benefit obligation would decrease by 1,011 (increase by 1,203) as of December 31, 2018, decrease by 1,011 (increase by 1,203) as of December 31, 2017 and decrease by 1,074 (increase by 1,300) as of January 1, 2017.

If the expected salary growth increases (decreases) by 1%, the defined benefit obligation would increase by 197 (decrease by 183) as of December 31, 2018, increase by 197 (decrease by 183) as of December 31, 2017 and increase by 621 (decrease by 557) as of January 1, 2017.

The sensitivity analyses above have been determined based on reasonably possible changes of the respective assumptions occurring at the end of each reporting period, based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. Therefore, the presented analysis may not be representative of the actual change in the defined benefit obligation. The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the prior period.

Furthermore, in presenting the above sensitivity analysis, the present value of the defined benefit obligation has been calculated using the projected unit credit method at the end of each reporting period, which is the same as that applied in calculating the defined benefit obligation liability recognized in the statement of financial position.

There was no change in the methods and assumptions used in preparing the sensitivity analysis from prior years.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 23. Salaries and social security payable

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Current
Salaries and social security contributions	925	249	253
Short-term employee benefits	1,052	681	891
Provision for gratifications and bonus	4,371	1,610	1,243

Total current	6,348	2,540	2,387

Note 24. Other taxes and royalties payable

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Non-current
Payment plans	—	2	7

Total non-current	—	2	7

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Current
Value added tax	—	486	—
Tax withholdings payable	909	974	1,054
Royalties	5,467	2,452	2,436
Extraordinary canon (Note 1.2.4 and Note 10.2)	—	2,251	2,072
Turnover tax	139	124	284

Total current	6,515	6,287	5,846

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 25. Accounts payable and accrued liabilities

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Non-Current
Accrued liabilities:
Extraordinary canon on SGIC	1,008
Total non-current accounts payable and accrued liabilities	1,008
Current
Accounts payable:
Suppliers	73,609	19,764	17,733
Customer advances	—	—	5,850
Related parties (Note 26)	—	1,226	744
Total current accounts payable	73,609	20,990	24,327
Accrued liabilities:
Concession extension bonus Bajada del Palo payable (Note 29.3.2)	7,899	—	—
Extraordinary canon on SGIC	769	—	—
Balances with joint operations	1,023	—	—
Directors’ fees	1,034	—	—

Total current accrued liabilities	10,725	20,990	24,327

Total current accounts payable and accrued liabilities	84,334	20,990	24,327

Due to the short-term nature of the current payables and other payables, their carrying amount is considered to be the same as their fair value. The carrying amount of the non-current accrued liabilities does not differ significantly from its fair value.

Note 26. Related parties transactions and balances

Note 2.3 provides information about the Group’s structure, including details of the subsidiaries, the holding company (Successor) and the Predecessor Company.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period/year.

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Revenue from crude oil
Pampa Energía S.A. (former Parent of PELSA)	—	31,501	114,564
Revenue from natural gas
Pampa Energía S.A. (former Parent of PELSA)	—	2,647	8,832
Transportadora Gas del Sur S.A. (Subsidiary of the former Parent of PELSA)	—	—	684
Central Térmica Güemes S.A. (Subsidiary of the former Parent of PELSA)	—	—	455
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)		7,726	18,886
Exploitation services
Veta Escondida y Rincón de Aranda U.T.E. (Joint operation in which the former parent of PELSA participate)	—	32	412
Purchases of goods and services
SHM S. de R.L. de C.V. (affiliate of Riverstone Holdings, LLC —Shareholder of VISTA)	186	—	—
Pampa Energía S.A. (former Parent of PELSA)	—	(546)	(1,767)
Selling expenses
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	(91)	(364)
Oleoductos del Valle S.A. (Subsidiary of the former Parent of PELSA)	—	(610)	(2,962)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Key management personnel remuneration

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Short-term employee benefits	5,368	235	2,417
Termination benefits	—	—	1,167
Share-based payments	3,533	—	—

Total	8,902	235	3,584

The amounts disclosed in the table are the amounts recognized as an expense during the reporting period/year related to key management personnel.

As disclosed in Note 20.1, on May 30, 2017, VISTA entered into a private placement agreement with VISTA´s independent directors and former independent director for the purposes of selling them 132,000 series B shares that were later converted into and as of December 31, 2018 are in the form of 132,000 series A shares representing VISTA´s capital stock.

Finally, as disclosed in Note 20.1, on August 1, 2017 Vista’s Sponsor, comprised by Vista Sponsor Holdings, L.P. and the Management Team, purchased of 29,680,000 warrants. Vista Sponsor Holdings, L.P., a limited partnership organized under the laws of Ontario, Canada, is controlled by senior professionals of Riverstone Investment Group LLC (“Riverstone”), a Delaware limited liability company, together with its affiliates and affiliated funds.

Balances with related parties:

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Trade receivables
Pampa Energía S.A. (former Parent of PELSA)	—	20,331	11,858
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	6,389	—

Total	—	26,720	11,858
Other receivables
Pampa Energía S.A. (former Parent of PELSA)	—	20	57
Veta Escondida y Rincón de Aranda U.T.E. (Joint operation in which the former parent of PELSA participate)	—	303	321

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
APCO Oil and Gas International Inc. Suc.Arg. (Entity with significant influence over the Group)	—	69	67
APCO Oil and Gas International Inc. (Entity with significant influence over the Group)	—	183	—

Riverstone Vista Capital Partners L.P.

Total	—	575	445
Trade payable and accrued liabilities
Pampa Energía S.A. (former Parent of PELSA)	—	674	348
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	32	—
Oleoductos del Valle S.A. (Subsidiary of the former Parent of PELSA)	—	266	232
APCO Oil and Gas International Inc. Suc. Arg.	—	254	164

Total	—	1,226	744

Outstanding balances at the period-end/year-end are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables. For the period beginning April 4, 2018 through December 31, 2018, for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017, the Group has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken at each period/ year-end through examining the financial position of the related party and the market in which the related party operates.

Term Purchase Contract

As disclosed in Note 20.1.2, in August 2017, the Company entered into the FPA, pursuant to which RVCP agreed to purchase a total of up to 5,000,000 shares of the common capital of Series A of the Company, plus a total of up to 5,000,000 optional warrants to purchase one-third of a Series A share at a strike price of 11.5 U.S. Dollar per share (“FPA Warrants”), for a total purchase price of up to 50,000 or 10 U.S. Dollars per unit (as a whole, the “Units of the Term Purchase”) in exchange for an advance payment of RCVP as consideration for the execution of the FPA. Each of the FPA Warrants has the same terms as each one of the Sponsor Warrants.

There are no other related party transactions.

Note 27. Commitments and contingencies

For a description of the Company’s investment commitments regarding their oil and gas properties, see note 29.4.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

27.1 Producers and Refiners Agreement

In January 2003, the Argentine Executive branch required oil producers and refiners to sign an agreement to set the price of West Texas Intermediate (WTI), which is used as a basis to determine PELSA’s oil sales prices at U.S. Dollars 28.50 per barrel through April 30 of 2004, the date on which the agreement ended. According to the provisions of the agreement, the differences that were generated between the price of the WTI and the reference limit of 28.50 would be paid at the time that the WTI was below U.S. Dollars 28.50 and VISTA Argentina continued charging U.S. Dollars 28.50, for the time necessary for the payment of the same.

As of December 31, 2018, December 31, 2017 and January 1, 2017, the cumulative differences between the actual WTI prices and the reference limit of $28.50 was deemed as a contingent asset for the Company of approximately 11,608; and for VISTA Argentina of 11,210 and 10,813, respectively, thus it has not been recorded since its collection has been assessed as not virtually certain.

27.2 Asociación de Superficiarios de la Patagonia (ASSUPA)

On July 1, 2004, VISTA Argentina was notified about a complaint filed against it. In August 2003, ASSUPA sued 18 companies operating exploitation concessions and exploration permits in the Neuquén Basin, VISTA Argentina being one of them, claiming the remediation of the general environmental damage purportedly caused in the execution of such activities, in addition to the establishment of an environmental restoration fund, and the implementation of measures to prevent environmental damages in the future. The plaintiff requested that the Argentine Government, the Federal Environmental Council (Consejo Federal de Medio Ambiente), the Provinces of Buenos Aires, La Pampa, Neuquén, Río Negro and Mendoza and the Ombudsman of the Nation be summoned. It requested, as a preliminary injunction, that the defendants refrain from carrying out activities affecting the environment. Both the Ombudsman’s summons as well as the requested preliminary injunction were rejected by the Supreme Court of Justice of Argentina (“CSJN”). PELSA has answered the demand requesting its rejection, opposing failure of the plaintiff. The CSJN gave the plaintiffs a term to correct the defects in the complaint. On August 26, 2008, the CSJN decided that such defects had already been corrected and on February 23, 2009, ordered that certain provinces, the Argentine Government and the Federal Environmental Council be summoned. Therefore, pending issues were deferred until all third parties impleaded appear before the court. As of the date of issuance of these financial statements, the provinces of Río Negro, Buenos Aires, Neuquén, Mendoza, and the Argentine government have made their presentations, which are not available to PELSA nor the Company, yet. The Provinces of Neuquén and La Pampa have claimed lack of jurisdiction, which was answered by the plaintiff.

On December 30, 2014, the CSJN issued two interlocutory judgments. The one related to PELSA supported the claim of the Provinces of Neuquén and La Pampa, and declared that all environmental damages related to local and provincial situations were outside the scope of its original jurisdiction, and that only “inter-jurisdictional situations” (such as the Colorado River basin) would fall under its jurisdiction. The Court also rejected precautionary measures and other proceedings related to such request.

PELSA and the Group, considering the opinion of the Group’s legal counsel, concluded that it is not probable that an outflow of resources embodying economic benefits will be required to settle this obligation.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 28. Leases

Operating leases as lessee

As of December 31, 2018, the Company has entered into operating leases for buildings, office equipment and items of plant and machinery. These leases have an average life from 3 to 5 years for real estate lease and 2 to 3 years for office equipment and items of plant and machinery. In the cases of real estate lease with renewal terms at the option of the lessee, whereby the Company can extend at lease terms based on market prices at the time of renewal. There are no restrictions placed upon the Company as a result of entering into these leases.

The common terms of these lease contracts are that payments (installments) are fixed amounts; there are neither purchase option clauses, except for the cases of machinery lease agreements that have an automatic renewal clause for the term thereof; and there are prohibitions such as: transferring or sub-leasing the building, changing its use and/or making any kind of modifications thereto. All leases have cancelable terms and a term in average of 2 to 3 years. The general terms and conditions of the leases preview possibility of anticipated termination.

As of December 31, 2018, December 31, 2017 and January 1, 2017 future minimum payments with respect to non-cancellable operating leases of use are as follow:

	Successor – December 31, 2018	Predecessor - December 31, 2017	Predecessor— January 1, 2017
2017	—	—	276
2018	—	10	12
2019	8,973	—	—
2020	2,776	—	—
2021	3,690	—	—
2022	2,729	—	—
2023	363	—	—

Total future minimum lease payments	18,531	10	288

Total expenses for operating leases of use for the period beginning April 4, 2018 through December 31, 2018, for the period beginning January 1, 2018 through April 3, 2018 and for the year ended December 31, 2017 were 12,307, 10 and 276, respectively.

Note 29. Operations in hydrocarbon consortiums

29.1 General considerations

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina are operated pursuant to concession production agreements with free hydrocarbons availability.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

According to Law No.17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties.

In the event of an extension, the payment of an additional royalty of up to 3% will be applicable at the time of the first extension. The rate of royalty for first extension will be 15%. For the following extensions the royalties will be increased to a maximum of 18%.

29.2 Oil and gas properties and participation in joint-operations

As of December 31, 2018, the Company is part of the joint operations and consortia for the exploration and production of oil and gas as indicated below:

	Location	Working interest			Duration Up To
Name		Direct	Indirect	Operator
Argentine production
25 de Mayo—Medanito S.E.	Río Negro	—	100%	VISTA Argentina	2026

Jagüel de los Machos	Río Negro	—	100%	VISTA Argentina	2025

Bajada del Palo Este	Neuquén	—	100%	VISTA Argentina	2053

Bajada del Palo Oeste	Neuquén	—	100%	VISTA Argentina	2053

Entre Lomas	Río Negro and Neuquén	—	100%	VISTA Argentina	2026

Agua Amarga (“Charco del Palenque” y “Jarilla Quemada”)	Río Negro	—	100%	VISTA Argentina	2034/2040

Coirón Amargo Sur Oeste	Neuquén	—	10%	O&G Development Ltd. S.A.	2053

Coirón Amargo Norte	Neuquén	—	55%	APCO	2036

Acambuco	Salta	—	1,5%	Pan American Energy	2036

Sur Río Deseado Este	Santa Cruz	—	16,95%	Petrolera Argentina S.A.	2021

Águila Mora	Neuquén	—	90%	APCO	2019

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Location	Working interest			Duration Up To
Name		Direct	Indirect	Operator

México production

Cuenca del Sureste Basin (Bloque CS-01)	Tabasco	—	50%	Vista II	2047

Cuenca del Sureste Basin (Bloque A-10)	Tabasco	—	50%	Vista II	2047

Tampico- Misantla (Bloque TM-01)	Tabasco	—	50%	Jaguar	2047

As of December 31, 2017 and January 1, 2017, PELSA is part of the joint operations and consortia for the exploration and production of oil and gas as indicated below:

	Location	Working interest			Duration Up To
Name		Direct	Indirect	Operator
Argentine production
Bajada del Palo	Neuquén	73.15%	—	PELSA	2025
Entre Lomas	Río Negro and Neuquén	73.15%	—	PELSA	2026
Agua Amarga	Río Negro	73.15%	—	PELSA	2034/2040

Summarized financial information in respect of the Group’s and Vista Argentina´s material joint operations which assets, liabilities, revenues and expenses are not accounted for at 100% in the Group´s and Vista Argentina´s financial statements is set out below. The summarized financial information below represents amounts prepared in accordance with IFRSs at their respective working interests, adjusted by the Group for accounting purposes.

	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Assets
Non-current assets	14,950	257,009	284,324
Current assets	1,488	12,626	15,793
Liabilities
Non-current liabilities	483	8,151	5,071
Current liabilities	3,307	28,757	26,982

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018	Predecessor for the period from January 1, 2018 through April 3, 2018	Predecessor for the year ended December 31, 2017
Cost of sales	(12,120)	(40,846)	(195,200)
Selling expenses	(46)	(5,304)	(23,439)
General and administrative expenses	(230)	(1,494)	(6,949)
Exploration expenses	(2)	(134)	(1,049)
Other operating income and expenses, net	(390)	51	5,943
Financial results, net	988	1,706	2,078

Total costs and expenses for the period/year	(11,800)	(46,021)	(218,616)

29.3 Concession and changes in working interest oil and gas properties

29.3.1 Entre Lomas area

Entre Lomas joint operation partners are VISTA Argentina and APCO SAU with a working interest of 77% and 23%, respectively. VISTA Argentina is the operator and participates in the concession for the exploitation of hydrocarbons in the Entre Lomas area, located in the provinces of Río Negro and Neuquén. The concession contract, renegotiated in 1991 and 1994, granted the availability of crude oil and natural gas produced, and determined the term of the concession until January 21, 2016.

VISTA Argentina reached a renegotiation agreement with the Province of Río Negro for the concession of the Entre Lomas Area, signed on December 9, 2014, approved by Provincial Decree No. 1,706 / 2014 and ratified by the Honorable Provincial Legislature in its session of December 30, 2014. Through this agreement PELSA agreed to extend the Entre Lomas Area Concession until January 2026, committing, among other conditions, the payment of a Fixed Bond and a Contribution to Social Development and Institutional Strengthening, the complementary contribution equivalent to 3% of oil and gas production and an important plan for the development and exploration of reserves and resources, and environmental remediation.

In 2009, the Neuquén provincial government negotiated and granted ten-year extension period with various companies. In the third-quarter of 2009, the concession contract for the portion of the Entre Lomas concession located in the Neuquén province was extended to January 2026. This extension agreement does not apply to the portion of the Entre Lomas concession located in Río Negro province that was negotiated separately. Pursuant to the extension agreement, PELSA and its partners agreed to spend ARS 237 million for future exploitation and exploration activities in that portion of Entre Lomas located in Neuquén province and Bajada del Palo over a 17 year period. Provincial production taxes were increased from the previous rate of 12 percent to 15 percent and could increase up to a maximum of 18% depending on future increases in product price realizations.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

29.3.2 Bajada del Palo area

Prior to December 21, 2018, the Bajada del Palo operating concession, located in the Province of Neuquén, was granted to Vista Argentina, with 77% participation and APCO SAU with the remaining 23%, being Vista Argentina the operator This concession had been extended for a period of 10 years, through Decree No. 1,117/09, expiring accordingly in the year 2026.

On December 21, 2018, the Province of Neuquén approved the transformation of the exploitation concession in the Bajada del Palo area, operated by Vista Argentina, into two, Bajada del Palo Oeste (“BPO”) and Bajada del Palo Este (“BPE”). The two concessions are for a term of 35 years, include the payment of fixed royalties of 12% for new production from the shale (shale rock) formations, and this permission replace the concession of conventional exploitation of this area.

The Company committed to pay the Province of Neuquén the following concepts in the framework of the granting of unconventional exploitation concessions for both areas: (i) exploitation bonus for a total of approximately 1,167, (ii) Infrastructure Bond for a total of approximately 2,796; (iii) Corporate Social Responsibility for an amount of approximately 3,935; (iv) an important plan for the development and exploration of reserves (see Note 29.4). Likewise, VISTA paid the amount of approximately 1,102 as stamp tax at the closing of the transaction.

29.3.3 Agua Amarga Area (“Charco del Palenque” y “Jarilla Quemada”)

Agua Amarga “Charco del Palenque” and “Jarilla Quemada” joint operation partners as of January 1, 2017 and December 31, 2017 were VISTA Argentina, and APCO Argentina Branch and Pampa with a working interest of 73.15%, 23%, and 3.85%, respectively. Since the business acquisition performed by the Company on April 4, 2018 described in Note 31, the Agua Amarga operating concession, located in the Province of Neuquén, the joint operation partners were VISTA Argentina with 77% participation and APCO SAU with the remaining 23%, being Vista Argentina the operator.

In 2007, VISTA Argentina obtained the exploration permit on the Agua Amarga Area located in the Province of Río Negro. Provincial Decree 557/07 and the signing of the respective contract on May 17 of the same year formalized the agreement. Based on the results of the exploration carried out in the Agua Amarga Area, the Province of Río Negro granted the Concession of Exploitation of the Charco del Palenque field, on October 28, 2009, by means of the Provincial Decree N ° 874 and its rectification No. 922, dated November 13, 2009, for exploitation for a term of 25 years.

The enforcement authority of the Province of Río Negro accepted the inclusion of the “Meseta Filosa” sector to the concession previously granted by Charco del Palenque, through Provincial Decree N° 1,665 dated November 8, 2011, published in the Official Gazette N° 4,991 of December 1, 2011.

Subsequently, the enforcement authority of the Province of Río Negro approved the inclusion of the Charco del Palenque Sur sector to the previously granted concession of Charco del Palenque, by means of Provincial Decree No. 1,199 dated August 6, 2015. In addition, in the same date the Provincial Decree No. 1,207 gave PELSA the Exploitation Concession for Exploitation the Jarilla Quemada field.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Both Decrees were published in Official Gazette No. 5,381 of August 17, 2015, whereby the Agua Amarga Exploration Area is divided into the two exploitation concessions mentioned.

The exploitation concession Charco del Palenque is effective until 2034 and the exploitation concession Jarilla Quemada is effective until 2040.

29.3.4 Coirón Amargo Sur Oeste y Coirón Amargo Norte oil and gas properties

Coirón Amargo Joint arrangement (“CA”) had an exploitation concession in the North Area (“Coirón Amargo Norte”) and an evaluation field in the South Area (“Coirón Amargo Sur”), effective until the year 2036 and 2018, respectively.

On July 11, 2016, the joint operators entered into an agreement for assignment of participating interest, through which the area was divided into three oil and gas properties: Coirón Amargo Norte (“CAN”), Coirón Amargo Sur Oeste (“CASO”) and Coirón Amargo Sur Este (“CASE”).

The Company decided not to participate in the CASE join operation.

CA changed its name to CAN. CAN join operators are APCO SAU with a 55% working interest, Madalena Energy S.R.L. (“Madalena”) with 35% working interest and Gas y Petróleo de Neuquén S.A. (“G&P”) with the remaining 10%. APCO SAU is the operator since that date. The expiration date of the exploitation concession remains in 2036.

Additionally, the CASO joint operation was established and the joint operators were APCO SAU with 45% of working interest, O&G Developments Ltd. S.A. with a 45% working interest and Gas y Petróleo de Neuquén S.A. with the remaining 10%. The last one is the designated operator and the expiration date is June 30, 2018, according to the MEyRN resolution N° 032/2018 dated March 2, 2018.

The province of Neuquén issued Decree N° 1,363, published in the Official Gazette on October 7, 2016, approving this arrangement.

The joint arrangement CA (whose continuation is the joint arrangement CAN) established that all the disbursements in terms of expenses and investments that were incurred during the exploratory stage until the filed was declared commercially exploitable, were contributed, at exclusive risk, by the partners, with the exception of GyP, and in no case GyP have to reimburse the rest of the partners of the UTE, such expenses and investments. Therefore, they were recognized by the Company in the proportion in which they were financed.

The rest of the partners make the contribution corresponding to the participation of GyP in the joint arrangement (10%) during the exploitation stage. These partners will recover the receivable, without interest, by withholding a percentage of the net income that it would be appropriate for GyP to receive from the sale of the hydrocarbons proportional to its participation. The UTE operator will make said retention.

On December 28, 2017, the partners of the joint arrangement CAN signed an Operating Committee Minute whereby they approved the implementation of the “Carry Petrolero” retroactive to September 1, 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Consequently, the parties agreed that the contributions made and to be made in the future be recognized as greater assets and / or expenses, as appropriate, for the Company and Madalena in terms of the amounts actually disbursed by them, regardless of the contractual participation percentages.

Consequently, APCO SAU acquired the net assets that GyP owned in the joint operation CAN for a value of 3,123 corresponding to the other receivable that APCO SAU had with GyP, detailed above, as of September 1, 2017, which proceeded to derecognized. Given that the carrying amount of these assets as of the date of acquisition amounted to 1,809, APCO SAU recognized the difference of 1,313 as Oil and Gas Property.

Consequently, as of September 1, 2017, APCO SAU proceeded to include its participation in this joint operation as 61.11%, which is comprised of its contractual share of 55% plus the incremental participation acquired from GyP, previously described, of 6.11%.

On August 22, 2018, APCO SAU entered into a cross assignment of rights agreement, the “Aguila Mora Swap Agreement”, whereby: (i) APCO SAU assigned to O&G, a subsidiary of Royal Dutch Shell PLC (“Shell”), 35% non-operated working interest in the CASO oil and gas property, (ii) O&G assigned to APCO a 90% operated working interest in the Águila Mora oil and gas property.

Joint operators of CASO are actually APCO SAU, O&G and GyP with working interests of 10%, 80% y 10% respectively, being O&G the designated operator. On September 25, 2018 though Decree No. 1,578/18, the evaluation lot of CASO became in an unconventional exploitation concession (“CENCH” by its initials in Spanish) for a term of 35 years, expiring accordingly in the year 2053.

As in the CAN area, the CASO joint operators maintain a “Carry Petrolero” agreement for the participation of GyP, accounting APCO SAU its participation in this joint operation for 61.11%.

29.3.5 Águila Mora

On August 22, 2018, APCO SAU entered into a cross assignment of rights agreement, the Aguila Mora Swap Agreement, whereby: (i) APCO SAU assigned to O&G, a subsidiary of Royal Dutch Shell PLC (“Shell”), 35% non-operated working interest in the CASO oil and gas property, (ii) O&G assigned to APCO a 90% operated working interest in the Águila Mora oil and gas property, plus a 10,000 contribution for the upgrade of an existing water infrastructure for the benefit of the operations of Shell and Vista. The Aguila Mora Swap Agreement was approved by the province of Neuquén on November 22, 2018. Therefore, as of such date, Vista retained a 10% working interest in the CASO oil and gas property and held a 90% working interest in the Águila Mora oil and gas property, becoming the operator of the latter, being the remaining 10% of GyP. This transaction was measured at the fair value of participant interest assigned to O&G and no gain or loss was recorded as a result of the transaction.

Located in the province of Neuquén, Águila Mora is an oil and gas property with an exploratory permit until June 2019, which is found in the shale oil window of the Vaca Muerta formation.

APCO SAU maintains a “Carry Petrolero” for the participation of GyP, accounting APCO SAU its participation in this joint operation for 100%.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

29.3.6. Jagüel de los Machos

Decree 1769/90 granted an exploitation concession for 25 years over the “Jagüel de los Machos” area to Compañía Naviera Perez Companc S.A.C.F.I.M.F.A (actually, Pampa Energía S.A.). Subsequently, by means of Decree 1708/08 of the Province of Rio Negro, the exploitation concession was extended for ten (10) years, expiring accordingly on September 6, 2025.

On April 4, 2018, 100% of the participation in the area was ceded by Pampa Energía to Vista Argentina, and to date it has been pending approval by the Province of Rio Negro, under the terms of article 72 of Law 17,319.

Jagüel de los Machos is an exploitation concession located in the province of Rio Negro.

29.3.7. 25 de Mayo – Medanito S.E.

Decree 2164/91 reconverted the existing contract to that date on the area “25 de Mayo-Medanito SE” in an exploitation concession for 25 years. Subsequently, by means of Decree 1708/08 of the Province of Rio Negro, the exploitation concession was extended for ten (10) years, expiring accordingly on October 28, 2026.

On April 4, 2018, 100% of the participation in the area was ceded by Pampa Energía to Vista Argentina, and to date it has been pending approval by the Province of Rio Negro, under the terms of article 72 of Law 17,319.

25 de Mayo – Medanito S.E. is an exploitation concession located in the province of Rio Negro

29.3.8. Acambuco

The Company holds a 1.5% participation interest in the unincorporated joint venture for the exploitation concession for Acambuco in the Noroeste basin located in the Province of Salta. The operator of this assessment oil and gas property is Pan American Energy LLC (Argentina Branch) which holds a 52% interest. The remaining interests are held by three other partners, YPF which holds 45% interest, and a subsidiary of WPX Energy, Northwest Argentina Corporation, which holds the remaining 1.5% interest. The concession expires in 2036. There are no pending capital commitments.

29.3.9. Sur Río Deseado Este

Although we consider Sur Río Deseado Este oil and gas property to be a single oil and gas property, we have broken down the information into Sur Río Deseado Este exploitation and Sur Río Deseado Este exploration as detailed below.

We hold a 16.95% participation interest in the joint venture for the exploitation concession for Sur Río Deseado Este in the Golfo San Jorge basin located in the Province of Santa Cruz. The operator of this assessment oil and gas property is Petrolera Argentina S.A.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

We hold a 44% participation interest relating to an SRDE exploration contract of a portion of Sur Río Deseado Este concession. The operator of this assessment oil and gas property is Quintana E&P Argentina S.R.L.

The concessions expires in 2021 and there are no pending capital commitments.

29.3.10 Mexico oil and gas properties

As disclosed in Note 1, on October 30, 2018, VISTA through its Mexican subsidiary VISTA II completed the acquisition, of 50% working interest in the following oil and gas properties:

(i)	CS-01 and A-10 (Cuenca del Sureste Basin), both to be operated by VISTA (subject to CNH’s approval of the transfer of operation expected to be obtained approximately on mid-year 2019); and

(ii)	TM-01 (Tampico-Misantla Basin) to be operated by Jaguar.

As of the date of these consolidated financial statements the addendum to the license agreements of the three oil and gas properties between CNH, Jaguar, Pantera and VISTA necessary to formalize the acquisition was executed.

The concessions expires in 2047.

29.4 Investment Commitment

As of December 31, 2017, PELSA, the predecessor company, was committed with the Province of Río Negro to drill and complete 12 development wells, 2 step-out wells and 1 exploration well, in the Entre Lomas oil and gas property, during the period from 2018 through 2020. PELSA’s best estimate of the cost to fulfil this commitment is 31,500 (23,040 at PELSA’s working interest). In addition, PELSA committed to perform 21 well workovers and abandon 4 wells, in the Entre Lomas oil and gas property, during the period from 2018 through 2020. PELSA’s best estimate of the cost to fulfil this commitment is 11,300 (8,270 at PELSA’s working interest). Such investment activities were related to the 73.15% working interest that PELSA had in the Entre Lomas UTE. Of the aforementioned activities, 3 development wells were pending commitments from 2017.

As of December 31, 2018, the Company committed to drill and complete (a) in the Province of Río Negro, 20 development wells, 5 step-out wells and 2 exploration wells in the 25 de Mayo – Medanito S.E and Jagüel de los Machos oil and gas properties for an estimated cost to fulfil this commitment of 43,500 (same at the Company’s working interest) until 2021; (b) in the Province of Río Negro, 12 development wells, 2 step-out wells and 1 exploration well, in the Entre Lomas oil and gas property, for an estimated cost to fulfil this commitment of 30,500 (same at the Company’s working interest) until 2022; and (c) in the Province of Neuquén, 3 horizontal wells for a total of 35,000 (3,800 at the Company’s working interest) in 2019 in the Coirón Amargo Sur Oeste oil and gas property.

In addition, the Company committed to perform (a) 19 well workovers and abandon 22 wells, in 25 de Mayo – Medanito S.E and Jagüel de los Machos oil and gas properties for an estimated cost to fulfill this commitment of

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

13,900 (same at the Company’s working interest) until 2021; and (b) 13 well workovers and abandon 3 wells, in the Entre Lomas oil and gas property, for an estimated cost to fulfill this commitment of 7,400 million (same at the Company’s working interest) until 2020.

Finally in connection to the granting of CENCH in the Bajada del Palo, the Company committed: (a) in Bajada del Palo Oeste area to drill 8 horizontal wells with its related facilities by an estimated amount of 105,600 until June 2020, out of which 53,800 were already disbursed as of December 31, 2018 (in 2018 Vista drilled (i) 4 horizontal wells in Bajada del Palo Oeste for 40,393 and (ii) intermediate sections of additional 9 wells with its related facilities for 13,420); and (b) in Bajada del Palo Este to drill 5 horizontal wells with its related facilities by an estimated amount of 51,800 until December 2021.

29.5 Exploratory well costs

There are no balances nor activity for exploratory well costs during the period beginning April 4, 2018 through December 31, 2018, for the period beginning January 1, 2018 through April 3, 2018 and for year ended December 31, 2017.

Note 30. Regularization regime (moratorium)

Between the 29 and the 31 of March 2017, PELSA adhered to the regularization regime (moratorium) provided for Law No. 27,260 in relation to certain tax claims and provisions. PELSA related liabilities were mainly attributable to contingencies identified including interpretation differences with the Argentine tax authority regarding the time of recording well abandonment expenses for income tax purposes and the exemption from the Tax on Personal Assets as Substitute Taxpayer for a shareholder in Spain. As of January 1, 2017 and December 31, 2017, the carrying amount of the matters that were included in the moratorium amounted to 7 and 2 were disclosed as “Non-current tax and tax royalties payable”:

Although the adhesion to the regularization regime established benefits of releasing tax fines and reducing compensatory interests, PELSA did not recognize any gain for the year ended December 31, 2017.

Note 31. Business Combinations

On April 4, 2018, the Company completed its Initial Business Combination that was recorded using the acquisition accounting method. The results of the operations acquired have been included in the consolidated financial statements since the date on which the Company obtained control of the respective businesses, as disclosed below.

31.1 Acquisition of PELSA (currently known as Vista Argentina) and the 3.85% direct interest in the oil and gas properties operated by PELSA from Pampa Energía S.A.

On January 16, 2018, Pampa Energía S.A. (“PAMPA”) agreed to sell VISTA its direct interest in PELSA and its direct interests in the Entre Lomas, Bajada del Palo and Agua Amarga oil and gas properties.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

On April 4, 2018, PAMPA and the Company, through its Mexican subsidiary Vista I, executed a share purchase agreement (the “Share Purchase Agreement PELSA”), for the acquisition of Pampa’s direct interest of

i)

58.88% in PELSA, an Argentine company that holds a 73.15% direct operating interest in the Entre Lomas (“EL”), Bajada del Palo (“BP”), and Agua Amarga (“AA”) oil exploitation concessions in the Neuquina Basin in the provinces of Neuquén and Río Negro, Argentina (the “EL-AA-BP Concessions”) (the “PELSA Transaction”); and

ii)	3.85% direct interest in the EL-AA-BP Concessions operated by PELSA.

On the same date, VISTA assigned all the rights and obligations of the Purchase Agreement related to the acquisition of the 3.85% direct interest in the EL-AA-BP Concessions to PELSA in order for such subsidiary to perform the purchase.

The main purpose of the business combination was to acquire an upstream business, which became the main activity of the Company after these business combinations, since the Company was established as a special purpose entity until this date (Note 1).

31.1.1 Consideration transferred

This business combination was performed in exchange for a total consideration of 297,588 in cash at the closing date.

The costs related to the transaction of 967 were recognized in profit or loss by the Company as they were incurred, and were recorded as “other operating expenses” in the accompanying consolidated statements of profit or loss and other comprehensive income. The operating results of the acquired business have been included in the consolidated operating results of the Company as of the date of acquisition.

31.1.2 Assets acquired and liabilities assumed as of April 4, 2018

As a result of the business combination, the Company identified a goodwill amounting to 11,999, attributable to the future synergies of the Company and PELSA combined business and assembled workforce. The Goodwill has been fully allocated to the Company’s single business segment, since is the only one which the Company operates, as described above. As of December 31, 2018, goodwill is not deductible in Mexico, consequently if these circumstances do not change, it is not expected that there will be tax deductions in the future.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table details the fair value of the transferred consideration, the fair values of the acquired assets, the assumed liabilities and the non-controlling interest corresponding to PELSA’s acquisitions as of April 4, 2018:

	Notes
Assets			Total
Property, plant and equipment	[A	]	312,728
Other intangible assets			494
Trade and other receivables	[B	]	27,857
Other financial assets			19,712
Inventories			3,952
Cash and cash equivalents			10,216

Total assets acquired			374,959

	Notes
Liabilities
Deferred income tax liabilities			56,396
Provisions	[C	]	11,085
Employee defined benefits plan obligation			2,856
Salaries and social security payable			1,178
Income tax liability			2,914
Other taxes and royalties payable			3,394
Accounts payable and accrued liabilities			10,240

Total liabilities assumed			88,063

Net assets acquired			286,896

Goodwill			11,999

Non-controlling interest			(1,307)

Total consideration (Note 31.1.1)			297,588

[A]	Property, plant and equipment:

-

Oil and gas Property: The Company has valued its interests in proved reserves (both developed and to be developed) and probable reserves in different acquired oil and gas properties. To estimate the future level of reserves, a report audited by external engineers was used adjusting by the temporality of the activity (e.g. drilling new wells and workovers) to adapt to VISTA’s plans. These assumptions reflect all reserves and resources that management believe a market participant would consider when valuing the asset. In all cases, the approach used to determine the oil and gas property’s fair value was a combination of the income-based approach through the Indirect Cash Flow method and a valuation methodology for comparable transactions using the multiple US Dollar/acre. The projection period was determined based on the termination of the respective concession contracts. For each type of reserve or resource, management used a risk factor between 100% and 30% of success from their estimated full

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

potential value. An 11.25% discount rate has been used, which was estimated taking the WACC rate in U.S. dollars as a parameter. The other main assumptions used to project cash flows were associated with crude oil, natural gas and NGL prices, foreign exchange and inflation rates, which were based on market participant assumptions.

[B]

Acquired Receivables: The fair value of acquired trade and other receivables amounts to 27,857. The gross contractual amount of receivables is 31,504, out of which 3,647 are not expected to be collected.

[C]

Contingent Liabilities, provision for Environmental remediation and asset retirement obligation: The Company has recorded 30, 646 and 10,071 to reflect the fair value of possible and probable tax, civil and labor contingencies, Environmental remediation and Asset retirement obligation as of the acquisition date, respectively. PELSA is (whether directly or indirectly) involved in several legal, tax and labor proceedings in its ordinary course of business. The fair value was calculated considering the level of probability of cash outflows that would be required for each contingency or provision.

31.1.3 Non-controlling interest

The non-controlling interest (0.32% ownership interest in PELSA) recognized at the acquisition date was measured at its fair value. The Company acquired the remaining 40.80% ownership interest in PELSA through the acquisition of APCO on the same acquisition date (Note 31.3).

31.1.4 Net cash outflow on acquisition of subsidiaries

In the consolidated statement of cash flows:

Cash consideration transferred	297,588
Cash and cash equivalents acquired	(10,216)

Net cash outflow on acquisition of subsidiaries (*)	287,372

(*)

In the statement of cash flows 297,458 have been presented as Net cash outflow on acquisition of subsidiaries and 10,086 are included in the ‘‘Cash and cash equivalents at the beginning of the period’’ held by the Successor entity.

31.1.5 Effect of acquisitions on the results of the Group

Included in the loss for the period there is a loss of 36,816 attributable to the additional business generated by PELSA. Revenue for the period includes 86,941 attributable to the additional revenues generated by the ownership interest acquired in PELSA.

Had these business combinations been effected at January 1, 2018, the revenue of the Group for the year would have been 360,026 and the loss for the year would have been 28,835. The directors consider these ‘pro-forma’ numbers to represent an approximate measure of the performance of the combined Group on an annualized basis and to provide a reference point for comparison in future periods.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

In determining the ‘pro-forma’ revenue and net profit of the Group had been acquired at the beginning of the current year, the management have calculated depreciation of plant and equipment acquired on the basis of the fair values arising in the initial accounting for the business combination rather than the carrying amounts recognized in the pre-acquisition financial statements.

31.2 Acquisition of oil and gas properties Jagüel de los Machos and 25 de Mayo-Medanito SE, by PELSA from Pampa Energía S.A.

On January 16, 2018, Pampa Energía S.A. (“PAMPA”) agreed to sell VISTA its direct interest 25 de Mayo-Medanito and Jagüel de los Machos oil and gas properties, in the Neuquina Basin in the Province of Río Negro, Argentina. On April 4, 2018, PAMPA and the Company, through its Mexican subsidiary Vista I, executed a purchase agreement (the “Purchase Agreement Oil and Gas Properties”), for the acquisition of the following (the “Oil and gas properties Transaction”):

i.	100% interest in the 25 de Mayo-Medanito (“Medanito”) oil exploitation concession area; and

ii.	100% interest in the Jagüel de los Machos (“Jagüel” or “JDM”) oil exploitation concession area.

On the same date, VISTA assigned all the rights and obligations of the Purchase Agreement oil and gas properties to PELSA in order for such subsidiary to perform the purchase.

The main purpose of the business combination was to acquire an upstream business, which became the main activity of the Company, after these two business combinations, since the Company was established as a special purpose entity until this date (Note 1).

31.2.1 Consideration transferred

This business combination was performed in exchange for a total consideration of 85,435 in cash

The costs related to the transaction of 277 were recognized in profit or loss by the Company as they were incurred, and were recorded as “other operating expenses” in the accompanying consolidated statements of profit or loss and other comprehensive income. The operating results of the acquired business have been included in the consolidated operating results of the Company as of the date of acquisition.

31.2.2 Assets acquired and liabilities assumed as of April 4, 2018

As a result of the business combination, the Company has identified a goodwill for an amount of 5,542 related to this transaction. As of December 31, 2018, goodwill is not deductible in Argentina, consequently any change in the recognition of the business combination, and if these circumstances do not change, it is not expected that there will be tax deductions in the future.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table details the fair value of the transferred consideration, the fair values of the acquired assets and the assumed liabilities corresponding to Oil and gas properties’ acquisitions as of April 4, 2018:

	Notes		Fair value
Assets
Property, plant and equipment	[A	]	86,096
Deferred income tax asset			1,226

Total assets acquired			87,322

	Notes
Liabilities
Provisions	[B	]	6,406
Salaries and social security payable			1,023

Total liabilities assumed			7,429

Net assets acquired			79,893

Goodwill			5,542

Total consideration (Note 31.1.1)			85,435

[A]	Property, plant and equipment:

-

Oil and gas property: The Company has valued its interests in proved reserves (both developed and to be developed) and probable reserves in different acquired oil and gas properties. To estimate the future level of reserve, a report audited by external engineers was used adjusting by the temporality of the activity (e.g. drilling new wells and workovers) to adapt to the VISTA’s plans. These assumptions reflect all reserves and resources that management believe a market participant would consider when valuing the asset.. In all cases, the approach used to determine the Oil and gas property’s fair value was a combination of the income-based approach through the Indirect Cash Flow method. The projection period was determined based on the termination of the respective concession contracts. For each type of reserve or resource, management used a risk factor between 100% and 30% of success from their estimated full potential value. An 11.25% discount rate has been used, which was estimated taking the WACC rate in U.S. dollars as a parameter. The other main assumptions used to project cash flows were associated with Crude oil, natural gas and NGL prices, foreign exchange and inflation rates, which were based on market participant assumptions.

-

[B] Provision for Environmental remediation and asset retirement obligation: The Company has recorded 3,676 and 2,730 to reflect the fair value of possible and probable environmental remediation and asset retirement obligation as of the acquisition date, respectively. The fair value was calculated considering the level of probability of cash outflows that would be required for each provision.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

31.2.3 Net cash outflow on acquisition of subsidiaries

In the consolidated statement of cash flows:

Cash consideration transferred	85,435
Cash and cash equivalents acquired	—

Net cash outflow on acquisition of subsidiaries	85,435

31.2.4 Effect of acquisitions on the results of the Group

Included in the loss for the period there is a profit of 69,016 attributable to the additional business generated by the acquisition of Jagüel de los Machos and 25 de Mayo – Medanito SE. Revenues for the period include 130,015 attributable to the additional revenues generated by Jagüel de los Machos and 25 de Mayo – Medanito SE.

Had this business combination been effected at January 1, 2018, the revenue of the Group for the year would have been 371,132 and the loss for the year would have been 10,090. The directors consider these ‘pro-forma’ numbers to represent an approximate measure of the performance of the combined Group on an annualized basis and to provide a reference point for comparison in future periods.

In determining the ‘pro-forma’ revenue of the Group had this business combination been acquired at the beginning of the current year, the management have calculated depreciation of plant and equipment acquired on the basis of the fair values arising in the initial accounting for the business combination rather than the carrying amounts recognized in the pre-acquisition financial statements.

31.3 Acquisition of APCO from Pluspetrol

On April 4, 2018, Pluspetrol Resources Corporation established in Cayman Island (“Pluspetrol”) and the Company, through its Mexican subsidiary VISTA I, executed a share purchase agreement (the “Share Purchase Agreement APCO”), for the acquisition of 100% of APCO Oil & Gas International, Inc. (“APCO O&G”) and 5% of APCO Argentina, S.A. (“APCO Argentina”) (together “APCO Transaction”).

APCO O&G holds (a) 39.22% of the capital stock of PELSA; (b) 95% of the capital stock of APCO Argentina, which holds a 1.58% direct equity interest in PELSA,; and (c) 100% of the capital stock of APCO Oil & Gas International Inc. Argentina Branch (“APCO Argentina Branch”).

Through APCO Argentina Branch, APCO O&G indirectly holds: (1) a 23% interest in the EL-AA-BP Concessions operated by PELSA; (2) a 45% non-operating interest in an oil and gas property in the Neuquina Basin in the Province of Neuquén, Argentina, which is denominated “Coirón Amargo Sur Oeste”; (3) a 55% operating interest in an exploitation concession in the Neuquina Basin in the Province of Neuquén, Argentina, which is denominated “Coirón Amargo Norte”; (4) a 1.5% non-operating interest in an exploitation concession in the Noroeste Basin in the Province of Salta, Argentina, which is denominated “Acambuco”; (5) a 16.95% non-operating interest in an exploitation concession in the Golfo San Jorge Basin in the Province of Santa Cruz, Argentina, which is denominated “Sur Río Deseado Este” (“SRDE”); and (6) a 44% non-operating interest in an exploration contract of a portion of SRDE.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of the date of this business combination, VISTA directly and indirectly holds 99.68% of PELSA. The 0.32% remaining equity interest was directly acquired by the Company from PELSA’s minority shareholders, to account for 100% of the capital stock of PELSA on April 25, 2018.

The main purpose of the business combination was to acquire an upstream business, which became the main activity of the Company, after these two business combinations, since the Company was established as a special purpose entity until this date (Note 1).

31.3.1 Consideration transferred

This business combination was performed in exchange for a total cash consideration of 349,761.

The costs related to the transaction of 1,136 were recognized in profit or loss by the Company as incurred, and were recorded as “other operating expenses” in the accompanying consolidated statements of profit or loss and other comprehensive income. The results of operations of APCO and APCO Argentina have been included in the consolidated operating results of the Company as of the date of acquisition.

In connection with this transaction, as described in Note 17.2, the Company obtained a bank loan in the amount of 260,000 net of the transaction costs of 11,904.

31.3.2 Assets acquired and liabilities assumed as of April 4, 2018

As a result of the business combination, the Company has identified a goodwill for an amount of 10,943 related to this transaction. As of December 31, 2018, goodwill is not deductible in Mexico, consequently, even any change in the recognition of the business combination, and if these circumstances do not change, it is not expected that there will be tax deductions in the future.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table details the fair value of the transferred consideration, the fair values of the acquired assets, the assumed liabilities and the non-controlling interest corresponding to APCO’s and APCO Argentina’s acquisitions as of April 4, 2018:

	Notes		Fair value
Assets
Property, plant and equipment	[A	]	380,386
Other intangible assets			417
Trade and other receivables	[B	]	34,076
Other financial assets			13,579
Inventories			4,409
Cash and cash equivalents			14,432

Total assets acquired			447,299

	Notes
Liabilities
Deferred income tax liabilities			67,503
Provisions	[C	]	12,881
Employee defined benefits plan obligation			3,483
Other taxes and royalties payable			3,349
Salaries and social security payable			1,312
Income tax liability			6,458
Accounts payable and accrued liabilities			13,495

Total liabilities assumed			108,481

Net assets acquired (1)			338,818

Goodwill			10,943

Total consideration (Note 31.1.1)			349,761

(1)

The remaining total net assets acquired from APCO Oil & Gas International, Inc., after consolidation process and purchase price allocation corresponds to an amount of 851 of total assets related to cash and cash equivalents and receivables, and no liabilities.

[A]	Property, plant and equipment:

-

Oil and gas property: The Company has valued its interests in proved reserves (both developed and to be developed) and probable reserves in different acquired oil and gas properties. To estimate the future level of reserves, a report audited by external engineers was used adjusting by the temporality of the activity (e.g. drilling new wells and workovers) to adapt to the VISTA’s plans. These assumptions reflect all reserves and resources that management believe a market participant would consider when valuing the asset. In all cases, the approach used to determine the Oil and gas property’s fair value was a combination of the income-based approach through the Indirect Cash Flow method and a valuation

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

methodology for comparable transactions using the multiple US Dollar/acre. The projection period was determined based on the termination of the respective concession contracts. For each type of reserve or resource, management used a risk factor between 100% and 30% of success from their estimated full potential value. An 11.25% discount rate has been used, which was estimated taking the WACC rate in U.S. dollars as a parameter. The other main assumptions used to project cash flows were associated with Crude oil, natural gas and NGL prices, foreign exchange and inflation rates, which were based on market participant assumptions.

[B]

Acquired Receivables: The fair value of acquired trade and other receivables amounts to 34,076. The gross contractual amount of receivables is 36,590, out of which 2,514 are not expected to be collected.

[C]

Contingent Liabilities, provision for Environmental remediation and asset retirement obligation: The Company has recorded 122, 600 and 12,159 to reflect the fair value of possible and probable tax, civil and labor contingencies, environmental remediation and asset retirement obligation as of the acquisition date, respectively. APCO is (whether directly or indirectly) involved in several legal, tax and labor proceedings in its ordinary course of business. The fair value was calculated considering the level of probability of cash outflows that would be required for each contingency or provision.

31.3.3 Net cash outflow on acquisition of subsidiaries

In the consolidated statement of cash flows:

Cash consideration transferred	349,761
Cash and cash equivalents acquired	(14,432)

Net cash outflow on acquisition of subsidiaries (*)	335,329

(*)

In the statement of cash flows have been presented 342,281 as Net cash outflow on acquisition of subsidiaries and 6,952 are included in the ‘‘Cash and cash equivalents at the beginning of the period’’ held by the Successor entity line.

31.3.4 Effect of acquisitions on the results of the Group

Included in the loss for the period there is a loss of 32,546 attributable to the additional business generated by APCO Argentina Branch. Revenue for the period includes 114,380 attributable to the additional revenues generated by APCO Argentina Branch. During the successor period APCO Oil & Gas International, Inc., did not generate any revenue.

Had this business combination been effected at January 1, 2018, the revenue of the Group for the year would have been 367,167 and the loss for the year would have been 25,505. The directors consider these ‘pro-forma’ numbers to represent an approximate measure of the performance of the combined Group on an annualized basis and to provide a reference point for comparison in future periods.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

In determining the ‘pro-forma’ revenue and net profit of the Group had been acquired at the beginning of the current year, the management have:

•

calculated depreciation of plant and equipment acquired on the basis of the fair values arising in the initial accounting for the business combination rather than the carrying amounts recognized in the pre-acquisition financial statements; and

•	calculated borrowing costs on the funding levels, credit ratings and debt/equity position of the Group after the business combination.

31.4 Effect of all acquisitions on the cash flow, Goodwill and results of the Group

If all business combinations (Note 31.1, 31.2 and 31.3) were made as of January 1, 2018, the Group’s consolidated revenues for the period would have increased to 435,653 and the loss for the year would have been 11,666.

In the consolidated statement of cash flows:

Cash consideration transferred	732,784
Cash and cash equivalents acquired	(24,648)

Net cash outflow on acquisition of subsidiaries (*)	708,136

(*)

In the statement of cash flows have been presented 725,174 as Net cash outflow on acquisition of subsidiaries and 17,038 are included in the ‘‘Cash and cash equivalents at the beginning of the period’’ held by the Successor entity line.

The Composition of Goodwill is

PELSA	11,999
JDM and Medanito	5,542
APCO	10,943

Total Goodwill	28,484

Note 32. Tax reform in Argentina

A—Argentina

On December 29, 2017, the National Executive Branch passed Act No. 27,430 – Income Tax. This Act introduced several modifications in the income tax treatment, the key components of which are described below:

32.1 Income tax

32.1.1. Income tax rate

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The income tax rate for Argentine companies will be gradually reduced for undistributed earnings from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning as from January 1, 2020.

The effect of the application of the income tax rate changes on deferred tax assets and liabilities pursuant to the above-mentioned tax reform was recognized, based on their expected realization year, in “Effect of tax rate change in deferred tax” under Income tax of the Consolidated Statement of profit or loss and other comprehensive income (Note 15).

32.1.2. Tax on dividends

The tax on dividends or earnings distributed by, among others, Argentine companies or permanent establishments to individuals, undivided estates or beneficiaries residing abroad is introduced based on the following considerations: (i) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2018 until December 31, 2019, will be subject to a 7% withholding; and (ii) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2020 will be subject to a 13% withholding.

Dividends resulting from benefits gained until the fiscal year prior to that beginning on January 1, 2018 will remain subject to the 35% withholding on the amount exceeding the untaxed distributable retained earnings (equalization tax’ transition period) for all beneficiaries.

32.1.3. Transfer prices

Controls are established for the import and export of goods through international intermediaries different from the exporter at the point of origin or the importer at destination.

Furthermore, the Act sets out the obligation to provide documentation allowing for the verification of the characteristics of the transaction for the import and export of goods and the export of commodities, in both cases when they are conducted through an international intermediary different from the exporter at the point of origin or the importer at destination.

32.1.4. Tax and accounting revaluation

The Act provides that Companies may opt to make a tax revaluation of assets located in Argentina and subject to the generation of taxable earnings. The special tax on the revaluation amount depends on the asset, and will amount to 8% for real estate not accounted for as inventories, 15% for real estate accounted for as inventories, and 10% for personal property and other assets. Once the option is exercised for a certain asset, all assets within the same category should be revalued. The tax result from the revaluation will not be subject to income tax, and the special tax on the amount of the revaluation will not be deductible from such tax.

The Company is currently analyzing the impact of the above-mentioned option.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

32.1.5. Adjustment

The reform sets out the following rules for the application of the income tax inflation adjustment mechanism: (i) a cost adjustment for goods acquired or investments made during fiscal years beginning after January 1, 2018 taking into consideration the variations in the Wholesale Domestic Price Index (IPIM) published by the National Institute of Statistics and Censuses (INDEC); and (ii) the application of a comprehensive adjustment when the IPIM variation exceeds 100% in the 36 months preceding the closing of the fiscal period.

The adjustment of acquisitions or investments made in fiscal years beginning as from January 1, 2018 will increase the deductible depreciation and its computable cost in case of sale.

On December 4, 2018, Argentina enacted Law 27,468 which modifies the inflationary adjustment rules for income tax purposes.

The new rules change the index used for purposes of measuring inflation and modify the parameters that need to be verified to trigger an adjustment. The inflation adjustment for tax purposes will now be based on the Consumer Price Index (IPC), and an adjustment will only be triggered for tax years 2018, 2019 and 2020 if the index exceeds 55%, 30% and 15% respectively.

According to that, the inflation adjustment has not been applied to 2018 because the index did not exceed 55%.

In addition, Law 27,468 states that the resulting negative or positive inflation adjustment, corresponding to the first, second or third tax year beginning January 1, 2018, must be allocated one third to the tax year for which the adjustment is calculated and the remaining two thirds, in equal parts, to the following two tax years.

32.2 Value-added tax

Reimbursement of favorable balances from investments.

A procedure is established for the reimbursement of tax credits originated in investments in property, plant and equipment, which, after 6 months as from their assessment, have not been absorbed by tax debits generated by the activity.

32.3 Fuel tax

Certain modifications are introduced to the fuel tax, incorporating a tax on the emission of carbon dioxide. The reform simplifies the fuel taxation structure, keeping the same tax burden effective prior to the reform.

B—México

On January 1, 2019, the Mexican government eliminated the right to offset any tax credit against any tax payable (general compensation or universal compensation). From that date, the right to offset the tax credits will be with taxes of the same nature and payable by the same entity (tax credits cannot be offset against taxes paid by third parties). Additionally, by executive decree, certain tax benefits related to the value added tax and income tax were provided to companies located on the northern border of Mexico.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 33—Share-based payments

As of December 31, 2017 and January 1, 2017, PELSA did not have any share-based payment scheme.

On March 22, 2018 the Shareholders of the Company authorized the existence of a Long Term Incentive Plan (LTIP) to retain key employees and vested the Board of Directors with authority to administer such plan. On the same Shareholder’s Meeting the Shareholders resolved to reserve 8,750,000 out of 100,000,000 Series A shares issued in December 18, 2017 to be used thereunder.

As per the LTIP approved by the Board, such plan started on April 4, 2018. As part of the LTIP the Company will enter into the Administrative Trust) to deposit the Series A shares to be used thereunder, As of the issuance date of these financial statements, the Company is in the process to execute such Administrative Trust.

The plan has the following benefits paid to certain executives and employees that are considered share-based payments:

33.1 Stock Options (Equity Settled)

The stock option gives the participant the right to buy a quantity of shares over certain period of time at a defined strike price. Stock options will be vested as follows (i) 33% the first year, (ii) 33% the second year and (iii) 34% the third year with respect to the date to which the stock options are provided to the participants. Stock Options are exercisable up to 5 years from the date they are granted. The plan establishes that the number of options to be granted will be determined using a Black Sholes Model. Employees can exercise the option by paying the exercise price or through cashless exercise.

33.1.1 Movements during the year of Series A shares

The following table illustrates the number of Series A shares and weighted average exercise prices (WAEP) of, and movements in, share options during the year:

	Consolidated— Successor for the period from April 4, 2018 through December 31, 2018
	Number of Series A shares	WAEP
Outstanding as of beginning of period/year	—	—
Granted during the period/year	1,330,541	10.0

At the end of the period/year	1,330,541	10.0

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table list the inputs to the models used for the plan for the periods/years:

Consolidated—Successor for the period from April 4, 2018 through December 31, 2018
Dividend yield (%)	0.0%
Expected volatility (%)	40%
Risk–free interest rate (%)	1,5%
Expected life of share options (years)	5
Weighted average excercise price (USD)	10.0
Model used	Black-Scholes-Merton

The expected life of the share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

The weighted average fair value of options granted during the period beginning April 4, 2018 through December 31, 2018 was 3.7.

In accordance with IFRS 2, the share purchase plans are classified as equity-settled transactions on the grant date. This valuation is the result of multiplying the total number of Series A shares that will be deposited in the Administrative Trust and the price per share.

For the period from April 4 to December 31, 2018, the compensation expense recorded in the consolidated statement of operations amounted to 1,238.

All shares are considered outstanding for both basic and diluted (loss) earnings per share purposes, since the shares are entitled to dividend if and when declared by the Company.

33.2 Restricted Stock (Equity Settled)

One or more shares that are given to the participants of the plan for free or a minimum value once the conditions are achieved. Restricted Stock is vested as follows (i) 33% the first year, (ii) 33% the second year and (iii) 34% the third year with respect to the date to which the Restricted Stock are granted to the participants.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

33.2.1 Movements during the period

The following table illustrates the number and weighted average exercise prices (WAEP) of, and movements in, share during the successor period:

	Consolidated—Successor for the period from April 4, 2018 through December 31, 2018
	Number of Series A shares	WAEP
Outstanding as of beginning of period/year	—	—
Granted during the period/year	854,750	10,0

At the end of the period/year	854,750	10,0

In accordance with IFRS 2, the share purchase plans are classified as equity-settled transactions on the grant date. This valuation is the result of multiplying the total number of Series A shares that will be deposited in the Administrative Trust and the price per share.

For the period from April 4 to December 31, 2018, the compensation expense recorded in the consolidated statement of profit or loss and other comprehensive income amounted to 2,783.

All shares are considered outstanding for both basic and diluted (loss) earnings per share purposes, since the shares are entitled to dividend if and when declared by the Company.

Note 34. Events after the reporting period

The Group has evaluated events subsequent to December 31, 2018 in order to assess the need for potential recognition or disclosure in these financial statements. The Company assessed such events until March 29, 2019, the date these financial statements were available to be issued. Based on this evaluation, it was determined that there were no subsequent events requiring recognition or disclosure in these financial statements except for the following:

a) On February 13, 2019 the Company completed the sale of 5,500,000 of series A shares and 5,000,000 million of warrants to purchase series A shares for an aggregate amount of 55,000 to Kensington Investments B.V., pursuant to a Forward Purchase Agreement and certain subscription commitment, disclosed in Note 20.1.1.

After giving effect to this transaction, Vista has:

•

75,909,315 series A shares outstanding, which represent the variable portion of Vista’s capital stock, all of which are registered with the Mexican National Securities Registry (Registro Nacional de Valores) and listed on the Mexican Stock Exchange;

•

2 series C shares outstanding, which represent the fixed portion of Vista’s capital stock, all of which are registered with the Mexican National Securities Registry and listed on the Mexican Stock Exchange; and

•

99,680,000 warrants to purchase series A shares outstanding, which exercise period commenced on August 15, 2018, three of which may be exercised to purchase one series A share at a price of 11.50 per share.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b) On March 14, 2019, the Company subscribed a loan agreement with Banco Macro S.A. for an amount of 15,000 for a 180-day term accruing interest at an annual rate of 6.75%. In addition, on the same date, the Company subscribed a loan agreement with Banco Itaú Argentina S.A. for an amount of 10,000 for a 210-day term accruing interest at an annual rate of 6.50%. Lastly, on March 29, 2019, the Company subscribed three loan agreements with Banco de la Ciudad de Buenos Aires for an amount of 1,500, 1,500 and 7,000, respectively. The term for the first two loans was 180 days and the annual interest rate was 8% and 0%, respectively. The term for the last loan is 360 days and accrues interest at an annual interest rate of 7%.

Note 35. SUPPLEMENTARY INFORMATION ON OIL AND GAS ACTIVITIES (UNAUDITED)

The following information on oil and gas activities has been prepared in accordance with the methodology prescribed by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 932 “Extractive Activities—Oil and Gas”, as amended by Accounting Standards Update (“ASU”) 2010—03 “Oil and Gas Reserves, Estimation and Disclosures”, issued by FASB in January 2010 in order to align the current estimation and disclosure requirements with the requirements set in the SEC final rules and interpretations, published on December 31, 2008. This information includes the Company’s oil and gas production activities carried out in Argentina and Mexico.

Costs incurred

The following table presents those costs capitalized as well as expensed that were incurred during the period from April 4 to December 31, 2018 (Successor) and from January 1, 2018 to April 3, 2018 and year ended as of December 31, 2017 (Predecessor). The acquisition of properties includes the cost of acquisition of proved or unproved oil and gas properties. Exploration costs include costs necessary for retaining undeveloped properties, seismic acquisition cost, seismic data interpretation, geological modeling, exploration well drilling costs and testing of drilled wells. Development costs include drilling costs and equipment for development wells, the construction of facilities for extraction, treatment and storage of hydrocarbons and all necessary costs to maintain facilities for the existing developed technical volumes.

	Successor For the period from April 4 to December 31, 2018		Predecessor For the period from January 1, 2018 to April 3, 2018	Predecessor For the year ended December 31, 2017
	Argentina	Mexico	Argentina	Argentina
Acquisition of properties
Proved	(555,944)	—	—	—
Unproved	—	(29,681)	—	—

Total property acquisition	(555,944)	(29,681)	—	—

Exploration	(637)	—	(134)	(1,049)
Development	(131,080)	—	(3,999)	(29,543)

Total costs incurred	(687,661)	(29,681)	(4,133)	(30,592)

There are no Vista’s nor Vista Argentina’s share in equity method investees’s costs incurred during the periods/years above mentioned. There are not costs incurred directly associated with oil and gas producing activities in Mexico during the predecessors’ periods.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Capitalized cost

The following table presents the capitalized costs as of December 31, 2018 and 2017 and January 1, 2017, for proved and unproved oil and gas properties, and the related accumulated depreciation as of those dates.

	Successor - December 31, 2018		Predecessor - December 31, 2017	Predecessor - January 1, 2017
	Argentina	Mexico	Argentina	Argentina
Proved properties (1)
Equipment, camps and other facilities	20,602	—	16,996	15,898
Oil and gas properties and wells	804,752	—	1,061,163	1,029,922
Other uncompleted projects	77,536	—	3,911	5,508
Unproved properties	13,157	29,681	—	—

Gross capitalized costs	916,047	29,681	1,082,070	1,051,328
Accumulated depreciation	(74,413)	—	(824,399)	(767,264)

Total net capitalized costs	841,634	29,681	257,671	284,064

(1)	Includes capitalized amounts related to assets retirement obligations and impairment loss / recovery.

There are no Vista’s nor Vista Argentina’s share in equity method investees’s capitalized costs during the periods/years above mentioned. There are not capitalize costs directly associated with oil and gas producing activities in Mexico during the predecessors’ periods.

Results of operations

The breakdown of results of the operations shown below summarizes revenues and expenses directly associated with oil and gas producing activities for the periods from April 4 to December 31, 2018 (Successor) and from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (Predecessor). Income tax for the periods presented was calculated utilizing the statutory tax rates.

	Successor For the period from April 4 to December 31, 2018	Predecessor For the period from January 1, 2018 to April 3, 2018	Predecessor For the year ended December 31, 2017
	Argentina	Argentina	Argentina
Revenue from contract with customers	331,336	44,463	198,075
Surplus Gas Injection Compensation	—	291	16,938

Revenue and other income	331,336	44,754	215,013
Production costs, excluding depreciation
Operating costs and others	(86,245)	(18,367)	(77,461)
Royalties	(50,323)	(6,795)	(28,163)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Successor For the period from April 4 to December 31, 2018	Predecessor For the period from January 1, 2018 to April 3, 2018	Predecessor For the year ended December 31, 2017
	Argentina	Argentina	Argentina
Total production costs	(135,568)	(25,162)	(105,624)
Exploration expenses	(637)	(134)	(1,049)
Impairment recovery of Property, Plant and equipment	—	—	5,290
Accreation expenses	(897)	(233)	(815)
Depreciation, depletion and amortization	(74,772)	(14,194)	(61,211)

Results of operations before income tax	118,462	5,031	51,604
Income tax	(35,539)	(1,509)	(18,061)

Results of oil and gas operations	82,923	3,522	33,543

There is no Vista’s nor Vista Argentina’s share in equity method investee’s results of operations during the periods/year abovementioned. There are no operations directly associated with oil and gas producing activities in Mexico during the periods/year abovementioned.

Estimated oil and gas reserves

Before April 4, 2018 Vista had no ownership in the oil and gas fields that are subject of this information. Technical volumes as of January 1, 2017 and December 31, 2017 are predecessor’s net (at working interest) reserves volumes, and those volumes are not reserves to the interest of Vista before that date. However, Gaffney, Cline & Associates did carry out a reserves audit at the same properties for Pampa and APCO according to the SEC regulations, and it is those volumes, adjusted to 100% working interest, that are discussed in the following sections. Proved reserves as of December 31, 2018, are Vista’s net proved reserves including PELSA’s predecessor net proved reserves and additional acquisitions and developments.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. In some cases, substantial investments in new wells and related facilities may be required to recover proved reserves.

The Company believes that its estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with the SEC rules and ASC 932, as amended. Accordingly, crude oil prices used to determine proved reserves were the average price during the 12-month

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

period prior to the ending date of December 31, 2018, 2017 and January 1, 2017 report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, Vista and Vista Argentina used average realized gas prices during the year to determine its gas reserves.

The Company’s and its predecessor’s proved reserves and technical volumes estimation as of December 31, 2018 and 2017 and January 1, 2017 was audited by Gaffney, Cline & Associates. Gaffney, Cline & Associates is an independent petroleum engineering consulting firm. The independent audit covered 100% of the estimated reserves located in areas operated and non-operated by the Company. Gaffney, Cline & Associates audited the proved oil and natural gas reserve estimates in accordance with Rule 4-10 of Regulation S-X, promulgated by the SEC, and in accordance with the oil and gas reserves disclosure provisions of ASC Topic 932 of the FASB. We provided all information required during the course of the audit process to Gaffney, Cline & Associates’ satisfaction.

Reserves estimations, as well as future production profiles, are often different from the quantities of hydrocarbons which are finally recovered. The accuracy of such estimations depends, in general, on the assumptions on which they are based.

Royalties payable to Provinces have not been deducted from reported proved reserves/technical volumes. Gas includes Gas Sales and Consumption.

Hydrocarbon liquid volumes represent crude oil, condensate, gasoline and LPG to be recovered in field separation and plant processing and are reported in millions of stock tank barrels (MMBbl). Natural gas volumes represent expected gas sales and field’s fuel usage, and are reported in billion (109) standard cubic feet (Bcf) at standard condition of 14.7 psia and 60°F. Gas volumes results from field separation and processing, being reduced by injection, flare and shrinkage, and include the volume of gas consumed at the field for production operations.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table sets forth the estimated oil (including crude oil, condensate and natural gas liquids) and natural gas proved reserves and technical volumes as of December 31, 2018 and 2017 and January 1, 2017 to the working interest of Vista and Vista Argentina in the concessions:

	Proved Reserves as of December 31, 2018
Argentina	Crude oil, condensate and natural gas liquids	Consumption plus Natural Gas sales	Consumption plus Natural Gas sales
Reserves category	(millions of barrels)	(billion cubic feet)	(millions of barrels of oil equivalent)
PROVED Developed	27.1	103.4	18.4
PROVED Undeveloped	7.1	28.2	5.0

Total proved reserves (developed and undeveloped)	34.2	131.6	23.4

	Technical volumes as of December 31, 2017
Argentina	Crude oil, condensate and natural gas liquids	Consumption plus Natural Gas sales	Consumption plus Natural Gas sales
Reserves category	(millions of barrels)	(billion cubic feet)	(millions of barrels of oil equivalent)
PROVED Developed	12.0	51.0	9.1
PROVED Undeveloped	2.4	17.6	3.1

Total proved reserves (developed and undeveloped)	14.4	68.6	12.2

	Technical volumes as of January 1, 2017
Argentina	Crude oil, condensate and natural gas liquids	Consumption plus Natural Gas sales	Consumption plus Natural Gas sales
Reserves category	(millions of barrels)	(billion cubic feet)	(millions of oil equivalent)
PROVED Developed	15.0	53.2	9.5
PROVED Undeveloped	3.4	11.5	2.0

Total proved reserves (developed and undeveloped)	18.4	64.7	11.5

There are no proved developed and undeveloped reserves in the oil & gas property in Mexico as at December 31, 2018, 2017 and January 1, 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table sets forth the reconciliation of the Company’s reserves data between January 1, 2018 and December 31, 2018:

	Crude oil, condensate and natural gas liquids (5)	Consumption plus Natural Gas sales (6)	Consumption plus Natural Gas sales
Argentina	(millions of barrels)	(billion cubic feet)	(millions of barrels of oil equivalent)
Proved reserves (developed and undeveloped)
Consolidated Entities
Reserves as of January 1, 2018 (*)	14.45	68.6	12.2
Increase (decrease) attributable to:
Revisions of previous estimates (1)	(0.6)	7.5	1.3
Extension and discoveries (2)	4.0	34.2	6.1
Purchases of proved reserves in place (3)	21.1	41.3	7.3
Production for the year (4)	(4.8)	(20.0)	(3.6)

Reserves as of December 31, 2018 (*)	34.2	131.6	23.4

Equity-accounted entities
Reserves as of January 1, 2018	—	—	—
Increase (decrease) attributable to:	—	—	—
Revisions of previous estimates	—	—	—
Extension and discoveries	—	—	—
Purchases of proved reserves in place	—	—	—
Production for the year	—	—	—

Reserves as of December 31, 2018	—	—	—

(*) Includes proved developed reserves: As of January 1, 2018	12.0	51.0	9.1
As of December 31, 2018	27.1	103.4	18.4

(1)

Revisions of previous estimates are mainly driven by a reduction of well performance of proved undeveloped oil-prone wells, and an increase of well performance of proved undeveloped gas-prone wells in Entre Lomas and Agua Amarga blocks.

(2)

Includes proved reserves from successor’s developments in unconventional concessions Coirón Amargo Sur Oeste and the unconventional development in Bajada del Palo Oeste. Includes conventional natural gas reserves in Lotena formation in Bajada del Palo Oeste (“BDPO”). Extensions include BDPO and Bajada del Palo Este (“BDPE”) concession extension additional reserves of Crude oil, condensate and natural gas from September 2025 to November 2053.

(3)

Includes proved reserves from successor’s purchases of additional working interest in Agua Amarga concession (Charco del Palenque and Jarrilla Quemada fields), Bajada del Palo (subsequently in November 2018 splitted into two concessions BDPO and BDPO), and Entre Lomas (Rio Negro and Neuquén concession), 55% interest in Coirón Amargo Norte, and 1.5% in Acambuco field.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

(4)	Considers predecessor PELSA’s production plus production from the rest of the fields since its acquisition on April 4, 2018.
(5)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 8.6% and 3.1% of our proved developed and undeveloped reserves as of January 1, 2018 and December 31, 2018, respectively.

(6)	Natural gas consumption represented 30.1% of consumption plus natural gas sale reported reserves volumes as of January 1, 2018, and 16.9% as of December 31, 2018.

The following table sets forth the reconciliation of the Company’s reserves data between January 1, 2017 and December 31, 2017:

	Crude oil, condensate and natural gas liquids (1)	Consumption plus Natural Gas sales (2)	Consumption plus Natural Gas sales
Argentina	(millions of barrels)	(billion cubic feet)	(millions of barrels of oil equivalent)
Technical volumes / Proved reserves (developed and undeveloped)
Consolidated entities
Technical volumes as of January 1, 2017	18.4	64.7	11.5
Increase (decrease) attributable to:
Revisions of previous estimates (3)	(2.1)	14.4	2.6
Extension and discoveries	—	—	—
Purchases of proved reserves in place	—	—	—
Production for the year	(1.8)	(10.3)	(1.8)

Technical volumes as of December 31, 2017	14.5	68.6	12.2

Equity-accounted entities
Reserves as of January 1, 2017	—	—	—
Increase (decrease) attributable to:	—	—	—
Revisions of previous estimates	—	—	—
Extension and discoveries	—	—	—
Purchases of proved reserves in place	—	—	—
Production for the year	—	—	—

Reserves as of December 31, 2017	—	—	—

(*) Includes proved developed reserves: As of January 1, 2017	15.0	53.2	9.5
As of December 31, 2017	12.0	51.0	9.1

(1)

Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 7.6% and 8.6% of our proved developed and undeveloped reserves as of January 1, 2017 and December 31, 2017, respectively.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

(2)	Natural gas consumption represented 35.4% of consumption plus natural gas sale reported reserves volumes as of January 1, 2017, and 30.1% as of December 31, 2017.
(3)

Revisions of previous estimates are mainly driven by a reduction of well performance of proved undeveloped oil-prone wells and workovers, and an increase of well performance of proved undeveloped gas-prone wells.

Liquids volumes are reported in million barrels (MMBbl) and sales gas volumes are reported in million Standard Cubic Feet (MMSCF) at standard conditions of 14.7 psia and 60 degrees Fahrenheit. The total liquid equivalent volume is reported in million barrels of oil equivalent (MMBOe), with gas being converted assuming 5,615 SCF of gas is equal to one Bbl liquids.

Standardized measure of discounted future net cash flows

The following table discloses estimated future cash flows from future production of proved developed and undeveloped reserves of crude oil, condensate, natural gas liquids and natural gas. As prescribed by SEC Modernization of Oil and Gas Reporting rules and ASC 932 of the FASB Accounting Standards Codification (ASC) relating to Extractive Activities—Oil and Gas (formerly SFAS no. 69 Disclosures about Oil and Gas Producing Activities), such future net cash flows were estimated using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials and using a 10% annual discount factor. Future development and abandonment costs include estimated drilling costs, development and exploitation installations and abandonment costs. These future development costs were estimated based on evaluations made by PELSA. The future income tax was calculated by applying the statutory tax rates in effect in Argentina in each period.

This standardized measure is not intended to be and should not be interpreted as an estimate of the market value of the Company’s reserves. The purpose of this information is to give standardized data to help the users of the financial statements to compare different companies and make certain projections. It is important to point out that this information does not include, among other items, the effect of future changes in prices costs and tax rates, which past experience indicates that are likely to occur, as well as the effect of future cash flows from reserves which have not yet been classified as proved reserves, of a discount factor more representative of the value of money over the lapse of time and of the risks inherent to the production of oil and gas. These future changes may have a significant impact on the future net cash flows disclosed bellow. For all these reasons, this information does not necessarily indicate the perception the Company has on the discounted future net cash flows from the reserve of hydrocarbons.

Million US$—Argentina	Successor— December 31, 2018	Predecessor— December 31, 2017	Predecessor— January 1, 2017
Future cash inflows	2,714	982	1,423
Future production costs	(1,338)	(711)	(868)
Future development and abandonment costs	(258)	(94)	(184)
Future income tax	(267)	(20)	(89)

Undiscounted future net cash flows	851	157	282
10% annual discount	(243)	(40)	(82)

Standardized measure of discounted future net cash flows	608	116	200

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

There is no Vista’s nor Vista Argentina’s share in equity method investees’ standardized measure of discounted future net cash flows during the years ended December 31, 2018, 2017 and January 1, 2017. There are not estimated cash flows directly associated with oil and gas producing activities in Mexico during the periods/years abovementioned.

Changes in the standardized measure of discounted future net cash flows

The following table discloses the changes in the standardized measure of discounted future net cash flows for the period from April 4 to December 31, 2018 (Successor) and for the period from January 1, 2018 to April 3, 2018 and from January 1, 2017 to December 31, 2017 (Predecessor):

Million US$	Successor For the period from April 4, 2018 to December 31, 2018	Predecessor For the period from January 1, 2018 to April 3, 2018	Predecessor For the year ended December 31, 2017
Standardized measure of discounted future net cash flows at beginning of year	124	116	200
Net change in sales prices and production costs related to future production (1)	188	—	(148)
Net change in estimated future development costs (2)	(145)	—	36
Net change due to revisions in quantity estimates (3)	35	—	17
Net change due to extensions, discoveries and improved recovery (4)	16	—	—
Accretion of discount	10	3	24
Net Change due to purchases and sales of minerals in place (5)	385	—	—
Other	20	1	10
Sales of crude oil, NGLs and natural gas produced, net of production costs	(67)	(6)	(109)
Previously estimated development costs incurred	99	10	30
Net change in income tax (6)	(57)	1	56

Change in Standardized measure of discounted future net cash flows of the year	484	8	(84)

Standardized measure of discounted future net cash flows at end of year	608	124	116

a.

Mainly driven by an increase in prevailing oil prices from 54.55 US$/bbl by April 4, 2018 to 60.20 US$/bbl by December 31, 2018 and a reduction in production costs. During such period, average production costs went from 27 US$/bbl to 21 US$/bbl. Mainly driven by a decrease in prevailing oil prices from 64.2 US$/bbl by year end 2016 to 54.5 US$/bbl by year end 2017.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018 AND FOR THE PERIOD FROM APRIL 4, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND THE FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH APRIL 3, 2018 AND FOR THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b.

Due to an increase in future activity Charco del Palenque (addition of two new locations), Entre Lomas Río Negro (recategorization of two probable gas workovers to proved developed) and Bajada del Palo Oeste targeting Vaca Muerta formation (start of development) for the period from April 4 to December 31, 2018 (Successor). Due to a reduction in future activity because of the above-mentioned decrease in prevailing prices for the period from January 1, 2017 to December 31, 2017 (Predecessor).

c.

Due to an increase in wells locations to be drilled and changes in declining rates for the period from April 4 to December 31, 2018 (Successor). Due to an increase in gas well types for the period from January 1, 2017 to December 31, 2017 (Predecessor).

d.	Due to the initiation of the development of Vaca Muerta formation in Bajada del Palo Oeste and the extension of the concession.
e.	Due to the acquisition of: APCO, the non-controlling interest in PELSA, and Medanito-25 de Mayo and Jagüel de los Machos for the period from April 4 to December 31, 2018 (Successor).
f.

Due to an increase of the expected cash inflows before taxes for the period from April 4 to December 31, 2018 (Successor). Due to a change in income tax rate which was introduced by the above-mentioned tax reform and a reduction of expected cash inflows for the period from January 1, 2017 to December 31, 2017 (Predecessor). Said tax reform reduces the income tax for Argentine companies for undistributed earnings from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning as from January 1, 2020.

Report of Independent Auditors

To the Board of Directors of APCO Oil & Gas S.A.U.:

We have audited the accompanying financial statements of APCO Oil & Gas International Inc. Argentina Branch (“APCO” or “the Company”), which comprise the statement of financial position as of April 3rd, 2018; the related statements of profit or loss and other comprehensive income, changes in Head Office account and cash flows for the period beginning January 1st, 2018 and ended on April 3rd, 2018 and, the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis for Qualified Opinion

As discussed in Notes 1.3 and 2.1 to the financial statements, APCO has not presented the statements of profit or loss and other comprehensive income, changes in Head Office Account and cash flows for the comparable period of the preceding financial year, which are required by International Financial Reporting Standards issued by the International Accounting Standards Board, because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X.

Qualified Opinion

In our opinion, except for the omission of comparative information as referred to in the Basis for Qualified

Opinion paragraph, the financial statements present fairly, in all material respects, the financial position of the Company as of April 3rd, 2018, and the results of its operations and its cash flows for the period beginning January 1st, 2018 and ended on April 3rd, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matters

Note 30 to the accompanying financial statements presents Supplemental Oil & Gas Reserves Information. U.S. Securities and Exchange Commission (SEC) Regulation requires that entities engaged in oil and gas producing activities present the Supplemental Oil & Gas Reserves Information, in conformity with the disclosure requirements of U.S. generally accepted accounting principles (US GAAP), to supplement the financial statements. Such information, although not a part of the financial statements, is required by the SEC and Financial Accounting Standards Board who consider it to be an essential part of financial reporting for placing the financial statements in an appropriate operational, economic, or historical context. While the disclosures included in the supplemental information are pursuant to US GAAP, the financial amounts presented therein are based on the Company’s financial statements and underlying accounting records, which are prepared in accordance with International Financial Reporting Standards. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the financial statements, and other knowledge we obtained during our audit of the financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

Member of Ernst & Young Global

City of Buenos Aires, Argentina

January 23, 2019

except for the Other Matters described above, as to which the date is

April 5, 2019

Report of Independent Auditors

To the Board of Directors of APCO Oil & Gas S.A.U.:

We have audited the accompanying financial statements of APCO Oil & Gas International, Inc. (Argentina Branch), which comprise the statements of financial position as of December 31, 2017 and January 1, 2017, and the related statements of profit or loss and other comprehensive income, of changes in Head Office account and of cash flows for the year ended December 31, 2017.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion

As discussed in Note 2.1., the accompanying financial statements are not presented in accordance with International Financial Reporting Standard 1, First-time Adoption of International Financial Reporting Standards, as they do not include comparative figures, which constitute departures from International Financial Reporting Standards as issued by the International Accounting Standards Board.

Qualified Opinion

In our opinion, except for the effects of the matter described in the basis for qualified opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APCO Oil & Gas International, Inc. (Argentina Branch) as of December 31, 2017 and January 1, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ezequiel Luis Mirazón
Ezequiel Luis Mirazón (Partner)

/s/ Price Waterhouse & Co. S.R.L.
Price Waterhouse & Co. S.R.L.

Buenos Aires, Argentina

January 23, 2019

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of profit or loss and other comprehensive income for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017

(In thousands of U.S. Dollars)

	Notes	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
Revenue from contracts with customers	5	17,690	66,059
Cost of revenues
Crude oil stock fluctuation	6.1	786	(22)
Operating expenses	6.2	(6,868)	(32,261)
Depreciation, depletion and amortization		(5,614)	(18,506)
Royalties		(2,909)	(11,371)

Gross profit		3,085	3,899

Selling expenses	7	(789)	(3,302)
General and administrative expenses	8	(1,154)	(4,909)
Exploration expenses	9	(26)	(148)
Impairment loss of property, plant and equipment	12	(435)	(1,080)
Other operating income	10.1	588	5,165
Other operating expenses	10.2	—	(69)

Operating profit / (loss)		1,269	(444)

Interest income	11.1	5	629
Interest expense	11.2	(28)	(811)
Other financial results	11.3	128	3,541

Financial results, net		105	3,359

Profit before income tax		1,374	2,915
Income tax expense	13	(2,813)	(3,642)

Loss for the period/year		(1,439)	(727)

Other comprehensive loss
Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods
— Remeasurements loss related to defined benefits plans	20	—	(332)
— Income Tax benefit	13	—	39

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods		—	(293)

Other comprehensive loss for the period/year, net of income tax		—	(293)

Total comprehensive loss for the period/year		(1,439)	(1,020)

Notes 1 to 30 are an integral part of these financial statements

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of financial position as of April 3, 2018, December 31, 2017 and January 1, 2017

(In thousands of U.S. Dollars)

	Notes	April 3, 2018	December 31, 2017	January 1, 2017
Assets
Non-current assets
Property, plant and equipment	12	73,741	78,078	85,943
Intangible assets		76	101	124
Trade and other receivables	14	24	29	130

Total non-current assets		73,841	78,208	86,197

Current assets
Inventories	16	1,977	1,191	1,213
Other financial assets	15.1	—	19	—
Trade and other receivables	14	14,798	12,266	36,559
Cash and cash equivalents	17	6,755	7,241	9,033

Total current assets		23,530	20,717	46,805

Total assets		97,371	98,925	133,002

Notes 1 to 30 are an integral part of these financial statements

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of financial position as of April 3, 2018, December 31, 2017 and January 1, 2017 (cont’d)

(In thousands of U.S. Dollars)

	Notes	April 3, 2018	December 31, 2017	January 1, 2017
Head Office account and liabilities
Head Office account
Head Office contributions	18.1	14,457	14,457	14,457
Operating account with Head Office	18.3	65,156	65,156	89,885
Accumulated losses		(7,704)	(6,265)	(6,265)
Accumulated other comprehensive losses		(880)	(880)	(587)

Total Head Office account		71,029	72,468	97,490

Liabilities
Non-current liabilities
Deferred income tax liabilities, net	13	5,764	4,358	10,554
Provisions	19	5,778	5,796	5,116
Employee defined benefits plan obligation, net	20	1,514	1,473	1,372
Salaries and social security payable		—	—	4

Total non-current liabilities		13,056	11,627	17,046

Current liabilities
Provisions	19	278	300	232
Borrowings	15.2	—	—	3,978
Salaries and social security payable	21	564	828	776
Income tax liability	13	4,449	4,390	1,162
Other taxes and royalties payable	22	1,071	1,081	1,785
Accounts payable and accrued liabilities	23	6,924	8,231	10,533

Total current liabilities		13,286	14,830	18,466

Total liabilities		26,342	26,457	35,512

Total Head Office account and liabilities		97,371	98,925	133,002

Notes 1 to 30 are an integral part of these financial statements

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of changes in Head Office account for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017

(In thousands of U.S. Dollars)

	Head Office contributions	Operating account with Head Office (Note 18.3)	Accumulated Earnings	Accumulated other comprehensive losses	Total Head Offices’ balances
Balances as of January 1, 2017	14,457	89,885	(6,265)	(587)	97,490

Loss for the year	—	—	(727)	—	(727)
Other comprehensive loss for the year	—	—	—	(293)	(293)

Total comprehensive loss	—	—	(727)	(293)	(1,020)

— Assignment in favor of the Head Office of the loan receivable that the Branch had with Pluspetrol S.A. (Note 18.3)	—	(24,002)	—	—	(24,002)
— Transfer from Accumulated earnings to Operating account with Head Office	—	(727)	727	—	—

Balances as of December 31, 2017	14,457	65,156	(6,265)	(880)	72,468

Loss for the period	—	—	(1,439)	—	(1,439)

Total comprehensive loss	—	—	(1,439)	—	(1,439)

Balances as of April 3, 2018	14,457	65,156	(7,704)	(880)	71,029

Notes 1 to 30 are an integral part of these financial statements

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of cash flows for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017

(In thousands of U.S. Dollars)

	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
Cash flows from operating activities
Loss for the period/year	(1,439)	(727)
Adjustments to reconcile loss for the period/year to net cash flows provided by operating activities:
Depreciation and depletion	5,592	18,412
Amortization of intangible assets	22	23
Loss on sale or disposal of property, plant and equipment	37	224
Impairment of oil and gas properties, exploration and evaluation assets	435	1,080
Recovery of allowances, net	(151)	(230)
Charge for provisions, net	—	(19)
Accrued interests	—	151
Unwinding of discount on asset retirement obligation provision	86	287
Net exchange difference and other financial results	(400)	(1,411)
Accrued income tax	2,813	3,642
Accrued defined employees’ benefits plans	75	(693)
Changes in working capital:
Increase in trade and other receivables	(2,356)	(1,250)
(Increase)/Decrease in inventories	(786)	22
Decrease in accounts payable and accrued liabilities and other payables	(1,307)	(2,302)
(Decrease)/Increase in employee defined benefits obligation	(34)	501
(Decrease)/Increase in salaries and social security payable	(264)	48
Decrease in taxes and royalties payable	(103)	(1,743)
Increase/(Decrease) in provisions	9	(645)
Income tax paid	(1,254)	(5,572)

Net cash flows provided by operating activities	975	9,798
Cash flows from investing activities
Payments for acquisition of property, plant and equipment	(1,727)	(9,150)
Proceeds from sales of property, plant and equipment	—	298
Payments for acquisition of other financial assets	—	(19)
Proceeds from sales of other financial assets	19	—

Net cash flows used in investing activities	(1,708)	(8,871)

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

Statements of cash flows for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (cont’d)

	For the period from January 1, 2018 to April 3, 2018	For the year ended December 31, 2017
Cash flows from financing activities
Payments of borrowings	—	(4,115)
Payments of borrowings´ interests	—	(151)

Net cash flows used in financing activities	—	(4,266)

Net decrease in cash and cash equivalents	(733)	(3,339)

Cash and cash equivalents at the beginning of the period/year	7,241	9,033
Effects of exchange rate changes on cash and cash equivalents	247	1,547
Net decrease in cash and cash equivalents	(733)	(3,339)

Cash and cash equivalents at the end of the period/year	6,755	7,241

Significant non-cash transactions
Acquisition of property, plant and equipment through Carry Petrolero (Note 12 and Note 27.3.1)	—	4,418
Increase in asset retirement obligation provision	—	669
Assignment in favor of the Head Office of the other receivable that the Branch had with Pluspetrol S.A.	—	24,002

Notes 1 to 30 are an integral part of these financial statements

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 1. Corporate and general information

1.1 General information and activities

APCO Oil and Gas International Inc. Argentina Branch (the “Branch” or the “Company”) was established as a branch of APCO Oil and Gas International Inc. (“APCO Inc.”), its Head Office stablished in Cayman Island. The Branch was organized under the laws of the Republic of Argentina on September 20, 1973. However, as of the date of issuance of these financial statements and after the business acquisition by Vista Oil & Gas, S.A.B de C.V (“VISTA”) described below, the Company does not have any controlling ultimate parent company or party.

The current registered address and the main office of the Company are located in Buenos Aires province (Argentina), in Del Libertador Avenue No. 101, Vicente López.

The Company´s main purpose is the exploration and exploitation of hydrocarbons in the Republic of Argentina through its participation in joint operations (Note 27). The main activity of the Company is the production and trading of oil and gas (Upstream).

On April 4, 2018, VISTA, through its Mexican subsidiary Vista Holding I, S.A. of C.V. (VISTA I), acquired a 100% equity interest in APCO Inc. and a 5% equity interest in APCO Argentina, S.A. (“APCO Argentina”) for a total cash consideration of 349,761.

The Company has interests in the following oil and gas properties:

iv.	In the Neuquén basin:

a.	A 61.11% operating interest in the Coirón Amargo Norte (“CAN”) exploitation concessions (operated by the Company);

b.	A 45% non-operating interest in the Coirón Amargo Sur Oeste (“CASO”) evaluation lot (operated by O&G Development Ltd. S.A.) (see Note 29.2);

c.	A 23% non-operating interest in the concessions for exploitation Entre Lomas, Bajada del Palo and Agua Amarga (operated by Vista Argentina S.A. – formerly Petrolera Entre Lomas S.A. or “PELSA”).

v.	In the Golfo San Jorge basin:

a.	a 16.94% non-operating interest in the concessions for exploitation Sur Río Deseado Este I (operated by Roch S.A. as of April 3, 2018. On April 30, 2018, the operator changed to Pentanova Energy);

b.	a 44% non-operating interest in the Sur Río Deseado Este exploitation contract (operated by Roch S.A. as of April 3, 2018. On April 30, 2018, the operator changed to Quintana E&P Argentina S.R.L.).

vi.	In the Northwest basin a 1.5% non-operating interest in the concession for exploitation in Acambuco (operated by Pan American Energy LLC (Sucursal Argentina)).

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

1.3	Regulatory framework

Oil and gas

1.2.1 Amendment to the Argentine Hydrocarbons Law

On October 29, 2014, the Argentine National Congress enacted Law No. 27,007 amending Hydrocarbons Law No. 17,319. This Law incorporates new drilling techniques available in the oil industry, as well as changes mainly related to terms and extensions of exploration permits and exploitation concessions, canons and royalty rates, new legal concepts for the exploration and exploitation of unconventional hydrocarbons in the Continental Shelf and the Territorial Sea, and a promotion regime pursuant to Executive Order No. 929/13, among other key factors for the industry.

The main changes introduced by Law No. 27,007 are detailed below:

g)

It establishes terms for exploration permits and exploitation and transportation concessions, making a distinction between conventional and unconventional, and continental shelf and territorial sea reservoirs.

h)

The 12% payable as royalties to the grantor by exploitation concessionaires on the proceeds derived from liquid hydrocarbons extracted at wellhead and the production of natural gas will remain effective. In case of extension, additional royalties for up to 3% on the royalties applicable at the time of the first extension, up to a maximum of 18%, will be paid for the following extensions.

i)

It provides for two types of non-binding commitments between the Argentine National Government and the Provinces aiming to establish a uniform environmental legislation and to adopt a uniform tax treatment to encourage hydrocarbon activities.

j)

It restricts the Argentine National Government and the Provinces from reserving new areas in the future in favor of public or mixed companies or entities, irrespective of their legal form. Thus, contracts entered into by provincial companies for the exploration and development of reserved areas before this amendment are safeguarded.

k)

The extension of the Investment Promotion Regime for the Exploitation of Hydrocarbons (Decree No. 929/2013) is established for projects representing a direct investment in foreign currency of at least US$ 250 million, increasing the benefits for other type of projects.

l)

Reversion and transfer of hydrocarbon exploitation permits and concessions in national offshore areas is established when no association contracts subscribed with Integración Energética Argentina S.A. (“IEASA”, formerly Energía Argentina S.A. or “ENARSA”) to the Argentine National Secretariat of Energy exist.

1.2.2 Gas Market

During the last few years, the Argentine National Government has created different programs seeking to encourage and increase gas injection into the domestic market.

1.2.2.1 Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection (the “IR Program”)

In November 2013, pursuant to Resolution No. 60/13, the Commission of Strategic Planning and Coordination of the National Hydrocarbon Investment Plan (the “Commission”) created the IR Program covering companies with

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

no previous production or with a 3.5 MMm3/day production cap, establishing price incentives for production increases and Liquefied Petroleum Gas (“NGL”) importation penalties in case of breach of the committed volumes. Furthermore, companies benefiting from this Program and meeting the applicable conditions may request the interruption of their participation in that program and their incorporation into the current one. Resolution No. 60/13 (as amended by the Secretariat of Energy Resolution N° 22/14 and N° 139/14), established a price ranging from 4 US$/MMBTU to 7.5 US$/MMBTU, based on the highest production curve attained.

On January 4, 2016, Executive Decree No. 272/15 was passed dissolving the Commission created pursuant to Executive Decree No. 1,277/12 and providing that the powers assigned to it would be exercised by the Ministry of Energy and Mining (“MEyM”).

During 2016, the Company received bonds denominated in U.S. Dollars issued by the Argentine Government (BONAR 2020) for an amount of U.S. Dollars 8.3 million for the cancellation of debts outstanding as of December 31, 2015 under the Program. Furthermore, the Executive Decree imposed restrictions on the transferability of such bonds, with a limit of up 3% per month without penalty until December 31, 2017, except to subsidiaries and/or affiliates, and required the filing of information on a monthly basis. All BONAR 2020 received during 2016 from this program were used to settle intragroup debts during 2016.

During 2017, the Company received ARS 36.5 million, ARS 21.8 million and ARS 26.2 million related to this program corresponding to the second, third and fourth quarters of 2016, respectively, representing a total amount of approximately 4.7 million.

The Company has recognized the income from the subsidies of this program at the date of filing before the MEyM in the line item “Surplus Gas Injection Compensation (SGIC) within Other operating income. As of December 31, 2017, the presentations for fiscal year 2017 amounted to ARS 81.8 million (approximately 4.4 million).

On April 3, 2018, the MEyM issued Resolution No. 97/18 approving the procedure for the settlement of the outstanding compensations under this program. The beneficiary companies that elect for the application of the procedure included in the aforementioned resolution must declare their adhesion to it within the term of twenty business days, waiving all right, action, appeal and claim, present or future, both in administrative and judicial jurisdiction, in relation to the payment of the obligations arising from the Program. (See Note 29.1)

1.2.2.2 Agreement for gas supply to distributors

On November 29, 2017, the Company, together with the main Argentine gas producers, executed with the MEyM the terms for the supply of natural gas to distributors aiming to establish basic conditions for the purchase of gas supply to distributors, effective from January 1, 2018 to December 31, 2019 (the “transition period”).

Moreover, it established the continuity of the gradual and progressive path of reduction of subsidies, all within the framework of the process of normalization of the natural gas market, which occurs within the period of validity of such Terms and Conditions until December 31, 2019 considered as the “transition period” until the price of natural gas supply agreements will be the price resulting from the free interaction of supply and demand.

The guidelines established in the Terms and Conditions include, among others, the recognition of the right to transfer to the gas tariff the cost of gas acquisition paid by users and consumers; establishes the available

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

volumes that each producer and each basin must make available daily to the distributors for each month, who may express their lack of interest before a certain date set forth in the Terms and Conditions; establishes penalties for non-compliance for any of the parties regarding their obligation to deliver or take gas; establishes gas prices for each basin for the next two years between 2018 and 2019, in US dollars, the parties being able to set prices lower than those established under the applicable free negotiations; establishes payment guidelines for the purchases made by the Distributors to producers; ENARSA assumes the obligation to supply the demand corresponding to areas reached by the subsidies of residential gas consumption contemplated in article 75 of Law 25,565 (corresponding to the areas of lower price of residential gas charged to users and consumers), during the period of transition.

The Terms and Conditions constitute the terms and conditions to consider in the negotiations of their respective individual agreements, without this being construed as an obligation. Additionally, the Terms and Conditions establish guidelines for early termination in the event of non-compliance by the parties.

1.2.3 Oil Market

1.2.3.1 Oil Plus Program (“Petróleo Plus”)

The Company participated in the Petróleo Plus Program, which provided for certain incentives to production companies.

Since October 1, 2008, the Argentina government implemented a program denominated “Petróleo Plus” with the objective of increasing crude oil production and investments in crude oil reserves in Argentina. The program awarded fiscal credits to production companies based on two different criteria: i) production growth and ii) replacement of total proved reserves.

Crude oil producers were able to earn fiscal credit certificates awarded on a quarterly basis, which could be applied to the payment of hydrocarbons export taxes or traded to third party exporters. The benefits of the program are recognized by the Company once the fiscal credits are receivable and there is reasonably certainty that they will be applied or sold in a determined period of time.

In the third quarter of 2015, the Executive Branch of Argentina through Decree N° 1,330/2015 abrogated this program and provided that outstanding incentives pending settlement would be settled through the issuance of Government bonds.

On September 15, 2015, the Company received a total of Government Bonds with a face value of U.S. Dollars 3.6 million of BONAR 2024 and U.S. Dollars 0.9 million of BONAD 2018.

On November 30, 2016, Executive Branch Decree No. 1,204/2,016 was published in the Official Gazette, expanding the issuance of Government bonds for the same purpose. The companies benefiting from the compensations pending cancellation of the Petróleo Plus that adhere to this Decree must allocate an amount equivalent to that received to investments in exploration and exploitation of hydrocarbon in Argentina within 18 month after the receipt of the corresponding bonds. There was a restriction on the ability of companies to sell BONAR 2020 up to 3% per month until December 2017, inclusive. Starting in 2018, there was no restriction on the sale of the BONAR 2020. In the months in which companies do not exercise their right to sell BONAR 2020 up to the aforementioned percentage, they may accumulate any remaining bonds for sale in the following

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

months. In no case, the sale in a given month shall exceed 12% of the Total BONAR 2020 received. In case of failure to comply with the aforementioned limit, companies would be subject to a fine equivalent to 10% of the total BONAR 2020 received. However, the bond may be transferred to subsidiaries or affiliates above the established limits.

On December 28, 2016, the Company filed the respective adhesion letter. Consequently, on January 16, 2017, the Company received the amount of U.S. Dollars 12.5 million of BONAR 2020. All BONAR 2020 received from this program were used to settled intragroup debts during 2016.

1.2.3.2 Argentine Hydrocarbons Industry Transition to International Price Agreement

In December 2015, after the new Argentine government assumed office, the official exchange rate significantly depreciated, thus directly affecting crude oil costs for refiners. As a result, the Argentine Government jointly with Argentine´s producers and refiners, agreed to specific domestic crude oil prices for 2016. A price of U.S. Dollars 67.5 and U.S. Dollars 54.9 per barrel was determined for Medanito variety and Escalante variety, respectively, for the first seven months and the application of a 2%, 4%, 6%, 8% and 10% discount on such prices for the rest of the months, respectively.

On January 11, 2017, the Argentine Government and Argentine´s producers and refiners signed the Argentina Hydrocarbons Industry Transition to International Price Agreement (the “Price Agreement”), aiming to achieve international parity for domestic crude oil price produced and traded in Argentina during 2017.

On March 21, 2017, Executive Order No. 192/2017 created the Crude Oil and Oil Derivatives Import Operations Registry and established tariff positions for certain products subject to registration and authorization requirements.

Notwithstanding the foregoing, the agreement provided for the power of either party to abandon the agreement during its term, which was also subject to compliance with certain variables such as the exchange rate or price of Brent crude oil within certain established parameters. During the last quarter of 2017, the price agreement was suspended because it considered this suspension in case the average international price of 10 days exceeds the local price, but it also states that it may be restored if the average price of Brent crude is positioned below the local price for more than 10 days.

Since then, the market players — producers and refiners — began to freely agree on domestic oil prices, generally valid on a calendar-month basis and linked to the Brent international benchmark, while maintaining limits on the exchange rate.

1.2.3.3 Withholdings for hydrocarbon exports

On September 4, 2018, pursuant to Decree No. 793/2018, the Argentine government reestablished until December 31, 2020, a 12% export tax on commodities with a cap of ARS 4 for each U.S. Dollar for primary commodities (including oil and gas) and ARS 3 for other manufactured products. Although the Company does not actually export hydrocarbons, the domestic prices are influenced by this regulation.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

1.2.4 Royalties and tariffs

The royalties are applied to the total production of the concessions, and are calculated by applying a 12% rate to production, after discounting certain expenses in order to bring the value of the cubic meter of crude oil, natural gas and NGL at a price from wellhead.

As of July 2009, as part of the agreement to extend concessions with the Province of Neuquén, as mentioned in Note 27.3, an extraordinary tariff on production of 3% was imposed to the production corresponding to the Neuquén territory of the Entre Lomas and the Bajada del Palo areas.

The Branch paid to the Province of Río Negro an additional extraordinary tariff of 6.5% on the monthly production of the Charco del Palenque and Jarilla Quemada oil and gas properties in Agua Amarga, from November 2009 to August 2015, respectively, date of the commercial viability was declared by such Province.

Additionally, as part of the extension agreement of the concession with the Province of Río Negro, as mentioned in Note 27.3, a complementary tariff of 3% of the production corresponding to the Río Negro territory of the Entre Lomas area was imposed.

Finally, the royalties applied to the production of CAN is 12%, the royalties related to CASO are 15%, the royalties related to Sur Río Deseado Este I is 12% and Sur Río Deseado Este II is 15%.

1.4 Purpose of the financial statements

These financial statements were prepared for its inclusion by VISTA, the Company’s current indirect controlling shareholder (Note 1.1), in connection with the filing by VISTA of a Registration Statement with the Securities and Exchange Commission (‘‘SEC’’) of the United States of America, in compliance with Rule 3-05 of Regulation S-X under the Securities Act (“Rule 3-05”).

Note 2. Basis of preparation and significant accounting policies

2.1 Basis of preparation and presentation

These financial statements as of April 3, 2018, December 31, 2017 and January 1, 2017 and for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 (hereinafter referred to as the “financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The financial statements as of December 31, 2017 and for the year then ended are the first set of financial statements prepared in accordance with IFRS as issued by the IASB. Note 2.4 presents the effects of the adoption of IFRS by the Company. An additional statement of financial position as of January 1, 2017 is presented in these financial statements due to the adoption of IFRS by the Company.

Considering the purpose of preparation of these financial statements, the Company has presented the statements of profit or loss and other comprehensive income, changes in Head Office account and cash flows for the period from January 1, 2018 to April 3, 2018 (the latter being the date prior to the acquisition by VISTA), with comparative information for the full year ended December 31, 2017. International Accounting Standard (“IAS”) 1 requires the presentation of comparative information in respect of the preceding period for all the amounts

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

reported in the current period’s financial statements with the purpose to provide information that is useful in analyzing an entity’s financial statements. Considering the purpose of preparation of these financial statements, the presentation referred to above did not include that comparative information.

The financial statements have been prepared on a historical cost basis, except for certain financial assets that have been measured at fair value. The financial statements are presented in U.S. Dollars and all values are rounded to the nearest thousand (U.S. Dollars ‘000), except when otherwise indicated.

These financial statements have been approved for issue by the Board of Directors of APCO Oil & Gas S.A.U. on January 23, 2019.

2.2 New accounting standards, amendments and interpretations issued by the IASB, which are not yet effective and have not been early adopted by the Company

- IFRS 16, Leases — IFRS 16 was issued in January 2016 and it replaces IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.

IFRS 16 sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model similar to the accounting for finance leases under IAS 17. The standard includes two recognition exemptions for lessees — leases of ’low-value’ assets (e.g., personal computers) and short-term leases (i.e., leases with a lease term of 12 months or less). At the commencement date of a lease, a lessee will recognize a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). Lessees will be required to separately recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset.

The right-of-use asset is initially measured at cost and subsequently measured at cost (subject to certain exceptions) less accumulated depreciation and impairment losses, adjusted for any remeasurement of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at that date. Subsequently, the lease liability is adjusted for interest and lease payments, as well as the impact of lease modifications, among others. Furthermore, the classification of cash flows will also be affected as operating lease payments under IAS 17 are presented as operating cash flows; whereas under the IFRS 16 model, the lease payments will be split into a principal and an interest portion and will be presented as financing cash flows. Variable lease payments that do not depend on an index or rate are not included in the lease liability and will continue to be presented as operating cash flows.

Lessees will be also required to remeasure the lease liability upon the occurrence of certain events (e.g., a change in the lease term, a change in future lease payments resulting from a change in an index or rate used to determine those payments). The lessee will generally recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset.

Lessor accounting under IFRS 16 is substantially unchanged from today’s accounting under IAS 17. Lessors will continue to classify all leases using the same classification principle as in IAS 17 and distinguish between two types of leases: operating and finance leases.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

IFRS 16, which is effective for annual periods beginning on or after January 1, 2019, requires lessees and lessors to make more extensive disclosures than under IAS 17. The Company will adopt IFRS 16 on January 1, 2019 and will apply the modified retrospective method.

The Company is in the process of quantifying the effects of IFRS 16 and developing its accounting policy under the new standard. This process includes evaluating the different lease agreements as well as other contracts in which the definition of lease could be fulfilled regardless of its legal form, those that may qualify under the accounting exceptions provided by the standard (low value and short term) and developing their corresponding judgment on potentially subjective issues, particularly with respect to the definition of the lease and the evaluation of the term of the lease.

Information on the Company’s leases currently classified as operating leases, which are not recognized on the statement of financial position, is presented in Note 26 and provides an indication of the magnitude of assets and liabilities that will be recognized on the statement of financial position from 2019. However, the commitments information provided in Note 26 is on an undiscounted basis whereas the amounts recognized under the new standard will be on a discounted basis.

- IFRIC 23 “Uncertainty over Income Tax Treatments”: issued in June 2017 clarifies how to apply IAS 12 when there is uncertainty over income tax treatments to determine income tax. According to the interpretation, an entity shall reflect the effect of the uncertain tax treatment by using the method that better predicts the resolution of the uncertainty, either through the most likely amount method or the expected value method. Additionally, an entity shall assume that the taxation authority will examine the amounts and has full knowledge of all related information in assessing an uncertain tax treatment in the determination of income tax. The interpretation shall apply for annual reporting periods beginning on or after January 1, 2019, early application is permitted. The Company is analyzing the impact of the application of IFRIC 23; however, it estimates that it will not have any material impact on the Company’s results of operations or financial position.

- Amendments to IFRS 9 “Prepayment Features with Negative Compensation”: The amendments to IFRS 9 clarify that for the purpose of assessing whether a prepayment feature meets the solely payments of principal and interest (“SPPI”) condition, the party exercising the option may pay or receive reasonable compensation for the prepayment irrespective of the reason for prepayment. In other words, prepayment features with negative compensation do not automatically fail SPPI. The amendment applies to annual periods beginning on or after 1 January 2019, with earlier application permitted. There are specific transition provisions depending on when the amendments are first applied, relative to the initial application of IFRS 9. The Company is analyzing the impact of its application; however, it estimates that it will not have any impact on the Company´s results of operations or financial position as it does not have any prepayment features.

- Amendments to IFRS 10 and IAS 28 — Sale or Contribution of Assets between an Investor and its Associate or Joint Venture: The amendments address the conflict between IFRS 10 and IAS 28 in dealing with the loss of control of a subsidiary that is sold or contributed to an associate or joint venture. The amendments clarify that the gain or loss resulting from the sale or contribution of assets that constitute a business, as defined in IFRS 3, between an investor and its associate or joint venture, is recognized in full. Any gain or loss resulting from the sale or contribution of assets that do not constitute a business, however, is recognized only to the extent of unrelated investors’ interests in the associate or joint venture. The IASB has deferred the effective date of these amendments indefinitely, but an entity that early adopts the amendments must apply them prospectively.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The Company will apply these amendments when they become effective and is in assessing the impact on its consolidated financial statements.

- Amendments to IAS 19: Plan Amendment, Curtailment or Settlement.

The amendments to IAS 19 address the accounting when a plan amendment, curtailment or settlement occurs during a reporting period. The amendments specify that when a plan amendment, curtailment or settlement occurs during the annual reporting period, an entity is required to:

•

Determine current service cost for the remainder of the period after the plan amendment, curtailment or settlement, using the actuarial assumptions used to remeasure the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event.

•

Determine net interest for the remainder of the period after the plan amendment, curtailment or settlement using: the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event; and the discount rate used to remeasure that net defined benefit liability (asset).

The amendments also clarify that an entity first determines any past service cost, or a gain or loss on settlement, without considering the effect of the asset ceiling. This amount is recognized in profit or loss. An entity then determines the effect of the asset ceiling after the plan amendment, curtailment or settlement. Any change in that effect, excluding amounts included in the net interest, is recognized in other comprehensive income.

The amendments apply to plan amendments, curtailments, or settlements occurring on or after the beginning of the first annual reporting period that begins on or after January 1, 2019, with early application permitted. These amendments will apply only to any future plan amendments, curtailments, or settlements of the Company.

- Improvements to IFRSs — 2015-2017 Cycle:

These improvements include:

•	IFRS 3 Business Combinations

The amendments clarify that, when an entity obtains control of a business that is a joint operation, it applies the requirements for a business combination achieved in stages, including remeasuring previously held interests in the assets and liabilities of the joint operation at fair value. In doing so, the acquirer remeasures its entire previously held interest in the joint operation.

An entity applies those amendments to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2019, with early application permitted. These amendments will apply on future business combinations of the Company.

•	IFRS 11 Joint Arrangements

A party that participates in, but does not have joint control of, a joint operation might obtain joint control of the joint operation in which the activity of the joint operation constitutes a business as defined in IFRS 3. The amendments clarify that the previously held interests in that joint operation are not remeasured.

An entity applies those amendments to transactions in which it obtains joint control on or after the beginning of the first annual reporting period beginning on or after January 1, 2019, with early application

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

permitted. These amendments are currently not applicable to the Company but may apply to future transactions.

•	IAS 12 Income Taxes

The amendments clarify that the income tax consequences of dividends are linked more directly to past transactions or events that generated distributable profits than to distributions to owners. Therefore, an entity recognizes the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the entity originally recognized those past transactions or events.

An entity applies those amendments for annual reporting periods beginning on or after January 1, 2019, with early application permitted. When an entity first applies those amendments, it applies them to the income tax consequences of dividends recognized on or after the beginning of the earliest comparative period. Since the Company’s current practice is in line with these amendments, the Company does not expect any effect on its financial statements.

- IAS 23 Borrowing Costs

The amendments clarify that an entity treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete.

An entity applies those amendments to borrowing costs incurred on or after the beginning of the annual reporting period in which the entity first applies those amendments. An entity applies those amendments for annual reporting periods beginning on or after January 1, 2019, with early application permitted. Since the Company’s accounting policy is in line with these amendments, the Company does not expect any effect on its financial statements.

2.3 Summary of significant accounting policies

2.3.1 Segment reporting

The Company’s sole business is the exploration and production of oil and natural gas in Argentina. As a result, management views the Company´s business and operations as one segment. The one segment presentation is consistent with the internal reporting provided to the Company’s chief operating decision-maker, which is the highest decision-making authority, responsible for allocating resources and setting the performance of the entity’s segment.

2.3.2. Joint arrangements

Under IFRS 11 “Joint Arrangements”, investments in joint arrangements are classified as either joint operations or joint ventures. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement. The Company has joint operations arrangements but does not have any joint venture.

Joint operations

A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

When the Company undertakes its activities under joint operations, the Company as a joint operator recognizes in relation to its interest in a joint operation:

•	its assets, including its share of any assets held jointly;

•	its liabilities, including its share of any liabilities incurred jointly;

•	its revenue from the sale of its share of the output arising from the joint operation;

•	its share of the revenue from the sale of the output by the joint operation; and

•	its expenses, including its share of any expenses incurred jointly.

The Company accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the IFRSs applicable to the particular assets, liabilities, revenues and expenses. These have been incorporated in the financial statements under the appropriate headings. Interest in joint operations and other agreements have been calculated based upon the latest available financial statements or financial information as of the end of each period/year, taking into consideration significant subsequent events and transactions as well as management information available. When necessary, adjustments are made to the financial statements or financial information to bring their accounting policies into line with the Company’s accounting policies.

When the Company transacts with a joint operation in which a group entity is a joint operator (such as a sale or contribution of assets), the Company is considered to be conducting the transaction with the other parties to the joint operation, and gains and losses resulting from the transactions are recognized in the Company´s financial statements only to the extent of other parties’ interests in the joint operation. When a group entity transacts with a joint operation in which a group entity is a joint operator (such as a purchase of assets), the Company does not recognize its share of the gains and losses until it resells those assets to a third party.

The main joint operations are described in Note 27.

2.3.3 Property, plant and equipment

Property, plant and equipment is measured following the cost model. It is recognized at cost less depreciation and less any subsequent accumulated impairment losses.

Subsequent acquisition costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

The cost of work in progress whose construction will extend over time includes, if applicable, borrowing costs. Any income obtained from the sale of commercially valuable production during the construction period of the asset is recognized reducing the cost of the work in progress.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Works in progress are valued according to their degree of progress. Works in progress are recorded at cost, less any loss due to impairment, if applicable.

The initial estimated asset retirement obligations in hydrocarbons areas, discounted at a risk adjusted rate, are capitalized in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amounts payable is recognized. Changes in the measurement of asset retirement obligations that result from changes in the estimated timing, amount of the outflow of resources required to settle the obligation, or the discount rate, are added to, or deducted from, the cost of the related asset. If a decrease in the liability exceeds the carrying amount of the asset, the excess is recognized immediately in profit or loss.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount.

2.3.3.1 Depreciation methods and useful lives

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. An asset carrying amount is written down immediately to its recoverable amount if the asset´s carrying amount is greater than its estimated recoverable amount.

The Company depreciates drilling costs applicable to productive wells and to developmental dry holes, productive wells, machinery and fields related to conventional reserves in the oil and gas production areas according to the units of production method, by applying the ratio of oil and gas produced to estimated proved developed oil and gas reserves, except in the case of assets whose useful life is less than the life of the reserve, in which case, the straight-line method is applied. The acquisition cost of property with proved reserves, including mineral properties, is depreciated by applying the ratio of oil and gas produced to estimated total proved oil and gas reserves. Acquisition costs related to properties with unproved reserves and unconventional resources are valued at cost with recoverability periodically assessed based on geological and engineering estimates of reserves and resources that are expected to be proved over the life of each concession and are not depreciated.

The capitalized costs related to the acquisition of property and the extension of concessions with proved reserves have been depreciated by field on a unit-of-production basis by applying the ratio of produced oil and gas to the estimated proved oil and gas reserves.

Production facilities (including any significant identifiable component) are depreciated under the unit of production method considering proved develop reserves.

The Company´s remaining items of property, plant and equipment (including any significant identifiable component) are depreciated by the straight-line method based on estimated useful lives, as detailed below.

Land is not depreciated.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The useful lives of the assets not related with the above-mentioned activities are estimated as follows:

Buildings	50 years
Vehicles	5 years
Machinery and installations	10 years
Computer equipment	3 years
Furnitures	10 years
Production facilities	10 years

2.3.3.2 Assets for oil and gas exploration

The Company uses the successful efforts method of accounting for its oil and gas exploration and production activities.

This method involves the capitalization of: (i) the cost of acquiring properties in oil and gas exploration and production areas; (ii) the cost of drilling and equipping exploratory wells that result in the discovery of commercially recoverable reserves; (iii) the cost of drilling and equipping development wells, and (iv) the estimated asset retirement obligations.

The exploration and evaluation activity involves the search for hydrocarbon resources, the determination of its technical feasibility and the evaluation of the commercial viability of an identified resource.

According to the successful efforts method of accounting, exploration costs, such as Geological and Geophysical (“G&G”) costs, excluding exploratory well costs and seismic 3D on exploitation concessions, are expensed during the period in which they are incurred.

Once the legal right to explore has been acquired, the costs directly associated with an exploration well are capitalized as intangible exploration and evaluation assets until the well is completed and the results evaluated. These costs include compensation to directly attributable employees, materials and fuel used, drilling costs, as well as payments made to contractors.

Drilling costs of exploratory wells are capitalized until it is determined that proved reserves exists and they justify the commercial development. If reserves are not found, such drilling costs are expensed as an unproductive well. Occasionally, an exploratory well may determine the existence of oil and gas reserves but they cannot be classified as proved when drilling is complete, subject to an additional appraisal activity (for example, the drilling of additional wells) but it is probable that they can be developed commercially. In those cases, such costs continue to be capitalized insofar as the well has allowed determining the existence of sufficient reserves to warrant its completion as a production well and the Company is making sufficient progress in evaluating the economic and operating feasibility of the project.

All these capitalized costs are subject to a technical, commercial and administrative review, as well as a review of impairment indicators at least once a year, which serves to confirm the continuous intention to develop or otherwise extract value from the discovery. When this is no longer the case, costs are expensed.

When proven oil and gas reserves are identified and the administration approves the start-up, the corresponding capitalized expense is evaluated first in terms of its impairment and (if required) loss due to impairment is

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

recognized; then the remaining balance is transferred to Wells and Production Facilities. With the exception of licensing costs, no amortization is charged during the phase of exploration and evaluation.

The initial estimated asset retirement obligations in hydrocarbons areas, discounted at a risk adjusted rate, are capitalized in the cost of the assets and depreciated using the units of production method. Additionally, a liability at the estimated value of the discounted amounts payable is recognized. Changes in the measurement of asset retirement obligations that result from changes in the estimated timing, amount of the outflow of resources required to settle the obligation, or the discount rate, are added to, or deducted from, the cost of the related asset. If a decrease in the liability exceeds the carrying amount of the asset, the excess is recognized immediately in profit or loss.

2.3.3.3 Rights and Concessions

The rights and concessions are recorded as part of property, plant and equipment and depleted based on production units over the total of the developed and undeveloped proved reserves of the corresponding area. The calculation of the rate of production units for the depreciation / amortization of field development costs takes into account expenditures incurred to date, together with the authorized future development expenditures.

2.3.4 Impairment of non-financial assets

Non-financial assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset´s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset´s fair value less costs of disposal and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows, which are largely independent of the cash inflows from other assets or groups of assets (cash generating units or “CGU”). Non-financial assets that have been impaired, as applicable, are reviewed for possible reversal of the impairment at the end of each reporting period (see note 3.2.1).

2.3.5 Foreign currency translation

2.3.5.1 Functional and presentation currency

Information included in the financial statements is measured in the functional and presentation currency of the Company, which is the currency of the primary economic environment in which the entity operates. The functional currency is the U.S. Dollar, which is the Company’s presentation currency.

2.3.5.2 Transaction and balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the date of the transaction. Foreign exchange gain and loss resulting from the settlement of any transaction and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement, unless they have been capitalized.

The exchange rates used at the end of each reporting period are the selling rate for monetary assets and monetary liabilities, and transactional selling exchange rate for foreign currency transactions.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.6 Financial instruments

2.3.6.1 Other financial assets

2.3.6.1.1 Classification

2.3.6.1.1.1 Financial assets at amortized cost

Financial assets are classified and measured at amortized cost only if the following criteria have been met:

iii.	the objective of the Company’s business model is to hold the asset to collect the contractual cash flows;

iv.	the contractual terms, on specified dates, have cash flows that are solely payments of principal and interest on the outstanding principal.

2.3.6.1.1.2 Financial assets at fair value

If any of the above mentioned criteria has not been met, the financial asset is classified and measured at fair value through profit or loss (“FVTPL”).

2.3.6.1.2 Recognition and measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset.

A gain or loss on a debt investment that is subsequently measured at fair value and is not part of a hedging relationship is recognized in profit or loss. A gain or loss on a debt investment that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the financial asset is derecognized or impaired and through the amortization process using the effective interest rate method.

The Company reclassifies financial assets if and only if its business model to manage financial assets is changed.

Trade and other receivables

Trade receivables and other receivables are recognized at fair value and subsequently measured at amortized cost, using the effective interest method, less allowance for expected credit losses, if applicable.

Receivables arising from hydrocarbons delivered but unbilled at the closing date of each reporting period are initially recognized at fair value and subsequently measured at amortized cost using the effective interest rate method.

Where applicable, allowances for tax credits expected losses have been recognized based on estimates on their un-collectability within their statutory limitation period.

2.3.6.1.3 Impairment of financial assets

The Company recognizes an allowance for Expected Credit Losses (“ECL”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

For trade receivables, the Company applies a simplified approach in calculating ECLs. Therefore, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on ECLs at each reporting date. The Company analyzes each of its clients considering its historical credit loss experience, adjusted for forward-looking factors specific to the debtor and the economic environment.

ECLs, when applicable, are provided for credit losses that result from default events. For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default.

The Company considers a financial asset in default when contractual payments are more than 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

2.3.6.1.4 Offsetting of financial instruments

Financial assets and financial liabilities are presented gross in the statement of financial unless both of the following criteria are met: the Company currently has a legally enforceable right to set off the recognized amounts; and the Company intends to either settle on a net basis or realize the asset and settle the liability simultaneously. A right of set off is the Company’s legal right to settle an amount payable to a creditor by applying against it an amount receivable from the same counterparty.

The relevant legal jurisdiction and laws applicable to the relationships between the parties are considered when assessing whether a current legally enforceable right to set off exists.

2.3.6.2 Financial liabilities and equity instruments

2.3.6.2.1 Classification as debt or equity

Debt and equity instruments issued by an entity are classified either as financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

2.3.6.2.2 Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by an entity are recognized at the proceeds received, net of direct issue costs.

2.3.6.2.3 Financial liabilities

All financial liabilities are recognized initially at fair value and are subsequently measured at amortized cost using the effective interest method or at FVTPL. Borrowings are recognized initially at fair value, net of transaction costs incurred.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Financial liabilities that are not 1) contingent consideration of an acquirer in a business combination, 2) held-for trading, or 3) designated as at FVTPL, are subsequently measured at amortized cost using the effective interest method.

The Company did not have any financial liability measured at FVTPL as of April 3, 2018, December 31, 2017 and January 1, 2017.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

2.3.6.2.4 De-recognition of financial liabilities

The Company derecognizes financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

When an existing financial liability is replaced with another from the same lender in substantially different terms, or the terms of an existing liability are significantly modified, such exchange or modification is treated as a de-recognition of the original liability and recognition of a new liability. The difference in the respective book values is recognized in profit or loss.

2.3.7 Revenue from contract with customers and other income recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company has generally concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

The revenue recognition criteria of the main activities of the Company includes revenue for the exploration and exploitation of oil and gas. Revenue from sale of crude oil, natural gas and NGL is recognized at the point in time when control of the asset is transferred to the customer, generally on delivery of the inventory. The normal credit term is 30 to 45 days upon delivery.

Revenues from oil and natural gas production in which the Company has a joint interest with other producers are recognized when sales are made to customers and production costs will be accrued or deferred to reflect differences between volumes taken and sold to customers and the group’s ownership interest in total production volumes resulting from the Company’s contractual interest in the consortium.

Based on the revenue analysis carried out by the Company’s Management, Note 5 has been broken down by (i) type of good and (ii) sales channels. All the revenues of the Company are recognized at a point in time.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Contract balances

Contract assets

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If the Company performs by transferring goods or services to a customer before the customer pays consideration or before payment is due, a contract asset is recognized for the earned consideration that is conditional.

Trade receivables

A receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). Refer to accounting policies of financial assets in note 2.3.6.1.

Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before the Company transfers goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when the Company performs under the contract.

Other operating income — Government grants — Recognition of compensation for injection of surplus gas

Grants from the government are recognized at their fair value where there is a reasonable assurance that the grant will be received and the Company will comply with all attached conditions. There are no unfulfilled conditions or other contingencies attaching to the following grants.

The recognition of income for the injection of surplus gas is under the scope of IAS 20 since it involves a compensation as a result of the production increase committed. This item has been disclosed under Surplus Gas Injection Compensation in “Other operating income”, in the statement of profit or loss and other comprehensive income.

The Company did not benefit directly from any other forms of government assistance.

Interest income

Interest income is recognized using the effective interest method. When a receivable is impaired, the Company reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument, and continues unwinding the discount as interest income. Interest income on impaired loans is recognized using the original effective interest rate.

2.3.8 Inventories

This line item includes crude oil stock, raw materials and materials and spare parts, as describe below.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Inventories are stated at the lower of cost or net realizable value. The cost of inventories includes expenditures incurred in the production and other necessary costs to bring them to their existing location and condition. Cost is determined using the weighted average cost method.

The net realizable value is the estimated selling price in the ordinary course of business less the estimated direct costs to make the sale.

The assessment of the recoverable value of these assets is made at each reporting date, and the resulting loss is recognized in the statement of profit or loss and other comprehensive income when the inventories are overstated.

The portion of materials and spare parts for maintenance or improvements on existing assets is disclosed under the heading “Property, plant and equipment”.

2.3.9 Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. If any, bank overdrafts are shown within borrowings in current liabilities in the statement of financial position and there are not disclosed under Cash and cash equivalents in the statement of cash flows since they are not part of the Company’s cash management.

2.3.10 Head Office account

Head Office account’s movements have been accounted for in accordance with the pertinent decisions of the Head Office Shareholders’ meetings and legal or regulatory standards.

a. Assigned capital

Assigned capital represents the capital assigned to the Branch by the Head Office, comprised of the contributions that were made by the Head Office.

b. Retained earnings

Retained earnings comprise accumulated profits or losses without a specific appropriation. Retained earnings can be distributable by the decision of the Head Office Shareholders’ meeting as dividends, as long as they are not subject to legal restrictions. These retained earnings / (accumulated losses) comprise prior years’ earnings that were not distributed or losses and the amounts transferred from other comprehensive income.

In accordance with Law No. 25,063, dividends distributed in cash or in kind, in excess of the accumulated tax profits at the close of the fiscal year immediately prior to the date of payment or distribution, were subject to a 35% withholding tax as a sole and definitive payment (equalization tax).

The sanction of Law No. 27,430, published on December 29, 2017 (See Note 28), removed this withholding tax on dividends for new profits generated from fiscal years beginning on or after January 1, 2018. That law replaces

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

it with a withholding tax of 7% for fiscal years 2018 and 2019 and 13% for subsequent fiscal years, on dividends distributed by capital companies in favor of their shareholders, when they are individuals or undivided successions residents of Argentina or beneficiary residing abroad of Argentina.

c. Other comprehensive income

It includes gains and losses from the actuarial gains and losses for defined benefit plans and the related tax effect.

d. Earnings distribution

Earnings distribution to Head Office is recognized as a liability in the financial statements in the year in which the dividends are approved by the Head Office Shareholders’ Meeting and included in the line item “Operating account with Head Office”.

2.3.11 Employee benefits

2.3.11.1 Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognized in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current salaries and social security payable in the statement of financial position.

The costs related to compensated absences, such as vacation and holiday bonus and the cost of the bonus, are recognized as they are accrued.

2.3.11.2 Defined benefit plans

Labor costs liabilities are accrued in the periods in which the employees provide the services that trigger the consideration.

The cost of defined contribution plans is periodically recognized in accordance with the contributions made by the Company. Additionally, the Company operates several defined benefit plans. Defined benefit plans define an amount of pension benefit that an employee will receive on retirement, depending on one or more factors, such as age, years of service and compensation. In accordance with conditions established in each plan, the benefit may consist in a single payment, or in making complementary payments to those made by the pension system.

The defined benefit liability recognized in the statement of financial position, at the end of the reporting period, is the present value of the defined benefit obligation net of the fair value of the plan assets, when applicable. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using future actuarial assumptions about demographic and financial variables that affect the determination of the amount of such benefits.

Actuarial gains and losses from experience adjustments and changes in actuarial assumptions are recognized in other comprehensive income (loss) in the period in which they arise and past service costs are recognized immediately in the statement of profit or loss and other comprehensive income.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.12 Borrowing costs

General and specific borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized during the period of time that is required to complete and prepare the asset for its intended use or sale. Qualifying assets are assets that necessarily take a substantial period to get ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

Other borrowing costs are expensed in the period in which they are incurred.

During the period beginning January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 the Company did not capitalize any borrowing costs as it does not have qualifying assets or borrowing costs incurred during those period/year.

2.3.13 Provisions and contingent liabilities

Provisions are recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources will be required to settle that obligation, and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Provisions are measured at the present value of the expenditures expected to be required to settle the present obligation, taking into account the best available information as of the date of the financial statements based on assumptions and methods considered appropriate and taking into account the opinion of the Company’s legal advisors. As additional information becomes available to the Company, estimates are revised and adjusted periodically. The discount rate used to determine the present value reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as financial costs.

When the Company expects a part or all of the provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain.

Contingent liabilities are: i) possible obligations that arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of uncertain future events not wholly within the control of the entity; or ii) present obligations that arise from past events but it is not probable that an outflow of resources will be required to its settlement; or whose amount cannot be measured with sufficient reliability.

Contingent liabilities are not recognized. The Company discloses in notes to the financial statements a brief description of the nature of material contingent liabilities.

Contingent liabilities, whose possibility of any outflow in settlement is remote, are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.13.1 Provision for asset retirement obligation

The Company recognizes a provision for asset retirement obligation or well plugging and abandonment when there is a current legal or implicit obligation as a result of past events and it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made.

In general, the obligation arises when the asset is installed or the land/environment is disturbed in the location of the well. When the liability is initially recognized, the present value of the estimated costs is capitalized increasing the carrying value of the related assets for the extraction of oil and gas to the extent that they have been incurred due to the development / construction of the well.

Additional provisions that arise due to greater development / construction in the property for oil and gas extraction are recognized as additions or charges to the corresponding assets and when the decommissioning liability is originated.

Changes in estimated times or the cost of well plugging and abandonment are treated prospectively by recording an adjustment to the provision and a corresponding adjustment to the properties for oil and gas extraction. Any reduction in the liability for well plugging and abandonment and, therefore, any deduction of the asset to which it relates may not exceed the carrying amount of that asset. If it does, any surplus with respect to the carrying amount is immediately transferred to profit or loss.

If the change in the estimate results in an increase in the decommissioning liability and, therefore, an addition to the carrying amount of the asset, the Company considers whether or not there is an indication of impairment of the asset in an integral manner and, be so, it undergoes impairment testing. For mature deposits, if the estimate of the revised value of assets for oil and gas extraction, net of well plugging and abandonment provisions, exceeds the value recoverable, that part of the increase is charged directly to expenses.

Over time, the discounted liability increases with the change in present value, based on the discount rate that reflects the current market assessments and the specific risks of the liability. The periodic reversion of the discount is recognized in the income statement and other comprehensive income as a financial cost.

The Company recognizes deferred tax assets with respect to the temporary difference between the well plugging and abandonment provisions and the corresponding deferred tax liability with respect to the temporary difference in an asset retirement obligation asset.

2.3.13.2 Provision for environmental remediation

Provision for environmental costs are recognized when it is probable that a cleanup will be carried out and the estimated costs can be estimated reliably. Generally, the timing of recognition of these provisions concur with the commitment of a formal action plan or, if it is before, at the time of the divestment or the closure of the inactive sites.

The amount recognized is the best estimate of the required expense to settle the obligation. If the effect of the value of money over time is material, the recognized value is the present value of the estimated future expense.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

2.3.14 Income tax and minimum presumed income tax

2.3.14.1 Current and deferred income tax

The tax expenses for the period/year include current and deferred tax. Tax is recognized in the income statement of profit or loss and other comprehensive income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated based on the tax laws enacted or substantively enacted at the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions, where appropriate, based on amounts expected to be paid to the tax authorities. Where tax treatments are uncertain, if it is considered probable that a taxation authority will accept the Company’s proposed tax treatment, income taxes are recognized consistent with the Company’s income tax filings. If it is not considered probable, the uncertainty is reflected using either the most likely amount or an expected value, depending on which method better predicts the resolution of the uncertainty.

Deferred income tax is recognized, using the liability method, on temporary differences between the tax basis of assets and liabilities and their carrying amounts in the financial statements. Deferred tax liabilities are generally recognized for all taxable temporary differences. However, deferred tax liabilities are not recognized if they come from the initial recognition of goodwill.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available and can be used against temporary differences. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset the recognized amounts and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Current and deferred tax assets and liabilities have not been discounted, and are stated at their nominal values.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Income tax rates prevailing as of April 3, 2018 in Argentina (see Note 28) are 30% (December 31, 2017: 35% and January 1, 2017: 35%).

2.3.14.2 Minimum presumed income tax

The Company assesses the minimum presumed income tax in Argentina by applying the current 1% rate over the assets computable at the closing of the year.

Additionally, the Company calculates tax on minimum presumed income tax applying the current 1% tax rate to taxable assets estimated at the end of each reporting period. This tax is complementary to income tax in Argentina. The Company´s tax liability will be the higher between the liability of income tax and the liability determined as explained above for this tax. However, if the minimum presumed income tax exceeds income tax during one fiscal year, such excess may be computed against any income tax excess over the minimum presumed income tax that may be generated in the following ten years.

On July 22, 2016, Law No. 27,260 was published, which eliminates the minimum presumed income tax for the years beginning on January 1, 2019 and later in Argentina.

As of April 3, 2018, December 31, 2017 and January 1, 2017, the income tax determined was in excess of the presumed income tax determined for those periods, as such no presumed income tax was recognized as of those dates. The Company does not have any presumed income tax asset deferred as other receivables related to previous years.

2.3.15 Leases

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception of the lease. The arrangement is, or contains, a lease if fulfilment of the arrangement is dependent on the use of a specific asset (or assets) and the arrangement conveys a right to use the asset (or assets), even if that asset is (or those assets are) not explicitly specified in an arrangement.

2.3.15.1 The Company as a lessee

A lease is classified at the inception date as a finance lease or an operating lease. A lease that transfers substantially all the risks and rewards incidental to ownership to the Company is classified as a finance lease.

Finance leases are capitalized at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance costs in the statement of profit or loss, unless they are directly attributable to qualifying assets, in which case they are capitalized in accordance with the Company’s general policy on borrowing costs. Contingent rentals are recognized as expenses in the periods in which they are incurred.

A finance leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Company will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

An operating lease is a lease other than a finance lease. Operating lease payments are recognized as an operating expense in the statement of profit or loss on a straight-line basis over the lease term. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

2.4 First-time adoption of IFRS

As indicated in note 1.1., the Company is a branch of APCO Inc., its Head Office stablished in Cayman Island. The Company evaluated that it is a Reporting Entity separate from its Head Office and accordingly, it issues separate financial statements under IFRS.

The Company has applied IFRS as of and for the first time for the year ended December 31, 2017 with a transition date as of January 1, 2017 and it consistently applied the accounting policies set out in Note 2.3 in preparing its financial statements as of April 3, 2018 and for the period from January 1, 2018 to April 3, 2018, and as of December 31, 2017 and for the year ended on that date. The Company has applied all the IFRS that are mandatorily effective in the fiscal year beginning January 1, 2018. In addition, those accounting policies were consistently applied in the preparation of an opening IFRS statement of financial position at January 1, 2017 (the “Transition Date”).

For periods up to and including the year ended December 31, 2017, the Company originally prepared its financial statements in accordance with Argentine Generally Accepted Accounting Principles (“AR GAAP”).

When preparing the first financial statements under IFRS, the Company adjusted the amounts previously reported in its financial statements prepared in accordance with AR GAAP. The explanation of the transition from AR GAAP to IFRS has affected the financial situation, results of operations and cash flows as explained below.

Accordingly, the Company has prepared financial statements that comply with the IFRS applicable as of and for the period ended April 3, 2018, as described in the summary of significant accounting policies. In preparing these financial statements, the Company’s opening statement of financial position was prepared as of January 1, 2017, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its AR GAAP financial statements, including the statement of financial position as of January 1, 2017 and as of December 31, 2017 and the results of operations for the year ended December 31, 2017.

Exemptions applied

Pursuant to IFRS 1 First-time Adoption of International Financial Reporting Standards, the Company has applied IFRS on a retrospective basis, subject to the following relevant mandatory exceptions and voluntary exemptions to retrospective application of IFRS:

c)	Estimates

IFRS 1 provides that estimates in accordance with IFRS at the date of transition shall be consistent with estimates made in accordance with previous GAAP (after adjustment to reflect differences in accounting policies), unless

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

there is objective evidence those estimates were in error. The estimates used by Vista’s management to present these amounts in accordance with IFRS reflect conditions at 1 January 2017, the date of transition to IFRS, and as of December 31, 2017. There were no adjustments made to previous GAAP estimates.

d)	Exemption for assets and liabilities of subsidiaries, associates and joint ventures

The Company became a first-time adopter after its Head Office, APCO Inc., which adopted IFRS as of December 31, 2015 with a transition date on January 1, 2014.

IFRS 1 allows a first-time adopter that adopts IFRS later than its parent to measure assets and liabilities in its financial statements at either:

(i) the carrying amounts included in the parent’s consolidated financial statements, based on the parent’s IFRS transition date, if no adjustments were made for consolidation procedures and effects of the business combination in which the parent acquired the subsidiary; or

(ii) the carrying amounts based on the Company’s own transition date, which could differ from (i) when exemptions result in measurements that depend on transition date or when accounting policies used differ from those used by the parent.

The Company has elected to use the carrying values of its assets and liabilities based upon the assets and liabilities derived from the transition date of APCO Inc.

Reconciliation of Head Office account at January 1, 2017 and December 31, 2017

	January 1, 2017	December 31, 2017	Reference
Head Office account under AR GAAP in thousands of AR$	1,327,415	934,589
Exchange rate (*)	15.89	18.65
Head Office account under AR GAAP in US$	83,538	50,115
Effect of application of the functional currency over:			a	)
• Property, Plant and Equipment	49,427	57,362	b	) and c)
• Inventory	442	9	g	)
• Others	(310)	15
• Impairment of Property, Plant and Equipment due to adoption in functional currency	(24,535)	(25,615)	c	)
Effect of Government Grants	5,722	—	h	)
Income tax effect	(16,794)	(9,418)	d	)

Head Office account under IFRS	97,490	72,468

(*)	At the exchange rate from AR$ to US$ at January 1, 2017 and at December 31, 2017, respectively.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Reconciliation of Total comprehensive income for the year ended December 31, 2017

	December 31, 2017	Reference
Net income under AR GAAP in thousands of AR$	68,043
Exchange rate (*)	16.55
Net income under AR GAAP in US$	4,110
Effect of application of the functional and reporting currency over:		a	)
• Property, Plant and equipment	7,595	b	)
• Effect of impairment of Property, Plant and equipment	(1,080)	c	)
• Inventory	—	g	)
• Exchange rate differences in ARGAAP	(4,903)	f	)
Effect of Recognition of government grant	(5,722)	h	)
Deferred Income Tax effect	(727)	d	)

Net loss for the year under IFRS in US$	(727)
• Effect of pension plan (net of deferred income tax)	(293)	e	)

Total comprehensive loss under IFRS in US$	(1,020)

(*)	Average exchange rate for the year 2017

d)	Effect of application of the functional and reporting currency

Under AR GAAP, the financial statements were measured and presented in argentine pesos (reporting currency) recognizing the effects of variations in the purchasing power of money by applying the method of restatement in constant currency established by Technical Resolution No. 6 and considering the provisions of the Decree 664/03, which established the suspension of the restatement of financial statements in constant currency as from March 1, 2003. Foreign currency transactions were recorded in argentine pesos at the exchange rate prevailing at the date of each transaction. Exchange differences arising on monetary items in foreign currencies were recognized as financial income (expense) in the year in which they arise.

Under IFRS, companies should determine their functional currency according to the criteria established by IAS 21, “The Effects of Changes in Foreign Exchange Rates”, which may differ from their reporting currency. According to the provisions of that standard, the Company´s management has defined the U.S. dollar as its functional currency. Accordingly, the Head Office account as of January 1 and December 31, 2017, prepared under AR GAAP, have been remeasured into U.S. dollars according to the procedure set out in IAS 21, with the objective of generating the same accounting information that would have been reported if the accounting records were kept in that functional currency.

According to the established procedures, monetary assets and liabilities are remeasured at the relevant closing exchange rates. Non-monetary items, which are measured in terms of historical cost, as well as income and expenses, are remeasured using the exchange rate at the date of the relevant transaction. The results of the remeasurement into U.S. dollars of monetary assets and liabilities in currencies different from U.S. dollar are recognized as income (expense) in the year in which they arise.

The Company’s investments in Joint Arrangements are classified as Joint Operations in accordance with IFRS 11 Joint Arrangements (interests in oil and gas exploration and production agreements). The Company has also determined that the functional currency of those joint arrangements is the U.S. dollar.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

e)	Valuation of property, plant and equipment (“PP&E”)

The Company has elected to value property, plant and equipment at depreciated cost at January 1, 2017, measured in the functional currency defined by the Company in accordance with IFRS.    After adopting IFRSs for the first time, the IFRSs allow the Company to choose the treatment for the measurement of PP&E components. The International Accounting Standard 16 — Property Plant and Equipment (“IAS 16”) provides that an entity shall choose either the “cost model” or the “revaluation model”. The Company chose to continue applying the cost model for all components of PP&E.

f)	Impairment of property, plant and equipment

Corresponds to the effect of the measurement of the impairment of property, plant and equipment in the functional currency defined by the Company in accordance with IFRS (see additionally Note 3.2.1).

g)	Income Tax effect:

Corresponds to the income tax effect of the adjustments under IFRS.

h)	Results related to defined benefit plans

Under AR GAAP, the actuarial losses arising from the remeasurement of the defined benefit obligation of pension plans were recognized under the “Other (expense) income, net” account of the statement of profit or loss.

Under IFRS, according to the provisions of IAS 19, “Employee benefits” remeasurements of the net defined benefit obligation are recognized in Other Comprehensive Income, and shall not be reclassified to profit or loss in a subsequent period and shall be transferred directly to retained earnings.

i)	Exchange differences in AR GAAP

Corresponds to the elimination of exchange differences recorded under AR GAAP originated by monetary assets and liabilities denominated in U.S. Dollars, and the recognition of the exchange differences representing the measurement of monetary assets and liabilities denominated in currencies other than U.S. dollar, as a result of the application of the functional currency concept previously mentioned.

j)	Inventory

Under both IFRS and AR GAAP, inventories are carried at Production cost. Production cost comprises direct purchase costs, cost of production, transportation and manufacturing expenses.

Additionally, commodity inventories and spare parts are stated at the lower of cost and net realizable value under both IFRS and AR GAAP.

The effect in inventory between AR GAAP and IFRS as stated in the reconciliation is due to effect of the change in the functional currency.

k)	Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection (the “IR Program”)

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Under ARGAAP, the Company recognized during 2017 the price incentives received for an amount of ARS 36.5 million, ARS21.8 million and ARS 26.2 million actually collected during the year related to the IR program explained in note 1.2.2.1 corresponding to the second, third and fourth quarters of 2016, respectively.

Under IFRS, those amounts were recognized on an accrual basis.

Main reclassifications

The main areas that originated reclassifications as a result of the first-time adoption of IFRS are listed below:

Statement of Financial Position:

f)	Mutual funds and certificates of deposits amounting to 2,445 were classified as Short-term Investments under AR GAAP while under IFRS are classified as Cash and cash equivalents

g)	Receivables with related parties amounting to $ 215 was classified under advances to suppliers while under IFRS is classified under related parties.

h)	Software licenses amounting to $ 100 was classified under Property, Plant and equipment while under IFRS is classified under Intangible Assets.

i)	Advances to vendors amounting to $ 140 was classified under Property, Plant and equipment while under IFRS is classified under other assets.

j)	Deferred Income tax amounting to $ (2,809) was classified under other assets while under IFRS it is classified as Deferred Income Tax liabilities.

k)	Pension plan liability amounting to $ 1,473 was classified under other payables while under IFRS is classified under Employee defined benefits plan obligation.

l)	Accrued Income tax liability was classified under taxes and royalties payable while under IFRS is classified under Income Tax payable.

Statement of cash flows

Checks to be deposited which were presented as cash and cash equivalents under AR GAAP, were disclosed under IFRS as Trade receivables.

Note 3. Significant accounting judgements, estimates and assumptions

The preparation of financial statements requires the Company’s management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, income and expenses.

The applied estimates and accounting judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these financial statements.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

3.1 Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimations (see Note 3.2 below), that the management have made in the process of applying the Company´s accounting policies and that have the most significant effect on the amounts recognized in the financial statements.

3.1.1 Contingencies

The Company is subject to various claims, lawsuits and other legal proceedings that arise during the ordinary course of its business. The Company’s liabilities with respect to such claims, lawsuits and other legal proceedings cannot be estimated with certainty. Periodically, the Company reviews the status of each contingency and assesses potential financial liability, applying the criteria indicated in Note 2.3.13, for which elaborates the estimates mainly with the assistance of legal advisors, based on information available to the Management at financial statements date, and taking into account litigation and resolution/settlement strategies.

Contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Company’s business, as well as third party claims arising from disputes concerning the interpretation of legislation.

The Company evaluates whether there would be additional expenses directly associated to the ultimate resolution of each contingency, which will be included in the provision if they may be reasonably estimated.

3.1.2 Joint arrangements

Judgement is required to determine when the Company has joint control over an arrangement, which requires an assessment of the relevant activities and when the decisions in relation to those activities require unanimous consent. The Company has determined that the relevant activities for its joint arrangements are those relating to the operating and capital decisions of the arrangement, including the approval of the annual capital and operating expenditure work program and budget for the joint arrangement, and the approval of chosen service providers for any major capital expenditure as required by the joint operating agreements applicable to the entity’s joint arrangements. The considerations made in determining joint control are similar to those necessary to determine control over subsidiaries (Power over the entity (for example, present rights that give it the ability to direct the relevant activities of the entity receiving the investment), exposure or rights to variable returns from their involvement with the entity; and the ability to use its power over the entity to affect its returns).

Judgement is also required to classify a joint arrangement. Classifying the arrangement requires the Company to assess their rights and obligations arising from the arrangement. Specifically, the Company considers:

•	The structure of the joint arrangement – whether it is structured through a separate vehicle.

•	When the arrangement is structured through a separate vehicle, the Company also considers the rights and obligations arising from:

•	The legal form of the separate vehicle.

•	The terms of the contractual arrangement.

•	Other facts and circumstances, considered on a case-by-case basis.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

This assessment often requires significant judgement. A different conclusion about both joint control and whether the arrangement is a joint operation or a joint venture, may materially affect the accounting.

3.1.3 Functional currency

The functional currency for the Company is the currency of the primary economic environment in which the entity operates. The functional currency of each entity in the Company is the U.S. Dollar. Determination of functional currency may involve certain judgements to identify the primary economic environment and the parent entity reconsiders the functional currency of its entities if there is a change in events and conditions, which determined the primary economic environment.

3.2 Key sources of estimation uncertainty

The estimates, which have a significant risk of producing adjustments on the amounts of the assets and liabilities during the following year, are detailed below:

3.2.1 Impairment of non-financial assets

Non-financial assets, including identifiable intangible assets, are reviewed for impairment at the lowest level at which there are separately identifiable cash flows that are largely independent of the cash flows of other groups of assets or CGUs. For this purpose, each own or jointly operated oil and gas property has been considered a single CGU, as all of each of their assets jointly contribute to the generation of independent cash inflows, which are derived from a single product; thus cash inflows cannot be attributed to individual assets.

In order to evaluate if there is evidence that a CGU could be impaired, both external and internal sources of information are analysed, whenever events or changes in circumstances indicate that the carrying amount of an asset or CGU may not be recoverable. Example of these events are, changes in the group’s business plans, changes in the group’s assumptions about commodity prices and discount rates, evidence of physical damage or, for oil and gas assets, significant downward revisions of estimated reserves or increases in estimated future development expenditure or decommissioning costs, the cost of raw materials, the regulatory framework, the projected capital investments and the evolution of the demand. If any such indication of impairment exists, the Group makes an estimate of the asset’s or CGU’s recoverable amount.

A CGU’s recoverable amount is the higher of its fair value less costs of disposal and its value in use (“VIU”). Where the carrying amount of a CGU exceeds its recoverable amount, the CGU is considered impaired and is written down to its recoverable amount. Given the nature of the Group’s activities, information on the fair value of an asset or CGU is usually difficult to obtain unless negotiations with potential purchasers or similar transactions are taking place. Consequently, unless indicated otherwise, the recoverable amount used in assessing impairment is value in use.

The value in use of each CGU is estimated based on the present value of future net cash flows that these CGU will generate. The business plans for each CGU, which are approved on an annual basis by executive management, are the primary source of information for the determination of value in use. They contain forecasts for oil, NGL and natural gas production, sales volumes, costs and capital expenditure. As an initial step in the preparation of these plans, various assumptions regarding market conditions, such as oil prices, natural gas

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

prices, foreign currencies exchange and inflation rates are set by executive management. These assumptions take into account existing prices, global supply-demand equilibrium for oil and natural gas, other macroeconomic factors and historical trends and variability. In assessing value in use, the estimated future cash flows are adjusted for the risks specific to the asset group and are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money.

An assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. After a reversal, the depreciation charge is adjusted in future periods to allocate the asset’s revised carrying amount, less any residual value, on a systematic basis over its remaining useful life.

Determination as to whether, and by how much, an asset or CGU is impaired involves management estimates on highly uncertain matters such as the effects of inflation and deflation on operating expenses, discount rates, production profiles, reserves and resources, and future commodity prices, including the outlook for global or regional market supply-and-demand conditions for crude oil and natural gas. Judgement is required when determining the appropriate grouping of assets into a CGU. The actual cash flows and the values may differ significantly from the expected future cash flows and the related values obtained through discount techniques and could result in a material change to the carrying values of the group’s assets.

Key assumptions used

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The calculation of value in use made by the Company for the Bajada del Palo CGU, Agua Amarga CGU, Entre Lomas CGU, , Coirón Amargo Sur Oeste (“CASO”) CGU, Coirón Amargo Norte (“CAN”) CGU, Acambuco CGU, Sur Río Deseado Este CGU is most sensitive to the following assumptions:

	April 3, 2018	December 31, 2017	January 1, 2017
Discount rates	11.25%	10.10%	10.66%
Crude oil, NGL and natural gas prices
Crude oil — Brent (USD/bbl.)
2017	—	—	55.00
2018	64.50	64.50	62.00
2019	65.00	65.00	65.00
2020	66.00	66.00	63.00
2021	65.90	65.90	65.00
2022	65.00	65.00	65.00
Onwards	65.00	65.00	65.00
Natural Gas — Local prices (US$/MMBTU)
2017	—	—	4.60
2018	4.60	4.60	4.60
2019	4.50	4.50	4.50
2020	4.50	4.50	4.50
2021	4.50	4.50	4.50
2022	4.50	4.50	4.50
Onwards	4.50	4.50	4.50
GLP — Local prices (US$/Tn.)
Onwards	439	439	439
Foreign Exchange rate (ARS/USD)
2017	—	—	18.00
2018	24.20	24.20	24.20
2019	30.40	30.40	30.40
2020	34.80	34.80	34.80
2021	38.60	38.60	38.60
2022	38.60	38.60	38.60
Onwards	38.60	38.60	38.60
Argentina Inflation Rate (2018-2021 from IMF)
2017	—	—	—
2018	28%	28%	28%
2019	17%	17%	17%
2020	13%	13%	13%
2021 and onwards	9%	9%	9%
US Inflation Rate
Onwards	+2%	+2%	+2%

Discount rates: Discount rates represent the current market assessment of the risks specific to the Company, taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

the Company and is derived from its weighted average cost of capital (WACC), with appropriate adjustments made to reflect the risks and to determine the post-tax rate. The income tax rate used is the current statutory tax rate in Argentina of 30% for 2018 and 2019 and of 25% for 2020 onwards (based on the modification of the year 2017 income tax law explained in Note 28). The WACC takes into account both cost of debt and cost of equity. For the calculation of the WACC, public market data of certain companies that are considered similar to the Branch according to the industry, region and specialty were used (“Comparables”). The cost of equity is derived from the expected return on investment by the Company’s investors that arise from the Capital Asset Pricing Model. The cost of debt is derived from the cost of Comparables’ corporate bonds.

Crude oil, natural gas and GLP prices: Forecast commodity prices are based on management’s estimates and available market data.

For crude oil prices, management considered discounts or premium depending on the quality of the crude oil or natural gas produced in each of the CGUs. The evolution of Brent prices was estimated with the median projections of analysts from different banks on the Brent Price for the next five years.

In order to forecast local price of natural gas at 9,300 kcal/m3 (“Gas Price”), given that it is decoupled from the international price of gas and is influenced by the Argentina level of supply and demand balances, management used an average of the price received for the sale of gas in each of the CGUs. The Gas Price is adjusted linearly by the calorific value of the gas produced from each of the CGUs.

The Company’s long-term assumption for oil prices is similar than recent market prices reflecting the judgement that recent prices are consistent with the market being able to produce sufficient oil to meet global demand sustainably in the longer term.

Production and reserves volumes: The estimated future level of production in all impairment tests is based on assumptions about future commodity prices, production and development costs, field decline rates, current fiscal regimes and other factors. Reserves assumptions for value-in-use tests are restricted to proved and probable reserves. To estimate the future level of production the reserve reports audited by external engineers were used adjusting by the temporality of the activity (e.g. drilling new wells and workovers) to adapt to the Company’s plans. These assumptions reflect all reserves and resources that management believe a market participant would consider when valuing the asset. In determining the recoverable amount, risk factors may be applied to reserves and resources, which do not meet the criteria to be treated as proved. For each type of reserve, management used a risk factor between 70% and 100% of success from their estimated full potential value.

Foreign exchange and inflation rates: For the evolution of the foreign exchange rate and Argentina inflation rate in ARS, an integral analysis was carried out, incorporating the Company´s own projections, market expectations and the Argentina Executive Branch estimates. With respect to the U.S. inflation rate in U.S. dollars management considered the forecasts of the Board of Governors of the FED (United States Federal Reserve).

Sensitivity to changes in assumptions

With regard to the assessment of value in use, management believes that there are no reasonably possible changes in any of the above key assumptions that would cause the carrying value of the any CGU to materially exceed its recoverable amount. With regard to the assessment of value in use as of April 3, 2018, December 31,

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

2017 and January 1, 2017, the sensitivity analyses below have been determined based on reasonably possible changes of the respective assumptions occurring at the end of the reporting period, while holding all other assumptions constant.

	As of April 3, 2018	As of December 31, 2017	As of January 1, 2017
Discount rate	+/- 100 basis points	+/- 100 basis points	+/- 100 basis points
Carrying amount	(136) / 85	(566) / 829	(975) / 1,353

Expected crude oil, natural gas and GLP prices	+/- 10%	+/- 10%	+/- 10%
Carrying amount	1,760 / (1,825)	2,675 / (1,294)	13,244 / (10,113)

Foreign exchange rate (ARS/U.S. Dollars)	+/- 10%	+/- 10%	+/- 10%
Carrying amount	679 / (896)	1,463 / (250)	4,535 / (5,223)

Argentina inflation rate	+/- 10%	+/- 10%	+/- 10%
Carrying amount	(906) / 583	(288) / 1,328	(4,794) / 4,805

The sensitivity analysis presented above may not be representative of the actual change in the carrying amount as it is unlikely that the change in assumptions would occur in isolation of one another as some of the assumptions may be correlated.

As of April 3, 2018, December 31, 2017 and January 1, 2017, the net book value of Property, Plant and Equipment are shown in Note 12.

During the period beginning January 1, 2018 to April 3, 2018, for the year ended December 31, 2017 and as of January 1, 2017, total impairment losses of 435, 1,080 and 24,535 were recognised in respect of producing oil and gas properties mainly corresponding to Agua Amarga, Entre Lomas and CAN CGUs.

The triggers for the impairment tests of the CGUs were primarily the effect of variability of prices, the macroeconomic situation of Argentina during those periods and variability of the discount rate. The recoverable amount was based on management’s estimate of VIU as of April 3, 2018, December 31, 2017 and January 1, 2017.

3.2.2 Current and deferred Income tax

The Company Management has to assess regularly the positions stated in the tax returns as regards those situations where the applicable tax regulations are subject to interpretation and, if necessary, establish provisions according to the estimated amount that the Company will have to pay to the tax authorities. When the final tax result of these items differs from the amounts initially recognized, those differences will have an effect on the income tax and on the deferred tax provisions in the fiscal year when such determination is made.

There are many transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for eventual tax claims based on estimates of whether additional taxes will be due in the future.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Deferred tax assets are reviewed at each reporting date and reduced in accordance with the probability that the sufficient taxable base will be available to allow for the total or partial recovery of these assets. Deferred tax assets and liabilities are not discounted. In assessing the realization of deferred tax assets, Management considers that it is likely that a portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income in the periods in which these temporary differences become deductible. To make this assessment, Management takes into consideration the scheduled reversal of deferred tax liabilities, the projections of future taxable profits and tax planning strategies.

Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. These estimates of future taxable profits are based on forecast cash flows from operations (which are impacted by production and sales volumes, oil and gas prices, reserves, operating costs, decommissioning costs, capital expenditure, dividends and other capital management transactions) and judgement about the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

In addition, future changes in tax laws in the jurisdictions in which the Company operates could limit the ability of the Company to obtain tax deductions in future periods.

The carrying amount as of April 3, 2018, December 31, 2017 and January 1, 2017 of the Deferred income tax liability, net is 5,764, 4,358 and 10,554, and for the Income tax liability is 4,449, 4,390 and 1,162, respectively.

3.2.3 Asset retirement obligations

Asset retirement obligations after completion of operations require the Company’s Management to estimate the number of wells, long-term well abandonment costs and the time remaining until abandonment. Technology, costs, political, environmental and safety considerations constantly change and may result in differences between actual future costs and estimates.

Asset retirement obligations estimates are adjusted when it is justified by changes in the evaluation criteria or at least once a year.

The carrying amount as of April 3, 2018, December 31, 2017 and January 1, 2017 of the Asset retirement obligation is 5,752, 5,774 and 4,839, respectively.

3.2.4 Actuarial assumptions in defined benefit plans

Actuarial commitments with defined benefit plans to employees are recognized as liabilities in the statement of financial position based on actuarial estimates revised annually by an independent actuary, using the projected unit credit method.

The present value of pension plan obligations depends on multiple factors that are determined according to actuarial estimates, which are revised annually by an independent actuary, net of the fair value of the plan assets, when applicable. For this purpose, certain assumptions are used including the discount rate and wage growth rate assumptions (Note 20).

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The carrying amount as of April 3, 2018, December 31, 2017 and January 1, 2017 of the Employee defined benefits plan obligation, net is 1,514, 1,473 and 1,372, and for the reserve recognized in accumulated other comprehensive income is 880, 880 and 587, respectively.

3.2.5 Oil and gas reserves

Oil and gas properties are depreciated using the units of production (“UOP”) method over total proved developed and undeveloped hydrocarbon reserves when applicable. Reserves mean oil and gas volumes that are economically producible, in the areas where the Company operates or has a (direct or indirect) interest and over which the Company has exploitation rights, including oil and gas volumes related to those service agreements under which the Company has no ownership rights on the reserves or the hydrocarbons obtained and those estimated to be produced for the contracting company under service contracts.

The life of each item of property, plant and equipment, which is assessed at least annually, has regard to both its physical life limitations and present assessments of economically recoverable reserves of the field at which the asset is located. There are numerous uncertainties in estimating proved reserves and future production profiles, development costs and prices, including several factors beyond the producer’s control. Reserve engineering is a subjective process of estimating underground accumulations involving a certain degree of uncertainty.

Reserves estimates depend on the quality of the available engineering and geological data as of the estimation date and on the interpretation and judgment thereof.

Reserve estimates are adjusted when is justified by changes in the evaluation criteria or at least once a year. These reserve estimates are based on the reports of oil and gas consulting professionals.

The Company uses the information obtained from the calculation of reserves in the determination of depreciation of assets used in the areas of oil and gas, as well as assessing the recoverability of these assets (Note 3.2.1 and Note 12).

Note 4. Segment information

The Company’s Chief Operating Decision-Maker (“CODM”) is responsible for the allocation of resources and evaluating the performance of the operating segment by monitoring the operating results of the oil & gas properties, based on its separate production, due to the purpose of making decisions about the allocation of the resources and performance indicators.

The Company’s CODM considers the business as one single segment, the exploration and production of natural gas, liquid gas and crude oil (includes all upstream business activities), through its own activities and share holdings in joint operations, and based on the business nature, customer portfolio and risks involved. The Company did not aggregate any segment, as it has only one.

For the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017, all its revenues and operations are derived from external argentine customers, the depreciation of oil & gas properties and property, plant and equipment is fully associated with Argentina. As of April 3, 2018, December 31, 2017 and January 1, 2017, all the Company’s non-current assets are located in Argentina.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Accounting criteria used to measure results, assets and liabilities of the segment is consistent with that used in these financial statements.

Note 5. Revenue from contracts with customers

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Sales of goods and services	17,690	66,059

Revenue from contracts with customers	17,690	66,059

The Company’s transactions and the main revenues steams are described in Note 2.3.7. The Company’s revenues are derived from contracts with customers.

5.1 Disaggregated revenue information

Types of goods or services	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Revenue from crude oil	13,386	48,939
Revenue from natural gas	3,830	15,432
Revenue from NGL	474	1,682
Revenue from other goods and services	—	6

Revenue from contracts with customers	17,690	66,059

Sales Channel	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Refineries	17,111	59,348
Other sales channels	579	6,711

Revenue from contracts with customers	17,690	66,059

5.2 Performance obligations

The Company’s performance obligations relates to the upstream business. The Upstream business carries out all activities relating to the exploration, development and production of oil and natural gas. Revenue from customers is generated mainly from the sale of produced oil, natural gas and NGL to third parties at a point in time.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 6. Crude oil stock fluctuation and operating expenses

Note 6.1 Crude oil stock fluctuation

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Inventories of crude oil at the beginning of the period/year	1,191	1,213
Less: Inventories of crude oil at the end of the period/year	(1,977)	(1,191)

Total Crude oil stock fluctuation	(786)	22

Note 6.2 Operating expenses

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Salaries and social security charges	604	3,861
Employee benefits	143	503
Fees and compensation for services	153	614
Consumption of materials	1,284	3,119
Maintenance	4,307	22,457
Rental and insurance	89	327
Surveillance and Security	32	251
Taxes, rates and contributions	14	55
Transportation	222	1,032
Other	20	42

Total Operating expenses	6,868	32,261

Note 7. Selling expenses

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Salaries and social security charges	15	119
Fees and compensation for services	3	—
Taxes, rates and contributions	552	2,059
Transportation	219	1,078
Other	—	46

Total selling expenses	789	3,302

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 8. General and administrative expenses

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Salaries and social security charges	137	379
Employee benefits	198	226
Fees and compensation for services	277	2,107
Rental and insurance	11	55
Taxes, rates and contributions	466	1,790
Communications	40	214
Other	25	138

Total General and administrative expenses	1,154	4,909

Note 9. Exploration expenses

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Salaries and social security charges	6	50
Fees and compensation for services	11	—
Communications	9	98

Total Exploration expenses	26	148

Note 10. Other operating income and expenses

Note 10.1 Other operating income

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Reversal of allowances for expected credit losses	171	320
Surplus Gas Injection Compensation (SGIC) (Note 1.2.2.1)	350	4,845
Other	67	—

Total other operating income	588	5,165

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

10.2 Other operating expenses

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Provision for contingencies	—	19
Other	—	50

Total other operating expenses	—	69

Note 11. Financial results

11.1 Interest income

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Commercial interest	5	70
Financial interest	—	559

Total Interest income	5	629

11.2 Interest expense

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Commercial interest	—	(158)
Other financial expenses	(28)	(653)

Total Interest expense	(28)	(811)

11.3 Other financial results

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Foreign currency exchange difference, net	98	3,098
Changes in the fair value of financial instruments	116	730
Unwinding of discount on Asset retirement obligation	(86)	(287)

Total Other financial results	128	3,541

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 12. Property, plant and equipment

Changes in property, plant and equipment for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 are as follows:

	Land and buildings	Vehicles, machinery, installations, computer equipment and furniture	Mineral properties	Wells and production facilities	Work in progress	Materials	Total
Cost
As of January 1, 2017	64	3,550	12,527	217,903	1,321	4,299	239,664

Additions (1)	14	91	1,587	4,887	7,721	611	14,911
Transfers	—	(99)	—	7,361	(7,210)	(52)	—
Disposals	—	(19)	—	(131)	(104)	(574)	(828)

As of December 31, 2017	78	3,523	14,114	230,020	1,728	4,284	253,747

Additions	—	277	—	381	653	416	1,727
Transfers	—	1	—	856	(856)	(1)	—
Disposals	—	—	—	(21)	(16)	—	(37)

As of April 3, 2018	78	3,801	14,114	231,236	1,509	4,699	255,437

Accumulated depreciation and impairment
As of January 1, 2017	(9)	(2,424)	(12,527)	(138,761)	—	—	(153,721)

Depreciation charge for the year	(3)	(298)	—	(18,111)	—	—	(18,412)
Impairment loss	—	—	(118)	(962)	—	—	(1,080)
Other (1)	—	(9)	—	(2,447)	—	—	(2,456)

As of December 31, 2017	(12)	(2,731)	(12,645)	(160,281)	—	—	(175,669)

Depreciation charge for the period	—	(128)	(115)	(5,349)	—	—	(5,592)
Impairment loss	—	—	—	(435)	—	—	(435)

As of April 3, 2018	(12)	(2,859)	(12,760)	(166,065)	—	—	(181,696)

Net book value
As of April 3, 2018	66	942	1,354	65,171	1,509	4,699	73,741

As of December 31, 2017	66	792	1,469	69,739	1,728	4,284	78,078

As of January 1, 2017	55	1,126	—	79,142	1,321	4,299	85,943

(1)

For the year ended December 31, 2017 includes 4,418 in increases in cost and 2,443 in “other” increasing the accumulated depreciation mainly in the wells and mineral property line item (4,284 and 24 respectively) related to the change of the working interest in Coirón Amargo Norte. See Note 27.3.

Please refer to Note 3.2.1 for the details on impairment testing of oil and gas properties.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 13. Deferred income tax assets and liabilities and income tax expense and liability

The composition of the deferred tax assets and liabilities is as follows:

	January 1, 2018	Profit (loss)	Other comprehensive income (loss)	April 3, 2018
Trade and other receivables	48	(4)	—	44
Trade and other payables	50	(5)	—	45
Defined benefit plans	71	(33)	—	38
Provisions and contingencies	1,355	(100)	—	1,255
Inventory	163	(163)	—	—

Deferred income tax asset	1,687	(305)	—	1,382

Property, plant and equipment	(6,044)	(1,101)	—	(7,145)
Financial assets at FVTPL	(1)	—	—	(1)

Deferred income tax liabilities	(6,045)	(1,101)	—	(7,146)

Deferred income tax liabilities, net	(4,358)	(1,406)	—	(5,764)

	January 1, 2017	Profit (loss)	Other comprehensive income (loss)	December 31, 2017
Trade and other receivables	—	48	—	48
Trade and other payables	90	(40)	—	50
Defined benefit plans	56	54	(39)	71
Provisions	1,859	(504)	—	1,355
Inventory	231	(68)	—	163

Deferred income tax asset	2,236	(510)	(39)	1,687

Property, plant and equipment	(6,603)	559	—	(6,044)
Trade and other receivables	(4,175)	4,175	—	—
Financial assets at FVTPL	(9)	8	—	(1)
Government Grants	(2,003)	2,003	—	—

Deferred income tax liabilities	(12,790)	6,745	—	(6,045)

Deferred income tax liabilities, net	(10,554)	6,235	(39)	(4,358)

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	April 3, 2018	December 31, 2017	January 1, 2017
Deferred income tax asset	1,382	1,687	2,236
Deferred income tax liabilities	(7,146)	(6,045)	(12,790)

Deferred income tax liabilities, net	(5,764)	(4,358)	(10,554)

The breakdown of income tax charge is as follow:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Current income tax
Current income tax charge	1,407	9,916

Deferred income tax loss (gain)
Relating to origination and reversal of temporary differences	1,406	(6,235)

Income tax expense reported in the statement of profit or loss	2,813	3,681

Other comprehensive income	—	(39)

Deferred tax charged to OCI	—	(39)

Total income tax expense	2,813	3,642

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Profit before income tax	1,374	2,915
Current statutory income tax rate	30%	35%

Income tax at the statutory income tax rate	(412)	(1,020)

Items that adjust the income tax (expense) gain:
Non-deductible cost	—	106
Effect of statutory income tax rate change in deferred income tax (Note 28)	—	2,571
Exchange differences — Functional currency	(2,401)	(5,299)

Total income tax (expense)	(2,813)	(3,642)

Breakdown of the income tax and minimum presumed income tax liability:

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Income tax, net of withholdings and advances	4,449	4,390	1,162

Total current	4,449	4,390	1,162

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Nota 14. Trade and other receivables

	April 3, 2018	December 31, 2017	January 1, 2017
Trade
Non-current
Receivables from oil and gas sales	43	191	597
Allowance for doubtful accounts	(43)	(191)	(597)

Trade receivables, net	—	—	—
Other
Prepaid expenses	—	29	55
Other	24	—	75

Other receivables, net	24	29	130

Total non-current trade and other receivables, net	24	29	130

	April 3, 2018	December 31, 2017	January 1, 2017
Trade
Current
Receivables from oil and gas sales	6,995	3,919	7,310
Related parties (Note 24)	—	1,661	1,276

Trade receivables, net	6,995	5,580	8,586
Other
Tax credits	586	1,168	1,134
Advances to suppliers	367	546	518
Advances to employees	5	7	18
Related parties (Note 24)	—	—	612
Prepaid expenses	248	125	148
Natural gas additional injection stimulus program receivable (1)	4,395	4,667	18,245
Expenses to be recovered (2)	2,187	143	7,148
Other	15	30	150

Other receivables, net	7,803	6,686	27,973

Total current trade and other receivables, net	14,798	12,266	36,559

i.	As of April 3, 2018, December 31, 2017 and January 1, 2017 corresponds to balances pending collection for compensations under the IR Programs (Note 1.2.2.1 and Note 29.1).

ii.

As of April 3, 2018 and December 31, 2017 and January 1, 2017 includes the cash-calls related to the joint operations the Company participates. Additionally, as of January 1, 2017, includes the financing provided to Gas y Petróleo de Neuquén S.A. for 3,718 (Note 27.3).

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Due to the short-term nature of the current trade and other receivables, their carrying amount is considered to approximate their fair value. For the non-current trade and other receivables, the fair values are also not significantly different to their carrying amounts.

Trade receivables are non-interest bearing and are generally on terms of 30 to 45 days. During the period beginning January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 the Company did not recognize any allowance for expected credit losses and recognized a reversal of 171 and 320, respectively, on trade receivables.

The Company measures the loss allowance for trade receivables at an amount equal to Expected Credit Losses (“ECL”). The expected credit losses on trade receivables are estimated on a case by case basis by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date.

There has been no change in the estimation techniques or significant assumptions made during the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017.

The Company writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings. None of the trade receivables that have been written off is subject to enforcement activities.

As of April 3, 2018, December 31, 2017 and January 1, 2017, trade receivables that were past due amounted to 104, 1,892 and 2,450, respectively, which were due and net for an allowance for expected credit losses of trade receivables of 43, 191 and 597, respectively.

The movements in the allowance for the expected credit losses of trade receivables are as follows:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
At the beginning	191	597
Reversal of unused amounts	(171)	(320)
Foreign exchange translation gains and losses	23	(86)

At the end of the period / year	43	191

As of April 3, 2018, the maximum exposure to credit risk corresponds to the carrying amount of each class of receivables.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 15. Financial Assets and financial liabilities

15.1 Other financial assets by category: Financial assets at fair value through profit or loss and Financial assets at amortized costs

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Financial assets at amortized cost
Corporate Securities	—	19	—

Total current	—	19	—

15.2 Financial liabilities: Borrowings

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Related parties (Note 24)	—	—	3,978

Total Current	—	—	3,978

The maturities of the Company’s borrowings (excluding finance lease liabilities) and its exposure to interest rates are as follows:

	April 3, 2018	December 31, 2017	January 1, 2017
Fixed rate
Less than one year	—	—	3,978

The carrying amounts of short-term borrowings as of January 1, 2017, approximate their fair value due to their short-term maturity.

Details of borrowing:

In April 2015, the Company subscribed a loan agreement with Pluspetrol S.A. (a related party of the former parent of the Company) through an ARS 200,000,000 line of credit (approximately 22,472 at such date). In January 2016, an addendum for an additional ARS 200,000,000 (approximately 14,493 at such date) was signed.

This loan had a term of 3 years, with capital payable at maturity and interest payable annually. The funds were used to finance capital and working capital expenses, among others.

The Company prepaid the amount of capital plus interest of the loan in February 2017 with no penalties.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

15.2.1 Changes in liabilities arising from financing activities

The movements in the borrowings are as follows:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
At the beginning of the year	—	3,978
Payment of borrowings	—	(4,115)
Accrued interest (1)	—	151
Payment of borrowings’ interests	—	(151)
Net foreign currency exchange difference (1)	—	137

At the end of the year	—	—

(1)	Non-cash movement

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

15.3 Financial instruments by category

The following chart presents financial instruments by category:

As of April 3, 2018	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit or loss	Total
Assets
Trade receivables and other receivables	13,621	—	13,621
Cash and cash equivalents	4,181	2,574	6,755

Total	17,802	2,574	20,376

Liabilities
Trade and other liabilities	15,812	—	15,812

Total	15,812	—	15,812

As of December 31, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit or loss	Total
Assets
Trade receivables and other receivables	10,427	—	10,427
Other financial assets
Corporate Securities	19	—	19
Cash and cash equivalents	4,823	2,418	7,241

Total	15,269	2,418	17,687

Liabilities
Trade and other liabilities	17,600	—	17,600

Total	17,600	—	17,600

As of January 1, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit or loss	Total
Assets
Trade receivables and other receivables	34,222	—	34,222
Cash and cash equivalents	1,739	7,294	9,033

Total	35,961	7,294	43,255

Liabilities
Trade and other liabilities	19,986	—	19,986
Borrowings	3,978	—	3,978

Total	23,964	—	23,964

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The income, expenses, gains and losses derived from each of the financial instrument categories are indicated below:

For the period from January 1, 2018 through April 3, 2018:

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit or loss	Total
Interest income	5	—	5
Foreign exchange, net	98	—	98
Other financial results	(28)	—	(28)

Total	75	—	75

For the year ended December 31, 2017:

As of December 31, 2017	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value through profit or loss	Total
Interest expense	(158)	—	(158)
Foreign exchange, net	3,098	—	3,098
Results from financial instruments at fair value	—	629	629
Other financial results	(940)	—	(940)

Total	2,000	629	2,629

15.4 Fair values

This note provides information about how the Company determines fair values of various financial assets and financial liabilities.

15.4.1 Fair value of the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis

The Company classifies the fair value measurements of financial instruments using a fair value hierarchy, which reflects the relevance of the variables used to perform those measurements. The fair value hierarchy has the following levels:

-	Level 1: quoted prices (not adjusted) for identical assets or liabilities in active markets.

-	Level 2: data different from the quoted prices included in Level 1 observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices).

-	Level 3: Asset or liability data based on information that cannot be observed in the market (i.e., unobservable data).

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The following table shows the Company’s financial assets and liabilities measured at fair value as of April 3, 2018, December 31, 2017 and January 1, 2017:

As of April 3, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Mutual funds	2,574	—	—	2,574

Total assets	2,574	—	—	2,574

As of December 31, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Mutual funds	2,418	—	—	2,418

Total assets	2,418	—	—	2,418

As of January 1, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Mutual funds	7,294	—	—	7,294

Total assets	7,294	—	—	7,294

The value of the financial instruments negotiated in active markets is based on the market quoted prices as of the date of these financial statements. A market is considered active when the quoted prices are regularly available through a stock exchange, broker, sector-specific institution or regulatory body, and those prices reflect regular and current market transactions between parties that act in conditions of mutual independence. The market quotation price used for the financial assets held by the Company is the current offer price. These instruments are included in level 1.

The fair value of financial instruments that are not negotiated in active markets is determined using valuation techniques. These valuation techniques maximize the use of market observable information, when available, and rely as little as possible on specific estimates of the Company. If all significant variables to establish the fair value of a financial instrument can be observed, the instrument is included in level 2.

If one or more variables used to determine the fair value could not be observed in the market, the financial instrument is included in level 3.

There were no transfers between Level 1 and Level 2 during the period from January 1, 2018 through April 3, 2018 and during the year ended December 31, 2017.

15.4.2 Fair value of financial assets and financial liabilities that are not measured at fair value (but fair value disclosures are required)

The directors consider that the carrying amounts of financial assets and financial liabilities recognized in the financial statements approximate their fair values as explained in the correspondent notes.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

15.5 Financial instruments risk management objectives and policies

15.5.1 Financial Risk Factors

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

Financial risk management is encompassed within the Company’s global policies, there is an integrated risk management methodology focused on monitoring risks affecting the whole portfolio. The Company’s risk management strategy seeks to achieve a balance between profitability targets and risk exposure levels. Financial risks are those derived from financial instruments the Company is exposed to during or at the closing of each period/year. The Company did not use derivative instruments to hedge any risk according to its risk management internal policies in the period/year presented.

Financial risk management is controlled by the Financial Department, which identifies, evaluates and covers financial risks. Risk management systems and policies are reviewed on a regular basis to reflect changes in market conditions and the Company’s activities. This section includes a description of the main risks and uncertainties, which may adversely affect the Company’s strategy, performance, operational results and financial position.

15.5.1.1 Market risks

Foreign exchange risk

The Company’s financial situation and the results of its operations are sensitive to variations in the exchange rate between the U.S. Dollars and Argentina peso (“ARS”) and other currencies. The Company did not use derivative financial instruments to mitigate associated exchange rate risks in the period /year presented.

The majority of the Company´s sales are directly denominated in dollars or the evolution of its price follows the evolution of the quotation of this currency. The Company collects a meaningful portion of its revenues in ARS pursuant to prices, which are indexed to the U.S. dollar, mainly revenues resulting from the sale of gas and crude oil.

Additionally, the Company has made several investment commitments as of April 3, 2018, December 31, 2017 and January 1, 2017 (Note 27.4), most of which are denominated in USD, which does not expose the Company to a risk of loss resulting from the devaluation of the Argentine peso.

During the period from January 1, 2018 through April 3, 2018 and during the year ended December 31, 2017, the Argentine Peso depreciated by approximately 8% and 17%, respectively.

The following tables demonstrate the sensitivity to a reasonably possible change in ARS exchange rates against U.S. Dollars, with all other variables held constant. The impact on the Company’s profit before tax is due to changes in the fair value of monetary assets and monetary liabilities denominated in currencies other that the U.S. Dollar, the functional currency of the Company. For the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017, there is no additional impact on the Company´s pretax equity because it

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

does not have any item that directly affects equity. The Company’s exposure to foreign currency changes for all other currencies is not material.

	As of April 3, 2018	As of December 31, 2017
Change in Argentine Peso Rate	+/- 30%	+/- 17%
Effect in profit before tax	(3,268) / 3,268	(1,957) / 1,957
Effect in pre-tax equity	(3,268) / 3,268	(1,957) / 1,957

Argentine Inflationary environment.

Inflation in Argentina has been high for several years, but consumer price inflation (CPI) was not reported consistently. Given the differences in geographical coverage, weights, sampling, and methodology of various inflation series, the average CPI inflation for 2014, 2015, and 2016, and end-of-period inflation for 2015 and 2016 were not reported in the International Monetary Fund´s (“IMF”) April 2018 World Economic Outlook. The 3-year cumulative inflation using different combinations of retail price indices has been in excess of 100% since late 2017. However, the wholesale price index, which had been available consistently for the past three years, was about 75% on a 3-year cumulative basis in December 2017.

During 2018, the Argentine Peso devalued approximately 100%, annual interest rates were raised in excess of 60%, and wholesale price inflation accelerated considerably. The 3-year cumulative rate of inflation reached a level of around 140%.

Price risk

The Company’s financial instruments are not significantly exposed to hydrocarbon international price risks because of the current regulatory, economic, governmental and other policies in force, crude oil and gas domestic prices are not directly affected in the short-term due to variations in the international market.

Additionally, the Company’s investments in financial assets classified as “at fair value through profit or loss” are sensitive to the risk of changes in the market prices resulting from uncertainties as to the future value of such financial assets. Due to the low or nil carrying amounts of this type of investment as of April 3, 2018, December 31, 2017 and January 1, 2017, the Management consider that any change in the fair value will have no significant impact in the results of the Company.

Cash flow and fair value interest rate risk

The management of the interest rate risk seeks to reduce financial costs and limit the Company’s exposure to interest rate increases.

Indebtedness at variable rates exposes the Company to the interest rate risk on its cash flows due to the possible volatility they may experience. Indebtedness at fixed rates exposes the Company to the interest rate risk on the fair value of its liabilities, since they may be considerably higher than variable rates. As of April 3, 2018 and December 31, 2017 the Company did not have any borrowing. As of January 1, 2017, the Company’s indebtedness was subject to fixed interest rate, denominated in ARS.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The Company seeks to mitigate its interest-rate risk exposure through the analysis and evaluation of (i) the different liquidity sources available in the financial and capital market, both domestic and (if available) international; (ii) interest rates alternatives (fixed or variable), currencies and terms available for companies in a similar sector, industry and risk than the Company; (iii) the availability, access and cost of interest-rate hedge agreements. On doing this, the Company evaluates the impact on profits or losses resulting from each strategy over the obligations representing the main interest-bearing positions.

As of January 1, 2017, in the case of fixed rates and in view of the market’s conditions as of that date, the Company considers that the risk of a significant decrease in interest rates was low and, therefore, did not foresee a substantial risk in its indebtedness at fixed rates.

As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company was not exposed to any interest rate risk, as the Company did not have any indebtness.

In the period/year ended April 3, 2018 and December 31, 2017, the Company did not use derivative financial instruments to mitigate risks associated with fluctuations in interest rates.

15.5.1.2 Credit risk

The Company establishes individual credit limits according to the limits defined by the Commercial Department based on internal or external ratings. The Company only operates with high quality credit companies. The Company makes constant credit assessments on its customers’ financial capacity, which minimizes the potential risk for bad debt losses. Customer credit risk is managed centrally subject to the Company’s established policy, procedures and controls relating to customer credit risk management. Outstanding customer receivables are regularly monitored. See below the credit concentration risk of the Company.

The credit risk represents the exposure to possible losses resulting from the breach by commercial or financial counterparties of their obligations taken on with the Company. This risk stems mainly from economic and financial factors or a possible counterparty default.

The credit risk is associated with the Company’s commercial activity through customer trade receivables, as well as available funds and deposits in banking and financial institutions.

The Company has established an allowance for expected credit losses. This allowance represents the best estimate by the Company of possible losses associated with trade receivables.

As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company’s trade receivables amounted to 7,038, 5,771 and 9,183, out of which 6,995, 5,580 and 8,586 are short-term receivables and the remaining 43, 191 and 597 are classified as non-current and an allowance for the total amount of the non-current portion was recognized.

The major client, represents 67%, 51% and 64% of total accounts receivables as of April 3, 2018, December 31, 2017 and January 1, 2017, respectively. No other client has a meaningful percentage of the total amount of these receivables.

An impairment analysis is performed at each reporting date on a case-by-case basis to measure expected credit losses. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. The Company does not hold collateral as security. The Company evaluates the concentration of risk with respect to trade receivables as high, as its customers are concentrated as detailed above.

Set out below is the information about the credit risk exposure on the Company’s trade receivables:

April 3, 2018
	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	6,934	100	4	—	7,038
Expected credit loss	—	(39)	(4)	—	(43)

December 31, 2017
Days past due	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	3,879	1,681	—	191	5,751
Expected credit loss	—	—	—	(191)	(191)

January 1, 2017
	Current	<90 days	90–365 days	>365 days	Total
Estimated total gross carrying amount at default	6,733	1,853	—	597	9,183
Expected credit loss	—	—	—	(597)	(597)

The Company has set Investment Policies and Procedures to monitor and manage the counterparty credit risk in each investment. These policies are reviewed and approved by the Chief Financial Officer and the Branch’s Legal Representative periodically or in market distress events.

Surplus cash is invested in a range of short-term, high credit quality and liquid instruments including short-term bank deposits, money market funds, and bonds. The portfolio is highly diversified in order to avoid concentrating risk in any credit, assets class, country or industry. Management monitors the investment regularly and adjusts the investment portfolio in light of new market information where necessary to ensure credit exposure is effectively diversified.

The credit risk of liquid funds and other financial investments is limited since the counterparties are high credit quality banking institutions. If there are no independent risk ratings, the risk control area evaluates the customer’s creditworthiness, based on past experiences and other factors.

Additionally, our Natural Gas Promotion Program compensation depends on the Argentine Government’s ability and willingness to pay. Before the Government authorized the issuance of dollar-denominated sovereign bonds or an instalments settlement plan to cancel outstanding debts under the Program, the Company suffered certain delays in the collection of such compensation. Afterwards, during 2016 the Company received BONAR 2020 as compensation for amounts due as of December 2015. During 2017, the collection by the Company of the compensations by the Company was delayed beyond their original terms.

Management does not expect additional losses from non-performance by its customers. The maximum exposure to credit risk at each reporting date in the carrying amount of each class of financial assets as shown in the statement of financial position.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

15.5.1.3 Liquidity risk

The liquidity risk is associated with the Company’s capacity to finance its commitments and conduct its business plans with stable financial sources, as well as with the indebtedness level and the financial debt maturities profile. The cash flow projection is made by the Financial Department.

The Company management supervises updated projections on liquidity requirements to guarantee the sufficiency of cash and liquid financial instruments to meet operating needs while keeping at all times a sufficient margin for unused credit facilities. In this way, the aim is that the Company does not breach indebtedness levels or the Covenants, if applicable, of any credit facility. Those projections take into consideration the Company’s debt financing plans, the meeting of the covenants and, if applicable, the external regulatory or legal requirements such as, for example, restrictions on the use of foreign currency.

The Company keeps its sources of financing diversified between banks and the capital market, and it is exposed to the refinancing risk at maturity.

The determination of the Company’s liquidity index as of April 3, 2018, December 31, 2017 and January 1, 2017 is detailed below:

	April 3, 2018	December 31, 2017	January 1, 2017
Current assets	23,530	20,717	46,805
Current liabilities	13,286	14,830	18,466
Index	1.77	1.40	2.53

The following table includes an analysis of the Company financial liabilities, grouped according to their maturity dates and considering the period remaining until their contractual maturity date from the date of the financial statements.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The amounts shown in the table are the contractual undiscounted cash flows.

As of April 3, 2018	Account payable and accrued liabilities and other	Borrowings	Total
Overdue	1,937	—	1,937
One year or less	11,349	—	11,349
One to three years	—	—	—
More than three years	—	—	—
With no term	7,292		7,292

Total	20,578	—	20,578

As of December 31, 2017	Account payable and accrued liabilities and other	Borrowings	Total
Overdue	1,155	—	1,155
One year or less	13,544	—	13,544
One to three years	1,827	—	1,827
More than three years	5,441	—	5,441
With no term	131	—	131

Total	22,098	—	22,098

As of January 1, 2017	Account payable and accrued liabilities and other	Borrowings	Total
Overdue	873	—	873
One year or less	13,484	3,978	17,462
One to three years	5,810	—	5,810
More than three years	683	—	683
With no term	131	—	131

Total	20,981	3,978	24,959

Note 16. Inventories

	April 3, 2018	December 31, 2017	January 1, 2017
Materials and spare parts	1	1	1
Crude oil	1,976	1,190	1,212

Total	1,977	1,191	1,213

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 17. Cash and cash equivalents

	April 3, 2018	December 31, 2017	January 1, 2017
Cash	1	2	4
Banks	4,153	4,793	1,506
Mutual funds	2,574	2,418	7,294
Time deposits	27	28	229

Total	6,755	7,241	9,033

Note 18. Head Office Contributions

18.1 Assigned capital and reserves

As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company has an assigned capital of ARS 123,631,557, equivalent to 14,457 thousands. The assigned capital is fully paid-in and registered in the Public Registry of Commerce of the City of Buenos Aires.

18.2 Capital risk management

On managing capital, the Company aims to safeguard its capacity to continue operating as an on-going business with the purpose of generating return for its Head Office and benefits to other stakeholders, and keeping an optimal capital structure to reduce the cost of capital.

To keep or adjust its capital structure, the Company may adjust the amount of the earnings paid to its Head Office, reimburse capital to its Head Office, issue new shares, conduct stock repurchase programs or sell assets to reduce its debt.

In line with industry practices, the Company monitors its capital based on the leverage ratio. This ratio is calculated by dividing the net debt by the total capital. The net debt equals the total indebtedness (including current and non-current indebtedness) minus cash and cash equivalents. The total capital corresponds to the head office account as shown in the statement of financial position, plus the net debt.

The Company manages its capital structure and makes adjustments in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the payments to the Head Office, return capital to Head Office or contributions made by the Head Office.

This ratio was not calculated for the Company as of April 3, 2018, December 31, 2017 and January 1, 2017, as the Company did not have any indebtness as of those dates or the carrying amount of cash and cash equivalents exceeded the amount of the indebtness.

No changes were made in the objectives, policies or processes for managing capital during the period/year ended April 3, 2018 and December 31, 2017.

18.3 Head Office operating account

Represents the movements between the Company and the Head office, including distribution of earnings, contributions made by the Head Office besides of the assigned capital, allocation of the net profit of the period/year to the Head Office, among others.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

On December 29, 2017, the Company distributed earnings to the Head Office for an amount of 24,002 through the transfer of a loan receivable that the Company had with Pluspetrol S.A.

Note 19. Provisions

	April 3, 2018	December 31, 2017	January 1, 2017
Non-Current
Asset retirement obligation	5,752	5,774	4,839
Environmental remediation	14	9	255
Other provisions	12	13	22

Total Non-current provision	5,778	5,796	5,116

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Provisions for contingencies	101	109	107
Environmental remediation	177	191	125

Total Current provisions	278	300	232

Movements of the period/year on the provision for contingencies:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
At the beginning of the period/year	109	107
Increases (Note 10.2)	—	19
Exchange differences on translation	(8)	(17)

At the end of the period/year	101	109

Movements of the period/year on the provision for asset retirement obligation:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
At the beginning of the period/year	5,774	4,839
Increases (1)	—	1,125
Unwinding of discount (Note 11.3)	86	287
Decreases (1)	(108)	(395)
Exchange differences on translation	—	(82)

At the end of the period/year	5,752	5,774

(1)	Included within increases of Property, Plant and Equipment (Wells).

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Movements of the period/year on the provision for environmental remediation:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
At the beginning of the period/year	200	380
Increases	41	482
Decreases	(41)	—
Reversal of unused amounts	—	(720)
Exchange differences on translation	(9)	58

At the end of the period/year	191	200

19.1 Provision for Environmental remediation

The Company is subject to environmental regulations in Argentina. The Company undertakes environmental impact studies for new projects and investments and, to date, environmental requirements and restrictions imposed on these new projects have not had any material adverse impact on the Company’s business.

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

19.2 Asset Retirement Obligations

In accordance with the regulations applicable in the countries where the Company (directly or indirectly through it joint operations) performs oil and gas exploration and production activities, the Company must incur costs associated with well plugging and abandonment. The Company has not pledged any assets for settling such obligations.

The well plugging and abandonment provision represents the present value of decommissioning costs relating to oil and gas properties, which are expected to be incurred up to the end of each concession, when the producing oil and gas wells are expected to cease operations. These provisions have been created based on the Company’s internal estimates or Operator’s estimates, as applicable. Assumptions based on the current economic environment have been made, which management believes form a reasonable basis upon which to estimate the future liability. These estimates are reviewed regularly to take into account any material changes to the assumptions. However, actual well plugging and abandonment costs will ultimately depend upon future market prices for the necessary well plugging and abandonment works required that will reflect market conditions at the relevant time. Furthermore, the timing of well plugging and abandonment is likely to depend on when the fields cease to produce at economically viable rates. This, in turn, will depend upon future oil and gas prices, which are inherently uncertain.

The discount rate used in the calculation of the provision as of April 3, 2018, December 31, 2017 and January 1, 2017 equaled to 5.89%, 5.93% and 4.83%, respectively.

The Company has performed a sensitivity analysis relating to the discount rate. The 1% increase or decrease in the discount rate would not have a significant impact on the Company’s results of operations.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

19.3 Provision for contingencies

The Company (directly or indirectly through its joint operations) could be a party to civil, commercial, tax and labor proceedings and claims that arise in the ordinary course of its business. In determining a proper level of provision to estimate the amounts and probability of occurrence, the Company has considered its best estimate with the assistance of legal and tax advisors.

The determination of estimates may change in the future due to new developments or unknown facts at the time of evaluation of the provision. As a consequence, the adverse resolution of the evaluated proceedings and claims could exceed the established provision.

As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company is involved in one claim and legal action arising in the ordinary course of business. This amount estimated as probable has been accrued for in the statements of financial position within “Provisions for contingencies”. This amount was updated for interests at the reporting date. See Note 25 for additional details.

There are no individual claims or other matters, that individually or in the aggregate, have not been provisioned or disclosed by the Company, which amounts are material to the financial statements.

The Company, bearing in mind the opinion of the Company’s legal counsel, considers that the amount of provision is sufficient to afford the contingencies that may occur.

Note 20. Employee defined benefits plan obligation

The main characteristics of benefit plans granted to Company employees are detailed below.

a)

Compensatory plan of Yacimiento Entre Lomas’s employees: All employees of the Yacimientos Entre Lomas concession, who have participated in the defined benefit plan in an uninterrupted manner and who, having joined the Company before May 31, 1995, have the required number of years of service, are eligible to receive upon retirement a certain amount according to the provisions of the plan. The benefit is based on the last computable salary and the number of years working for the Company after deducting the benefits from the Argentine pension system managed by Administración Nacional de Seguridad Social (“ANSES”). At the time of retirement, employees are entitled to receive a monthly payment at constant value, which is updated at the end of each year by the Consumer Price Index (CPI) published by the Institute of National Statistics and Census (Instituto Nacional de Estadísticas y Censos or “INDEC”) of Argentina. In case that during a certain year the variation of it exceeds 10%, the payment is adjusted provisionally once this percentage has been exceeded.

This plan requires the partners of the joint operation to contribute to a trust fund. The plan calls for a contribution to a fund exclusively by the partners of the joint operation and without any contribution by the employees. The assets of the fund are contributed to a trust fund and invested in US dollar-denominated money market instruments or fixed term deposits in order to preserve the accumulated capital and obtain a return in line with a moderate risk profile. In addition, although there is no target asset allocation for the following years, funds are mainly invested in US government bonds and treasury notes, commercial papers rated A1 or P1, AAAm-rated mutual funds and time deposits in banks rated A+ or higher in the United States of America, in accordance with the Trust Agreement dated on March 27, 2002 entered with The Bank

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

of New York Mellon, duly amended by the Permitted Investment Letter dated on September 14, 2006. The Bank of New York Mellon is the trustee and Willis Towers Watson is the managing agent. In case there is an excess (duly certified by an independent actuary) of the funds to be used to settle the benefits granted by the plan, the Company will be entitled to choice to use it, in which case it may have to notify the trustee thereof.

As of the end of each reporting period, the most relevant actuarial information corresponding to the described benefit plans is the following:

	April 3, 2018
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the period
Liabilities at the beginning of the period	3,244	(1,771)	1,473
Items classified in profit or loss
Current services cost	12	—	12
Cost for interest	40	—	40
Return on plan assets	—	(7)	(7)
Exchange differences on translation	42	—	42
Benefit payments	(46)	46	—
Contributions paid	—	(46)	(46)

At the end of period	3,292	(1,778)	1,514

	December 31, 2017
	Present value of the obligation	Fair value of plan assets	Net liability at the end of the year
Liabilities at the beginning of the year	3,131	(1,759)	1,372
Items classified in profit or loss
Current services cost	51	—	51
Cost for interest	153	—	153
Return on plan assets	—	(306)	(306)
Exchange differences on translation	(533)	294	(239)
Items classified in other comprehensive income
Actuarial losses (gains)	569	—	569
Benefit payments	(127)	127	—
Contributions paid	—	(127)	(127)

At the end of year	3,244	(1,771)	1,473

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The fair value of the plan assets at the end of each reporting period by category, are as follows:

	April 3, 2018	December 31, 2017	January 1, 2017
Cash and cash equivalents	22	22	399
Debt instruments categorized by issuers’ credit rating:
— AAA (U.S. Treasury Notes)	1,756	1,749	1,360

Total	1,778	1,771	1,759

Estimated expected benefits payments for the next ten years are shown below. The amounts in the table represent the undiscounted cash flows and therefore do not reconcile to the obligations recorded at the end of the year.

	April 3, 2018	December 31, 2017	January 1, 2017
Less than one year	114	160	139
One to two years	162	162	138
Two to three years	200	200	138
Three to four years	210	210	177
Four to ten years	1,366	1,366	1,202

Significant actuarial assumptions used were as follows:

	April 3, 2018	December 31, 2017	January 1, 2017
Discount rate	5.00%	5.00%	5.00%
Assets return rate	5.00%	5.00%	5.00%
Salaries increase
Up to 35 years old	1.00%	1.00%	1.00%
From 36 to 49 years old	1.00%	1.00%	1.00%
More than 50 years old	1.00%	1.00%	1.00%

The following sensitivity analysis shows the effect of a variation in the discount rate and salaries increase on the obligation amount.

If the discount rate would be 100 basis points higher (lower), the defined benefit obligation would decrease by 341 (increase by 411) as of April 3, 2018, decrease by 341 (increase by 411) as of December 31, 2017 and decrease by 338 (increase by 410) as of January 1, 2017.

If the expected salary growth increases (decreases) by 1%, the defined benefit obligation would increase by 154 (decrease by 141) as of April 3, 2018, increase by 154 (decrease by 141) as of December 31, 2017 and increase by 196 (decrease by 175) as of January 1, 2017.

The sensitivity analyses above have been determined based on reasonably possible changes of the respective assumptions occurring at the end of each reporting period, based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. Therefore, the presented analysis may not be representative of the actual change in the defined benefit obligation. The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the prior period.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Furthermore, in presenting the above sensitivity analysis, the present value of the defined benefit obligation has been calculated using the projected unit credit method at the end of each reporting period, which is the same as that applied in calculating the defined benefit obligation liability recognized in the statement of financial position.

There was no change in the methods and assumptions used in preparing the sensitivity analysis from prior years.

Note 21. Salaries and social security payable

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Salaries and social security contributions	143	108	107
Short-term employee benefits	198	214	280
Provision for gratifications and bonus	223	506	389

Total current	564	828	776

Note 22. Other taxes and royalties’ payable

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Value added tax	—	2	—
Tax withholdings payable	102	160	885
Royalties	783	782	775
Turnover tax	111	85	123
Other	75	52	2

Total current	1,071	1,081	1,785

Note 23. Accounts payable and accrued liabilities

	April 3, 2018	December 31, 2017	January 1, 2017
Current
Suppliers	5,091	6,746	6,752
Customer advances	216	—	—
Accrual for invoices to be received and other accruals	19	22	755

Accounts payables	5,326	6,768	7,507
Related parties (Note 24)	—	562	446
Other creditors	1,174	434	2,564
Other	424	467	16

Accrued liabilities	1,598	1,463	3,026

Total current	6,924	8,231	10,533

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Due to the short-term nature of the current payables and other payables, their carrying amount is considered to approximate their fair value.

Note 24. Related parties transactions and balances

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period/year.

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Revenue from crude oil
Petrolera Entre Lomas S.A. (Associate of current parent Company)	—	1,704
Pluspetrol S.A. (Related party of former ultimate parent of the Company)	3,830	15,432
Purchases of goods and services
Pluspetrol S.A. (Related party of former ultimate parent of the Company) (1)	—	(339)
Pluspetrol Resources Corporation B.V. (Related party of former ultimate parent of the Company) (2)	251	(1,891)
Petrolera Entre Lomas S.A.	—	(30)
Finance Income
Pluspetrol S.A.	—	337
Reimbursement of expenses
Pluspetrol S.A.	—	(3)
Petrolera Entre Lomas S.A.	—	(900)

(1)

The Company entered into a Technical assistant agreement with Pluspetrol S.A. on January 6, 2017 for a term of one year. The contract provides for the assistance regarding exploration, exploitation, marketing, transportation, industrialization, and other assistance related to the oil and gas activities so the Company can develop the activities of the oil and gas properties that the Company owns. This amount is included in “Fees and compensation for services” within the General and administrative expenses in the statement of profit or loss and other comprehensive income.

(2)

The Company celebrated a management support agreement with Pluspetrol Resources Corporation B.V. (Related party of former parent of the Company) on June 9, 2015, with an effective date from January 29, 2015 and for a term of five years unless early terminated by either party. This agreement was effective until April 3, 2018, date that was cancelled. The services provided by this contract consisted in assisting the local management team to oversee the operation, including the reporting information provided to joint operation partners and government authorities, assisting with the accounting, administrative, tax, information technology, supply chain, treasury, human resources, legal and other similar corporate services, supporting and assisting with long-term financing indebtedness and capital structure. Additionally, the contract included support to insurance, credit and risk management, mergers and acquisitions, legal assistance, planning, taxes, environmental and community affairs, portfolio strategies, among others. This amount is

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

included in “Fees and compensation for services” within the General and administrative expenses in the statement of profit or loss and other comprehensive income.

Key management personnel remuneration

The Branch did not have any directors nor key management employees. The Company only has a legal representative, who was not included in the Company´s payroll. The key management functions were performed by Pluspetrol Resources Corporation B.V.

Balances with related parties:

	April 3, 2018	December 31, 2017	January 1, 2017
Trade receivables
Pluspetrol S.A.(Related party of former parent of the Company)	—	1,447	1,175
Petrolera Entre Lomas S.A. (Associate of Company)	—	214	101

Total	—	1,661	1,276

Other receivables
APCO Oil & Gas International Inc.	—	—	612

Other payables
Pluspetrol S.A. (Related party of former parent of the Company)	—	(59)	(53)
Pluspetrol Resources Corporation B.V. (Related party of former parent of the Company)	—	(375)	(345)
Petrolera Entre Lomas S.A. (Associate of Company)	—	(128)	(48)

Total	—	(562)	(446)

Borrowings
Pluspetrol S.A. (Related party of former parent of the Company)	—	—	(3,978)

Outstanding balances at the period-end/year-end are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables. For the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017, the Company has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken at each period/ year-end through examining the financial position of the related party and the market in which the related party operates.

There are no other related party transactions.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 25. Commitment and contingencies

25.1 Claim by the tax authority of the Province of Chubut

During 2011, the Company received a claim from the Tax Authority of the province of Chubut (“D.G.R”) for an alleged failure to pay exploration tariff related to the Cañadón Ramirez concession (of which the Company was an operator at that time) for the years 2009, 2010 and 2011. The Company sold its participation in this concession at the end of 2010.

The D.G.R. has argued that the concession owed additional tariff in the amount of ARS 4,384,201 (approximately 218 at the exchange rate in force as of April 3, 2018). In this determination, the D.G.R. did not consider that certain portions of the original surface of the concession area were reverted to the province during the years 2009 and 2010.

Therefore, the Company, considering the opinion of their legal counsel, considers that the claim has no basis, and that the exploration tariff originally paid was correct. However, the appeal before the Ministry of Economy and Public Credit of the Province of Chubut was rejected. Subsequently, several actions were initiated at the provincial and national levels to continue appealing the claim of the D.G.R.

In March 2015, the Company (as an Operator of the joint operation) paid the claim as a mandatory requirement to continue advancing in the judicial system. As a result, the Company filed the claim before the Superior Court of Justice of Chubut. In May 2017, said court issued a decision concluding its lack of jurisdiction, arguing that the Company had not initiated the corresponding legal challenge. As of the date of issuance of these financial statements, the aforementioned challenge action is in process and if it is resolved in favor of the Company, it will allow the subsequent action to have the fee paid returned to it. As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company had not recognized any receivable.

On the other hand, in October 2014, the Provincial Government of Chubut approved the reversals to the province made by the Company in 2009 and 2010. This approval became effective in April 2013 and the DGR understood that the join operation should also pay the additional exploration fees for the years 2012 and 2013, generating another claim from the DGR.

On August 28, 2016, APCO and Roch S.A. filed a complaint challenging Provincial Decree No. 1,191/14 whereby the Governor of the Province accepted the reversion on April 23, 2013 and ordered the DGR to revalue the exploration tariffs at that date. The claim was filed with the Supreme Court of Justice of the Province of Chubut (“STJ”).

APCO and Roch S.A. requested, as a precautionary measure, the suspension of all the effects of Decree No. 1,191/14 and the aggregation of this proceeding with the one in place before the STJ for contesting the exploration tariffs for the 2009-2011 periods. The lawsuit seeks to revoke the effects of Decree No. 1,191 / 14. In the event that the STJ revokes the Decree, this resolution will have effects on the law suit initiated for the 2009-2011 tariffs, now completed, and on the administrative record for the 2012-2013 tariffs. On February 2, 2017, the requested precautionary measure was rejected, without costs.

On February 2, 2018, the Company filed a brief with the STJ requesting the resolution of the case. On March 12, 2018, the Attorney General issued his opinion, under which he considers that the claim must be rejected. As of the date of these financial statements, the Company is awaiting resolution of this matter.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

As of April 3, 2018, December 31, 2017 and January 1, 2017, the amounts corresponding to this claim amounted to ARS 2,814 thousands (US$ 140), ARS 2,814 thousands (US$ 151) and ARS 2,381 thousands (US$ 150), respectively, for the year 2012, and ARS 429 thousands (US$ 22), ARS 429 thousands (US$ 23) and ARS 351 thousands (US$ 22), respectively, for the year 2013. The amount of the provision corresponding to the Company’s participation in the former joint operation amounts to ARS 2,032 thousands (US$ 101), ARS 2,032 thousands (US$ 109) and ARS 1,712 thousands (US$ 107) as of April 3, 2018, December 31, 2017 and January 1, 2017, respectively. This provision is recognized in the caption Provisions of the Statement of Financial Position.

The Company is discussing this claim in administrative jurisdiction and maintains its right to request the refund of the amount paid, in case of success in the appeals initiated.

25.2 Asociación de Superficiarios de la Patagonia (ASSUPA)

On July 1, 2004, the Company was notified about a complaint filed against it. In August 2003, ASSUPA sued 18 companies operating exploitation concessions and exploration permits in the Neuquén Basin, including the Company, claiming the remediation of the general environmental damage purportedly caused in the performance of such activities, in addition to the establishment of an environmental restoration fund, and the implementation of measures to prevent environmental damages in the future. The plaintiff requested that the Argentine Government, the Federal Environmental Council (Consejo Federal de Medio Ambiente), the Provinces of Buenos Aires, La Pampa, Neuquén, Río Negro and Mendoza and the Ombudsman of the Nation be summoned. It requested, as a preliminary injunction, that the defendants refrain from carrying out activities affecting the environment. Both the Ombudsman’s summons as well as the requested preliminary injunction were rejected by the Supreme Court of Justice of Argentina (“CSJN”). The Company has answered the demand requesting its rejection, opposing failure of the plaintiff. The CSJN gave the plaintiffs a term to correct the defects in the complaint. On August 26, 2008, the CSJN decided that such defects had already been corrected and on February 23, 2009, ordered that certain provinces, the Argentine Government and the Federal Environmental Council be summoned. Therefore, pending issues were deferred until all third parties involved appeared before the court. As of the date of issuance of these financial statements, the provinces of Río Negro, Buenos Aires, Neuquén, Mendoza, and the Argentine government have made their presentations, which are not available to the Company yet. The Provinces of Neuquén and La Pampa have claimed lack of jurisdiction, which was answered by the plaintiff.

On December 30, 2014, the CSJN issued two interlocutory judgments. The one related to the Company supported the claim of the Provinces of Neuquén and La Pampa, and declared that all environmental damages related to local and provincial situations were outside the scope of its original jurisdiction, and that only “inter-jurisdictional situations” (such as the Colorado River basin) would fall under its jurisdiction. The Court also rejected precautionary measures and other proceedings related to such request.

The Company, considering the opinion of the Company´s legal counsel, concluded that it is not probable that an outflow of resources embodying economic benefits will be required to settle this obligation and consequently did not book any provision related to this proceeding.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Note 26. Leases — Operating leases — As lessee

The Company has entered into operating leases for motor vehicles and machinery. These leases have an average life of 3 years, with renewal terms at the option of the lessee, whereby the Company can extend at lease terms based on market prices at the time of renewal. There are no restrictions placed upon the Company as a result of entering into these leases. The features that these assignments of use have in common are that payments (installments) are established as fixed amounts; there are neither purchase option clauses; and there are prohibitions such as: transferring or sub-leasing the motor vehicles and machinery, changing its use and/or making any kind of modifications thereto.

As of April 3, 2018, December 31, 2017 and January 1, 2017 future minimum payments with respect to non-cancellable operating leases of use are as follow:

	April 3, 2018	December 31, 2017	January 1, 2017
2017	—	—	193
2018	3	34	34
2019	2	3	3

Total future minimum lease payments	5	37	230

Total expenses for operating leases of use for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 were 32 and 193, respectively.

Note 27. Operations in hydrocarbon joint operations

27.1 General considerations

The Company is jointly and severally liable with the other participants for meeting the contractual obligations under these arrangements.

The production areas in Argentina are operated pursuant to concession production agreements with free hydrocarbons availability.

According to Law No.17,319, royalties equivalent to 12% of the wellhead price of crude oil and natural gas are paid in Argentina. The wellhead price is calculated by deducting freight and other sales related expenses from the sale prices obtained from transactions with third parties.

In the event of an extension, the payment of an additional royalty of up to 3% will be applicable at the time of the first extension. The rate of royalty for first extension will be 15%. For the following extensions, the royalties will be increased to a maximum of 18%.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

27.2 Oil and gas properties and participation in joint-operations

As of April 3, 2018, December 31, 2017 and January 1, 2017, the Company is part of the joint operations and consortia for the exploration and production of oil and gas as indicated below:

Name	Location	Direct working interest	Operator	Duration Up To
Bajada del Palo	Neuquén	23.00%	PELSA	2025
Entre Lomas	Río Negro and Neuquén	23.00%	PELSA	2026
Agua Amarga	Río Negro	23.00%	PELSA	2034/2040
Coirón Amargo Sur Oeste	Neuquén	45%	O&G Development Ltd. S.A.	2018 (1)
Coirón Amargo Norte	Neuquén	61.11% (55% (2))	APCO Branch	2036
Acambuco	Salta	1.5%	Pan American Energy	2034/2040
Sur Río Deseado Este I	Santa Cruz	16.94%	Roch (3)	2021
Sur Río Deseado Este II	Santa Cruz	44%	Roch (4)	2021

(1)	As of the date of these financial statements, the joint operators are in the process of extension of this concession agreement.
(2)	As of January 1, 2017 (Note 27.3.1).
(3)	During April 2018, the operator changed to Pentanova Energy.
(4)	During April 2018, the operator changed to Quintana E&P Argentina S.R.L.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Summarized financial information in respect of the Company’s material joint operations is set out below. The summarized financial information below represents amounts prepared in accordance with IFRSs adjusted by the Company for accounting purposes at the working interest of the Company.

	April 3, 2018	December 31, 2017	January 1, 2017
Assets
Non-current assets	67,505	76,776	90,930
Current assets	15,014	7,152	17,011

Liabilities
Non-current liabilities	6,998	6,945	6,209
Current liabilities	8,338	9,794	11,666

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Cost of revenues	(16,054)	(62,300)
Selling expenses	(773)	(3,143)
General and administrative expenses	(561)	(1,412)
Exploration expenses	(26)	(148)
Other operating income and expenses, net	306	(6,796)
Financial results, net	77	(577)

Total costs and expenses for the period/year	(17,031)	(74,376)

27.3 New concession and changes in working interest in oil and gas properties

27.3.1 Coirón Amargo Sur Oeste y Coirón Amargo Norte oil and gas properties

Coirón Amargo Joint arrangement (“CA”) had an exploitation concession in the North Area (“Coirón Amargo Norte”) and an evaluation field in the South Area (“Coirón Amargo South”), effective until the year 2036 and 2018, respectively.

On July 11, 2016, the joint operators entered into an agreement for assignment of participating interest, through which the area was divided into three oil and gas properties: Coirón Amargo Norte (“CAN”), Coirón Amargo Sur Oeste (“CASO”) and Coirón Amargo Sur Este (“CASE”).

CA changed its denomination to CAN. CAN join operators are the Company with 55% of working interest, Madalena Ventures Inc. Argentina Branch (“Madalena”) with 35% of working interest and Gas y Petróleo de Neuquén S.A. (“GyP”) with the remaining 10%. The Branch is the operator since that date. The expiration date of the exploitation concession remains in 2036.

Additionally, the CASO joint operation was established and the joint partners are the Company with 45% of working interest, O&G Developments Ltd. S.A. with a 45% working interest and Gas y Petróleo de Neuquén

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

S.A. with the remaining 10%. O&G Developments Ltd. S.A. is the designated operator and the expiration date is June 30, 2018 (see additionally Note 29.2), according to the MEyRN resolution N° 032/2018 dated March 2, 2018.

The Company decided not to participate in the CASE join operation.

The province of Neuquén issued Decree N° 1,363, published in the Official Gazette on October 7, 2016, approving this arrangement. The joint arrangement CA (whose continuation is the joint arrangement CAN) established that all the disbursements in terms of expenses and investments that were incurred during the exploratory stage until the field was declared commercially exploitable, were contributed, at exclusive risk, by the partners, with the exception of GyP, and in no case GyP has to reimburse the rest of the partners of the joint operation, such expenses and investments. Therefore, they were recognized by the Company in the proportion in which they were financed.

The rest of the partners make the contribution corresponding to the participation of GyP in the joint arrangement (10%) during the exploitation stage. These partners will recover the receivable, without interest, by withholding a percentage of the net income that it would be appropriate for GyP to receive from the sale of the hydrocarbons proportional to its participation. The UTE operator will make said retention. As of January 1, 2017, the Company recognized a receivable regarding this financing provided to GyP of 3,718, presented in “Current — Other receivable”, in the line item “Expenses to be recovered”.

On December 28, 2017, the partners of the joint arrangement CAN signed an Operating Committee Minute whereby they approved the implementation of the “Carry Petrolero” retroactive to September 1, 2017. Consequently, the parties agreed that the contributions made and to be made in the future be recognized as greater assets and / or expenses, as appropriate, for the Company and Madalena in terms of the amounts actually disbursed by them, regardless of the contractual participation percentages.

Consequently, the Company acquired the net assets that GyP owned in the joint operation CAN for a value of 3,123 corresponding to the other receivable that the Company had with GyP, detailed above, as of September 1, 2017, which proceeded to be derecognized. Given that the carrying amount of these assets as of the date of acquisition amounted to 1,964, the Company recognized the difference of 1,159 as Mineral Property.

Consequently, as of September 1, 2017, the Company proceeded to include its participation in this joint operation as 61.11%, which is comprised of its contractual share of 55% plus the incremental participation acquired from GyP, of 6.11%.

27.3.2 Entre Lomas Area oil and gas property

Entre Lomas joint operation partners are the Company and Vista Argentina S.A. (formerly Petrolera Entre Lomas S.A.) (“Vista Argentina”) with a working interest of 23% and 77%, respectively. Vista Argentina is the operator and the joint operation participates in the concession for the exploitation of hydrocarbons in the Entre Lomas area, located in the provinces of Río Negro and Neuquén. The concession contract, renegotiated in 1991 and 1994, granted the availability of crude oil and natural gas produced, and determined the term of the concession until January 21, 2016.

The Entre Lomas concession had a primary term of 25 years that expired in the year 2016 with an option to extend for an additional ten-year period with the consent of the government. In 2009, the Neuquén provincial

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

government negotiated and granted ten-year extension periods with various companies. In third-quarter 2009, the concession contract for the portion of the Entre Lomas concession located in the Neuquén province was extended to January 2026. This extension agreement does not apply to the portion of the Entre Lomas concession located in Río Negro province that was negotiated separately.

In the third quarter of 2009, the province of Neuquén agreed to extend the concession terms of the Entre Lomas and Bajada del Palo concessions for additional ten-year periods. Pursuant to the extension agreement, Apco and its partners at the time agreed to spend ARS 237 million (ARS 54.5 million net to the Branch’s direct working interest) for future exploitation and exploration activities in that portion of Entre Lomas located in Neuquén province and Bajada del Palo over a 17 year period. Provincial production taxes were increased from the previous rate of 12 percent to 15 percent and could increase up to a maximum of 18 percent depending on future increases in product price realizations.

The joint operators reached a renegotiation agreement with the Province of Río Negro for the concession of the Entre Lomas Area, signed on December 9, 2014, approved by Provincial Decree No. 1,706 / 2014 and ratified by the Honorable Provincial Legislature in its session of December 30, 2014. Through this agreement the joint operators agreed to extend the Entre Lomas Area Concession until January 2026, committing, among other conditions, the payment of a Fixed Bond and a Contribution to Social Development and Institutional Strengthening, the complementary contribution equivalent to 3% of oil and gas production and an important plan for the development and exploration of reserves and resources, and environmental remediation.

27.3.3 Bajada del Palo oil and gas property

Bajada del Palo joint operation partners are the Company and Vista Argentina with a working interest of 23% and 77%, respectively. Vista Argentina is the operator.

Bajada del Palo joint operation is the concessionaire of the hydrocarbons exploitation Bajada del Palo, located in the province of Neuquén. This concession was extended until September 7, 2015.

Law 26,197 of Hydrocarbons, published on January 5, 2007, that modified Law 17,319, provides the legal framework for the provinces to assume the jurisdiction that corresponds to the exercise of the original domain and the administration of the hydrocarbon deposits in their respective territories. Given this power, the Province of Neuquén called to renegotiate the extension of the concessions. On July 23, 2009, the Province of Neuquén notified PELSA and the Company of Provincial Decree No. 1,117 / 09 granting the extension for 10 years of the operating concession of the Entre Lomas area, for the portion of the territory corresponding to said province, and the Bajada del Palo area.

27.3.4 Agua Amarga oil and gas property

Agua Amarga joint operation partners are the Company and Vista Argentina, with a working interest of 23%, 77%, respectively. Vista Argentina is the operator.

In 2007, the joint operators obtained the exploration permit on the Agua Amarga Area located in the Province of Río Negro. Provincial Decree 557/07 and the signing of the respective contract on May 17 of the same year formalized the agreement. Based on the results of the exploration carried out in the Agua Amarga Area, the

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Province of Río Negro granted the Concession of Exploitation of the Charco del Palenque field, on October 28, 2009, by means of the Provincial Decree N ° 874 and its rectification No. 922, dated November 13, 2009, for exploitation for a term of 25 years.

The application authority of the Province of Río Negro accepted the inclusion of the “Meseta Filosa” sector to the concession previously granted by Charco del Palenque, through Provincial Decree N° 1,665 dated November 8, 2011, published in the Official Gazette N° 4,991 of December 1, 2011.

Subsequently, the enforcement authority of the Province of Río Negro approved the inclusion of the Charco del Palenque Sur sector to the previously granted concession of Charco del Palenque, by means of Provincial Decree No. 1,199 dated August 6, 2015. In addition, in the same date the Provincial Decree No. 1,207 gave PELSA the Exploitation Concession for Exploitation the Jarilla Quemada field.

Both Decrees were published in Official Gazette N° 5,381 of August 17, 2015, whereby the Agua Amarga Exploration Area is divided into the two exploitation concessions mentioned.

The exploitation concession Charco del Palenque is effective until 2034 and the exploitation concession Jarilla Quemada is effective until 2040.

27.4 Investment Commitment

As of April 3, 2018 and December 31, 2017, the Company through its working interest in Entre Lomas oil and gas property    committed with the Province of Río Negro to drill and complete 12 development wells, 2 step-out wells and 1 exploration well, during the period of 2018 to 2020. The Company best estimate of the cost to fulfil this commitment is U.S. Dollars 31.5 million (U.S. Dollars 7.2 million at the Company´s working interest). In addition, the Company through its working interest in Entre Lomas oil and gas property committed to perform 21 well workovers and abandon 4 wells, in the Entre Lomas oil and gas property, during the period of 2018 to 2020. The Company best estimate of the cost to fulfil this commitment is U.S. Dollars 11.3 million (U.S. Dollars 2.6 million at the Company´s working interest). Such investment activities were related to the 23% working interest that the Company had in the Entre Lomas property. Of the aforementioned activities, 3 development wells were pending commitments from 2017 (additionally, see Note 29.3).

Note 28. Tax reform in Argentina

On December 29, 2017, the National Executive Branch passed Act No. 27,430 – Income Tax. This Act introduced several modifications in the income tax treatment, the key components of which are described below:

28.1 Income tax

28.1.1. Income tax rate

The income tax rate for Argentine companies will be gradually reduced for undistributed earnings from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning from January 1, 2020.

The effect of the application of the income tax rate changes on deferred tax assets and liabilities pursuant to the above-mentioned tax reform was recognized, based on their expected realization year, in “Effect of statutory

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

income tax rate change in deferred income tax” under Income tax of the Statement of profit or loss and other comprehensive income (Note 13).

28.1.2. Tax on dividends

The tax on dividends or earnings distributed by, among others, Argentine companies or permanent establishments to individuals, undivided estates or beneficiaries residing abroad is introduced based on the following considerations: (i) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2018 until December 31, 2019, will be subject to a 7% withholding; and (ii) dividends resulting from earnings accrued during fiscal years beginning as from January 1, 2020 will be subject to a 13% withholding.

Dividends resulting from benefits gained until the fiscal year prior to that beginning on January 1, 2018 will remain subject to the 35% withholding on the amount exceeding the untaxed distributable retained earnings (equalization tax’ transition period) for all beneficiaries.

28.1.3. Transfer prices

Controls are established for the import and export of goods through international intermediaries different from the exporter at the point of origin or the importer at destination.

Furthermore, the Act sets out the obligation to provide documentation allowing for the verification of the characteristics of the transaction for the import and export of goods and the export of commodities, in both cases when they are conducted through an international intermediary different from the exporter at the point of origin or the importer at destination.

28.1.4. Tax and accounting revaluation

The Act provides that Companies may opt to make a tax revaluation of assets located in Argentina and subject to the generation of taxable earnings. The special tax on the revaluation amount depends on the asset, and will amount to 8% for real estate not accounted for as inventories, 15% for real estate accounted for as inventories, and 10 % for personal property and other assets. Once the option is exercised for a certain asset, all assets within the same category should be revalued. The tax result from the revaluation will not be subject to income tax, and the special tax on the amount of the revaluation will not be deductible from such tax.

The Company is currently analyzing the impact of the above-mentioned option.

28.1.5. Adjustment

The reform sets out the following rules for the application of the income tax inflation adjustment mechanism: (i) a cost adjustment for goods acquired or investments made during fiscal years beginning after January 1, 2018 taking into consideration the variations in the Wholesale Domestic Price Index (IPIM) published by the National Institute of Statistics and Censuses (INDEC); and (ii) the application of a comprehensive adjustment when the IPIM variation exceeds 100% in the 36 months preceding the closing of the fiscal period.

The adjustment of acquisitions or investments made in fiscal years beginning as from January 1, 2018 will increase the deductible depreciation and its computable cost in case of sale.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

On 4 December 2018, Argentina enacted Law 27,468 which modifies the inflationary adjustment rules for income tax purposes. The new rules change the index used for purposes of measuring inflation, and also modify the parameters that need to be verified to trigger an adjustment.

The inflation adjustment for tax purposes will now be based on the Consumer Price Index (IPC), and an adjustment will only be triggered for tax years 2018, 2019 and 2020 if the index exceeds 55%, 30% and 15% respectively.

According to that, in principle, the inflation adjustment will not apply to 2018 because the index is not expected to exceed 55%.

In addition, Law 27,468 states that the resulting negative or positive inflation adjustment, corresponding to the first, second or third tax year beginning 1 January 2018, must be allocated 1/3 to the tax year for which the adjustment is calculated and the remaining 2/3, in equal parts, to the following two tax years.

28.2 Value-added tax

Reimbursement of favorable balances from investments.

A procedure is established for the reimbursement of tax credits originated in investments in property, plant and equipment, which, after 6 months as from their assessment, have not been absorbed by tax debits generated by the activity.

28.3 Fuel tax

Certain modifications are introduced to the fuel tax, incorporating a tax on the emission of carbon dioxide. The reform simplifies the fuel taxation structure, keeping the same tax burden effective prior to the reform.

Note 29. Events after the reporting period

The Company has evaluated events subsequent to April 3, 2018 to assess the need for potential recognition or disclosure in these financial statements. The Company assessed such events until January 23, 2019, the date these financial statements were available to be issued. Based on this evaluation, it was determined that there were no subsequent events requiring recognition or disclosure in the financial statements except for the following matters:

29.1 Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection (the “IR Program”)

On May 2, 2018, the Company filed with the MEyM the adhesion form, stating its consent and acceptance of the terms and scope of the Resolution No. 97/18 (See note 1.2.2.1). The balances outstanding as of April 3, 2018, subject to this settlement, amount to ARS 88,552 (equivalent to 4,393). The settlement procedure foreseen by such Resolution establishes that the amounts will be paid in US dollars in thirty equal monthly and consecutive installments beginning January 1, 2019.

29.2 Acquisition of Oil and gas properties in Argentina — Águila Mora

On August 22, 2018, APCO Argentina Branch entered into a cross assignment of rights agreement, the Aguila Mora Swap Agreement, whereby: (i) APCO Argentina Branch assigned to O&G, a fully owned subsidiary of

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Royal Dutch Shell plc (“Shell”), a 35% non-operated working interest in the CASO block, (ii) O&G assigned to APCO Argentina Branch a 90% operated working interest in the Águila Mora block, plus a US$10 million contribution for the upgrade of an existing water infrastructure for the benefit of the operations of Shell and Vista. The Aguila Mora Swap Agreement was subject to the government of the Province of Neuquén approvals which was obtained on November 30, 2018. Therefore, as of such date, Vista retained a 10% working interest in the CASO block, and held a 90% working interest in the Águila Mora block, becoming the operator of the latter pursuant to the Aguila Mora Swap Agreement. The Aguila Mora Swap Agreement is subject to approval by the Argentine antitrust authorities, and such approval is pending as of the date of issuance of these financial statements. The Aguila Mora Swap Agreement provides that in the event approval by the Argentine antitrust authorities is conditioned on the divestment by any of the acquiring parties of one or more properties, the transferring party shall not be liable for such divestment. Should the acquiring party elect to divest the transferred interests or any portion thereof in response to any Argentine antitrust authority’s instruction, the transferring party agrees that any preferential right or right of first refusal provided for in the relevant agreement shall not be applicable to such divestment; provided that the acquiring party shall grant to the transferring party a ten (10) day period during which acquiring party shall negotiate exclusively with the transferring party for the sale of the transferred interest prior to the marketing of the transferred interests to third parties.

Located in the province of Neuquén, AM is an oil and gas property with an exploratory permit until September 2019, which is found in the shale oil window of the Vaca Muerta formation, with an area of approximately 23,000 acres. CASO is an unconventional exploitation concession of hydrocarbons with an area of approximately 16,000 acres, also located in the province of Neuquén in the shale oil window of Vaca Muerta.

Due to the recent of this acquisition, the initial accounting has not been completed at the issuance date of these financial statements, hence, the required information for the assets acquired and liabilities assumed, the fair value of the consideration transfer, as well as other additional information derived from this acquisition is not disclosed.

29.3 Acquisition of unconventional concessions on the Bajada del Palo oil and gas property

The Branch entered into with the Undersecretariat of Energy, Mining and Hydrocarbons of the Province of Neuquén, Argentina, an Investment Agreement for the sub-division of the Bajada del Palo oil and gas property and the granting of an unconventional exploitation concession for the Bajada del Palo Oeste area and a unconventional exploitation concession for the Bajada del Palo Este area (the “Agreement”). The two concessions referred to in the Agreement are for a term of 35 years, include the payment of fixed royalties of 12% for new production from the shale (shale rock) formations, and upon entering into force they will replace the concession of conventional exploitation of the Bajada del Palo area that the Company currently maintains.

The Agreement, and therefore the non-conventional exploitation concessions on the Bajada del Palo Oeste and Bajada del Palo Este areas, will become effective upon the issuance of a Governor’s Decree of the Province of Neuquén approving and ratifying the Agreement.

Upon notification of the Decree that approves the Agreement, the two unconventional exploitation concessions will become effective, the conventional exploitation concession currently held by the Company in the same area will be terminated, and Vista will be committed to carry forward the following investments (i) regarding the area of Bajada del Palo Oeste, with an area of 62,640 acres, drill eight horizontal wells with a total investment amount

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

of approximately 105,600 to be carried out within 18 months counted from the date of such notification; and (ii) with respect to the area of Bajada del Palo Este, with an area of 48,850 acres, drill five horizontal wells, with a total investment amount of approximately 51,800 to be made within 36 months from the date of such notification.

Pursuant to the Agreement, once it becomes effective and pursuant to applicable law, The Branch must pay the Province of Neuquén the following concepts in the framework of the granting of unconventional exploitation concessions for both areas: (i) exploitation bonus for a total of approximately 1,167, (ii) Infrastructure Bond for a total of approximately 2,796; and (iii) in terms of Corporate Social Responsibility, an amount of approximately 3,935. Likewise, The Branch must pay the amount of approximately 1,102 as stamp tax.

On December 21, 2018, the Governor’s Decree of the Province of Neuquén that approves and ratifies the terms of said Agreed Minute was issued and notified to Apco.

29.4 APCO Argentina Branch (currently APCO Oil & Gas S.A.U.)

On October 31, 2018, the Public Registry of the Autonomous City of Buenos Aires registered the re-domiciliation of APCO International from the Cayman Islands to Argentina and its change of name to “APCO Oil & Gas S.A.U.” As a result, with effects as of such date, (i) APCO International was registered as an Argentine entity; (ii) “APCO Oil & Gas S.A.U.” continues APCO International’s activity in Argentina; and (iii) the registration of APCO Argentina Branch before the Public Registry was canceled and the entity ceased to exist. Further, as of the date of issuance of these financial statements, Vista Holding I, APCO Oil & Gas S.A.U. and APCO Argentina held a 35.21%, 62.29% and 2.5% ownership interest, respectively, in Vista Argentina (formerly PELSA, Vista’s predecessor) pursuant to a capital increase.

30. SUPPLEMENTAL OIL AND GAS RESERVES INFORMATION (UNAUDITED)

The following information on oil and gas activities has been prepared in accordance with the methodology prescribed by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 932 “Extractive Activities — Oil and Gas”, as amended by Accounting Standards Update (“ASU”) 2010 - 03 “Oil and Gas Reserves, Estimation and Disclosures”, issued by FASB in January 2010 in order to align the current estimation and disclosure requirements with the requirements set in the SEC final rules and interpretations, published on December 31, 2008. This information includes the Company’s oil and gas production activities carried out in Argentina.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Costs incurred

The following table presents those costs capitalized as well as expensed that were incurred during the period from January 1, 2018 to April 3, 2018 and the year ended as of December 31, 2017. The acquisition of properties includes the cost of acquisition of proved or unproved oil and gas properties. Exploration costs include costs necessary for retaining undeveloped properties, seismic acquisition cost, seismic data interpretation, geological modeling, exploration well drilling costs and testing of drilled wells. Development costs include drilling costs and equipment for development wells, the construction of facilities for extraction, treatment and storage of hydrocarbons and all necessary costs to maintain facilities for the existing developed reserves.

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Acquisition of properties
Proved	—	(4,418)
Unproved	—	—

Total property acquisition	—	(4,418)
Exploration	(26)	(148)
Development	(1,311)	(9,868)

Total costs incurred	(1,337)	(14,434)

There are no APCO’s share in equity method investees’s costs incurred during the periods/year above mentioned.

Capitalized costs

The following table presents the capitalized costs as of December 31, 2017 and January 1, 2017, for proved and unproved oil and gas properties, and the related accumulated depreciation as of those dates.

	December 31, 2017	January 1, 2017
Proved properties (1)
Equipment, camps and other facilities	3,523	3,550
Mineral property and wells	244,134	230,430
Other uncompleted projects	1,728	1,321
Unproved properties	—	—

Gross capitalized costs	249,385	235,301
Accumulated depreciation	(175,657)	(153,712)

Total net capitalized costs	73,728	81,589

(2)	Includes capitalized amounts related to assets retirement obligations and impairment loss / recovery.

There are no APCO´s share in equity method investees’s capitalized costs during the periods/years above mentioned.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

Results of operations

The breakdown of results of the operations shown below summarizes revenues and expenses directly associated with oil and gas producing activities for the periods from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017. Income tax for the periods presented was calculated utilizing the statutory tax rates.

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Revenue	17,690	66,059
Surplus Gas Injection Compensation	350	4,845

	18,040	70,904
Production costs, excluding depreciation
Operating costs and others	(6,868)	(32,261)
Royalties	(2,909)	(11,371)

Total production costs	(9,777)	(43,632)
Exploration expenses	(26)	(148)
Impairment loss of PP&E	(435)	(1,080)
Unwinding of discount on asset retirement obligation	(86)	(287)
Depreciation, depletion and amortization	(5,614)	(18,506)

Results of operations before income tax	2,102	7,251
Income tax	(631)	(2,538)

Results of oil and gas operations	1,471	4,713

There is no APCO’s share in equity method investee’s results of operations during the period/year abovementioned.

Estimated Quantities of Proved Oil and Gas Reserves

Gaffney, Cline & Associates did carry out a reserves audit for the all the properties according with Rule 4-10 of Regulation S-X, promulgated by the SEC, and in accordance with the oil and gas reserves disclosure provisions of ASC Topic 932 of the FASB. The information related to the hydrocarbon reserves included in the following sections refers to such properties.

Estimated oil and gas reserves

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. In some cases, substantial investments in new wells and related facilities may be required to recover proved reserves.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The Company believes that its estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with the SEC rules and ASC 932, as amended. Accordingly, crude oil prices used to determine proved reserves were the average price during the 12-month period prior to the ending date of April 3, 2018, December 31, 2017 and January 1, 2017 report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, APCO used average realized gas prices during the year to determine its gas reserves.

The Company’s proved reserves estimation as of December 31, 2017 and January 1, 2017 was audited by Gaffney, Cline & Associates. Gaffney, Cline & Associates is an independent petroleum engineering consulting firm. The independent audit covered the estimated reserves located in the areas operated by Vista Oil & Gas Argentina S.A. (formerly Petrolera Entre Lomas S.A.) Gaffney, Cline & Associates audited the proved oil and natural gas reserve estimates in accordance with Rule 4-10 of Regulation S-X, promulgated by the SEC, and in accordance with the oil and gas reserves disclosure provisions of ASC Topic 932 of the FASB. We provided all information required during the course of the audit process to Gaffney, Cline & Associates’ satisfaction.

Reserves estimations, as well as future production profiles, are often different from the quantities of hydrocarbons which are finally recovered. The accuracy of such estimations depends, in general, on the assumptions on which they are based.

Royalties payable to Provinces have not been deducted from reported proved reserves. Gas includes Gas Sales and Consumption.

Hydrocarbon liquid volumes represent crude oil, condensate, gasoline and LPG to be recovered in field separation and plant processing and are reported in millions of stock tank barrels (MMBbl). Natural gas volumes represent expected gas sales and field’s fuel usage, and are reported in billion (109) standard cubic feet (Bcf) at standard condition of 14.7 psia and 60°F. Gas volumes results from field separation and processing, being reduced by injection, flare and shrinkage, and include the volume of gas consumed at the field for production operations.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The following table sets forth the estimated liquids (including crude oil, condensate and natural gas liquids) and natural gas proved reserves as of April 3, 2018, December 31, 2017 and January 1, 2017.

	Reserves as of April 3, 2018
	Crude oil, condensate and natural gas liquids	Natural Gas	Total
	(millions of barrels)	(billion cubic feet)	(millions of equivalent barrels)
Reserves category
PROVED Developed	3.6	17.9	6.8
PROVED Undeveloped	0.8	5.5	1.8

Total proved reserves (developed and undeveloped)	4.4	23.4	8.6

	Reserves of December 31, 2017
	Crude oil, condensate and natural gas liquids	Natural Gas	Total
	(millions of barrels)	(billion cubic feet)	(millions of equivalent barrels)
Reserves category
PROVED Developed	4.0	19.2	7.4
PROVED Undeveloped	0.8	5.5	1.8

Total proved reserves (developed and undeveloped)	4.8	24.7	9.2

	Reserves of January 1, 2017
	Crude oil, condensate and natural gas liquids	Natural Gas	Total
	(millions of barrels)	(billion cubic feet)	(millions of equivalent barrels)
Reserves category
PROVED Developed	5.3	20.6	9.0
PROVED Undeveloped	1.2	3.8	1.9

Total proved reserves (developed and undeveloped)	6.5	24.4	10.9

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The following table sets forth the reconciliation of the Company’s reserves data between January 1, 2017 and December 31, 2017:

	Crude oil, condensate and natural gas liquids (1)	Consumption plus sales Natural Gas (2)	Total
	(millions of barrels)	(billion cubic feet)	(millions of equivalent barrels) (2)
Proved reserves (developed and undeveloped)
Proved developed reserves at January 1, 2017	5.3	20.6	9.0
Proved undeveloped reserves at January 1, 2017	1.2	3.8	1.9
Beginning of year — January 1, 2017	6.5	24.4	10.9
Increase (decrease) attributable to:	—	—	—
Revisions of previous estimates (3)	(0.7)	4.1	—
Extension and discoveries	—	—	—
Purchases of proved reserves in place	—	—	—
Production	(1.0)	(3.8)	(1.7)

Reserves as of December 31, 2017	4.8	24.7	9.2
Proved developed reserves at December 31, 2017	4.0	19.2	7.4
Proved undeveloped reserves at December 31, 2017	0.8	5.5	1.8

(1)

Liquids volumes are reported in million barrels (MMBbl) and sales gas volumes are reported in million Standard Cubic Feet (MMSCF) at standard conditions of 14.7 psia and 60 degrees Fahrenheit. The total liquid equivalent volume is reported in million barrels of oil equivalent (MMBOe), with gas being converted assuming 5,615 SCF of gas is equal to one Bbl liquids. Natural gas consumption represents 30.0% of natural gas volumes reported. Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 6.7% and 8.1% of our proved developed and undeveloped reserves as of January 1, 2017 and December 31, 2017, respectively.

(2)	Natural gas consumption represented 30.1% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2017, and 27.2% as of December 31, 2017.
(3)	Due to better/(worst) expected well performance.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

The following table sets forth the reconciliation of the Company’s reserves data between December 31, 2017 and April 3, 2018:

	Crude oil, condensate and natural gas liquids (1)	Consumption plus sales Natural Gas (2)	Total
	(millions of barrels)	(billion cubic feet)	(millions of equivalent barrels) (1)
Proved reserves (developed and undeveloped)
Proved developed reserves at January 1, 2018	4.0	19.2	7.4
Proved undeveloped reserves at January 1, 2018	0.8	5.5	1.8
Beginning of period — January 1, 2018	4.8	24.7	9.2
Increase (decrease) attributable to:	—	—	—
Revisions of previous estimates	—	—	—
Extension and discoveries	—	—	—
Purchases of proved reserves in place	—	—	—
Production	(0.2)	(1.2)	(0.4)

Reserves as of April 3, 2018	4.6	23.5	8.7
Proved developed reserves at April 3, 2018	3.8	17.9	7.0
Proved undeveloped reserves at April 3, 2018	0.8	5.5	1.7

(1)

Liquids volumes are reported in million barrels (MMBbl) and sales gas volumes are reported in million Standard Cubic Feet (MMSCF) at standard conditions of 14.7 psia and 60 degrees Fahrenheit. The total liquid equivalent volume is reported in million barrels of oil equivalent (MMBOe), with gas being converted assuming 5,615 SCF of gas is equal to one Bbl liquids. Natural gas consumption represents 30.0% of natural gas volumes reported (on fields average). Our hydrocarbon liquid volumes include crude oil, condensate and NGL (LPG and natural gasoline). We do not include separate figures for NGL reserves because they represented less than 8.1% of our proved developed and undeveloped reserves as of both January 1, 2018 and April 3, 2018, respectively.

(2)	Natural gas consumption represented 27.2% of total natural gas reserves (consumption plus natural gas sales) as of both January 1, 2018 and April 3, 2018.

There is no APCO’s share in equity method investee’s reserves at April 3, 2018, December 31, 2017 and January 1, 2017.

Standardized Measure of Discounted Future Net Cash Flows

The following table discloses estimated future cash flows from future production of proved developed and undeveloped reserves of crude oil, condensate, natural gas liquids and natural gas. As prescribed by SEC Modernization of Oil and Gas Reporting rules and ASC 932 of the FASB Accounting Standards Codification (ASC) relating to Extractive Activities—Oil and Gas (formerly SFAS no. 69 Disclosures about Oil and Gas Producing Activities), such future net cash flows were estimated using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. Future development and abandonment costs include estimated drilling costs, development and exploitation installations and abandonment costs. These future development costs were estimated based on evaluations made by PAMPA and the operator of each of the areas. The future income tax was calculated by applying the statutory tax rates in effect in Argentina, in each period.

This standardized measure is not intended to be and should not be interpreted as an estimate of the market value of the Company’s reserves. The purpose of this information is to give standardized data to help the users of the

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

financial statements to compare different companies and make certain projections. It is important to point out that this information does not include, among other items, the effect of future changes in prices costs and tax rates, which past experience indicates that are likely to occur, as well as the effect of future cash flows from reserves which have not yet been classified as proved reserves, of a discount factor more representative of the value of money over the lapse of time and of the risks inherent to the production of oil and gas. These future changes may have a significant impact on the future net cash flows disclosed bellow. For all these reasons, this information does not necessarily indicate the perception the Company has on the discounted future net cash flows from the reserve of hydrocarbons.

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below.

Million US$	April 3, 2018	December 31, 2017	January 1, 2017
Future cash inflows	314	330	482
Future production costs	(235)	(238)	(299)
Future development and abandonment costs	(38)	(38)	(56)
Future income tax	(3)	(6))	(33)

Undiscounted future net cash flows	38	48	94
10% annual discount	(10)	(10)	(24)

Standardized measure of discounted future net cash flows	28	38	70

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

(1)	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

(2)

The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect as of December 31 of the year presented and held constant throughout the life of the Properties.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

There is no APCO’s share in equity method investees’ standardized measure of discounted future net cash flows during the period ended April 3, 2018, year ended December 31, 2018, and at January 1, 2017.

Changes in the standardized measure of discounted future net cash flows

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations involve significant estimates and judgments. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts above. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

Million US$	For the year ended December 31, 2017
Standardized measure of discounted future net cash flows at beginning of year	70
Net change in sales prices and production costs related to future production (1)	(56)
Net change in estimated future development costs	1
Net change due to revisions in quantity estimates	(2)
Accretion of discount	8
Changes in production rates (timing) and other	(4)
Sales of crude oil, NGLs and natural gas produced, net of production costs	(22)
Previously estimated development costs incurred	15
Net change in income tax (2)	22

Change in Standardized measure of discounted future net cash flows of the year	(32)

Standardized measure of discounted future net cash flows at end of year	38

(1)	Mainly driven by a decrease in prevailing oil prices that reduce from 64.2 US$/bbl by year end 2016 to 54.22 US$/bbl by year end 2017.

APCO OIL AND GAS INTERNATIONAL INC. ARGENTINA BRANCH

NOTES TO THE FINANCIAL STATEMENTS AS OF APRIL 3, 2018, DECEMBER 31, 2017 AND JANUARY 1, 2017 AND FOR THE PERIOD FROM JANUARY 1, 2018 TO APRIL 3, 2018

AND FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands of U.S. Dollars, unless otherwise specified)

(2)

Due to a change in income tax rate which was introduced by the above-mentioned tax reform and reduction of expected cash inflows in year end 2017. Said tax reform reduces the income tax for Argentine companies for undistributed earnings from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning as from January 1, 2020.

Million US$	For the period ended April 3, 2018
Standardized measure of discounted future net cash flows at beginning of year	38
Net change in sales prices and production costs related to future production	—
Net change in estimated future development costs	—
Net change due to revisions in quantity estimates	—
Accretion of discount	—
Changes in production rates (timing) and other	(2)
Sales of crude oil, NGLs and natural gas produced, net of production costs	(8)
Previously estimated development costs incurred	—
Net change in income tax	—

Change in Standardized measure of discounted future net cash flows of the year	(8)

Standardized measure of discounted future net cash flows at end of year	28

Report of Independent Auditors

To the Board of Directors of Vista Oil & Gas Argentina S.A.,

We have audited the accompanying Combined Abbreviated Statements of Revenues and Direct Operating Expenses of Jagüel de los Machos and 25 de Mayo – Medanito SE (“the Properties”) for the period from January 1st, 2018 to April 3rd, 2018 and the related notes to the combined abbreviated financial statements (the “Combined Abbreviated Statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these Combined Abbreviated Statements in conformity with generally accepted accounting principles in the United States; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined abbreviated statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Abbreviated Statements of Revenues and Direct Operating Expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Properties for the period from January 1st, 2018 to April 3rd, 2018, in conformity with generally accepted accounting principles in the United States.

Emphasis of Matter

The accompanying Combined Abbreviated Statements of Revenues and Direct Operating Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Combined Abbreviated Statements and are not intended to be a complete financial statement presentation of the Properties described above. Our opinion is not modified with respect to this matter.

Other Matters

Note 9 to the accompanying Combined Abbreviated Statements presents Supplemental Oil & Gas Reserves Information. U.S. Securities and Exchange Commission (SEC) Regulation requires that entities engaged in oil and gas producing activities present the Supplemental Oil & Gas Reserves Information, to supplement the financial statements. Such information, although not a part of the Combined Abbreviated Statements, is required by the SEC and Financial Accounting Standards Board who consider it to be an essential part of financial reporting for placing the Combined Abbreviated Statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the Combined Abbreviated Statements, and other knowledge we obtained during our audit of the Combined Abbreviated Statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

Member of Ernst & Young Global

City of Buenos Aires, Argentina

January 23, 2019

except for the Other Matters described above, as to which the date is

April 5, 2019

Report of Independent Auditors

To the Board of Directors and Shareholders of Vista Oil and Gas, S.A.B. de C.V.

We have audited the accompanying financial statements of Jagüel de los Machos and 25 de Mayo-Medanito SE (the “Vista Acquired Properties”), which comprise the statement of revenues and direct operating expenses for the year ended December 31, 2017.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of Vista Acquired Properties for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

The accompanying special purpose financial statements reflect the revenues and direct operating expenses of the Jagüel de los Machos and 25 de Mayo-Medanito SE properties using the basis of preparation as described in Note 1 to the financial statements and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Jagüel de los Machos and 25 de Mayo-Medanito SE properties acquired by Vista Oil and Gas, S.A.B. de C.V. Our opinion is not modified with respect to this matter.

/s/ Reinaldo Sergio Cravero
Reinaldo Sergio Cravero (Partner)

/s/ Price Waterhouse & Co. S.R.L.
Price Waterhouse & Co. S.R.L.

Buenos Aires, Argentina

January 23, 2019

Jagüel de los Machos and 25 de Mayo — Medanito SE

Combined Statements of Revenues and Direct Operating Expenses

(amounts expressed in thousands of U.S. Dollars)

	Note	Period from January 1, 2018 to April 3, 2018	Year ended December 31, 2017
Revenues	6	39,796	150,867
Direct operating expenses	7	(18,213)	(78,674)

Revenues in excess of direct operating expenses		21,583	72,193

The accompanying notes are an integral part of these combined abbreviated statements

Jagüel de los Machos and 25 de Mayo — Medanito SE

NOTES TO THE COMBINED ABBREVIATED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(amounts expressed in thousands of U.S. Dollars, except where otherwise indicated)

1. BACKGROUND INFORMATION AND PURPOSE OF PREPARATION

On January 16, 2018, Vista Oil & Gas S.A.B. de C.V. (hereinafter referred to as “Vista” or the “Company”) and Pampa Energía S.A. (“Pampa”) executed an agreement (the “Purchase Agreement” to acquire a 100% direct interest in the oil exploitation concessions Jagüel de los Machos and 25 de Mayo-Medanito SE located in the Neuquina Basin in the Province of Río Negro, Argentina (the “Properties”).

On April 4, 2018, following the satisfaction of all the conditions precedent provided in the Purchase Agreement, the closing of the Properties’ acquisition, took place. On the same date, Vista assigned all the rights and obligations of such agreement to its subsidiary Petrolera Entre Lomas S.A. (currently Vista Oil & Gas Argentina S.A.) in order for this entity to perform the purchase.

The main characteristics of the Properties are:

Area	Province	Operator	Concession Contract Deadline
Jagüel de los Machos	Río Negro	Vista Oil & Gas Argentina S.A. (1)	9/13/2025
25 de Mayo — Medanito SE	Río Negro	Vista Oil & Gas Argentina S.A. (1)	10/27/2026

(1)	Formerly Petrolera Entre Lomas S.A.

These abbreviated combined statements of revenues and direct operating expenses have been prepared for the period from January 1, 2018 to April 3, 2018 (pre-acquisition date) and for the year ended December 31, 2017 (collectively, the “combined abbreviated statements”) with the purpose of complying with Rule 3-05 “Financial Statements of Businesses Acquired or to Be Acquired” of Regulation S-X of the Securities and Exchange Commission (“SEC”), for its inclusion by Vista, the current indirect owner of these concessions, for its intended filing of a Registration Statement with the SEC. The accompanying combined abbreviated statements have been prepared on an accrual basis in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) applicable to the items included in the accompanying combined abbreviated statements. The accompanying combined abbreviated statements are not intended to be a complete presentation of the Properties’ revenues and expenses in accordance with U.S. GAAP.

2. BASIS OF PRESENTATION

The accompanying combined abbreviated statements have been derived from the historical accounting records of Pampa, the prior owner of these concessions, attributed to the Properties on the basis of accounting policies and procedures described in Note 3. Historically, the Properties were not separate legal entities or subsidiaries of Pampa and they were not operated or accounted for as stand-alone businesses, and hence constituted an integral part of Pampa. Pampa did not maintain distinct and separate accounts for the Properties necessary to prepare complete financial statements. Therefore, preparation of a complete set or full carve-out financial statements for the Properties, as required to comply with SEC Regulation S-X, is not practical.

The accompanying combined abbreviated statements include revenues from oil and gas production and direct operating expenses associated with the Properties’ working interest. The accompanying combined abbreviated statements of revenues and direct operating expenses vary from a complete income statement in accordance with U.S. GAAP in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties’ working interest including, but not limited to, general and administrative expenses, interest income or expense, turnover tax and federal income tax expenses. These costs were not separately allocated to the Properties’ working interest in the accounting records of Pampa. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties’ working interest had it been a Vista property due to the differing size, structure, and operations of Pampa and Vista. The accompanying combined abbreviated statements of revenues and direct operating expenses also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that Vista will incur upon the allocation of the purchase price paid for the Properties’ working interest. Furthermore, no balance sheet has been presented for the Properties’ working interest because the acquired properties were not accounted for as separate subsidiaries or divisions of Pampa and complete financial statements are not available, and related working capital balances are not segregated or easily obtainable. Accordingly, the combined abbreviated statements of revenues and direct operating expenses of the Properties are presented in lieu of the full financial statements required under Rule 3-05 of the SEC’s Regulation S-X.

The accompanying combined abbreviated statements are not indicative of the results of operations for the Properties’ working interest on a go forward basis.

Statements of cash flows are not presented as such data was not maintained by Pampa for the Properties acquired as it did not operate as separate businesses or separate legal entities.

All cash flow requirements of the Properties were funded by Pampa and cash management functions were not performed at the Properties’ level.

Since all production was delivered to Pampa and there were no oil and gas sales to third parties for the period from January 1, 2018 to April 3, 2018 and the year ended December 31, 2017 and cash flows from operating activities and expenses were managed and paid centrally by a central treasury function in Pampa, it is not possible to prepare information relating to cash flows from operating activities.

The Properties had no discrete investing and financing activities for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017.

Comparability — Seasonality of operations

The combined statements of revenues and direct operating expenses for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017 correspond to a stub period and a complete fiscal year, respectively.

Due to the seasonal nature of operations, higher revenues and operating profits are usually expected in the second and third quarter of the year rather than in the first and last ones. Higher sales during the period April to August are mainly attributed to the increased demand due to winter in Argentina. This information is provided to allow for a better understanding of the results, however, management has concluded that the operations are not subject to material seasonal variations in accordance with Topic ASC 270.

The information for the period from January 1, 2018 to April 3, 2018 should not be construed to be representative of the information for a full year of operations nor useful for comparative purposes with the year ended December 31, 2017.

Allocations

The accompanying combined abbreviated statements reflect revenues and direct operating expenses specifically attributable to the Properties. Properties’ revenues and operating expenses were directly identifiable and no allocations were deemed necessary. Direct expenses were recorded directly to Properties’ cost centers based on specific project or usage identification.

The abbreviated accompanying combined abbreviated statements also omit other comparative information and certain disclosures required by US GAAP.

Foreign currencies

The accompanying combined abbreviated statements are presented in U.S. dollars, which is also the Properties’ functional currency and the Properties’ presentation currency. All values are rounded to the nearest thousand (US$ thousand), except where otherwise indicated.

Under U.S. GAAP the companies should define their functional currency in accordance with the criteria established by ASC 830 “Foreign Currency Matters”, which may differ from their reporting currency.

Transactions in foreign currencies are translated to the functional currency at the monthly average rate of exchange.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies have been applied consistently for the period from January 1, 2018 to April 3, 2018 and for the year ended December 31, 2017.

A summary of significant accounting policies followed in the preparation of the accompanying combined abbreviated statements is set forth below:

Use of estimates

The preparation of these abbreviated statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported. The estimates and associated assumptions are based on historical experience, complex judgments and various other factors that are believed to be reasonable under the circumstances but are inherently uncertain and unpredictable. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. These estimates and underlying assumptions can affect all elements of these abbreviated statements. Actual results could differ from these estimates and the amounts could be material.

Revenue Recognition

Oil and gas revenues included in these abbreviated statements are recorded on the direct working interest method, under which 100% for the period from January 1, 2018 to April 3, 2018 and 99.4% for the year ended December 31, 2017 of revenues are mainly based on the volumes actually delivered to Pampa.

Management applies the provisions of ASC 606 for revenue recognition to contracts with customers. Sales of crude oil and natural gas are included in revenue when performance obligations are fulfilled under the terms of agreed contracts. Performance obligations primarily comprise delivery of oil and gas at a delivery point, as negotiated within each contract. Each barrel of oil, million Btu (MMBtu) of natural gas, or other unit of measure is separately identifiable and represents a distinct performance obligation to which the transaction price is allocated. Performance obligations are satisfied at a point in time once control of the product has been transferred to the customer. Management considers the delivery of hydrocarbons to Pampa’s refinery as the point of control transfer.

Management has concluded that the Properties act as principal in the revenue transaction since they typically control the goods before they were transferred to Pampa.

Revenues other than oil and gas deliveries correspond to services which are recognized by reference to the rendering of treatment, storage and transportation of crude oil and are determined by multiplying the fees established in the respective agreements by the work units (cubic meters treated, stored and transported) in the corresponding month.

Revenues are derived from Argentina-based companies.

Direct Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Properties. The direct operating expenses include operating, processing and transportation expenses. Operating expenses include salaries and social security charges, municipal and provincial taxes other than turnover tax, insurance, fees and compensation for services, consumption of materials and repairs, transportation, royalties, easements and canons, environmental costs, energy, fuels and lubricants and other field related expenses. Operating expenses also include expenses directly associated with personnel, insurance and support services directly related to oil and gas production activities.

4. RELATED PARTY TRANSACTIONS

Concentration with Customers — The Properties’ production was fully delivered to Pampa and represents approximately 100% for the period from January 1, 2018 to April 3, 2018 and 99.4% for the year ended December 31, 2017 of the total revenues. Revenues for the delivery of production to Pampa were determined on the basis of Pampa’s inter-segment allocations, which were based on prices generally equivalent to commercially available prices.

Since April 4, 2018, the Properties’ production is fully assigned to Vista Oil & Gas Argentina S.A. (formerly Petrolera Entre Lomas S.A.) and sold to unrelated parties.

5. COMMITMENTS AND CONTINGENT LIABILITIES

Commitments

As of the date of issuance of these abbreviated combined financial statements, the owner of the concessions in 25 de Mayo-Medanito and Jagüel de los Machos was committed to drill and complete 22 development wells, 5 step-out wells and 2 exploration wells during the period of 2018 to 2020 for an estimated cost to fulfil this commitment of U.S. Dollar 47 million. In addition, the owner was committed to perform 19 well workovers and abandon 22 wells during such period for an estimated cost to fulfil this commitment of U.S. Dollar 13.9 million.

Contingent liabilities

The activities of the Properties are subject to potential claims and litigation in the ordinary course of their business. Management of the Properties, after consultation with legal counsel, confirms that is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the operations of the Properties nor on these abbreviated statements.

6. REVENUES

Disaggregated revenue information:

Types of goods	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Revenue from crude oil	35,297	134,992
Revenue from natural gas	3,794	10,850
Revenue from services	705	5,025

Total Revenue	39,796	150,867

7. DIRECT OPERATING EXPENSES

The breakdown of the direct operating expenses is as follows:

	For the period from January 1, 2018 through April 3, 2018	For the year ended December 31, 2017
Salaries and social security charges	813	3,798
Taxes, rates and contributions	—	88
Insurance	60	103
Fees and compensation for services	7,744	37,512
Consumption of materials and repairs	2,021	8,321
Transportation	791	2,109
Royalties, easements and canons	6,556	25,182
Environmental costs	186	1,342
Energy, fuel and lubricants	29	83
Other	11	136

Total	18,213	78,674

8. SUBSEQUENT EVENTS

The Company has evaluated events and transactions for potential recognition or disclosure through January 23, 2019, the date these abbreviated statements were available to be issued. No events or transactions have occurred through such date that requires disclosure, other than those already disclosed in these abbreviated statements.

9. SUPPLEMENTAL OIL AND GAS RESERVES INFORMATION (UNAUDITED)

The following information on oil and gas activities has been prepared in accordance with the methodology prescribed by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 932 “Extractive Activities — Oil and Gas”, as amended by Accounting Standards Update (“ASU”) 2010 - 03 “Oil and Gas Reserves, Estimation and Disclosures”, issued by FASB in January 2010 in order to align the current estimation and disclosure requirements with the requirements set in the SEC final rules and interpretations, published on December 31, 2008 to the extent applicable to the accompanying combined abbreviated statements of revenues and direct operating expenses. Therefore, there is no disclosure related to cost incurred, capitalized costs and results of the operations. This information includes the oil & gas activities carried out by the Properties in Argentina.

Estimated Quantities of Proved Oil and Gas Reserves.

Gaffney, Cline & Associates did carry out a reserves audit for all the Properties according with Rule 4-10 of Regulation S-X, promulgated by the SEC, and in accordance with the oil and gas reserves disclosure provisions of ASC Topic 932 of the FASB. The information related to the hydrocarbon reserves included in the following sections refers to such Properties.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. In some cases, substantial investments in new wells and related facilities may be required to recover proved reserves.

The Company believes that its estimates of remaining proved recoverable oil and gas reserve volumes are reasonable and such estimates have been prepared in accordance with the SEC rules, which were issued by the SEC rules and ASC 932, as amended. Accordingly, crude oil prices used to determine proved reserves were the average price during the 12-month period prior to the ending date of April 3, 2018 and December 31, 2017 report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such periods. Additionally, since there are no benchmark market natural gas prices available in Argentina, Pampa used average realized gas prices during the year to determine its gas reserves.

The Properties’ reserves estimation as of December 31, 2017 and January 1, 2017 was audited by Gaffney, Cline & Associates. Gaffney, Cline & Associates is an independent petroleum engineering consulting firm. The independent audit covered the estimated reserves located in the areas operated by Pampa. Gaffney, Cline & Associates audited the proved oil and natural gas reserve estimates in accordance with Rule 4-10 of Regulation S-X, promulgated by the SEC, and in accordance with the oil and gas reserves disclosure provisions of ASC Topic 932 of the FASB. We provided all information required during the course of the audit process to Gaffney, Cline & Associates’ satisfaction.

Reserves estimations, as well as future production profiles, are often different from the quantities of hydrocarbons which are finally recovered. The accuracy of such estimations depends, in general, on the assumptions on which they are based.

Royalties payable to Provinces have not been deducted from reported proved reserves. Gas includes Gas Sales and Consumption.

Hydrocarbon liquid volumes represent crude oil, condensate, gasoline and LPG to be recovered in field separation and plant processing and are reported in millions of stock tank barrels (MMBbl). Natural gas volumes represent expected gas sales and field’s fuel usage, and are reported in billion (109) standard cubic feet (Bcf) at standard condition of 14.7 psia and 60°F. Gas volumes results from field separation and processing, being reduced by injection, flare and shrinkage, and include the volume of gas consumed at the field for production operations.

The following table sets forth the estimated liquids (including crude oil, condensate and natural gas liquids) and natural gas proved reserves as of December 31, 2017.

	Crude oil and condensate MMBbl (2)	Consumption plus sales — Gas MMSCF (2)	Total MMBoe (2)
Proved developed and undeveloped reserves
Proved developed reserves at January 1, 2017	12.08	11,866	14.20
Proved undeveloped reserves at January 1, 2017	1.63	1,452	1.88
Beginning of year — January 1, 2017	13.71	13,318	16.08
Increase (decrease) attributable to:
Extensions and discoveries	—	—	—
Revisions of previous estimates (1)	1.43	2,639	1.90
Purchases of proved reserves in place	—	—	—
Production	(2.57)	(3,078)	(3.12)

End of year — December 31, 2017	12.57	12,879	14.86
Proved developed reserves at December 31, 2017	11.42	11,704	13.50
Proved undeveloped reserves at December 31, 2017	1.15	1,175	1.36

(1)	Due to better expected well performance.
(2)

Liquids volumes are reported in million barrels (MMBbl) and sales gas volumes are reported in million Standard Cubic Feet (MMSCF) at standard conditions of 14.7 psia and 60 degrees Fahrenheit. The total liquid equivalent volume is reported in million barrels of oil equivalent (MMBOe), with gas being converted assuming 5,615 SCF of gas is equal to one Bbl liquids. Our hydrocarbon liquid volumes include crude oil and condensate. We do not include separate figures for NGL reserves because we did not have any NGL reserves as of both January 1, 2017 and December 31, 2017. Natural gas consumption represented 5.5% and 5.9% of total natural gas reserves (consumption plus natural gas sales) as of January 1, 2017 and December 31, 2017, respectively, in Jagüel de los Machos, and 18.5% and 18.2% as of January 1, 2017 and December 31, 2017, respectively, in 25 de Mayo — Medanito SE.

The following table sets forth the estimated liquids (including crude oil, condensate and natural gas liquids) and natural gas proved reserves as of April 3, 2018.

	Crude oil and condensate MMBbl (2)	Consumption plus sales — Gas MMSCF (2)	Total MMBoe (2)
Proved developed and undeveloped reserves
Proved developed reserves at December 31, 2017	11.42	11,704	13.50
Proved undeveloped reserves at December 31, 2017	1.15	1,175	1.36
Beginning of period — December 31, 2017	12.57	12,879	14.86
Increase (decrease) attributable to:
Extensions and discoveries	—	—	—
Revisions of previous estimates (1)	—	81	0.01
Purchases of proved reserves in place	—	—	—
Production	(0.63)	(740)	(0.76)

End of period — April 3, 2018	11.94	12,220	14.11
Proved developed reserves at April 3, 2018	10.80	11,019	12.76
Proved undeveloped reserves at April 3, 2018	1.14	1,201	1.36

(1)	Due to better expected well performance.

(2)

Liquids volumes are reported in million barrels (MMBbl) and sales gas volumes are reported in million Standard Cubic Feet (MMSCF) at standard conditions of 14.7 psia and 60 degrees Fahrenheit. The total liquid equivalent volume is reported in million barrels of oil equivalent (MMBOe), with gas being converted assuming 5,615 SCF of gas is equal to one Bbl liquids. Our hydrocarbon liquid volumes include crude oil and condensate. We do not include separate figures for NGL reserves because we did not have any NGL reserves as of both December 31, 2017 and April 3, 2018. Natural gas consumption represented 5.9% and 6.2% of total natural gas reserves (consumption plus natural gas sales) as of December 31, 2017 and April 3, 2018, respectively, in Jagüel de los Machos, and 18.2% and 17.5% as of December 31, 2017 and April 3, 2018, respectively, in 25 de Mayo — Medanito SE.

Standardized Measure of Discounted Future Net Cash Flows

The following table discloses estimated future cash flows from future production of proved developed and undeveloped reserves of crude oil, condensate, natural gas liquids and natural gas. As prescribed by SEC Modernization of Oil and Gas Reporting rules and ASC 932 of the FASB Accounting Standards Codification (ASC) relating to Extractive Activities—Oil and Gas (formerly SFAS no. 69 Disclosures about Oil and Gas Producing Activities), such future net cash flows were estimated using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. Future development and abandonment costs include estimated drilling costs, development and exploitation installations and abandonment costs. These future development costs were estimated based on evaluations made by PAMPA. The future income tax was calculated by applying the statutory tax rates in effect in Argentina, in each period.

This standardized measure is not intended to be and should not be interpreted as an estimate of the market value of the Company’s reserves. The purpose of this information is to give standardized data to help the users of the financial statements to compare different companies and make certain projections. It is important to point out that this information does not include, among other items, the effect of future changes in prices costs and tax rates, which past experience indicates that are likely to occur, as well as the effect of future cash flows from reserves which have not yet been classified as proved reserves, of a discount factor more representative of the value of money over the lapse of time and of the risks inherent to the production of oil and gas. These future changes may have a significant impact on the future net cash flows disclosed bellow. For all these reasons, this information does not necessarily indicate the perception the Company has on the discounted future net cash flows from the reserve of hydrocarbons.

Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below.

Million US$	April 3, 2018	December 31, 2017	January 1, 2017
Future cash inflows	705	741	944
Future production costs	(513)	(520)	(535)
Future development and abandonment costs	(36)	(36)	(78)
Future income tax	(17)	(26)	(81)

Undiscounted future net cash flows	139	159	250
10% annual discount	(33)	(34)	(71)

Standardized measure of discounted future net cash flows	106	125	179

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

(3)	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

(4)

The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect as of December 31 of the year presented and held constant throughout the life of the Properties.

Changes in the standardized measure of discounted future net cash flows

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations involve significant estimates and judgments. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts above. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

Million US$	For the year ended December 31, 2017
Standardized measure of discounted future net cash flows at beginning of year	179
Net change in sales prices and production costs related to future production (1)	(104)
Net change due to revisions in quantity estimates	17
Accretion of discount	27
Changes in production rates (timing) and other	2
Sales of crude oil and natural gas produced, net of production costs	(72)
Previously estimated development costs incurred	32
Net change in income tax (2)	44

Change in Standardized measure of discounted future net cash flows of the year	(54)

Standardized measure of discounted future net cash flows at end of year	125

(3)	Mainly driven by a decrease in prevailing oil prices that reduce from 64.2 US$/bbl by year end 2016 to 54.22 US$/bbl by year end 2017.

(4)

Due to a change in income tax rate which was introduced by the above-mentioned tax reform and reduction of expected cash inflows in year end 2017. Said tax reform reduces the income tax for Argentine companies for undistributed earnings from 35% to 30% for fiscal years beginning as from January 1, 2018 until December 31, 2019, and to 25% for fiscal years beginning as from January 1, 2020.

Million US$	For the period ended April 3, 2018
Standardized measure of discounted future net cash flows at beginning of year	125
Net change in sales prices and production costs related to future production	—
Net change in estimated future development costs	—
Net change due to revisions in quantity estimates	—
Accretion of discount	3
Changes in production rates (timing) and other (1)	(1)
Sales of crude oil and natural gas produced, net of production costs	(22)
Previously estimated development costs incurred	—
Net change in income tax	—

Change in Standardized measure of discounted future net cash flows of the year	(22)

Standardized measure of discounted future net cash flows at end of year	106

(1)	Less than 0.5.

VISTA OIL & GAS S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (currently known as VISTA Argentina S.A.) (PREDECESSOR)

Condensed consolidated interim financial statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 (Successor – Note 2.1) (Unaudited) and condensed interim financial statements for the three-month period ended March 31, 2018 (Predecessor – Note 2.1) (Unaudited)

VISTA OIL & GAS, S.A.B. DE C.V.

Condensed consolidated interim financial statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 (Successor – Note 2.1) (Unaudited) and condensed interim financial statements for the three-month period ended March 31, 2018 (Predecessor – Note 2.1) (Unaudited)

INDEX

•

Condensed consolidated interim statement of profit or loss and other comprehensive income for the three-month period ended March 31, 2019 (Successor) and Condensed Interim statement of profit or loss and other comprehensive income for the three-month period ended March 31, 2018 (Predecessor).

•	Condensed consolidated interim statement of financial position as of March 31, 2019 and December 31, 2018 (Successor).

•	Successor condensed interim statement of changes in shareholders’ equity for the three-month period ended March 31, 2019.

•	Predecessor condensed interim statement of changes in shareholders’ equity for the three-month period ended March 31, 2018.

•

Condensed consolidated interim statement of cash flows for the three-month period ended March 31, 2019 (Successor) and interim statement of cash flows for the three-month ended March 31, 2018 (Predecessor).

•

Notes to the condensed consolidated interim financial statements as of March 31, 2019 and December 31, 2018 and for the three-month period ended March 31, 2019 (Successor) and to the condensed interim financial statements for the three-month period ended March 31, 2018 (Predecessor).

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Condensed consolidated interim statement of profit or loss and other comprehensive income for the three-month period ended March 31, 2019 (Successor) and condensed interim statement of profit or loss and other comprehensive income for the three-month period ended March 31, 2018 (Predecessor) (Unaudited)

(In thousands of U.S. Dollars)

	Notes	Consolidated - Successor three-month period ended March 31, 2019	Predecessor - three-month period ended March 31, 2018
Revenue from contract with customers	4	93,727	44,463
Cost of sales:
Operating expenses	5.2	(27,769)	(18,367)
Crude oil stock fluctuation	5.1	1,326	733
Depreciation, depletion and amortization	2.2/12/13	(24,471)	(14,194)
Royalties		(14,799)	(6,795)

Gross profit		28,014	5,840

Selling expenses	6	(5,695)	(3,091)
General and administrative expenses	7	(8,705)	(1,466)
Exploration expenses	8	(126)	(134)
Other operating income	9.1	627	1,240
Other operating expenses	9.2	(2,118)	(135)

Operating profit		11,997	2,254

Interest income	10.1	75	239
Interest expense	10.2	(5,817)	(23)
Other financial results	10.3	(14,228)	(1,159)

Financial results, net		(19,970)	(943)

(Loss)/ profit before income tax		(7,973)	1,311
Current income tax expense	14	(3,069)	(4,615)
Deferred income tax expense	14	(2,636)	(3,345)

Income tax expense		(5,705)	(7,960)
Net loss for the period		(13,678)	(6,649)

Other comprehensive loss
Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods
—Remeasurements loss related to defined benefits plans		—	(89)
—Deferred income tax benefit		—	22

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods		—	(67)

Other comprehensive loss for the period, net of tax		—	(67)

Total comprehensive loss for the period		(13,678)	(6,716)

Losses per share attributable to equity holders of the parent
Basic—(In U.S. dollars per share)	11	(0.19)	(0.07)
Diluted—(In U.S. dollars per share)	11	(0.19)	(0.07)

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS, S.A.B. DE C.V.

Condensed consolidated interim statement of financial position as of March 31, 2019 and December 31, 2018 (Successor) (Unaudited)

(In thousands of U.S. Dollars)

	Notes	As of March 31, 2019 (Unaudited)	As of December 31, 2018 (Audited)
Assets
Non-current assets
Property, plant and equipment	12	872,298	820,722
Right-of-use assets	2.2	8,906	—
Goodwill	13	28,484	28,484
Other intangible assets	13	31,869	31,600
Trade and other receivables	15	19,748	20,191

Total non-current assets		961,305	900,997

Current assets
Inventories	17	22,566	18,187
Trade and other receivables	15	90,313	86,050
Cash, bank balances and other short term investments	18	87,538	80,908

Total current assets		200,417	185,145

Total assets		1,161,722	1,086,142

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS S.A.B. DE C.V.

Condensed consolidated interim statement of financial position as of March 31, 2019 and December 31, 2018 (Successor) (Unaudited)

(In thousands of U.S. Dollars)

	Notes	As of March 31, 2019 (Unaudited)	As of December 31, 2018 (Audited)
Shareholders’ equity and liabilities
Shareholders’ equity
Share capital	19	567,646	513,255
Share-based payment reserve		5,265	4,021
Accumulated other comprehensive loss		(2,674)	(2,674)
Accumulated losses		(48,624)	(34,946)

Total shareholders’ equity		521,613	479,656

Liabilities
Non-current liabilities
Deferred income tax liabilities		136,393	133,757
Leases liabilities	2.2	7,387	—
Provisions	20	16,498	16,186
Borrowings	16.1	279,867	294,415
Warrants	16.4	39,784	23,700
Employee defined benefit plans obligation	16.4	3,535	3,302
Accounts payable and accrued liabilities	23	1,003	1,008

Total non-current liabilities		484,467	472,368

Current liabilities
Provisions	20	3,743	4,140
Leases liabilities	2.2	2,378	—
Borrowings	16.1	55,351	10,352
Salaries and social security payable	21	4,161	6,348
Income tax payable		19,468	22,429
Other taxes and royalties payable	22	6,520	6,515
Accounts payable and accrued liabilities	23	64,021	84,334

Total current liabilities		155,642	134,118

Total liabilities		640,109	606,486

Total shareholders’ equity and liabilities		1,161,722	1,086,142

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Successor condensed interim statement of changes in shareholders’ equity for the three-month period ended March 31, 2019 (Unaudited)

(In thousands of U.S. Dollars)

	Share capital	Share- based payment reserve	Accumulated losses	Accumulated other comprehensive losses	Total successor shareholders’ equity
Balances as of January 1, 2019	513,255	4,021	(34,946)	(2,674)	479,656

Loss for the period	—	—	(13,678)	—	(13,678)
Other comprehensive loss for the period	—	—	—	—	—

Total comprehensive loss	—	—	(13,678)	—	(13,678)

— Series A shares, net of issuance costs (Note 19)	54,391	—	—	—	54,391
— Recognition of share-based payments reserve	—	1,244	—	—	1,244

Balances as of March 31, 2019 (unaudited)	567,646	5,265	(48,624)	(2,674)	521,613

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

Predecessor condensed interim statement of changes in shareholders’ equity for the three-month period ended March 31, 2018

(In thousands of U.S. Dollars)

	Share capital	Legal reserve	Voluntary reserve	Accumulated losses	Accumulated other comprehensive losses	Total predecessor shareholders’ equity
Balances as of January 1, 2018	39,239	7,523	385,033	(148,694)	(2,800)	280,301

Loss for the period	—	—	—	(6,649)	—	(6,649)
Other comprehensive loss for the period	—	—	—	—	(67)	(67)

Total comprehensive loss		—	—	(6,649)	(67)	(6,716)

Balances as of March 31, 2018	39,239	7,523	385,033	(155,343)	(2,867)	273,585

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS S.A.B. DE C.V.

Condensed consolidated interim statement of cash flows for the three-month period ended March 31, 2019 (Successor) and interim statement of cash flows for the three-month period ended March 31, 2018 (Predecessor) (Unaudited)

(In thousands of U.S. Dollars)

	Notes	Consolidated Successor - three-month period ended March 31, 2019 (Unaudited)	Predecessor - three-month period ended March 31, 2018
Cash flows from operating activities
Loss for the period		(13,678)	(6,649)
Adjustments to reconcile the loss for the period to net cash flows provided by operating activities:
Depreciation and depletion	12/2.2	24,215	14,513
Amortization of intangible assets	13	256	198
Gain on sale or disposal of property, plant and equipment		—	(245)
Reversal of allowances, net	6	(257)	(111)
Increase of provisions, net	9.2	1,335	2
Interest expense leases	10.3	330	—
Other discount	10.3	232	—
Interest expense	10.2	5,809	(118)
Decreases in property, plant and equipment		—	1,529
Warrants	10.3	16,084	—
Amortized cost	10.3	451	—
Interest income	10.1	(75)	—
Unwinding of discount on asset retirement obligation provision	10.3	398	233
Net exchange differences	10.3	(2,712)	(3,268)
Change in fair value of financial instruments	10.3	(447)	(69)
Share-based payment expense	7	1,244	—
Accrued income tax	14	5,705	7,960
Accrued defined employees’ benefits plans		233	132

Changes in working capital:
(Increase)/ decrease in trade and other receivables		(8,916)	9,738
(Increase)/ decrease in inventories		(1,257)	2,315
(Decrease) in accounts payable and accrued liabilities and other payables		(6,582)	(966)
(Decrease) in employee defined benefits obligation		—	(57)
(Decrease) in salaries and social security payable		(1,903)	(707)
Increase/ (decrease) in other taxes and royalties payable		5	(825)
(Decrease) in provisions		(485)	(334)
Income tax paid		—	(992)

Net cash flows generated by operating activities		19,985	22,279

VISTA OIL & GAS S.A.B. DE C.V.

Condensed consolidated interim statement of cash flows for the three-month period ended March 31, 2019 (Successor) and interim statement of cash flows for the three-month period ended March 31, 2018 (Predecessor) (unaudited) (Cont´d)

(In thousands of U.S. Dollars)

	Notes	Successor - three-month period ended March 31, 2019 (Unaudited)	Predecessor - three-month period ended March 31, 2018
Cash flows from investing activities
Payments for acquisition of property, plant and equipment		(91,866)	(12,476)
Payments for acquisition of other intangible assets		(1,132)	(13)
Proceeds from sales of property, plant and equipment		—	245
Payments for acquisition of other financial assets		—	(8,190)
Proceeds from sales of other financial assets		433	11,377
Proceeds from interest received		—	114

Net cash flows used in investing activities		(92,565)	(8,943)

Cash flows from financing activities
Proceeds from capitalization of Series A shares	19	54,391	—
Proceeds from borrowings	16.1	35,000	—
Payments of borrowings´ interests	16.2	(10,809)	—

Net cash flows generated by financing activities		78,582	—

Net increase in cash and cash equivalents		6,002	13,335

Cash and cash equivalents at the beginning of the period		66,047	2,444
Effects of exchange rate changes on cash and cash equivalents		539	1,259
Net increase in cash and cash equivalents		6,002	13,335

Cash and cash equivalents at the end of the period		72,588	17,038

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS S.A.B. DE C.V.

Condensed consolidated interim statement of cash flows for the three-month period ended March 31, 2019 (Successor) and condensed interim statement of cash flows for the three-month period ended March 31, 2018 (Predecessor) (unaudited) (Cont´d)

(In thousands of U.S. Dollars)

	Successor - three-month period ended March 31, 2019 (Unaudited)	Predecessor - three-month period ended March 31, 2018
Significant non-cash transactions
Acquisition of property, plant and equipment through increase in account payables	12,792	4,245

Notes 1 to 27 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 1. Corporate and Group information

1.1	General Information and Group Structure and Activities

Vista Oil & Gas S.A.B. de C.V. (“VISTA” or the “Company” or the “Group” or the “Successor”) was incorporated as a company with variable capital stock under the laws of the United Mexican States (“Mexico”) on March 22, 2017. The Company adopted the public corporation or “sociedad anónima bursátil” form, on July 28, 2017.

The address of the Company´s main office is located in Mexico City (Mexico), at Volcán 150, Floor 5, Lomas de Chapultepec, Miguel Hidalgo, zip code 11000.

The main activity of the Company is, through its subsidiaries, the exploration and production of oil and gas (upstream).

These unaudited interim condensed financial statements were approved for issue by the Board of Directors on April 25, 2019.

There were no changes to the Group’s structure and activities since the date of issuance of the Group’s annual financial statements as of December 31, 2018.

1.2	Purpose of the financial statements

These unaudited condensed interim financial statements were prepared for its inclusion by VISTA in a registration statement to be filed with the Securities and Exchange Commission (“SEC”) of the United States of America, in connection with the Company’s intended initial public offering of securities in the New York Stock Exchange.

Note 2. Basis of preparation and significant accounting policies

2.1	Basis of preparation and presentation

The unaudited interim condensed consolidated financial statements for the three months ended March 31, 2019 and 2018 have been prepared in accordance with the International Accounting Standard (“IAS”) No. 34 – “Interim Financial Information”. The Company has chosen to present its financial statements corresponding to interim periods in the condensed form provided for in IAS 34. Selected explanatory notes are included to explain the events and transactions that are significant for the understanding of the changes in the financial position as of March 31, 2019 and the results of the Company for the three-month period ended March 31, 2019. Therefore, the interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Company’s annual consolidated financial statements as of December 31, 2018.

These unaudited interim condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of our consolidated financial statements as of December 31, 2018,

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

except for the adoption of new standards and interpretations effective as from January 1, 2019 and the income tax expense that is recognized in each interim period based on the best estimate of the weighted average annual income tax rate expected for the full financial year.

The financial statements have been prepared on a historical cost basis, except for certain financial assets and liabilities that have been measured at fair value. The financial statements are presented in U.S. Dollars, which is the Company’s functional currency, and all values are rounded to the nearest thousand (U.S. Dollars 000), except when otherwise indicated.

In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented.

The results of operations for three-month periods ended March 31, 2019 and 2018 are not necessarily indicative of the results for the full year. The Company believes that the disclosures are adequate to make the information presented not misleading.

The presentation of the consolidated statement of financial position distinguishes between current and non-current assets and liabilities. Current assets and liabilities are any assets and liabilities that are expected to be recovered or paid within twelve months after the end of the reporting period, and any assets and liabilities kept for sale.

For the preparation of the financial statements as of March 31, 2019 and December 31, 2018, and for the three-month period ended March 31, 2019 (Successor), and for the three-month period ended March 31, 2018 (Predecessor), the following was considered:

Successor presentation

The consolidated statements of profit or loss and other comprehensive income and cash flows for the Successor Company include the consolidated figures for the three-month period ended March 31, 2019.

The consolidated statement of changes in shareholders’ equity for the Successor Company as of March 31, 2019 includes the following results of operations:

(1)

the consolidated profit or loss and other comprehensive income of the Company for the period from April 4, 2018 (date of acquisition of PELSA; 25 de Mayo-Medanito, Jagüel de los Machos and APCO – Note 31 to the Company’s annual financial statements) to December 31, 2018 (including costs related to the acquisition of those business) and for the three-month period ended March 31, 2019; and

(2)	the accumulated results of operations of VISTA from its inception to April 3, 2018.

The consolidated financial statements for the Successor Company include the assets and liabilities used in operating the Company’s business, including entities in which the Company has control according to Note 2.3. The Successor Company, as of the date of the completion of the Initial Business Combination (see Note 1.1 to the Company’s annual financial statements as of December 31, 2018), owned a 99.68% equity interest in

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

PELSA; 3.85% direct participation in the oil and gas properties operated by PELSA; 100% of participation in the oil and gas properties 25 de Mayo-Medanito and Jagüel de los Machos and a 100% equity interest in APCO. All intercompany balances and transactions have been eliminated in consolidation.

Predecessor presentation

The statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows are presented for the predecessor period from January 1, 2018 through March 31, 2018. This period represents the results of operations of PELSA and its joint operations (referenced herein as the ‘‘Predecessor Company’’).

2.2	New accounting standards, amendments and interpretations issued by the IASB adopted by the Company

The Company has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

The Company applies, for the first time, IFRS 16 Leases. As required by IAS 8, the nature and effect of the changes required by the standard are disclosed below.

IFRS 16 Leases

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for most leases under a single on-balance sheet model.

The Company adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application on January 1, 2019. Under this method, the standard is applied retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application. The Company elected to use the exemptions applicable to the standard as explained below.

The effect of adoption IFRS 16 as at January 1, 2019 (increase/ (decrease)) is as follows:

Assets
Right-of-use assets	12,103

Total assets	12,103

Liabilities
Lease liabilities	(12,103)

Total liabilities	(12,103)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The lease liabilities as at January 1, 2019 can be reconciled to the operating lease commitments as of 31 December 2018 as follows:

Operating lease commitments as at December 31, 2018	16,153
Weighted average incremental borrowing rate as at 1 January 2019	9.356%
Discounted operating lease commitments at January 1, 2019	13,608
Less:
Commitments relating to short-term leases	(1,401)
Commitments relating to leases of low-value assets	(104)

Total lease liabilities as at January 1, 2019	12,103

a) Nature of the effect of adoption of IFRS 16

The Company has lease contracts for various items of buildings, office equipment and items of plant and machinery. Before the adoption of IFRS 16, the Company classified each of its leases (as lessee) at the inception date as either a finance lease or an operating lease. A lease was classified as a finance lease if it transferred substantially all of the risks and rewards incidental to ownership of the leased asset to the Company; otherwise it was classified as an operating lease. Finance leases were capitalised at the commencement of the lease at the inception date fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments were apportioned between interest (recognized as finance costs) and reduction of the lease liability. In an operating lease, the leased property was not capitalised and the lease payments were recognized as rent expense in profit or loss on a straight-line basis over the lease term. Any prepaid rent and accrued rent were recognized under Trade and other receivables and Trade and other payables, respectively.

•	The Company did not have leases previously classified as financial leases.

•	Leases previously accounted for as operating leases:

The Company recognized right-of-use assets and lease liabilities for those leases previously classified as operating leases, except for short-term leases and leases of low-value assets. The right-of-use assets for most leases were recognized based on the carrying amount as if the standard had always been applied, apart from the use of incremental borrowing rate at the date of initial application. In some leases, the right-of-use assets were recognized based on the amount equal to the lease liabilities, adjusted for any related prepaid and accrued lease payments previously recognized. Lease liabilities were recognized based on the present value of the remaining lease payments, discounted using the incremental borrowing rate at the date of initial application.

The Company also applied the available practical expedients wherein it:

•	Used a single discount rate to a portfolio of leases with reasonably similar characteristics

•	Applied the short-term leases exemptions to leases with lease term that ends within 12 months at the date of initial application

•	Used hindsight in determining the lease term where the contract contains options to extend or terminate the lease

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

b) Summary of new accounting policies

Set out below are the new accounting policies of the Company upon adoption of IFRS 16, which have been applied from the date of initial application:

•	Right-of-use assets

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Company is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are subject to impairment.

•	Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating a lease, if the lease term reflects the Company exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Company uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities are remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

•	Short-term leases and leases of low-value assets

The Company applies the short-term lease recognition exemption to its short-term leases of machinery and equipment (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are individually considered of low value. Lease payments on short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

•	Significant judgment in determining the lease term of contracts with renewal options

The Company determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Company applies judgment in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

c) Amounts recognized in the statement of financial position and profit or loss

Set out below, are the carrying amounts of the Company’s right-of-use assets and lease liabilities and the movements during the period:

	Right –of –use assets
	Plant and machinery Buildings	Plant and machinery	Total	Lease liabilities
As of January 1, 2019	1,843	10,260	12,103	(12,103)
Depreciation of right-of-use (1)	(132)	(397)	(529)	—
Payments	—	—	—	2,668
Transfers to property, plant and equipment (2)	—	—	(2,668)	—
Interest expense	—	—	—	(330)

As of March 31, 2019	1,711	9,863	8,906	(9,765)

(1)	This amount is included in the cost of sales of interim condensed consolidated statement of profit or loss.
(2)	This amount represents transfers of leases from drilling services incurred that are capitalized as work in progress.

IFRIC Interpretation 23 Uncertainty over Income Tax Treatment

The Interpretation addresses the accounting for income taxes when tax treatments involve uncertainty that affects the application of IAS 12 Income Taxes. It does not apply to taxes or levies outside the scope of IAS 12, nor does it specifically include requirements relating to interest and penalties associated with uncertain tax treatments. The Interpretation specifically addresses the following:

•	Whether an entity considers uncertain tax treatments separately

•	The assumptions an entity makes about the examination of tax treatments by taxation authorities

•	How an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates

•	How an entity considers changes in facts and circumstances

An entity has to determine whether to consider each uncertain tax treatment separately or together with one or more other uncertain tax treatments. The approach that better predicts the resolution of the uncertainty needs to be followed.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The Company applies significant judgment in identifying uncertainties over income tax treatments. Since the Group operates in a complex multinational environment, it assessed whether the Interpretation had an impact on its consolidated financial statements.

The interpretation did not have an impact on the consolidated financial statements of the Company, since the Company’s current practice is in line with these amendments.

Amendments to IFRS 9: Prepayment Features with Negative Compensation

Under IFRS 9, a debt instrument can be measured at amortized cost or at fair value through other comprehensive income, provided that the contractual cash flows are ‘solely payments of principal and interest on the principal amount outstanding’ (the SPPI criterion) and the instrument is held within the appropriate business model for that classification. The amendments to IFRS 9 clarify that a financial asset passes the SPPI criterion regardless of an event or circumstance that causes the early termination of the contract and irrespective of which party pays or receives reasonable compensation for the early termination of the contract.

These amendments had no impact on the consolidated financial statements of the Company as it did not have prepayment Features with Negative Compensation during the period.

Amendments to IAS 19: Plan Amendment, Curtailment or Settlement

The amendments to IAS 19 address the accounting when a plan amendment, curtailment or settlement occurs during a reporting period. The amendments specify that when a plan amendment, curtailment or settlement occurs during the annual reporting period, an entity is required to determine the current service cost for the remainder of the period after the plan amendment, curtailment or settlement, using the actuarial assumptions used to remeasure the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event. An entity is also required to determine the net interest for the remainder of the period after the plan amendment, curtailment or settlement using the net defined benefit liability (asset) reflecting the benefits offered under the plan and the plan assets after that event, and the discount rate used to remeasure that net defined benefit liability (asset).

These amendments had no impact on the consolidated financial statements of the Company as it did not have any plan amendments, curtailments, or settlements during the period.

Amendments to IAS 28: Long-term interests in associates and joint ventures

The amendments clarify that an entity applies IFRS 9 to long-term interests in an associate or joint venture to which the equity method is not applied but that, in substance, form part of the net investment in the associate or joint venture (long-term interests). This clarification is relevant because it implies that the expected credit loss model in IFRS 9 applies to such long-term interests.

The amendments also clarified that, in applying IFRS 9, an entity does not take account of any losses of the associate or joint venture, or any impairment losses on the net investment, recognized as adjustments to the net investment in the associate or joint venture that arise from applying IAS 28 Investments in Associates and Joint Ventures.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

These amendments had no impact on the consolidated financial statements as the Company does not have long-term interests in its associate and joint venture.

Annual Improvements 2015-2017 Cycle

•	IFRS 3 Business Combinations

The amendments clarify that, when an entity obtains control of a business that is a joint operation, it applies the requirements for a business combination achieved in stages, including remeasuring previously held interests in the assets and liabilities of the joint operation at fair value. In doing so, the acquirer remeasures its entire previously held interest in the joint operation.

An entity applies those amendments to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after 1 January 2019, with early application permitted.

These amendments had no impact on the consolidated financial statements of the Company as there is no transaction where a joint control is obtained during the three-month period ended.

•	IAS 12 Income Taxes

The amendments clarify that the income tax consequences of dividends are linked more directly to past transactions or events that generated distributable profits than to distributions to owners. Therefore, an entity recognizes the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where it originally recognized those past transactions or events.

An entity applies the amendments for annual reporting periods beginning on or after 1 January 2019, with early application permitted. When the entity first applies those amendments, it applies them to the income tax consequences of dividends recognized on or after the beginning of the earliest comparative period.

Since the Company’s current practice is in line with these amendments, they had no impact on the interim consolidated condensed financial statements of the Company. In addition, no dividends have been declared during the period.

•	IAS 23 Borrowing Costs

The amendments clarify that an entity treats as part of general borrowings any borrowing originally made to develop a qualifying asset when substantially all of the activities necessary to prepare that asset for its intended use or sale are complete.

The entity applies the amendments to borrowing costs incurred on or after the beginning of the annual reporting period in which the entity first applies those amendments. An entity applies those amendments for annual reporting periods beginning on or after January 1, 2019, with early application permitted.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Since the Company’s current practice is in line with these amendments, they had no impact on the consolidated financial statements of the Company.

2.3	Basis of consolidation

The unaudited interim condensed consolidated financial statements incorporate the financial statements of the Company and its subsidiaries. There have been no changes in the Company’s ownership interests in subsidiaries during the period ended March 31, 2019.

2.4	Regulatory framework

There have been no significant changes in the Company’s Regulatory framework during the period ended March 31, 2019.

Note 3. Segment information

The Executive Management Committee (the “Committee”) of the Company has been identified as the CODM, which is responsible for the allocation of resources and evaluating the performance of the operating segment. The Committee monitors the operating results of its oil and gas properties, based on its separate production, due to the purpose of making decisions about the allocation of the resources and performance indicators.

The Committee considers the business as one single segment, the exploration and production of natural gas, liquid gas and crude oil (includes all upstream business activities), through its own activities, subsidiaries and share holdings in joint operations, and based on the business nature, customer portfolio and risks involved. The company did not aggregate any segment, as it has only one.

The subsidiaries’ accounting policies to measure results, assets and liabilities of the segment are consistent with that used in these unaudited interim condensed financial statements.

Note 4. Revenue from contracts with customers

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Sales of goods and services	93,727	44,463

Total revenue from contracts with customers	93,727	44,463

Recognized at a point in time	93,727	—

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

4.1	Disaggregated revenue information

Types of goods	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Revenue from crude oil	73,271	31,501
Revenue from natural gas	19,075	11,418
Revenue from NGL	1,381	1,544

Revenue from contracts with customers	93,727	44,463

Sales Channel	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Refineries	73,271	31,501
Industries	10,706	—
Retail distributors of natural gas	5,928	2,689
Natural gas for electricity generation	2,441	8,729
Commercialization of NGL	1,381	1,544

Revenue from contracts with customers	93,727	44,463

Note 5. Crude oil stock fluctuation and operating expenses

Note 5.1 Crude oil stock fluctuation

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Inventories of crude oil at the beginning of the period	2,722	1,468
Less: Inventories of crude oil at the end of the period	(4,048)	(2,201	) (1)

Total Crude oil stock fluctuation	(1,326)	(733)

(1)	The inventory of crude oil acquired from PELSA for an amount of 2,201 are included in the inventories at the beginning of the period held by the Successor entity.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 5.2 Operating expenses

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Consumption of materials and repairs	5,843	4,028
Fees and compensation for services	15,368	10,956
Salaries and social security charges	2,448	1,515
Easements and canons	2,189	1,329
Transportation	579	113
Employee benefits	446	270
General expenses	896	156

Total Operating expenses	27,769	18,367

Note 6. Selling expenses

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Taxes, rates and contributions	2,740	1,506
Transportation	2,026	787
Tax on bank transactions	1,149	648
Allowances/ (reversal) for expected credit losses	(257)	49
Fees and compensation for services	37	101

Total selling expenses	5,695	3,091

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 7. General and administrative expenses

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Fees and compensation for services	2,556	67
Salaries and social security charges	2,056	375
Employee benefits	1,796	253
Share-based payments expense	1,244	—
Taxes, rates and contributions	330	18
Depreciation of Property, plant and equipment	—	518
Institutional advertising and promotion	33	—
Other	690	235

Total General and administrative expenses	8,705	1,466

Note 8. Exploration expenses

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Geological and geophysical expenses	126	44
Salaries and social security charges	—	74
Employee benefits	—	16

Total Exploration expenses	126	134

Note 9. Other operating income and expenses

Note 9.1 Other operating income

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Services to third parties (1)	533	763
Surplus Gas Injection Compensation (SGIC)		291
Other	94	186

Total other operating income	627	1,240

(1)	Corresponds to services provided to customers that does not correspond to the main activity of the Company.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

9.2 Other operating expenses

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Allowance for obsolesce of inventories (1)	1,335	—
Restructuring expenses (2)	667	—
Provision for environmental remediation	113	—
Provision for contingencies	—	2
Other	3	133

Total other operating expenses	2,118	135

(1)	Includes 646 related to current materials and spare parts and 689 related to non-current materials and spare parts.
(2)	The Company recorded restructuring charges that includes severance payments and other related fees, such charges relate principally to reorganization in the structure of the Group.

Note 10. Financial results

10.1	Interest income

	Consolidated - Successor Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Interests on government notes at amortized costs	26	239
Financial interests	49	—

Total Finance income	75	239

10.2	Interest expense

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Borrowing interest (Note 16.2)	5,809	—
Other interest	8	23

Total Finance costs	5,817	23

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

10.3	Other financial results

	Consolidated Successor - Three-month period ended March 31, 2019	Predecessor - Three-month period ended March 31, 2018
Foreign currency exchange difference, net	2,712	(995)
Changes in the fair value of government bonds and notes and mutual funds	447	69
Changes in the fair value of Warrants (Note 16.4.1)	(16,084)	—
Unwinding of discount on asset retirement obligation	(398)	(233)
Effect of discount of assets and liabilities at present value Plan Gas	(232)	—
Interest expense leases (Note 2.2)	(330)
Amortized cost (Note 16.2)	(451)	—
Other	108	—

Total Other financial results	(14,228)	(1,159)

Note 11. Earnings (loss) per share

a)	Basic

Basic earnings (loss) per share are calculated by dividing the results attributable to equity holders of the parent by the weighted average of outstanding common shares during the period of the Company.

b)	Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares of the Company to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings (loss) per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of common shares during the period, no dilutive effect is recorded, being the diluted earnings (loss) per share equal to the basic.

During the three-month period ended March 31, 2018, the Company does not hold any potential dilutive shares or any antidilutive potential dilutive share; therefore, there are no differences with the basic loss per share.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of March 31, 2019, VISTA has outstanding shares that can potentially be dilutive. The basic loss per share (LPS) is calculated by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. The diluted loss per share (LPS) is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, plus the weighted average number of common shares that would be issued upon the conversion of all instruments with dilution potential in common shares unless such shares are anti-dilutive.

	Consolidated - Successor	Predecessor
	Three-month period ended March 31, 2019	Three-month period ended March 31, 2018
Net loss for the period	(13,678)	(6,649)
Weighted average number of outstanding common shares	73,220,426	95,443,572

Basic and diluted loss per common share (U.S. Dollar per share)	(0.19)	(0.07)

As of March 31, 2019, VISTA has the following potential common shares that are anti-dilutive and are therefore excluded from the weighted average number of common shares for the purpose of diluted loss per share:

i.	33,226,667 Series A shares related to the 99,680,000 outstanding Warrants, and

ii.	8,750,000 Series A shares to be used pursuant to the Long Term Incentive Plan for employee.

There have been no other transactions involving common shares or potential common shares between the reporting date and the date of authorization of these unaudited interim condensed consolidated financial statements.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 12. Property, plant and equipment

Changes in property, plant and equipment for the three-month periods ended March 31, 2019 (Successor) are as follows:

	Land and buildings	Vehicles, machinery, installations, computer equipment and furniture	Oil and gas properties	Wells and production facilities	Work in progress (1)	Materials and spare parts	Total
Cost
As of January 1, 2019	2,221	15,665	351,306	424,962	90,693	9,491	894,338
Additions	—	—	—	—	14,489	61,462	75,951
Transfers	—	3	—	77,475	(22,514)	(54,964)	—
Allowance for obsolescence	—	—	—	—	—	(689)	(689)

As of March 31, 2019	2,221	15,668	351,306	502,437	82,668	15,300	969,600

Accumulated depreciation and impairment
As of January 1, 2019	(14)	(1,354)	(1,426)	(70,822)	—	—	(73,616)
Depreciation and depletion charge for the period	(4)	(586)	(4,328)	(18,768)	—	—	(23,686)

As of March 31, 2019	(18)	(1,940)	(5,754)	(89,590)	—	—	(97,302)

Net book value
As of March 31, 2019	2,203	13,728	345,552	412,847	82,668	15,300	872,298

As of December 31, 2018	2,207	14,311	349,880	354,140	90,693	9,491	820,722

(1)	Includes 2,668 which represents transfers of leases from drilling services incurred that are capitalized as work in progress

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 13. Goodwill and other intangible assets

Changes in goodwill and other intangible assets for the period ended March 31, 2019 (Successor) are as follows:

		Other intangible assets
	Goodwill	Software licenses	Exploration rights	Total
Cost
As of January 1, 2019	28,484	2,716	29,681	32,397
Additions	—	1,132	—	1,132
Write offs			(607)	(607)

As of March 31, 2019	28,484	3,848	29,074	32,922

Accumulated amortization
As of January 1, 2019	—	(797)	—	(797)
Amortization charge for the period	—	(256)	—	(256)

As of March 31, 2019	—	(1,053)	—	(1,053)

Net book value
As of March 31, 2019	28,484	2,795	29,074	31,869

As of December 31, 2018	28,484	1,919	29,681	31,600

Note 14. Income tax expense

The Company calculates the income tax expense for the period using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim condensed consolidated statement for profit or loss are the following:

	Consolidated – Successor Three-month period ended March 31, 2019	Predecessor Three-month period ended March 31, 2018
Current income tax
• Current income tax charge	(3,069)	(4,212)
• Difference in the estimate of previous fiscal year income tax and the income tax return	—	(401)
• Deferred income tax relating to origination and reversal of temporary differences	(2,636)	(3,347)

Income tax expense reported in the statement of profit or loss	(5,705)	(7,960)

Deferred tax charged to OCI	—	22

Total income tax charge	(5,705)	(7,938)

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

For the three months ended March 31, 2019 and 2018, the Company´s effective tax rate was 72% and 607%, respectively.

Significant differences between the effective and the statutory tax rate for the three-month period ended March 31, 2019 and 2018 includes (i) devaluation of Argentine Peso against the U.S. Dollar which impacts the tax deduction of the Company´s non-monetary assets, (ii) unrecognized net operating losses incurred in Mexico and (iii) the pre-tax basis for each period.

Note 15. Trade and other receivables

	Successor – March 31, 2019	Successor – December 31, 2018
Other receivables:

Prepayments, tax receivables and others:
Prepaid expenses and other receivables	10,472	10,646
Turnover tax credit	626	496

	11,098	11,142
Financial assets:
Natural gas surplus injection stimulus program credit (1)	8,650	9,049

	8,650	9,049

Total non-current trade and other receivables	19,748	20,191

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

	Successor – March 31, 2019	Successor – December 31, 2018
Trade:
Current
Receivables from oil and gas sales (net)	51,668	55,032
Checks to be deposited	685	883

Trade receivables, net	52,353	55,915

Other receivables:
Prepayments, tax receivables and others:
Value Added Tax (“VAT”) credit	13,550	10,127
Income tax credit	5,398	3,826
Turnover tax credit	1,261	1,938
Prepaid expenses	649	572

	20,858	16,463
Financial assets:
Natural gas surplus injection stimulus program credit (1)	9,881	6,899
Receivables from services to third parties	3,050	2,850
Advances and loans to employees	2,418	1,818
Grants on propane credit	908	982
Related parties (Note 24)	195	186
Price stability program of NGL credit	131	151
Other	519	786

	17,102	13,672

Other receivables	37,960	30,135
Total current trade and other receivables, net	90,313	86,050

(1)	This amount corresponds to balances pending collection for compensations under the Natural Gas Surplus Injection Promotion Program for Companies with Reduced Injection (“IR Program”).

Due to the short-term nature of the current trade and other receivables, their carrying amount is considered to be similar to its fair value. For the non-current trade and other receivables, the fair values are also not significantly different to their carrying amounts.

Trade receivables are non-interest bearing and are generally on terms of 30 to 45 days. No interest is charged on outstanding trade receivables.

There has been no change in the estimation techniques or significant assumptions made during the three-month period ended March 31, 2019.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

has entered into bankruptcy proceedings. None of the trade receivables that have been written off is subject to enforcement activities. Based on its expected loss model, the Company has recognized a loss allowance of 100% against all receivables over 90 days past due because historical experience has indicated that these receivables are generally not recoverable.

As of March 31, 2019, trade receivables that were past due amounted to 1,844 and no allowance for expected credit losses of trade receivables were recorded.

As of the date of these condensed interim financial statements, the maximum exposure to credit risk corresponds to the carrying amount of each class of receivables.

Note 16. Financial Assets and financial liabilities

16.1 Financial liabilities: Borrowings

	Successor March 31, 2019	Successor December 31, 2018
Non-Current
Financial borrowings	279,867	294,415

Total non-current	279,867	294,415

Current
Financial borrowings	55,351	10,352

Total current	55,351	10,352

Total borrowings	335,218	304,767

The maturities of the Company’s borrowings (excluding finance lease liabilities) and its exposure to interest rates are as follow:

	Successor March 31, 2019	Successor December 31, 2018
Fixed rate
Less than one year	44,276	4,841
One to two years	29,196	14,721
Three to five years	111,643	132,486

Floating rates
Less than one year	9,264	5,511
One to two years	29,196	14,721
Three to five years	111,643	132,487

See note 16.4 for information regarding the fair value of the borrowings.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following are the details of new borrowings entered into during the three-month period ended March 31, 2019:

Type of instrument	Company	Currency	Amount of principal	Interest	Rate	Expiration	Carrying amount as of March 31, 2019
Financial Borrowings:	Vista Oil & Gas Argentina, S.A.	US Dollar	35,000	Fixed	6.5% to 8%	September 2019 to March 2020	35,012

On March 14, 2019, the Company subscribed a loan agreement with Banco Macro S.A. for an amount of 15,000 for a 180-day term accruing interest at an annual rate of 6.75%. In addition, on the same date, the Company subscribed a loan agreement with Banco Itaú Argentina S.A. for an amount of 10,000 for a 210-day term accruing interest at an annual rate of 6.50%. Lastly, on March 29, 2019, the Company subscribed three loan agreements with Banco de la Ciudad de Buenos Aires for an amount of 1,500, 1,500 and 7,000, respectively. The term for the first two loans was 180 days and the annual interest rate was 8% and 0%, respectively. The term for the last loan is 360 days and accrues interest at an annual interest rate of 7%.

16.2. Changes in liabilities arising from financing activities

The movements in the borrowings are as follows:

	Consolidated Successor – Three-month period ended March 31, 2019	Predecessor – Three-month period ended March 31, 2018
Balance at the beginning of the periods	304,767	—
Proceeds from the bridge loan	35,000	—
Accrued interest (Note 10.2) (1)	5,809	—
Payment of borrowings’ interests	(10,809)	—
Amortized costs (Note 10.3) (1)	451	—

At the end of the period	335,218	—

(1)	Non-cash movement

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

16.3 Financial instruments by category

The following chart presents financial instruments by category (Successor):

As of March 31, 2019	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total financial assets/liabilities
Assets
Natural gas surplus injection stimulus program credit (Note 15)	8,650	—	8,650

Total non-current Financial assets	8,650	—	8,650

Cash and bank balances (Note 18)	54,342	—	54,342
Short term investments (Note 18)	21,676	11,520	33,196
Receivables from oil and gas sales (Note 15)	51,668	—	51,668
Natural gas surplus injection stimulus program credit (Note 15)	9,881	—	9,881
Receivables from services to third parties (Note 15)	3,050	—	3,050
Advances and loans to employees (Note 15)	2,418	—	2,418
Grants on propane credit (Note 15)	908	—	908
Checks to be deposited (Note 15)	685	—	685
Related parties (Note 24)	195	—	195
Price stability program of NGL credit (Note 15)	131	—	131
Other	519	—	519

Total current financial assets	145,473	11,520	156,993

Liabilities
Accounts payable and accrued liabilities and others	1,003	—	1,003
Borrowings	279,867	—	279,867
Warrants	—	39,784	39,784

Total non-current Financial liabilities	280,870	39,784	320,654

Accounts payable and accrued liabilities and others	64,021	—	64,021
Borrowings	55,351	—	55,351

Total current Financial liabilities	119,372	—	119,372

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

As of December 31, 2018	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total financial assets/liabilities
Assets
Natural gas surplus injection stimulus program credit (Note 15)	9,049	—	9,049

Total non-current Financial assets	9,049	—	9,049

Receivables from oil and gas sales (Note 15)	55,032	—	55,032
Checks to be deposited (Note 15)	883	—	883
Natural gas surplus injection stimulus program credit (Note 15)	6,899	—	6,899
Receivables from services to third parties (Note 15)	2,850	—	2,850
Advances and loans to employees (Note 15)	1,818	—	1,818
Grants on propane credit (Note 15)	982	—	982
Related parties (Note 24)	186	—	186
Price stability program of NGL credit (Note 15)	151	—	151
Other	786	—	786
Cash and bank balances (Note 18)	13,254	—	13,254
Short term investments (Note 18)	56,197	11,457	67,654

Total current financial assets	139,038	11,457	150,495

Liabilities
Accounts payable and accrued liabilities and others	1,008	—	1,008
Borrowings	294,415	—	294,415
Warrants	—	23,700	23,700

Total non-current Financial liabilities	295,423	23,700	319,123

Accounts payable and accrued liabilities and others	84,334	—	84,334
Borrowings	10,352	—	10,352

Total current Financial liabilities	94,686	—	94,686

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The income, expenses, gains and losses derived from each of the financial instrument categories are indicated below:

For the period ended March 31, 2019 (Successor):

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total
Interest income (Note 10.1)	75	—	75
Interest expense (Note 10.2)	(5,817)	—	(5,817)
Foreign exchange, net (Note 10.3)	2,712	—	2,712
Results from financial instruments at fair value (Note 10.3)	—	(16,084)	(16,084)
Changes in the fair value of government bonds (Note 10.3)	—	447	447
Amortized cost (Note 10.3)	(451)	—	(451)
Interest expense leases (Note 10.3)	(330)		(330)
Effect on discount on assets and liabilities at present value (Note 10.3)	(232)	—	(232)
Unwinding of discount on asset retirement obligation (Note 10.3)	(398)	—	(398)
Other	108	—	108

Total	(4,333)	(15,637)	(19,970)

For the period ended March 31, 2018 (Predecessor):

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at FVTPL	Total
Interest income (Note 10.1)	239	—	239
Interest expense (Note 10.2)	(23)	—	(23)
Foreign exchange, net (Note 10.3)	(995)	—	(995)
Results from financial instruments at fair value (Note 10.3)	—	69	69
Unwinding of discount on asset retirement obligation (Note 10.3)	(233)	—	(233)

Total	(1,012)	69	(943)

16.4 Fair values

This note provides information about how the Group determines fair values of various financial assets and financial liabilities.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

16.4.1 Fair value of the Group’s financial assets and financial liabilities that are measured at fair value on a recurring basis

The Company classifies the fair value measurements of financial instruments using a fair value hierarchy, which reflects the relevance of the variables used to perform those measurements. The fair value hierarchy has the following levels:

•	Level 1: quoted prices (not adjusted) for identical assets or liabilities in active markets.

•	Level 2: data different from the quoted prices included in Level 1 observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices).

•	Level 3: Asset or liability data based on information that cannot be observed in the market (i.e., unobservable data).

The following table shows the Company’s financial assets and liabilities measured at fair value as of March 31, 2019 and December 31, 2018:

As of March 31, 2019	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Government bonds and notes	11,520	—	—	11,520

Total assets	11,520	—	—	11,520

As of March 31, 2019	Level 1	Level 2	Level 3	Total
Liabilities
Financial liabilities at FVTPL
Warrants	—	—	39,784	39,784

Total liabilities	—	—	39,784	39,784

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at FVTPL
Government bonds and notes	11,457	—	—	11,457

Total assets	11,457	—	—	11,457

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Liabilities
Financial liabilities at FVTPL
Warrants	—	—	23,700	23,700

Total liabilities	—	—	23,700	23,700

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The value of the financial instruments negotiated in active markets is based on the market quoted prices as of the date of these financial statements. A market is considered active when the quoted prices are regularly available through a stock exchange, broker, sector-specific institution or regulatory body, and those prices reflect regular and current market transactions between parties that act in conditions of mutual independence. The market quotation price used for the financial assets held by the Company is the current offer price. These instruments are included in Level 1.

The fair value of financial instruments that are not negotiated in active markets is determined using valuation techniques. These valuation techniques maximize the use of market observable information, when available, and rely as little as possible on specific estimates of the Company. If all significant variables to establish the fair value of a financial instrument can be observed, the instrument is included in level 2.

If one or more variables used to determine the fair value could not be observed in the market, the financial instrument is included in Level 3.

There were no transfers between Level 1 and Level 2 during the period from January 1, 2019 through March 31, 2019 or from January 1, 2018 through March 31, 2018.

The fair value of the Series A warrants and Sponsor Warrants is determined using the Black & Scholes warrant pricing model by taking into consideration the expected volatility of the Company’s common shares in estimating the Company’s future stock price volatility. The risk-free interest rate for the expected life of the Sponsor Warrants is based on the yield available on government benchmark bonds with an approximate equivalent remaining term at the time of the grant. The expected life is based upon the contractual term.

The following weighted average assumptions were used to estimate the fair value of the warrant liability as of March 31, 2019:

March 31, 2019
Annualized volatility	26.789%
Domestic risk-free interest rate	7.7611%
Foreign risk-free interest rate	2.2521%
Expected life of warrants in years	4.03 years
Fair value per Warrant	U.S.$0.3991

This is a Level 3 recurring fair value measurement. The key Level 3 inputs used by management to determine the fair value are the market price and the expected volatility. If the market price were to increase by U.S.$ 0.10 this would increase the obligation by approximately 974 as of March 31, 2019. If the market price were to decrease U.S.$ 0.10 this would decrease the obligation by approximately 973. If the volatility were to increase by 50 basis points this would increase the obligation by approximately 97 as of March 31, 2019. If the volatility were to decrease by 50 basis point, this would decrease the obligation by approximately 109 as of March 31, 2019.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Reconciliation of Level 3 fair value measurements:

	March 31, 2019	December 31, 2018
Balance of warrant liability as of the beginning of the period/year:	23,700	14,840
Total gains or losses:
– in profit or loss	16,084	8,860

Closing balance	39,784	23,700

16.4.2 Fair value of financial assets and financial liabilities that are not measured at fair value (but fair value disclosures are required)

Except as detailed in the following table, the Company consider that the carrying amounts of financial assets and financial liabilities recognized in the consolidated financial statements approximate their fair values as explained in the correspondent notes.

As of March 31, 2019	Carrying amount	Fair Value	Level
Liabilities
Borrowings	335,218	283,350	2

Total liabilities	335,218	283,350

16.5 Financial instruments risk management objectives and policies

16.5.1 Financial Risk Factors

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

Financial risk management is encompassed within the Company’s global policies, there is an integrated risk management methodology focused on monitoring risks affecting the whole Group. The Company’s risk management strategy seeks to achieve a balance between profitability targets and risk exposure levels. Financial risks are those derived from financial instruments the Company is exposed to during or at the closing of each period. The Company did not use derivative instruments to hedge any risk according to its risk management internal policies in the periods presented.

Financial risk management is controlled by the Company’s Financial Department, which identifies, evaluates and covers financial risks. Risk management systems and policies are reviewed on a regular basis to reflect changes in market conditions and the Company’s activities. The Company has reviewed its exposure to financial risk

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

factors and has not identified any significant change to the risk analysis included within its 2018 annual financial statements except for the following:

16.5.1.1 Market risks

Foreign exchange risk

The Company’s financial situation and the results of its operations are sensitive to variations in the exchange rate between the U.S. Dollar and the Argentine peso (“ARS” or “Argentine peso”) and other currencies. The Company does not use derivative financial instruments to mitigate associated exchange rate risks in the periods presented.

The majority of the Company´s sales are directly denominated in dollars or the evolution of its price follows the evolution of the quotation of this currency. The Company collects a significant portion of its revenues in ARS pursuant to prices which are indexed to the U.S. dollar, mainly revenues resulting from the sale of gas and crude oil.

During the period from January 1, 2019 through March 31, 2019 the Argentine Peso depreciated by approximately 15%.

The following tables demonstrate the sensitivity to a reasonably possible change in ARS exchange rate against the U.S. Dollar, with all other variables held constant. The impact on the Group’s profit before tax is due to changes in the fair value of monetary assets and monetary liabilities denominated in currencies other that the U.S. Dollar, the functional currency of the Company. The Group’s exposure to foreign currency changes for all other currencies is not material.

As of March 31, 2019
Change in Argentine Peso Rate	+/- 18%
Effect in profit before tax	(8,234) / 8,234
Effect in pre-tax equity	(8,234) / 8,234

Argentine inflationary environment

Inflation in Argentina has been high for several years, but consumer price inflation (CPI) was not reported consistently. Given the differences in geographical coverage, weights, sampling, and methodology of various inflation series, the average CPI inflation for 2014, 2015, and 2016, and end-of-period inflation for 2015 and 2016 were not reported in the IMF’s April 2018 World Economic Outlook. The 3-year cumulative inflation using different combinations of retail price indices has been in excess of 100% since late 2017. However, the wholesale price index, which had been available consistently for the past three years, was about 75% on a 3-year cumulative basis in December 2017.

In the three-month period ended March 31, 2019 the Argentine Peso depreciated approximately 15%. During 2018, the Argentine Peso depreciated approximately 100%, annual interest rates were raised in excess of 60%, and wholesale price inflation accelerated considerably. The 3-year cumulative rate of inflation reached a level of around 140%.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 17. Inventories

	Successor – March 31, 2019	Successor – December 31, 2018
Materials and spare parts	18,518	15,465
Crude oil	4,048	2,722

Total	22,566	18,187

Note 18. Cash, bank balances and short term investments

	Successor – March 31, 2019	Successor – December 31, 2018
Banks	54,342	13.254
Mutual funds	18,246	52,793
Government bonds	11,520	14,861
Treasury Notes	3,430	—

Total	87,538	80,908

For the purposes of the statement of cash flows, cash and cash equivalents include cash on hand and in banks, mutual funds and time deposits with a maturity less than three months used by the Company as part of its cash management. Cash and cash equivalents at the end of the reporting period as shown in the statement of cash flows can be reconciled to the related items in the statement of financial position as follows:

	Successor – March 31, 2019	Successor – December 31, 2018
Cash, banks and short term investments	87,538	80,908

Less
Government bonds	(14,950)	(14,861)

Cash and cash equivalents	72,588	66,047

Note 19. Share Capital

On February 13, 2019 the Company completed the sale of 5,500,000 series A shares and 5,000,000 million of warrants to purchase series A shares for an aggregate amount of 55,000 to Kensington Investments B.V., pursuant to a Forward Purchase Agreement and certain subscription commitment, disclosed in Note 20.1.1 of the annual financial statements.

After giving effect to this transaction, Vista has:

•

75,909,315 series A shares outstanding, which represent the variable portion of Vista’s capital stock, all of which are registered with the Mexican National Securities Registry (Registro Nacional de Valores) of the

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Mexican national Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and listed on the Mexican Stock Exchange;

•

2 series C shares outstanding, which represent the fixed portion of Vista’s capital stock, all of which are registered with the Mexican National Securities Registry of the Mexican National Banking and Securities Commission and listed on the Mexican Stock Exchange; and

•

99,680,000 warrants to purchase series A shares outstanding, which exercise period commenced on August 15, 2018, three of which may be exercised to purchase one series A share at a price of 11.50 per share.

The following chart shows a reconciliation of the movements in equity of the Company from January 1, 2019 through March 31, 2019:

	Series A – Publicly traded shares (1)	Series A – Private Offering (2)	Series B (3)	Series C (4)	Total
Balances as of January 1, 2019 (in USD)	423,017	90,238	—	—	513,255
Number of shares	60,909,315	9,500,000	—	2	70,409,317

Series A shares issued on February 13, 2019, net of issuance costs (in USD)	54,391	—	—	—	54,391
Number of shares	5,500,000	—	—	—	5,500,000

Balance as of March 31, 2019 (in USD)	477,408	90,238	—	—	567,646
Number of shares	66,409,315	9,500,000	—	2	75,909,317

Note 20. Provisions

	Successor – March 31, 2019	Successor – December 31, 2018
Non-Current
Asset retirement obligation	15,841	15,430
Environmental remediation	657	756

Total Non-current provision	16,498	16,186

	Successor – March 31, 2019	Successor – December 31, 2018
Current
Environmental remediation	2,616	2,968
Asset retirement obligation	823	823
Provisions for contingencies	304	349

Total Current provisions	3,743	4,140

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 21. Salaries and social security payable

	Successor – March 31, 2019	Successor – December 31, 2018
Current
Salaries and social security contributions	2,082	925
Short-term employee benefits	1,207	1,052
Provision for gratifications and bonus	872	4,371

Total current	4,161	6,348

Note 22. Other taxes and royalties payable

	Successor – March 31, 2019	Successor – December 31, 2018
Current
Royalties	5,125	5,467
Tax withholdings payable	967	909
Value added tax	209	—
Turnover tax	—	139
Other	219	—

Total current	6,520	6,515

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 23. Accounts payable and accrued liabilities

	Successor – March 31, 2019	Successor – December 31, 2018
Non-Current
Accrued liabilities:
Extraordinary canon on SGIC	1,003	1,008
Total non-current accounts payable and accrued liabilities	1,003	1,008

Current
Accounts payable:
Suppliers	61,038	73,609
Total current accounts payable	61,038	73,609
Accrued liabilities:
Concession extension of—Bajada del Palo payable	—	7,899
Extraordinary canon on SGIC	1,145	769
Balances with joint operations	463	1,023
Directors’ fees	1,375	1,034

Total current accrued liabilities	2,983	10,725

Total current accounts payable and accrued liabilities	64,021	84,334

Due to the short-term nature of the current payables and other payables, their carrying amount is considered to be the same as their fair value. The carrying amount of the non-current accrued liabilities does not differ significantly from its fair value.

Note 24. Related parties transactions and balances

Note 2.3 to the Company’s annual financial statements as of December 31, 2018 provides information about the Group’s structure, including details of the subsidiaries of the holding company (Successor) and the Predecessor Company.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period.

	Consolidated – Successor For the period ended March 31, 2019	Predecessor For the period ended March 31, 2018
Revenue from crude oil
Pampa Energía S.A. (former Parent of PELSA)	—	31,501
Revenue from natural gas
Pampa Energía S.A. (former Parent of PELSA)	—	2,647
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	7,726
Exploitation services
Veta Escondida y Rincón de Aranda U.T.E. (Joint operation in which the former parent of PELSA participate)	—	32
Purchases of goods and services
Riverstone Vista Capital Partners L.P.	9	—
Pampa Energía S.A. (former Parent of PELSA)	—	(546)
Selling expenses
Pampa Comercializadora S.A. (Subsidiary of the former Parent of PELSA)	—	(91)
Oleoductos del Valle S.A. (Subsidiary of the former Parent of PELSA)	—	(610)

Balances with related parties:

	Successor – March 31, 2019	Successor – December 31, 2018
Other receivables
Riverstone Vista Capital Partners L.P.	195	186

Outstanding balances at the period-end/year-end are unsecured and interest free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables. For the period beginning January 1, 2019 through March 31, 2019 (Successor) and from January 1, 2018 through March 31, 2018 (Predecessor), the Group has not recorded any impairment of receivables relating to amounts owed by related parties. This assessment is undertaken at each period-end through examining the financial position of the related party and the market in which the related party operates.

There are no other related party transactions.

VISTA OIL & GAS, S.A.B. DE C.V. (SUCCESSOR) AND

PETROLERA ENTRE LOMAS SOCIEDAD ANÓNIMA (PREDECESSOR)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2019 (SUCCESSOR) AND TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2018 (PREDECESSOR)

(In thousands of U.S. Dollars, unless otherwise specified)

Note 25. Commitments and contingencies

For a description of the Company’s investment commitments regarding their oil and gas properties, see Notes 27 and 29.4 to the 2018 annual financial statements. There were no material changes to the commitments and contingencies reported in those financial statements.

Note 26. Business Combinations

There were no business combinations during the period ended March 31, 2019. Refer to Note 31 to the annual financial statements for further details on the 2018 business combinations.

Note 27. Events after the reporting period

The Company has evaluated events subsequent to March 31, 2019 in order to assess the need for potential recognition or disclosure in these interim condensed consolidated financial statements. The Company assessed such events until April 25, 2019, the date these interim condensed consolidated financial statements were available to be issued. Based on this evaluation, it was determined that there were no subsequent events requiring recognition or disclosure in these unaudited interim condensed consolidated financial statements.

10,000,000 Series A Shares

Vista Oil & Gas, S.A.B. de C.V.

PROSPECTUS

Joint Global Coordinators and Joint Bookrunners

Citigroup	Credit Suisse

Joint Bookrunners

Itau BBA	Morgan Stanley	Santander

Through and including August 19, 2019 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.